The information in this prospectus supplement is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


          Subject to completion and amendment, dated January 4, 2007


PROSPECTUS SUPPLEMENT DATED January [o], 2007
(to Prospectus dated January [o], 2007)


                                     $[o]
                           Granite Master Issuer plc
                                Issuing Entity


                  $[o] series 2007-1 callable class 1A1 notes
                  $[o] series 2007-1 callable class 2A1 notes
                  $[o] series 2007-1 callable class 3A1 notes
                  $[o] series 2007-1 callable class 4A1 notes
                  $[o] series 2007-1 callable class 1B1 notes
                  $[o] series 2007-1 callable class 2B1 notes
                  $[o] series 2007-1 callable class 1M1 notes
                  $[o] series 2007-1 callable class 2M1 notes
                  $[o] series 2007-1 callable class 1C1 notes
                  $[o] series 2007-1 callable class 2C1 notes


     The offering in respect of this series 2007-1 comprises the following classes of notes:

                                                                                                    Net
                                                           Price   Underwriters'                  Proceeds
                                                             to      Management                  to Issuing
              Initial                                      Public       and      Underwriters'   Entity per
             Principal                                       per   Underwriting     Selling        Class of         Final
  Class        Amount              Interest Rate(1)         Note        Fee       Commission        Notes      Maturity Date
Class 1A1       $[o]       One-month USD LIBOR + [o]% p.a.  [o]%        [o]%          [o]%           $[o]     [December 2030]
Class 2A1       $[o]     Three-month USD LIBOR + [o]% p.a.  [o]%        [o]%          [o]%           $[o]     [December 2054]
Class 3A1       $[o]     Three-month USD LIBOR + [o]% p.a.  [o]%        [o]%          [o]%           $[o]     [December 2054]
Class 4A1       $[o]     Three-month USD LIBOR + [o]% p.a.  [o]%        [o]%          [o]%           $[o]     [December 2054]
Class 1B1       $[o]     Three-month USD LIBOR + [o]% p.a.  [o]%        [o]%          [o]%           $[o]     [December 2054]
Class 2B1       $[o]     Three-month USD LIBOR + [o]% p.a.  [o]%        [o]%          [o]%           $[o]     [December 2054]
Class 1M1       $[o]     Three-month USD LIBOR + [o]% p.a.  [o]%        [o]%          [o]%           $[o]     [December 2054]
Class 2M1       $[o]     Three-month USD LIBOR + [o]% p.a.  [o]%        [o]%          [o]%           $[o]     [December 2054]
Class 1C1       $[o]     Three-month USD LIBOR + [o]% p.a.  [o]%        [o]%          [o]%           $[o]     [December 2054]
Class 2C1       $[o]     Three-month USD LIBOR + [o]% p.a.  [o]%        [o]%          [o]%           $[o]     [December 2054]
             ---------                                              ----------   -------------    ----------
Total:          $[o]                                                    [o]%          [o]%           $[o]

-------------

(1) One-month USD LIBOR and three-month USD LIBOR will be determined as described under "Summary - Interest" in this prospectus supplement and "Description of the US Notes - 4. Interest" in the accompanying prospectus.

         The series 2007-1 callable class 1A1 notes, series 2007-1 callable class 2A1 notes, series 2007-1 callable class 3A1 notes, series 2007-1 callable class 4A1 notes, series 2007-1 callable class 1B1 notes, series 2007-1 callable class 2B1 notes, series 2007-1 callable class 1M1 notes, series 2007-1 callable class 2M1 notes, series 2007-1 callable class 1C1 notes and series 2007-1 callable class 2C1 notes (the "offered notes") are part of the series 2007-1 issuance of notes by Granite Master Issuer plc.

         Interest on, and principal of, (i) the series 2007-1 class 1A1 notes will be paid monthly on the 20th day of each calendar month, beginning in February 2007, and (ii) all other classes of offered notes will be paid quarterly on the 20th day of each March, June, September and December of each calendar year, beginning in March 2007.

         YOU SHOULD REVIEW AND CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE S-15 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 31 OF THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.

         Application will be made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the offered notes during the period of twelve months from the date of this prospectus supplement to be admitted to the official list maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange plc for such notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.

         The offered notes are not insured or guaranteed by any United States, United Kingdom or any other governmental agency or instrumentality. The offered notes are obligations of Granite Master Issuer plc only and are not obligations of any other person or entity. The primary asset securing the offered notes is a loan made by Granite Master Issuer plc to Granite Finance Funding 2 Limited, which in turn is secured by a beneficial interest in a portfolio of residential mortgage loans secured by properties located in England and Wales and Scotland.

         Northern Rock plc is the sponsor in relation to Granite Master Issuer plc's note issuance program.

         Granite Finance Funding 2 Limited is the depositor in relation to Granite Master Issuer plc's note issuance program.

         The offered notes will have the benefit of certain internal credit support, such as the availability of reserve funds and subordination of certain note classes to other note classes as described in the summary of this prospectus supplement and under "Credit structure" and "Risk factors" in the prospectus.

         The offered notes will also have the benefit of the following derivative instruments: (i) the Funding 2 basis rate swaps entered into between Northern Rock plc, as basis rate swap provider, and Funding 2, and
(ii) the issuer swaps to be entered into between the issuing entity and [o], as the issuer swap provider in respect of the offered notes.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The underwriters or affiliates of certain underwriters will pay and subscribe for the offered notes at the price per note stated in the table above. The proceeds (net of management and underwriting fees and selling commissions) to the issuing entity from the sale of the offered notes is expected to be approximately $[o].

                              Underwriters

       Citigroup              Deutsche Bank                Morgan Stanley

    Barclays Capital            JPMorgan                   Lehman Brothers
     Merrill Lynch                                       UBS Investment Bank

                               TABLE OF CONTENTS



Prospectus Supplement                            Page

Summary...........................................S-4
Risk factors.....................................S-15
US dollar presentation...........................S-16
Controlled redemption dates......................S-17
Maturity and repayment considerations............S-19
The Funding 2 basis rate swap provider...........S-21
The issuer swap provider.........................S-22
Underwriting.....................................S-23
Legal matters....................................S-32
ANNEX A-1  The cut-off date mortgage
portfolio........................................A-1-1
ANNEX A-2  Characteristics of the United
Kingdom residential mortgage market..............A-2-1
ANNEX B  Loan tranches.............................B-1
ANNEX C  Start-up loan tranche.....................C-1
ANNEX D  Static pool data..........................D-1


Prospectus                                        Page

Summary of prospectus................................6
Fees................................................30
Risk factors........................................31
Defined Terms.......................................62
The issuing entity..................................63
Use of proceeds.....................................65
Northern Rock plc...................................66
Funding 2...........................................68
The mortgages trustee...............................69
Holdings............................................70
GPCH Limited........................................71
Funding issuing entities............................72
The Funding 2 security trustee, note trustee and
the issuer security trustee.........................73
Affiliations and certain relationships and related
transactions of transaction parties.................74
Issuance of notes...................................75
The mortgage loans..................................80
Certain characteristics of the United Kingdom
residential mortgage market........................104
The servicer and the administration agreement......110
Assignment of the mortgage loans and related
security...........................................121
The mortgages trust................................132
The global intercompany loan agreement.............151
Cashflows..........................................156
Credit structure...................................181
The swap agreements................................192
Cash management for the mortgages trustee and
Funding 2..........................................197
Cash management for the issuing entity.............201
Security for Funding 2's obligations...............203
Security for the issuing entity's obligations......208
Description of the trust deed......................212
The notes..........................................214
Description of the US notes........................219
Material legal aspects of the mortgage loans and
the related security...............................245
Material United Kingdom tax consequences...........251
Material United States tax consequences............254
Material Jersey (Channel Islands) tax
considerations.....................................259
ERISA considerations...............................260
Enforcement of foreign judgments in England
and Wales..........................................263
United States legal investment considerations......264
Legal matters......................................265
Underwriting.......................................266
Reports to noteholders.............................268
Listing and general information....................269
Glossary...........................................272
Index of principal terms...........................298

        Important notice about information presented in this prospectus supplement and the accompanying prospectus

      We provide information to you about the offered notes in two separate documents that progressively provide more detail: this prospectus supplement and the accompanying prospectus. This prospectus supplement provides the specific terms of the offered notes. The prospectus provides general information about each series and class of notes issued by Granite Master Issuer plc, including information on the mortgages trust and the global intercompany loan which is essential to understanding how principal of and interest on the offered notes is expected to be paid. Most of the information provided in the prospectus does not appear in this prospectus supplement.

      This prospectus supplement contains information about the series and classes of notes offered hereby that supplements the information contained in the prospectus, and you should rely on that supplementary information in this prospectus supplement for the particular terms of the offered notes. Consequently, you should carefully read both the prospectus and the prospectus supplement before you purchase any of the offered notes.

      In deciding whether to purchase any offered notes you should rely solely on the information in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference. We have not authorized anyone to give you different information about the offered notes. The information in this prospectus supplement and the accompanying prospectus is only accurate as of the dates on their respective covers.

      This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

      Neither this prospectus supplement nor the prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various material agreements and other documents referred to in this prospectus supplement and the prospectus. You may obtain copies of these documents for review. See "Incorporation by Reference" and "Where You Can Find More Information" in the prospectus.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these documents where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      To facilitate your review of this prospectus supplement we have included definitions of certain defined terms used in this prospectus supplement and the accompanying prospectus under the caption "Glossary" in the accompanying prospectus. We have also included an index of principal terms on page 298 in the accompanying prospectus. The index of principal terms lists the pages where terms used in this prospectus supplement or the accompanying prospectus are first defined.

      References in this prospectus supplement to "we", "us" or the "issuing entity" mean Granite Master Issuer plc and references to "you" mean potential investors in the offered notes.

                                    Summary

      This summary highlights selected information from this prospectus supplement and does not contain all of the information you may need to make an informed investment decision. To understand all of the terms of an offering of the offered notes, you should read this entire prospectus supplement and the accompanying prospectus before you purchase any offered notes.

Issuing entity                              Granite Master Issuer plc

Securities offered                          The issuing entity will issue $[o] series 2007-1 callable class
                                            1A1 notes, $[o] series 2007-1 callable class 2A1 notes, $[o]
                                            series 2007-1 callable class 3A1 notes, $[o] series 2007-1 callable class 4A1 notes, $[o] series 2007-1 callable class 1B1 notes, $[o] series 2007-1 callable class 2B1 notes, $[o] series
                                            2007-1 callable class 1M1 notes, $[o] series 2007-1 callable class
                                            2M1 notes, $[o] series 2007-1 callable class 1C1 notes and $[o]
                                            series 2007-1 callable class 2C1 notes (collectively, the "offered notes").

                                            The offered notes are part of our series 2007-1 issuance of notes.
                                            The offered notes are issued by us and are solely our obligations.
                                            The series 2007-1 notes also include other sub-classes of class A notes, class B notes, class M notes and class C notes which are not being offered hereby. The sub-classes of the series 2007-1 notes not offered hereby are described under "- Other issuing entity notes". Only the offered notes are being offered pursuant to the prospectus and this prospectus supplement.

                                            We expect to issue other series of notes in the future of various classes. These notes, including additional class A notes, class B notes, class M notes and class C notes, may have interest rates, note payment dates, repayment terms and other characteristics that differ from the offered notes. You will not receive prior notice of any future issuance of notes and will not be asked for your consent to any such issuance. However, any future issuance of notes, as well as material changes in the solicitation,
                                            credit-granting, underwriting, origination or pool selection criteria used to originate or select new mortgage loans to be assigned to the mortgages trust, will be reported in our periodic reports on Form 10-D. You may access such reports as described under "Where you can find more information".

Sponsor                                     Northern Rock plc

Seller, originator, servicer,               Northern Rock plc
issuer cash manager and
Funding 2 basis rate swap
Provider

Depositor                                   Granite Finance Funding 2 Limited

Note trustee and issuer security            The Bank of New York, acting through its London branch at 40th
trustee                                     Floor, One Canada Square, London E14 5AL

Note payment dates                          Interest on, and principal of, the offered notes, will be paid (i)
                                            in respect of the series 2007-1 class 1A1 notes, monthly on the
                                            20th day of each calendar month (each a "monthly note payment date") in each year up to and including the final maturity date, and (ii) in respect of all other classes of offered



                                                     S-4

                                            notes, quarterly on the 20th of each March, June, September and
                                            December (each a "quarterly note payment date") in each year up to and including the final maturity date or, following the earlier to occur of the step-up date (if applicable) and a pass-through trigger event (as defined below), monthly on each monthly payment date up to and including the final maturity date (or, in each case, if such day is not a business day, the next succeeding business day).

                                            A "pass-through trigger event" means the occurrence of any of the following: (a) a trigger event, (b) the service of an issuer enforcement notice by the note trustee on the issuing entity or
                                            (c) the service of a Funding 2 intercompany loan enforcement notice by the Funding 2 security trustee on the issuing entity.
                                            See "Risk factors - The occurrence of an asset trigger event or enforcement of the issuer security or the Funding 2 security may accelerate the repayment of certain notes and/or delay the repayment of other notes" and "Risk factors - The occurrence of a pass-through trigger event may accelerate the repayment of certain notes and/or delay the repayment of other notes" in the
                                            prospectus.

First note payment date                     For the series 2007-1 class 1A1 notes, the note payment date falling in February 2007.

                                            For all other classes of offered notes, the note payment date falling in March 2007.

Closing date                                January [24], 2007.

Interest                                    Interest on the offered notes will be paid on each monthly and quarterly note payment date (as applicable) up to and including the final maturity date.

                                            Each class of offered notes will accrue interest at the annual rate specified on the cover of this prospectus supplement up to
                                            (but excluding) the note payment date designated as the step-date
                                            (the "step-up date") for that class. The step-up date for the series 2007-1 class 3A1 notes and series 2007-1 class 4A1 notes is
                                            June 2012. The step-up date for all other classes of offered notes is June 2010. From (and including) the step-up date, offered notes will accrue interest at an annual rate as follows:

                                            Class                    Interest Rate
                                            ------------------------------------------------------------------
                                            Class 1A1                One-month USD LIBOR + [o]% p.a.
                                            Class 2A1                One-month USD LIBOR + [o]% p.a.
                                            Class 3A1                One-month USD LIBOR + [o]% p.a.
                                            Class 4A1                One-month USD LIBOR + [o]% p.a.
                                            Class 1B1                One-month USD LIBOR + [o]% p.a.
                                            Class 2B1                One-month USD LIBOR + [o]% p.a.
                                            Class 1M1                One-month USD LIBOR + [o]% p.a.
                                            Class 2M1                One-month USD LIBOR + [o]% p.a.
                                            Class 1C1                One-month USD LIBOR + [o]% p.a.
                                            Class 2C1                One-month USD LIBOR + [o]% p.a.

                                            Interest on the offered notes will accrue from the closing date and will be calculated on the basis of a day count fraction of actual/360.



                                                     S-5

                                            On each interest determination date, the rate of interest payable in respect of each class of offered notes will be determined by the agent bank on the following basis:

                                            (a)  in respect of the first interest period, (i) for the series
                                                 2007-1 class 1A1 notes, the linear interpolation of the
                                                 arithmetic mean of the offered quotations to leading banks for three-week dollar deposits and the arithmetic mean of the offered quotations to leading banks for one-month dollar
                                                 deposits in the London inter-bank market, and (ii) for all other classes of offered notes, the linear interpolation of the arithmetic mean of the offered quotations to leading
                                                 banks for one-month dollar deposits and the arithmetic mean of the offered quotations to leading banks for two-month
                                                 dollar deposits (in each case, rounded upwards, if necessary, to five decimal places); and

                                            (b)  in respect of subsequent interest periods, for each class of offered notes, the offered quotations to leading banks for US dollar deposits for a period equal to the relevant interest period or, following the earlier to occur of the step-up date
                                                 (if applicable) and a pass-through trigger event, one-month
                                                 USD LIBOR,

                                                 in each case by reference to the display as quoted on the
                                                 Reuters Monitor Money Rates Service at the page designated as
                                                 LIBOR01. If Reuters Page LIBOR01 stops providing these
                                                 quotations, a replacement page for the purposes of displaying this information will be used. If the replacement page stops displaying the information, another service as determined by us (with the approval of the note trustee, in its sole
                                                 discretion) will be used. This is called the "screen rate"
                                                 for the respective classes of offered notes. The "interest determination date" for the offered notes means the second
                                                 London business day before the first day of an interest
                                                 period.

Principal                                   We expect to repay the principal amount outstanding of each class of the offered notes (other than the series 2007-1 class 2B1 notes, the series 2007-1 class 2M1 notes and the series 2007-1 class 2C1 notes) on the controlled redemption dates for each such class in an amount up to the controlled amortization amount as set forth under "Controlled redemption dates" in this prospectus supplement. We expect to repay the principal amount outstanding of the series 2007-1 class 2B1 notes, the series 2007-1 class 2M1 notes and the series 2007-1 class 2C1 notes on the final maturity date for such classes of offered notes. We are obliged to make such payments if we have funds available for that purpose. If the principal amount outstanding of any class of the offered notes
                                            (other than the series 2007-1 class 2B1 notes, the series 2007-1 class 2M1 notes and the series 2007-1 class 2C1 notes) is not repaid in full on the final controlled redemption date for such class, noteholders generally will not have any remedies against us until the final maturity date of such classes of the offered notes. In that



                                                     S-6

                                            case, any such class of notes, subject to the principal payment rules described under "Cashflows - Distribution of Funding 2 principal receipts prior to the enforcement of the Funding 2 security" in the prospectus, will receive payments of principal to the extent of the shortfall on each note payment date thereafter in the amounts, and to the extent available, until repaid in full.

                                            Principal of the offered notes may be repaid earlier than expected if a trigger event or an event of default occurs in respect of these notes. See "Maturity and repayment considerations" below and
                                            "The mortgages trust - Mortgages trust allocation and distribution of mortgages trustee principal receipts on or after the occurrence of a trigger event" in the prospectus.

Redemption/payment  basis                   All classes of offered notes (other than the series 2007-1 class
                                            2B1 notes, the series 2007-1 class 2M1 notes and the series 2007-1 class 2C1 notes) are controlled amortization notes.

Controlled redemption dates                 In respect of each class of offered notes (other than the series
                                            2007-1 class 2B1 notes, the series 2007-1 class 2M1 notes and the series 2007-1 class 2C1 notes), the note payment dates on which principal repayments are scheduled to be made are set out in
                                            "Controlled redemption dates" in this prospectus supplement.

Pass-through notes                          In respect of the series 2007-1 class 2B1 notes, the series 2007-1 class 2M1 notes and the series 2007-1 class 2C1 notes, principal will be repaid on the final maturity date specified for such classes of offered notes on the cover of this prospectus
                                            supplement.

Issuance of future series and               The offered notes (and any future series and class of notes)
class of notes                              issued by us are (and will be) subject to the satisfaction of the issuance tests, which are set out under "Issuance of notes -
                                            Issuance" in the prospectus. In particular, a note will be issued only if there is sufficient credit enhancement in the form of outstanding subordinated loan tranches and reserves or other forms of credit enhancement, equal to or greater than the required subordination amount for each outstanding class of notes. The required subordination percentage for each class of notes, which is used to calculate the required subordination amount for such class of notes, is set forth below.

                                            The issuing entity may at any time, subject to certain conditions, change the required subordinated percentage for any class of notes, or the method of calculating the amounts of subordination, without your consent or the consent of any other noteholders if the rating agencies confirm that such change will not negatively affect the ratings of any outstanding notes. See "Risk Factors -
                                            The required subordination for a class of notes may be changed" in the prospectus.

Subordination and credit                    The class A required subordinated percentage is [11.60]%, the
enhancement                                 class B required subordinated percentage is [8.30]%, the class M required subordinated percentage is [5.11]% and the class C required subordinated percentage is [1.85]%.



                                                     S-7

                                            Payments of principal of, and interest on, the junior classes of the series 2007-1 notes are subordinated to payments of principal of, and interest on, the more senior classes of the series 2007-1 notes, including amounts of principal to be credited to the cash accumulation sub-ledgers of those more senior classes of notes. In addition, amounts of principal otherwise available to pay
                                            principal of the junior classes of the series 2007-1 notes may be used to pay interest on more senior classes of notes. See "Summary of prospectus - Payment priority and ranking of the notes" and
                                            "Credit Structure - Use of Funding 2 principal receipts to pay
                                            Funding 2 income deficiency" in the prospectus.

                                            Payments of principal of the offered notes will be deferred on the note payment dates on which such principal payment is scheduled to be made if at such time such principal payments are needed to provide the required subordination for more senior classes of notes. Any such deferral of principal repayments will continue until the required subordination for such senior classes is restored through repayment of the senior classes or the issuance of sufficient additional subordinate notes. See "Risk factors -
                                            Payments of class B, class M, class C and class D notes may be delayed or reduced in certain circumstances" in the prospectus.

Target reserve required amount              (GBP)[521,687,500]

Programme reserve required                    1.65%
percentage

Arrears or step-up trigger event            An "arrears or step-up trigger" event occurs when (i) the
                                            outstanding principal balance of the mortgage loans in arrears for more than 90 days divided by the outstanding principal balance of all of the mortgage loans in the mortgages trust (expressed as a percentage) exceeds 2% or (ii) the issuing entity fails to exercise its option to redeem any of its notes on the relevant step-up date pursuant to the terms and conditions of such notes.

                                            If an arrears or step-up trigger event has occurred under item (i)
                                            only of the arrears and step-up trigger event definition, then the
                                            Funding 2 reserve fund increased amount will be
                                            (GBP)[23,000,000].

                                            If an arrears or step-up trigger event has occurred under item
                                            (ii) only of the arrears and step-up trigger event definition, then the Funding 2 reserve fund increased amount will be
                                            (GBP)[23,000,000].

                                            If an arrears or step-up trigger event has occurred under items
                                            (i) and (ii) of the arrears and step-up trigger event definition, then the Funding 2 reserve fund increased amount will be
                                            (GBP)[46,000,000].

Losses                                      Losses on the mortgage loans may reduce the amount of principal available to repay principal of the series 2007-1 notes. Losses on the mortgage loans will be allocated to the classes of notes in inverse order of seniority, beginning with the class C notes. No losses will be allocated to the series 2007-1 class A notes until the aggregate amount of losses exceeds the principal amount outstanding of each class of



                                                     S-8

                                            notes junior to the series 2007-1 class A notes. See "The
                                            mortgages trust - Losses" and "Credit Structure - Principal deficiency ledger" in the prospectus.

Optional redemption by the                  We have the right to redeem the offered notes at their aggregate
issuing entity                              principal amount outstanding, together with any accrued and unpaid interest in respect thereof on the following dates:

                                            o    on any note payment date on which the aggregate principal
                                                 amount outstanding of the offered notes and all other classes of the series 2007-1 notes is less than 10% of the initial outstanding principal amount of the offered notes and all
                                                 other classes of the series 2007-1 notes; or

                                            o    on the note payment date falling in June 2012 and on any note payment date thereafter, in the case of the series 2007-1
                                                 class 3A1 notes and series 2007-1 class 4A1 notes and on the note payment date falling in June 2010 and on any note
                                                 payment date thereafter, in the case of all other classes of offered notes.

                                            Further, we may redeem the offered notes for tax and other reasons and in certain other circumstances as more fully described under
                                            "Description of the US notes - 5. Redemption, purchase and cancellation" in the prospectus.

Security for the notes                      The offered notes are secured primarily by our rights under the global intercompany loan agreement. In addition, we have granted security for the benefit of noteholders over our bank accounts.
                                            See "Security for the issuing entity's obligations" in the prospectus.

The series 2007-1 loan tranches             We have entered into a global intercompany loan agreement with
                                            Funding 2. The proceeds of the offered notes will fund the relevant series 2007-1 loan tranches. The principal terms of such series 2007-1 loan tranches are set out in Annex B to this prospectus supplement. A description of the global intercompany loan is set forth in the prospectus under "The global intercompany loan agreement".

Events of default                           The offered notes are subject to certain events of default described under "Description of the US notes" in the prospectus.

Limited recourse                            The only sources of payment for principal of or interest on the offered notes are:

                                            o    repayments of principal of the relevant series 2007-1 loan tranches of the global intercompany loan;

                                            o    funds in the issuer transaction account that are allocable to the offered notes; and

                                            o    amounts available to be drawn under the issuer reserve fund, subject to the limits and conditions on



                                                     S-9

                                            the  purposes for which the issuer reserve fund may be utilized.

The mortgages trust                         Each series 2007-1 loan tranche is a tranche of the global intercompany loan made by us to Funding 2. Funding 2 will secure its obligation to repay the global intercompany loan by granting security over its beneficial interest in the mortgages trust. The assets of the mortgages trust consist primarily of mortgage loans originated by the seller secured over residential property located in England, Wales and Scotland. The mortgage loans included in the trust property are randomly selected from the seller's portfolio of mortgage loans that meet the seller's lending criteria for inclusion in the mortgages trust. These criteria are discussed in the prospectus under "Assignment of the mortgage loans and related security" in the prospectus. The seller has given representations and warranties to the mortgages trustee in the mortgage sale agreement that, among other things, the mortgage loans have been originated in accordance with the seller's lending criteria in effect at the time of origination. If a mortgage loan (including any personal secured loan) or its related security does not materially comply on the date of its assignment with the
                                            representations and warranties given by the seller under the mortgage sale agreement and the seller does not remedy such breach within 28 days of receiving written notice of such breach from any of the mortgages trustee, the Funding beneficiaries or the Funding security trustees, then the seller must repurchase from the mortgages trustee (i) the relevant mortgage loan and its related security and (ii) any other mortgage loans (including any personal secured loans) of the relevant borrower and their related security that are included in the mortgage portfolio.

                                            The seller may assign new mortgage loans and their related security to the mortgages trustee in order to increase or maintain the trust property. The seller may also increase the size of the trust property from time to time in connection with an issue of new notes by us, the proceeds of which are applied ultimately to fund the acquisition (by assignment) of the new mortgage loans and their related security by the mortgages trustee, or to comply with the seller's obligations under the mortgage sale agreement as described under "Assignment of the mortgage loans and related security - Assignment of new mortgage loans and their related security in the prospectus" in the prospectus.

                                            When new mortgage loans are assigned to the mortgages trustee, the trust property will increase accordingly. Depending on the circumstances, the increase in the trust property may result in an increase in the seller share of the trust property, the Funding share and/or the Funding 2 share of the trust property. For a description of how adjustments are made to the seller share of the trust property and the Funding share and Funding 2 share of the trust property, see "The mortgages trust" in the prospectus.

                                            The aggregated outstanding current balance of mortgage loans in the mortgages trust as at the cut-off date was
                                            (GBP)49,053,502,400.73. See Annex A-1 to this prospectus
                                            supplement for detailed statistical and other information on the mortgage loans.



                                                     S-10

Issuer accounts                             The issuer transaction account and the issuer GIC account.

Other issuing entity notes                  The series 2007-1 notes are the ninth series of notes issued by
                                            us. Only the offered notes are being offered by this prospectus supplement and the accompanying prospectus. On or about the closing date, the issuing entity will also issue the series 2007-1 callable class 1A2 notes, the series 2007-1 callable class 1A3 notes, the series 2007-1 callable class 3A2 notes, the series
                                            2007-1 callable class 5A1 notes, the series 2007-1 callable class
                                            6A1 notes, the series 2007-1 callable class 3B1 notes, the series
                                            2007-1 callable class 3B2 notes, the series 2007-1 callable class
                                            3M1 notes, the series 2007-1 callable class 3M2 notes, the series
                                            2007-1 callable class 2C2 notes, the series 2007-1 callable class
                                            2C3 notes, the series 2007-1 callable class 3C1 notes and the series 2007-1 callable class 3C2 notes, which are not being offered hereby. As of the closing date, the aggregate principal amount outstanding of notes issued by us (converted, where applicable, into sterling at the applicable specified currency exchange rate), including the offered notes, will be:

                                            class A                        (GBP)[o]
                                            class B                        (GBP)[o]
                                            class M                        (GBP)[o]
                                            class C                        (GBP)[o]

                                            As used herein, "specified currency exchange rate" means, in relation to a series and class of notes, the exchange rate specified in the issuer swap agreement relating to such series and class of notes or, if the issuer swap agreement has been
                                            terminated, the applicable spot rate.

                                            As of the date of this prospectus supplement, the aggregate principal amount outstanding of notes issued by each Funding issuing entity identified below (converted, where applicable, into sterling at the applicable currency exchange rate) is:

                                            (1) Granite Mortgages 01-1 plc, (GBP)546,383,432;

                                            (2) Granite Mortgages 02-1 plc, (GBP)1,129,780,604;

                                            (3) Granite Mortgages 02-2 plc, (GBP)1,345,350,898;

                                            (4) Granite Mortgages 03-1 plc, (GBP)1,741,541,908;

                                            (5) Granite Mortgages 03-2 plc, (GBP)1,237,472,466;

                                            (6) Granite Mortgages 03-3 plc, (GBP)1,121,988,128;

                                            (7) Granite Mortgages 04-1 plc, (GBP)1,853,234,649;

                                            (8) Granite Mortgages 04-2 plc, (GBP)2,053,136,171; and

                                            (9) Granite Mortgages 04-3 plc, (GBP)2,424,107,729.

                                            All notes issued by Granite Mortgages 01-2 plc were redeemed in full on the note payment date falling in October 2006.



                                                     S-11

                                            We are not a Funding issuing entity. For a description of the
                                            Funding issuing entities, see "Funding issuing entities" in the prospectus.

Use of proceeds                             The gross proceeds from the issue of the series 2007-1 notes will equal approximately $[o] and (after exchanging, where applicable, the proceeds of the notes for sterling, calculated at an exchange rate of (GBP)1.00 = $[o]) will be used by the issuing entity to make available loan tranches to Funding 2 pursuant to the terms of the global intercompany loan agreement. Funding 2 will use the gross proceeds of each loan tranche to make a further contribution to the mortgages trustee.

Stock exchange listing                      Application will be made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the offered notes issued during the period of twelve months from the date of this prospectus supplement to be admitted to the official list
                                            maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange plc for such notes to be admitted to trading on the London Stock Exchange's Gilt Edged and
                                            Fixed Interest Market.

Ratings                                     It is a condition of the issuance of the offered notes that they be assigned on the closing date the following ratings by Standards
                                            & Poor's, Moody's and Fitch, respectively:

                                            Class                          Ratings
                                            Class 1A1                      AAA/Aaa/AAA
                                            Class 2A1                      AAA/Aaa/AAA
                                            Class 3A1                      AAA/Aaa/AAA
                                            Class 4A1                      AAA/Aaa/AAA
                                            Class 1B1                      AA/Aa3/AA
                                            Class 2B1                      AA/Aa3/AA
                                            Class 1M1                      A/A2/A
                                            Class 2M1                      A/A2/A
                                            Class 1C1                      BBB/Baa2/BBB
                                            Class 2C1                      BBB/Baa2/BBB

                                            See "Summary - Ratings on the notes" and "Risk Factors - Ratings assigned to the notes may be lowered or withdrawn after you purchase the notes, which may lower the market value of the notes"
                                            in the prospectus.

Funding 2 basis rate swaps                  The mortgage loans in the mortgage portfolio pay interest at a variety of rates, for example at rates linked either to the seller's standard variable rate or linked to an interest rate other than the seller's standard variable rate as specified in the prospectus. The amount of revenue receipts that Funding 2 receives on the mortgage portfolio will fluctuate according to the interest rates applicable to the mortgage loans in the mortgages trust. The amount of interest payable by Funding 2 to us under the loan tranches advanced pursuant to the global intercompany loan agreement, from which amount we will fund, among other things, our payment obligations under the issuer swaps and the notes, will generally be calculated by reference to an interest rate based upon three-month LIBOR, but will be payable in monthly
                                            instalments.



                                                     S-12

                                            To hedge its exposure against the possible variance between the foregoing interest rates, Funding 2 entered into the Funding 2 basis rate swaps with the Funding 2 basis rate swap provider on the Funding 2 program date. See "The swap agreements - The Funding
                                            2 basis rate swaps" in the prospectus.

Issuer swaps                                In respect of each class of offered notes, we will enter into a currency swap transaction with an issuer swap provider in order to hedge against any variance between the interest received by us under the global intercompany loan agreement, which will be related to sterling LIBOR and paid in sterling, and the interest which is payable on the offered notes, and to hedge against fluctuations in the exchange rate in respect of principal received under the global intercompany loan agreement, which will be paid in sterling, and principal which we are obliged to repay in dollars on the offered notes. See "The swap agreements - The issuer swaps" in the prospectus and "The issuer swap provider" in this prospectus supplement.

Start-up loan tranche                       Pursuant to the NR start-up loan agreement, Northern Rock has agreed to make available to us start-up loan tranches. Each start-up loan tranche will be used to fund (in whole or in part)
                                            the issuer reserve fund and to meet cost and expenses incurred by
                                            Funding 2 and us as more fully described under "Credit structure -
                                            Start-up loans" in the accompanying prospectus. On the closing date, Northern Rock will make available to us a start-up loan tranche, the principal terms of which are set out in Annex C to this prospectus supplement.

Denominations                               The offered notes will be issued in minimum denominations of
                                            $100,000 and integral multiples of $1,000 in excess thereof.

Material United States tax                  As more fully discussed in the accompanying prospectus, in the
consequences                                opinion of Sidley Austin LLP, US federal income tax counsel to
                                            Northern Rock, the class A, class B and class M offered notes will be treated as debt for US federal income tax purposes and the class C offered notes should be treated as debt for US federal income tax purposes. Further, in the opinion of US federal income tax counsel to Northern Rock, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding 2 and the issuing entity will not be subject to US federal income tax. For a description of the principal US federal income tax consequences of the purchase, ownership and disposition of the offered notes, see
                                            "Material United States tax consequences" in the prospectus.

ERISA considerations for investors          The offered notes will be eligible for purchase by employee benefit and other plans subject to Section 406 of ERISA or Section
                                            4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, subject to consideration of the issues described in the prospectus under "ERISA considerations".

United States legal investment              None of the offered notes is a "mortgage related security"



                                                     S-13

considerations                              under the United States Secondary Mortgage Market Enhancement Act
                                            of 1984, as amended. See "United States legal investment
                                            considerations" in the prospectus.

Payment and delivery                        No later than 10:00 a.m. (Eastern Standard Time) on the Closing
                                            Date, we will (a) cause the global note certificate for each of the offered notes to be registered in the name of Cede & Co. as nominee for DTC for credit on the closing date to the account of the lead underwriters with DTC or to such other account with DTC as the lead underwriters may direct, and (b) deliver the global note certificate for each of the offered notes duly executed on our behalf and authenticated in accordance with the issuer paying agent and agent bank agreement to Citibank N.A., as custodian for
                                            DTC.

                                            Against delivery of the offered notes (i) the underwriters will pay to the lead underwriters the gross underwriting proceeds for the offered notes and (ii) the lead underwriters will pay to us or to a third party, as directed by us, the gross underwriting proceeds for the offered notes.

Clearing and settlement                     It is expected that on the closing date the offered notes will be accepted for clearance through DTC, Clearstream Luxembourg and
                                            Euroclear under the following CUSIP numbers, common codes and
                                            ISINs:

Class of Notes                               CUSIP                   ISIN                          Common Code
series 2007-1 class 1A1 notes                [o]                     [o]                                   [o]
series 2007-1 class 2A1 notes                [o]                     [o]                                   [o]
series 2007-1 class 3A1 notes                [o]                     [o]                                   [o]
series 2007-1 class 4A1 notes                [o]                     [o]                                   [o]
series 2007-1 class 1B1 notes                [o]                     [o]                                   [o]
series 2007-1 class 2B1 notes                [o]                     [o]                                   [o]
series 2007-1 class 1M1 notes                [o]                     [o]                                   [o]
series 2007-1 class 2M1 notes                [o]                     [o]                                   [o]
series 2007-1 class 1C1 notes                [o]                     [o]                                   [o]
series 2007-1 class 2C1 notes                [o]                     [o]                                   [o]

Reports to noteholders                      The servicer will prepare annual and monthly reports that will contain information about the offered notes as more fully
                                            described under "Reports to noteholders" in the prospectus.

                                            The issuing entity will file with the SEC annual reports on Form
                                            10-K, periodic reports on Form 10-D and reports on Form 8-K about the mortgages trust. See "Where You Can Find More Information" in the prospectus.

                                 Risk factors

      The information under "Risk factors" in the accompanying prospectus identifies the principal risks associated with an investment in the offered notes. Before investing in the offered notes, you should read such section closely and consider the risks carefully.

                            US dollar presentation

      Translations of pounds sterling into US dollars have been made at the rates specified in this prospectus supplement. Use of each such specified rate does not mean that pound sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.

      References throughout this prospectus supplement to "(GBP)" or "pounds" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

      References in this prospectus supplement to "US$", "USD", "$", "US dollars" or "dollars" are to the lawful currency of the United States of America.


                   Sterling/US dollar exchange rate history*

                           January 1,
                                 2006
                              through                     Years ended December 31
                         December 11,      -----------------------------------------------------------
                                 2006            2005            2004            2003            2002
-------------    --------------------      ----------      ----------      ----------      ----------
Last(1)                        1.9582          1.7230          1.9181          1.7858          1.6100
Average(2)                     1.8370          1.8196          1.8334          1.6358          1.5038
High                           1.9815          1.9291          1.9467          1.7858          1.6100
Low                            1.7199          1.7142          1.7559          1.5541          1.4082

-------------
Notes
(1) Last is the closing exchange rate on the last operating business day of each of the periods indicated, years commencing from January 1 or the next operating business day.
(2)  Average is the average daily exchange rate during the period.


                                      December 1,
                                             2006
                                          through        November         October       September          August
                                December 11, 2006            2006            2006            2006            2006
-------------                --------------------      ----------      ----------      ----------      ----------
High                                       1.9815          1.9661          1.9074          1.9070          1.9080
Low                                        1.9548          1.8886          1.8536          1.8653          1.8763

----------------
*   Source: Bloomberg (New York composite rates)

                          Controlled redemption dates

      The "controlled amortization amount" for each class of offered notes (other than the series 2007-1 class 2B1 notes, the series 2007-1 class 2M1 notes and the series 2007-1 class 2C1 notes) for any note payment date set forth below (each such date, a "controlled redemption date") is an amount equal to the amount which we would be required to repay in respect of such class of offered notes so that on that controlled redemption date the aggregate principal amount outstanding of such class of offered notes has been reduced to (but is not less than) the stated amount or "target balance" set out in the following table:


Controlled redemption   Target balance for series  Target balance for series  Target balance for series   Target balance for series
  date occurring in      2007-1 class 1A1 notes      2007-1 class 2A1 notes     2007-1 class 3A1 notes      2007-1 class 4A1 notes
----------------------  -------------------------  -------------------------  -------------------------   -------------------------
                           (GBP)            ($)      (GBP)            ($)        (GBP)            ($)         (GBP)         ($)
                        ----------         ------  ----------       --------   ----------        ------   -----------      --------
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]
[o]                         [o]             [o]       [o]             [o]         [o]             [o]          [o]          [o]

      The target balances for the offered notes which are stated in US dollars in the above table have been calculated based upon the specified currency exchange rate under the issuer swaps for the offered notes of (GBP)1 = $[o].

Controlled redemption   Target balance for series  Target balance for series  Target balance for series
  date occurring in      2007-1 class 1B1 notes      2007-1 class 1M1 notes     2007-1 class 1C1 notes
----------------------  -------------------------  -------------------------  -------------------------
                           (GBP)            ($)      (GBP)            ($)        (GBP)            ($)
                        ----------         ------  ----------       --------  ----------         ------
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]
[o]                         [o]             [o]       [o]             [o]         [o]            [o]

      The target balances for the offered notes which are stated in US dollars in the above table have been calculated based upon the specified currency exchange rate under the issuer swaps for the offered notes of (GBP)1 = $[o].

                     Maturity and repayment considerations

      The average lives of each class of the offered notes cannot be stated because the actual rate of repayment of the mortgage loans and redemption of the mortgage loans and a number of other relevant factors are unknown. Calculations of the possible average lives of each class of the offered notes can be made, however, based on certain assumptions. The assumptions used to calculate the possible average lives of each class of the offered notes in the following table include that:

      (1) each series and class of notes is repaid in full by its final maturity date;

      (2) neither the issuer security nor the Funding 2 security is enforced;

      (3) the aggregate current balance of mortgage loans in the mortgages trust will not fall below an amount equal to the product of 1.05 and the principal amount outstanding of all notes of the issuing entity and the Funding issuing entities at any time after giving effect to principal distributions;

      (4)   no asset trigger event or non-asset trigger event occurs;

      (5) no event occurs (including, but not limited to, the failure to comply with the repayment tests), that would cause payments on each class of the offered notes to be deferred;

      (6) the issuing entity exercises its option to redeem each class of the offered notes on the step-up date, if applicable, relating to such notes;

      (7)   the offered notes are issued on January [24], 2007;

      (8) each payment made by the issuing entity to the noteholders is paid on the 20th day of the relevant month in which such payment is payable, regardless of whether such date is a business day;

      (9) no interest or fees are paid from mortgages trustee principal receipts, Funding 2 available principal receipts or issuer available principal receipts;

      (10) the mortgage loans are not subject to any defaults or losses, and no mortgage loan falls into arrears; and

      (11) the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller continue to be rated at least "A2" by Moody's, "A+" by Fitch and "A" by Standard & Poor's.

      Assumptions (1), (6) and (7) reflect the issuing entity's current expectations, although no assurance can be given that repayment of the notes will occur as described. Assumptions (2) through (5) and (9) through (11) relate to unpredictable circumstances.

CPR and average lives of the offered notes

      Based upon the foregoing assumptions, the approximate average lives of the offered notes, at various constant payment rates for the mortgage loans, would be as follows:

                          Possible        Possible        Possible       Possible        Possible        Possible
                      average life    average life    average life   average life    average life    average life
                     of the series   of the series   of the series  of the series   of the series   of the series
Constant              2007-1 class    2007-1 class    2007-1 class   2007-1 class    2007-1 class    2007-1 class
payment rate             1A1 notes       2A1 notes       3A1 notes      4A1 notes       1B1 notes       2B1 notes
(% per annum)              (years)         (years)         (years)        (years)         (years)         (years)
-----------------    -------------   -------------   -------------  -------------   -------------   -------------
5%                             [o]             [o]             [o]            [o]             [o]             [o]
10%                            [o]             [o]             [o]            [o]             [o]             [o]
15%                            [o]             [o]             [o]            [o]             [o]             [o]
20%                            [o]             [o]             [o]            [o]             [o]             [o]
25%                            [o]             [o]             [o]            [o]             [o]             [o]
30%                            [o]             [o]             [o]            [o]             [o]             [o]





                     Possible average life   Possible average life       Possible average   Possible average life
Constant              of the series 2007-1    of the series 2007-1     life of the series    of the series 2007-1
payment rate               class 1M1 notes         class 2M1 notes       2007-1 class 1C1         class 2C1 notes
(% per annum)                      (years)                 (years)          notes (years)                 (years)
------------------   ---------------------   ---------------------     ------------------   ---------------------
5%                                     [o]                     [o]                    [o]                     [o]
10%                                    [o]                     [o]                    [o]                     [o]
15%                                    [o]                     [o]                    [o]                     [o]
20%                                    [o]                     [o]                    [o]                     [o]
25%                                    [o]                     [o]                    [o]                     [o]
30%                                    [o]                     [o]                    [o]                     [o]



      The average lives of each class of the offered notes are subject to factors largely outside the control of the issuing entity and consequently no assurance can be given that these assumptions and estimates are realistic. They must therefore be viewed with considerable caution. For more information relating to the risks involved in the use of these estimated average lives, see "Risk factors - The yield to maturity of the notes may be adversely affected by prepayments or redemptions on the mortgage loans or repurchases of mortgage loans by the seller" in the prospectus.

CPR and yields to maturity of the offered notes

      The offered notes are all floating rate notes. Consequently, variations in constant payment rates for the mortgage loans should not have an effect on the yield to maturity of the offered notes when purchased at par.

                    The Funding 2 basis rate swap provider

      Information in respect of the Funding 2 basis rate swap provider and the Funding 2 basis rate swaps is provided in the accompanying prospectus (see "The swap agreements - The Funding 2 basis rate swaps").

      The sponsor has determined that the significance percentage for the Funding 2 basis rate swaps is less than 10%.

      The significance percentage of the Funding 2 basis rate swaps is the percentage equivalent of (i) the amount of a reasonable good-faith estimate of maximum probable exposure (made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar derivative instruments) divided by (ii) the aggregate principal balance of the mortgage loans in the mortgage portfolio.

                           The issuer swap provider

      The sponsor has determined that the significance percentage for the issuer swap in respect of the offered notes is [less than 10%] [10% but less than 20%] [20% or more].

      The significance percentage of the issuer swap in respect of the offered notes is the percentage equivalent of (i) the amount of a reasonable good-faith estimate of maximum probable exposure (made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar derivative instruments) divided by (ii) the aggregate principal amount of such classes of offered notes.

      [Disclosure with respect to the issuer swap provider to be included following selection of the issuer swap provider, including appropriate financial disclosure as contemplated in Item 1115 of Regulation AB if the significance percentage is 10% or more.]

      Except for the information provided in the preceding [o] paragraphs, [name of issuer swap provider and any affiliated entity described in this section] have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

                                 Underwriting

United States

      We have agreed to sell, and Citigroup Global Markets Limited, Deutsche Bank Securities Inc. and Morgan Stanley & Co. International Limited (the "lead underwriters") and the other underwriters for the notes listed in the following table have agreed to purchase, the principal amount of those offered notes listed in that table. The terms of these purchases are governed by an underwriting agreement among us, the lead underwriters and the underwriters.

                                                                                                        Principal
                                                                                                    amount of the
                                                                                                    series 2007-1
Underwriters of the series 2007-1 class 1A1 notes                                                 class 1A1 notes
------------------------------------------------------------------------------------------   --------------------
Citigroup Global Markets Limited                                                                             $[o]
Deutsche Bank Securities Inc.                                                                                $[o]
Morgan Stanley & Co. International Limited                                                                   $[o]
Barclays Capital Inc.                                                                                        $[o]
J.P. Morgan Securities Inc.                                                                                  $[o]
Lehman Brothers Inc.                                                                                         $[o]
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                                           $[o]
UBS Securities LLC                                                                                           $[o]
                                                                                             --------------------
Total:                                                                                                       $[o]
                                                                                             ====================


                                                                                                        Principal
                                                                                                    amount of the
                                                                                                    series 2007-1
Underwriters of the series 2007-1 class 2A1 notes                                                 class 2A1 notes
------------------------------------------------------------------------------------------   --------------------
Citigroup Global Markets Limited                                                                             $[o]
Deutsche Bank Securities Inc.                                                                                $[o]
Morgan Stanley & Co. International Limited                                                                   $[o]
Barclays Capital Inc.                                                                                        $[o]
J.P. Morgan Securities Inc.                                                                                  $[o]
Lehman Brothers Inc.                                                                                         $[o]
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                                           $[o]
UBS Securities LLC                                                                                           $[o]
                                                                                             --------------------
Total:                                                                                                       $[o]
                                                                                             ====================




                                                                                                        Principal
                                                                                                    amount of the
                                                                                                    series 2007-1
Underwriters of the series 2007-1 class 3A1 notes                                                 class 3A1 notes
------------------------------------------------------------------------------------------   --------------------
Citigroup Global Markets Limited                                                                             $[o]
Deutsche Bank Securities Inc.                                                                                $[o]
Morgan Stanley & Co. International Limited                                                                   $[o]
Barclays Capital Inc.                                                                                        $[o]
J.P. Morgan Securities Inc.                                                                                  $[o]
Lehman Brothers Inc.                                                                                         $[o]
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                                           $[o]
UBS Securities LLC                                                                                           $[o]
                                                                                             --------------------
Total:                                                                                                       $[o]
                                                                                             ====================



                                     S-23

                                                                                                        Principal
                                                                                                    amount of the
                                                                                                    series 2007-1
Underwriters of the series 2007-1 class 4A1 notes                                                 class 4A1 notes
------------------------------------------------------------------------------------------   --------------------
Citigroup Global Markets Limited                                                                             $[o]
Deutsche Bank Securities Inc.                                                                                $[o]
Morgan Stanley & Co. International Limited                                                                   $[o]
Barclays Capital Inc.                                                                                        $[o]
J.P. Morgan Securities Inc.                                                                                  $[o]
Lehman Brothers Inc.                                                                                         $[o]
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                                           $[o]
UBS Securities LLC                                                                                           $[o]
                                                                                             --------------------
Total:                                                                                                       $[o]
                                                                                             ====================
                                                                                                             $[o]






                                                                                                        Principal
                                                                                                    amount of the
                                                                                                    series 2007-1
Underwriters of the series 2007-1 class 1B1 note                                                  class 1B1 notes
------------------------------------------------------------------------------------------   --------------------
Citigroup Global Markets Limited                                                                             $[o]
Deutsche Bank Securities Inc.                                                                                $[o]
Morgan Stanley & Co. International Limited                                                                   $[o]
                                                                                             --------------------
Total:                                                                                                       $[o]
                                                                                             ====================



                                                                                                        Principal
                                                                                                    amount of the
                                                                                                    series 2007-1
Underwriters of the series 2007-1 class 2B1 note                                                  class 2B1 notes
------------------------------------------------------------------------------------------   --------------------
Citigroup Global Markets Limited                                                                             $[o]
Deutsche Bank Securities Inc.                                                                                $[o]
Morgan Stanley & Co. International Limited                                                                   $[o]
                                                                                             --------------------
Total:                                                                                                       $[o]
                                                                                             ====================

                                                                                                        Principal
                                                                                                    amount of the
                                                                                                    series 2007-1
Underwriters of the series 2007-1 class 1M1 note                                                  class 1M1 notes
------------------------------------------------------------------------------------------   --------------------
Citigroup Global Markets Limited                                                                             $[o]
Deutsche Bank Securities Inc.                                                                                $[o]
Morgan Stanley & Co. International Limited                                                                   $[o]
                                                                                             --------------------
Total:                                                                                                       $[o]
                                                                                             ====================



                                     S-24

                                                                                                        Principal
                                                                                                    amount of the
                                                                                                    series 2007-1
Underwriters of the series 2007-1 class 2M1 notes                                                 class 2M1 notes
------------------------------------------------------------------------------------------   --------------------
Citigroup Global Markets Limited                                                                             $[o]
Deutsche Bank Securities Inc.                                                                                $[o]
Morgan Stanley & Co. International Limited                                                                   $[o]
                                                                                             --------------------
Total:                                                                                                       $[o]
                                                                                             ====================



                                                                                                        Principal
                                                                                                    amount of the
                                                                                                    series 2007-1
Underwriters of the series 2007-1 class 1C1 notes                                                 class 1C1 notes
------------------------------------------------------------------------------------------   --------------------
Citigroup Global Markets Limited                                                                             $[o]
Deutsche Bank Securities Inc.                                                                                $[o]
Morgan Stanley & Co. International Limited                                                                   $[o]
                                                                                             --------------------
Total:                                                                                                       $[o]
                                                                                             ====================

                                                                                                        Principal
                                                                                                    amount of the
                                                                                                    series 2007-1
Underwriters of the series 2007-1 class 2C1 notes                                                 class 2C1 notes
------------------------------------------------------------------------------------------   --------------------
Citigroup Global Markets Limited                                                                             $[o]
Deutsche Bank Securities Inc.                                                                                $[o]
Morgan Stanley & Co. International Limited                                                                   $[o]
                                                                                             --------------------
Total:                                                                                                       $[o]
                                                                                             ====================

      The price to the public as a percentage of the principal balance of the offered notes will be [o]%.

      We have agreed to pay to the underwriters in respect of each class of offered notes a selling commission and a management and underwriting fee (in each case based on the aggregate principal amount of such class of offered notes) as set forth in the table below:


                                                 Selling         Management and
Class of Offered Notes                        Commission       Underwriting Fee
------------------------------------   -----------------       ----------------
Class 1A1                                           [o]%                   [o]%
Class 2A1                                           [o]%                   [o]%
Class 3A1                                           [o]%                   [o]%
Class 4A1                                           [o]%                   [o]%
Class 1B1                                           [o]%                   [o]%
Class 2B1                                           [o]%                   [o]%
Class 1M1                                           [o]%                   [o]%
Class 2M1                                           [o]%                   [o]%
Class 1C1                                           [o]%                   [o]%
Class 2C1                                           [o]%                   [o]%

                                       -----------------       ----------------
Total:                                              [o]%                   [o]%
                                       =================       ================


      The lead underwriters of the offered notes have advised us that the underwriters propose initially to offer the offered notes to the public at the offering price stated on the cover page of this prospectus supplement, and to some dealers at that price, less a concession not in excess of [o]% per series 2007-1 class 1A1 note, [o]% per series 2007-1 class 2A1 note, [o]% per series 2007-1 class 3A1 note, [o]% per series 2007-1 class 4A1 note, [o]% per series 2007-1 class 1B1 note, [o]% per series 2007-1 class 2B1 note, [o]% per series 2007-1 class 1M1 note, [o]% per series 2007-1 class 2M1 note, [o]% per series 2007-1 class 1C1 note and [o]% per series 2007-1 class 2C1 note. The underwriters may allow, and those dealers may reallow, a concession not in excess of [o]% per series 2007-1 class 1A1 note, [o]% per series 2007-1 class 2A1 note, [o]% per series 2007-1 class 3A1 note, [o]% per series 2007-1 class 4A1 note, [o]% per series 2007-1 class 1B1 note, [o]% per series 2007-1 class 2B1 note, [o]% per series 2007-1 class 1M1 note, [o]% per series 2007-1 class 2M1 note, [o]% per series 2007-1 class 1C1 note and [o]% per series 2007-1 class 2C1 note to certain other brokers and dealers.

      Additional out-of-pocket expenses (other than underwriting fees and commissions stated above) solely in relation to the offered notes are estimated to be approximately $[o].

France

      Each underwriter will represent and agree that it has not offered or sold and will not offer or sell, directly or indirectly, offered notes to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus or any other offering material relating to the offered notes, and that such offers, sales and distributions have been and will be made in France only to (a) providers of investment services relating to portfolio management for the account of third parties, and/or (b) qualified investors (investisseurs qualifies), all as defined in, and in accordance with, articles L.411-1, L.411-2 and D.411-1 of the French Code monetaire et financier.

The Netherlands

      The underwriters have represented and agreed that they have not and will not, directly or indirectly, offer, sell, transfer or deliver any offered notes as part of their initial distribution or at any time thereafter (including rights representing an interest in a global note) to individuals or legal entities who or which are established, domiciled or have their residence in The Netherlands ("Dutch Residents") other than to the following entities (hereinafter referred to as "Professional Market Parties" or "PMPs") provided they acquire the offered notes for their own account and trade or invest in securities in the conduct of a business or profession:

      (a) anyone who is subject to supervision of the Dutch Central Bank, the Dutch Authority for the Financial Markets or a supervisory authority from another member state and who is authorised to be active on the financial markets;

      (b) anyone who otherwise performs a regulated activity on the financial markets;

      (c) the State of the Netherlands, the Dutch Central Bank, a foreign central government body, a foreign central bank, Dutch regional and local governments and comparable foreign decentralised government bodies, international treaty organisations and supranational organisations;

      (d) a company or entity which, according to its last annual (consolidated) accounts, meets at least two of the following three criteria: an average number of employees during the financial year of at least 250, a total balance sheet of at least
            (euro)43,000,000 and an annual net turnover of at least
            (euro)50,000,000;

      (e) a company or entity with its statutory seat in the Netherlands other than a company as referred to in (d) above, which has requested the Dutch Authority for the Financial Markets to be treated as a professional market party;

      (f) a natural person, living in the Netherlands, who has requested the Dutch Authority for the Financial Markets to be treated as a professional market party, and who meets at least two of the following three criteria: the person has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten per quarter over the previous four quarters; the size of the securities portfolio is at least

            (euro)500,000 and the person works or has worked for at least one year in the financial sector in a professional position which requires knowledge of securities investment;

      (g)   a company or entity whose only purpose is investing in securities;

      (h) a company or entity whose purpose is to acquire assets and issue asset backed securities;

      (i)   an enterprise or entity with total assets of at least
            (euro)500,000,000 (or the equivalent thereof in another currency) as per the balance sheet as of the year end preceding the obtaining of the repayable funds;

      (j)   an enterprise, entity or individual with net assets of at least
            (euro)10,000,000 (or the equivalent thereof in another currency) as of the year end preceding the obtaining of the repayable funds who has been active in the financial markets on average twice a month over a period of at least two consecutive years preceding the obtaining of the repayable funds;

      (k)   a subsidiary of any of the persons or entities referred to under
            (a)-(h) above, provided such subsidiaries are subject to consolidated supervision; and

      (l) an enterprise or entity which has a rating from a rating agency that, in the opinion of the Dutch Central Bank, has sufficient expertise, or which issues securities that have a rating from a rating agency that, in the opinion of the Dutch Central Bank, has sufficient expertise.

Ireland

      Each of the underwriters has represented and agreed that:

      (a) it will not underwrite the issue of, or place, the offered notes, otherwise than in conformity with the provisions of the Irish Investment Intermediaries Act 1995 (as amended), including, without limitation, Sections 9 and 23 thereof and any codes of conduct rules made under Section 37 thereof and the provisions of the Investor Compensation Act 1998;

      (b) it will not underwrite the issue of, or place, the offered notes, otherwise than in conformity with the provisions of the Irish Central Bank Acts 1942 - 1999 (as amended) and any codes of conduct rules made under Section 117(1) thereof;

      (c) it will not underwrite the issue of, or place, or do anything in Ireland in respect of the offered notes otherwise than in conformity with the provisions of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules issued under Section 51 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005, by the Irish Central Bank and Financial Services Regulatory Authority ("IFSRA"); and

      (d) it will not underwrite the issue of, place or otherwise act in Ireland in respect of the offered notes, otherwise than in conformity with the provisions of the Irish Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued under
            Section 34 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005 by IFSRA.

Italy

      Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent, and agree that the offering of the offered notes has not been cleared by CONSOB (the "Italian Securities Exchange Commission") pursuant to Italian securities legislation and, accordingly, no offered notes may be offered, sold or delivered by it, nor may copies of this prospectus supplement or of any other document relating to the offered notes be distributed by it in the Republic of Italy, except:

      (i)   to professional investors (operatori qualificati), as defined in
            Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July 1998, as amended; or

      (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998 (the "Financial Services Act") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14 May 1999, as amended.

      Any offer, sale or delivery of the offered notes or distribution of copies of this prospectus supplement or any other document relating to the offered notes in the Republic of Italy under (i) or (ii) above must be:

      (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1 September 1993, as amended from time to time (the "Banking Act");

      (b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics; and

      (c)   in accordance with any other applicable laws and regulations.

Germany

      Each underwriter will represent and agree that the offered notes have not been and will not be offered or sold or publicly promoted or advertised by it in the Federal Republic of Germany other than in compliance with the provisions of the German Securities Prospectus Act (Wertpapierprospektgesetz) June 22, 2005, or of any other laws applicable in the Federal Republic of Germany governing the offer and sale of securities. Each underwriter will also represent and agree that it shall not offer or sell offered notes in the Federal Republic of Germany in a manner which could result in the issuing entity being subject to any license requirement under the German Banking Act (Kreditwesengesetz).

Sweden

      Each underwriter will represent and agree that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy offered notes or distribute any draft or definite document in relation to any such offer, invitation or sale except in circumstances that will not result in a requirement to prepare a prospectus pursuant to the provisions of the Swedish Financial Instruments Trading Act (lag (1991:980) om handel med finansiella instrument).

Norway

      Each underwriter will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Kingdom of Norway any offered notes other than to persons who are registered with the Oslo Stock Exchange as professional investors.

Belgium

      The prospectus and related documents are not intended to constitute a public offer in Belgium and may not be distributed to the Belgian public. The Belgian Commission for Banking, Finance and Insurance has not reviewed nor approved this (these) document(s) or commented as to its (their) accuracy or adequacy or recommended or endorsed the purchase of offered notes.

      Each underwriter will represent and agree that it will not:

      (a) offer for sale, sell or market in Belgium such offered notes by means of a public offer within the meaning of the law of June 16, 2006 on the public offer of investment instruments and the admission to trading of investment instruments on a regulated market; or

      (b) sell offered notes to any person qualifying as a consumer within the meaning of Article 1.7 of the Belgian law of July 14, 1991 on consumer protection and trade practices unless such sale is made in compliance with this law and its implementing regulation.

Spain

      Each underwriter will represent and agree that offered notes may not be offered or sold in Spain by means of a public offer as defined and construed in Chapter I of Title III of Law 24/1988, of 28 July, on the Securities Act (as amended by Royal Decree Law 5/2005 of 11 March and related legislation). This prospectus has not been registered with the Comision Nacional del Mercado de Valores ("CNMV") and therefore it is not intended for any public offer of Notes in Spain.

Japan

      The offered notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law").

      Each underwriter will agree that, except pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan, it will not, directly or indirectly, offer or sell any offered notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to any person or entity for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan.

Republic of Korea

      Each underwriter will represent and agree that offered notes have not been and will not be offered, delivered or sold directly or indirectly in Korea or to any resident of Korea or to others for re-offering or resale directly or indirectly in Korea or to any resident of Korea except as otherwise permitted under applicable Korean laws and regulations. Each underwriter will undertake to ensure that any securities dealer to which it sells offered notes confirms that it is purchasing such offered notes as principal and agrees with such underwriter that it will comply with the restrictions described above.

Hong Kong

      Each underwriter will represent and agree that:

      (1) it has not offered or sold, and will not offer or sell, in Hong Kong, by means of any document, any offered notes other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or which do not constitute an offer to the public thereunder; and

      (2) it has not issued, or had in its possession for the purpose of issue and will not issue or have in its possession for the purpose of issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation, or document relating to the offered notes which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the offered notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

      This prospectus supplement has not been registered with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the "Securities and Futures Act"). Accordingly, each underwriter will represent and agree that the offered notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any offered notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

      Each of the following relevant persons specified in Section 275 of the Securities and Futures Act which has subscribed or purchased offered notes, namely a person who is:

      (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

      (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

      should note that shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the offered notes under Section 275 of the Securities and Futures Act except:

      (i) to an institutional investor under Section 274 of the Securities and Futures Act or to a relevant person, or any person pursuant to
            Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act;

      (ii)  where no consideration is given for the transfer; or

      (iii) by operation of law.

Taiwan

      Each underwriter will represent and agree that the offered notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan, the Republic of China through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of Taiwan, the Republic of China that requires a registration or approval of the Financial Supervisory Commission of Taiwan, the Republic of China. No person or entity in Taiwan, the Republic of China has been authorised to offer or sell the offered notes in Taiwan, the Republic of China.

People's Republic of China

      Each underwriter will represent and agree that neither it nor any of its affiliates has offered or sold or will offer or sell any of the offered notes in the People's Republic of China (excluding Hong Kong, Macau and Taiwan, the "PRC") as part of the initial distribution of the offered notes.

      This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities in the PRC to any person to whom it is unlawful to make the offer or solicitation in the PRC.

      The Issuer does not represent that this prospectus may be lawfully distributed, or that any offered notes may be lawfully offered, in compliance with any applicable registration or other requirements in the PRC, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the Issuer which would permit a public offering of any offered notes or distribution of this document in the PRC. Accordingly, the offered notes are not being offered or sold within the PRC by means of this prospectus or any other document. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with any applicable laws and regulations.

                                 Legal matters

      Certain matters of English law and United States law regarding the notes, including matters relating to the validity of the issuance of the notes, will be passed upon for Northern Rock by Sidley Austin (UK) LLP. Certain matters of United States law regarding matters of United States federal income tax law with respect to the offered notes will be passed upon for Northern Rock by Sidley Austin LLP, New York. Certain matters of English law and United States law will be passed upon for the underwriters by Allen & Overy LLP, London.

                                   ANNEX A-1

                      The cut-off date mortgage portfolio

      The information provided in this Annex A-1 constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement.

      The statistical and other information contained herein has been compiled by reference to the mortgage loans in the mortgage portfolio securing the notes as of November 30, 2006 (the "cut-off date"). The U.S. dollar figures set forth in the tables below have been calculated based on the currency exchange rate of (GBP)1 = $1.9562 and have been rounded to the nearest cent following their conversion from pounds sterling. Columns stating percentage amounts may not add to 100% due to rounding. A mortgage loan will have been removed from any additional mortgage portfolio (which comprises a portion of the cut-off date portfolio) if, in the period up to (and including) the assignment date related to such additional mortgage portfolio, the mortgage loan is repaid in full or if the mortgage loan does not comply with the terms of the mortgage sale agreement on or about the applicable assignment date. Once such mortgage loans are removed, the seller will then randomly select from the mortgage loans remaining in the additional mortgage portfolio those mortgage loans to be assigned on the applicable assignment date once the determination has been made as to the anticipated principal balances of the notes to be issued and the corresponding size of the trust that would be required ultimately to support payments on the notes. The mortgage loans in the mortgages trust are selected on the basis of the seller's lending criteria set forth in the mortgage sale agreement. The material aspects of such lending criteria are described under "The mortgage loans - Origination of the mortgage loans" in the accompanying prospectus. Standardized credit scoring is not used in the UK mortgage market. For an indication of the credit quality of borrowers in respect of the mortgage loans investors may refer to such lending criteria and to the historical performance of the mortgage loans in the mortgages trust in this Annex A-1 and in Annex D. One significant indicator of obligor credit quality is arrears and losses. The information presented under "Arrears and loss experience" on page A-1-10 in this Annex A-1 reflects the arrears and losses experience of the mortgage portfolio as at the dates indicated. Any material change to the seller's lending criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under "Arrears and loss experience", will be reported by the seller on periodic reports filed with the SEC on Form 10-D. It is not expected that the characteristics of the mortgage portfolio as of the closing date will differ materially from the characteristics of the cut-off date mortgage portfolio.

      The cut-off date mortgage portfolio was drawn up as at the cut-off date and comprised 448,213 mortgage loans having an aggregate current balance of
(GBP)49,053,502,400.73 as at that date. The seller originated the mortgage loans in the cut-off date mortgage portfolio between July 1, 1995 and October 31, 2006 (save for the Scottish mortgage loans in the cut-off date mortgage portfolio, which were originated by the seller between July 1, 2001 and October 31, 2006).

      The borrowers in respect of 399,276 of the mortgage loans in the cut-off date mortgage portfolio (or 89.06% of the aggregate current balance of the mortgage loans as of the cut-off date) have agreed to have their monthly mortgage payments to the seller directly debited from their bank accounts.

      227,875 mortgage loans in the cut-off date mortgage portfolio (or 56.97% of the aggregate current balance of the mortgage loans as of the cut-off date) were fixed rate mortgage loans. The remaining 220,338 mortgage loans in the cut-off date mortgage portfolio (or 43.03% of the aggregate current balance of the mortgage loans as of the cut-off date) were standard variable rate mortgage loans, discounted variable rate mortgage loans, "Together", "Together Connections", "Connections" and flexible capped rate mortgage loans, as described below.

      423,174 of the mortgage loans in the cut-off date mortgage portfolio (or 96.61% of the aggregate current balance of the mortgage loans as of the cut-off date) were flexible mortgage loans, 149,016 of which (or 29.04% of the aggregate current balance of the mortgage loans as of the cut-of-date) were Together mortgage loans.

      As of the cut-off date, the seller's standard variable rate for existing and new borrowers was 6.84% per annum.



                                     A-1-1

Types of property


                                                                                                Number of
                                     Aggregate current     Aggregate current                     mortgage
Type of property                         balance (GBP)         balance (US$)    % of total          loans     % of total
-----------------------------        -----------------     -----------------    ----------      ---------     ----------
Detached Bungalow                     1,485,082,745.59      2,905,118,866.92         3.03%         11,818          2.64%
Detached House                       10,625,190,064.77     20,784,996,804.70        21.66%         69,790         15.57%
Flat                                  5,829,802,382.30     11,404,259,420.26        11.88%         58,689         13.09%
Maisonette                              758,968,075.64      1,484,693,349.57         1.55%          6,492          1.45%
New Property                             18,426,285.41         36,045,499.52         0.04%            131          0.03%
Other                                 1,849,639,436.55      3,618,264,665.78         3.77%         17,413          3.88%
Semi Detached Bungalow                  640,314,914.37      1,252,584,035.49         1.31%          6,833          1.52%
Purpose Built Flat                       30,229,405.63         59,134,763.29         0.06%            587          0.13%
Semi Detached House                  12,831,126,528.11     25,100,249,714.29        26.16%        120,843         26.96%
Terraced House                       14,984,722,562.36     29,313,114,276.49        30.55%        155,617         34.72%
                                     -----------------     -----------------    ----------      ---------     ----------
Total                                49,053,502,400.73     95,958,461,396.31       100.00%        448,213        100.00%
                                     =================     =================    ==========      =========     ==========



Expected seasoning of mortgage loans at closing

      The following table shows length of time since the mortgage loans were originated as of the expected closing date.


                                                                                                  Number of
                                   Aggregate current       Aggregate current                       mortgage
Months                                 balance (GBP)           balance (US$)    % of total            loans     % of total
-----------------------------      -----------------       -----------------    ----------        ---------     ----------
0 to 6                              4,660,847,391.77        9,117,549,667.78         9.50%         36,934          8.24%
6 to 12                             9,859,085,902.85       19,286,343,843.16        20.10%         81,340         18.15%
12 to 18                            9,141,734,102.78       17,883,060,251.86        18.64%         77,475         17.29%
18 to 24                            6,798,716,563.27       13,299,649,341.07        13.86%         58,886         13.14%
24 to 30                            4,889,901,065.69        9,565,624,464.70         9.97%         43,271          9.65%
30 to 36                            3,225,494,802.27        6,309,712,932.20         6.58%         29,047          6.48%
36 to 42                            2,544,230,393.21        4,977,023,495.20         5.19%         22,711          5.07%
42 to 48                            2,372,369,285.02        4,640,828,795.36         4.84%         23,653          5.28%
48 to 54                            1,627,312,983.98        3,183,349,659.26         3.32%         18,026          4.02%
54 to 60                            1,171,289,596.67        2,291,276,709.01         2.39%         14,560          3.25%
60 to 66                              665,971,057.91        1,302,772,583.48         1.36%          9,041          2.02%
66 to 72                              445,142,801.95          870,788,349.17         0.91%          6,304          1.41%
72 to 78                              317,080,294.48          620,272,472.06         0.65%          4,677          1.04%
78 to 84                              227,386,568.67          444,813,605.63         0.46%          3,538          0.79%
84 to 90                              185,737,523.31          363,339,743.10         0.38%          2,851          0.64%
90 to 96                              180,720,560.54          353,525,560.53         0.37%          2,756          0.61%
96 to 102                             125,686,328.52          245,867,595.85         0.26%          2,018          0.45%
102 to 108                            214,540,668.50          419,684,455.72         0.44%          3,256          0.73%
108 to 114                            104,876,381.62          205,159,177.73         0.21%          1,775          0.40%
114 to 120                             89,551,704.64          175,181,044.62         0.18%          1,785          0.40%
120 to 126                             65,690,960.77          128,504,657.46         0.13%          1,374          0.31%
126 to 132                             78,715,027.86          153,982,337.50         0.16%          1,622          0.36%
132 to 138                             49,240,235.01           96,323,747.73         0.10%          1,042          0.23%
138 to 144                             12,180,199.44           23,826,906.14         0.02%            271          0.06%
                                   -----------------       -----------------    ----------      ---------     ----------
Total                              49,053,502,400.73       95,958,461,396.31       100.00%        448,213        100.00%
                                   =================       =================    ==========      =========     ==========



      The weighted average seasoning of mortgage loans as of the closing date is expected to be 24.77 months. The maximum seasoning of mortgage loans as of the closing date is expected to be 138.84 months and the minimum seasoning of the mortgage loans as of the closing date is expected to be 3.85 months.



                                     A-1-2

Years to maturity at closing

                                                                                                Number of
                                  Aggregate current          Aggregate current                   mortgage
Years to maturity                     balance (GBP)              balance (US$)  % of total          loans     % of total
----------------------------      -----------------          -----------------  ----------      ---------     ----------
0 to 5                               290,740,825.11             568,747,202.08       0.59%          6,477          1.45%
5 to 10                            2,350,713,152.35           4,598,465,068.63       4.79%         29,678          6.62%
10 to 15                           4,241,147,042.40           8,296,531,844.34       8.65%         44,758          9.99%
15 to 20                           8,664,668,746.86          16,949,825,002.61      17.66%         79,381         17.71%
20 to 25                          23,678,393,577.48          46,319,673,516.27      48.27%        197,144         43.98%
25 to 30                           6,325,740,017.20          12,374,412,621.65      12.90%         58,266         13.00%
30 to 35                           3,500,769,471.98           6,848,205,241.09       7.14%         32,497          7.25%
35 to 40                               1,329,567.35               2,600,899.65       0.00%             12          0.00%
                                  -----------------          -----------------  ----------      ---------     ----------
Total                             49,053,502,400.73          95,958,461,396.31     100.00%        448,213        100.00%
                                  =================          =================  ==========      =========     ==========


      The weighted average remaining term of the mortgage loans as of the closing date is expected to be 21.79 years and the maximum remaining term as of the closing date is expected to be 35.50 years.

Geographical distribution of mortgaged properties

      The following table shows the distribution of mortgaged properties securing the mortgage loans throughout England, Wales and Scotland as of the cut-off date. No mortgaged properties are situated outside England, Wales or Scotland. The geographical location of a mortgaged property securing a mortgage loan has no impact upon the seller's lending criteria and credit scoring tests.

                                                                                                Number of
                                Aggregate current          Aggregate current                     mortgage
Region                              balance (GBP)              balance (US$)    % of total          loans     % of total
----------------------------    -----------------          -----------------    ----------      ---------     ----------
East Anglia                      1,103,979,253.72           2,159,604,216.13         2.25%          9,906          2.21%
East Midlands                    3,279,289,619.91           6,414,946,354.47         6.69%         32,725          7.30%
Greater London                   8,687,702,208.77          16,994,883,060.80        17.71%         51,074         11.40%
North                            2,998,292,401.10           5,865,259,595.03         6.11%         39,714          8.86%
North West                       5,257,950,256.38          10,285,602,291.53        10.72%         57,323         12.79%
Scotland                         4,953,570,746.98           9,690,175,095.24        10.10%         62,787         14.01%
South East                      10,029,066,825.26          19,618,860,523.57        20.45%         69,878         15.59%
South West                       3,952,211,796.80           7,731,316,716.90         8.06%         32,069          7.15%
Wales                            1,674,657,419.36           3,275,964,843.75         3.41%         18,041          4.03%
West Midlands                    3,198,617,674.58           6,257,135,895.01         6.52%         30,651          6.84%
Yorkshire & Humberside           3,918,164,197.87           7,664,712,803.87         7.99%         44,045          9.83%
                                -----------------          -----------------    ----------      ---------     ----------
Total                           49,053,502,400.73          95,958,461,396.31       100.00%        448,213        100.00%
                                =================          =================    ==========      =========     ==========

      Employment rates differ across regions. The South West has the lowest level of unemployment whilst London has the highest.(1) Each region relies on different types of industry. The structure of industries throughout England, Scotland and Wales is summarized in the table below:

Region(2)                                                Industry
----------------------------------------------           ----------------------------------------------------------
East Midlands                                            Automotives; footwear and clothing
West Midlands                                            Mechanical and electrical engineering
East Anglia                                              Agriculture and food processing; micro technology
North                                                    Traditional heavy industry; service industry
North West                                               Heavy engineering; textiles
Yorkshire & Humberside                                   Iron; steel; textiles; coal; fishing
London                                                   Financial and commercial center
Scotland                                                 North sea oil; agriculture
South East (excluding London)                            Technological; light engineering
South West                                               Agriculture and food processing; aerospace; tobacco
Wales                                                    Coal; iron; steel; agriculture

-----------------------
(1)  Source: Office for National Statistics

(2) The geographic regions shown above are U.K. economic planning regions. (Sources: Office for National Statistics, www.bized.ac.uk)


                                    A-1-3

      House prices and incomes vary throughout England, Scotland and Wales. The table below summarizes the average house price and the average income for each region in order to produce a house price to earnings ratio for each region for the second quarter of 2006. This ratio is highest in the South East (4.43) and lowest in Scotland (3.55).


                                                                               Average
                                                                              Recorded
                                                         Average             Income of            Price/
                                                        Dwelling             Borrowers          Earnings
Region(1)                                            Price (GBP)     ((GBP) per annum)             Ratio
----------------------------------------------       -----------      ----------------          ---------
North East                                               146,536                39,730              3.69
North West                                               164,392                42,961              3.83
Yorkshire & Humber                                       163,918                42,630              3.85
East Midlands                                            170,052                42,818              3.97
West Midlands                                            184,114                45,071              4.08
East                                                     231,416                55,366              4.18
Scotland                                                 145,378                40,919              3.55
London                                                   315,125                77,637              4.06
South East                                               267,061                60,269              4.43
South West                                               220,081                50,479              4.36
Wales                                                    163,749                41,539              3.94

(1) The geographic regions shown above are U.K. economic planning regions. (Source: The Department for Communities and Local Government)


Current loan-to-value ratios

      The following table shows the range of current loan-to-value, or LTV, ratios, which express the current balance of a mortgage loan as at the cut-off date divided by the value of the mortgaged property securing that mortgage loan at the same date. The seller has not revalued any of the mortgaged properties since the date of the origination of the related mortgage loan, other than in respect of a mortgaged property of a related borrower that has remortgaged its property or to which the seller has made a further advance, as described in the prospectus under "The mortgage loans - Characteristics of the mortgage loans - Maximum LTV ratio".


                                                                                               Number of
                                 Aggregate current        Aggregate current                     mortgage
Current LTV                         balance  (GBP)            balance (US$)    % of total          loans     % of total
---------------------            -----------------        -----------------    ----------      ---------     ----------
0% to 25%                           657,207,555.29         1,285,629,419.66         1.34%         17,828          3.98%
25% to 50%                        4,136,703,680.73         8,092,219,740.24         8.43%         52,169         11.64%
50% to 55%                        1,544,736,058.46         3,021,812,677.56         3.15%         15,524          3.46%
55% to 60%                        1,834,359,034.81         3,588,373,143.90         3.74%         17,167          3.83%
60% to 65%                        2,171,555,400.48         4,247,996,674.42         4.43%         19,186          4.28%
65% to 70%                        2,656,723,537.63         5,197,082,584.31         5.42%         23,159          5.17%
70% to 75%                        3,346,351,864.59         6,546,133,517.51         6.82%         27,097          6.05%
75% to 80%                        3,878,302,422.13         7,586,735,198.17         7.91%         29,758          6.64%
80% to 85%                        6,178,574,944.84        12,086,528,307.10        12.60%         47,432         10.58%
85% to 90%                        6,712,010,004.57        13,130,033,970.94        13.68%         53,370         11.91%
90% to 95%                       10,522,294,883.46        20,583,713,251.02        21.45%         97,309         21.71%
95% to 100%                       5,231,258,234.78        10,233,387,358.88        10.66%         46,343         10.34%
> 100%                              183,424,778.96           358,815,552.60         0.37%          1,871          0.42%
                                 -----------------        -----------------    ----------      ---------     ----------
Total                            49,053,502,400.73        95,958,461,396.31       100.00%        448,213        100.00%
                                 =================        =================    ==========      =========     ==========

      The weighted average current loan-to-value ratio of the mortgage loans as of the cut-off date was 77.79%.



                                    A-1-4

Current indexed loan-to-value ratios

      The following table shows the range of current indexed loan-to-value, or LTV, ratios, which express the current balance of a mortgage loan as of the cut-off date divided by the indexed value of the mortgaged property securing that mortgage loan as of the same date (calculated using the Halifax House Price Index).

                                                                                                Number of
                                  Aggregate current        Aggregate current                     mortgage
Current indexed LTV                   balance (GBP)            balance (US$)    % of total          loans     % of total
---------------------             -----------------        -----------------     ---------      ---------     ----------
0% to 25%                          1,322,256,460.16         2,586,598,087.36         2.70%         31,775          7.09%
25% to 50%                         6,317,014,832.20        12,357,344,414.75        12.88%         77,724         17.34%
50% to 55%                         2,030,750,532.06         3,972,554,190.82         4.14%         19,332          4.31%
55% to 60%                         2,423,900,152.73         4,741,633,478.77         4.94%         21,534          4.80%
60% to 65%                         2,830,327,669.68         5,536,686,987.43         5.77%         24,075          5.37%
65% to 70%                         3,307,661,631.89         6,470,447,684.30         6.74%         25,885          5.78%
70% to 75%                         4,271,864,638.37         8,356,621,605.58         8.71%         32,897          7.34%
75% to 80%                         5,528,788,900.28        10,815,416,846.73        11.27%         40,785          9.10%
80% to 85%                         6,175,184,502.23        12,079,895,923.26        12.59%         49,222         10.98%
85% to 90%                         7,732,093,218.41        15,125,520,753.85        15.76%         64,374         14.36%
90% to 95%                         5,369,301,329.99        10,503,427,261.73        10.95%         45,931         10.25%
95% to 100%                        1,683,753,356.41         3,293,758,315.81         3.43%         14,170          3.16%
> 100%                                60,605,176.32           118,555,845.92         0.12%            509          0.11%
                                  -----------------        -----------------     ---------       --------     ----------
Total                             49,053,502,400.73        95,958,461,396.31       100.00%        448,213        100.00%
                                  =================        =================     =========       ========     ==========


      The weighted average current indexed loan-to-value ratio of the mortgage loans as of the cut-off date was 71.34%.

Outstanding balances

      The following table shows the outstanding balances of a mortgage loan (including capitalized fees and/or charges, if applicable) as of the cut-off date:

                                                                                                Number of
Range of current                  Aggregate current        Aggregate current                     mortgage
principal balance (GBP)               balance (GBP)            balance (US$)    % of total          loans     % of total
---------------------------       -----------------        -----------------    ----------      ---------     ----------
0 to 25,000                          234,074,533.99           457,896,603.39         0.48%         14,597          3.26%
25,000 to 50,000                   2,039,903,554.13         3,990,459,332.59         4.16%         52,537         11.72%
50,000 to 75,000                   5,375,756,208.65        10,516,054,295.36        10.96%         85,150         19.00%
75,000 to 100,000                  7,711,218,966.66        15,084,686,542.58        15.72%         88,772         19.81%
100,000 to 125,000                 7,864,704,498.88        15,384,934,940.71        16.03%         70,243         15.67%
125,000 to 150,000                 6,431,239,489.32        12,580,790,689.01        13.11%         47,064         10.50%
150,000 to 175,000                 4,942,469,454.15         9,668,458,746.21        10.08%         30,632          6.83%
175,000 to 200,000                 3,512,652,715.27         6,871,451,241.61         7.16%         18,839          4.20%
200,000 to 225,000                 2,602,553,389.74         5,091,114,941.01         5.31%         12,320          2.75%
225,000 to 250,000                 1,911,761,573.23         3,739,787,989.55         3.90%          8,088          1.80%
250,000 to 275,000                 1,504,725,013.50         2,943,543,071.41         3.07%          5,758          1.28%
275,000 to 300,000                 1,122,611,443.90         2,196,052,506.56         2.29%          3,919          0.87%
300,000 to 325,000                   833,004,159.23         1,629,522,736.29         1.70%          2,676          0.60%
325,000 to 350,000                   654,526,372.72         1,280,384,490.31         1.33%          1,941          0.43%
350,000 to 375,000                   570,466,825.95         1,115,947,204.92         1.16%          1,579          0.35%
375,000 to 400,000                   460,106,600.81           900,060,532.50         0.94%          1,191          0.27%
400,000 to 425,000                   433,394,319.69           847,805,968.18         0.88%          1,056          0.24%
425,000 to 450,000                   315,812,119.16           617,791,667.50         0.64%            724          0.16%
450,000 to 475,000                   289,068,246.67           565,475,304.14         0.59%            627          0.14%
475,000 to 500,000                   243,452,915.08           476,242,592.48         0.50%            500          0.11%
                                  -----------------        -----------------    ----------      ---------     ----------
Total                             49,053,502,400.73        95,958,461,396.31       100.00%        448,213        100.00%
                                  =================        =================    ==========      =========     ==========

      The largest mortgage loan had a current balance as of the cut-off date of (GBP)499,999.76 or $978,099.53. The average current balance as of the cut-off date was approximately (GBP)109,462.51 or $214,130.56.



                                    A-1-5

Mortgage loan products

                                                                                                Number of
Mortgage loan                     Aggregate current        Aggregate current                     mortgage
products                              balance (GBP)            balance (US$)    % of total          loans     % of total
---------------------------       -----------------        -----------------    ----------      ---------     ----------
Tracker                            2,508,409,712.95         4,906,951,080.47         5.11%         19,028          4.25%
Variable                           3,732,043,187.03         7,300,622,882.47         7.61%         45,516         10.15%
Capped                                61,438,800.46           120,186,581.46         0.13%          1,018          0.23%
Discount                             559,465,597.00         1,094,426,600.85         1.14%          5,760          1.29%
Fixed                             27,946,140,562.31        54,668,240,167.99        56.97%        227,875         50.84%
Together Connections                  80,765,229.31           157,992,941.58         0.16%          1,405          0.31%
Together                          14,165,239,311.67        27,710,041,141.49        28.88%        147,611         32.93%
                                  -----------------        -----------------    ----------      ---------     ----------
Total                             49,053,502,400.73        95,958,461,396.31       100.00%        448,213        100.00%
                                  =================        =================    ==========      =========     ==========

Employment status

                                                                                                  Number of
                                  Aggregate current        Aggregate current                       mortgage
Employment status                     balance (GBP)            balance (US$)      % of total          loans      % of total
---------------------------       -----------------        -----------------      ----------      ---------      ----------
Full Time                         40,160,968,957.75        78,562,887,475.15          81.87%        385,599          86.03%
Part Time                            460,433,349.97           900,699,719.21           0.94%          5,878           1.31%
Retired                              139,873,748.53           273,621,026.87           0.29%          2,379           0.53%
Self Employed                      8,073,298,389.03        15,792,986,308.62          16.46%         50,745          11.32%
Other(1)                             218,927,955.45           428,266,866.45           0.45%          3,612           0.81%
                                  -----------------        -----------------      ----------      ---------      ----------
Total                             49,053,502,400.73        95,958,461,396.31         100.00%        448,213         100.00%
                                  =================        =================      ==========      =========      ==========

(1) This category includes borrowers with a private income (e.g. family trust) and borrowers who are students with mortgage loans guaranteed by a parent.

      Approximately 42.21% of the aggregate current balance of the mortgage loans as of the cut-off date were made to borrowers under the seller's fast track program as described in the prospectus under "The mortgage loans - Characteristics of the mortgage loans - Lending criteria".


Distribution of fixed rate mortgage loans

      Fixed rate mortgage loans remain at the relevant fixed rate for a period of time as specified in the offer of advance, after which they move to the seller's standard variable rate or some other rate as specified in the offer of advance.

                                                                                                  Number of
                                  Aggregate current        Aggregate current                       mortgage
Fixed rate %                          balance (GBP)            balance (US$)      % of total          loans      % of total
---------------------------       -----------------        -----------------      ----------      ---------      ----------
0.00-2.99%                           174,579,699.49           341,512,808.14           0.62%          1,320           0.58%
3.00-3.99%                           470,779,314.35           920,938,494.73           1.68%          3,171           1.39%
4.00-4.99%                        16,651,972,484.43        32,574,588,574.04          59.59%        122,570          53.79%
5.00-5.99%                        10,420,825,926.43        20,385,219,677.28          37.29%         98,048          43.03%
6.00-6.99%                           227,878,602.32           445,776,121.86           0.82%          2,761           1.21%
7.00-7.99%                               104,535.29               204,491.93           0.00%              5           0.00%
                                  -----------------        -----------------      ----------      ---------      ----------
Total                             27,946,140,562.31        54,668,240,167.99         100.00%        227,875         100.00%
                                  =================        =================      ==========      =========      ==========



                                     A-1-6

Month/year in which fixed rate period ends

                                                                                                Number of
Month/year in which                Aggregate current     Aggregate current                       mortgage
fixed rate period ends                 balance (GBP)         balance (US$)      % of total          loans     % of total
---------------------------        -----------------     -----------------      ----------      ---------     ----------
December 2006                           1,249,071.75          2,443,434.16           0.00%             35          0.02%
January 2007                        1,285,891,268.03      2,515,460,498.52           4.60%         10,056          4.41%
February 2007                         501,250,158.73        980,545,560.51           1.79%          3,751          1.65%
March 2007                              9,644,059.00         18,865,708.22           0.03%            115          0.05%
April 2007                            297,695,670.50        582,352,270.63           1.07%          2,733          1.20%
May 2007                              186,636,561.59        365,098,441.78           0.67%          1,487          0.65%
June 2007                             411,773,087.57        805,510,513.90           1.47%          3,452          1.51%
July 2007                             154,388,235.28        302,014,265.85           0.55%          1,089          0.48%
August 2007                           406,174,767.29        794,559,079.77           1.45%          3,504          1.54%
September 2007                      1,070,752,642.51      2,094,606,319.28           3.83%          7,601          3.34%
October 2007                        1,240,794,449.37      2,427,242,101.86           4.44%          8,577          3.76%
November 2007                          91,002,610.44        178,019,306.54           0.33%          1,074          0.47%
December 2007                         170,954,416.59        334,421,029.73           0.61%          1,679          0.74%
January 2008                        1,335,053,355.55      2,611,631,374.13           4.78%          9,620          4.22%
February 2008                       1,370,790,520.91      2,681,540,417.00           4.91%         10,222          4.49%
March 2008                          1,473,460,720.83      2,882,383,862.09           5.27%          9,745          4.28%
April 2008                            194,302,036.20        380,093,643.21           0.70%          1,570          0.69%
May 2008                            1,240,598,608.36      2,426,858,997.67           4.44%          9,127          4.01%
June 2008                           1,008,322,305.41      1,972,480,093.84           3.61%          7,324          3.21%
July 2008                           1,423,369,219.25      2,784,394,866.70           5.09%          9,661          4.24%
August 2008                         1,019,763,802.73      1,994,861,950.90           3.65%          7,868          3.45%
September 2008                      1,098,679,138.39      2,149,236,130.52           3.93%          8,735          3.83%
October 2008                          721,440,251.05      1,411,281,419.10           2.58%          6,247          2.74%
November 2008                         281,240,682.47        550,163,023.05           1.01%          2,259          0.99%
December 2008                          23,542,780.87         46,054,387.94           0.08%            184          0.08%
January 2009                          583,321,772.71      1,141,094,051.78           2.09%          5,053          2.22%
February 2009                         197,009,908.03        385,390,782.09           0.70%          1,763          0.77%
March 2009                            192,807,692.34        377,170,407.76           0.69%          1,603          0.70%
April 2009                             83,815,025.31        163,958,952.51           0.30%          1,015          0.45%
May 2009                              244,189,754.69        477,683,998.12           0.87%          2,079          0.91%
June 2009                             215,811,897.19        422,171,233.28           0.77%          2,107          0.92%
July 2009                             148,509,620.97        290,514,520.54           0.53%          1,386          0.61%
August 2009                           231,611,348.18        453,078,119.31           0.83%          2,305          1.01%
September 2009                        174,810,636.17        341,964,566.48           0.63%          1,759          0.77%
October 2009                           76,498,339.11        149,646,050.97           0.27%            865          0.38%
November 2009                         100,359,265.60        196,322,795.37           0.36%            993          0.44%
December 2009                         172,251,610.08        336,958,599.64           0.62%          1,960          0.86%
January 2010                          161,798,896.02        316,511,000.39           0.58%          1,785          0.78%
February 2010                         435,612,582.36        852,145,333.61           1.56%          3,874          1.70%
March 2010                             19,355,444.05         37,863,119.65           0.07%            232          0.10%
April 2010                            168,748,987.13        330,106,768.62           0.60%          1,454          0.64%
May 2010                              267,771,412.77        523,814,437.66           0.96%          2,734          1.20%
June 2010                             595,022,870.85      1,163,983,739.96           2.13%          5,229          2.29%
July 2010                             145,883,752.39        285,377,796.43           0.52%          1,275          0.56%
August 2010                           192,980,330.09        377,508,121.72           0.69%          1,748          0.77%
September 2010                        700,678,795.28      1,370,667,859.33           2.51%          6,098          2.68%
October 2010                          735,285,842.90      1,438,366,165.88           2.63%          6,498          2.85%
November 2010                           6,590,882.98         12,893,085.29           0.02%             86          0.04%
January 2011                          674,536,883.49      1,319,529,051.48           2.41%          5,905          2.59%
February 2011                         246,632,233.88        482,461,975.92           0.88%          2,108          0.93%
March 2011                            248,133,505.71        485,398,763.87           0.89%          2,169          0.95%
April 2011                              4,674,404.39          9,144,069.87           0.02%             63          0.03%
May 2011                              594,717,137.84      1,163,385,665.04           2.13%          5,049          2.22%
June 2011                             441,751,583.10        864,154,446.86           1.58%          3,761          1.65%
July 2011                             579,420,472.53      1,133,462,328.36           2.07%          5,039          2.21%
August 2011                           356,452,695.53        697,292,763.00           1.28%          3,076          1.35%
September 2011                        174,068,237.79        340,512,286.76           0.62%          1,579          0.69%
October 2011                           66,708,651.94        130,495,464.93           0.24%            680          0.30%
November 2011                         103,468,118.62        202,404,333.64           0.37%          1,049          0.46%
December 2011                           5,745,238.77         11,238,836.08           0.02%             64          0.03%



                                    A-1-7

                                                                                                Number of
Month/year in which                Aggregate current     Aggregate current                       mortgage
fixed rate period ends                 balance (GBP)         balance (US$)      % of total          loans     % of total
---------------------------        -----------------     -----------------      ----------      ---------     ----------
January 2012                           12,590,559.32         24,629,652.14           0.05%            156          0.07%
February 2012                          42,038,607.85         82,235,924.68           0.15%            406          0.18%
April 2012                              8,524,057.93         16,674,762.12           0.03%            100          0.04%
May 2012                               10,750,803.39         21,030,721.59           0.04%            120          0.05%
June 2012                              24,436,146.32         47,801,989.43           0.09%            227          0.10%
July 2012                               7,351,622.11         14,381,243.17           0.03%             74          0.03%
August 2012                            10,420,936.55         20,385,436.08           0.04%            102          0.04%
September 2012                         34,484,470.33         67,458,520.86           0.12%            343          0.15%
October 2012                           43,141,426.89         84,393,259.28           0.15%            441          0.19%
November 2012                             113,655.00            222,331.91           0.00%              2          0.00%
December 2012                             529,769.31          1,036,334.72           0.00%              9          0.00%
January 2013                           35,516,024.20         69,476,446.54           0.13%            399          0.18%
February 2013                           5,132,082.82         10,039,380.41           0.02%             56          0.02%
March 2013                              4,695,462.73          9,185,264.19           0.02%             67          0.03%
May 2013                                8,346,432.48         16,327,291.22           0.03%             74          0.03%
June 2013                              10,131,904.44         19,820,031.47           0.04%             97          0.04%
July 2013                              20,701,218.90         40,495,724.41           0.07%            193          0.08%
August 2013                            19,410,164.42         37,970,163.64           0.07%            211          0.09%
September 2013                          7,559,870.30         14,788,618.28           0.03%             81          0.04%
October 2013                            4,209,363.41          8,234,356.70           0.02%             57          0.03%
November 2013                           4,763,361.09          9,318,086.96           0.02%             67          0.03%
December 2013                             861,246.38          1,684,770.17           0.00%              9          0.00%
April 2014                              4,921,385.98          9,627,215.25           0.02%             54          0.02%
May 2014                                1,810,091.10          3,540,900.21           0.01%             23          0.01%
June 2014                               8,443,662.47         16,517,492.52           0.03%            112          0.05%
August 2014                             6,268,825.99         12,263,077.40           0.02%             77          0.03%
September 2014                         16,376,740.34         32,036,179.45           0.06%            180          0.08%
October 2014                            7,372,289.58         14,421,672.88           0.03%             91          0.04%
November 2014                          11,080,860.39         21,676,379.09           0.04%            138          0.06%
January 2015                           12,850,581.85         25,138,308.21           0.05%            160          0.07%
February 2015                          72,691,889.31        142,199,873.87           0.26%            698          0.31%
April 2015                             22,758,040.33         44,519,278.49           0.08%            230          0.10%
May 2015                               13,647,142.20         26,696,539.57           0.05%            158          0.07%
June 2015                              39,150,425.24         76,586,061.85           0.14%            392          0.17%
July 2015                              11,614,308.40         22,719,910.09           0.04%            121          0.05%
August 2015                            12,373,615.80         24,205,267.23           0.04%            125          0.05%
September 2015                         67,389,044.68        131,826,449.20           0.24%            621          0.27%
October 2015                           77,751,906.89        152,098,280.26           0.28%            783          0.34%
January 2016                           61,980,518.65        121,246,290.58           0.22%            628          0.28%
February 2016                           1,500,649.39          2,935,570.34           0.01%             10          0.00%
March 2016                              2,135,431.01          4,177,330.14           0.01%             16          0.01%
May 2016                                7,006,843.95         13,706,788.13           0.03%             47          0.02%
June 2016                              20,469,195.16         40,041,839.57           0.07%            172          0.08%
July 2016                              54,301,417.79        106,224,433.48           0.19%            512          0.22%
August 2016                            50,616,264.15         99,015,535.93           0.18%            460          0.20%
September 2016                         17,670,417.43         34,566,870.58           0.06%            169          0.07%
October 2016                            9,289,814.85         18,172,735.81           0.03%             93          0.04%
November 2016                          12,146,089.76         23,760,180.79           0.04%            140          0.06%
December 2016                           1,228,951.98          2,404,075.86           0.00%             14          0.01%
January 2017                              355,758.95            695,935.66           0.00%              7          0.00%
November 2017                             258,993.29            506,642.67           0.00%              3          0.00%
December 2017                             256,710.73            502,177.53           0.00%              3          0.00%
January 2018                            4,546,653.39          8,894,163.36           0.02%             72          0.03%
February 2018                             127,748.71            249,902.03           0.00%              4          0.00%
March 2018                              2,417,882.99          4,729,862.71           0.01%             39          0.02%
May 2018                                3,950,811.34          7,728,577.14           0.01%             69          0.03%
June 2018                               1,974,633.07          3,862,777.21           0.01%             29          0.01%
August 2018                               347,369.91            679,525.02           0.00%              5          0.00%
September 2018                          1,364,273.73          2,668,792.27           0.00%             17          0.01%
October 2018                            1,554,762.88          3,041,427.15           0.01%             20          0.01%
April 2019                              4,502,578.46          8,807,943.98           0.02%             45          0.02%
May 2019                                4,259,569.92          8,332,570.68           0.02%             43          0.02%
June 2019                              12,245,448.51         23,954,546.38           0.04%            113          0.05%



                                    A-1-8

                                                                                                Number of
Month/year in which                Aggregate current     Aggregate current                       mortgage
fixed rate period ends                 balance (GBP)         balance (US$)      % of total          loans     % of total
---------------------------        -----------------     -----------------      ----------      ---------     ----------
August 2019                            11,279,026.20         22,064,031.05           0.04%            116          0.05%
September 2019                         13,882,708.89         27,157,355.13           0.05%            148          0.06%
October 2019                            7,738,674.96         15,138,395.96           0.03%             91          0.04%
November 2019                          11,712,897.38         22,912,769.85           0.04%            134          0.06%
January 2020                           15,962,396.58         31,225,640.19           0.06%            171          0.08%
February 2020                          78,556,533.84        153,672,291.50           0.28%            716          0.31%
April 2020                             21,823,554.78         42,691,237.86           0.08%            210          0.09%
May 2020                               16,690,801.63         32,650,546.15           0.06%            165          0.07%
June 2020                              43,042,925.31         84,200,570.49           0.15%            404          0.18%
July 2020                              11,525,888.17         22,546,942.44           0.04%            117          0.05%
August 2020                            16,079,617.30         31,454,947.36           0.06%            139          0.06%
September 2020                         66,429,934.28        129,950,237.44           0.24%            630          0.28%
October 2020                           81,230,381.02        158,902,871.35           0.29%            772          0.34%
January 2021                           72,274,838.86        141,384,039.78           0.26%            680          0.30%
February 2021                          10,477,409.75         20,495,908.95           0.04%            107          0.05%
March 2021                              3,252,589.52          6,362,715.62           0.01%             26          0.01%
May 2021                                6,482,965.48         12,681,977.07           0.02%             56          0.02%
June 2021                              17,358,560.14         33,956,815.35           0.06%            145          0.06%
July 2021                              38,258,401.11         74,841,084.25           0.14%            345          0.15%
August 2021                            30,206,157.80         59,089,285.89           0.11%            294          0.13%
September 2021                          9,663,420.68         18,903,583.53           0.03%             90          0.04%
October 2021                            7,678,589.12         15,020,856.04           0.03%             72          0.03%
November 2021                           8,055,901.34         15,758,954.20           0.03%             88          0.04%
December 2021                           1,516,031.94          2,965,661.68           0.01%             13          0.01%
January 2022                              435,318.05            851,569.17           0.00%              4          0.00%
                                   -----------------     -----------------      ----------      ---------      ----------
Total                              27,946,140,562.31     54,668,240,167.99         100.00%        227,875        100.00%
                                   =================     =================      ==========      =========      =========

Repayment terms

                                                                                                Number of
Type of repayment                  Aggregate current     Aggregate current                       mortgage
Plan                                   balance (GBP)         balance (US$)     % of total           loans     % of total
---------------------------        -----------------     -----------------     ----------       ---------     ----------
Endowment                           1,815,190,164.01      3,550,874,998.84          3.70%          19,401          4.33%
Interest Only                      15,788,140,774.86     30,884,760,983.78         32.19%         103,884         23.18%
Pension Policy                         36,894,238.57         72,172,509.49          0.08%             380          0.08%
Personal Equity Plan                   48,191,737.61         94,272,677.11          0.10%             674          0.15%
Repayment                          31,365,085,485.68     61,356,380,227.09         63.94%         323,874         72.26%
                                   -----------------     -----------------     ----------       ---------     ----------
Total                              49,053,502,400.73     95,958,461,396.31        100.00%         448,213        100.00%
                                   =================     =================     ==========       =========     ==========

Arrears and loss experience

      The following tables show the arrears and repossession experience in respect of the mortgage portfolio as at the dates indicated.

      The mortgage loans used in the tables below are administered in accordance with Northern Rock's administration policies. The method by which Northern Rock classifies mortgage loans as being in arrears is described in the prospectus under "The servicer and the administration agreement - Arrears and default procedures" and is important in helping to understand the arrears and repossession information in respect of the mortgage portfolio, as at the dates indicated, set forth in the following tables.



                                    A-1-9

                                                               As at or for the year ended
                      -----------------------------------------------------------------------------------------------------------
                           December 31, 2003(1)      December 31, 2004(1)       December 31, 2005(1)          June 30, 2006
                      -------------------------- -------------------------  ------------------------- ---------------------------
                      (GBP)(m)     $(m)        % (GBP)(m)     $(m)       %  (GBP)(m)     $(m)       % (GBP)(m)      $(m)       %
Current Balance        13,035    25,499      n/a   20,864   40,814     n/a   37,545    73,446     n/a   35,132    68,725     n/a
                      -------   -------    ----- --------  -------   -----  -------   -------   ----- --------   -------   ------
Number of Mortgage
Loans Outstanding     177,469   177,469      n/a  245,813  245,813     n/a  369,522   369,522     n/a  342,038   342,038     n/a

Current Balance of
Loans in Arrears
1 - 2 Months           103.63    202.72    0.80%   192.27   376.12   0.92%   433.16    847.35   1.15%   477.63    934.34   1.36%
2 - 3 Months            33.15     64.85    0.25%    61.40   120.11   0.29%   145.89    285.39   0.39%   154.29    301.82   0.44%
3 - 4 Months            10.62     20.77    0.08%    25.28    49.45   0.12%    57.66    112.79   0.15%    70.28    137.48   0.20%
4 - 5 Months             8.56     16.75    0.07%    14.67    28.70   0.07%    26.78     52.39   0.07%    40.51     79.25   0.12%
5 - 6 Months             4.54      8.88    0.03%     7.68    15.02   0.04%    22.82     44.64   0.06%    26.09     51.04   0.07%
6 - 7 Months             3.05      5.97    0.02%     5.26    10.29   0.03%    15.69     30.69   0.04%    17.85     34.92   0.05%
7 - 8 Months             1.80      3.52    0.01%     2.06     4.03   0.01%     5.88     11.50   0.02%    11.35     22.20   0.03%
8 - 9 Months             1.45      2.84    0.01%     1.77     3.46   0.01%     4.36      8.53   0.01%     7.57     14.81   0.02%
9 - 10 Months            0.56      1.10    0.00%     0.06     0.12   0.00%     1.04      2.03   0.00%     3.77      7.37   0.01%
10 - 11 Months           0.71      1.39    0.01%     0.52     1.02   0.00%     0.44      0.86   0.00%     2.43      4.75   0.01%
11 - 12 Months           0.12      0.23    0.00%     0.39     0.76   0.00%     0.36      0.70   0.00%     0.59      1.15   0.00%
12 - 13 Months           0.19      0.37    0.00%     0.00     0.00   0.00%     0.16      0.32   0.00%     0.73      1.43   0.00%
13 - 14 Months           0.17      0.33    0.00%     0.00     0.00   0.00%     0.03      0.06   0.00%     0.00      0.00   0.00%
14 - 15 Months           0.33      0.65    0.00%     0.00     0.00   0.00%     0.00      0.00   0.00%     0.00      0.00   0.00%
15 - 16 Months           0.00      0.00    0.00%     0.00     0.00   0.00%     0.06      0.12   0.00%     0.00      0.00   0.00%
16 - 17 Months           0.00      0.00    0.00%     0.00     0.00   0.00%     0.00      0.00   0.00%     0.00      0.00   0.00%

Total current
Balance
of Mortgage Loans
in Arrears             168.88    330.36    1.30%   311.36   609.08   1.49%   714.34  1,397.20   1.90%   813.09  1,590.57   2.31%
                      -------   -------    ----- --------  -------   -----  -------   -------   ----- --------   -------   ------

Number of Mortgage
Loans Outstanding
in Arrears
1 - 2 Months            1,485     1,485    0.84%    2,204    2,204   0.90%    4,190     4,190   1.13%    4,461     4,461   1.30%
2 - 3 Months              523       523    0.29%      735      735   0.30%    1,434     1,434   0.39%    1,498     1,498   0.44%
3 - 4 Months              172       172    0.10%      340      340   0.14%      590       590   0.16%      671       671   0.20%
4 - 5 Months              134       134    0.08%      180      180   0.07%      291       291   0.08%      412       412   0.12%
5 - 6 Months               76        76    0.04%      102      102   0.04%      238       238   0.06%      262       262   0.08%
6 - 7 Months               50        50    0.03%       67       67   0.03%      163       163   0.04%      190       190   0.06%
7 - 8 Months               25        25    0.01%       31       31   0.01%       60        60   0.02%      100       100   0.03%
8 - 9 Months               22        22    0.01%       25       25   0.01%       42        42   0.01%       64        64   0.02%
9 - 10 Months              13        13    0.01%        2        2   0.00%       12        12   0.00%       40        40   0.01%
10 - 11 Months             10        10    0.01%        6        6   0.00%        5         5   0.00%       18        18   0.01%
11 - 12 Months              3         3    0.00%        3        3   0.00%        2         2   0.00%        6         6   0.00%
12 - 13 Months              3         3    0.00%        0        0   0.00%        1         3   0.00%        8         8   0.00%
13 - 14 Months              2         2    0.00%        0        0   0.00%        1         1   0.00%        0         0   0.00%
14 - 15 Months              5         5    0.00%        0        0   0.00%        0         0   0.00%        0         0   0.00%
15 - 16 Months              0         0    0.00%        0        0   0.00%        1         1   0.00%        0         0   0.00%
16 - 17 Months              0         0    0.00%        0        0   0.00%        0         0   0.00%        0         0   0.00%

Total Number of
Mortgage Loans
Outstanding in
Arrears                 2,523     2,523    1.42%    3,695    3,695   1.50%    7,030     7,030   1.90%    7,730     7,730   2.26%
                      -------   -------    ----- --------  -------   -----  -------   -------   ----- --------   -------   ------

Repossessions              80        80    0.05%      208      208   0.08%      687       687   0.19%      495       495   0.14%
                      -------   -------    ----- --------  -------   -----  -------   -------   ----- --------   -------   ------

Amount of Mortgage
Loan Losses              0.01      0.02      n/a     0.00     0.01     n/a     0.88      1.72     n/a     1.51      2.95     n/a
                      -------   -------    ----- --------  -------   -----  -------   -------   ----- --------   -------   ------

Mortgage Loan
Losses as % of
Total Current
Balance                 0.00%     0.00%      n/a    0.00%    0.00%     n/a    0.00%     0.00%     n/a    0.00%     0.00%     n/a
                      -------   -------    ----- --------  -------   -----  -------   -------   ----- --------   -------   ------

---------------------

(1) Provided by Northern Rock. Data in respect of arrears and repossession about the mortgage loans in the mortgages trust for periods prior to 2003 (i.e. the years ended December 31, 2002 and December 31, 2001) is not provided, as such information is not available for such years.

      Repossessions expresses the number of mortgaged properties that the servicer has taken into possession during the period, as a percentage of the number of mortgage loans in the mortgage portfolio outstanding at the end of the period.



                                    A-1-10

                                   ANNEX A-2

       Characteristics of the United Kingdom residential mortgage market

      The information provided in this Annex A-2 constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement.

CPR rates

The following table shows the actual annualized constant payment rate ("CPR") experience of the mortgage loans that have been assigned to the mortgages trustee between March 26, 2001 and October 2006. It should be noted that the table covers a relatively short period of time and that the actual annualized CPR experience of the seller may differ over time from the data presented below. Since the seller may assign new mortgage loans and their related security to the mortgages trustee after the Funding 2 program date, it should be noted that the actual annualized CPR experience of any new mortgage loans assigned to the mortgages trustee after the closing date may also differ from the data presented below and in the prospectus.

                    Annualized                           Annualized
Month                      CPR        Month                     CPR
-------------------------------------------------------------------
April 2001              25.94%        February 2004          37.16%
May 2001                27.72%        March 2004             54.19%
June 2001               28.23%        April 2004             46.85%
July 2001               32.05%        May 2004               44.67%
August 2001             31.87%        June 2004              49.41%
September 2001          28.84%        July 2004              44.04%
October 2001            29.28%        August 2004            46.16%
November 2001           28.40%        September 2004         44.04%
December 2001           27.76%        October 2004           42.82%
January 2002            31.34%        November 2004          57.89%
February 2002           33.33%        December 2004          50.35%
March 2002              27.52%        January 2005           34.48%
April 2002              41.78%        February 2005          48.38%
May 2002                41.90%        March 2005             41.72%
June 2002               33.57%        April 2005             45.31%
July 2002               44.13%        May 2005               44.95%
August 2002             44.89%        June 2005              55.33%
September 2002          38.65%        July 2005              43.37%
October 2002            42.50%        August 2005            44.57%
November 2002           44.26%        September 2005         47.65%
December 2002           43.42%        October 2005           54.40%
January 2003            37.28%        November 2005          47.54%
February 2003           48.30%        December 2005          39.55%
March 2003              44.60%        January 2006           35.90%
April 2003              44.77%        February 2006          37.72%
May 2003                49.23%        March 2006             42.95%
June 2003               48.24%        April 2006             50.49%
July 2003               44.96%        May 2006               55.65%
August 2003             42.03%        June 2006              54.02%
September 2003          38.12%        July 2006              55.68%
October 2003            44.14%        August 2006            52.81%
November 2003           42.70%        September 2006         44.18%
December 2003           45.04%        October 2006           49.26%
January 2004            35.49%

---------
Source: Northern Rock

      The quarterly CPR data presented below was calculated by dividing the amount of scheduled and unscheduled repayments of mortgage loans in a quarter by the quarterly balance of mortgage loans outstanding for mortgage lenders in the UK. These quarterly scheduled and unscheduled


                                    A-2-1
repayment rates were then annualized using standard methodology. The CPR data presented below and in the prospectus is based on a percentage of the total UK residential mortgage market, but because the seller's CPR data (which calculates the amount of scheduled and unscheduled repayments on a monthly basis) for all mortgage loans originated by the seller (and thus gives an indication of anticipated CPR for the mortgage trust) includes the effect of product switches, which results in a higher CPR, the data presented below is on a basis which undercounts CPR relative to the seller's method of calculating CPR.

      For the four quarter rolling average CPR between March 1999 and December 2005, see "Certain characteristics of the United Kingdom residential mortgage market" in the prospectus.

      The following table, which is based on data from the Council of Mortgage Lenders, presents historical CPR information for the past 40 years.


         Aggregate           Aggregate           Aggregate           Aggregate           Aggregate
          quarters            quarters            quarters            quarters            quarters
Maximum       over  Maximum       over  Maximum       over  Maximum       over  Maximum       over
CPR (%)   40 years  CPR (%)   40 years  CPR (%)   40 years  CPR (%)   40 years  CPR (%)   40 years
--------------------------------------------------------------------------------------------------
7.0            0       11.0         13     14.5          3     18.0          1     21.5          1
7.5            4       11.5         17     15.0          2     18.5          2     22.0          2
8.0            1       12.0         12     15.5          4     19.0          3     22.5          0
8.5            5       12.5          8     16.0          2     19.5          4     23.0          0
9.0           10       13.0          4     16.5          1     20.0          3     23.5          0
9.5            9       13.5          6     17.0          1     20.5          0     24.0          0
10.0          16       14.0          2     17.5          3     21.0          4     24.5          0
10.5          17

---------
Source of repayment and outstanding mortgage information: Council of Mortgage Lenders

      The prior CPR table presents the historical CPR experience only of mortgage lenders in the UK. During the late 1990s, a number of former building societies (including Northern Rock) converted to stock form UK banks. For the CPR experience of building societies, see "Certain characteristics of the United Kingdom residential mortgage market" in the prospectus.

Repossession rate

      The repossession rate of residential mortgaged properties in the UK has generally declined since 1991.

       Repossessions        Repossessions           Repossessions
Year             (%)  Year            (%)  Year               (%)
-----------------------------------------------------------------
1982            0.11  1991           0.77  2000              0.20
1983            0.12  1992           0.69  2001              0.15
1984            0.17  1993           0.58  2002              0.11
1985            0.25  1994           0.47  2003              0.07
1986            0.30  1995           0.47  2004              0.05
1987            0.32  1996           0.40  2005              0.09
1988            0.22  1997           0.31  2006 H1           0.07
1989            0.17  1998           0.31
1990            0.47  1999           0.27

---------
Source: Council of Mortgage Lenders

      In August 2006, the Council of Mortgage Lenders published arrears figures for the first half of 2006, which showed that the repossession rate in the United Kingdom was 0.07%. No assurance can be given as to whether, or for how long, these low levels will continue.


                                    A-2-2

Arrears information

      The percentage of mortgage loans in arrears in the UK has generally declined since 1993.


          Arrears of   Arrears of             Arrears of    Arrears of
         6-12 months  12 months +            6-12 months   12 months +
Year             (%)          (%)     Year           (%)           (%)
----------------------------------------------------------------------
1985            0.74         0.17     1996          0.95          0.63
1986            0.64         0.16     1997          0.69          0.42
1987            0.67         0.18     1998          0.68          0.32
1988            0.50         0.12     1999          0.52          0.27
1989            0.73         0.15     2000          0.43          0.19
1990            1.31         0.38     2001          0.37          0.16
1991            1.87         0.93     2002          0.30          0.15
1992            2.07         1.48     2003          0.25          0.11
1993            1.62         1.50     2004          0.23          0.10
1994            1.28         1.12     2005          0.30          0.12
1995            1.20         0.81  2006 H1          0.30          0.13

---------
Source: Council of Mortgage Lenders

      The arrears table above shows the number of mortgage loans in arrears at the end of the period as a percentage of the total number of mortgage loans outstanding at the end of the period.

House price to earnings ratio

      The following table shows the ratios of simple average house prices and incomes of borrowers. While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.

                             House price         House price
                             to Earnings         to Earnings
Year                               ratio  Year         ratio
------------------------------------------------------------
1994                                3.45  2000          4.46
1995                                3.39  2001          4.54
1996                                3.42  2002          5.12
1997                                3.64  2003          5.67
1998                                3.88  2004          6.04
1999                                4.11  2005          6.18

---------
Source:  Council of Mortgage Lenders


                                    A-2-3

House price index

      UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "Housing Indices"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

      The housing market has been through three economic cycles since 1976. High year to year increases in the Housing Indices occurred in the late 1970s and late 1980s with greatest decrease in the early 1990s. The Housing Indices have generally increased since 1996. The quarterly Housing Indices experienced in respect of residential mortgage loans by building societies between the fourth quarter of 1973 and the fourth quarter of 2005 are presented in the section "Certain characteristics of the United Kingdom residential mortgage market" in the prospectus. The following table sets out the quarterly Housing Indices beginning with the first quarter of 2006.


            UK Retail Price Index       Nationwide House Price Index       Halifax House Price Index
         ---------------------------------------------------------------------------------------------
Time in                   % annual                          % annual                          % annual
quarters    Index        change(1)      Index              change(1)       Index             change(1)
------------------------------------------------------------------------------------------------------
2006 Q1     194.2              2.4      319.8                    4.9       561.1                   1.8
2006 Q2     197.6              3.0      329.2                    4.8       576.4                   2.7
2006 Q3     199.3              3.5      336.1                    6.9       580.7                   0.7

---------
(1) The percentage annual change is calculated in accordance with the following formula:
      (x/y) where "x" is equal to the current quarter's index value and "y" is equal to the index of the previous year's corresponding quarter.

---------
Source: Office for National Statistics, Nationwide, Halifax.


                                    A-2-4

                                    ANNEX B

                                 Loan tranches

      The information provided in this Annex B constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement.

                  Series 2007-1 AAA (Class 1A1) Loan Tranche

      The series 2007-1 callable class 1A1 notes will fund the series 2007-1 AAA (class 1A1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: AAA (Class 1A1)
Series number: Series 2007-1
Initial outstanding principal balance: (pound)[?]
Closing date: January [24], 2007
Interest commencement date: January [24], 2007
Final repayment date: The loan payment date falling in [December 2030] Loan payment dates: Each monthly payment date


                  Series 2007-1 AAA (Class 2A1) Loan Tranche

      The series 2007-1 callable class 2A1 notes will fund the series 2007-1 AAA (class 2A1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: AAA (Class 2A1)
Series number: Series 2007-1
Initial outstanding principal balance: (pound)[?]
Closing date: January [24], 2007
Interest commencement date: January [24], 2007
Final repayment date: The loan payment date falling in [December 2054] Loan payment dates: Each monthly payment date


                  Series 2007-1 AAA (Class 3A1) Loan Tranche

      The series 2007-1 callable class 3A1 notes will fund the series 2007-1 AAA (class 3A1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: AAA (Class 3A1)
Series number: Series 2007-1
Initial outstanding principal balance: (pound)[?]
Closing date: January [24], 2007
Interest commencement date: January [24], 2007
Final repayment date: The loan payment date falling in [December 2054] Loan payment dates: Each monthly payment date


                  Series 2007-1 AAA (Class 4A1) Loan Tranche

      The series 2007-1 callable class 4A1 notes will fund the series 2007-1 AAA (class 4A1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: AAA (Class 4A1)
Series number: Series 2007-1
Initial outstanding principal balance: (pound)[?]
Closing date: January [24], 2007
Interest commencement date: January [24], 2007
Final repayment date: The loan payment date falling in [December 2054] Loan payment dates: Each monthly payment date

                   Series 2007-1 AA (Class 1B1) Loan Tranche

      The series 2007-1 callable class 1B1 notes will fund the series 2007-1 AA (class 1B1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: AA (Class 1B1)
Series number: Series 2007-1
Initial outstanding principal balance: (pound)[?]
Closing date: January [24], 2007
Interest commencement date: January [24], 2007
Final repayment date: The loan payment date falling in [December 2054] Loan payment dates: Each monthly payment date


                   Series 2007-1 AA (Class 2B1) Loan Tranche

      The series 2007-1 callable class 2B1 notes will fund the series 2007-1 AA (class 2B1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: AA (Class 2B1)
Series number: Series 2007-1
Initial outstanding principal balance: (pound)[?]
Closing date: January [24], 2007
Interest commencement date: January [24], 2007
Final repayment date: The loan payment date falling in [December 2054] Loan payment dates: Each monthly payment date


                   Series 2007-1 A (Class 1M1) Loan Tranche

      The series 2007-1 callable class 1M1 notes will fund the series 2007-1 A (class 1M1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: A (Class 1M1)
Series number: Series 2007-1
Initial outstanding principal balance: (pound)[?]
Closing date: January [24], 2007
Interest commencement date: January [24], 2007
Final repayment date: The loan payment date falling in [December 2054] Loan payment dates: Each monthly payment date


                   Series 2007-1 A (Class 2M1) Loan Tranche

      The series 2007-1 callable class 2M1 notes will fund the series 2007-1 A (class 2M1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: A (Class 2M1)
Series number: Series 2007-1
Initial outstanding principal balance: (pound)[?]
Closing date: January [24], 2007
Interest commencement date: January [24], 2007
Final repayment date: The loan payment date falling in [December 2054] Loan payment dates: Each monthly payment date

                  Series 2007-1 BBB (Class 1C1) Loan Tranche

      The series 2007-1 callable class 1C1 notes will fund the series 2007-1 BBB (class 1C1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: BBB (Class 1C1)
Series number: Series 2007-1
Initial outstanding principal balance: (pound)[?]
Closing date: January [24], 2007
Interest commencement date: January [24], 2007
Final repayment date: The loan payment date falling in [December 2054] Loan payment dates: Each monthly payment date


                  Series 2007-1 BBB (Class 2C1) Loan Tranche

      The series 2007-1 callable class 2C1 notes will fund the series 2007-1 BBB (class 2C1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: BBB (Class 2C1)
Series number: Series 2007-1
Initial outstanding principal balance: (pound)[?]
Closing date: January [24], 2007
Interest commencement date: January [24], 2007
Final repayment date: The loan payment date falling in [December 2054] Loan payment dates: Each monthly payment date

                                    ANNEX C

                             Start-up loan tranche

      The information provided in this Annex C constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement.

      The start-up loan tranche to be made available to the issuing entity on the closing date will have the following terms:

  1.   Start-up loan provider                      Northern Rock plc

  2.   Initial outstanding principal balance       (pound)[?]

  3.   Interest rate                               Three-month sterling LIBOR +
                                                   [?]% per annum

                                    ANNEX D

                               Static pool data

      The information provided in this Annex D constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement.

      Static pool information regarding the performance of the mortgage loans in the mortgages trust is contained in this Annex D. Static pool information contained in this Annex D that relates to the performance of the mortgage loans for periods commencing prior to January 1, 2006 does not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes. Static pool information about the mortgage loans in the mortgages trust for periods prior to 2003 (i.e. the years ended December 31, 2002 and December 31, 2001) is not provided, as such information is not available for such years and cannot be obtained without unreasonable effort and expense.

The following vintage tables present static pool information about the mortgage loans in the mortgages trust in respect of arrears and cumulative losses as at the dates specified in respect of mortgage loans originated in specific years. "Vintage 2001", for example, indicates all mortgage loans in the mortgages trust originated in the calendar year 2001. All of the mortgage loans originated by the seller are prime quality mortgage loans, secured by a mortgage with first ranking priority on residential property in the United Kingdom. All such mortgage loans are originated in accordance with the seller's lending criteria at the time of offer of the mortgage loan. Notwithstanding any change to the lending criteria or other terms applicable to new mortgage loans, new mortgage loans and their related security may only be assigned to the mortgages trust if those new mortgage loans comply with the seller's representations and warranties set out in the mortgage sale agreement, including a representation that those new mortgage loans were originated in accordance with the seller's lending criteria applicable at the time of their origination. The seller is obliged to repurchase from the mortgages trustee mortgage loans that are in breach of these representations and warranties. See "The mortgage loans - Origination of the mortgage loans" and "Assignment of the mortgage loans and related security" in the accompanying prospectus. Further, for comparative arrears performance, see "Characteristics of the United Kingdom residential mortgage market" in Annex A-2, which presents data regarding (a) the actual annualized CPR experience of the mortgage loans that have been assigned to the mortgages trustee between March 26, 2001 and October 2006 and (b) the Council of Mortgage Lenders' arrears information in respect of mortgage loans in the UK market since 1985.

      Static pool information on prepayments, including repurchases of mortgage loans by the seller, is not being provided because prepayment and repayment rates have had, as of the date of this prospectus supplement, no effect on note maturities. In addition, the master trust structure of the Granite program reduces the likelihood of any such effect. As a general matter, if prepayments on the mortgage loans occur less frequently than anticipated, then the amortization of the notes may take much longer than anticipated and the actual yields on your notes may be lower than you anticipate. Historically, variations in the rates of prepayments and scheduled repayments of mortgage loans in the mortgages trust have not delayed repayment of the issuing entity's notes and have had no impact on the yield to maturity of the notes to date. On the other hand, higher rates of prepayments and scheduled repayments of mortgage loans in the mortgages trust have not, since the mortgages trust was established in 2001, reduced the average lives of the notes. It is unlikely that the maturities of the notes would be accelerated unless CPRs rose to levels much higher than the historical CPR levels in respect of the mortgages trust (or the United Kingdom mortgage market in general) as described in this prospectus supplement and, in addition, the sponsor ceased to maintain the minimum seller share in the mortgages trust. See "Risk factors - The yield to maturity of the notes may be affected by prepayments or redemptions on the mortgage loans or repurchases of mortgage loans by the seller" in the accompanying prospectus.

      The effect of rates of prepayment and scheduled repayments of the mortgage loans on the issuing entity's notes is reduced because of the master trust structure. The single pool of mortgage loans in the mortgages trust supports an ongoing issuance of notes by the issuing entity. As mortgage loans repay or prepay, reducing the size of the pool, the seller is required to add mortgage loans to maintain the mortgages trust at a minimum size in relation to the aggregate balance of outstanding notes. Any new mortgage loans may only be assigned to the mortgages trust if those new mortgage loans comply with the seller's lending criteria, the material aspects of which are described under "The mortgage loans - Origination of the mortgage loans" in the accompanying prospectus. In addition, most series and classes of notes pay in specified amounts according to specified amortization schedules. The large mortgages trust, the size of which is intended to be maintained at specified minimum levels, combined with controlled repayment on most series and classes of notes, make it unlikely that fluctuations in prepayment and repayment rates or amount of prepayments or repayments in respect of the mortgage loans would accelerate or extend the maturities of the notes. Therefore differences, if any, among prepayment and repayment rates of different vintage years are unlikely to correlate to material risk of early or late repayment of the notes and a consequential effect on the yield to maturity of the notes.


                                                                   ARREARS

                                                         Vintage 2001 mortgage loans

                                                                                                      As at
                  ------------------------------------------------------------------------------------------------------------------
                                       December 31, 2003                                        December 31, 2004
                  ------------------------------------------------------------------------------------------------------------------
                  Number of             Balance of                          Number of             Balance of
                   mortgage               mortgage                           mortgage               mortgage
                   loans in               loans in  % of total  % of total   loans in               loans in  % of total  % of total
                    arrears                arrears    (Number)   (Balance)    arrears                arrears    (Number)   (Balance)
                  ------------------------------------------------------------------------------------------------------------------
< 1 month            30,611  (GBP)1,997,629,257.69      98.27%      98.48%     24,406  (GBP)1,691,794,164.96      98.56%      98.61%
1 - < 2 months          297     (GBP)16,502,604.01       0.95%       0.81%        185     (GBP)13,026,201.97       0.75%       0.76%
2 - < 3 months          115      (GBP)6,745,062.89       0.37%       0.33%         80      (GBP)5,104,331.05       0.32%       0.30%
3 - < 4 months           37      (GBP)2,160,988.63       0.12%       0.11%         46      (GBP)2,999,812.07       0.19%       0.17%
4 - < 5 months           31      (GBP)1,890,988.63       0.10%       0.09%         18        (GBP)970,402.17       0.07%       0.06%
5 - < 6 months           18      (GBP)1,113,472.59       0.06%       0.05%         12        (GBP)799,333.55       0.05%       0.05%
6 - < 7 months           15        (GBP)756,819.73       0.05%       0.04%          7        (GBP)452,048.01       0.03%       0.03%
7 - < 8 months            5        (GBP)279,470.69       0.02%       0.01%          4        (GBP)168,790.73       0.02%       0.01%
8 - < 9 months            8        (GBP)579,241.56       0.03%       0.03%          4        (GBP)208,380.33       0.02%       0.01%
9 - < 10 months           3        (GBP)104,262.43       0.01%       0.01%          0              (GBP)0.00       0.00%       0.00%
10 - < 11 months          3        (GBP)238,624.93       0.01%       0.01%          1         (GBP)48,148.95       0.00%       0.00%
11 - < 12 months          1         (GBP)54,893.57       0.00%       0.00%          0              (GBP)0.00       0.00%       0.00%
12 - < 13 months          2        (GBP)149,790.76       0.01%       0.01%          0              (GBP)0.00       0.00%       0.00%
13 - < 14 months          1        (GBP)132,285.24       0.00%       0.01%          0              (GBP)0.00       0.00%       0.00%
14 - < 15 months          2        (GBP)173,210.61       0.01%       0.01%          0              (GBP)0.00       0.00%       0.00%
15 - < 16 months          0              (GBP)0.00       0.00%       0.00%          0              (GBP)0.00       0.00%       0.00%
Total                31,149  (GBP)2,028,510,973.96     100.00%     100.00%     24,763  (GBP)1,715,571,613.79     100.00%     100.00%
                  ------------------------------------------------------------------------------------------------------------------
                  ==================================================================================================================


                  --------------------------------------------------------
                                      As at December 31, 2005
                  --------------------------------------------------------
                  Number of             Balance of
                   mortgage               mortgage
                   loans in               loans in  % of total  % of total
                    arrears                arrears    (Number)   (Balance)
                  --------------------------------------------------------
< 1 month            19,514  (GBP)1,399,828,379.99      98.70%      98.51%
1 - < 2 months          148     (GBP)11,581,051.54       0.75%       0.82%
2 - < 3 months           53      (GBP)4,818,310.57       0.27%       0.34%
3 - < 4 months           32      (GBP)2,571,442.62       0.16%       0.18%
4 - < 5 months            8        (GBP)657,870.15       0.04%       0.05%
5 - < 6 months            6        (GBP)496,491.88       0.03%       0.03%
6 - < 7 months            6        (GBP)555,995.46       0.03%       0.04%
7 - < 8 months            1         (GBP)27,460.30       0.01%       0.00%
8 - < 9 months            1        (GBP)248,338.29       0.01%       0.02%
9 - < 10 months           2        (GBP)145,373.33       0.01%       0.01%
10 - < 11 months          0              (GBP)0.00       0.00%       0.00%
11 - < 12 months          0              (GBP)0.00       0.00%       0.00%
12 - < 13 months          0              (GBP)0.00       0.00%       0.00%
13 - < 14 months          0              (GBP)0.00       0.00%       0.00%
14 - < 15 months          0              (GBP)0.00       0.00%       0.00%
15 - < 16 months          0              (GBP)0.00       0.00%       0.00%
Total                19,771  (GBP)1,420,930,714.13     100.00%     100.00%
                  --------------------------------------------------------
                  ========================================================


                                                        Vintage 2002 mortgage loans

                                                                                                      As at
                  ------------------------------------------------------------------------------------------------------------------
                                      December 31, 2003                                         December 31, 2004
                  ------------------------------------------------------------------------------------------------------------------

                  Number of             Balance of                          Number of             Balance of
                   mortgage               mortgage                           mortgage               mortgage
                   loans in               loans in  % of total  % of total   loans in               loans in  % of total  % of total
                    arrears                arrears    (Number)   (Balance)    arrears                arrears    (Number)   (Balance)
                  ------------------------------------------------------------------------------------------------------------------
< 1 month            61,732  (GBP)4,851,279,647.27      98.41%      98.64%     48,254  (GBP)3,811,378,309.74      98.31%      98.41%
1 - < 2 months          558     (GBP)39,720,946.82       0.89%       0.81%        498     (GBP)36,985,804.04       1.01%       0.95%
2 - < 3 months          217     (GBP)13,255,098.51       0.35%       0.27%        169     (GBP)12,797,531.42       0.34%       0.33%
3 - < 4 months           74      (GBP)4,748,777.03       0.12%       0.10%         72      (GBP)5,225,377.28       0.15%       0.13%
4 - < 5 months           58      (GBP)3,688,874.24       0.09%       0.08%         38      (GBP)2,960,942.31       0.08%       0.08%
5 - < 6 months           31      (GBP)1,954,779.06       0.05%       0.04%         22      (GBP)1,141,887.19       0.04%       0.03%
6 - < 7 months           23      (GBP)1,617,760.29       0.04%       0.03%         17      (GBP)1,106,695.39       0.03%       0.03%
7 - < 8 months           12        (GBP)832,581.99       0.02%       0.02%          8        (GBP)590,951.54       0.02%       0.02%
8 - < 9 months           11        (GBP)615,238.97       0.02%       0.01%          6        (GBP)486,829.92       0.01%       0.01%
9 - < 10 months           5        (GBP)209,609.60       0.01%       0.00%          1         (GBP)29,357.81       0.00%       0.00%
10 - < 11 months          4        (GBP)274,534.66       0.01%       0.01%          0              (GBP)0.00       0.00%       0.00%
11 - < 12 months          1         (GBP)33,765.77       0.00%       0.00%          1        (GBP)249,623.47       0.00%       0.01%
12 - < 13 months          0              (GBP)0.00       0.00%       0.00%          0              (GBP)0.00       0.00%       0.00%
13 - < 14 months          0              (GBP)0.00       0.00%       0.00%          0              (GBP)0.00       0.00%       0.00%
14 - < 15 months          2        (GBP)118,958.20       0.00%       0.00%          0              (GBP)0.00       0.00%       0.00%
15 - < 16 months          0              (GBP)0.00       0.00%       0.00%          0              (GBP)0.00       0.00%       0.00%
Total                62,728  (GBP)4,918,350,572.41     100.00%     100.00%     49,086  (GBP)3,872,953,310.11     100.00%     100.00%
                  ------------------------------------------------------------------------------------------------------------------
                  ==================================================================================================================


                  --------------------------------------------------------
                                      As at December 31, 2005
                  --------------------------------------------------------

                  Number of             Balance of
                   mortgage               mortgage
                   loans in               loans in  % of total  % of total
                    arrears                arrears    (Number)   (Balance)
                  --------------------------------------------------------
< 1 month            40,117  (GBP)3,403,509,620.63      98.41%      98.43%
1 - < 2 months          363     (GBP)31,431,991.46       0.89%       0.91%
2 - < 3 months          148     (GBP)12,708,731.10       0.36%       0.37%
3 - < 4 months           70      (GBP)6,025,682.13       0.17%       0.17%
4 - < 5 months           29      (GBP)1,947,139.98       0.07%       0.06%
5 - < 6 months           17      (GBP)1,325,375.49       0.04%       0.04%
6 - < 7 months           13        (GBP)100,797.06       0.03%       0.00%
7 - < 8 months            5        (GBP)354,365.54       0.01%       0.01%
8 - < 9 months            4        (GBP)165,240.13       0.01%       0.00%
9 - < 10 months           0              (GBP)0.00       0.00%       0.00%
10 - < 11 months          1         (GBP)66,204.39       0.00%       0.00%
11 - < 12 months          0              (GBP)0.00       0.00%       0.00%
12 - < 13 months          0              (GBP)0.00       0.00%       0.00%
13 - < 14 months          0              (GBP)0.00       0.00%       0.00%
14 - < 15 months          0              (GBP)0.00       0.00%       0.00%
15 - < 16 months          0              (GBP)0.00       0.00%       0.00%
Total                40,767  (GBP)3,457,635,147.91     100.00%     100.00%
                  --------------------------------------------------------
                  ========================================================


                                                                              Vintage 2003 mortgage loans

                                                                                                      As at
                  ------------------------------------------------------------------------------------------------------------------
                                      December 31, 2003                                         December 31, 2004
                  ------------------------------------------------------------------------------------------------------------------

                  Number of             Balance of                          Number of             Balance of
                   mortgage               mortgage                           mortgage               mortgage
                   loans in               loans in  % of total  % of total   loans in               loans in  % of total  % of total
                    arrears                arrears    (Number)   (Balance)    arrears                arrears    (Number)   (Balance)
                  ------------------------------------------------------------------------------------------------------------------
< 1 month            36,140  (GBP)3,237,486,743.50      98.45%      98.56%     86,836  (GBP)8,324,697,769.72      98.23%      98.31%
1 - < 2 months          390     (GBP)32,972,190.38       1.06%       1.00%        938     (GBP)88,802,961.10       1.06%       1.05%
2 - < 3 months          101      (GBP)8,461,422.17       0.28%       0.26%        306     (GBP)27,762,138.23       0.35%       0.33%
3 - < 4 months           26      (GBP)2,019,251.86       0.07%       0.06%        126     (GBP)10,129,019.44       0.14%       0.12%
4 - < 5 months           22      (GBP)1,827,039.81       0.06%       0.06%         81      (GBP)7,202,393.29       0.09%       0.09%
5 - < 6 months           15        (GBP)960,879.24       0.04%       0.03%         48      (GBP)3,984,664.31       0.05%       0.05%
6 - < 7 months            5        (GBP)377,288.39       0.01%       0.01%         31      (GBP)2,844,714.20       0.04%       0.03%
7 - < 8 months            4        (GBP)304,599.37       0.01%       0.01%         15      (GBP)1,067,591.83       0.02%       0.01%
8 - < 9 months            3        (GBP)252,558.25       0.01%       0.01%         13        (GBP)978,523.70       0.01%       0.01%
9 - < 10 months           1         (GBP)38,315.91       0.00%       0.00%          1         (GBP)31,311.43       0.00%       0.00%
10 - < 11 months          2        (GBP)154,900.42       0.01%       0.00%          4        (GBP)292,819.84       0.00%       0.00%
11 - < 12 months          0              (GBP)0.00       0.00%       0.00%          2        (GBP)140,508.75       0.00%       0.00%
12 - < 13 months          0              (GBP)0.00       0.00%       0.00%          0              (GBP)0.00       0.00%       0.00%
13 - < 14 months          0              (GBP)0.00       0.00%       0.00%          0              (GBP)0.00       0.00%       0.00%
14 - < 15 months          0              (GBP)0.00       0.00%       0.00%          0              (GBP)0.00       0.00%       0.00%
15 - < 16 months          0              (GBP)0.00       0.00%       0.00%          0              (GBP)0.00       0.00%       0.00%
Total                36,709  (GBP)3,284,855,189.31     100.00%     100.00%     88,401  (GBP)8,467,934,415.64     100.00%     100.00%
                  ------------------------------------------------------------------------------------------------------------------
                  ==================================================================================================================


                  --------------------------------------------------------
                                                December 31, 2005
                  --------------------------------------------------------
                  Number of             Balance of
                   mortgage               mortgage
                   loans in               loans in  % of total  % of total
                    arrears                arrears    (Number)   (Balance)
                  --------------------------------------------------------
< 1 month            64,463  (GBP)6,314,614,980.37      97.37%      97.24%
1 - < 2 months          921     (GBP)95,293,423.15       1.39%       1.47%
2 - < 3 months          387     (GBP)39,404,803.73       0.58%       0.61%
3 - < 4 months          174     (GBP)18,901,936.82       0.26%       0.29%
4 - < 5 months           83      (GBP)7,806,782.28       0.13%       0.12%
5 - < 6 months           71      (GBP)7,209,066.50       0.11%       0.11%
6 - < 7 months           60      (GBP)6,086,536.52       0.09%       0.09%
7 - < 8 months           18      (GBP)1,842,411.35       0.03%       0.03%
8 - < 9 months           17      (GBP)1,735,753.93       0.03%       0.03%
9 - < 10 months           5        (GBP)379,136.12       0.01%       0.01%
10 - < 11 months          2        (GBP)235,725.53       0.00%       0.00%
11 - < 12 months          2        (GBP)356,093.77       0.00%       0.01%
12 - < 13 months          1        (GBP)164,166.30       0.00%       0.00%
13 - < 14 months          1         (GBP)31,446.58       0.00%       0.00%
14 - < 15 months          0              (GBP)0.00       0.00%       0.00%
15 - < 16 months          1         (GBP)60,571.83       0.00%       0.00%
Total                66,206  (GBP)6,494,122,834.62     100.00%     100.00%
                  --------------------------------------------------------
                  ========================================================


                                                         Vintage 2004 mortgage loans

                                                                                                            As at
                  ------------------------------------------------------------------------------------------------------------------
                                       December 31, 2004                                           December 31, 2005
                  ------------------------------------------------------------------------------------------------------------------
                 Number of             Balance of                          Number of              Balance of
                  mortgage               mortgage                           mortgage                mortgage
                  loans in               loans in  % of total  % of total   loans in                loans in  % of total  % of total
                   arrears                arrears    (Number)   (Balance)    arrears                 arrears    (Number)   (Balance)
                  ------------------------------------------------------------------------------------------------------------------
< 1 month           40,592  (GBP)4,076,062,212.54      98.48%      98.48%    105,482  (GBP)11,802,352,508.67      97.69%      97.81%
1 - < 2 months         413     (GBP)42,538,937.64       1.00%       1.03%      1,469     (GBP)157,876,825.48       1.36%       1.31%
2 - < 3 months         110     (GBP)11,450,442.89       0.27%       0.28%        488      (GBP)51,890,742.66       0.45%       0.43%
3 - < 4 months          61      (GBP)4,562,552.23       0.15%       0.11%        212      (GBP)20,986,057.13       0.20%       0.17%
4 - < 5 months          26      (GBP)2,633,692.26       0.06%       0.06%        114      (GBP)11,136,005.13       0.11%       0.09%
5 - < 6 months          13      (GBP)1,397,422.92       0.03%       0.03%        100       (GBP)9,968,284.10       0.09%       0.08%
6 - < 7 months           3        (GBP)184,717.92       0.01%       0.00%         61       (GBP)6,396,985.87       0.06%       0.05%
7 - < 8 months           0              (GBP)0.00       0.00%       0.00%         31       (GBP)3,137,747.70       0.03%       0.03%
8 - < 9 months           0              (GBP)0.00       0.00%       0.00%         17       (GBP)1,995,734.33       0.02%       0.02%
9 - < 10 months          0              (GBP)0.00       0.00%       0.00%          5         (GBP)511,776.21       0.00%       0.00%
10 - < 11 months         1        (GBP)179,044.05       0.00%       0.00%          2         (GBP)135,605.30       0.00%       0.00%
11 - < 12 months         0              (GBP)0.00       0.00%       0.00%          0               (GBP)0.00       0.00%       0.00%
Total               41,219  (GBP)4,139,009,022.45     100.00%     100.00%    107,981  (GBP)12,066,388,272.58     100.00%     100.00%
                  ------------------------------------------------------------------------------------------------------------------
                  ==================================================================================================================

                                  Vintage 2005 mortgage loans

                  --------------------------------------------------------
                                      December 31, 2005
                  --------------------------------------------------------
                  Number of              Balance of
                   mortgage                mortgage
                   loans in                loans in  % of total  % of total
                    arrears                 arrears    (Number)   (Balance)
                  --------------------------------------------------------
< 1 month           101,008  (GBP)11,924,845,535.61      98.45%      98.55%
1 - < 2 months        1,117     (GBP)125,115,631.11       1.09%       1.03%
2 - < 3 months          296      (GBP)33,058,551.14       0.29%       0.27%
3 - < 4 months           74       (GBP)7,296,942.41       0.07%       0.06%
4 - < 5 months           45       (GBP)4,593,720.06       0.04%       0.04%
5 - < 6 months           36       (GBP)3,452,162.36       0.04%       0.03%
6 - < 7 months           15       (GBP)1,566,222.44       0.01%       0.01%
7 - < 8 months            5         (GBP)516,111.51       0.00%       0.00%
8 - < 9 months            3         (GBP)212,257.13       0.00%       0.00%
Total               102,599  (GBP)12,100,657,133.77        100%        100%
                  --------------------------------------------------------
                  ========================================================


                                                                 CUMULATIVE LOSS

                                                           Vintage 2001 mortgage loans

                                                                 For the year ended
                          ----------------------------------------------------------------------------------------------------------
                                            December 31, 2003                                  December 31, 2004
                          ----------------------------------------------------------------------------------------------------------
                            Number                                               Number
                                of                                                   of
                          mortgage                       % of total % of total mortgage                        % of total % of total
                             loans       Balance ((GBP))   (Number)  (Balance)    loans        Balance ((GBP))   (Number)  (Balance)
                          ----------------------------------------------------------------------------------------------------------
Loans taken into
possession                      20     (GBP)1,073,749.62      0.06%      0.05%       38      (GBP)1,964,557.83      0.15%      0.11%
Loans experiencing a loss
(and gross losses)               2         (GBP)1,439.48      0.01%      0.00%        0              (GBP)0.00      0.00%      0.00%
Cumulative number of
loans experiencing a loss
(and aggregate of gross
losses)                          2         (GBP)1,439.48      0.01%      0.00%        2          (GBP)1,439.48      0.01%      0.00%
                          ----------------------------------------------------------------------------------------------------------
Total Vintage 2001
mortgage loans              31,149 (GBP)2,028,510,973.96       100%       100%   24,763  (GBP)1,715,571,613.79       100%       100%
                          ----------------------------------------------------------------------------------------------------------
                          ==========================================================================================================


                                             For the year ended

                          ----------------------------------------------------
                                              December 31, 2005
                          ----------------------------------------------------
                            Number
                                of
                          mortgage                       % of total % of total
                             loans       Balance ((GBP))   (Number)  (Balance)
                          ----------------------------------------------------
Loans taken into
possession                      42     (GBP)2,577,836.98      0.21%      0.18%
Loans experiencing a loss
(and gross losses)               1            (GBP)73.80      0.01%      0.00%
Cumulative number of
loans experiencing a loss
(and aggregate of gross
losses)                          3         (GBP)1,513.00      0.02%      0.00%

Total Vintage 2001
mortgage loans              19,771 (GBP)1,420,930,714.13    100.00%    100.00%
                          ----------------------------------------------------
                          ====================================================

                                                           Vintage 2002 mortgage loans

                                                                 For the year ended

                          ----------------------------------------------------------------------------------------------------------
                                       December 31, 2003                                      December 31, 2004
                          ----------------------------------------------------------------------------------------------------------
                            Number                                               Number
                                of                                                   of
                          mortgage                       % of total % of total mortgage                        % of total % of total
                             loans       Balance ((GBP))   (Number)  (Balance)    loans        Balance ((GBP))   (Number)  (Balance)
                          ----------------------------------------------------------------------------------------------------------
Loans taken into
possession                      28     (GBP)1,407,607.43      0.04%      0.03%       87      (GBP)2,380,469.51      0.18%      0.06%
Loans experiencing a loss
(and gross losses)               1            (GBP)28.07      0.00%      0.00%        1            (GBP)100.53      0.00%      0.00%
Cumulative number of
loans experiencing a loss
(and aggregate of gross
losses)                          1            (GBP)28.07      0.00%      0.00%        2            (GBP)128.60      0.00%      0.00%
                          ----------------------------------------------------------------------------------------------------------
Total Vintage 2002
mortgage loans              62,728 (GBP)4,918,350,572.41    100.00%    100.00%   49,086  (GBP)3,872,953,310.11    100.00%    100.00%
                          ----------------------------------------------------------------------------------------------------------
                          ==========================================================================================================


                                                For the year ended

                          ----------------------------------------------------
                                                December 31, 2005
                          ----------------------------------------------------
                            Number
                                of
                          mortgage                       % of total % of total
                             loans       Balance ((GBP))   (Number)  (Balance)
                          ----------------------------------------------------
Loans taken into
possession                     148    (GBP)10,703,949.93      0.36%      0.31%
Loans experiencing a loss
(and gross losses)               7       (GBP)139,731.75      0.02%      0.00%
Cumulative number of
loans experiencing a loss
(and aggregate of gross
losses)                          9       (GBP)139,860.35      0.02%      00.0%

Total Vintage 2002
mortgage loans              40,767 (GBP)3,457,635,147.91    100.00%    100.00%
                          ----------------------------------------------------
                          ====================================================

                                                            Vintage 2003 mortgage loans

                                                                 For the year ended

                          ----------------------------------------------------------------------------------------------------------
                                          December 31, 2003                                  December 31, 2004
                          ----------------------------------------------------------------------------------------------------------
                            Number                                               Number
                                of                                                   of
                          mortgage                       % of total % of total mortgage                        % of total % of total
                             loans       Balance ((GBP))   (Number)  (Balance)    loans        Balance ((GBP))   (Number)  (Balance)
                          ----------------------------------------------------------------------------------------------------------
Loans taken into
possession                       5       (GBP)620,813.59      0.01%      0.02%       64        (GBP)557,550.66      0.07%      0.01%
Loans experiencing a loss
(and gross losses)               0             (GBP)0.00      0.00%      0.00%        1          (GBP)3,502.26      0.00%      0.00%
Cumulative number of
loans experiencing a loss
(and aggregate of gross
losses)                          0             (GBP)0.00      0.00%      0.00%        1          (GBP)3,502.26      0.00%      0.00%
                          ----------------------------------------------------------------------------------------------------------
Total Vintage 2003
mortgage loans              36,709 (GBP)3,284,855,189.31    100.00%    100.00%   88,401  (GBP)8,467,934,415.64    100.00%    100.00%
                          ----------------------------------------------------------------------------------------------------------
                          ==========================================================================================================


                                               For the year ended
                          ----------------------------------------------------
                                               December 31, 2005
                          ----------------------------------------------------
                            Number
                                of
                          mortgage                       % of total % of total
                             loans       Balance ((GBP))   (Number)  (Balance)
                          ----------------------------------------------------
Loans taken into
possession                     313    (GBP)26,507,733.24      0.47%      0.41%
Loans experiencing a loss
(and gross losses)              44       (GBP)645,484.84      0.07%      0.01%
Cumulative number of
loans experiencing a loss
(and aggregate of gross
losses)                         45       (GBP)648,987.10      0.07%      0.01%

Total Vintage 2003
mortgage loans              66,206 (GBP)6,494,122,834.62    100.00%    100.00%
                          ----------------------------------------------------
                          ====================================================



                                                               Vintage 2004 mortgage loans

                                                                   For the year ended
                          ----------------------------------------------------------------------------------------------------------
                                           December 31, 2004                                   December 31, 2005
                          ----------------------------------------------------------------------------------------------------------
                            Number                                               Number
                                of                                                   of
                          mortgage                       % of total % of total mortgage                        % of total % of total
                             loans       Balance ((GBP))   (Number)  (Balance)    loans        Balance ((GBP))   (Number)  (Balance)
                          ----------------------------------------------------------------------------------------------------------
Loans taken into
possession                       2       (GBP)232,462.39      0.00%      0.00%      166     (GBP)14,638,506.18      0.15%      0.12%
Loans experiencing a loss
(and gross losses)               0             (GBP)0.00      0.00%      0.00%       16         (GBP)96,096.61      0.01%      0.00%
Cumulative number of
loans experiencing a loss
(and aggregate of gross
losses)                          0             (GBP)0.00      0.00%      0.00%       16         (GBP)96,096.61      0.01%      0.00%

Total Vintage 2004
mortgage  loans             41,219 (GBP)4,139,009,022.45    100.00%    100.00%  107,981 (GBP)12,066,388,272.58    100.00%    100.00%
                          ----------------------------------------------------------------------------------------------------------
                          ==========================================================================================================

                                               Vintage 2005 mortgage loans

                                                     For the year ended
                          ------------------------------------------------------
                          ------------------------------------------------------
                                              December 31, 2005
                          ------------------------------------------------------
                          Number of             Balance of
                           mortgage               mortgage
                           loans in               loans in % of total % of total
                            arrears                arrears   (Number)  (Balance)

Loans taken into
possession                        5        (GBP)491,310.05      0.00%      0.00%
Loans experiencing a loss
(and gross losses)                0              (GBP)0.00      0.00%      0.00%
Cumulative number of
loans experiencing a loss
(and aggregate of gross
losses)                           0              (GBP)0.00      0.00%      0.00%

Total Vintage 2005
mortgage loans              102,599 (GBP)12,100,657,133.77    100.00%    100.00%

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to buy these securities in any State where the offer or sale is not permitted.


           Subject to completion and amendment dated January 4, 2007


Granite Master Issuer plc

Issuing entity
     o We may issue from time to time class A, class B, class M, class C and class D notes in one or more series. Each series will consist of one or more classes or sub-classes of notes. One or more series and classes of notes may be issued at one time.

     o The principal asset from which we will make payments of interest on, and principal of, the notes is a global intercompany loan to an affiliated company called Granite Finance Funding 2 Limited. Granite Finance Funding 2 Limited is the depositor in relation to our note issuance program.

     o The principal asset from which Granite Finance Funding 2 Limited will make payments of interest on, and principal of, the global intercompany loan is its interest in a pool of UK residential mortgage loans originated by Northern Rock plc and held in a master trust by Granite Finance Trustees Limited.

     o Each mortgage loan is secured by a mortgaged property located in England, Wales or Scotland. All of the transaction documents are governed by the laws of England and Wales, Scotland, Jersey or New York.

     o Only class A, class B, class M and class C notes will be offered pursuant to this prospectus and the related prospectus supplement.

     o Northern Rock plc is the sponsor in relation to our note issuance program. Northern Rock plc is also the Funding 2 basis rate swap provider under the Funding 2 basis rate swaps entered into between the Funding 2 basis rate swap provider and Funding 2.

     o The notes will have the benefit of certain internal credit support, such as the availability of reserve funds and subordination of certain note classes to other note classes as described under "Credit Structure" and "Risk Factors". In addition, the notes may have the benefit of certain derivative instruments if specified in the related prospectus supplement.

     The notes offered by this prospectus will be solely our obligation. The notes will not be obligations of the sponsor, Funding 2, any of their respective affiliates or any other person or entity named in this prospectus other than us.

     You should consider the discussion under the "Risk Factors" beginning on page 31 of this prospectus before you purchase any notes.

     Application will be made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for notes issued during the period of twelve months from the date of this prospectus to be admitted to the official list maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange plc for such notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Prospectus dated January [o], 2007

     You should note that Granite Finance Funding Limited, a company of common ownership with us, has an interest in the same trust property (being the pool of UK residential mortgage loans originated by Northern Rock plc) as Granite Finance Funding 2 Limited. Granite Finance Funding Limited has established issuing entities which have issued notes and used the proceeds thereof to make intercompany loans to Granite Finance Funding Limited. Granite Finance Funding Limited may also establish from time to time new issuing entities which will issue notes and make new intercompany loans to Granite Finance Funding Limited. Subject to certain conditions, Granite Finance Funding 2 Limited may establish, from time to time, new issuing entities which will issue notes and make new intercompany loans to Granite Finance Funding 2 Limited. The notes issued by these existing issuing entities ultimately are, and any new notes issued by such new issuing entities ultimately will be, secured by the same trust property as the notes issued by us under this prospectus and the related prospectus supplement. References in this document to "Funding" mean Granite Finance Funding Limited and references to "Funding 2" mean Granite Finance Funding 2 Limited.

     A note is not a deposit and none of the notes, payments under the global intercompany loan or the underlying mortgage loans are insured or guaranteed by any United Kingdom or United States governmental agency or authority.

                          Forward-looking statements

     This prospectus includes forward-looking statements including, but not limited to, statements made under the captions "Risk factors", "The mortgage loans", and "The servicer and the administration agreement". These forward-looking statements can be identified by the use of forward-looking terminology, such as the words "believes", "expects", "may", "intends", "should" or "anticipates", or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the notes, Northern Rock plc or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others: general economic and business conditions in the UK; currency exchange and interest fluctuations; governmental, statutory, regulatory or administrative initiatives affecting Northern Rock plc; changes in business strategy, lending practices or customer relationships; and other factors that may be referred to in this prospectus. Some of the most significant of these risks, uncertainties and other factors are discussed under the caption "Risk factors", and you are encouraged to carefully consider those factors prior to making an investment decision.

             Important notice about information presented in this
            prospectus and the accompanying prospectus supplement

     We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series and class of notes, including your series and class, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series and class of notes, including:

     o    the timing of interest and principal payments;

     o    financial and other information about our assets;

     o    information about enhancement for your series or class;

     o    the ratings for your class;

     o    the method for selling the notes; and

     o other terms and conditions not contained herein that are applicable to such series and class.

     This prospectus may be used to offer and sell any series and class of notes only if accompanied by the prospectus supplement for that series and class.

     If the terms of a particular series or class of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these documents where you can find further related discussions. The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

                          Incorporation by reference

     The United States Securities and Exchange Commission (the "SEC") allows us to incorporate by reference the information we file with them about your notes. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC about your notes will automatically modify and supersede this information. Only the modified form of such information will constitute a part of this prospectus.

     You may request a copy of our filings at no cost by writing or telephoning at the following address:

                               Northern Rock plc
                              Northern Rock House
                                   Gosforth
                             Newcastle upon Tyne
                                   NE3 4PL
                           Tel: +44 (0)191 285 7191


                      Where you can find more information

     We have filed a registration statement with the SEC for the US notes. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series and class of US notes contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits.

     Granite Master Issuer plc, Granite Finance Funding 2 Limited and Granite Finance Trustees Limited (the "registrants") will file annual reports on Form 10-K, periodic reports on Form 10-D and other information with the SEC about the mortgages trust, the property of which ultimately secures your notes. The reports will be filed under SEC file numbers 333-119671, 333-119671-02 and 333-119671-03, respectively. You may also read and copy any document we file at the public reference facilities maintained by the SEC at its

Public Reference Room, 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including Funding 2, the mortgages trustee and us. The address of that internet website is http://www.sec.gov.


                                      Table of Contents


Summary of prospectus ...............................................................            6
Fees ................................................................................           30
Risk factors ........................................................................           31
Defined terms .......................................................................           62
The issuing entity ..................................................................           63
Use of proceeds .....................................................................           65
Northern Rock plc ...................................................................           66
Funding 2 ...........................................................................           68
The mortgages trustee ...............................................................           69
Holdings ............................................................................           70
GPCH Limited ........................................................................           71
Funding issuing entities ............................................................           72
The Funding 2 security trustee, note trustee and the issuer security trustee ........           73
Affiliations and certain relationships and related transactions of transaction
  parties ...........................................................................           74
Issuance of notes ...................................................................           75
The mortgage loans ..................................................................           80
Certain characteristics of the United Kingdom residential mortgage market ...........          104
The servicer and the administration agreement .......................................          110
Assignment of the mortgage loans and related security ...............................          121
The mortgages trust .................................................................          132
The global intercompany loan agreement ..............................................          151
Cashflows ...........................................................................          156
Credit structure ....................................................................          181
The swap agreements .................................................................          192
Cash management for the mortgages trustee and Funding 2 .............................          197
Cash management for the issuing entity ..............................................          201
Security for Funding 2's obligations ................................................          203
Security for the issuing entity's obligations .......................................          208
Description of the trust deed .......................................................          212
The notes ...........................................................................          214
Description of the US notes .........................................................          219
Material legal aspects of the mortgage loans and the related security ...............          245
Material United Kingdom tax consequences ............................................          251
Material United States tax consequences .............................................          254
Material Jersey (Channel Islands) tax considerations ................................          259
ERISA Considerations ................................................................          260
Enforcement of foreign judgments in England and Wales ...............................          263
United States legal investment considerations .......................................          264
Legal matters .......................................................................          265
Underwriting ........................................................................          266
Reports to noteholders ..............................................................          268
Listing and general information .....................................................          269
Glossary ............................................................................          272
Index of principal terms ............................................................          298

                             Summary of prospectus

     The information in this section is a summary of the principal features of the notes, including a description of the mortgage loans that will generate the income for us to make payments on the notes and the contracts that document the transaction. This summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus carefully, especially the risks of investing in the notes discussed under "Risk factors".

Overview of the transaction

     The following is an overview of the transaction as illustrated by the "Structural diagram of the securitization transaction". The numbers in the diagram refer to the numbered paragraphs in this section.

     (1) On March 26, 2001 (the "initial closing date"), the seller assigned the initial mortgage portfolio and the other initial trust property to the mortgages trustee pursuant to the mortgage sale agreement. Since the initial closing date the seller has assigned (and may in the future, from time to time assign) further mortgage portfolios and the other further trust property to the mortgages trustee pursuant to the mortgage sale agreement. For a further description of the assignment of the initial mortgage portfolio and the further mortgage portfolios, see "-
          Assignment of the mortgage loans and related security". The trust property consists of the mortgage loans in the mortgage portfolio, their related security, any accrued interest on those mortgage loans and other amounts derived from those mortgage loans. The mortgage loans are residential mortgage loans originated by Northern Rock plc and secured over mortgaged properties located in England, Wales and Scotland.

     (2) The mortgages trustee holds the trust property on trust for the benefit of the seller, Funding and Funding 2 pursuant to a mortgages trust deed dated the initial closing date, as amended from time to time, among the mortgages trustee, the seller, Funding, Funding 2 and the corporate services provider (the "mortgages trust deed"). The seller, Funding and Funding 2 each have a joint and undivided interest in the trust property, but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property.

     (3) Unless otherwise expressly provided in the mortgages trust deed, the cash manager on behalf of the mortgages trustee distributes interest and principal payments on the mortgage loans and allocates losses in relation to the mortgage loans to the seller, Funding and Funding 2 according to the share that each of them then has in the trust property, expressed as a percentage. These percentages fluctuate as described under "- The mortgages trust".

     (4) Under the terms of the global intercompany loan agreement, we will make advances (each a "loan tranche") to Funding 2 in an amount equal to the gross proceeds of each class of notes issued by us as part of a series. The aggregate of the AAA loan tranches, the AA loan tranches, the A loan tranches, the BBB loan tranches and the BB loan tranches (collectively, the "loan tranches"), at any time, will constitute the global intercompany loan. The amount outstanding under the global intercompany loan agreement, may be increased from time to time through additional loan tranches. Funding 2 will apply the proceeds of each loan tranche:

          o in payment of a contribution to the mortgages trustee to increase its beneficial interest in the trust property pursuant to the mortgages trust deed. Upon receipt of any such contribution from Funding 2, the mortgages trustee will pay these funds:

               (a) to the seller, as an initial purchase price for additional mortgage loans to be assigned, from time to time, by the seller to the mortgages trustee;

               (b) to the seller, as a special distribution (which will have the effect of reducing the seller share); or

               (c) to Funding as a special distribution (which will have the effect of reducing the Funding share)

          o to fund or replenish the Funding 2 reserve fund and/or to make a deposit into the Funding 2 GIC account; or

          o    in payment back to us to refinance an existing loan tranche.

          From time to time Funding 2 will make deferred contributions to the mortgages trustee pursuant to the mortgages trust deed in respect of the Funding 2 share of the trust property and from such deferred contributions the mortgages trustee will from time to time make corresponding payments of deferred purchase price to the seller.

     (5) In addition to paying certain of its own fees and expenses, Funding 2 will use amounts received from its share in the trust property to meet its obligations to pay interest, principal and fees due to us under the global intercompany loan agreement, to replenish the Funding 2 liquidity reserve fund, if any, and to replenish the Funding 2 reserve fund. Funding 2's obligations to us under the global intercompany loan agreement will be secured under the Funding 2 deed of charge by, among other things, Funding 2's interest in the trust property.

     (6) Our obligations to pay interest on, and principal of, the notes will be funded primarily from the payments of interest and principal received by us from Funding 2 under the global intercompany loan agreement. Our primary asset will be our rights under the global intercompany loan agreement and security therefor. Neither you nor we will have any direct interest in the trust property, although we will have a security interest under the Funding 2 deed of charge in Funding 2's interest in the trust property. Prior to the enforcement of the issuer security, we may only repay a class of notes (or part thereof) of any series on the relevant note payment date if we have received principal repayments in respect of the loan tranche that was funded by the issue of such notes. We will only receive a principal repayment in respect of a loan tranche if, amongst other things, following such repayment (and repayment of the applicable notes), there would be sufficient credit enhancement on that date for each outstanding class of notes, either in the form of lower ranking classes of notes or other forms of credit enhancement. Following the occurrence of a trigger event, Funding 2 will apply principal receipts received by it from the mortgages trustee to repay all classes of outstanding notes of any series. The trigger events are described under "- Trigger events" in this "Summary of prospectus" and later in this prospectus and the related prospectus supplement.

          As used in this prospectus, the term "enforcement of the issuer security" denotes realization on assets that secure the issuing entity's obligations by exercise of the power of sale and other powers conferred by Section 101 of the Law of Property Act 1925, as varied or amended by the issuer deed of charge.

     (7) Subject to satisfying certain issuance tests, we will issue notes in separate series and classes from time to time. Each series will consist of one or more classes of notes and may be offered pursuant to this prospectus and a prospectus supplement setting out the terms of that series. We may issue notes of any class on any date provided there is sufficient credit enhancement on that date, either in the form of lower ranking classes of notes or other forms of credit enhancement. We will use the proceeds of each series and class of notes to fund a new loan tranche or to fund an increase in the amount outstanding on existing loan tranches.

     (8) The accounts, reserve funds and swaps transactions, and their function in the transaction structure are described later in this prospectus and in the related prospectus supplement. They are included in the following diagram so that you can refer back to see where they fit into the structure.

     Funds produced from the mortgage loans will be applied, as described above, to service payments under the notes. The assets backing the issue (as set out above) will have characteristics that demonstrate capacity to produce funds to service any payments due and payable on the notes.


                                      Structural diagram of the securitization transaction

 -------------------                                -------------------------------
                      Assignment of mortgage
                      portfolio (1)
                      (mortgage sale agreement)
      SPONSOR        ------------------------------>
 ORIGINATOR, SELLER   Contributions in respect of             MORTGAGES
    and SERVICER      beneficial interest in the               TRUSTEE
 Northern Rock plc    seller share of the trust            Granite Finance
  (administration     property (2)                         Trustees Limited
     agreement)      ------------------------------>       (mortgage trust
 (cash management     Distributions and loss                     deed)
     agreement)       allocation under the seller's
                      beneficial interest in the
                      trust property (2), (3) & (4)
                     <------------------------------
 -------------------                                -------------------------------
                                                     / \ |                  / \  | Distributions and
                                                      |  |   Contributions   |   | loss allocations
                                     Contribution     |  |   in respect of   |   | under Funding 2
                                     in respect of    |  |   beneficial      |   | beneficial           ......................
                                     beneficial       |  |   interest in     |   | interest in
                                     interest in      |  |   the Funding 2   |   | the trust property          FUNDING 2
                                     the Funding      |  |   share of the    |   | (2), (3) & (4)             BASIS RATE
                                     share of the     |  |   trust property  |   | (mortgage                     SWAP
                                     trust property   |  |   (4)             |   | trust deed)                 PROVIDER
                                     (4)              |  |                   |   |                            Funding 2
                                                      |  |                   |   |                            basis rate
    -----------------                                 |  |                   |  \ /                            swaps (8)
         FUNDING                                      |  |           -------------------- ..............
     Granite Finance  --------------------------------   |                                              ......................
     Funding Limited  <----------------------------------|
    ------------------                                                    DEPOSITOR                     ......................
          / \  |                                                       Granite Finance                         Funding 2
           |   |        Distributions and                                 Funding 2       ..............    GIC account (8)
           |   |        loss allocations                                   Limited                      ......................
           |   |        under Funding                                   (iFunding 2i)
           |   |        beneficial                                                                      ......................
           |   |        interest in the                                                   ..............       Funding 2
           |   |        Funding share of                             --------------------                   reserve fund (8)
           |   |        the trust property                                  / \  |                      .......................
           |   |        (2), (3) & (4)                                       |   |
           |   |        (mortgages trust                                     |   |
           |   |        deed)                                 Global         |   |   Principal of,
           |  \ /                                             intercompany   |   |   and interest on,
    -----------------                                         loan (7)       |   |   the global
         FUNDING                                              (global        |   |   intercompany
         ISSUING                                              intercompany   |   |   loan (5) (6)
         ENTITIES                                             loan           |   |
    -----------------                                         agreement)     |   |
                                                                             |   |
                                                                             |   |
                                                                             |  \ /
   ..................   ..................                  -------------------------                  ...................
     Issuer reserve         Issuer GIC                           ISSUING ENTITY                            ISSUER SWAP
        fund (8)            account (8)   ..................     Granite Master      ..................     PROVIDERS
   ..................   ..................                         Issuer plc                              Issuer swaps
                                                            -------------------------                          (8)
                                                                 / \  |                                ...................
                                                                  |   |
                                               Note proceeds (7)  |   |  Principal of, and interest
                                                                  |   |  on, the notes (6)
                                                                  |  \ /
                      -------------------------------------------------------------------------------------
                      |                    |                    |                    |                    |
                      |                    |                    |                    |                    |
               --------------       --------------       --------------       --------------       --------------
                   Class A              Class B              Class M              Class C              Class D
                    Notes                Notes                Notes                Notes                Notes
               --------------       --------------       --------------       --------------       --------------



                  Diagram of ownership structure of principal parties to the securitization transaction


                                        --------------------------------------------------
                                                           SHARE TRUSTEE
                                                         The Law Debenture
                                                   Intermediary Corporation plc
                                        --------------------------------------------------
                                                                 |
        ------------------------------                           |
               SHARE TRUSTEE 2                                   |
              The Law Debenture                                  |
             Trust Corporation plc                               |
        ------------------------------                           |
             |                                                   |
             |                                                   |
             |                                                   |
             |                          --------------------------------------------------
             |                                                HOLDINGS
             |                                       Granite Finance Holdings
             |                                                Limited
             |                          --------------------------------------------------
             |                          /          |                         |           \
             |                         /           |                         |            \
             |                        /            |                         |             \
             |                       /             |                         |              \
             |                      /              |                         |               \
           -------------------------- -------------------------- -------------------------- --------------------------
                       POST-
                    ENFORCEMENT                MORTGAGES                                             DEPOSITOR
                    CALL OPTION                 TRUSTEE                   FUNDING                 Granite Finance
                       HOLDER               Granite Finance            Granite Finance               Funding 2
                    GPCH Limited            Trustees Limited           Funding Limited                Limited
           -------------------------- -------------------------- -------------------------- --------------------------
                                                                  |                          /            |
                                                                  |                         /             |
                                                                  |                        /              |
                                                                  |                       /               |
                                                                  |                      /                |
                                                              -----------      ----------------    --------------
                                                                                   ISSUING             FUTURE
                                                                FUNDING             ENTITY            FUNDING 2
                                                                ISSUING         Granite Master         ISSUING
                                                                ENTITIES          Issuer plc          ENTITIES
                                                              -----------      ----------------    --------------


     This diagram illustrates the ownership structure of the principal parties to the securitization transaction:

     o Each of the mortgages trustee, Funding and Funding 2 is a wholly-owned subsidiary of Granite Finance Holdings Limited ( "Holdings ").

     o    We are a wholly-owned subsidiary of Funding 2.

     o The entire issued share capital of Holdings is held on trust by a professional trust company under the terms of a discretionary trust for the benefit of one or more charities. The professional trust company is not affiliated with the seller. Any income received by Holdings from investments of the trust fund held by it, after payment of the costs and expenses of Holdings in connection with administrative services provided by Northern Rock and corporate services provided by The Law Debenture Intermediary Corporation p.l.c., will be paid for the benefit of the Down's Syndrome North East Association (UK) and for other charitable purposes selected at the discretion of the professional trust company (see "Holdings"). The payments on your notes will not be affected by this arrangement.

     o The post enforcement call option holder was a wholly owned subsidiary of Holdings (who holds two shares in the post enforcement call option holder) until 6 July 2005 when 15,000 further ordinary shares of (pound)1.00 were allotted and issued to The Law Debenture Trust Corporation plc. who holds those shares under the terms of a discretionary trust for the benefit of certain charities. The payments under your notes will not be affected by this arrangement.

     o Funding 2 may establish an additional issuing entity or issuing entities in the future.

     The purpose of this diagram is to draw your attention to two facts:

     o Firstly, the seller has no ownership interest in any of the entities in this diagram. As a result, the financial condition of the seller should not directly affect the mortgages trustee, Funding, Funding 2, the Funding issuing entities, us or, ultimately, investors in the notes, although the seller still has a connection with the transaction for other reasons (such as acting as servicer of the mortgage loans and as Funding 2 basis rate swap provider); and

     o Secondly, Funding and Funding 2, which each have a beneficial interest in the mortgages trust, have each established and may establish issuing entities that have issued and will issue notes which are ultimately secured by the same trust property (primarily consisting of the mortgage portfolio) as the notes offered by us under this prospectus and the related prospectus supplements. Subject to certain exceptions, allocations of the proceeds of the trust property, including receipts of principal and interest on the mortgage loans, will be made pari passu and pro rata as between Funding and Funding 2.


                                  Diagram of note priority of payments and subordination(1)


                                   Interest                                                        Principal

                         -----------------------------                                    -----------------------------
                                Issuing Entity                                                   Issuing Entity
                           Granite Master Issuer plc                                        Granite Master Issuer plc
                         -----------------------------                                    -----------------------------
                                       |                                                                |
     -------------------------------------------------------------------                                |
       Senior expenses of note trustee, issuer security trustee, agent                                  |
           bank, paying agents, transfer agent and registrar, issuer                          ---------------------
           cash manager, corporate service provider, issuer account
                     banks and liquidity provider (if any)                                       Replenish issuer
     -------------------------------------------------------------------                           reserve fund
                                       |
          ----------------------------------------------------------
                        Class A issuer swap provider(s)
            (other than Issuer swap excluded termination payments)                            ---------------------
          ----------------------------------------------------------                                    |
                                       |                                                                |
                         -----------------------------                                        ---------------------
                           Interest on Class A notes
                         -----------------------------
                                       |                                                           Class A Notes
          ----------------------------------------------------------
                        Class B issuer swap provider(s)
            (other than Issuer swap excluded termination payments)                            ---------------------
          ----------------------------------------------------------                                    |
                                       |                                                                |
                         -----------------------------                                        ---------------------
                           Interest on Class B notes
                         -----------------------------
                                       |                                                           Class B Notes
          ----------------------------------------------------------
                        Class M issuer swap provider(s)
            (other than Issuer swap excluded termination payments)                            ---------------------
          ----------------------------------------------------------                                    |
                                       |                                                                |
                         -----------------------------                                        ---------------------
                          Interest on Class M notes
                         -----------------------------
                                       |                                                           Class M Notes
          ----------------------------------------------------------
                       Class C issuer swap provider(s)
            (other than Issuer swap excluded termination payments)                            ---------------------
          ----------------------------------------------------------                                    |
                                       |                                                                |
                         -----------------------------                                        ---------------------
                          Interest on Class C notes
                         -----------------------------
                                       |                                                           Class C Notes
          ----------------------------------------------------------
                       Class D issuer swap provider(s)
            (other than Issuer swap excluded termination payments)                            ---------------------
          ----------------------------------------------------------                                    |
                                       |                                                                |
                         -----------------------------                                        ---------------------
                          Interest on Class D notes
                         -----------------------------
                                       |                                                           Class D Notes
          ----------------------------------------------------------
                 Start-up loan providers - interest payments
          ----------------------------------------------------------                          ---------------------
                                       |
          ----------------------------------------------------------
                     Replenishment of issuer reserve fund
          ----------------------------------------------------------
                                       |
          ----------------------------------------------------------
              Issuer swap providers - only issuer swap excluded
                             termination payments
          ----------------------------------------------------------
                                       |
          ----------------------------------------------------------
                 Start-up loan providers - principal amounts
          ----------------------------------------------------------
                                       |
          ----------------------------------------------------------
              Remainder to issuing entity - up to 0.01% p.a. of
                     interest on global intercompany loan
          ----------------------------------------------------------
                                       |
                         -----------------------------
                             Issuer GIC provider
                         -----------------------------


____________

1 The chart above is intended to show a summary of the priority of payments of interest and principal by the issuing entity. It also illustrates the subordination among the classes of notes. This chart is not a complete representation of the cashflows of the issuing entity. You should refer to "Cashflows" in this prospectus for a detailed discussion of payment priorities of the notes and to "Credit Structure" for a discussion of subordination among the classes of notes.

The issuing entity

     Granite Master Issuer plc (the "issuing entity") is a public limited company incorporated in England and Wales. Its registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX. References in this document to "we" or "us" mean the issuing entity and references to "you" mean potential investors in the notes.

     We are a special purpose company and a wholly-owned subsidiary of Granite Finance Funding 2 Limited. Our purpose is to issue notes from time to time which represent our mortgage-backed obligations and to use the proceeds to lend amounts equal to the proceeds of the notes to Granite Finance Funding 2 Limited. We will not engage in any activities unrelated to this purpose.

The depositor

     Granite Finance Funding 2 Limited ("Funding 2") is a private limited company incorporated in England and Wales. Its registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX.

     Funding 2 is a special purpose company. Funding 2 will borrow money from us pursuant to the terms of the global intercompany loan agreement. Funding 2 will use the money borrowed from us to pay to the mortgages trustee contributions for the Funding 2 share of the trust property pursuant to the mortgages trust deed or to refinance existing loans made by us to Funding 2. Funding, Funding 2 and the seller together are beneficially entitled to all of the trust property in accordance with their respective shares in the trust.

The mortgages trustee

     Granite Finance Trustees Limited (the "mortgages trustee") is a private limited company incorporated in Jersey, Channel Islands. Its registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX.

     The mortgages trustee is a special purpose company. The purpose of the mortgages trustee is to acquire from time to time additional trust property from the seller and to hold all of the trust property on trust for the seller, Funding and Funding 2 under the terms of the mortgages trust deed.

The sponsor, the originator, the seller, the servicer, the cash manager, the issuer cash manager, the Funding 2 basis rate swap provider and the account bank

     Northern Rock plc ("Northern Rock") is a bank incorporated in England and Wales as a public limited company. It is regulated by the UK Financial Services Authority ("FSA"). Its registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL.

     Northern Rock is the sponsor in relation to the Granite Program (the "sponsor").


     Northern Rock, in its capacity as seller (the "seller"), originated each of the mortgage loans which it assigned to the mortgages trustee according to its lending criteria applicable at the time such mortgage loan was offered (the "lending criteria"), which lending criteria were the same as or substantially similar to the criteria described later in this prospectus. Northern Rock, as seller, has a continuing interest in the mortgage loans as one of the beneficiaries of the mortgages trust.

     Northern Rock acts as servicer of the mortgage portfolio under the terms of the administration agreement (the "servicer"), pursuant to which it has agreed to continue to perform administrative functions in respect of the mortgage loans on behalf of the mortgages trustee and Funding, Funding 2 and the seller (collectively, the "beneficiaries" of the mortgages trust), including collecting payments under the mortgage loans and taking steps to recover arrears. Northern Rock may not resign as servicer unless a successor servicer has been appointed. In addition, the servicer may be replaced by a new servicer if it defaults in its obligations under the administration agreement.

     Northern Rock has also been appointed as the cash manager for the mortgages trustee, Funding and Funding 2 (the "cash manager") to manage their bank accounts, determine the amounts of and arrange payments to be made by them and keep certain records on their behalf.

     Northern Rock has also been appointed as an account bank (an "account bank") to provide banking services to Funding 2. It has also been appointed as account bank in respect of the issuer GIC account and the mortgages trustee GIC account.

     Northern Rock has also been appointed as the issuer cash manager to manage our bank account, determine the amounts of and arrange payments to be made by us and keep certain records on our behalf (the "issuer cash manager"). Northern Rock also acts as the Funding 2 basis rate swap provider.

     Each of Citibank, N.A., acting through its London branch at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB and Northern Rock (each, an "issuer account bank") has been appointed as account bank to provide banking services to us.

     Lloyds TSB Bank plc, Jersey International Branch, a branch of Lloyds TSB Bank plc, has been appointed as Jersey account bank (an "account bank") to provide banking services to the mortgages trustee. The activities of Lloyds TSB Bank plc, Jersey International Branch currently include currency exchange, fund management, private banking, investment advice and treasury operations. The address of Lloyds TSB Bank plc, Jersey International Branch is 25 New Street, St. Helier, Jersey JE4 8ZE.

The Funding 2 security trustee

     The Bank of New York, acting through its London branch at 40th Floor, One Canada Square, London E14 5AL is the "Funding 2 security trustee". The Funding 2 security trustee will act as trustee for the Funding 2 secured creditors (including us) under the Funding 2 deed of charge.

The note trustee

     The Bank of New York, acting through its London branch at 40th Floor, One Canada Square, London E14 5AL, is the "note trustee". The note trustee will act as trustee for you under the trust deed.

The issuer security trustee

     The Bank of New York, acting through its London branch at 40th Floor, One Canada Square, London E14 5AL, is the "issuer security trustee". The issuer security trustee will act as trustee for the issuer secured creditors (including you) under the issuer deed of charge.

The paying agents and agent bank

     Citibank, N.A., is the "principal paying agent". Its address is Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB. Citibank, N.A. is the "US paying agent" and its address is 14th Floor, 388 Greenwich Street, New York, New York 10013. The principal paying agent and the US paying agent are together referred to as the "paying agents". The paying agents will make payments on the notes to you.

     Citibank, N.A., is the "agent bank". Its address is 5 Carmelite Street, London EC4Y 0PA. The agent bank will calculate the interest rate on the floating rate notes.

The registrar and transfer agent

     Citibank, N.A., is the "registrar and transfer agent". Its address is 5 Carmelite Street, London EC4Y 0PA. The registrar will maintain a register in respect of the notes. The transfer agent is responsible for administering any transfer of notes.

The swap providers

     Northern Rock is the "Funding 2 basis rate swap provider" Its registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL England. The Funding 2 basis rate swap provider has entered into the Funding 2 basis rate swap agreement with Funding 2 (see "The swap agreements - The Funding 2 basis rate swaps").

     Each series and class of notes to be issued by us from time to time may be denominated in different currencies and have a fixed or floating rate of interest or have a combination of these characteristics (as specified in the relevant prospectus supplement). To hedge certain interest rate and/or currency risks in respect of amounts received by us from Funding 2 under the global intercompany loan agreement and amounts payable by us in respect of each series and class of notes, on the closing date for any series and class of notes specified in the prospectus supplement for such notes (the applicable "closing date") we may enter into an issuer swap agreement with an issuer swap provider in relation to such series and class of notes. Each prospectus supplement will provide details of any issuer swap agreement in respect of the related series and class of notes including the name of the issuer swap provider (see "The swap agreements - The issuer swaps").

Series of notes

     The notes will be issued in series. Each series will comprise one or more of class A, class B, class M, class C or class D notes issued on a single issue date. A class designation determines the relative seniority for receipt of cashflows. The notes of a particular class in different series (and the notes of differing sub-classes of the same class and series) will not necessarily have all the same terms. Differences may include principal amount, interest rates, interest rate calculations, currency, permitted redemption dates, final maturity dates, and/or ratings. Each series and class of notes will be secured over the same property as the notes offered by this prospectus. Noteholders holding certain notes may have the benefit of remarketing and conditional purchase arrangements or similar arrangements. The terms of each series and class of notes will be set forth in the related prospectus supplement.

     Some series and classes of notes will be paid ahead of others, regardless of the ranking of the notes. For example, some payments on some series of class B notes, class M notes, class C and class D notes may be paid before some series of class A notes, as described in "-Payment priority and ranking of the notes".

     We may only issue such series and class of notes on the satisfaction of certain tests, referred to as "issuance tests", which are set out in "Issuance of notes - issuance". In particular, a note may be issued only if there is sufficient credit enhancement on that date, in the form of outstanding subordinated loan tranches and reserves or other forms of credit enhancement, equal to or greater than the required subordinated amount for each outstanding class of notes. The required subordinated percentage for each class of notes will be specified in the applicable prospectus supplement. The required subordination for a class of notes may, subject to certain conditions, be increased or decreased without noteholder consent.

     We are not required to provide prior notice to, or permit any prior review by you or obtain your consent to issue any notes. There are no restrictions on the timing of any issuance of notes so long as the issuance tests are met.

     Not all series and classes of notes will be registered in the United States under the United States Securities Act of 1933, as amended (the "Securities Act") and therefore will not be offered by this prospectus. However, the term "notes", unless otherwise stated, when used in this prospectus, includes all of the notes issued by us.

US notes

     Any series of the class A, class B, class M or class C notes which are registered in the United States under the Securities Act and offered under this prospectus and a related prospectus supplement are referred to as the "US notes". Class D notes will not be registered in the United States under the Securities Act and will not be offered under this prospectus.

Status of the notes

     The notes issued from time to time by us will constitute our direct, secured and unconditional obligations and will be secured by the same security.

Ratings on the notes

     It is a condition of the issuance of each series and class of US notes and Reg S notes that they be assigned the following ratings by at least one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Services Limited ("Moody's") or Fitch Ratings Limited ("Fitch").

                           Class A    Class B    Class M    Class C    Class D
                           -------    -------    -------    -------    -------
Standard & Poor's            AAA         AA         A         BBB         BB
Moody's                      Aaa        Aa3        A2        Baa2        Ba2
Fitch                        AAA         AA         A         BBB         BB

     It is a condition of the issuance of any series and class of notes which are designated as money market notes that they be assigned a rating of A-1+, P-1 or F1+ by at least one of Standard & Poor's, Moody's or Fitch, respectively.

     The ratings assigned to each series and class of US notes and Reg S notes will be specified in the applicable prospectus supplement.

Listing

     Application will be made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the notes issued during the period of 12 months from the date of this prospectus to be admitted to the official list maintained by the UK Listing Authority (the "official list"). Application will also be made to the London Stock Exchange plc (the "London Stock Exchange") for each series and class of the notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market (the "Market") for listed securities.

Denominations

     Notes (other than US notes) will be issued in minimum denominations of euro 50,000 (or its equivalent in any other currency as at the date of issue of such notes) but subject thereto in such denominations as may be agreed between the relevant underwriters and/or dealers (as applicable) and us, subject to minimum and maximum denominations as may be allowed or required from time to time by the relevant central bank or regulatory authority (or equivalent body) or any laws or regulations applicable to the issuing entity or the relevant specified currency. The US notes will be issued in minimum denominations specified in the applicable prospectus supplement.

Maturities

     Notes will be issued in such maturities as may be specified in the relevant prospectus supplement, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements.

Currencies

     Subject to compliance with all applicable legal and regulatory and central bank requirements a series and class of notes may be denominated in such currency or currencies as may be agreed between the relevant underwriters and/or dealers (as applicable) and us and specified in the applicable prospectus supplement.

Issue price

     Each series and class of notes may be issued on a fully paid or partly paid basis and at an issue price which is at par, or at discount from, or premium over, par.

Selling restrictions

     For a description of certain restrictions on offers, sales and deliveries of notes and on the distribution of offering material in the United States of America, the United Kingdom and certain other jurisdictions, see
"Underwriting" below and in the relevant prospectus supplement.

Relationship between the notes and the global intercompany loan

     The global intercompany loan will comprise multiple loan tranches. For more information on the global intercompany loan, see "The global intercompany loan agreement". The gross proceeds of each issue of a series and class of notes will fund a single loan tranche. The repayment terms of the loan tranche (for example, dates for payment of principal and the type of amortization or redemption) will reflect the terms of the related series and class of notes. Subject to the various swap agreements and the payments to be made to us by the various swap providers as described under "The swap agreements", we will repay the notes from payments made to us by Funding 2 under the global intercompany loan agreement.

Payment priority and ranking of the notes

     Payments of interest and principal on the class A notes of any series due and payable on a note payment date will rank ahead of payments of interest and principal on the class B notes of any series, the class M notes of any series, the class C notes of any series and the class D notes of any series (in each case, due and payable on such note payment date). Payments of interest and principal on the class B notes of any series due and payable on a note payment date will rank ahead of payments of interest and principal on the class M notes of any series, the class C notes of any series and the class D notes of any series (in each case, due and payable on such note payment date). Payments of interest and principal on the class M notes of any series due and payable on a note payment date will rank ahead of payments of interest and principal on the class C notes of any series and the class D notes of any series (in each case, due and payable on such note payment date). Payments of interest and principal on the class C notes of any series due and payable on a note payment date will rank ahead of payments of interest and principal on the class D notes of any series due and payable on such note payment date. For more information on the priority of payments to you, see "Cashflows" and see also "Risk factors - Subordination of other note classes may not protect you from all risk of loss".

     Payments of interest and principal on the class A notes of each series rank equally (but subject to the note payment dates of the class A notes of each series). Payments of interest and principal on the class B notes of each series rank equally (but subject to the note payment dates of the class B notes of each series). Payments of interest and principal on the class M notes of each series rank equally (but subject to the note payment dates of the class M notes of each series). Payments of interest and principal on the class C notes of each series rank equally (but subject to the note payment dates of the class C notes of each series). Payments of interest and principal on the class D notes of each series rank equally (but subject to the note payment dates of the class D notes of each series). The note payment dates for a series and class of notes will be specified in the applicable prospectus supplement.

     Investors should note that:

     o notes of different series and classes are intended to receive payment of interest and principal at different times, therefore lower ranking classes of notes of one series may be paid interest and principal before higher ranking classes of notes of a different series;

     o no loan tranche of any tier (other than the AAA loan tranches) and, consequently, no notes of any class (other than the class A notes) may be repaid principal if, following such repayment, the amount of subordination available from all outstanding classes of notes (and other forms of credit enhancement) is less than the required credit enhancement for each class of notes. The "repayment tests", which determine whether any loan tranche (or any part thereof) and, consequently, any series and class of notes may be repaid principal are set out in "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security -Rules for application of Funding 2 available principal receipts". The failure to repay principal in respect of such loan tranche and the related notes on the applicable redemption dates for such reason will not constitute an event of default in respect of such loan tranche or in respect of the related notes;

     o if any class A note and/or AAA loan tranche remains outstanding and either the issuer arrears test or the issuer reserve requirement is not satisfied on any permitted redemption date, no amount of principal will be repayable in respect of any subordinate loan tranche and (consequently) the related series and class of notes. The failure to repay principal in respect of such subordinate loan tranche and the related notes on the applicable redemption dates for such reason will not constitute an event of default in respect of such loan tranche or in respect of the related notes;

     o prior to the enforcement of the issuer security, a series and class of notes will be redeemed on a permitted redemption date only to the extent of the amount (if any) repaid on the related loan tranche on such date (save in certain circumstances, where amounts standing to the credit of the issuer reserve fund may be so applied);

     o to the extent required, but subject to certain limits and conditions, the issuing entity may apply amounts standing to the credit of the issuer reserve fund in payment of interest and principal on the notes;

     o if not redeemed earlier, each series and class of notes will be redeemed by us on the final maturity date specified in the applicable prospectus supplement. The failure to redeem a series and class of notes on its final maturity date will constitute an event of default in respect of such notes; and

     o following the enforcement of the issuer security, the priority of payments will change and we will make payments of interest and principal in accordance with and subject to the relevant priority of payments as described under "Cashflows".

     Investors should also note that Funding 2 may establish from time to time other Funding 2 issuing entities which will issue notes and from the proceeds thereof make intercompany loans to Funding 2. The notes issued by such other Funding 2 issuing entities ultimately will be secured by the same trust property (primarily consisting of the mortgage portfolio) as the notes issued by us under this prospectus and the related prospectus supplements (see "Risk factors - If Funding 2 enters into other Funding 2 intercompany loans, such other Funding 2 intercompany loans and accompanying notes may be repaid prior to the global intercompany loan and the notes" and "Risk factors - Other Funding 2 issuing entities may share in the same security granted by Funding 2 to us, and this may ultimately cause a reduction in the payments you receive on the notes").

Interest

     Interest will accrue on each series and class of notes from its date of issuance at the applicable interest rate specified for that series and class of notes, which may be a fixed or floating rate or have a combination of these characteristics and will be specified in the applicable prospectus supplement. See "Description of the US note - 4. Interest". Interest on each series and class of notes will be due and payable on each note payment date as specified in the applicable prospectus supplement. Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of notes, interest in respect of such notes will become due and payable on monthly payment dates and interest will accrue on a monthly basis.

     Any revenue shortfall in payments of interest due on any series of the class B notes, the class M notes, the class C notes or the class D notes on any note payment date in respect of such notes will be deferred until the immediately succeeding note payment date in respect of such notes. On that immediately succeeding note payment date, the amount of interest due on the relevant class of notes will be increased to take account of any deferred interest. If on that note payment date there is still a revenue shortfall, that revenue shortfall will be deferred again. This deferral process will continue until the final maturity date of the notes, at which point if there is insufficient money available to us to pay interest on the class B notes, the class M notes, the class C notes or the class D notes, then you may not receive all interest amounts payable on those classes of notes.

     We are not able to defer payments on interest due on any note payment date in respect of the most senior class of notes then outstanding. The failure to pay interest on such notes will be a note event of default.

Fixed rate notes

     For a series and class of fixed rate notes, interest will be payable at a fixed rate on such note payment dates and on redemption as specified in the applicable prospectus supplement and will be calculated on the basis of such day count fraction as specified in the applicable prospectus supplement.

Floating rate notes

     A series and class of floating rate notes will bear interest at a rate determined:

     (i) on the same basis as the floating rate under an interest rate swap transaction in the relevant specified currency governed by an agreement incorporating the ISDA definitions and based upon certain elections made pursuant to the ISDA definitions; or

     (ii) on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service (as specified in the applicable prospectus supplement),

     in each case as specified in the applicable prospectus supplement.

     See "Description of the US notes - 4. Interest - (B) Interest on floating rate notes".

     The margin (if any) relating to such series and class of notes will be specified in the applicable prospectus supplement.

Other provisions in relation to floating rate notes

     A series and class of floating rate notes may also have a maximum interest rate, a minimum interest rate or both (as specified in the applicable prospectus supplement). Interest on floating rate notes in respect of each interest period, will be payable on such note payment dates, and will be calculated on the basis of such day count fraction, as specified in the applicable prospectus supplement.

Zero coupon notes

     A series and class of zero coupon notes may be offered and sold at a discount to their nominal amount as specified in the applicable prospectus supplement ("zero coupon notes").

Pass-through notes

     A series and class of pass-through notes will be redeemable in full on the final maturity date specified for such series and class of notes in the applicable prospectus supplement. On each applicable loan payment date, Funding 2 may be permitted to make payments of amounts equal to the pass-through requirement in respect of pass-through loan tranches to us so that we may, on the applicable note payment date, repay all or part of the pass-through notes prior to their respective final maturity dates. Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of notes, we will repay such notes, to the extent that funds are available and subject to the conditions for repayment, on monthly payment dates.

Controlled amortization notes

     A series and class of controlled amortization notes will be redeemable, on controlled redemption dates in controlled amortization installments, the amounts of which will be determined as specified in the applicable prospectus supplement. On each controlled repayment date for a controlled repayment loan tranche, Funding 2 will seek to make payments equal to the controlled repayment requirement to us so that we may repay each controlled amortization installment on its controlled redemption date. If there are insufficient funds on a controlled redemption date to repay the relevant controlled amortization installment(s) in respect of a series and class of controlled amortization notes, then we shall be required to pay the shortfall, to the extent we receive funds therefor, on subsequent note payment dates in respect of such notes.

     Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of controlled amortization notes, such notes will be deemed to be pass-through notes and we will repay such notes, to the extent that funds are available and subject to the conditions regarding repayment, on monthly payment dates.

Scheduled redemption notes

     A series and class of scheduled redemption notes will be redeemable on scheduled redemption dates, in two or more scheduled amortization installments, the amounts of which will be determined as specified in the applicable prospectus supplement. On each scheduled repayment date Funding 2 will seek to make payments equal to the scheduled repayment requirement to us so that we may repay each scheduled amortization installment on its scheduled redemption date. If there are insufficient funds on a scheduled redemption date to repay the relevant scheduled amortization installment(s) in respect of a series and class of scheduled redemption notes, then we shall be required to pay the shortfall, to the extent we receive funds therefor, on subsequent note payment dates in respect of such notes.

     Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of scheduled redemption notes, such notes will be deemed to be pass-through notes and we will repay such notes, to the extent that funds are available and subject to the conditions regarding repayment, on monthly payment dates.

Bullet redemption notes

     A series and class of bullet redemption notes will be redeemable in full on the bullet redemption date specified in the applicable prospectus supplement. Funding 2 will seek to accumulate funds relating to principal payments on each bullet loan tranche over its cash accumulation period in order to repay such funds as a lump sum payment to us so that we can redeem the corresponding bullet redemption notes in full on the relevant bullet redemption date. A cash accumulation period in respect of a bullet loan tranche is the period of time estimated to be the number of months prior to the relevant bullet repayment date necessary for Funding 2 to accumulate enough principal receipts derived from its share of the trust property to repay that bullet loan tranche to us so that we will be able to redeem the corresponding notes in full on the relevant bullet redemption date. The cash accumulation period will be determined according to a formula described under "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security". To the extent that there are insufficient funds to redeem a series and class of bullet redemption notes on the relevant bullet redemption date, then we shall be required to pay the shortfall, to the extent we receive funds therefor, on subsequent note payment dates in respect of such notes. No assurance can be given that Funding 2 will accumulate sufficient funds during the cash accumulation period relating to any bullet loan tranche to enable it to repay the relevant loan tranche to us so that we are able to repay principal of the related series of bullet redemption notes on their bullet redemption date. If this happens, holders of affected notes will not receive repayment of principal when expected. Failure of a noteholder to receive full repayment of principal when expected could have a negative effect on the yield to that holder on such notes. See "Risk factors - The yield to maturity of the notes may be adversely affected by prepayments or redemptions on the mortgage loans or repurchases of mortgage loans by the seller".

     Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of bullet redemption notes, such notes will be deemed to be pass-through notes and we will repay such notes to the extent that funds are available and subject to the conditions regarding repayment, on monthly payment dates.

Money market notes

     From time to time, we may issue a series and class of notes designated as money market notes in the applicable prospectus supplement. "Money market notes" will be bullet redemption notes or scheduled redemption notes, the final maturity date of which will be less than 397 days from the closing date on which such notes were issued.

     We may repay certain series and classes of money market notes on their final maturity dates using amounts received from a third party that has agreed to purchase those notes pursuant to the terms of a money market note purchase agreement. In addition, we may provide for remarketing arrangements whereby money market notes may be remarketed to other investors prior to the end of each of a specified number of periods of less than 397 days following issuance. If such arrangements apply to any money market notes, the applicable prospectus supplement will, in addition to providing information regarding a series and class of money market notes, identify any money market note purchaser or remarketing agent in respect of such money market notes and the terms of the applicable money market note purchase agreement or remarketing agreement.

     Certain risks relating to repayment of money market notes by means of a money market note subscriber are described under "Risk Factors - Payments from a money market note purchaser may not be sufficient to repay money market notes".

Redemption and Repayment

     If not redeemed earlier, each series and class of notes will be redeemed by us on the final maturity date specified for such series and class of notes in the applicable prospectus supplement.

     For more information on the redemption of the notes, see "The mortgages trust -Cash management of trust property - principal receipts" and "Cashflows". See also "- Payment priority and ranking of the notes".

Trigger Events

     Following the occurrence of a trigger event, the payments in respect of the notes may be altered as described under "Cashflows". A "trigger event" means an asset trigger event and/or a non-asset trigger event.

     An "asset trigger event" is the event that occurs when an amount is debited to the principal deficiency sub-ledger in relation to the class A notes of any Funding issuing entity or to the AAA principal deficiency sub-ledger of Funding 2.

     A "non-asset trigger event" means (a) the occurrence of an insolvency event in relation to the seller; or (b) the seller's role as servicer is terminated and a new servicer is not appointed within 60 days; or (c) on the distribution date immediately succeeding a seller share event distribution date, the then current seller share is equal to or less than the minimum seller share as set forth under "The mortgages trust - Cash management of the trust property - principal receipts".

     For more information on trigger events, see the "The mortgages trust - Cash management of the trust property - principal receipts", "Cashflows" and "- Payment priority and ranking of the notes".

Enforcement

     All notes will become immediately due and payable on the service on us by the note trustee of an issuer enforcement notice. The note trustee becomes entitled to serve an issuer enforcement notice at any time after the occurrence of a note event of default in respect of a series and class of notes (and it may do so using its own discretion or on the instructions of the noteholders of the applicable class of notes across all series (holding, in aggregate at least one quarter in principal amount outstanding of such class of notes)) provided that, at such time, all notes ranking in priority to such class of notes have been repaid in full.

     For more information on issuer enforcement notices and note events of default, see "Description of the US notes - Events of default" and "Description of the US notes - Enforcement of notes".

Optional redemption of the notes for tax and other reasons

     We may redeem a series and class of notes at their principal amount outstanding, together with any accrued and unpaid interest in respect thereof, in the event of particular tax changes affecting such series and class or the global intercompany loan which cannot be avoided by us or Funding 2, as the case may be, taking reasonable measures available to us or Funding 2, if (a) we give not more than 60 nor less than 30 days' notice to you and the note trustee in accordance with the terms and conditions of such series, and (b) we have, prior to giving that notice, provided all necessary opinions to the note trustee and certified to the note trustee that, among other things, we will have the necessary funds to pay principal and interest due in respect of such series and class of notes on the relevant note payment date.

     In addition, we may redeem in principally the same manner as stated in the previous paragraph, a series and class of notes outstanding:

     o on the step-up date relating to such series and class of notes (as specified in the applicable prospectus supplement) and on any monthly payment date thereafter; or

     o if Northern Rock informs the issuing entity that the implementation of Directive 2006/48/EC (the "Recast Banking Consolidation Directive")(which implements in the EU the new capital adequacy framework known as "Basel II") in the United Kingdom has, in Northern Rock's sole opinion, had an adverse effect on Northern Rock's regulatory capital position, on the first note payment date in respect of such notes falling after such implementation and any applicable note payment date thereafter (prior to December 31, 2010) provided that an issuer enforcement notice has not been served; or

     o on any note payment date in respect of such notes on which the aggregate principal amount outstanding of such series and class of notes and all other classes of notes of the same series is less than 10% of the aggregate principal amount outstanding of such series of notes as at the applicable closing date; or

     o on any note payment date in respect of such notes after it has become unlawful for us to make, fund or allow to remain outstanding the related loan tranche and we have required Funding 2 to prepay such loan tranche.

     Any notes that we redeem under these circumstances will be redeemed at their principal amount outstanding together with accrued and unpaid interest on that principal amount.

     For a detailed description of the circumstances under which the notes may be redeemed see "Description of the US notes".

Post-enforcement call option

     The note trustee is required, at the request of GPCH Limited (in its capacity as "post-enforcement call option holder"), for a nominal consideration, to transfer or procure transfer of all of the notes to the post enforcement call option holder pursuant to the option granted to it by the note trustee (as agent for the noteholders) under the terms of the post-enforcement call option agreement. The post-enforcement call option may only be exercised following the final maturity date of the latest maturing notes or this enforcement of the issuer security. See "GPCH Limited - Post-enforcement call option".

Withholding tax

     Payments of interest and principal with respect to any series of notes will be subject to any applicable withholding taxes and we will not be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "Material United Kingdom tax consequences".

The Funding 2 program date

     On or about January 19, 2005 (the "Funding 2 program date") the issuing entity and other principal transaction parties entered into the main operative transaction documents in relation to the Granite Master Issuer plc securitization program (the "Granite Program").

Operative documents concerning the notes

     We will issue each series of notes under the trust deed. The notes will also be subject to a paying agent and agent bank agreement. The security for the notes is provided under the issuer deed of charge among us, the issuer security trustee, the note trustee and our other secured creditors. Operative legal provisions relating to the notes are included in the trust deed, the paying agent and agent bank agreement, the issuer deed of charge, the issuer cash management agreement and the notes themselves.

Governing law

     The transaction documents and the notes will be governed by English law, unless specifically stated to the contrary. Certain provisions in the transaction documents relating to mortgaged property situated in Scotland are governed by Scots law.

The global intercompany loan

     We have entered into the global intercompany loan agreement with Funding
2.

     As described under "- Relationship between the notes and the global intercompany loan", the global intercompany loan will consist of separate loan tranches, each corresponding to a particular series and class of notes. The loan tranches will comprise AAA tranches, AA tranches, A tranches, BBB tranches and BB tranches reflecting the designated credit rating assigned to each loan tranche. The loan tranche related to a series and class of notes will be specified for such series and class of notes in the applicable prospectus supplement. The terms of each loan tranche will be set forth in the related loan tranche supplement and the global intercompany loan agreement.

     From time to time and subject to certain conditions, we will lend amounts to Funding 2 as separate loan tranches using the proceeds of each issuance of a series and class of notes by us. Funding 2 will use the funds advanced under each such loan tranche to:

     o pay to the mortgages trustee a contribution to acquire and/or increase its beneficial interest in the trust property pursuant to the mortgages trust deed;

     o fund or replenish the Funding 2 reserve fund and/or to make a deposit into the Funding 2 GIC account; and/or

     o    make a payment back to us to refinance an existing loan tranche.

     Subject to the provisions of the relevant Funding 2 priority of payments (see "Cashflows"), Funding 2 will repay the global intercompany loan from payments received from the mortgages trustee, as described under "- The mortgages trust". To the extent required, but subject to certain limits and conditions, Funding 2 may also apply amounts standing to the credit of the Funding 2 reserve fund and the Funding 2 liquidity reserve fund (if any) in payments of interest and principal due under the global intercompany loan. We will make payments of interest on, and principal of, the notes principally from payments of interest and principal made by Funding 2 to us under the global intercompany loan agreement.

     During a cash accumulation period for any bullet loan tranche, Funding 2 will continue to make principal repayments on any other loan tranches that are then due and scheduled to be paid, subject to having sufficient funds therefor after meeting its obligations with a higher priority. Such principal repayments may only be made to the extent that (following such principal repayments and the principal repayments on the related series and class of notes) the amount of subordination available from all outstanding subordinate classes of notes (and other forms of credit enhancement) and reserves (as applicable) is at least equal to the required credit enhancement for each of the class A notes, the class B notes, the class M notes and the class C notes then outstanding. In certain circumstances, payment on the controlled repayment loan tranches, scheduled repayment loan tranches and pass-through loan tranches will be deferred (see "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security - Rules for application of Funding 2 available principal receipts").

     Funding 2 is generally required to repay principal on the loan tranches (after repaying amounts owed to the Funding 2 liquidity facility provider, if any, and after replenishing the reserve funds) based on their respective loan tranche ratings. This means that the AAA loan tranches are repaid before the AA loan tranches, which in turn are repaid before the A loan tranches, which in turn are repaid before the BBB loan tranches which in turn are repaid before the BB tranches. Prior to the occurrence of a pass-through trigger event, there are a number of exceptions to this priority of payments. For further information on such exceptions you should read the "Cashflows" section of this prospectus.

     For a detailed description of Funding 2's payments of interest and principal under the global intercompany loan agreement, see "The global intercompany loan agreement -Payment of interest" and "The global intercompany loan agreement - Repayment of the global intercompany loan".

Repayment of loan tranches

     Whenever Funding 2 is to repay a loan tranche (in whole or in part), it will do so only to the extent that its share of the proceeds of principal receipts it has received from the mortgages trustee and allocated to that loan tranche are sufficient to repay that loan tranche in accordance with its terms, and only to the extent that certain tests relating to repayment of loan tranches are satisfied, including that following such repayment and the consequential redemption of the related series and class of notes, the amount of subordination available from all subordinate outstanding classes of notes (and other forms of credit enhancement) and reserves (as applicable) is greater than or equal to the required credit enhancement for each of the class A notes, the class B notes, the class M notes and the class C notes (see "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security - Rules for application of Funding 2 available principal receipts").

     The circumstances under which we can take action against Funding 2 if it does not make a payment under the global intercompany loan agreement are limited. In particular, prior to the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement it will not be an event of default under the global intercompany loan agreement if Funding 2 does not pay some or all amounts due under the global intercompany loan agreement where Funding 2 does not have the money to make the relevant payment or because the loan tranche that would otherwise be redeemed is required to provide subordination for senior loan tranches. However, the occurrence of an event of default under any other Funding 2 intercompany loan agreement (if any) may trigger an acceleration of the loan tranches outstanding under the global intercompany loan agreement. For more information on events of default under the global intercompany loan agreement generally, see "The global intercompany loan agreement".

Issuance of loan tranches

     Upon receipt by us of the proceeds from an issue of a series and class of notes, we will advance a new loan tranche to Funding 2.

     Neither Funding 2 nor we are required to provide prior notice to you, to permit any prior review by you or to obtain your consent to the advance of any loan tranche. There are no restrictions on the timing of any loan tranches.

     If we issue notes constituting part of a series and class of notes on a date after the first date on which such series and class of notes were issued, the proceeds of the issuance of such new notes will, without notice to, or the consent of, any noteholders, increase the outstanding principal amount of the applicable loan tranche.

The mortgage loans

     The mortgage loans comprising the mortgage portfolio from time to time have been and will be originated by the seller. Each mortgage loan (other than a regulated personal secured loan) is secured by a first legal charge over a residential property located in England or Wales or a first ranking standard security over a residential property located in Scotland. Each mortgage over a residential property located in England or Wales will be governed by English law. Each mortgage over a residential property located in Scotland will be governed by Scots law. The associated mortgage loans will be governed by English or Scots law. Each regulated personal secured loan is secured by a legal charge over freehold or leasehold property located in England or Wales or by a standard security over heritable or long leasehold property located in Scotland which ranks in priority below the first legal charge or first ranking standard security securing the related borrower's existing mortgage loan. The mortgage loans included in the mortgage portfolio consist of several different types with a variety of characteristics relating to, among other things, calculation of interest and repayment of principal. See "The mortgage loans -Characteristics of the mortgage loans" for a more detailed description of the mortgage loans offered by the seller and see the relevant prospectus supplement for statistical information on the mortgage portfolio.

     All such mortgage loans are originated in accordance with the seller's lending criteria at the time of offer of the mortgage loan. The seller may, from time to time, change its lending criteria and any other terms applicable to the new mortgage loans or their related security assigned to the mortgages trust after the Funding 2 program date so that all new mortgage loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to new mortgage loans, they and their related security may only be assigned to the mortgages trust if those new mortgage loans comply with the seller's representations and warranties set out in the mortgage sale agreement, including a representation that those new mortgage loans were originated in accordance with the seller's lending criteria applicable at the time of their origination. The seller is obliged to repurchase from the mortgages trustee mortgage loans that are in breach of these representations and warranties. See "Assignment of the mortgage loans and related security".

Assignment of the mortgage loans

     The seller assigned the initial mortgage portfolio to the mortgages trustee on the initial closing date, and since the initial closing date has assigned further mortgage portfolios and other trust property to the mortgages trustee, in each case subject to the terms of the mortgage sale agreement. After the Funding 2 program date, the seller may assign new mortgage loans and their related security to the mortgages trustee in order to increase or maintain the trust property. The seller may also increase the size of the trust property from time to time in connection with an issue of new notes by us, the proceeds of which are applied ultimately to fund the acquisition (by assignment) of the new mortgage loans and their related security to the mortgages trustee, or to maintain adequate over-collateralization in the mortgages trust, in each case as described under "Assignment of the mortgage loans and related security - Assignment of new mortgage loans and their related security".

     The English mortgage loans and their related security were and will be assigned by the seller to the mortgages trustee by way of an English law equitable assignment. The beneficial interests in the Scottish mortgage loans and their related security were and will be transferred by the seller to the mortgages trustee by way of a declaration of trust in favor of the mortgages trustee. In each case this means that the beneficial interest in the mortgage loans and the related security is passed to the mortgages trustee in its capacity as trustee for and on behalf of the beneficiaries of the mortgages trust. However, unless certain events have occurred and certain additional steps have been taken (including the execution and (where necessary) registration of certain transfers and assignations and the giving of notices of the assignment to the relevant borrowers), legal title to the mortgage loans and their related security will remain with the seller. More information on equitable and beneficial assignments is described under "Assignment of the mortgage loans and related security - Transfer of legal title to the mortgages trustee".

     When new mortgage loans are assigned to the mortgages trustee, the trust property will increase accordingly. Depending on the circumstances, the increase in the trust property may result in an increase in the seller share of the trust property, the Funding share and/or the Funding 2 share of the trust property. For a description of how adjustments are made to the seller share of the trust property and the Funding 2 share of the trust property, see "The mortgages trust".

The mortgages trust

     The mortgages trust was established on the initial closing date among the mortgages trustee, the seller, Funding and Law Debenture Corporate Services Limited (the "mortgages trust"). On the Funding 2 program date Funding 2 became a beneficiary of the mortgages trust. As of the Funding 2 program date, the mortgages trustee holds the trust property on trust for Funding 2, Funding and the seller. Funding 2, Funding and the seller each has a joint and undivided beneficial interest in the trust property. Unless otherwise expressly provided in the mortgages trust deed, the proceeds of interest and principal payments arising from the mortgage loans in the trust property are allocated to Funding 2, Funding and the seller as described later in this section. The only beneficiaries of the trust are Funding, Funding 2 and the seller.

     The trust property currently consists of, among other things, the mortgage portfolio, including any permitted replacement mortgage loan in respect of any permitted product switch and any income generated by the mortgage loans or their related security on or after the relevant assignment date (excluding third party amounts). In addition, cash redraws and non-cash re-draws ("re-draws") that have been made under flexible mortgage loans and further draws that have been made under personal secured loans, in each case that were assigned to the mortgages trustee, also form part of the existing trust property. Future re-draws that are made under flexible mortgage loans and future further draws that are made under personal secured loans, in each case that are assigned to the mortgages trustee, will also form part of the trust property. A cash re-draw is an option available to a borrower under a flexible mortgage loan that allows the borrower to request that the seller refund some or all of overpayments that the borrower has made subject to certain conditions as described under "The mortgage loans - Characteristics of the mortgage loans - Flexible mortgage loans". A non-cash re-draw is an authorized underpayment or a payment holiday under a flexible mortgage loan included in the mortgages trust, which will result in the seller being required to pay to the mortgages trustee an amount equal to the unpaid interest associated with that authorized underpayment or payment holiday as described under "The mortgage loans - Characteristics of the mortgage loans - Mortgage loan products offered by the seller". The trust property also includes any contribution paid by each beneficiary to the mortgages trustee (until the relevant funds are applied by the mortgages trustee in accordance with the mortgages trust deed) and includes any money in the mortgages trustee transaction account and the mortgages trustee GIC account (together, the "mortgages trustee bank accounts"). The "mortgages trustee GIC account" is the bank account in the name of the mortgages trustee held at Northern Rock in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries pursuant to the terms of the mortgages trustee guaranteed investment contract and the bank account agreement.

     The seller is entitled, but not obliged, to purchase any mortgage loans that are the subject of a further advance or any mortgage loans where the applicable borrower subsequently takes a personal secured loan. This arrangement may change if the seller decides at a later date to retain these mortgage loans within the trust property and to assign these further advances to the mortgages trustee. Any further advance made to an existing borrower (in respect of a mortgage loan within the mortgages trust) that the seller at a later date decides to assign to the mortgages trustee will be funded solely by the seller, will comply with the applicable conditions to the assignment of new mortgage loans and their related security to the mortgages trustee as described in this prospectus, will be secured by the same mortgaged property securing that borrower's mortgage loan, will form part of the trust property, and will increase only the seller share of the trust property, unless at the time of assignment Funding 2 or Funding provides a contribution (excluding any deferred contribution) to the mortgages trustee in respect of that new trust property.

     The seller is solely responsible for funding re-draws under flexible mortgage loans and further draws under personal secured loans. This means that for any cash re-draw under a flexible mortgage loan or further draw under a personal secured loan, the seller will pay the amount of that cash re-draw or further draw to the borrower and both the trust property and the seller share of the trust property will increase by the amount of that cash payment. It also means that for any non-cash re-draw under a flexible mortgage loan, the seller will pay to the mortgages trustee an amount equal to the unpaid interest associated with that non-cash re-draw, and both the trust property and the seller share of the trust property will increase by the amount of that payment.

     The composition of the trust property fluctuates as re-draws under flexible mortgage loans, further draws under personal secured loans, future further advances and new mortgage loans are added to the mortgages trust and as the mortgage loans that are already part of the trust property are repaid or mature, or are purchased by the seller.

     The realized losses experienced on the mortgage loans ("losses") generally are allocated to each of Funding, Funding 2 and the seller in accordance with each of Funding's, Funding 2's and the seller's respective percentage share of the trust property calculated on the distribution date immediately preceding the determination of such losses (or, in certain circumstances, each of Funding's, Funding 2's and the seller's respective weighted average percentage share of the trust property as calculated on the relevant distribution date). However, certain losses related to re-draws and/or set-off by borrowers may, in limited circumstances, be allocated solely to the seller. Set-off rights (including analogous rights in Scotland) may arise if the seller fails to advance a cash re-draw or a further draw to a borrower under the relevant mortgage loan. In such situation, the borrower may argue that he is entitled to set-off any damages claim (or to exercise the analogous rights in Scotland) arising from the seller's breach of contract against the seller's claim for payment of principal and/or interest under the relevant mortgage loan as and when it becomes due. In addition, losses in respect of personal secured loans will be allocated first to the seller's share of the trust property (including the minimum seller share) until the seller's share is reduced to zero, and only thereafter to reduce the Funding and Funding 2 shares of the trust property. For a detailed description of how losses on the mortgage loans are allocated to the loan tranches, see "The mortgages trust - Losses" and "Credit structure - Principal deficiency ledger".

     Under the terms of the controlling beneficiary deed, Funding, Funding 2, the security trustee, the Funding 2 security trustee and the seller have agreed as to, amongst other things, arrangements amongst them in respect of certain commercial decisions (relating to authorizations, consents, waivers, instructions or other acts) to be made from time to time in respect of the transaction documents.

United Kingdom tax

     A discussion of the material UK tax consequences of the purchase, ownership and disposition of the notes is set out in "Material United Kingdom tax consequences".

United States federal income tax

     A discussion of the material US federal income tax consequences of the purchase, ownership and disposition of US notes is set out in "Material United States tax consequences". As set forth in the applicable prospectus supplement, it is anticipated that Sidley Austin LLP, US federal income tax counsel to Northern Rock, will deliver their opinion that the class A, class B and class M US notes will be treated as debt for US federal income tax purposes and the class C US notes offered in the United States should be treated as debt for US federal income tax purposes. See "Material United States tax consequences - Alternative characterization of the US notes".

     Further, it is anticipated that US federal income tax counsel to Northern Rock will also provide their opinion that, assuming compliance with the transaction documents, neither we nor the mortgages trustee acting in its capacity as trustee of the mortgages trust nor Funding 2 will be subject to US federal income tax. See "Material United States tax consequences".

Jersey (Channel Islands) tax

     A discussion of certain aspects of Jersey taxation of the mortgages trustee is set out in "Material Jersey (Channel Islands) tax considerations".

ERISA considerations for investors

     The US notes will be eligible for purchase by employee benefit and other plans subject to Section 406 of ERISA or Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or
Section 4975 of the Code, subject to consideration of the issues described in this prospectus under "ERISA considerations". Each purchaser of any such notes (and all subsequent transferees thereof) will be deemed to have represented and warranted that its purchase, holding and disposition of such notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or in the case of any governmental plan, any substantially similar state, local or other federal law of the United States). In addition, any fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or similar provisions of state, local or other federal laws of the United States should consult with their counsel to determine whether an investment in the notes satisfies the prudence, investment diversification and other applicable requirements of those provisions.

                                     Fees

     The table below sets out the on-going fees to be paid by the issuing entity, Funding 2 and the mortgages trustee to transaction parties. Each of the fees set out below is payable out of revenue receipts in accordance with the revenue priority of payments set out in the mortgages trust deed and the trust deed, as applicable.


                                                             Priority in
Type of fee                     Amount of fee                cashflow                   Frequency
---------------------------- ----------------------------- --------------------------- ------------------------
Administration fee              0.08% per year of the        Ahead of all revenue       Each distribution date
                                Funding 2 share of the       amounts payable to
                                trust property               Funding 2 by
                                                             mortgages trustee

Funding 2 cash                  (GBP)200,000 each year       Ahead of all revenue       Each monthly
management fee                                               amounts payable by         payment date
                                                             Funding 2 and
                                                             allocable to the
                                                             issuing entity
Issuer cash                     (GBP)200,000 each year       Ahead of all interest      Each monthly
management fee                                               payments on the            payment date
                                                             notes

Corporate expenses              Estimated (GBP)13,000        Ahead of all revenue       Each distribution date
of mortgages trustee            each year                    amounts payable to
                                                             Funding 2 by
                                                             mortgages trustee

Corporate expenses              Estimated (GBP)10,500        Ahead of all revenue       Each monthly
of Funding 2                    each year                    amounts payable by         payment date
                                                             Funding 2 and
                                                             allocable to the
                                                             issuing entity

Corporate expenses              Estimated (GBP)12,000        Ahead of all interest      Each monthly
of the issuing entity           each year                    payments on the            payment date
                                                             notes

Fee payable by                  Estimated (GBP)13,000        In respect of Funding      Each monthly
Funding 2 to Funding            each year                    2 security trustee,        payment date
2 security trustee, by                                       ahead of all revenue
the issuing entity to                                        amounts payable by
note trustee and                                             Funding 2 and
issuer security trustee                                      allocable to the
and by the issuing                                           issuing entity, and in
entity to principal                                          respect of note
paying agent, paying                                         trustee, issuer
agent, transfer agent,                                       security trustee and
registrar and agent                                          agents, ahead of all
bank                                                         interest payments on
                                                             the notes


     Each of the above fees is inclusive of value added tax ("VAT"), which is currently assessed at 17.5%. The VAT-exclusive amount of the fees will be subject to adjustment if the applicable rate of VAT changes so that the actual amount of each fee (inclusive of VAT and regardless of the VAT rate assessed) will be the amount as set out above.

     Each of the above fees is subject to change at any time without notice to, or approval by, noteholders. Further, any of the above fees may be changed in the event a successor transaction party is appointed pursuant to the applicable transaction document.

                                 Risk factors

     This section describes the principal risks associated with an investment in the notes. If you are considering purchasing our notes, you should carefully read and think about all the information contained in this prospectus and in the related prospectus supplement, including the risk factors set out in this section, prior to making any investment decision. In addition, this prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

You cannot rely on any person other than us to make payments on the notes

     We are the only party responsible for making payments on the notes. The notes do not represent an interest in or obligation of, and are not insured or guaranteed by, any of Northern Rock plc, the underwriters, Funding 2, Funding, the mortgages trustee, the security trustee, the Funding 2 security trustee, the note trustee, the issuer security trustee, any swap provider or any of their respective affiliates or any other party to the transaction other than us.

We have a limited amount of resources available to us to make payments on the notes

     Our ability to make payments of interest on, and principal of, the notes and to pay our operating and administrative expenses will depend primarily on funds being received under the global intercompany loan agreement. The payment of interest on, and principal of, each series and class of notes will primarily depend on funds being received under the related loan tranche (and no other loan tranche). In addition, we will rely on the issuer swaps to provide payments on certain series and classes of notes.

     We will not have any other significant sources of funds available to meet our obligations under the notes and/or any other payments ranking in priority to the notes other than (in the case of interest due and payable on the notes and scheduled principal due in respect of original bullet redemption notes) the amount of funds credited to the issuer reserve fund (as described under "Credit structure - Issuer reserve fund"). If the resources described above cannot provide us with sufficient funds to enable us to make required payments on the notes, you may incur a loss of interest and/or principal which would otherwise be due and payable on your notes.

Funding 2 is not required to make payments on the global intercompany loan if it does not have enough money to do so, which could adversely affect payment on the notes

     Funding 2's ability to pay amounts due on loan tranches advanced under the global intercompany loan agreement will depend upon:

     o Funding 2 receiving enough funds from the Funding 2 share of the trust property, including its share of the proceeds of revenue receipts and principal receipts on the mortgage loans included in the mortgages trust on or before each loan payment date;

     o Funding 2 receiving funds from the Funding 2 basis rate swap provider;

     o Funding 2 receiving funds from the Funding 2 liquidity facility provider (if any); and

     o (in the case of interest due under the global intercompany loan agreement and principal due in respect of original bullet loan tranches) the amount of funds credited to the Funding 2 reserve fund (as described under "Credit structure -Funding 2 reserve fund") and subject to certain restrictions, the amount of funds credited to the Funding 2 liquidity reserve fund (as described under "Credit structure - Funding 2 liquidity reserve fund").

     According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding 2 on each distribution date (a) that portion of revenue receipts on the mortgage loans which is payable to Funding 2 in accordance with the terms of the mortgages trust deed, and (b) that portion of principal receipts on the mortgage loans which is payable to Funding 2 in accordance with the terms of the mortgages trust deed.

     On each loan payment date in respect of a loan tranche, however, Funding 2 will only be obliged to pay amounts due to us in respect of such loan tranche under the global intercompany loan agreement to the extent that it has funds available to it after making payments ranking in priority to such loan tranche (such as payments of certain fees and expenses of Funding 2 and loan tranches of a more senior ranking) and taking into account payments ranking equally with such loan tranche (such as other loan tranches of the same tier). If Funding 2 does not pay amounts to us in respect of a loan tranche under the global intercompany loan agreement because it does not have sufficient funds available, those amounts will be due but not payable until funds are available to pay those amounts in accordance with the relevant Funding 2 priority of payments. Funding 2's failure to pay those amounts to us when due in such circumstances will not constitute an event of default under the global intercompany loan agreement until the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement. Following enforcement of the Funding 2 security and disbursement of the proceeds thereof, any remaining shortfall will be extinguished.

     If there is a shortfall between the amounts paid by Funding 2 to us in respect of a loan tranche under the global intercompany loan agreement and the amounts payable by us on the related series and class of notes, then you may not receive the full amount of interest and/or principal which would otherwise be due and payable on those notes.

Enforcement of the issuer security is the only remedy for a default in our obligations

     The only remedy for recovering amounts due on the notes is through the enforcement of the issuer security by the issuer security trustee in accordance with the issuer deed of charge. We will only have recourse to the assets of Funding 2 if Funding 2 has also defaulted on its obligations under the global intercompany loan agreement and the Funding 2 security trustee (on our behalf and on behalf of the other Funding 2 secured creditors) has enforced the Funding 2 security. Noteholders may not directly enforce our obligation to repay notes or our right to repayment of the global intercompany loan by Funding 2. The note trustee may, and if directed by the required number of noteholders, will, direct the issuer security trustee to direct the Funding 2 security trustee to enforce our rights against Funding 2.

There may be a conflict between the interests of the holders of the various classes of notes, and the interests of other classes of noteholders may prevail over your interests

     The trust deed and the terms of the notes will provide that the note trustee is to have regard to the interests of the holders of all the classes of notes. There may be circumstances, however, where the interests of one class of the noteholders conflict with the interests of another class or classes of the noteholders. In general, the note trustee will give priority to the interests of the holders of the most senior class of notes such that:

     o the note trustee is to have regard only to the interests of the class A noteholders in the event of a conflict between the interests of the class A noteholders on the one hand and the class B noteholders and/or the class M noteholders and/or the class C noteholders and/or class D noteholders on the other hand;

     o (if there are no class A notes outstanding) the note trustee is to have regard only to the interests of the class B noteholders in the event of a conflict between the interests of the class B noteholders on the one hand and the class M noteholders and/or the class C noteholders and/or class D noteholders on the other hand;

     o (if there are no class A notes or class B notes outstanding) the note trustee is to have regard only to the interests of the class M noteholders in the event of a conflict between the interests of the class M noteholders on the one hand and the class C noteholders and/or class D noteholders on the other hand; and

     o (if there are no class A, class B or class M notes outstanding) the note trustee is to have regard only to the interests of the class C noteholders in the event of a conflict between the interests of the class C noteholders on the one hand and the class D noteholders on the other hand.

Conflicts of interest between the Funding beneficiaries and the Funding security trustees

     Where Funding and Funding 2 in their capacities as beneficiaries of the mortgages trust (together, the "Funding beneficiaries"), acting together, or the Funding security trustees, acting together, are permitted to provide or exercise directions, rights, powers, benefits and/or discretions (or their equivalent), the Funding beneficiaries or the Funding security trustees (as applicable) will provide or exercise such directions, rights, powers, benefits and/or discretions in accordance with the controlling directions (as to which see "The mortgages trust - The controlling beneficiary deed"). Therefore, in circumstances where there is a conflict of interest, the directions of Funding or the security trustee (acting on behalf of the secured creditors of Funding) may prevail over the directions of Funding 2 or the Funding 2 security trustee (acting on behalf of the Funding 2 secured creditors), which may adversely affect your interests. For example, following an event of default, affecting the notes of one or more Funding issuing entities, and in a situation in which there was a larger outstanding balance of AAA-rated notes issued by the Funding issuing entities than was issued by us, then Funding and the Funding security trustees could direct enforcement proceedings to liquidate assets of the mortgages trust without regard to the wishes of holders of notes issued by us. It is possible that Funding or the Funding security trustees might decide to enforce its security at a time when you would not want assets of the mortgages trust sold, e.g., if all notes issued by us were performing normally.

If Funding 2 enters into other Funding 2 intercompany loans, such other Funding 2 intercompany loans and accompanying notes may be repaid prior to the global intercompany loan and the notes

     Subject to satisfaction of certain conditions, Funding 2 may, in the future, establish additional wholly-owned subsidiary companies that will issue notes to investors. The proceeds of each such issue of notes may be advanced by way of a Funding 2 intercompany loan to Funding 2. Funding 2 may use the proceeds of such Funding 2 intercompany loan to, amongst other things, pay to the mortgages trustee an initial contribution or a further contribution or to refinance all or part of an existing Funding 2 intercompany loan outstanding at that time. If the global intercompany loan (or any part thereof) is refinanced, you could be repaid early.

     We expect that the payment of the amounts owing by Funding 2 under any such Funding 2 intercompany loan will be funded from amounts received by Funding 2 from the trust property. You should note that the obligation to make such payments may rank equally in priority with payments made by Funding 2 to us under the global intercompany loan agreement. The terms of the notes issued by such other Funding 2 issuing entity and the related Funding 2 intercompany loan may result in such notes and such Funding 2 intercompany loan being repaid prior to the repayment of the notes issued by us under this prospectus and the related prospectus supplements and the repayment of the global intercompany loan.

     You will not have any right of prior review or consent before Funding 2 enters into any additional Funding 2 intercompany loans or the corresponding issuance of notes by the related Funding 2 issuing entity. Similarly, the terms of the Funding 2 transaction documents (including, but not limited to, the mortgage sale agreement, the mortgages trust deed, the Funding 2 deed of charge, the global intercompany loan agreement), the definitions of the trigger events and the seller share event and the criteria for the assignment of new loans to the mortgages trustee may be amended to reflect the new issue. Your consent to these changes will not be required. There can be no assurance that these changes will not affect the cashflow available to pay amounts due on your notes.

     Before issuing any notes, however, such other Funding 2 issuing entity will be required to satisfy a number of conditions, including that the then current ratings of your notes will not be reduced, withdrawn or qualified at the time of the issuance of such notes by such other Funding 2 issuing entity.

The criteria for the assignment of new mortgage loans to the mortgages trustee may change over time without your consent

     The criteria for new mortgage loans to be assigned to the mortgages trustees may be amended in the future without your consent. As a result, the mortgages trust may include types of mortgage loans in the future with different characteristics than those currently in the mortgages trust. This may occur, for example, due to the development of new mortgage loan products in response to changing market conditions. Any such amendments, as provided in the mortgage sale agreement, would require the consent of the parties to the mortgage sale agreement, including the Funding 2 security trustee.

If the global intercompany loan (or any part thereof) is refinanced your notes could be repaid early

     Funding 2 may refinance some or all of the Funding 2 intercompany loans through proceeds received from us or a new issuing entity under new Funding 2 intercompany loans. We or a new issuing entity would fund such loans through the issuance of a new series and classes of notes. For example, an existing Funding 2 intercompany loan might be re-financed in order to provide us with funds to redeem a class of notes after their step-up date following a change in tax law as permitted under the transaction documents. If the proceeds from a refinancing of a Funding 2 intercompany loan were used by us to exercise an optional redemption of notes prior to their expected maturity, your notes could be repaid early. This, in turn, could have an adverse effect on the yield on your notes. See "Description of US Notes - 5. Redemption, purchase and cancellation".

Other Funding 2 issuing entities may share in the same security granted by Funding 2 to us, and this may ultimately cause a reduction in the payments you receive on the notes

     Any other Funding 2 issuing entity may become party to the Funding 2 deed of charge and, if so, will be entitled to share in the security granted by Funding 2 for our benefit (and the benefit of the other Funding 2 secured creditors) under the Funding 2 deed of charge. If the Funding 2 security is enforced and there are insufficient funds to make the payments that are due to all Funding 2 issuing entities, we expect that each Funding 2 issuing entity will only be entitled to its proportionate share of those limited funds. This could ultimately cause a reduction in the payments you receive on your notes.

As new mortgage loans are assigned to the mortgages trustee and as mortgage loans are in certain circumstances removed from the mortgages trust, the characteristics of the trust property may change from those existing at the Funding 2 program date, and those changes may delay or reduce payments on the notes

     We do not guarantee that the characteristics of any new mortgage loans assigned to the mortgages trustee will have the same characteristics as the mortgage loans in the mortgage portfolio as of the Funding 2 program date. In particular, new mortgage loans may have different payment characteristics from the mortgage loans in the mortgage portfolio as of the Funding 2 program date. The ultimate effect of this could be to delay or reduce the payments you receive on your notes or to increase the rate of repayment of the notes. However, the new mortgage loans will be required to meet the conditions described under "Assignment of the mortgage loans and related security".

     In addition, in order to promote the retention of borrowers, the seller may periodically contact certain borrowers in order to encourage a borrower to review the seller's other mortgage products and to discuss offering that borrower an alternative Northern Rock mortgage product. The seller also may periodically contact borrowers in the same manner in order to offer to a borrower the opportunity to apply for a further advance or a personal secured loan. The employee of the seller who contacts a borrower will not know whether that borrower's original mortgage loan has been sold to the mortgages trustee. However, if the relevant original mortgage loan made to that borrower happens to have been sold to the mortgages trustee and that borrower decides to switch mortgage products or take a further advance or a personal secured loan, the seller then has the option of repurchasing that original mortgage loan from the mortgages trustee.

     Generally, the borrowers that the seller may periodically contact are those borrowers whose mortgage loans are not in arrears and who are otherwise in good standing. To the extent that these borrowers switch to a different Northern Rock mortgage product or take a further advance or a personal secured loan and their original mortgage loans are purchased by the seller, the percentage of fully performing mortgage loans in the mortgage portfolio may decrease, which could delay or reduce payments you receive on your notes. However, as described above, the seller's decision as to which borrowers to target for new mortgage products and/or further advances and/or personal secured loans and the decision whether to approve a new mortgage product and/or further advance and/ or personal secured loan for a particular borrower will be made without regard to whether a borrower's mortgage loan is included in the mortgage portfolio. As a general matter in relation to the mortgage portfolio, a new mortgage product and/or further advance will only be approved by the servicer upon receipt of the seller's confirmation that it will repurchase the relevant loan and related security in accordance with the terms of the mortgage sale agreement.

The seller may change the lending criteria relating to mortgage loans which are subsequently assigned to the mortgages trustee which could affect the characteristics of the trust property, and which could lead to a delay or a reduction in the payments received on your notes or could increase the rate of repayment of the notes

     Each of the mortgage loans was originated in accordance with the seller's lending criteria applicable at the time of origination, which lending criteria in the case of each mortgage loan included in the mortgage portfolio as of the Funding 2 program date were the same as or substantially similar to the criteria described later in this prospectus under "The mortgage loans - Origination of the mortgage loans - Lending criteria". These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the assignment of any new mortgage loans and new related security to the mortgages trustee, the seller will warrant to the mortgages trustee, Funding 2 and the Funding 2 security trustee that those new mortgage loans and new related security were originated in accordance with the seller's lending criteria applicable at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any new mortgage loan at the time of origination may not be the same as those set out in the section "The mortgage loans - Lending criteria".

     If new mortgage loans that have been originated under revised lending criteria are assigned to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on your notes or it could increase the rate of repayment of the notes.

Repurchases of mortgage loans by the seller may have the same effect as prepayments on the mortgage loans

     In the event of the seller purchasing, from the mortgages trustee, mortgage loans subject to product switches or further advances or the repurchase by the seller of mortgage loans for breaches of representations and warranties, the payment received by the mortgages trustee will have the same effect as a prepayment of such mortgage loan or mortgage loans. Because these factors are not within our control or the control of Funding 2 or the mortgages trustee, we cannot give any assurances as to the level of resulting prepayments that the mortgage portfolio may experience. See "- The yield to maturity of the notes may be adversely affected by prepayments or redemptions on the mortgage loans or repurchases of mortgage loans by the seller".

     If a borrower takes a personal secured loan after the borrower's existing mortgage loan(s) has been assigned to the mortgages trustee, as of the date of this prospectus, the seller intends to purchase from the mortgages trustee the mortgage loan(s) of that borrower (including any personal secured loans and any further draws thereunder in respect of that borrower) that were part of the trust property. In the case of any such purchase, the payment received by the mortgages trustee will have the same effect as a prepayment of such mortgage loan or mortgage loans.

     As the decision by the seller whether to purchase a mortgage loan subject to a product switch or a further advance, or the mortgage loan(s) of a borrower taking a personal secured loan is not within our control or the control of Funding 2 or the mortgages trustee, we cannot give any assurance as to the level of effective prepayments that the mortgage portfolio may experience as a result.

If property values decline payments on the notes could be adversely affected

     The security granted by Funding 2 in respect of the global intercompany loan, which is the principal source of funding for your notes, consists, among other things, of Funding 2's interest in the mortgages trust. Since the value of the mortgage portfolio held by the mortgages trustee may increase or decrease, the value of that security may decrease and will decrease if there is a general decline in property values. We cannot guarantee that the value of a mortgaged property will remain at the same level as on the date of origination of the related mortgage loan. If the residential property market in the United Kingdom experiences an overall decline in property values, the value of the security created by the mortgage loans could be significantly reduced and, ultimately, may result in losses to you if the security is required to be enforced.

The timing and amount of payments on the mortgage loans could be affected by geographic concentration of the mortgage loans

     To the extent that specific geographic regions within the United Kingdom have experienced or may experience in the future weaker regional economic conditions and housing markets than other regions, a concentration of the mortgage loans in such a region may be expected to exacerbate all of the risks relating to the mortgage loans described in this section. We can predict neither when nor where such regional economic declines may occur nor to what extent or for how long such conditions may continue. See "The cut-off date mortgage portfolio" in Annex A-1 to the related prospectus supplement.

     Each geographic region within the United Kingdom relies on different types of industries. Any downturn in a particular industry may adversely affect the regional employment levels and consequently the repayment ability of the borrowers in the region that relies most heavily on that industry. Any natural disasters in a particular region may reduce the value of affected mortgaged properties. This may result in a loss being incurred upon sale of the mortgaged properties. In addition, employment rates differ across regions. The South East and South West have the lowest unemployment levels while the North has the highest. See the prospectus supplement for each issuance of notes which will contain statistical tables together with other information regarding the geographic distribution of the mortgage loans.

The timing and amount of payments on the mortgage loans could be affected by various factors which may adversely affect payments on the notes

     Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and therefore the timing and ultimate payment of interest and repayment of principal. These factors include changes in the national or international economic climate, prevailing mortgage interest rates, regional economic or housing conditions, homeowner mobility, changes in tax laws, inflation, the availability of financing, yields on alternative investments, political developments and government policies.

     The rate of prepayments on the mortgage loans may be increased due to borrowers refinancing their mortgage loans and sales of mortgaged properties (either voluntarily by borrowers or as a result of enforcement action taken), as well as the receipt of proceeds from buildings insurance and life assurance policies. The rate of prepayment of mortgage loans may also be influenced by the presence or absence of early repayment charges.

     Other factors in borrowers' personal or financial circumstances may reduce the ability of borrowers to repay mortgage loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay mortgage loans. In addition, the ability of a borrower to sell a property given as security for a mortgage loan at a price sufficient to repay the amounts outstanding under the mortgage loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values and the property market in general at the time.

     The global intercompany loan is our principal source of income for repayment of the notes. The principal source of income for repayment by Funding 2 of the global intercompany loan is its interest in the mortgage portfolio held on trust by the mortgages trustee for the benefit of Funding, Funding 2 and the seller. If the timing and payment of the mortgage loans is adversely affected by any of the risks described above, the payments on your notes could be reduced or delayed. See "- The yield to maturity of the notes may be adversely affected by prepayments or redemptions on the mortgage loans or repurchases of mortgage loans by the seller".

The inclusion of certain types of mortgage loans may affect the rate of repayment and prepayment of the mortgage loans

     The mortgage portfolio contains flexible mortgage loans. Flexible mortgage loans provide the borrower with a range of options that gives that borrower greater flexibility in the timing and amount of payments made under the mortgage loan. Subject to the terms and conditions of the mortgage loans (which may require in some cases notification to the seller and in other cases the consent of the seller), under a flexible mortgage loan a borrower may "overpay" or prepay principal on any day or make a re-draw in specified circumstances. For a detailed summary of the characteristics of the flexible mortgage loans, see "The mortgage loans - Characteristics of the mortgage loans - Flexible mortgage loans". In addition, certain of the seller's flexible mortgage loan products allow the borrower to make overpayments or repay the entire current balance under the flexible mortgage loan at any time without incurring an early repayment charge. See "The mortgage loans - Characteristics of the mortgage loans - Early repayment charges".

     The inclusion of Together Connections mortgage loans and Connections mortgage loans, which are another type of flexible mortgage loan, in the mortgages trust may also affect the yield to maturity of and the timing of payments on the notes. Application of the Together Connections Benefit, a feature of Together Connections mortgage loans, and Connections Benefit, a feature of Connections mortgage loans, will reduce the principal amount outstanding on a Together Connections mortgage loan and a Connections mortgage loan, respectively. As a result, less of a related borrower's contractual payment required to be made on a monthly payment date ("monthly payment date") (which the borrower is nevertheless obligated to continue making in full) will be required to pay interest, and proportionately more of that contractual monthly payment will be allocated as a repayment of principal. This reallocation may lead to amortization of the related mortgage loan more quickly than would otherwise be the case. For a description of the Together Connections mortgage loans and the Together Connections Benefit and the Connections mortgage loans and the Connections Benefit, see "The mortgage loans -Characteristics of the mortgage loans - Mortgage loan products offered by the seller".

     To the extent that borrowers under flexible mortgage loans consistently prepay principal or to the extent that Together Connections mortgage loans and Connections mortgage loans amortize more quickly than otherwise expected, the timing of payments on your notes may be adversely affected.

The yield to maturity of the notes may be adversely affected by prepayments or redemptions on the mortgage loans or repurchases of mortgage loans by the seller

     The yield to maturity of the notes of each class will depend mostly on
(a) the amount and timing of the repayment of principal on the mortgage loans, and (b) the price paid by the noteholders of each class of notes. The yield to maturity of the notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the mortgage loans. The rate of prepayment of mortgage loans is influenced by a wide variety of factors, as summarized in the two immediately preceding risk factors. See "Characteristics of the United Kingdom residential mortgage market" in Annex A-2 to the related prospectus supplement for historical data in respect of the CPR in relation to mortgage loans held in the mortgages trust as well as historical CPRs in relation to the United Kingdom residential mortgage market.

     Variation in the rate and timing of prepayments of principal on the mortgage loans may affect each class of notes differently depending upon amounts already repaid by Funding 2 to us under the global intercompany loan and whether a trigger event has occurred or the security granted by us under the issuer deed of charge has been enforced. As a general matter, if prepayments on the mortgage loans occur less frequently than anticipated, then the amortization of the notes may take much longer than is presently anticipated and the actual yields on your notes may be lower than you anticipate. Rates of prepayment and scheduled repayments on the mortgage loans in the mortgages trust have had no impact on the yield to maturity of the notes to date. However, if the aggregate rates of prepayments and scheduled repayments fell to levels much lower than the historical CPR levels in respect of the mortgages trust (or the United Kingdom mortgage market in general) as described in the prospectus supplement, note maturities could be extended. Alternatively, it is unlikely that the average lives of the notes would be reduced unless CPRs rose to levels much higher than the historical CPR levels in respect of the mortgages trust (or the United Kingdom mortgage market in general) as described in the prospectus supplement and the sponsor ceased to maintain the required amount of mortgage loans in the mortgages trust.

      No assurance can be given that Funding 2 will receive sufficient funds during the cash accumulation period prior to the bullet repayment date for a bullet loan tranche, prior to the scheduled repayment date for a scheduled repayment loan tranche or prior to the controlled repayment date for a controlled repayment loan tranche, in each case to enable Funding 2 to repay these loan tranches to us in time for us to redeem the corresponding series and classes of notes on their bullet redemption date, scheduled redemption dates or controlled redemption dates, respectively. The extent to which sufficient funds are received by Funding 2 during a cash accumulation period for a bullet loan tranche or prior to a scheduled repayment date or a controlled repayment date will depend on whether the actual principal prepayment rate of the loans is the same as the assumed principal prepayment rate.

     If Funding 2 does not have sufficient funds to pay the full amount scheduled to be repaid on a bullet loan tranche, scheduled repayment loan tranche or controlled repayment loan tranche and therefore we cannot redeem the corresponding series and classes of notes on their bullet redemption date, scheduled redemption dates or controlled redemption dates, respectively, then Funding 2 will be required to pay us only the amount it has actually received in respect of such loan tranches. Accordingly, we will only be obliged to pay the amount of funds we received from Funding 2 to holders of the corresponding notes. Any shortfall on such loan tranches and related notes will be deferred to and paid on subsequent loan payment dates or, as applicable, note payment dates when Funding 2 has money available to pay such shortfall on the loan tranches to us and we, in turn, have funds to pay the amount to be repaid on the related series and classes of notes. If this happens, holders of affected notes will not receive repayment of principal when expected which may have an adverse effect on the yield to maturity of those notes.

     In addition, during the cash accumulation period for the bullet loan tranches, no payments of principal will be made on other loan tranches unless the quarterly CPR of the mortgage loans is greater than 15% and certain other conditions are met, as described under "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security - Rules for application of Funding 2 available principal receipts".

The occurrence of an asset trigger event or enforcement of the issuer security or the Funding 2 security may accelerate the repayment of certain notes and/or delay the repayment of other notes

     If an asset trigger event has occurred or the issuer security and/or the Funding 2 security has been enforced, the mortgages trustee will distribute principal receipts on the mortgage loans to Funding, Funding 2 and the seller proportionally based on their percentage shares of the trust property. Funding 2 will, on each monthly payment date following the occurrence of an asset trigger event or the enforcement of the Funding 2 security or the issuer security apply those principal receipts received by it from the mortgages trustee, after making the requisite payments to the Funding 2 liquidity facility provider (if any), the Funding 2 reserve fund and the Funding 2 liquidity reserve fund (if any), to repay:

     o first, the AAA loan tranches in respect of each Funding 2 intercompany loan until each of those AAA loan tranches is fully repaid;

     o then, the AA loan tranches in respect of each Funding 2 intercompany loan until each of those AA loan tranches is fully repaid;

     o then, the A loan tranches in respect of each Funding 2 intercompany loan until each of those A loan tranches is fully repaid;

     o then, the BBB loan tranches in respect of each Funding 2 intercompany loan until each of those BBB loan tranches is fully repaid;

     o then, the BB loan tranches in respect of each Funding 2 intercompany loan until each of those BB loan tranches is fully repaid.

     The above priority of payments may cause certain series and classes of notes to be repaid more rapidly than expected and other series and classes of notes to be repaid more slowly than expected and there is a risk that such notes may not be repaid by their final maturity date.

The occurrence of a non-asset trigger event may accelerate the repayment of certain notes and/or delay the repayment of other notes

     If a non-asset trigger event has occurred and until the occurrence of an asset-trigger event, the mortgages trustee will distribute all principal receipts to Funding 2 and Funding until the Funding 2 share percentage and the Funding share percentage of the trust property are each zero and will thereafter apply all principal receipts to the seller. Funding 2 will, on each monthly payment date following the occurrence of a non-asset trigger event, apply these principal receipts received by it from the mortgages trustee, after making the requisite payments to the Funding 2 liquidity facility provider (if any), the Funding 2 reserve fund and the Funding 2 liquidity reserve fund (if any), to repay:

     o firstly, the AAA loan tranches in order of final repayment date, beginning with the earliest final repayment date;

     o then, the AA loan tranches in respect of each Funding 2 intercompany loan until each of those AA loan tranches is fully repaid;

     o then, the A loan tranches in respect of each Funding 2 intercompany loan until each of those A loan tranches is fully repaid;

     o then, the BBB loan tranches in respect of each Funding 2 intercompany loan until each of those BBB loan tranches is fully repaid;

     o then, the BB loan tranches in respect of each Funding 2 intercompany loan until each of those BB loan tranches is fully repaid.

     The above priority of payments may cause certain series and classes of notes to be repaid more rapidly than expected and other series and classes of notes to be repaid more slowly than expected and there is a risk that such notes may not be repaid by their final maturity date.

The occurrence of a pass-through trigger event may accelerate the repayment of certain notes and/or delay the repayment of other notes

     A "pass-through trigger event" is any of the following events: (a) a trigger event; (b) the service of an issuer enforcement notice by the note trustee on the issuing entity; or (c) the service of an Funding 2 intercompany loan enforcement notice by the Funding 2 security trustee on Funding 2.

     Following the occurrence of a pass-through trigger event:

     o each series and class of notes will be deemed pass-through notes and each loan tranche will be deemed a pass-through loan tranche;

     o interest on each loan tranche will be calculated on a monthly basis and will be due and payable by Funding 2 to us on each monthly payment date and interest on each series and class of notes will also be calculated on a monthly basis and will be due and payable by us on each monthly payment date; and

     o principal repayments in respect of each loan tranche (as to which see "- The occurrence of an asset trigger event or enforcement of the issuer security or the Funding 2 security may accelerate the repayment of certain notes and/or delay the repayment of other notes" and "- The occurrence of a non-asset trigger event may accelerate the repayment of certain notes and/ or delay the repayment of other notes" will be made by Funding 2 on each monthly payment date and we will, also on each monthly payment date, apply the proceeds of such principal repayments, which are available for payment, in repayment of the notes in accordance with the applicable issuer priority of payments but without regard to the scheduled amounts due in respect of the bullet redemption notes, the scheduled redemption notes and the controlled amortization notes and the dates on which such amounts would otherwise have been due.

     This may cause certain series and classes of notes to be repaid more rapidly than expected and other series and classes of notes to be repaid more slowly than expected and there is a risk that such notes may not be repaid by their final maturity date.

Competition in the UK mortgage loan industry could increase the risk of an early redemption of your notes

     The mortgage loan industry in the United Kingdom is highly competitive. Both traditional and new lenders use heavy advertising, targeted marketing, aggressive pricing competition and loyalty schemes in an effort to expand their presence in or to facilitate their entry into the market and compete for customers. For example, certain of the seller's competitors have implemented loyalty discounts for long-time customers to reduce the likelihood that these customers would refinance their mortgage loans with other lenders such as the seller.

     This competitive environment may affect the rate at which the seller originates new mortgage loans and may also affect the level of attrition of the seller's existing borrowers. If the rate at which new mortgage loans are originated declines significantly or if existing borrowers refinance their mortgage loans with lenders other than the seller then the risk of a trigger event occurring increases, which could result in an early redemption of your notes.

If the seller does not purchase fixed rate mortgage loans under which the borrower exercises his or her re-fix option then Funding 2 may need to enter into new hedging arrangements and we may not find a counterparty at the relevant time

     If the seller does not elect within 30 days of the end of the relevant fixed rate period to purchase the relevant mortgage loan from the mortgages trustee if it becomes a re-fixed mortgage loan, then this will necessitate the entry by Funding 2 into further hedging arrangements with an alternative basis rate swap counterparty satisfactory to the rating agencies. Entering into additional hedging arrangements may increase Funding 2's obligations on any monthly payment date which may adversely affect payments on your notes. In addition, we cannot provide assurance that an alternative basis rate swap counterparty will be available to Funding 2 at the relevant time.

If the mortgages trustee GIC provider, the Funding 2 GIC provider or the issuer GIC provider ceases to satisfy certain criteria, then the mortgages trustee GIC account, the Funding 2 GIC account and the issuer GIC account may have to be transferred to another GIC provider under terms that may not be as favorable as those offered by the current GIC provider

     The mortgages trustee GIC provider, the Funding 2 GIC provider and the issuer GIC provider are required to satisfy certain criteria (including certain criteria and/or permissions set or required by the FSA from time to time) in order to continue to receive deposits in the mortgages trustee GIC account, the Funding 2 GIC account and the issuer GIC account, respectively. If either the mortgages trustee GIC provider, the Funding 2 GIC provider or the issuer GIC provider ceases to satisfy these criteria, then the relevant account may need to be transferred to another entity which does satisfy these criteria. In these circumstances, the stand-by GIC provider (in relation to the mortgages trustee GIC account) or other bank, as applicable, may not offer a GIC on terms as favorable as those provided by the mortgages trustee GIC provider, the Funding 2 GIC provider or the issuer GIC provider.

     The criteria referred to above as of the date of this prospectus include a requirement that the short-term, unguaranteed and unsecured debt ratings ascribed to the mortgages trustee GIC provider, the Funding 2 GIC provider or the issuer GIC provider (as applicable) are at least "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the aggregate principal amount outstanding of the notes issued by the issuing entity and the Funding issuing entities, then the short-term, unguaranteed and unsecured rating required to be ascribed by Standard & Poor's to the mortgages trustee GIC provider, the Funding 2 GIC provider or the issuer GIC provider (as applicable) shall be at least "A-1". These criteria are subject to change by the rating agencies.

Ratings assigned to the notes may be lowered or withdrawn after you purchase the notes, which may lower the market value of the notes

     The ratings assigned to each class of notes address the likelihood of full and timely payment to you of all payments of interest on each note payment date under those classes of notes. The ratings also address the likelihood of ultimate repayment of principal on the final maturity date of each class of notes. The expected ratings of a series and class of notes offered by this prospectus will be set out in the prospectus supplement applicable to that series and class of notes. Any rating agency may lower, withdraw or qualify its rating if, in the sole judgment of the rating agency, the credit quality of the notes has declined or is in question. If any rating assigned to the notes is lowered, withdrawn or qualified, the market value of the notes may be reduced.

Subordination of other note classes may not protect you from all risk of loss

     The class B notes, the class M notes, class C notes and class D notes of any series are subordinated in right of payment of interest to the class A notes of any series. The class M notes, the class C notes and the class D notes of any series are subordinated in right of payment of interest to the B notes of any series. The class C notes and the class D notes of any series are subordinated in right of payment of interest to the class M notes of any series. The class D notes of any series are subordinated in right of payment of interest to the class C notes of any series.

     The class B notes, the class M notes, the class C notes and the class D notes of any series are subordinated in right of payment of principal to the class A notes of any series. The class M notes, the class C notes and the class D notes of any series are subordinated in right of payment of principal to the class B notes of any series. The class C notes and the class D notes of each series are subordinated in right of payment of principal to the class M notes of each series. The class D notes of any series are subordinated in right of payment of principal to the class C notes of any series.

     You should be aware, however, that not all classes of notes are scheduled to receive payments of principal on the same note payment dates. The note payment dates for the payment of interest and principal in respect of each series and class of notes will be specified in the applicable prospectus supplement. Each series and class of notes may have note payment dates in respect of interest and/or principal that are different from other notes of the same class (but of different series) or of the same series (but of a different class or sub-class). Despite the principal priority of payments described above, subject to no pass-through trigger event having occurred and satisfaction of the repayment tests, lower ranking classes of notes may nevertheless be repaid principal before higher ranking classes of notes and a series and class of notes may be repaid principal before other series of notes of the same class. Payments of principal are expected to be made to each class of notes in amounts up to the amounts set forth under "Cashflows -Distribution of issuer available principal receipts prior to enforcement of the issuer security".

     There is no assurance that these subordination rules will protect the class A noteholders from all risks of loss, the class B noteholders from all risk of loss, the class M noteholders from all risk of loss, or the class C noteholders from all risk of loss. If the losses borne by the class D notes, the class C notes, the class M notes and the class B notes are in an aggregate amount equal to the aggregate outstanding principal balances of the class D notes, the class C notes, the class M notes and the class B notes, then losses on the mortgage loans will thereafter be borne by the class A notes at which point there will be an asset trigger event. If the losses borne by the class D notes, the class C notes and the class M notes are in an aggregate amount equal to the aggregate outstanding principal balances of the class D notes, the class C notes and the class M notes, then losses on the mortgage loans will thereafter be borne by the class B notes. Similarly, if the losses allocated to the class D notes and the class C notes are in an aggregate amount equal to the aggregate outstanding principal balance of the class D notes and the class C notes, then losses on the mortgage loans will thereafter be borne by the class M notes. Finally, if the losses borne by the class D notes are in an amount equal to the aggregate outstanding principal balance of the class D notes, then loss on the mortgage loans will thereafter be borne by the class C notes.

Payments of class B, class M, class C and class D notes may be delayed or reduced in certain circumstances

     If on any note payment date on which a repayment of principal is due on any series of class B, class M, class C or class D notes at a time when, if the repayment was made, the principal amount outstanding of the remaining subordinate classes of notes is not sufficient to provide the level of credit enhancement required to support the ratings on the more senior classes of notes then outstanding and we are unable to issue additional notes of such class B, class M class C or class D notes or obtain acceptable alternative forms of credit enhancement, such subordinated class of notes will not be entitled to receive payments of principal until all more senior classes of notes outstanding have their required level of subordination. See "Cashflows - Distribution of Funding 2 available principal receipts prior to enforcement of the Funding 2 security - Rules for application of Funding 2 available principal receipts".

     On any note payment date on which a payment of principal is due on any series of class B notes, the class M notes, the class C notes and the class D notes, our obligation to make such principal payments will be subject to the satisfaction of the issuer arrears test and the issuer reserve requirement to the extent that any class A notes of any series are outstanding on that date. See "Cashflows - Distribution of Funding 2 available principal receipts prior to enforcement of the Funding 2 security - Rules for application of Funding 2 available principal receipts".

The required subordination for a class of notes may be changed

     We may change the required subordinated amount for any class of notes, or the method of calculating the required subordinated amount for such class, at any time without the consent of any noteholders if certain conditions are met, including confirmation from each rating agency that such change will not cause a reduction, qualification or withdrawal of its then-current rating of any outstanding notes that will be affected by such change.

In certain circumstances some of the conditions for issuance of notes may be waived

     If we obtain confirmation from each rating agency that the issuance of a new series and class of notes will not cause a reduction, qualification or withdrawal of its then-current rating of any outstanding notes rated by that rating agency, then some of the other conditions to issuance of notes (e.g. the absence of a note event of default in respect of a series and/or class of notes) may be waived. For a description of the conditions to issuance and the waiver of such conditions see "Issuance of notes".

Payments from a money market note purchaser may not be sufficient to repay money market notes

     Where we have entered into a money market note purchase agreement or remarketing agreement in respect of a series and class of money market notes, our ability to redeem such notes on their final maturity date may be dependent upon timely receipt of purchaser proceeds from the relevant money market note purchaser (which will be used by us to redeem such notes) as it is unlikely that the principal receipts available to us on such final maturity date will be sufficient to redeem such notes in full on such date.

Issuance of additional notes may affect the timing and amounts of payments to you

     We expect to issue notes from time to time. New notes may be issued without notice to existing noteholders and without their consent, and may have different terms from outstanding notes. For a description of the conditions that must be meet before the issuing entity can issue new notes, see "Issuance of notes".

     The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if notes of the same class as your notes issued after your notes have a higher interest rate than your notes, this could result in a reduction in the available funds used to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.

You may not be able to sell the notes

     There currently is no secondary market for the notes. The underwriters expect, but are not obliged, to make a market in the notes. If no secondary market develops, you may not be able to sell the notes prior to maturity. We cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue to exist.

You may be subject to exchange rate and interest rate risks

     Repayments of principal and payments of interest on a series and class of notes may be made in a currency other than sterling but the global intercompany loan made by us to Funding 2 and repayments of principal and payments of interest by Funding 2 to us under the global intercompany loan will be in sterling. In addition, interest due and payable by Funding 2 to us on any loan tranche under the global intercompany loan agreement will be calculated pursuant to a margin over LIBOR for three-month sterling deposits or, for some loan tranches, such other sterling LIBOR rate as may be specified in the applicable loan tranche supplement (but will be payable in monthly installments) or, following the earlier to occur of the step-up date in relation to such loan tranche or a pass-through trigger event, LIBOR for one-month sterling deposits but interest due and payable on a series and class of notes may be calculated on a fixed or floating type of calculation basis (as set out in the applicable prospectus supplement).

     To hedge our currency exchange rate exposure and/or interest rate exposure in such cases, on the closing date for a series and class of notes we will, where applicable, enter into appropriate currency and/or interest rate swap transactions for such notes with an issuer swap provider as specified in the related prospectus supplement (see "The swap agreements - The issuer swaps").

     Each issuer swap provider is obliged only to make payments under an issuer swap as long as we make our timely payments under it. If such issuer swap provider is not obliged to make payments of, or if it defaults in its obligations to make payments of, amounts equal to the full amount scheduled to be paid to us on the dates for payment specified under the relevant issuer swap or such issuer swap is otherwise terminated, we will be exposed to changes in the exchange rates between sterling and the currency in which such notes are denominated and in the relevant interest rates. Unless a replacement swap transaction is entered into, we may have insufficient funds to make payments due on the applicable series and class of notes.

     In addition, some of the mortgage loans carry variable rates of interest, some of the mortgage loans pay interest at a fixed rate or rates of interest and some of the flexible mortgage loans pay interest at variable rates of interest no higher than the rate offered by a basket of UK mortgage lenders or pay interest at a rate which tracks the Bank of England base rate. However, these interest rates on the mortgage loans which will fund the interest payable under the global intercompany loan will not necessarily match the rates of interest payable by Funding 2 to us on any loan tranche under the global intercompany loan agreement (which will be calculated pursuant to a margin over three-month sterling LIBOR or, for some loan tranches, such other sterling LIBOR rate as may be specified in the applicable loan tranche supplement (or, following the earlier to occur of the step-up date in relation to such loan tranche or a pass-through trigger event, a margin over one-month sterling LIBOR) and will be payable in monthly installments).

     To hedge its exposure against the possible variance between the foregoing interest rates, Funding 2 entered into the Funding 2 basis rate swaps with the Funding 2 basis rate swap provider on the Funding 2 program date (see "The swap agreements - The Funding 2 basis rate swaps").

     If the Funding 2 basis rate swap provider fails to make payments under the Funding 2 basis rate swaps or such Funding 2 basis rate swaps otherwise terminate, Funding 2 will be exposed to the variance between the rates of interest payable on the mortgage loans and the rate(s) of interest payable on the global intercompany loan. Unless a replacement swap is entered into, Funding 2 may have insufficient funds to make payments due on the global intercompany loan which may affect the funds we will have available to make payments due on the notes of any class and any series.

Swap termination payments may adversely affect the funds available to make payments on the notes

     If any of the issuer swaps terminate, we may be obliged to pay a swap termination payment to the relevant issuer swap provider. If any of the Funding 2 basis rate swaps terminate, Funding 2 may be obliged to make a swap termination payment to the Funding 2 basis rate swap provider. The amount of the applicable swap termination payment will be based on the cost of entering into a replacement swap.

     Under the global intercompany loan agreement, Funding 2 will be required to pay to us an amount equal to that required by us to pay any swap termination payment due to be paid by us to the relevant issuer swap provider. Funding 2 will also be obliged to pay us any extra amounts (beyond that which is paid to us by the relevant issuer swap provider) which we may be required to pay to enter into a replacement swap.

     We cannot give you any assurance that Funding 2 will have the funds available to make any swap termination payment under any of the Funding 2 basis rate swaps or to make any payment to us or that we will have sufficient funds available to make any termination payment under any of the issuer swaps or to make subsequent payments to you in respect of the relevant series and class of notes. Nor can we give you any assurance that Funding 2 or we, as applicable, will be able to enter into a replacement swap, or if one is entered into, that the credit rating of the replacement swap provider (notwithstanding the terms of the transaction documents) will be sufficiently high to prevent a reduction, qualification or withdrawal of the then current ratings of the notes by the rating agencies.

     Except where termination of an issuer swap occurs as a result of a swap provider default with respect to the relevant issuer swap provider, our obligation to make any swap termination payment due by us will rank equally with payments due on the applicable series and class of notes. Any additional amounts required to be paid by us following termination of the relevant issuer swap (including any extra costs incurred (for example, from entering into other hedging transactions) if we cannot immediately enter into a replacement swap), will also rank equally with payments due on the notes.

     Except where termination of a Funding 2 basis rate swap occurs as a result of a swap provider default with respect to the Funding 2 basis rate swap provider, any swap termination payment due by Funding 2 will rank in priority to payments due on the loan tranches. Any additional amounts required to be paid by Funding 2 following termination of any of the Funding 2 basis rate swaps (including any extra costs incurred (for example, from entering into other hedging transactions) if Funding 2 cannot immediately enter into a replacement swap), will also rank in priority to payments due on the loan tranches.

     If Funding 2 is obliged to make a swap termination payment to the Funding 2 basis rate swap provider or to pay any other additional amount as a result of the termination of any of the Funding 2 basis rate swaps, this may affect the funds which Funding 2 has to make payments on the global intercompany loan and therefore may affect the funds which we have available to make payments on the notes of any class and any series. In addition, if we are obliged to make a swap termination payment to the relevant issuer swap provider or to pay any other additional amount as a result of the termination of the relevant issuer swap, this may affect the funds which we have available to make payments on the notes of any class and any series.

If the Bank of England base rate falls below a certain level, we could suffer a revenue shortfall which could adversely affect our payments on the notes

     The seller guarantees that for variable rate mortgage loans that are eligible for interest to be charged at the seller's standard variable rate (including fixed rate mortgage loans which become variable after the fixed period), during the period in which the seller may impose an early repayment charge, the actual gross interest rate that the seller charges will be the lower of:

     (a)  the seller's standard variable rate; or

     (b) the Bank of England base rate plus a margin which is determined by Northern Rock.

     If the Bank of England base rate plus the appropriate margin (as described above) falls to a level below the seller's standard variable rate it is possible that there would be a reduction in income on the mortgage loans and that, as a result, either or both of Funding 2 and we would suffer a revenue shortfall.

If borrowers become entitled to the loyalty discount offered by the seller, we could suffer a revenue shortfall which could adversely affect our payments on the notes

     The seller currently offers a loyalty discount on each mortgage loan (other than a Together mortgage loan, a Together Connections mortgage loan and a CAT standard mortgage loan) which currently provides for a reduction of 0.25% per annum (although the seller may in the future allow for a discount of between 0.25% and 0.75% per annum) of the applicable interest rate on that mortgage loan once the borrower has held that mortgage loan for at least seven years, subject to certain conditions. If the loyalty discount becomes applicable to a significant number of borrowers it is possible that there would be a reduction in income on the mortgage loans and that, as a result, either or both of Funding 2 and we would suffer a revenue shortfall.

We rely on third parties and you may be adversely affected if they fail to perform their obligations

     We are a party to contracts with a number of other third parties that have agreed to perform services in relation to the notes. For example, the issuer swap providers will agree to perform under their respective swap transactions, the corporate services provider has agreed to provide corporate services and the paying agents and the agent bank have agreed to provide payment and calculation services in connection with the notes. In the event that any relevant third party was to fail to perform its obligations under the respective agreements to which it is a party, you may be adversely affected.

Excess revenue receipts available to Funding 2 may not be sufficient to replenish principal that has been used to pay interest due on loan tranches, which may result in your notes not being repaid in full

     If, on any loan payment date, revenue receipts available to Funding 2 are insufficient to enable it to pay interest on the loan tranches to us and its other expenses ranking in priority to interest due on loan tranches, then it may use principal receipts received from the mortgages trustee to make up that revenue shortfall.

     During the term of the transaction, however, it is expected that these principal deficiencies will be recouped from subsequent excess Funding 2 available revenue receipts. However, if subsequent excess Funding 2 available revenue receipts are insufficient to recoup those principal deficiencies, this will affect the funds which we have available to make payments on the notes of any class or series and as a consequence, you may receive later than anticipated, or you may not receive in full, repayment of the principal amount outstanding on your notes.

     For more information on principal deficiencies, see "Credit structure - Principal deficiency ledger".

The seller share and the Funding share of the trust property do not provide credit enhancement for the notes

     Subject to certain exceptions as described under "The mortgages trust - Adjustments to trust property" and "The mortgages trust - Losses", any losses from mortgage loans included in the trust property will be allocated to Funding, Funding 2 and the seller on each distribution date in proportion to the then current Funding share percentage, the then current Funding 2 share percentage and the then current seller share percentage of the trust property.

     The seller share and the Funding share of the trust property do not provide credit enhancement for the Funding 2 share of the trust property. Losses on the mortgage loans in the trust property are generally allocated proportionately among the seller, Funding and Funding 2 depending on their respective percentage shares (or, in certain circumstances, their weighted average percentage shares) of the trust property.

We will only have recourse to the seller if there is a breach of warranty by the seller, and otherwise the seller's assets will not be available to us as a source of funds to make payments on the notes

     After a Funding 2 intercompany loan enforcement notice is given (as described under "Security for Funding 2's obligations"), the Funding 2 security trustee may sell Funding 2's rights as a beneficiary under the mortgages trust. There is no assurance that a buyer would be found or that such a sale would realize enough money to repay amounts due and payable under the global intercompany loan agreement.

     We will not, and the mortgages trustee, Funding 2 and the Funding 2 security trustee will not, undertake any investigations, searches or other actions on any mortgage loan or its related security and we and each of them will rely instead on the warranties given in the mortgage sale agreement by the seller.

     If any of the warranties made by the seller is materially untrue on the date on which a mortgage loan (including any personal secured loan) is assigned to the mortgages trustee, then, in the first instance, the seller will be required to remedy the breach (if capable of remedy) within 28 days of the seller becoming aware of the same or of receipt by it of a notice from the mortgages trustee.

     If the seller fails to remedy the breach within 28 days or if the breach is not capable of remedy, then the seller will be required to repurchase from the mortgages trustee (i) the relevant mortgage loan and its related security and (ii) any other mortgage loans (including any personal secured loans) of the relevant borrower and their related security that are included in the trust property, in each case at their current balance as of the date of completion of such repurchase together with all interest (whether due or accrued but not due) and arrears of interest payable thereon to the date of repurchase. There can be no assurance that the seller will have the financial resources to repurchase the mortgage loan or mortgage loans and their related security. However, if the seller does not repurchase those mortgage loans and their related security when required, then the seller share of the trust property will be deemed to be reduced by an amount equal to the current balance of those mortgage loans together with any arrears of interest and accrued and unpaid interest and expenses.

     Other than as described here, none of the mortgages trustee, Funding 2, you, or we will have any recourse to the assets of the seller in relation to a breach of warranty under the mortgage sale agreement.

There can be no assurance that a borrower will repay principal at the end of the term on an interest-only mortgage loan (with or without a capital repayment vehicle) or a combination mortgage loan

     Each mortgage loan in the cut-off date mortgage portfolio was advanced on one of the following bases:

     o Repayment basis, with principal and interest repaid on a monthly basis through the maturity date for that mortgage loan (a "repayment mortgage loan"); or

     o    An interest-only basis with or without a capital repayment vehicle;
          or

     o A combination basis, that is, a combination of the repayment and interest-only arrangements where only part of the principal of such mortgage loan will be repaid by way of monthly payments (a "combination mortgage loan").

     Neither the interest-only mortgage loans nor the interest-only portion of any combination mortgage loan includes scheduled amortization of principal. Instead the principal must be repaid by the borrower in a lump sum at maturity of the mortgage loan.

     For interest-only mortgage loans with a capital repayment vehicle or a combination loan with a capital repayment vehicle the borrower is recommended to put in place an investment plan or other repayment mechanism forecast to provide sufficient funds to repay the principal due at the end of the term.

     The ability of a borrower to repay the principal on an interest-only mortgage loan or the final payment of principal on a combination mortgage loan at maturity depends on that borrower's responsibility to ensure that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, and also depends on the financial condition of the borrower, tax laws and general economic conditions at the relevant time. However, there can be no assurance that there will be sufficient funds from any investment plan to repay the principal or (in the case of a combination loan) the part of the principal that it is designed to cover.

     The seller does not (and in certain circumstances cannot) take security over investment plans. Consequently, in the case of a borrower in poor financial condition, the investment plan will be an asset available to meet the claims of other creditors. The seller also recommends that the borrower takes out term life assurance cover in relation to the mortgage loan, although the seller again does not take security over such policies.

     In the case of interest-only mortgage loans, there can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the mortgage loan and a loss occurs on the mortgage loan after enforcing the related security, then this may affect payments on the notes if that loss cannot be cured by the application of excess issuer available revenue receipts.

There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgage loans and their related security which may adversely affect payments on the notes

     Each assignment by the seller to the mortgages trustee of the benefit of English mortgage loans and their related security has taken effect in equity only (and any assignment of the benefit of English mortgage loans and their related security in the future will take effect in equity only). Each sale and assignment by the seller to the mortgages trustee of Scottish mortgage loans and their related security was given effect by a declaration of trust by the seller by which the beneficial interests in such Scottish mortgage loans and their related security were transferred to the mortgages trustee (and any sale of Scottish mortgage loans and their related security in the future will be given effect by further declarations of trust). In each case this means that legal title to the mortgage loans and their related security assigned to the mortgages trustee remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each mortgage loan and its related security (which rights and benefits are subject to the trust in favor of the beneficiaries). The mortgages trustee has the right to demand the seller to give it legal title to the mortgage loans and the related security in the circumstances described under "Assignment of the mortgage loans and related security - Transfer of legal title to the mortgages trustee" and until then the mortgages trustee will not apply to the Land Registry or the Land Charges Registry to seek to protect its equitable interest in the English mortgages, and cannot in any event apply to the Registers of Scotland to register or record its beneficial interest in the Scottish mortgages. For more information on the Scottish mortgage loans and their related security, see "The mortgage loans - Scottish mortgage loans" and "Material legal aspects of the mortgage loans and the related security - Scottish mortgage loans". In addition, except in the limited circumstances set out in "Assignment of the mortgage loans and related security - Transfer of legal title to the mortgages trustee", the seller will not give notice of the assignment of the mortgage loans and related security to any borrower.

     At any time during which the mortgages trustee does not hold the legal title to the mortgage loans and the related security or has not notified the borrowers of its interest in the mortgage loans and the related security, there are risks, as follows:

     o firstly, if the seller wrongly sold to another person a mortgage loan and that mortgage loan has already been assigned to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the mortgage loan and that person notified the borrower of that sale to it of the mortgage loan and its related security or registered its interest in that mortgage, then that person might obtain good title to the mortgage loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the title of the mortgages trustee to the affected mortgage loan and its related security would be subordinated to the title of that person and the mortgages trustee would not be entitled to payments by a borrower in respect of such a mortgage loan. This may affect our ability to repay the notes;

     o secondly, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as rights of set-off (see in particular "- There are risks in relation to flexible mortgage loans and personal secured loans which may adversely affect the funds available to pay the notes") which occur in relation to transactions or deposits made between certain borrowers and the seller and the rights of borrowers to repay their mortgage loans directly to the seller. If these rights were to be exercised, the mortgages trustee may receive less money than anticipated from the mortgage loans, which may affect our ability to repay the notes; and

     o finally, the mortgages trustee would not be able to enforce any borrower's obligations under a mortgage loan or mortgage itself but would have to join the seller as a party to any legal proceedings.

     However, once notice has been given to a borrower of the transfer of the related mortgage loan and its related security to the mortgages trustee, any independent set-off rights which that borrower has against the seller will crystallize; further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the mortgage loan) will not be affected by that notice.

     Additionally, if a borrower exercises any set-off rights, then an amount equal to the amount set-off will firstly reduce the total amount of the seller share of the trust property only. For more information on the risks of transaction set-off, see "- There are risks in relation to flexible mortgage loans and personal secured loans which may adversely affect the funds available to pay the notes".

There are risks in relation to flexible mortgage loans and personal secured loans which may adversely affect the funds available to pay the notes

     As described under "- There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgage loans and their related security which may adversely affect payments on the notes", the seller has made an equitable assignment of (or, in the case of the Scottish mortgage loans, a transfer of the beneficial interest in) the relevant mortgage loans and mortgages to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the assignment of the mortgage loans and the mortgages. Such set-off rights (including analogous rights in Scotland) may arise if the seller fails to advance a cash re-draw to a borrower under a flexible mortgage loan or a further draw to a borrower under a personal secured loan when the borrower is entitled to such cash re-draw or further draw.

     If the seller fails to advance the cash re-draw or further draw in accordance with the relevant mortgage loan, then the relevant borrower may argue that he is entitled to set-off any damages claim (or to exercise the analogous rights in Scotland) arising from the seller's breach of contract against the seller's (and, as equitable assignee of or holder of the beneficial interest in the mortgage loans and the mortgages, the mortgages trustee's) claim for payment of principal and/or interest under the flexible mortgage loan or personal secured loan as and when it becomes due. In addition, a borrower under a personal secured loan may attempt to set-off any such damages claim (or to exercise the analogous rights in Scotland) against the seller's claim for payment of principal and/or interest under any other mortgage loan which the borrower has with the seller. Such setoff claims will constitute transaction set-off as described in the immediately preceding risk factor.

     The amount of the claim in respect of a cash re-draw or further draw will, in many cases, be the cost to the borrower of finding an alternative source of funds (although in the case of Scottish mortgage loans which are personal secured loans it is possible, though regarded as unlikely, that the borrower's rights of set-off could extend to the full amount of the relevant further draw). The borrower may obtain a mortgage loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees). If the borrower is unable to obtain an alternative mortgage loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at the time the borrower entered into the mortgage or which otherwise were reasonably foreseeable.

     A borrower may also attempt to set-off against his or her mortgage payments an amount greater than the amount of his or her damages claim (or the exercise of analogous rights in Scotland). In that case, the servicer will be entitled to take enforcement proceedings against the borrower although the period of non-payment by the borrower is likely to continue until a judgment is obtained.

     The exercise of set-off rights by borrowers would reduce the incoming cash flow to the mortgages trustee during such exercise. However, the amounts set-off will be applied firstly to reduce the seller share of the trust property only.

     Further, there may be circumstances in which:

     o a borrower may seek to argue that certain re-draws are unenforceable by virtue of non-compliance with the Consumer Credit Act 1974 (the "CCA");

     o a borrower may seek to argue that personal secured loans may be unenforceable or unenforceable without a court order because of non-compliance with the CCA;

     o a borrower may seek to argue that a loan is unenforceable under the UK Financial Services and Markets Act 2000 ("FSMA") or that there has been a breach of an FSA rule, and claim damages in respect thereof (see "-Regulation of Mortgage Lending in the United Kingdom under the FSMA" below); or

     o certain re-draws or further draws may rank behind security created by a borrower after the date upon which the borrower entered into its mortgage with the seller.

     The minimum seller share has been sized in an amount expected to cover these risks, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect then there is a risk that you may not receive all amounts due on the notes or that payments may not be made when due.

If the servicer is removed, there is no guarantee that a substitute servicer would be found, which could delay collection of payments on the mortgage loans and ultimately could adversely affect payments on the notes

     The seller has been appointed by the mortgages trustee and the beneficiaries as servicer to service the mortgage loans. If the servicer breaches the terms of the administration agreement, then the mortgages trustee and/or the Funding beneficiaries and the Funding security trustees will be entitled to terminate the appointment of the servicer and the Funding security trustees will be entitled to appoint a substitute servicer.

     There can be no assurance that a substitute servicer would be found who would be willing and able to service the mortgage loans on the terms of the administration agreement. In particular, there can be no assurance that a substitute servicer would be willing to accept an appointment in consideration of the current servicing fee, which is calculated as a fixed percentage of the Funding 2 share of the trust property. If a substitute servicer were required at a time when the pool balance was relatively low, the amount of the servicing fee might be insufficient to obtain a substitute servicer. The administration agreement provides that the mortgages trustee and a potential substitute servicer (other than the seller) may agree a different servicing fee. In addition, as described under the third risk factor immediately succeeding this risk factor, any substitute servicer will be required to be authorized under the FSMA in order to administer mortgage loans that constitute regulated mortgage contracts. The ability of a substitute servicer fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any delay or inability to appoint a substitute servicer may affect payments on the mortgage loans and hence our ability to make payments when due on the notes.

     You should note that the servicer has no obligation itself to advance payments that borrowers fail to make in a timely fashion.

The mortgages trustee may not receive the benefit of claims made on the buildings insurance which could adversely affect payments on the notes

     The practice of the seller in relation to buildings insurance is described under "The mortgage loans - Buildings insurance policies". As described in that section, we cannot provide assurance that the mortgages trustee will always receive the benefit of any claims made under any applicable insurance contracts or that the amount received in the case of a successful claim will be sufficient to reinstate the affected property. This could reduce the share of the principal receipts received by Funding 2 according to the Funding 2 share and could adversely affect our ability to make payments on the notes. You should note that buildings insurance is normally renewed annually.

The mortgages trustee is not required to maintain mortgage indemnity insurance with the current insurer, and the seller is not required to maintain the current level of mortgage indemnity insurance coverage for new mortgage loans that it originates in the future, which may adversely affect the funds available to pay the notes

     The mortgages trustee is not required to maintain a mortgage indemnity policy with the current insurer. The mortgages trustee has the discretion to contract for mortgage indemnity guarantee protection from any insurer then providing mortgage indemnity insurance policies or not to contract for such protection at all, subject to prior agreement with the rating agencies and their confirmation that this will not cause a reduction, qualification or withdrawal of the then current ratings of the notes.

     In addition, the seller is not required to maintain the same level of coverage under mortgage indemnity insurance policies for mortgage loans that it may originate in the future and assign to the mortgages trustee. See "The mortgage loans - Buildings insurance policies - MIG Policies".

Failure to comply with the regulatory mortgage regime in the United Kingdom under the FSMA and other regulatory changes may render regulated mortgage contracts or other secured credit agreements unenforceable against the borrower and may ultimately adversely affect our ability to make payments on your notes when due

     Mortgage lending in the United Kingdom became a regulated activity under the FSMA on October 31, 2004 ("N(m)").

     Certain provisions of the FSMA apply to a "regulated mortgage contract". A mortgage loan contract will be a regulated mortgage contract under the FSMA if it is originated on or after N(m) or originated prior to N(m) but varied on or after N(m) such that a new contract is entered into and if, at the time it is entered into: (a) the borrower is an individual or trustee, (b) the contract provides for the obligation of the borrower to repay to be secured by a first legal mortgage (or the Scottish equivalent) on land (other than timeshare accommodation) in the UK, and (c) at least 40% of that land is used, or is intended to be used, as or in connection with a dwelling by the borrower or (in the case of credit provided to trustees) by an individual who is a beneficiary of the trust, or by a related person. Therefore, the FSMA does not apply to a mortgage contract that is secured by a second or subsequent legal charge (or the Scottish equivalent) or is provided to a corporate body. The CCA may apply to mortgage loans post N(m) where the mortgage loan does not satisfy the definition of a regulated mortgage contract but does fall within the criteria for regulation under the CCA as described below in this risk factor.

     On and from N(m), subject to any exemption, persons carrying on any specified regulated mortgage-related activities by way of business must be authorized by the FSA under the FSMA. The specified activities currently are
(a) entering into a regulated mortgage contract as lender, (b) administering a regulated mortgage contract (administering in this context means notifying borrowers of changes in mortgage payments and/or collecting payments due under the mortgage loan), (c) advising on regulated mortgage contracts, and (d) arranging regulated mortgage contracts. Agreeing to carry on any of these activities is also a regulated activity. If requirements as to, inter alia, authorization of lenders and brokers are not complied with, a regulated mortgage contract will be unenforceable against the borrower except with the approval of a court and the unauthorized person may commit a criminal offense. The regime under the FSMA regulating financial promotions covers the content and manner of promotion of agreements relating to qualifying credit, and by whom such promotions can be issued or approved. In this respect, the FSMA regime not only covers financial promotions of regulated mortgage contracts but also promotions of certain other types of secured credit agreements under which the lender is a person who carries on the regulated activity of entering into a regulated mortgage contract. Failure to comply with this regime is a criminal offense and will render the regulated mortgage contract or other secured credit agreement in question unenforceable against the borrower except with the approval of a court.

     An unauthorized person who carries on a regulated mortgage-related activity of administering or advising in respect of a regulated mortgage contract that has been validly entered into may commit an offense, although this will not render the contract unenforceable against the borrower. The mortgages trustee does not need to be an authorized person under the FSMA in order to acquire legal or beneficial title to a regulated mortgage contract. The mortgages trustee will not carry on the regulated activity of administering in relation to regulated mortgage contracts, where such contracts are administered pursuant to an administration agreement by an entity having the required FSA authorization and permission. If such administration agreement terminates, however, the mortgages trustee will have a period of not more than one month in which to arrange for mortgage administration to be carried out by a replacement servicer having the required FSA authorization and permission. In addition, on and from N(m) no variations may be made to the mortgage loans and no re-draws, further draws or further advances may be made under the mortgage loans, where this would result in the mortgages trustee arranging, advising on, administering or entering into a regulated mortgage contract or agreeing to carry on any of these activities, if the mortgages trustee would be required to be authorized under the FSMA to do so.

     Prior to N(m), there was only self-regulation of mortgage business in the UK under the Mortgage Code (the "CML Code") issued by the Council of Mortgage Lenders (the "CML"). The seller subscribed to the CML Code. Membership of the CML and compliance with the CML Code were voluntary. The CML Code set out a minimum standard of good mortgage business practice, from marketing to lending procedures and dealing with borrowers experiencing financial difficulties. Since April 30, 1998, lender-subscribers to the CML Code were not permitted to accept mortgage business introduced by intermediaries who were not registered with (before November 1, 2000 until 31 October 2004) the Mortgage Code Register of Intermediaries or (on and after November 1, 2000) the Mortgage Code Compliance Board. The CML Code ceased to have effect on N(m), although, transitional provisions exist whereby certain complaints relating to breaches of the CML Code occurring before N(M) may be dealt with by the Financial Ombudsman Service established under the FSMA (see below).

     Since N(m), as an authorized person the seller is subject to the FSA requirements in its Mortgages: Conduct of Business Source Book ("MCoB"). MCoB sets out various requirements that a regulated mortgage lender must comply with when carrying on regulated mortgage-related activities. In particular, MCoB sets out requirements as to pre-application disclosures at offer stage, disclosures at the start of a regulated mortgage contract and responsible lending. A failure to comply with MCoB by a regulated mortgage lender, would not render the regulated mortgage contract unenforceable or void as against the borrower or constitute an offense by the regulated mortgage lender. A borrower who is a private person may have a right of action against the regulated mortgage lender where the borrower has suffered a loss as a result of the contravention.

     In September 2002, the European Commission published a proposal for a directive of the European Parliament and of the Council on the harmonization of the laws, regulations and administrative provisions of the member states concerning credit for consumers and surety agreements entered into by consumers. In its original form, the proposed directive required specified requirements to be met and restrictions observed in respect of credit agreements, including certain mortgage loan products such as further drawings under certain flexible mortgages. However, there has been significant opposition from the European Parliament to the original form of the proposed directive, and therefore, in October 2004 and 2005 the European Commission published revised proposals. In its current form, the proposed directive will apply to consumer credit agreements not exceeding c50,000 and excludes all mortgage credit agreements from its scope. The European Commission's current intention is to address mortgage lending separately following the European Commission's consultation on its Green Paper entitled "Mortgage Credit in the EU" published in July 2005. The European Commission intends to publish a white paper in early 2007, setting out its consultation findings and any proposed initiatives.

     The scope of the proposed directive may be substantially further amended before it is ultimately brought into effect. If a finalised text is agreed, member states will have two years in which to bring into force national implementing legislation, regulations and administrative provisions.

Cancellation of certain credit agreements by borrowers under the distance marketing regulations may have an adverse impact on the seller, the mortgages trustee and/or the servicer and may ultimately adversely affect our ability to make payments on the notes when due

     With effect from October 31, 2004, the Distance Marketing of Financial Services Directive has been implemented in the United Kingdom by way of the Financial Services (Distance Marketing) Regulations 2004 (the "DM Regulations") and amendments to MCoB. The DM Regulations apply to, inter alia, credit agreements entered into on or after October 31, 2004 by means of distance communication (i.e. without any substantive simultaneous physical presence of the originator and the borrower).

     The DM Regulations and MCoB require suppliers of financial services by way of distance communication to provide certain information to consumers. This information generally has to be provided before the consumer is bound by a distance contract for supply of the financial services in question and includes, but is not limited to, general information in respect of the supplier and the financial service, contractual terms and conditions and whether or not there is a right of cancellation.

     A regulated mortgage contract under the FSMA, if originated by a UK lender from an establishment in the UK, will not be cancellable under the DM Regulations. Certain other credit agreements, such as agreements relating to personal secured loans will be cancellable under the DM Regulations if the borrower does not receive the prescribed information at the prescribed time. Where the credit agreement is cancellable under the DM Regulations, the borrower may send a notice of cancellation at any time before the end of the fourteenth day after the day on which the cancellable agreement is made, where all the prescribed information has been received, or, if later, the borrower receives the last of the prescribed information.

     If the borrower cancels the credit agreement under the DM Regulations, then:

     (a) the borrower is liable to repay the principal and any other sums paid by the originator to the borrower under or in relation to the cancelled agreement, within 30 days beginning with the day of the borrower sending notice of cancellation or, if later, the originator receiving notice of cancellation;

     (b) the borrower is liable to pay interest, or any early repayment charge or other charge for credit under the cancelled agreement, only if the borrower received certain prescribed information at the prescribed time and if other conditions are met; and

     (c) any security provided in relation to the contract is to be treated as never having had effect.

Regulation of consumer credit lending in the United Kingdom may have an impact on the seller, the mortgages trustee and/or the servicer and may adversely affect our ability to make payments in full due on the notes

     In the United Kingdom, the Office of Fair Trading ("OFT") is responsible for the issue of licenses under and the enforcement of the CCA, related consumer credit regulations and other consumer protection legislation. The OFT may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the mortgage market in the United Kingdom (except to the extent of the regulation of the market by the FSA under FSMA - see above). The licensing regime under the CCA is different from, and additional to, the regime for authorization under the FSMA.

     Currently, a credit agreement is regulated by the CCA where: (a) the borrower is or includes an individual, (b) the amount of "credit" as defined in the CCA does not exceed the financial limit, which is (pound)25,000 for credit agreements made on or after May 1, 1998, or lower amounts for credit agreements made before that date, and (c) the credit agreement is not an exempt agreement as specified in or under section 16 of the CCA (for example, certain types of credit to finance the purchase of, or alterations to, homes or business premises or a regulated mortgage contract under the FSMA (see above)). Some of the personal secured loans in the mortgage portfolio might be wholly or partly regulated or treated as such by the CCA. The loan agreement that evidences any such personal secured loan has to comply with requirements under the CCA as to content, layout and execution. If the contract does not comply, then to the extent that it is regulated or to be treated as such:

     (a) the contract relating to the personal secured loan is unenforceable if the form of agreement to be signed by the borrower is not signed by the borrower or omits or mis-states a "prescribed term"; or

     (b) in other cases, the contract relating to the personal secured loan is unenforceable without a court order and, in exercising its discretion whether to make the order, the court will take into account any prejudice suffered by the borrower and any culpability by the lender.

     If a court order is necessary to enforce some or part of a personal secured loan agreement in the mortgage portfolio to the extent that it is regulated or to be treated as such, then in dealing with such an application, the court has the power, if it appears just to do so, to amend the personal secured loan agreement or to impose conditions upon its performance or to make a time order (for example, giving extra time for arrears to be cleared). The CCA contains anti-avoidance provisions. The seller does not believe that these provisions would apply to the mortgage loans, and has represented that no mortgage loan agreement (apart from a personal secured loan documented as a regulated agreement subject to the CCA) is wholly or partly regulated by the CCA or to be treated as such.

     So as to avoid dual regulation all FSA regulated mortgage loans are not subject to the CCA. A mortgage contract that would (except for this carve-out) be regulated under the CCA or treated as such will, however, only be enforceable on an order of the court pursuant to section 126 of the CCA, notwithstanding it being regulated under the FSMA.

     The Consumer Credit Act 2006 (the "2006 Act") was enacted on March 30, 2006 and when implemented will amend the CCA in a number of respects. The amendments to be made by the 2006 Act include, amongst others, the removal of the financial limit for consumer lending, whilst retaining the limit of (pound)25,000 for lending for business purposes to individuals, unincorporated bodies and partnerships of up to three partners. This means any new loan or further advance made after this time, other than under a FSA regulated mortgage contract or an exempt agreement under the CCA, will be regulated by the CCA. Such agreement relating to the loan or further advance will have to comply with requirements as to the form and content of the credit agreement and, in certain cases, new requirements for pre-contract disclosure of key information. If it does not comply, the agreement will be unenforceable against the borrower.

     The 2006 Act also replaces the existing rules on extortionate credit with a new unfair relationships test that will provide an individual borrower with a broad right to challenge an unfair credit relationship in respect of any agreement that includes the provision of credit, whether or not regulated by the CCA (with the exception of FSA mortgage contracts regulated under the FSMA). The unfair relationships provisions will have retrospective effect and therefore, will apply to any loan, which is not a regulated mortgage contract under the FSMA (including, without limitation, owner occupied mortgages originated before

October 31, 2004 and buy to let mortgages). The amendments brought about by the 2006 Act to the CCA will come into force over the next two years on such days as the Secretary of State for Trade and Industry may appoint.

     No assurance can be given that additional regulations will not arise with regard to the mortgage market in the United Kingdom generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments, in particular, but not limited to, the cost of compliance, may have a material adverse effect on the seller, the mortgages trustee and/or the servicer and their respective businesses and operations. This may adversely affect our ability to make payments in full when due on the notes.

Regulations in the United Kingdom could lead to some terms of the agreements relating to the mortgage loans and personal secured loans being unenforceable, which may adversely affect payments on your notes

     In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1994 applied to all of the mortgage loans that were entered into between July 1, 1995 and September 30, 1999. These regulations were revoked and replaced by the Unfair Terms in Consumer Contracts Regulations 1999 ( "UTCCR ") on October 1, 1999, which apply to all the mortgage loans as of that date. The UTCCR generally provide that:

     o a borrower may challenge a term in an agreement on the basis that it is an "unfair" term within the regulations and therefore not binding on the borrower; and

     o the OFT and any "qualifying body" (as defined in the regulations, such as the FSA) may seek to prevent a business from relying on unfair terms.

     This will not generally affect "core terms" which set out the main subject matter of the contract, such as the borrower's obligation to repay principal. However, it may affect terms that are not considered to be core terms, such as the right of the lender to vary the interest rate. For example, if a term permitting a lender to vary the interest rate is found to be unfair, the borrower will not be liable to pay interest at the increased rate or, to the extent that she or he has paid it, will be able, as against the lender or the mortgages trustee, to claim repayment of the extra interest amounts paid or to set-off the amount of such claim against the amount owing by the borrower under the mortgage loan. Any such non-recovery, claim or set-off ultimately may adversely affect our ability to make payments on the notes such that the payments on your notes could be reduced or delayed.

     On February 24, 2000, the OFT issued a guidance note on what the OFT considered to be fair and unfair terms for interest variation in mortgage loan contracts. Where the interest variation term does not provide for precise and immediate tracking of an external rate outside the lender's control, and if the borrower is locked in, for example by an early repayment charge that is considered to be a penalty, the term is likely to be regarded as unfair under the UTCCR unless the lender (i) notifies the borrower in writing at least 30 days before the rate change and (ii) permits the borrower to repay the whole loan during the next three months after the rate change, without paying the early repayment charge.

     The seller has reviewed the guidance note and has concluded that its compliance with it will have no material adverse effect on the mortgage loans or its business. The guidance note has been withdrawn from the OFT website. The guidance note is currently under review by the OFT and the FSA, but there is no indication as to when this review is likely to be concluded or what changes, if any, may arise from it.

     The FSA has agreed with the OFT to take responsibility for the enforcement of the UTCCR insofar as they apply to regulated mortgage contracts. In May 2005, the FSA issued a statement of good practice on fairness of terms in consumer contracts, with specific reference to the fairness of variation clauses. The statement is addressed to firms authorized and regulated by the FSA in relation to products and services within the FSA's regulatory scope. Although that statement is not, of itself, enforceable against the firm, the

FSA will have regard to it in exercising its powers under the UTCCR. The statement provides, amongst other things, the FSA's views on the factors to be considered when assessing the fairness of variation clauses, particularly where such variation clauses are applied to contracts with locked-in borrowers. These factors include whether there is some connection between interest rates which apply to locked-in borrowers and those which apply to non-locked in borrowers and whether the borrower must be given advance notice of the change. Additionally, the FSA states that firms may consider drafting contracts so as to permit variations to be made only when any lock-in clause has not been exercised.

     In the context of the OFT's investigation into credit card default charges, the OFT on April 5, 2006 announced that the principles the OFT considers should be applied in assessing the fairness of credit card default charges should (or are likely to) apply to analogous default charges in other agreements, including those for mortgages.

     The OFT has stated that where credit card default charges are set at more than (pound)12, the OFT will presume that they are unfair, and it is likely to challenge the charge unless there are limited, exceptional business factors in play. A default charge should only be used to recover certain limited administrative costs. These may include postage, stationery and staff costs, and also a proportionate share of the costs of maintaining premises and IT systems necessary to deal with defaults.

     It is not certain what effect the OFT's statement will have on residential mortgage lending. However, in the event that these principles are applied to the mortgage loans, it is possible that the arrears charges arising under a mortgage loan may be considered unfair to the extent that they have the effect of raising more in revenue than is reasonably expected to be necessary to recover the administrative costs incurred as a result of a borrower default.

     It should also be noted that in September 2005, the FSA announced that it was reviewing mortgage exit administration fees charged when borrowers pay off their mortgages or switch their mortgage to another lender. In particular, the FSA is considering the fairness of increases to such fees over the life of the mortgage contract within the context of the UTCCR. The FSA is expected to publish a statement on its review shortly.

     No assurance can be given that any changes adopted as result of the OFT and FSA's review of default and mortgage exit administration fees will not have an adverse effect on the seller, the mortgages trustee and/or the servicer.

     On May 11, 2005 the European Council and European Parliament adopted a directive on unfair commercial practices. This directive affects all consumer contracts and thus may have an impact on the residential mortgage market. Under this directive, a commercial practice is to be regarded as unfair if it is (a) contrary to the requirements of professional diligence; and (b) materially distorts or is likely to materially distort the economic behaviour of affected consumers. In addition, there are provisions aimed at aggressive and misleading practices and a list of practices which will in all cases be considered unfair. Member States are required to adopt national implementing measures by June 12, 2007 and apply these provisions by December 2007. In December 2005, the UK Government published a consultation paper considering how the directive should be transposed into UK law. The UK Government has stated that it intends to consult on draft regulations implementing the directive and accompanying interpretative guidelines in 2007. It is not certain what effect the adoption and implementation of the directive would have on the seller, the mortgages trustee and/or the servicer.

     In August 2002 the Law Commission for England and Wales and the Scottish Law Commission published a Joint Consultation Paper proposing changes to the UTCCR, including harmonizing provisions of the UTCCR and the Unfair Contract Terms Act 1977, applying the UTCCR to business-to-business contracts and revising the UTCCR to make it "clearer and more accessible". The closing date for comments on this consultation was November 8, 2002 and a final report (together with a draft Bill) was published February

24, 2005. No assurances can be given that changes to the UTCCR, if implemented, will not have an adverse effect on the seller, the mortgages trustee and/or the servicer.

Decisions of the Ombudsman could lead to some terms of the loans being varied, which may adversely affect payments on your notes

     Under the FSMA, the Financial Ombudsman Service (the "Ombudsman") is required to make decisions on (among other things) complaints relating to the terms in agreements on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account (among other things) law and guidance. Complaints brought before the Ombudsman for consideration must be decided on a case-by-case basis, with reference to the particular facts of any individual case. Each case would first be adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the Ombudsman. The Ombudsman may make a money award to a borrower, which may adversely affect the value at which mortgage loans could be realized and accordingly our ability to make payments in full when due on the notes.

The mortgages trustee's entitlement to be indemnified for liabilities undertaken during the enforcement process may adversely affect the funds available to Funding 2 to pay amounts due under the global intercompany loan, which may in turn adversely affect the funds available to pay the notes

     In order to enforce a power of sale in respect of a mortgaged property, the relevant mortgagee (which may be Northern Rock or the mortgages trustee) must first obtain possession of the mortgaged property unless the property is vacant. Possession is usually obtained by way of a court order although this can be a lengthy process and the mortgagee must assume certain risks. The mortgages trustee is entitled to be indemnified to its satisfaction against personal liabilities which it could incur if it were to become a mortgagee in possession before it is obliged to seek possession, provided that it is always understood that the Funding 2 security trustee is never obliged to enter into possession of the mortgaged property.

Withholding tax payable by Funding 2 or us may adversely affect our ability to make payments on the notes

     In the event any withholding or deduction for or on account of taxes is imposed on or is otherwise applicable to payments of interest on or repayments of principal of the notes or the loan tranches, Funding 2 is not obliged to gross-up or otherwise compensate us for the lesser amount we will receive and we are not obliged to gross-up or otherwise compensate you for the lesser amounts you will receive, in each case, as a result of such withholding or deduction.

If the United Kingdom joins the European Monetary Union prior to the maturity of the notes, we cannot assure you that this would not adversely affect payments on your notes

     It is possible that prior to the maturity of the notes the United Kingdom may become a participating member state in the European economic and monetary union and the euro may become the lawful currency of the United Kingdom. In that event, (a) all amounts payable in respect of any notes denominated in sterling will become payable in euro; (b) applicable provisions of law may allow or require us to re-denominate such notes into euro and take additional measures in respect of such notes; and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in sterling used to determine the rates of interest on such notes or changes in the way those rates are calculated, quoted and published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect a borrower's ability to repay its loan as well as adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors in the notes.

Your interests may be adversely affected by a change of law

     The structure of the issue of the notes and the ratings which are to be assigned to them are based on English law, Scottish law, Jersey law, US federal tax and New York law and administrative practice in effect as at the date of this prospectus. No assurance can be given as to the impact of any possible change to English law, Scottish law, Jersey law, US federal tax or New York law or administrative practice after the date of this prospectus, nor can any assurance be given as to whether any such change could adversely affect our ability to make payments in respect of the notes.

Implementation of Basel II risk-weighted asset framework may result in changes to the risk-weighting of the Notes

Following the issue of proposals from the Basel Committee on Banking Supervision for reform of the 1988 Capital Accord a framework has been developed which places enhanced emphasis on market discipline and sensitivity to risk. A comprehensive version of the text of the proposed framework was published in June 2006 under the title "International Convergence of Capital Measurement and Capital Standards: A Revised Framework (Comprehensive Version)" ("Basel II"). Basel II is being implemented in stages (from year-end 2006 and, in respect of the most advanced approaches, from year-end 2007). Implementation dates in participating countries are dependant on the relevant implementation process in those countries, for example, in EU member states by implementing Directive 2006/48/EC (the "Recast Banking Consolidation Directive") and Directive 2006/49/EC (the "Recast Capital Adequacy Directive"). As and when implemented, Basel II could affect risk-weighting of the notes for you where you are subject to capital adequacy requirements that follow Basel II, as implemented. Consequently, you should consult your own advisers as to the consequences to and effect on you of the application of Basel II and any relevant implementing measures. Proposals and guidelines for implementing Basel II in certain participating jurisdictions are still in development and no predictions can be made as to the precise effects of potential changes on you or otherwise.

You will not receive physical notes, which may cause delays in distributions and hamper your ability to pledge or resell the notes

     Unless the note certificates representing the notes in global form (the "global note certificates") are exchanged for note certificates representing notes in definitive form ("individual note certificates" and, together with the global note certificates, the "note certificates"), which will only occur under a limited set of circumstances, your beneficial ownership of the notes will only be registered in book-entry form with The Depository Trust Company ("DTC"), Euroclear Bank S.A./N.V. as operator of the Euroclear system ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"). The lack of physical notes could, among other things:

     o result in payment delays on the notes because we will be sending distributions on the notes to DTC instead of directly to you;

     o make it difficult for you to pledge or otherwise grant security over the notes if physical notes are required by the party demanding the pledge or other security; and

     o hinder your ability to resell the notes because some investors may be unwilling or unable to buy notes that are not in physical form.

If you have a claim against us it may be necessary for you to bring suit against us in England to enforce your rights

     We have agreed to submit to the non-exclusive jurisdiction of the courts of England, and it may be necessary for you to bring a suit in England to enforce your rights against us.

Provisions of the Insolvency Act 2000 could delay enforcement of your rights in the event of our insolvency or an insolvency of Funding 2

     The Insolvency Act 2000 amended the Insolvency Act 1986 to provide that certain "small" companies (which are defined by reference to certain tests relating to a company's balance sheet, turnover and number of employees) will be able to seek protection from their creditors for a period of up to 28 days with the option for creditors to extend the moratorium for a further two months. The position as to whether or not a company is a "small" company may change from period to period and consequently no assurance can be given that we or Funding 2 will, at any given time, be determined to be a "small" company. The Secretary of State for Trade and Industry may by regulation modify the eligibility requirements for "small" companies and can make different provisions for different cases. No assurance can be given that any such modification or different provisions will not be detrimental to the interests of noteholders.

     However, the Insolvency Act 1986 (Amendment) (No. 3) Regulations 2002 (Statutory Instrument 2002 No. 1990) provides for an exception to the "small" companies moratorium provisions if the company is party to an arrangement which is or forms part of a capital market arrangement under which (i) a party has incurred, or when the arrangement was entered into was expected to incur, a debt of at least (pound)10 million under the arrangement and (ii) the arrangement involves the issue of a capital market investment. We believe that we will fall within this exception and that the moratorium provisions will not apply to us. However, we take the view that the exception will not cover Funding 2 and there is therefore a risk that it may be the subject of a "small" companies moratorium under the Insolvency Act 2000. It should be borne in mind that the moratorium merely delays the enforcement of security whilst the moratorium is in effect (a maximum of three months), it does not void or in any way negate the security itself.

Risks relating to the introduction of International Financial Reporting Standards [Subject to further review]

     Our UK corporation tax position depends to a significant extent on the accounting treatment applicable to us. Our accounts are required to comply with International Financial Reporting Standards ("IFRS") or with new UK Financial Reporting Standards reflecting IFRS ("new UK GAAP"). Funding 2 may also choose to comply with IFRS. There is a concern that companies such as ourselves, might, under either IFRS or new UK GAAP, report profits or losses for accounting purposes, and accordingly for tax purposes (unless tax legislation provides otherwise), which bear little or no relationship to the company's cash position. However, the Finance Act 2005 (as amended) requires a "securitisation company" to prepare tax computations for its periods of account beginning on or after January 1, 2005 and ending before January 1, 2008 on the basis of UK GAAP as applicable up to December 31, 2004, notwithstanding the requirement to prepare statutory accounts under IFRS or new UK GAAP. We and Funding 2 have each been advised that we will be a "securitisation company" for these purposes.

     The stated policy of HM Revenue & Customs is that the tax neutrality of securitisation companies in general should not be disrupted as a result of the transition to IFRS or new UK GAAP, and it has been working with participants in the securitisation industry to establish a permanent regime that would prevent any such disruption. The Finance Act 2005 enables regulations to be made to establish such a regime. Such regulations were made on December 11, 2006 (the "Securitisation Companies Tax Regulations"). For accounting periods beginning on or after January 1, 2007, companies to which the Securitisation Companies Tax Regulations apply will be taxed by reference to their "retained profit" (which is computed on a cash basis and so should not be subject to the concern outlined above). For a company to fall within the permanent regime under the Securitisation Companies Tax Regulations, certain conditions are required to be met in relation to the activities of the relevant company, the nature of its assets and its payment obligations. We and Funding 2 may satisfy the relevant conditions. Under the Securitisation Companies Tax Regulations, however, companies with accounting periods beginning prior to January 1, 2007 that qualify as "securitisation companies" under the interim regime described in the preceding paragraph will only be capable of falling within the permanent regime if they elect within the applicable time period for the permanent regime to apply to them. We and Funding 2 [are considering] making such an election.

If we or Funding 2 do not (for whatever reason) fall within the permanent regime, then for accounting periods ending after December 31, 2007 we and Funding 2 (like other UK securitisation companies) may then be required to recognise profits or losses as a result of the application of IFRS or new UK GAAP which could have tax effects not contemplated in the cashflows for the transaction, and as such adversely affect us, Funding 2 and consequently noteholders (although it is not clear as to what would be the tax treatment of companies involved in securitisations which fall within the interim regime but not the permanent regime).

Risks related to alternative characterization of the US notes as an equity interest in the issuing entity for US federal income tax purposes

     The issuing entity is incorporated as a public limited company under the laws of England and Wales. It is a special purpose company and will be mostly passive. See "The issuing entity". Under current US federal income tax law, the issuing entity is treated as an association that is taxable as a corporation for US federal income tax purposes. The characterization of the US notes as debt or equity for US federal income tax purposes depends on many factors, including the form of such notes, the terms of the US notes and the debt-to-equity ratio of the issuing entity. Because the issuing entity may not have substantial equity, there is a risk that the United States Internal Revenue Service ("IRS") could assert that the lowest subordinated class of notes or any other class of notes should be treated as an equity interest in the issuing entity rather as debt for US federal income tax purposes. See "Material United States tax consequences -Characterization of the US notes". As more fully discussed in "Material United States tax consequences - Alternative characterization of the US notes", the issuing entity intends to treat the US notes as debt of the issuing entity for all purposes, including for US federal income tax purposes.

                                 Defined terms

     We have provided a glossary of certain defined terms which are not otherwise defined in the text of this prospectus under "Glossary". Terms used in this prospectus have the meaning set out in the glossary unless they are defined where they are used in this prospectus. We have also provided an index of principal terms on page 297. The index of principal terms lists the pages where defined terms used in the prospectus or prospectus supplement are defined. For purposes of this prospectus, the term "borrower" has the meaning set out in the glossary, but generally means a person or persons who have borrowed money under a mortgage loan.

     References to the "issuing entity", "we" or "us" refer to Granite Master Issuer plc. References to the "notes" refer to any of the notes, including the "US notes", that we are issuing under this prospectus and the related prospectus supplement.

     References to a "series" of notes refer to all classes of notes issued on a given day and any class of notes issued on any other day which:

     (a)  is expressed to be consolidated; and

     (b) is identical in all respects (including as to listing) except for closing date, interest commencement date and issue price, with any of the classes of notes issued on such given day.

     References to a "series and class" of notes refer to a particular class of notes of a given series.

     References to a "class" of notes refer to any of the class A notes, the class B notes, the class M notes, the class C notes and the class D notes.

     A class of notes of a given series may comprise one or more sub-classes. If a class of note of a given series does comprise more than one sub-class, references to "series and class" will refer to a particular sub-class within such class.

     References to "$", "US$", "USD", "US dollars" or "dollars" are to the lawful currency for the time being of the United States of America.

     References to "c" or "euro" are to the currency of the member states of the European Union that adopt the single currency in accordance with the Treaty of Rome of March 25, 1957, establishing the European Community, as amended from time to time.

     References to "(pound)", "sterling" or "pounds sterling" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

                              The issuing entity

Introduction

     The issuing entity was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on 5 October, 2004 with registered number 5250668. The registered office of the issuing entity is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The issuing entity is wholly owned by Funding 2 (see "Funding 2").

     The issuing entity is organized as a special purpose company and will be mostly passive. The issuing entity has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Funding 2 or the issuing entity.

     The principal activities of the issuing entity are set out in its memorandum of association and permit the issuing entity, among other things, to lend money and give credit, secured or unsecured, to borrow or raise money and to grant security over its property for the performance of its obligations or the payment of money. The issuing entity was established to raise capital by the issue of notes and to use the net proceeds of such issuance to make the global intercompany loan to Funding 2 in accordance with the global intercompany loan agreement entered into between Funding 2 and the issuing entity.

     The issuing entity may by special resolution of the shareholders alter its memorandum of association with respect to the statement of the issuing entity's principal activities. Subject to the provisions of the Companies Act 1985 and the provisions contained in its memorandum of association, the issuing entity may also by special resolution of the shareholders alter its articles of association.

     Since its incorporation, the issuing entity has not engaged in any material activities other than those incidental to its registration as a public company under the Companies Act 1985, the authorization and issue of the notes, the matters contemplated in this prospectus, the authorization of the other transaction documents referred to in this prospectus or in connection with the issue of the notes and other matters which are incidental or ancillary to those activities. The issuing entity has no employees.

     Each financial period of the issuing entity will end on December 31 of each year. The first financial period of the issuing entity ended on December 31, 2005.

     The directors of the issuing entity and their respective business addresses and principal activities or business occupations are:

                                                                Principal Activities/
Name                                Business Address            Business Occupation          Age
---------------------------------   -------------------------   --------------------------   ---

Keith McCallum Currie               Northern Rock House         Treasury Director of         49
                                    Gosforth                    Northern Rock plc
                                    Newcastle upon Tyne
                                    NE3 4PL
L.D.C.                              Fifth Floor                 Acting as corporate          --
Securitisation                      100 Wood Street             directors of special
Director No. 1 Limited              London                      purpose companies
                                    EC2V 7EX
L.D.C.                              Fifth Floor                 Acting as corporate          --
Securitisation                      100 Wood Street             directors of special
Director No. 2 Limited London       London                      purpose companies
                                    EC2V 7EX

      Keith McCallum Currie is an employee of the seller and does not receive any compensation for acting as a director of the issuing entity.

     The directors of L.D.C. Securitisation Director No. 1 Limited and L.D.C. Securitisation Director No. 2 Limited and their principal activities or business occupations are:

                                                      Principal Activities/
Name                              Business Address    Business Occupation
-------------------------------   -----------------   --------------------------

Law Debenture                     Fifth Floor         Provision of directors for
Securitisation Services Limited   100 Wood Street     special purpose vehicles
                                  London
                                  EC2V 7EX

     The affairs of L.D.C. Securitisation Director No. 1 Limited, L.D.C. Securitisation Director No. 2 Limited and Law Debenture Securitisation Services Limited are represented by, among others, its directors Denyse Monique Anderson, Julian Robert Mason-Jebb and Richard David Rance each of whose business address is at Fifth Floor, 100 Wood Street, London EC2V 7EX and each of whose principal activities are as director of The Law Debenture Trust Corporation p.l.c.

     The company secretary of the issuing entity is:

Name                                                  Business Address
---------------------------------------------------   -------------------------
Law Debenture Corporate Services Limited              Fifth Floor
                                                      100 Wood Street
                                                      London
                                                      EC2V 7EX


     In accordance with the corporate services agreement, the corporate services provider will provide directors for the issuing entity, a registered and administrative office for the issuing entity, the service of a secretary to the issuing entity, the arrangement of meetings of directors and shareholders of the issuing entity and book-keeping services and preparation of accounts for the issuing entity. In consideration for the foregoing corporate services, the issuing entity will pay to the corporate services provider an annual fee in the amount of (pound)6,000 and a fee in respect of each issuance of notes in the amount of (pound)3,000. No other remuneration is paid to any director or officer (including directors or officers provided by the seller) in connection with such director's or officer's activities on behalf of the issuing entity.

Capitalization and borrowings

     The following table shows the unaudited capitalization and borrowings of the issuing entity as at December 31, 2005:

                                                                                                         As at
                                                                                                  December 31,
Share Capital                                                                                   2005 ((pound))
----------------------------------------------------------------------------------------  --------------------
Total authorized share capital (ordinary shares of (pound)1 each)                                       50,000
Total issued and paid up share capital (50,000 ordinary shares of (pound)1 each,
two fully paid up and 49,998 partly paid up to 25%)                                                  12,501.50

                                Use of proceeds

     An indication of the application of the proceeds from each issue of notes will be contained in the applicable prospectus supplement.

                               Northern Rock plc

Northern Rock and the Granite Program

     Northern Rock is the sponsor of the Granite Program. In this capacity, Northern Rock participates in structuring the Granite Program and the terms of each issuance of notes by the issuing entity. In addition, Northern Rock has several other roles in the Granite Program. Northern Rock originates, directly or through intermediaries, mortgage loans sold to the mortgages trustee. Northern Rock is the only seller of mortgage loans to the mortgages trustee and is the servicer of all the mortgage loans. Northern Rock also provides the services of cash manager, issuer cash manager, account bank, issuer account bank and Funding 2 basis rate swap provider. See "The mortgage loans", "The servicer and the administration agreement", "Assignment of the mortgage loans and related security", "Cash management for the mortgages trustee and Funding 2", "Cash management for the issuing entity" and "The swap agreements - The Funding 2 basis rate swaps".

     Northern Rock plc was incorporated as a public limited liability company in England and Wales on October 30, 1996 with registered number 03273685. Northern Rock is regulated by the FSA. Northern Rock was originally a building society and was converted on October 1, 1997 from a mutual form UK building society to a UK public limited company whose shares are listed on the London Stock Exchange plc and which is authorized under the FSMA.

     The registered office of Northern Rock is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL.

     At December 31, 2005, Northern Rock was the eighth largest UK quoted bank by market capitalization. It is a specialized mortgage lender whose core business is the provision of residential mortgages funded in both the retail and wholesale markets. It also provides a range of other services, mainly related to its core activities.

     At December 31, 2005, Northern Rock and its principal subsidiaries had total assets of approximately (pound)82.7 billion and employed approximately 5,174 employees. At the date of this prospectus, Northern Rock has a long-term rating of "A" (positive outlook) by Standard & Poor's, "A1" by Moody's and "A+" by Fitch.

Mortgage business

     Northern Rock is one of the major residential mortgage lenders in the UK in terms of residential mortgage loans outstanding. In the UK mortgage market, Northern Rock's net residential mortgage lending during 2004 and for the year ended December 31, 2005 (i.e., new residential mortgage lending during the year/period net of capital repayments and acquisitions) was (pound)11.4 billion and (pound)13.4 billion, respectively, and gross residential mortgage lending during 2004 and for the year ended December 31, 2005 (i.e., solely on the basis of new residential mortgage lending during the year/period) was (pound)20.1 billion and (pound)23.6 billion, respectively.

Securitization

     Northern Rock began securitizing its residential mortgage loan portfolio in October 1999. As of December 31, 2005, Northern Rock has completed seventeen securitization transactions in which (pound)42.5 billion of notes were issued, including fourteen securitization transactions backed by residential mortgage loans held in the mortgages trust. The outstanding balance of mortgage loans assigned to the mortgages trustee as trust assets supporting notes issued by the Funding issuing entities and the issuing entity was at December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, (pound)7.3 billion, (pound)13.0 billion, (pound)20.8 billion and (pound)37.5 billion, respectively. All the mortgage loans originated by Northern Rock are prime quality loans, secured by a mortgage with first ranking priority on residential property in the United Kingdom.

     Although Northern Rock's primary business is originating residential mortgage loans in the UK, it began originating commercial mortgage loans in the UK in 1990 and has since completed two commercial mortgage-backed securitization transactions, the securities of which were not offered or sold in the United States. In 2003, Northern Rock also securitized a portion of its portfolio of unsecured consumer loans, the securities of which were not offered or sold in the United States. None of the prior securitization transactions organized by Northern Rock has defaulted or experienced any early amortization.

     Northern Rock also began issuing covered bonds under its covered bond program in 2003. The covered bonds have the benefit of a guarantee that is ultimately secured by certain mortgage loans in Northern Rock's mortgage portfolio. The mortgage loans that ultimately secure Northern Rock's covered bonds are wholly separate from the mortgage loans assigned to the mortgages trustee under the Granite Program. Northern Rock's covered bonds are not offered or sold in the United States.

     Northern Rock originates mortgage loans with a variety of characteristics, which are discussed under "The mortgage loans -
Characteristics of the mortgage loans". Such mortgage loans are originated in accordance with the seller's lending criteria described later in this prospectus. Northern Rock, in its capacity as servicer, performs the day-to-day servicing of the mortgage loans in accordance with the terms of the administration agreement. See "The servicer and the administration agreement".

     The arrangers and underwriters for the notes are directly involved in structuring the Granite Program. Northern Rock collaborates with the arrangers and the underwriters (which are selected by it) in structuring the Granite Program. In particular, Northern Rock initiates the securitization transactions, participates in marketing of the notes, arranges currency and interest rate swap providers, engages third party service providers and advisors, participates in the pricing of the notes and in the overall management of its securitization transactions. The arrangers and underwriters are responsible for cashflow modelling of the securitization transactions, overseeing pricing of the notes and liaising with the rating agencies in order to satisfy applicable rating agency structuring and credit criteria in connection with the securitization transactions.

Subsidiaries of Northern Rock

     Northern Rock currently has the following two principal subsidiaries:

     o    Northern Rock Mortgage Indemnity Company Limited

     Northern Rock Mortgage Indemnity Company Limited ("NORMIC") is a private limited liability company incorporated in Guernsey on July 15, 1994 with registered number 28379. NORMIC's core business is the provision of mortgage indemnity insurance. NORMIC provides mortgage indemnity insurance to Northern Rock.

     o    Northern Rock (Guernsey) Limited

     Northern Rock (Guernsey) Limited ("NRG"), is a private limited liability company incorporated in Guernsey on November 17, 1995 with registered number 30224. NRG is a wholly owned subsidiary of Northern Rock and engages in retail deposit taking.

     The issuing entity believes that information in respect of Northern Rock's audited financial accounts is not material to an investor's decision to purchase the notes.

                                   Funding 2

     Funding 2 is the depositor in the Granite Program. Funding 2 was incorporated in England and Wales as a private limited company on 4 October, 2004 with registered number 5249387. The registered office of Funding 2 is at Fifth Floor, 100 Wood Street, London EC2V 7EX. Funding 2 is wholly owned by Holdings.

     Funding 2 is organized as a special purpose company and will be mostly passive. Its primary purpose is to acquire and hold beneficial interests in the mortgages trust using funds advanced to Funding 2 by the issuing entity, from time to time, under the terms of the global intercompany loan. Funding 2 has no subsidiaries other than the issuing entity although, subject to certain conditions, Funding 2 may establish new issuing entities from time to time.

     Since its incorporation, Funding 2 has not engaged in any material activities other than those incidental to establishing the issuing entity, authorizing the transaction documents referred to in this prospectus, and other matters which are incidental or ancillary to those activities. Funding 2 has no employees.

                             The mortgages trustee

     The mortgages trustee was incorporated as a private limited company in Jersey, Channel Islands on February 14, 2001 with registered number 79309. The registered office of the mortgages trustee is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. The mortgages trustee is wholly owned by Holdings. The mortgages trustee is organized as a special purpose company and is mostly passive. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the mortgages trustee.

     Since its incorporation, the mortgages trustee has not engaged in any material activities other than those incidental to the settlement of the trust property on the mortgages trustee or relating to the issue of notes by the Funding issuing entities and us, the authorization of the transaction documents referred to in this prospectus to which it is or will be a party or relating to the issue of notes by the Funding issuing entities, and other matters which are incidental or ancillary to those activities.

                                    Holdings

     Holdings was incorporated as a private limited company in England and Wales on December 14, 2000 with registered number 4127787. The registered office of Holdings is at Fifth Floor, 100 Wood Street, London EC2V 7EX.

     Holdings is wholly owned by The Law Debenture Intermediary Corporation p.l.c. under the terms of a trust for the benefit of charitable institutions. Holdings is organized as a special purpose company and is mostly passive.

     The principal objects of Holdings are as set out in its memorandum of association and are, among other things, to acquire and hold, by way of investments or otherwise and to deal in or exploit in such manner as may from time to time be considered expedient, all or any of the shares, stocks, debenture stocks, debentures or other interests of or in any company. Holdings is the sole owner of the mortgages trustee and Funding and Funding 2. Holdings is a partial owner of the post-enforcement call option holder. Holdings does not take an active role in the management of any of the participants in the Granite Program.

     Holdings holds 125,000 ordinary shares of (pound)1.00 each in Funding and 12,501 ordinary shares of (pound)1.00 each in Funding 2 (each of which is fully paid up). Holdings has the power under the terms of a declaration of trust to invest any monies, shares, debentures and other interests in any company, including the mortgages trustee, Funding and Funding 2. Any income derived by Holdings will be paid for the benefit of the Down's Syndrome Northeast Association (UK) or other charitable purposes selected by Holdings. The costs and expenses of Holdings are in respect of administrative support services provided by Northern Rock, audit fees, taxation and corporate services provided by The Law Debenture Intermediary Corporation p.l.c. The payments on your notes will not be affected by this arrangement.

                                 GPCH Limited

Introduction

     GPCH Limited (the "post-enforcement call option holder"), was incorporated as a private limited company in England and Wales on December 15, 2000 with registered number 4128437. The registered office of the post-enforcement call option holder is at Fifth Floor, 100 Wood Street, London EC2V 7EX.

     The post-enforcement call option holder was wholly owned by Holdings until July 6, 2005.

     On July 6, 2005 15,000 ordinary shares were allotted and issued to The Law Debenture Trust Corporation plc who holds such shares under the terms of a trust for charitable purposes. As a result of the allotment, the post-enforcement call option holder is no longer part of the same group as the issuing entity, Funding, the Funding issuing entities or Funding 2.

     The post-enforcement call option holder is organized as a special purpose company and is mostly passive. The post-enforcement call option holder has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the post-enforcement call option holder.

     The principal objects of the post-enforcement call option holder are as set out in its memorandum of association and are, among other things, to hold bonds, notes, obligations and securities issued or guaranteed by any company and any options or rights in respect of them.

     Since its incorporation, the post-enforcement call option holder has not engaged in any material activities other than those activities incidental or relating to the issue of the notes by the Funding issuing entities and the authorizing of the transaction documents referred to in this prospectus and other matters which are incidental to those activities. The post-enforcement call option holder has no employees.

Post-enforcement call option

     The post-enforcement call option agreement was entered into on or about the Funding 2 program date between us, the note trustee (as agent for the noteholders) and the post-enforcement call option holder (the "post-enforcement call option agreement"). The terms of the option require, upon exercise of the option granted to the post-enforcement call option holder by the note trustee, the transfer to the post-enforcement call option holder of all (but not some only) of the notes outstanding at the time of the exercise of the option. The option may be exercised upon the earlier of (1) within 20 days following the final maturity date of the latest maturing notes, the issuer security trustee certifying that there is no further amount outstanding under the global intercompany loan, and (2) following the enforcement by the issuer security trustee of the security granted by us under the issuer deed of charge, the issuer security trustee's determination that there are no further assets available to pay amounts due and owing to the noteholders. If the earlier of the foregoing two events is the enforcement of the security under the issuer deed of charge, the option may only be exercised if the issuer security trustee has determined that there is not enough money to pay all amounts due to the noteholders and has distributed to the noteholders their respective shares of the remaining proceeds. The noteholders will be bound by the terms of the notes to transfer the notes to the post-enforcement call option holder in these circumstances. The noteholders will not be paid more than a nominal sum for that transfer.

     As the post-enforcement call option may only be exercised in the two situations described above, the economic position of the noteholders will not be further disadvantaged. In addition, exercise of the post-enforcement call option and delivery by the noteholders of the notes to the post-enforcement call option holder will not extinguish any other rights or claims that these noteholders may have against us other than the rights to payment of interest and repayment of principal under the notes.

                           Funding issuing entities

     In addition to Granite Master Issuer plc, ten other issuing entities, called the Funding issuing entities, have issued notes which are ultimately supported by receipts on the assets of the mortgages trust. Each Funding issuing entity is a wholly-owned subsidiary of Funding. Funding is a special purpose company established to facilitate the issuance of notes by the Funding issuing entities and stands in substantially the same relationship to the mortgages trust and the Funding issuing entities as Funding 2 does in respect of the mortgages trust and us.

     See "Structural diagram of the securitisation transaction" and "Diagram of ownership structure" under "Summary of prospectus" in this prospectus. As indicated in these diagrams, each of Funding and Funding 2 has a beneficial interest in the mortgages trust which is proportional in size to the aggregate outstanding balance from time to time of the notes issued by, on the one hand, the Funding issuing entities and, on the other, us. Funding is under an obligation to apply receipts received by it in respect of its beneficial interest in the mortgages trust to the Funding issuing entities. This obligation arises as a result of its obligation to repay under the intercompany loan entered into between Funding and each of the Funding issuing entities. Similarly, Funding 2 is obliged to repay the Loan made by us pursuant to the terms of the global intercompany loan.

     Each of the Funding issuing entities has issued series and classes of notes, beginning in March 2001. Each prospectus supplement will set forth the aggregate amount of notes outstanding of each Funding issuing entity as of the date of such prospectus supplement.

     Each Funding issuing entity, and consequently the notes of each such Funding issuing entity, have an indirect pro rata interest in the assets of the mortgages trust in relation to each other Funding issuing entity and in relation to the notes issued by us. In addition, the notes of each Funding issuing entity, in aggregate, rank pari passu with the notes, in aggregate, of each other Funding issuing entity and with the notes issued by us. This relationship of the notes of the several Funding issuing entities and of the Funding issuing entities with the notes issued by us results from the basic architecture of the sponsor's Granite Program. Each of Funding and Funding 2 have a pro rata beneficial interest in the trust property of the mortgages trust. See "The mortgages trust" in this prospectus. Receipts of principal of and interest on the mortgage loans are allocated each month between Funding and Funding 2 on a pro rata basis as described under "The mortgages trust".
Any losses experienced on mortgage loans, as well as expenses of the mortgages trust, are also allocated pro rata between Funding and Funding 2.
Consequently, the amount of collections of principal and interest available to be paid by Funding to the Funding issuing entities each month under their intercompany loans, taking account of losses on the mortgage loans and expenses of the mortgages trust, is in pro rata proportion to the amount of collections available to Funding 2 to pay to us during the same period.

     The sponsor does not currently intend that new Funding issuing entities will be created in the future or that new series of notes will be issued by any existing or new Funding issuing entity. We may issue new series of notes from time to time. The conditions for our issuance of new series and classes of notes are described in this prospectus under "Issuance of notes". The consent of the noteholders of our existing series of notes is not required, and will not be obtained, prior to our issuance of new series and classes of notes. Similarly, the consent of the noteholders of notes issued by the Funding issuing entities is not required and will not be obtained prior to our issuance of new series and classes of notes.

     The Funding 2 security trustee, note trustee, and the issuer security trustee

     The Bank of New York, a New York banking corporation, acting through its London branch at 40th Floor, One Canada Square, London E14 5AL, is acting under the Granite Program in its separate capacities as Funding 2 security trustee, note trustee and issuer security trustee.

     The Bank of New York has served and currently is serving as note trustee and security trustee for numerous securitization transactions and programs involving pools of residential mortgage loans, including the securitization transactions of the Funding issuing entities.

     The trust deed sets out the terms under which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. Pursuant to the trust deed, the note trustee is also required to take certain actions as described under "Description of the trust deed" and "Description of the US notes".

     The issuer deed of charge sets out the terms under which the issuer security trustee is appointed, the indemnification of the issuer security trustee and the payment it receives. Pursuant to the issuer deed of charge, the issuer security trustee is required to take certain actions as described under "Security for the issuing entity's obligations" and "Description of the US notes".

     The Funding 2 deed of charge sets out the terms under which the Funding 2 security trustee is appointed, the indemnification of the Funding 2 security trustee and the payment it receives. Pursuant to the Funding 2 deed of charge, the Funding 2 security trustee is required to take certain actions as described under "Security for Funding 2's obligations".

     The limitations on liability of the note trustee are described under "Description of the trust deed" and "Description of the US notes". The limitations on the liability of the issuer security trustee are described under "Security for the issuing entity's obligations" and "Description of the US notes". The limitations on the liability of the Funding 2 security trustee are described under "Security for Funding 2's obligations".

     Affiliations and certain relationships and related transactions of transaction parties

     Northern Rock is the sponsor of the Granite Program. In addition, Northern Rock has several other roles in the Granite Program. Northern Rock is the originator of the mortgage loans. Northern Rock is the only seller of mortgage loans to the mortgages trustee and is the servicer of all of the mortgage loans. Northern Rock also provides the services of cash manager, issuer cash manager, account bank and Funding 2 basis rate swap provider.

     Except as described in the preceding paragraph, there are no other affiliations or relationships or related transactions involving the transaction parties under the Granite Program.

                               Issuance of notes

     The notes will be issued pursuant to the trust deed. The following summary and the information set out in "Description of the trust deed", "The notes" and "Description of the US notes" summarize the material terms of the notes and the trust deed. These summaries do not purport to be complete and are subject to the provisions of the trust deed and the terms and conditions of the notes.

General

     The notes will be issued in series. Each series will comprise of one or more class A, class B, class M, class C or class D notes issued on a single issue date. A class designation determines the relative seniority for receipt of cash flows. The notes of a particular class in different series (and the notes of differing sub-classes of the same class and series) will not necessarily have all the same terms. Differences may include principal amount, interest rates, interest rate calculations, currency, dates, final maturity dates and ratings. Noteholders holding certain notes may have the benefit of remarketing and conditional purchase arrangements or similar arrangements. Each series and class of notes will be secured over the same property as the notes offered by this prospectus. The terms of each series of notes will be set forth in the related prospectus supplement.

Issuance

     We may issue new series and classes of notes and advance new loan tranches to Funding 2 from time to time without obtaining the consent of existing noteholders. As a general matter we may only issue a new series and class of notes if sufficient subordination is provided for that new series and class of notes by one or more subordinate classes of notes and/or the issuer reserve fund and the Funding 2 reserve fund. The required subordinated percentage, which is used to calculate the required subordination for each class of notes other than the class D notes, will be set forth in the applicable prospectus supplement for each series of that class of notes. Similarly, the target reserve required amount and the programme reserve required percentage will be specified in each prospectus supplement. The conditions and tests (including the required levels of subordination) necessary to issue a series and class of notes, or the "issuance tests", include the following:

All classes of notes

     On the closing date of any series and class of notes:

     o there may be no debit balance on the principal deficiency ledger (in respect of any loan tranche);

     o no note event of default shall have occurred which is continuing or will occur as a consequence of such issuance;

     o no issuer enforcement notice has been served on us by the note trustee;

     o no Funding 2 intercompany loan enforcement notice has been served on Funding 2 by the Funding 2 security trustee;

     o the issuer reserve fund and the Funding 2 reserve fund are (in aggregate) fully funded up to the programme reserve required amount (or if the issuer reserve fund or the Funding 2 reserve fund are not so fully funded, no payments have been made from the issuer reserve fund or the Funding 2 reserve fund, as applicable);

     o each of the applicable transaction documents has been executed by the relevant parties to those documents;

     o we shall have delivered a solvency certificate to the note trustee in form and substance satisfactory to the note trustee; and

     o the rating agencies have provided written confirmation that their ratings of the outstanding notes will not be reduced, qualified or withdrawn as a consequence of such issuance,

AND,

For the class A notes of any series,

     On the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class A available subordinated amount must be equal to or greater than the class A required subordinated amount.

     o The "class A required subordinated amount" is calculated, on any date, as the product of:

                                     A x B

     where:

     A = the class A required subordinated percentage as specified in the most recent prospectus supplement for class A notes of any series; and

     B = the principal amount outstanding of all notes on such date (after giving effect to any payments of principal to be made on the notes on such date) less the amounts standing to the credit of the Funding 2 cash accumulation ledger and the Funding 2 principal ledger available on such date for the repayment of principal on the loan tranches (after giving effect to any repayments of principal to be made on the loan tranches on such date).

     o The "class A available subordinated amount" is calculated, on any date, as:

     (a) the sum of (i) the aggregate of the principal amounts outstanding of the class B notes of all series, the class M notes of all series, the class C notes of all series and the class D notes of all series (after giving effect to repayments of principal to be made on the notes on such date); and (ii) the aggregate amount of the Funding 2 reserve fund and the issuer reserve fund on such date and (iii) excess spread;

     less

     (b) the amounts standing to the credit of the Funding 2 principal ledger available on such date for the payment of principal on AA loan tranches, A loan tranches, BBB loan tranches and BB loan tranches (after giving effect to any payments of principal to be made on the loan tranches on such date).

For the class B notes of any series

     On the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class B available subordinated amount must be equal to or greater than the class B required subordinated amount.

     o The "class B required subordinated amount" is calculated, on any date, as the product of:

                                     A x B

     where:

     A = the class B required subordinated percentage as specified in the most recent prospectus supplement for class B notes of any series; and

     B = the principal amount outstanding of all notes on such date (after giving effect to any payments of principal to be made on the notes on such date) less the amounts standing to the credit of the Funding 2 cash accumulation ledger and the Funding 2 principal ledger available on such date for the repayment of principal on the loan tranches (after giving effect to any repayments of principal to be made on the loan tranches on such date).

     o The "class B available subordinated amount" is calculated, on any date, as:

     (a) the sum of (i) the aggregate of the principal amounts outstanding of the class M notes of all series, the class C notes of all series and the class D notes of all series (after giving effect to repayments of principal to be made on the notes on such date); and (ii) the aggregate amount of the Funding 2 reserve fund and the issuer reserve fund on such date and (iii) excess spread;

     less

     (b) the amounts standing to the credit of the Funding 2 principal ledger available on such date for the payment of principal on A loan tranches, BBB loan tranches and BB loan tranches (after giving effect to any payments of principal to be made on the loan tranches on such date).

For the class M notes of any series

      On the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class M available subordinated amount must be equal to or greater than the class M required subordinated amount.

     o The "class M required subordinated amount" is calculated, on any date, as the product of:

                                     A x B

     where:

     A = the class M required subordinated percentage as specified in the most recent prospectus supplement for class M notes of any series; and

     B = the principal amount outstanding of all notes on such date (after giving effect to any payments of principal to be made on the notes on such date) less the amounts standing to the credit of the Funding 2 cash accumulation ledger and the Funding 2 principal ledger available on such date for the repayment of principal on the loan tranches (after giving effect to any repayments of principal to be made on the loan tranches on such date).

     o The "class M available subordinated amount" is calculated, on any date, as:

     (a) the sum of (i) the aggregate of the principal amounts outstanding of the class C notes of all series and the class D notes of all series (after giving effect to repayments of principal to be made on the notes on such date); and (ii) the aggregate amount of the Funding 2 reserve fund and the issuer reserve fund on such date and (iii) excess spread;

     less

     (b) the amounts standing to the credit of the Funding 2 principal ledger available on such date for the payment of principal on BBB loan tranches and BB loan tranches (after giving effect to any payments of principal to be made on the loan tranches on such date).

For the class C notes of any series

     On the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class C available subordinated amount must be equal to or greater than the class C required subordinated amount.

     o The "class C required subordinated amount" is calculated as the product of:

                                     A x B

     where:

     A = the class C required subordinated percentage as specified in the most recent prospectus supplement for class C notes of any series; and

     B = the principal amount outstanding of all notes on such date (after giving effect to any payments of principal to be made on the notes on such date) less the amounts standing to the credit of the Funding 2 cash accumulation ledger and the Funding 2 principal ledger available on such date for the payment of principal on the loan tranches (after giving effect to any payments of principal to be made on the loan tranches on such date).

     o The "class C available subordinated amount" is calculated, on any date, as:

     (a) the sum of (i) the aggregate of the principal amounts outstanding of the class D notes of all series (after giving effect to payments of principal to be made on the notes on such date); and (ii) the aggregate amount of the Funding 2 reserve fund and the issuer reserve fund on such date and (iii) excess spread;

      less

     (b) the amounts standing to the credit of the Funding 2 principal ledger available on such date for the payment of principal on BB loan tranches (after giving effect to any payments of principal to be made on the loan tranches on such date).

     In relation to the above, the amounts available on any date for the payment of principal on any loan tranche shall be calculated in accordance with the Funding 2 pre-enforcement principal priority of payments (as set out in "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security - Definition of Funding 2 available principal receipts") and shall be calculated without reference to the rules for the application of Funding 2 available principal receipts (as set out in "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security - Rules for application of Funding 2 available principal receipts").

     "Excess spread" is calculated, on any date, as:

     (a)  the product of:

                                      X + Y
                                      -----
                                        2

          and the aggregate outstanding principal balance of the loan tranches advanced under the global intercompany loan agreement less the amount debited to the Funding 2 principal deficiency ledger at such date; less

     (b) the product of the weighted average interest rate of the outstanding notes at such date, including any notes issued on such date (subject to adjustment where the step-up date occurs for any series and class of notes and taking into account the margins on the issuer swaps as at such date and the expenses of the issuing entity ranking in priority to payments on such notes) and the aggregate principal amount of outstanding of such notes at such date.

     where:

     X = the weighted average yield on the mortgage loans in the mortgage trust at such date, together with new mortgage loans (if any) to be assigned to the mortgages trustee on such date (taking into account the margins on the basis rate swaps as at such date)

     Y =  LIBOR for 3 month sterling deposits plus 0.50%

     We may change the required subordinated amount for any class of notes or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as we have:

     o received confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification or withdrawal of its then current rating of any outstanding notes; and

     o an opinion of counsel that for US federal income tax purposes (i) the change will not adversely affect the tax characterization as debt of any outstanding series and class of notes that were characterized as debt at the time of their issuance and (ii) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes.

     In addition, if we obtain confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series and class of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the other conditions to issuance described above may be waived by the note trustee. For example, the note trustee may, in accordance with and subject to the provisions of the trust deed, without the consent of the noteholders, but only if and so far as in its opinion the interests of the noteholders of any series and class of notes shall not be materially prejudiced thereby, determine that any note event of default in respect of a series and class of notes (the absence of which constitutes a condition to issuance of notes) shall not be treated as such.

                              The mortgage loans

Summary of mortgage portfolio

     Each prospectus supplement issued in connection with the issuance of a series and class of notes will contain tables summarizing information in relation to the applicable cut-off date mortgage portfolio. The tables will contain information in relation to various criteria as at the applicable cut-off date. Tables will indicate, amongst other things, composition by type of property, seasoning, period to maturity, geographical distribution, indexed loan-to-value ratios, outstanding current balance, mortgage loan products and repayment terms as well as other information that may be described from time to time.

     Each prospectus supplement relating to the issuance of a series and class of notes also will contain tables summarizing certain characteristics of the United Kingdom mortgage market. Tables will provide historical information on, amongst other things, repossession rates, arrears, house price to earnings ratios as well as other information that may be described from time to time. These tables should be read in conjunction with the additional historical information on certain aspects of the United Kingdom residential mortgage market appearing in "Certain characteristics of the United Kingdom residential mortgage market".

Introduction

     The housing market in the UK primarily consists of owner-occupied housing. The remainder of dwellings are in some form of public, private landlord or social ownership. The mortgage market, in which mortgage loans are provided for the purchase of a property and secured on that property, is the primary source of household borrowings in the UK.

     In describing the characteristics of the mortgage loans, references in this prospectus to:

     o "initial mortgage portfolio" means the portfolio of mortgage loans, their related security, accrued interest and other amounts derived from such mortgage loans that the seller assigned to the mortgages trustee on the initial closing date;

     o "further mortgage portfolio" means the portfolio of further mortgage loans, their related security, accrued interest and other amounts derived from such further mortgage loans that the seller has assigned to the mortgages trustee after the initial closing date;

     o "additional mortgage portfolio" means the portfolio of additional mortgage loans, their related security, accrued interest and other amounts derived from such additional mortgage loans that the seller, as of any cut-off date, anticipates assigning to the mortgages trustee from time to time;

     o "cut-off date mortgage portfolio" means, as of any cut-off date, the initial mortgage portfolio and the further mortgage portfolios (taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/or removal of any mortgage loans to or from that portfolio since the initial closing date) combined with any additional mortgage portfolio; and

     o "mortgage portfolio" means, as of any date of determination, the initial mortgage portfolio and the further mortgage portfolios assigned to the mortgages trustee prior to such date of determination, taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/or removal of any mortgage loans to or from that portfolio since the last such assignment.

     The seller selects new mortgage loans to be included in each cut-off date mortgage portfolio, and any mortgage loans to be subsequently assigned to the mortgage portfolio, using an internally developed system containing defined data on each of the mortgage loans in the seller's overall portfolio of mortgage loans available for selection. This system allows the setting of exclusion criteria corresponding to relevant representations and warranties that the seller makes in the mortgage sale agreement in relation to the mortgage loans. Once the exclusion criteria have been determined, the system identifies all mortgage loans owned by the seller that are consistent with the exclusion criteria. Thereafter, mortgage loans are selected at random until the target balance for new mortgage loans has been reached, or the mortgage loan selection has been exhausted. After a pool of new mortgage loans is selected in this way, the identified mortgage loans are monitored so that they continue to comply with the relevant criteria as of the assignment date.

     The following is a description of some of the characteristics of the mortgage loans currently or previously offered by the seller and includes details of mortgage loan types, the underwriting process, lending criteria and selected statistical information. Each mortgage loan in the mortgage portfolio incorporated one or more of the features referred to in this section. The seller will not assign to the mortgages trustee any mortgage loan that was more than one month in arrears at any time during the 12 months prior to the assignment date, and will not assign to the mortgages trustee any mortgage loan that is a non-performing mortgage loan.

     Each borrower may have more than one mortgage loan incorporating different features, but all mortgage loans secured on the same mortgaged property will be incorporated in a single account with the seller which is called the "mortgage account". Each mortgage loan (other than a regulated personal secured loan) is secured by a first-ranking legal charge over a residential property located in England or Wales (an "English mortgage") or a first ranking standard security over a residential property located in Scotland (a "Scottish mortgage"). Each regulated personal secured loan will be secured by a legal charge over freehold or leasehold property located in England and Wales or by a standard security over heritable or long leasehold property located in Scotland ranking below the first priority legal charge or standard security securing the related borrower's existing mortgage loan. A "mortgage" means an English mortgage or, as applicable, a Scottish mortgage. Each mortgage loan secured over a property located in England and Wales (an "English mortgage loan") is subject to the laws of England and Wales and each mortgage loan secured over a property located in Scotland (a "Scottish mortgage loan") is subject to the laws of Scotland.

Characteristics of the mortgage loans

Mortgage loan products offered by the seller

     The seller offers a variety of fixed rate, variable rate and hybrid mortgage loan products to borrowers. The seller may assign to the mortgages trustee any of the following of its mortgage loan products, which in each case may comprise one or more of the following:

     o "fixed rate mortgage loans": mortgage loans subject to a fixed interest rate for a specified period of time and at the expiration of that period are generally subject to the seller's standard variable rate.

     o "standard variable rate mortgage loans ": mortgage loans subject to the seller's standard variable rate for the life of the mortgage loan.

     o "Together mortgage loans": flexible mortgage loans, which are offered in various product types: Together flexible, Together variable, Together fixed, Together fixed for life, Together discount tracker and Together stepped tracker. These products allow the borrower to obtain a mortgage loan, an unsecured loan and, in some cases (historically, although no longer), a credit card, each with a variable or a fixed interest rate, depending on the product type, and which in certain circumstances permit the borrower to make authorized underpayments and take payment holidays (collectively referred to in this prospectus as "non-cash re-draws"), receive cash re-draws and make overpayments. No accounts under a credit card associated with a Together mortgage loan have been or will be assigned to the mortgages trustee.

     o "Together Connections mortgage loans ": flexible mortgage loans, which were offered in two product types: Together Connections variable and Together Connections fixed. These products have the same basic features as a Together mortgage loan, but also allow the borrower to link the mortgage loan with certain deposit and/or current accounts that are held with the seller. If a borrower elects to take the Together Connections Benefit (as defined below), the seller will only charge interest on the difference between the total of the outstanding balances on the Together Connections mortgage loan and certain deposit/current accounts held with the seller (the "combined debit balance ") and the average monthly cleared credit balance in that borrower's linked deposit account or accounts (the "combined credit balance "). Despite the foregoing, the borrower is nevertheless obligated to make his contractual monthly payment of principal (if any) and interest in full. The "Together Connections Benefit" is the difference between (1) the contractual monthly payment due on the combined debit balance and (2) the proportion of the payment made on the amount by which the outstanding combined debit balance exceeds the average cleared credit balance in that borrower's linked deposit account or accounts in respect of each month or any part of a month. Where the customer has elected to take Together Connections Benefit, calculations will be made and applied with effect from the first day of the month following the month during which the combined debit balance exceeded such credit balance. Unless the borrower specifies otherwise, the Together Connections Benefit will be apportioned pro rata between the mortgage loan and the unsecured loan in accordance with their respective contractual monthly payments. Any Together Connections Benefit is used to reduce the principal amount outstanding on the mortgage loan and related unsecured loan as described above. The application of the Together Connections Benefit may lead to amortization of the related mortgage loan more quickly than would otherwise be the case, as a higher proportion of the contractual monthly payment could be allocated towards the repayment of principal of the mortgage loan. See "Risk factors - The inclusion of certain types of mortgage loans may affect the rate of repayment and prepayment of the mortgage loans ". The borrower is not permitted to make a cash redraw of the principal amounts that have been repaid as a result of the application of the Together Connections Benefit.

          Alternatively, customers that have linked their mortgage loan to one or more deposit accounts may simply opt to be paid interest periodically on deposits held in their linked accounts at the same interest rate that is used to calculate interest on their mortgage loan. This option is referred to as "Together Connections Interest".

          The connection between a borrower's mortgage loan and unsecured loan and any linked account or account of the borrower may be ended (1) by the seller giving the borrower three months notice in writing at any time or (2) immediately by the seller giving the borrower notice in writing at any time where there are serious grounds for ending the connection with immediate effect. The connection between a borrower's mortgage loan and unsecured loan and any linked account or account of the borrower will be ended automatically where the average combined cleared credit balance for the month exceeds the combined debit balance in any month.

          The seller has for the time being, ceased to offer Together Connections mortgage loans to borrowers. However, the seller may continue to assign Together Connections mortgage loans which it has previously originated to the mortgages trustee.

     o "Connections mortgage loans ": flexible mortgage loans, which allow the borrower to obtain a mortgage loan with either a variable or fixed rate, depending on the product type, and which, in certain circumstances, permit the borrower to make authorized underpayments and take payment holidays (collectively referred to in this prospectus as "non-cash re-draws "), receive cash re-draws and make overpayments. Connections mortgage loans have the same basic features as Together Connections mortgage loans but without the facility for an unsecured loan or credit card. The "Connections debit balance" will equal the total outstanding balance on the Connections mortgage loan. In addition, the "Connections combined credit balance" will comprise the average monthly cleared credit balance in the borrower's linked Save Direct deposit account (a deposit account operated by a dedicated savings division of the seller) and/or current account with the seller. "Connections Benefit" and "Connections Interest" are calculated in the same way as Together Connections Benefit and "Together Connections Interest" taking into account the amended definitions of "Connections debit balance" and "Connections combined credit balance" as outlined above. For the purposes of calculating Connections Interest, only the average cleared balance in the deposit account will apply.

     o "CAT standard mortgage loans": flexible mortgage loans, the terms of which can offer either a variable rate equal to the Bank of England base rate plus an additional fixed percentage or can offer initially a fixed rate for a specified period of time followed by a variable rate equal to the Bank of England base rate plus an additional fixed percentage, and which in some cases permit the borrower to make non-cash re-draws and receive cash re-draws.

     o "capped rate mortgage loans": mortgage loans subject to a maximum rate of interest and interest which is charged at the lesser of the seller's standard variable rate or the specified capped rate. o "flexible capped rate mortgage loans": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan), the terms of which are subject to a maximum rate of interest for a specified period of time, and at the expiration of that period are generally subject to the seller's standard variable rate.

     o "flexible discount rate mortgage loans": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan), the terms of which allow the borrower to pay interest at a specified discount to the seller's standard variable rate for a specified period of time or for the life of the mortgage loan.

     o "flexible fixed rate mortgage loans": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan) which are subject to a fixed rate of interest for a specified period of time, and at the expiration of that period are generally subject to the seller's standard variable rate.

     o "low-start flexible fixed rate mortgage loans": flexible mortgage loans with the same features as flexible fixed rate mortgage loans with the exception that the interest rate increases incrementally in fixed amounts on each of the first, second, third and sixth years of the term of each mortgage loan, at the expiration of which each mortgage loan becomes generally subject to the seller's standard variable rate.

     o "discount rate mortgage loans": mortgage loans, the terms of which allow the borrower to pay interest at a specified discount to the seller's standard variable rate for a specified period of time or for the life of the loan.

     o "tracker rate mortgage loans ": mortgage loans subject to a variable rate of interest that is linked to the Bank of England base rate plus an additional fixed percentage.

     o "flexible tracker rate mortgage loans": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan) which are subject to a variable rate of interest that is linked to the Bank of England base rate plus an additional fixed percentage.

     o "cashback mortgage loans": mortgage loans which are subject to either the seller's standard variable rate or a fixed rate of interest or discount to the seller's standard variable rate for a specified period of time and, the terms of which provide for a specified lump sum payment to be made to the borrower at the time that the mortgage loan is advanced to the borrower.

     o "personal secured loans ": mortgage loans having a fixed or variable interest rate the proceeds of which may be used by the borrower for unrestricted purposes and which are offered to borrowers who have existing mortgage loans with the seller. A personal secured loan is secured on the same property that secures the borrower's existing mortgage loan. A personal secured loan is governed by separate terms and conditions documented either as a regulated agreement subject to the CCA (a "regulated personal secured loan ") or as an agreement not regulated by the CCA (an "unregulated personal secured loan "), depending upon purposes for which it is used. A personal secured loan is, if the loan is an unregulated personal secured loan, secured pursuant to the borrower's existing mortgage. If the loan is a regulated personal secured loan, it is secured pursuant to a separate subordinate ranking mortgage. Some personal secured loans permit the borrower to draw additional amounts in aggregate up to the fixed amount of credit extended under the terms of the mortgage conditions at the inception of such personal secured loan. Such draws under a personal secured loan are collectively referred to as "further draws ".

Repayment terms

     All payments due under the mortgage loans which are included in the mortgage portfolio are to be made by electronic direct debit authorized by the relevant borrower and made monthly from such borrower's bank account to a collection account ("direct debit") or, if such payment is late or borrowers choose not to pay by direct debit, by check or other means into accounts in the name of the servicer as more fully described under "The servicer and the administration agreement - Appointment - Collection of payments".

     Borrowers typically make payments of interest on, and repay principal of, their mortgage loans using one of the following methods:

     o "repayment": the borrower makes monthly payments of both interest and principal so that, when the mortgage loan matures, the borrower will have repaid the full amount of the principal of the mortgage loan.

     o "interest-only" (with a repayment vehicle): the borrower makes monthly payments of interest but not of principal; when the mortgage loan matures, the entire principal amount of the mortgage loan is still outstanding and the borrower must repay that amount in one lump sum. The borrower arranges a separate investment plan which will be administered by an organization separate from the seller, which plan provides a lump sum payment to coincide with the end of the mortgage term. Although these investment plans are forecast to provide sufficient sums to repay the principal balance of the mortgage loan upon its maturity, to the extent that the lump sum payment is insufficient to pay the principal amount owing, the borrower will be liable to make up any shortfall. These types of plans include:

          o "endowment ": the borrower makes regular payments to a life assurance company which invests the premiums; the endowment policy is intended to repay the mortgage loan at maturity;

          o "pension policy": the borrower makes regular payments to a personal financial plan arranged by such borrower to provide for that borrower's expenses during retirement; upon retirement, or plan maturity, the borrower will receive a tax-free lump sum which is intended to repay the mortgage loan;

          o "individual savings accounts" or "ISAs": the borrower makes contributions to a tax-free ISA account; once the value of the ISA equals or exceeds the outstanding mortgage debt, the borrower may use those amounts to repay the mortgage loan at any time thereafter or may wait to repay the mortgage loan upon its maturity;

          o "personal equity plans" or "PEPs": similarly to ISAs, the borrower makes contributions to a tax-free PEP account and uses these amounts to repay the mortgage loan. Although PEPs have been discontinued in the United Kingdom, some mortgage loans with PEP repayment vehicles may be included in the mortgage portfolio; and

          o "unit trusts": the borrower makes regular payments to the trustees of a unit trust, and the accumulated unit trust is used to repay the mortgage loan by the end of its term.

          o "interest-only" (without a repayment vehicle): similar to the interest-only mortgage loans described above, where the borrower makes monthly payments of interest but not of principal and when the mortgage loan matures, the entire principal amount of the mortgage loan is due. However, the borrower has no formal repayment vehicle in place to repay the mortgage loan in full.

          o "combination repayment and interest-only" (with or without a repayment vehicle): this situation most often occurs when the borrower had an interest-only mortgage loan with a repayment vehicle on a prior mortgaged property, and after selling that mortgaged property the borrower purchased a property with a mortgage loan issued by the seller, where the subsequent home was either more expensive than the prior home or the borrower took out a larger mortgage loan or further advance. The borrower used the existing interest-only repayment vehicle for the new mortgage loan or further advance issued by the seller and made up the difference between the anticipated maturity value of the interest only repayment vehicle and the higher mortgage loan amount with a repayment mortgage.

     The required monthly payment in connection with repayment mortgage loans or interest-only mortgage loans may vary from month to month for various reasons, including changes in interest rates. See "- Maximum LTV ratio" for the maximum LTV ratio for the mortgage loans described above.

     The seller does not (and in some cases cannot) take security over investment plans. See "Risk factors - There can be no assurance that a borrower will repay principal at the end of a term on an interest-only loan (with or without a capital repayment vehicle) or a combination loan".

Capital payments, overpayments and underpayments on non-flexible mortgage loans

     Subject to certain conditions, if a borrower makes a monthly payment on a mortgage loan (other than a flexible mortgage loan) that is greater by (pound)200 or more than the amount due for that month, and the borrower notifies the seller that the overpayment is intended to reduce the capital balance of the related mortgage loan (a "capital payment"), then the current balance of the mortgage loan will be immediately reduced, and the capital balance of the mortgage loan will be reduced from the last day of the month in which the capital payment occurs. As interest on the mortgage loans accrues on the capital balance thereof from time to time, any capital payment will affect the amount of interest payable by the borrower from the first day of the month following the month in which the capital payment was made by the borrower. Capital payments may be subject to early repayment charges, as described under "- Early repayment charges", and may only be made in certain minimum amounts and only if the relevant borrower's account is not in arrears at the time of the capital payment.

     If the borrower makes a monthly payment on a mortgage loan (other than a flexible mortgage loan) that is greater than the amount due for that month, but the borrower (1) does not specify that the additional payment is intended to reduce the capital balance of the related mortgage loan, (2) does not specify any intention or (3) specifies that the payment is intended to repay the capital balance but the additional payment is less than (pound)200, that overpayment initially will only reduce the current balance of the related mortgage loan and not the capital balance. Any overpayment will be held by the cash manager in the mortgages trustee GIC account and recorded on an overpayments ledger and will not reduce the capital balance of the related mortgage loan until the annual date at the end of each calendar year on which the capital balances of the mortgage loans (other than flexible mortgage loans as described below) are reconciled with the current balances of such mortgage loans. The capital balances of such mortgage loans will only be reduced on such annual date in an amount equal to the aggregate amount of the overpayments made in that calendar year less any amounts that the borrower has underpaid (or has overpaid in error, which amounts may be refunded to the borrower) during the same calendar year of the overpayment. These credits and debits will be recorded on the overpayments ledger during each calendar year. Any underpayments or refunds may be made only up to the net amount of the overpayment standing to the credit of the overpayments ledger during the same calendar year as the underpayment. As interest on the mortgage loans accrues on the capital balance thereof from time to time, an overpayment may only have an effect on the interest accruing on that mortgage loan after the annual date that the current balance and the capital balance of the mortgage loan is reconciled.

     If a borrower under a mortgage loan (other than a flexible mortgage loan) makes a monthly payment which is less than the required monthly payment (an "underpayment"), the current balance of that mortgage loan will remain higher than the expected scheduled current balance, although the capital balance of that mortgage loan will remain unchanged until the annual reconciliation of the current balance and capital balance. As overpayments on non-flexible mortgage loans will be held in the overpayments ledger throughout the calendar year in which the overpayment was made, amounts standing to the credit of the overpayments ledger will be used to fund underpayments that the borrower has made during that same calendar year. See "The mortgages trust - Overpayments". If a borrower makes an unauthorized underpayment but has not made any prior overpayments within that same calendar year, those underpayments are treated by the seller as arrears.

     At the end of a calendar year, if a borrower under a mortgage loan (other than a flexible mortgage loan) has a current balance which is less than its capital balance (because of any overpayments made in that same calendar year which were not used to fund an underpayment), the seller will decrease the capital balance on that borrower's mortgage loan to equal the current balance on that borrower's mortgage loan. The borrower then will no longer be able to fund underpayments with amounts overpaid in the prior calendar year. Conversely, if at the end of a calendar year a borrower under a mortgage loan (other than a flexible mortgage loan) has a current balance which is greater than its capital balance (because of any underpayments which were not funded by overpayments made in that same calendar year), the seller will increase the capital balance on that borrower's mortgage loan to equal the current balance on that borrower's mortgage loan. Notwithstanding the year-end reconciliation of the related capital balance and current balance, the borrower will still be considered in arrears for the amount of the underpayment.

     For a description of the treatment of overpayments and underpayments under the seller's current flexible mortgage loan products, see "- Flexible mortgage loans".

Early repayment charges

     Borrowers under the seller's non-flexible mortgage products that have received a benefit in the form of a cashback, capped, discounted or fixed rate mortgage loan may be required to pay an early repayment charge if (a) in any one calendar year in addition to the scheduled monthly payments they repay more than a specified percentage of the initial amount of the mortgage loan, or (b) generally if they make a product switch or a permitted product switch, in each case before a date specified in the offer of advance. Although a borrower under the seller's flexible capped rate mortgage loan, flexible fixed rate mortgage loan, low-start flexible fixed rate mortgage loan, flexible discount rate mortgage loan, Together fixed mortgage loan, Together Connections fixed mortgage loan or Connections fixed mortgage loan may make overpayments or capital payments at any time without incurring any early repayment charge, that borrower will be subject to an early repayment charge for the remaining period of time during which the fixed or capped rate, as the case may be, on the mortgage loan applies (except in the case of flexible fixed rate mortgage loans with an extended early repayment charge period), to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the seller's Connections Base Rate Tracker mortgage loans will be subject to an early repayment charge which is currently three (3) years from completion of the applicable mortgage loan, to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the seller's flexible fixed rate mortgage loans with an extended early repayment charge period will be subject to an early repayment charge for the remaining period of time during which the fixed rate on the mortgage loan applies plus an additional period of one year to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the seller's Together variable, Together Connections variable and CAT standard mortgage loans are not subject to early repayment charges regardless of whether they make an overpayment or they repay the entire current balance under the relevant mortgage loan.

     Any early repayment charge will equal a percentage of the amount repaid in excess of the specified percentage limit, except for an early repayment in full, where the early repayment charge will equal a varying percentage of the entire amount repaid. The seller retains absolute discretion to waive or enforce early repayment charges in accordance with the seller's policy from time to time. Under the terms of the mortgage sale agreement, the amount of any early repayment charges which may become payable on any mortgage loans that have been assigned to the mortgages trustee will be paid by the mortgages trustee to the seller as deferred purchase price.

     Cashback mortgage loans offered by the seller provide the borrower with a cash payment that the seller makes to the borrower upon completion of the mortgage loan. The cash payment depends upon the terms of the offer of advance, but is usually calculated as a percentage of the amount borrowed. If a borrower with a cashback mortgage loan makes an unscheduled principal repayment or executes a product switch or a permitted product switch (as described under "- Product switches") in either case before a date specified in the offer of advance, then the borrower must repay to the seller some or all of the cash payment made by the seller.

     All of the seller's mortgage loan products allow for the borrower to avoid early repayment charges and, if applicable, avoid repaying to the seller any of the cash payment described above, by "porting" the existing mortgage loan to a new mortgaged property, provided that (1) the new mortgage loan is equal to or greater than the existing mortgage loan and (2) the borrower receives from the seller substantially the same mortgage loan product. The new mortgage loan preserves the borrower's status in that mortgage loan product.

     A prepayment of the entire outstanding balance of a mortgage loan discharges the related mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid charges and any early repayment charges.

Interest payments and setting of interest rates

     Interest on each mortgage loan accrues on the capital balance of that mortgage loan from time to time. Interest is payable by the borrower monthly in advance. Interest on the mortgage loans in the cut-off date mortgage portfolio may be computed on a daily, monthly or annual basis. Each mortgage loan in the cut-off date mortgage portfolio accrues interest at any time at a fixed or a variable rate.

     Fixed rate mortgage loans provide that the borrower pays interest on such mortgage loan at a fixed rate of interest for the period specified in the offer of advance. At the end of that period, the interest rate reverts to the seller's standard variable rate. However, under the terms of certain fixed rate loan agreements, the borrower may exercise a onetime option within three months of the end of the initial fixed rate period to "re-fix" the interest rate for a further specified period of time at a new fixed rate that the seller is offering to existing borrowers at that time. Any exercise of an option to "re-fix" constitutes a product switch and is dealt with as described under "- Product switches".

     The rate of interest set by the seller for variable rate mortgage loans is the "seller's standard variable rate". Interest accrues on these mortgage loans at a rate equal to the seller's standard variable rate, or, for a specified period of time, at a set margin above or below the seller's standard variable rate. The seller's standard variable rate is not directly linked to interest rates in the financial markets although, in general, the seller's standard variable rate follows movements in the markets. The seller's standard variable rate for existing and/or new borrowers, as at each cut-off date, will be specified in each prospectus supplement.

     The seller's "base rate pledge" (which is also known as the base rate guarantee) guarantees that for some variable rate mortgage loans, and for fixed rate mortgage loans upon conversion from a fixed rate to the seller's standard variable rate, the actual gross interest rate that the seller charges will be the lower of:

     o    the seller's standard variable rate; or

     o the Bank of England base rate plus a margin which is determined by Northern Rock.

     This base rate pledge only applies, however, during the period, if any, in which the borrower is subject to an early repayment charge as described under "- Early repayment charges".

     If the Bank of England's base rate falls to a level of 1.99% below the seller's standard variable rate it is possible that either or both of Funding and we would suffer a revenue shortfall. See "Risk factors - If the Bank of England base rate falls below a certain level, we could suffer a revenue shortfall which could adversely affect our payments on the notes".

     Mortgage loans may combine one or more of the features listed in this section. For mortgage loans with an interest rate that lasts for a limited period of time specified in the offer of advance, after the expiration of that period the interest rate adjusts to some other interest rate type or else it reverts to, or remains at, the seller's standard variable rate. The features that may apply to a particular mortgage loan are specified in the offer of advance (and as the seller may vary from time to time).

     Each mortgage loan (other than a Together mortgage loan, a Together Connections mortgage loan and a CAT standard mortgage loan) currently provides for a loyalty discount reduction of 0.25% per annum (although the seller may in the future allow for a discount of between 0.25% and 0.75% per annum) of the applicable interest rate once the borrower has held the mortgage loan for at least seven years, subject to certain conditions.

     Except in limited circumstances as set out in "The servicer and the administration agreement - The administration agreement - Undertakings by the servicer", the servicer on behalf of the mortgages trustee, each Funding beneficiary and each Funding security trustee is responsible for setting the variable mortgage rate on the mortgage loans in the mortgage portfolio as well as on any new mortgage loans that are assigned to the mortgages trustee. The mortgage conditions applicable to all of the variable rate mortgage loans provide that the seller and its successors may vary the variable mortgage rate only for certain reasons which are specified in the mortgage conditions. These reasons may include:

     o where there has been, or the lender reasonably expects there to be in the near future, a general trend to increase rates on mortgages;

     o where the lender for good commercial reasons needs to fund an increase in the interest rate or rates payable to depositors;

     o where the lender wishes to adjust its interest rate structure to maintain a prudent level of profitability;

     o where there has been, or the lender reasonably expects there to be in the near future, a general increase in the risk of shortfalls on the accounts of mortgage borrowers; and

     o where the lender's administrative costs have increased or are likely to increase in the near future.

     The term "lender" in the above five bullet points means the seller and its successors.

     The rate that the borrower is required to pay under the variable rate mortgage loans must not be greater than either the seller's standard variable rate or a set margin above or below the seller's standard variable rate. In maintaining, determining or setting the variable mortgage rate for mortgage loans within the mortgages trust, the servicer will apply the factors set out here and has undertaken to maintain, determine or set the standard variable rate and other applicable discretionary rates or margins at rates which are not higher than the seller's equivalent rates from time to time.

     The seller has given the mortgages trustee, Funding, Funding 2, the servicer, the security trustee and the Funding 2 security trustee the power to set the seller's standard variable rate and other applicable discretionary rates or margins, but that power may only be exercised in limited circumstances.

Flexible mortgage loans

     The Together mortgage loans, the Together Connections mortgage loans, the Connections mortgage loans, the flexible capped rate mortgage loans, the flexible fixed rate mortgage loans, the low-start flexible fixed rate mortgage loans, the flexible discount rate mortgage loans, the flexible tracker rate mortgage loans and the CAT standard mortgage loans (collectively, the "flexible mortgage loans") are subject to a range of options selected by the borrower that give the borrower greater flexibility in the timing and amount of payments made under the mortgage loan as well as access to re-draws under the mortgage loan. A mortgage loan that has one or more of these features may be called a flexible mortgage loan. Currently, all of the mortgage loans originated by the seller offer the flexible features described below and the seller expects that this will continue to be the case. As a result, mortgage loans assigned to the mortgages trustee in the future may contain a higher proportion of flexible mortgage loans than are in the cutoff date mortgage portfolio. In addition to the flexible mortgage loans that the seller currently offers, the seller in the future may offer flexible mortgage loans that the seller also may assign to the mortgages trustee that have different features from those described below.

     Unlike non-flexible mortgage loans for which separate current balances and capital balances are only reconciled annually (see "- Capital payments, overpayments and underpayments on non-flexible mortgage loans"), the flexible mortgage loans that the seller currently offers have separate current balances and capital balances which are reconciled on a daily basis.

     The following options currently are available to a borrower following the issue of a flexible mortgage loan:

     o Overpayments. A borrower may make overpayments or may repay the entire current balance under its Together, Together Connections, Connections and CAT standard mortgage loan at any time without incurring any early repayment charges. Although a borrower may make overpayments under its flexible capped rate mortgage loan, flexible fixed rate mortgage loan, low-start flexible fixed rate mortgage loan flexible tracker rate mortgage loan, Together fixed mortgage loan, Together Connections fixed mortgage loan, Connections Base Rate Tracker mortgage loan or Connections fixed mortgage loan at any time without incurring any early repayment charge, that borrower will be subject to an early repayment charge for the remaining period of time during which the fixed, tracker or capped rate, as the case may be, on the mortgage loan applies (except in the case of a Connections Base Rate Tracker mortgage loan which has a variable early repayment charge period of approximately three years from completion), to the extent that the borrower repays the entire current balance under that mortgage loan. Any overpayments immediately reduce the current balance of the flexible mortgage loan from the day the seller receives payment. Any overpayment on a flexible mortgage loan will result in the immediate reduction in the amount of interest payable by the relevant borrower.

     o Authorized Underpayments. A borrower may use certain amounts that it has previously overpaid to the seller to fund future underpayments under its mortgage loan (an "authorized underpayment "). If a borrower makes an authorized underpayment under its mortgage loan, the current balance of that mortgage loan will be increased at the end of the month in which the authorized underpayment has been made and there will be an immediate effect on the amount of interest payable by the borrower. An authorized underpayment is also called a "non-cash re-draw" for the purposes of this prospectus. A borrower under a flexible mortgage loan may offset authorized underpayments up to the aggregate amount of any overpayments previously made (but not yet used to fund an authorized underpayment or redrawn in cash by the borrower) during the lifetime of the mortgage loan. Any authorized underpayment will be funded solely by the seller in an amount equal to the unpaid interest associated with that authorized underpayment. However, any such amounts funded by the seller in connection with an authorized underpayment will form part of the mortgage portfolio and thereby increase the seller share of the trust property.

     o Unauthorized Underpayments. Any underpayment made by a borrower (a) which cannot be funded by prior overpayments and (b) where the borrower is not entitled to a payment holiday (an "unauthorized underpayment"), if any, will be treated by the seller as arrears.

     o Payment Holidays. A borrower that has made nine consecutive scheduled monthly payments (or an equivalent sum of payments) on his flexible mortgage loan may apply for a one month payment holiday even if that borrower has not made prior overpayments. A borrower may apply for this payment holiday facility once in each rolling twelve-month period and may accumulate the right to take up to a maximum of three monthly payment holidays in any one calendar year if the borrower has not used the payment holiday facility in a given three-year period. In addition, a flexible mortgage loan borrower may apply for a payment holiday of up to six months in certain limited cases (generally, where the borrower can demonstrate an extenuating circumstance). The mortgage loan will continue to accrue interest and other charges during any payment holiday and accrued interest will be added to the current balance of the related mortgage loans which will increase the amount of interest payable by the borrower. Any payment holiday will be funded solely by the seller in an amount equal to the unpaid interest associated with that payment holiday. However, any such amounts funded by the seller in connection with a payment holiday will form part of the mortgage portfolio and thereby increase the seller share of the trust property. A payment holiday is also called a "non-cash re-draw" for the purposes of this prospectus.

     o Cash re-draws. A borrower may request a cash re-draw of overpayments that the borrower has made on his flexible mortgage loan by requesting that the seller refund some or all of such overpayments in cash, provided that the aggregate amount of all overpayments not yet used to fund an authorized underpayment or otherwise re-drawn in cash by the borrower from the period commencing with the origination of the mortgage loan to the date of the cash redraw is equal to or greater than (pound)500, and that the amount of such cash re-draw is equal to or greater than (pound)500. If the aggregate amount of all overpayments for such period is less than (pound)500, any borrower wishing to make a cash re-draw in these amounts may instead make an authorized underpayment of the scheduled monthly payment, but is not entitled to a cash re-draw. Notwithstanding the foregoing, a borrower under a Together Connections Benefit mortgage loan or Connections mortgage loan is not permitted to make a cash re-draw of the principal amounts that have been repaid as a result of the application of the Together Connections Benefit or Connections Benefit. Any cash re-draw on a flexible mortgage loan will result in the immediate increase in the related current balance and will increase the amount of interest payable by the borrower. Any cash re-draws will be funded solely by the seller, but will form part of the mortgage portfolio and thereby increase the seller share of the trust property.

     Under the mortgage conditions, a borrower must receive permission from the seller to make an authorized underpayment or take a payment holiday on a flexible mortgage loan. However, the seller occasionally waives the requirement that the borrower first seeks the seller's permission. The seller, however, retains the discretion whether to grant a cash redraw or to provide a further advance (as described under "- Further advances" below) to a borrower on a flexible mortgage loan, and also maintains discretion in some cases to grant a payment holiday to a borrower, depending on the facts associated with the borrower's request. Despite the foregoing means by which the seller describes and treats authorized underpayments, payment holidays and cash re-draws, each re-draw technically would be a "further advance" as such term is used in the Land Registration Act 2002 (which applies only in England and Wales and which has no statutory or common law equivalent in Scotland).

     For a description of the treatment of overpayments and underpayments in respect of the seller's current non-flexible loan products, see "- Capital payments, overpayments and underpayments on non-flexible mortgage loans".

     In addition to the features described above, the flexible mortgage loans that the seller currently offers under the Together and Together Connections programs may be linked to an unsecured credit facility and, historically, a credit card which are made available to a borrower. The seller is no longer offering a credit card facility in relation to this product. In 2002, the seller also began offering a linked unsecured credit facility to borrowers under the flexible capped rate mortgage loan, flexible tracker rate mortgage loan and flexible fixed rate mortgage loan products and in 2003 under the flexible discount rate mortgage loans and in 2004 in relation to the low-start flexible rate mortgage loans. The unsecured credit facility is a line of credit available to be drawn down by the borrower over and above the amount of the mortgage loan. Amounts drawn under the credit facility (or the credit card in respect of Together and Together Connections mortgage loans) are not secured by a mortgage on the borrower's property. These flexible mortgage loans that offer borrowers a linked unsecured credit facility allow a borrower to make one monthly payment of amounts due under the mortgage loan and under the unsecured credit facility, to the extent the borrower has made a drawing under the unsecured credit facility (any linked credit card payments under the Together and Together Connections programs will be made separately). The seller applies the borrower's regular monthly payments and any overpayments received on a flexible mortgage loan in proportion to the contractual monthly payment due on the mortgage loan and the amount due on the unsecured credit facility, unless the borrower specifies otherwise.

     The amount of a flexible mortgage loan is agreed at origination. Amounts available under the unsecured credit facility (currently a maximum of (pound)30,000 for Together and Together Connections mortgage loans and, until May 2005 only, (pound)10,000 for flexible capped rate, flexible tracker rate and flexible fixed rate mortgage loans and low-start flexible fixed rate mortgage loans) and any credit card (in respect of Together and Together Connections mortgage loans) are not secured by the mortgaged property, and the seller will not assign to the mortgages trustee amounts due under the unsecured credit facility or any credit card. This means that only the secured mortgage loan is assigned to the mortgages trustee.

     The seller has originated several types of Together mortgage loans (referred to collectively in this prospectus as "Together mortgage loans"):

     (1) "Together variable" mortgage loans. The interest rate on Together variable mortgage loans offered at any time is set periodically (a) for approximately the first two years of the mortgage loan, at a rate which is below the average standard variable rate offered by a basket of mortgage lenders in the UK or a rate which tracks the Bank of England base rate and (b) after that initial approximate two-year period, at a variable rate which is below the seller's standard variable rate for the seller's then-existing borrowers.

     (2) "Together flexible" mortgage loans. The interest rate on Together flexible mortgage loans is set periodically (a) for approximately the first two years of the mortgage loan, at a rate equal to or lower than the seller's standard variable rate and (b) after that initial period, at a variable rate equal to the lower of (i) the Bank of England base rate plus a margin or (ii) the seller's then current standard variable rate.

     (3) "Together fixed for life" mortgage loans. The interest rate on Together fixed for life mortgage loans is fixed by the seller, which rate will remain for the life of the mortgage loan.

     (4) "Together fixed" mortgage loans. The initial interest rate on Together fixed mortgage loans is fixed by the seller. After the initial interest rate period, the interest rate will be set periodically at a variable rate equal to the lower of (i) the Bank of England base rate plus a margin or (ii) the seller's then current standard variable rate.

     (5) "Together discount tracker" mortgage loans. The initial interest rate on the Together discount tracker mortgage loans is a variable rate and is linked to the Bank of England base rate. The interest rate on the Together discount tracker mortgage loans is discounted for approximately the first two years of the mortgage loan and thereafter tracks the Bank of England base rate plus a margin.

     (6) "Together stepped tracker" mortgage loans. The interest rate on Together stepped tracker mortgage loans is a fixed rate which steps up after a period of time (currently one or two years) before becoming linked to the Bank of England base rate.

     The seller also began originating Together Connections variable mortgage loans (referred to in this prospectus as "Together Connections variable" mortgage loans in May 2001 and Together Connections fixed mortgage loans (referred to in this prospectus as "Together Connections fixed" mortgage loans) in August 2002 (Together Connections variable mortgage loans and Together Connections fixed mortgage loans are together referred to in this prospectus as "Together Connections" mortgage loans). Together Connections mortgage loans generally share the same characteristics as Together mortgage loans, but have the additional feature of allowing the borrower to link the mortgage loan with one or more deposit accounts that are held with the seller, as described above under "- Mortgage loan products offered by the seller". The interest rate on Together Connections mortgage loans depends on the LTV ratio of the particular mortgage loan.

     The seller began originating Connections mortgage loans in November 2002. Connections mortgage loans have similar features to Together Connections mortgage loans as described above under "- Mortgage loan products offered by the seller" but do not allow the borrower to have an unsecured facility.

     Generally, a prospective borrower applying for a flexible mortgage loan (offered by the seller as at the date of this prospectus) may borrow up to a maximum of 95% of the lower of the original property value or the purchase price of the mortgaged property. The seller requires a lower LTV ratio where the valuation or purchase price is over (pound)250,000. In the case of a remortgage, the seller calculates the maximum amount of the loan available by using the then current valuation of the mortgaged property. A borrower may repay amounts owed under a currently offered flexible mortgage loan under any of the repayment terms described above under "- Repayment terms". The term over which a borrower may repay its flexible mortgage loan (other than a Together Connections mortgage loan or a Connections mortgage loan) is, as at the date of this prospectus, up to 35 years, and the term over which a borrower may repay its Together Connections mortgage loan or Connections mortgage loan is, as at the date of this prospectus, up to 30 years.

     The seller currently reviews monthly the interest rate on its variable rate flexible mortgage loans. In addition, the seller will recalculate accrued interest on flexible mortgage loans to take account of the exercise of any overpayment or re-draw, so that (a) interest on any re-draw is charged from the date of the redraw, and (b) borrowers are given the benefit of any overpayment from the date on which the overpayment is paid.

     In addition to the conditions described above, the re-draw options for borrowers with flexible mortgage loans may cease to be available, at the seller's sole discretion, if an event of default (as set out in the applicable terms and conditions) occurs.

Personal secured loans

     Personal secured loans are offered to borrowers who have an existing mortgage loan with the seller. The proceeds of a personal secured loan may be used for any purpose and such loan is secured by a legal charge or (in Scotland) a standard security on the same property that secures the borrower's existing mortgage loan. The priority of the legal charge or (in Scotland) standard security securing a regulated personal secured loan will rank below the first priority legal charge or standard security securing the related borrower's existing mortgage loan. An unregulated personal secured loan will be secured pursuant to the first priority legal charge or standard security securing the related borrower's existing mortgage loan. A borrower may have more than one personal secured loan. A personal secured loan may be in any amount up to a maximum of (pound)25,000. If the borrower's existing mortgage loan is not a flexible mortgage loan then the borrower may be eligible for a "flexi plan loan" which is a personal secured loan under which a fixed amount of credit (up to (pound)25,000) is extended. The borrower may draw down the flexi plan loan in increments up to the amount of credit granted. Draws after the initial advance of funds under a flexi plan loan are referred to as further draws. Flexi plan loans bear interest at the standard variable rate whereas all other personal secured loans bear interest at either the standard variable rate or a fixed rate. For personal secured loans that are not flexi plan loans, the borrower may elect the interest rate applicable to the borrower's existing mortgage loan during the period, if any, when an incentive rate of interest applies to that existing mortgage loan. The seller will not assign to the mortgages trustee the mortgage loans of a borrower where the combined LTV of the personal secured loan(s) and the other mortgage loans secured on the same property that secures the personal secured loan(s) is greater than 95%.

Further advances

     An existing borrower may apply to the seller for a further amount to be lent to him or her under his or her mortgage loan, which amount will be secured by the same mortgaged property as the mortgage loan. Any such application may result from a solicitation made by the seller, as the seller may periodically contact borrowers in respect of the seller's total portfolio of mortgage loans in order to offer to a borrower the opportunity to apply for a further advance. Any further advance approved by the seller and made to an existing borrower will be added to the outstanding principal balance of that borrower's mortgage loan at the time of the advance under the same terms and conditions as the existing mortgage loan. The aggregate of the outstanding amount of the mortgage loan and the further advance may be greater than the original amount of the mortgage loan.

     In determining whether to make a further advance, the seller will use its lending criteria applicable to further advances at that time in determining, in its sole discretion, whether to approve the application. The seller will calculate a new LTV ratio by dividing the aggregate of the outstanding amount of the mortgage loan and the further advance by the revised valuation of the mortgaged property. Where the aggregate of the initial advance and the further advance is greater than 85% of the indexed value of the mortgaged property, the seller will reassess the property's value, either by instructing a valuer, who may physically inspect the property, or by using a desktop valuation assessment determined by a staff valuer. The seller will not assign to the mortgages trust any mortgage loan where the LTV ratio at the time of origination or further advance is in excess of 95% (excluding capitalized fees and/or charges).

     None of the mortgage loans in any cut-off date mortgage portfolio will oblige the seller to make further advances (other than cash and non-cash re-draws under a flexible loan or further draws under a flexi-plan loan). However, the seller may choose to make further advances on some mortgage loans in an additional mortgage portfolio prior to their assignment to the mortgages trustee. Under the administration agreement, the servicer may, on behalf of the seller, accept an application from or issue an offer for a further advance to any borrower in respect of a mortgage loan which has been assigned to the mortgages trustee where the seller has confirmed that it would elect to purchase that mortgage loan in accordance with the terms of the mortgage sale agreement. If the seller decides at a later date to retain those mortgage loans within the trust property and to assign such further advances to the mortgages trustee, then this may have an effect on whether a further advance may be offered or made on such mortgage loans. See "Risk factors - The yield to maturity of the notes may be adversely affected by prepayment or redemptions on the mortgage loans or repurchases of mortgage loans by the seller" and "Assignment of the mortgage loans and related security".

Product switches

     From time to time borrowers may request or the seller may offer, in limited circumstances, a variation in the mortgage conditions applicable to the borrower's mortgage loan. In addition, in order to promote the retention of borrowers, the seller may periodically contact certain borrowers in respect of the seller's total portfolio of outstanding mortgage loans in order to encourage a borrower to review the seller's other mortgage products and to discuss moving that borrower to an alternative mortgage product. Any such variation, including a change in product type (other than a variation described as a permitted product switch), is called a "product switch". The servicer is required under the administration agreement not to accept an application from or issue an offer for a product switch to any borrower in respect of a mortgage loan which has been assigned to the mortgages trustee unless the seller has elected to purchase that mortgage loan in accordance with the terms of the mortgage sale agreement. However, some fixed rate mortgage loans permit the borrower to exercise a one-time option within three months of the end of the initial fixed rate period to "re-fix" the interest rate at a new fixed rate that the seller is offering existing borrowers at that time. Although this re-fixing of the borrower's fixed rate mortgage loan is considered by the seller to be a product switch, these mortgage loans may or may not be purchased by the seller from the mortgages trustee. See "Risk factors - The yield to maturity of the notes may be adversely affected by prepayment or redemptions on the mortgage loans or repurchases of mortgage loans by the seller" and "Assignment of the mortgage loans and related security".

Arrears capitalization

     From time to time, where a borrower has demonstrated a regular payment history following previous arrears, the seller may capitalize any outstanding amounts in arrears. In those circumstances, the seller will set the arrears tracking balance to zero and the related mortgage loan will no longer be considered to be in arrears. The outstanding balance will be required to be repaid over the remaining term of such mortgage loan. See "The servicer and the administration agreement - Arrears and default procedures".

Origination of the mortgage loans

     The seller currently derives its mortgage lending business from the following sources:

     o intermediaries that range from mortgage clubs to small independent mortgage advisors;

     o    its branch network throughout the United Kingdom;

     o    its website; and

     o Northern Rock Direct, a centralized telephone-based lending operation.

     In each case, the seller performs all the evaluations of the borrower and determines whether a mortgage loan will be offered. The seller adopted the CML Code which was a voluntary code observed by most banks, building societies and other residential mortgage lenders in the UK. The CML Code ceased to have effect on N(m). The seller is authorized to conduct mortgage lending business under the FSMA and is subject to the requirements of MCoB. MCoB sets out, among other things, what information loan applicants should be provided with before committing to a mortgage loan, including the repayment method and repayment period, the financial consequences of early repayment, the type of interest rate, insurance requirements, costs and fees associated with the mortgage loan and when an applicant's account details can be given to credit reference agencies. MCoB, as with the CML Code prior to N(m), also requires that the lender, among other things, acts fairly and reasonably with its borrowers and assists borrowers in choosing a mortgage that fits the needs of the relevant borrower. See "Risk factors - Regulatory changes by the Office of Fair Trading, the FSA and any other regulatory authorities may have an impact on the seller, the mortgages trustee, Funding 2, the issuing entity, the mortgage loans and/ or personal secured loans and may adversely affect our ability to make payments when due on the notes".

Underwriting

     The decision to offer a mortgage loan to a potential borrower is made by one of the seller's underwriters and/or mandate holders located in its mortgage service centers or head office in Gosforth, who may liaise with the intermediaries. Each underwriter and/or mandate holder must pass the seller's formal training program to gain the authority to approve mortgage loans. The seller has established various levels of authority for its underwriters who approve mortgage loan applications. The levels are differentiated by, among other things, degree of risk, value of the property, amount of the mortgage loan and LTV ratio in the relevant application. An underwriter wishing to move to the next level of authority must first take and pass a further training course. The seller also monitors the quality of underwriting decisions on a regular basis.

     The decision to offer a mortgage loan to a potential borrower also may be made by one of the seller's mandate holders located in a regional mortgage service center or the seller's head office. "Mandate holders" are employees of the seller who are not underwriters but who have participated in a formal training program, and who have been given a mandate by the seller to approve a mortgage loan for which the potential borrower has attained a specified minimum credit score on the seller's initial credit review.

     The seller continually reviews the way in which it conducts its mortgage origination business in order to ensure that it remains up-to-date and cost effective in a competitive market. The seller may therefore change its origination processes from time to time.

     However, the seller will retain exclusive control over the underwriting polices and lending criteria to be applied to the origination of each mortgage loan. The seller's underwriting and processing of mortgage loans are independent from the process by which the seller's mortgage loans are originated.

Lending criteria

     Each mortgage loan was originated according to the seller's lending criteria applicable at the time the mortgage loan was offered, which lending criteria in the case of each mortgage loan included in the mortgage portfolio as of the Funding 2 program date were the same as or substantially similar to the criteria described in this section. New mortgage loans may only be included in the mortgage portfolio if they are originated in accordance with the lending criteria applicable at the time the mortgage loan is offered and if the conditions contained in "Assignment of the mortgage loans and related security -Assignment of new mortgage loans and their related security" have been satisfied. However, the seller retains the right to revise its lending criteria from time to time, so the criteria applicable to new mortgage loans may not be the same as those currently used.

     To obtain a mortgage loan, each prospective borrower completes an application form which includes information about the applicant's income, current employment details, bank account information, if any, current mortgage information, if any, and certain other personal information. The seller completes a credit reference agency search in all cases against each applicant at their current address and, if necessary, former addresses, which gives details of public information including any county court judgments and details of any bankruptcy. Some of the factors currently used in making a lending decision are as follows:

(1)  Employment details

     The seller generally operates the following policy in respect of the verification of a prospective borrower's income details. Under this policy, the seller categorizes prospective borrowers as either "employed" or "self-employed". Proof of income for employed prospective borrowers applying for mortgage loans in an amount less than (pound)500,000 may typically be established by: * three monthly payslips from the six month period prior to the date of the loan application plus the borrower's most recent form P60 (in the case of a prospective borrower with a low credit score);

     o two monthly payslips from the six month period prior to the date of the loan application plus the borrower's most recent form P60 (in the case of a prospective borrower with a medium credit score); or

     o the borrower's most recent monthly payslip (in the case of a prospective borrower with a high credit score).

     Proof of income for self-employed prospective borrowers may typically be established by:

     o a certificate from the borrower's accountant in acceptable form, the borrower's accounts for the three years prior to the date of the loan application or the borrower's tax assessments for the three years prior to the date of the loan application (in the case of a prospective borrower with a low credit score); or

     o a certificate from the borrower's accountant in acceptable form, the borrower's accounts for the two years prior to the date of the loan application or the borrower's tax assessments for the two years prior to the date of the loan application (in the case of a prospective borrower with a medium or high credit score).

     In May 2001 the seller introduced its fast track program to prospective borrowers for certain mortgage loan products. If a mortgage loan is judged appropriate for the fast track program, income is accepted as stated by the prospective borrower without further proof once positive identification of the borrower is provided and the borrower has passed the seller's credit scoring test. Borrowers of Together mortgage loans are ineligible for the fast track program. In order to qualify, the prospective borrower must have a valuation made on the mortgaged property and must meet certain requirements set by the seller with respect to the credit score attained on the seller's initial credit review, the value of the mortgaged property and the LTV ratio of the mortgage loan. The minimum value of the mortgaged property required and the maximum LTV ratio allowed for the fast track program have each varied over time. At different times during the period May 2001 through March 2004, the seller required that a prospective borrower eligible for the fast track program have a property value ranging from at least (pound)100,000 to at least (pound)150,000 and have applied for a mortgage loan with an LTV ratio ranging from no greater than 60% to no greater than 85%. In March 2004, the seller discontinued the fast track program in favor of a new set of procedures under which verification of a borrower's income was not required in certain circumstances. For mortgage loans with an LTV ratio no greater than 85% (or no greater than 80% in the case of mortgage loans in excess of (pound)500,000) a borrower receiving a medium to high credit score did not need to provide proof of income. First time buyers, borrowers with low credit scores, borrowers employed less than six months and borrowers of Together mortgage loans were ineligible for a non-verified mortgage loan. In June 2006, the seller made some minor amendments to its income verification process and procedures and reinstated the fast track name. Currently, in order to be eligible for the fast track program, the seller requires that a prospective borrower attain a high or medium credit score, have a valuation made on the mortgaged property, have a property value of at least (pound)100,000 and be applying for a mortgage loan with an LTV ratio no greater than 85% (or no greater than 80% in the case of mortgage loans in excess of (pound)500,000). First time buyers, borrowers with low credit scores, borrowers employed less than six months and borrowers of Together mortgage loans are ineligible for a fast track mortgage loan. The eligibility requirements for the seller's fast track program are subject to change from time to time. Notwithstanding these procedures, the seller carries out reasonability checks on all non verified applications and retains the right to require proof of income or other credit related information in any case it deems necessary. An existing borrower could also have been eligible for the May 2001 - March 2004 fast track program in respect of a further advance under a mortgage loan provided that the LTV ratio of the combined mortgage loan and further advance does not exceed 95% and does not exceed (pound)50,000 and that prior to the request for a further advance the mortgage loan was not subject to the seller's fast track program procedure. Further, an existing borrower could also have been eligible for the May 2001 - March 2004 fast track program if the borrower was moving from one property (for which the seller is the mortgagee) to another property and either (a) the borrower had a mortgage loan with the seller for at least two years prior to the date on which the borrower applies for the new mortgage loan and the LTV ratio for the new mortgage loan is no greater than 80%, or (b) the amount of the new mortgage loan was equal to or less than the amount of the original mortgage loan, and the borrower's personal circumstances (for example, income and employment) had not changed since the date of the original mortgage loan.

(2)  Valuation

     The seller requires that a valuation of the property be obtained either from its in-house valuation department or from an independent firm of professional valuers selected from a panel of approved valuers. The seller retains details of professional indemnity insurance held by panel valuers. The person underwriting the mortgage loan and/or the valuation team reviews the valuation of each property securing the mortgage loans. For more information on the valuation process and criteria used for a further advance, including the use of desktop valuations, see "- Characteristics of the mortgage loans - Further advances".

(3)  Property types

     The seller applies the criteria set out below in determining the eligibility of properties to serve as security for mortgage loans. Under these criteria, eligible property types include freehold, heritable and leasehold houses, heritable and leasehold flats and mixed commercial and residential use properties where there is a separate entrance for the residential part of the property. In the case of a mortgage loan secured by a leasehold property, the seller requires that the unexpired term of the lease be at least 30 years from the end of the agreed mortgage loan term.

     The seller may consider some property types that do not meet its usual lending criteria on a case-by-case basis. However, some property types will not be considered for the purposes of providing security for a mortgage loan. The types of property falling within this category comprise freehold flats in England or Wales, shared ownership or shared equity schemes and properties of non-standard construction of a type considered to be defective.

(4)  Loan amount

     Generally, the maximum loan amount is (pound)2,000,000, but this may vary according to the application in question. The amount borrowed may exceed this limit in exceptional cases. The seller has represented and warranted in the mortgage sale agreement that, as of the date of assignment, no mortgage loan in the mortgage portfolio has a current balance greater than (pound)500,000.

(5)  Term

     Each mortgage loan must have an initial term of between 7 and 30 years (in the case of a Together Connections mortgage loan) or between 7 and 35 years in the case of all other mortgage loans.

(6)  Age of applicant

     The first named borrower in respect of a Together mortgage loan or a Together Connections mortgage loan must be aged 21 or over. All borrowers in respect of all other mortgage loans must be aged 18 or over. There are no maximum age limits.

(7)  Status of applicant(s)

     The maximum loan amount of the mortgage loan(s) under a mortgage account is determined by a number of factors, including the applicant's income. In determining income, the seller includes basic salary along with performance or profit-related pay, allowances, mortgage subsidies, pensions, annuities, overtime, bonus and commission.

The seller will deduct the annual cost of existing commitments of twelve months or more from the applicant's gross income. Positive proof of the applicant's identity and address is obtained in all cases.

     In cases where an applicant requests that the seller takes a secondary income into account, the seller will consider the sustainability of the applicant's work hours, the similarity of the jobs and/or skills, the commuting time and distance between jobs, the length of employment at both positions and whether the salary is consistent with the type of employment. The seller will determine, after assessing the above factors, if it is appropriate to use both incomes. If so, a portion of the secondary income will be used as part of the normal income calculation.

     Where there are two applicants, the seller adds joint incomes together for the purposes of calculating the applicants' total income. In determining the loan amount available to the applicants the seller may use the higher of the joint income multiplied by the appropriate income multiple or the highest of the two incomes multiplied by the appropriate income multiple plus the lower income. The seller may at its discretion consider the income of one additional applicant as well, but only at a maximum income multiple of 1.

     The seller may exercise discretion within its lending criteria in applying those factors that are used to determine the maximum amount an applicant can borrow. Accordingly, these parameters may vary for some mortgage loans. The seller may take the following into account when applying discretion: credit score result, existing customer relationship, LTV and total income needed to support the mortgage loan.

(8)  Credit history

     (a)  Credit search

          A credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgment (or the Scottish equivalent), default or bankruptcy notice) is revealed.

     (b)  Existing lender's reference

          In some cases the seller may seek a reference from any existing and/or previous lender. Any reference must satisfy the seller that the account has been properly conducted and that no history of material arrears exists. The seller may substitute the reference with the bureau record obtained as a result of the credit search.

(9)  Scorecard

     The seller uses some of the criteria described here and various other criteria to produce an overall score for the application that reflects a quantitative measure of the risk of advancing the mortgage loan. The scorecard has been developed using the seller's own data and experience of its own mortgage accounts. The lending policies and processes are determined centrally to ensure consistency in the management and monitoring of credit risk exposure. Full use is made of software technology in credit scoring new applications. Credit scoring applies statistical analysis to publicly available data, closed user group data obtained from credit reference agencies and customer-provided data to assess the likelihood of a mortgage account going into arrears. The seller also uses behavioral scoring, which uses customer data on existing accounts and closed user group data obtained from credit reference agencies to make further lending decisions, calculate impairment allowances and prioritize action in case of arrears.

     The seller reserves the right to decline an application that has achieved a passing score. The seller does have an appeals process if an applicant believes that his/her application has been unfairly declined. It is the seller's policy to allow only authorized individuals to exercise discretion in granting variances from the scorecard.

Seller's discretion to lend outside of its lending criteria

     On a case-by-case basis, and within approved limits as detailed in the seller's lending criteria, the seller may have determined that, based upon compensating factors, a prospective borrower that did not strictly qualify under its lending criteria at that time warranted an underwriting exception. The seller may take into account compensating factors including, but not limited to, a low LTV ratio, stable employment and time in residence at the applicant's current residence. New mortgage loans and further advances (made prior to their assignment to the mortgages trustee or if the seller decides at a later date to retain such mortgage loans subject to further advances within the mortgages trust, after their assignment to the mortgages trustee) that the seller has originated under lending criteria that are different from the lending criteria set out here may be assigned to the mortgages trustee.

Maximum LTV ratio

     The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued up to (pound)300,000 is 95% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued up to (pound)1,000,000 is 90% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued over (pound)1,000,000 is 85% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio permitted for prospective borrowers applying for interest-only mortgage loans (without a repayment vehicle) and combination repayment and interest-only mortgage loans (without a repayment vehicle) since May 2005 is 75% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio for prospective borrowers applying for mortgage loans secured by the seller's currently offered flexible mortgage loans is as described under "- Characteristics of the mortgage loans
- Flexible mortgage loans".

     In the case of a purchase of a mortgaged property, the seller will determine the current market value of that mortgaged property (which will be used to determine the maximum amount of the mortgage loan permitted to be made by the seller) to be the lower of:

     o the valuation made by an independent valuer from the panel of valuers appointed by the seller or an employee valuer of the seller; or

     o the purchase price for the mortgaged property paid by the prospective borrower.

     If a borrower or a prospective borrower has applied to remortgage its current mortgaged property, the seller will determine the current market value of the mortgaged property (for the purpose of determining the maximum amount of the loan available) by using the then current valuation of the mortgaged property as determined using the process described under "- Lending criteria -
(2) Valuation".

     If the borrower has applied for a further advance or a personal secured loan, the seller will determine the current market value of the mortgaged property by using either an indexed valuation figure provided by a UK pricing index, a desktop valuation by an employee valuer of the seller or the then current valuation of the mortgaged property as determined using the process described under "- Lending criteria - (2) Valuation".

Buildings insurance policies

Insurance on the property

     A borrower is required to arrange for insurance on the mortgaged property for an amount equal to the full rebuilding cost of the property. The borrower may either purchase the insurance through an insurer arranged by the seller (a "seller arranged insurer"), or the borrower or landlord (for a leasehold property) may arrange for the insurance independently. Where borrower or landlord-arranged insurance fails or (without the knowledge of the seller) no insurance is arranged, a contingency insurance policy exists to protect the seller (but not the borrower) up to the amount of the seller's insurable interest in the property (subject to aggregate limits of indemnity) and the seller can make a claim under the contingency insurance policy. The policy has a (pound)50,000 deductible in the aggregate in any one period of insurance.

Seller arranged buildings insurance policies

     The solicitor, licensed or qualified conveyancer acting for the seller is required to ensure that buildings insurance cover is taken out by the relevant borrower prior to the completion of each mortgage loan. If a borrower asks the seller to arrange insurance on its behalf, a policy will be issued by a seller arranged insurer, which currently is AXA General Insurance Ltd., a member of the AXA Group of Companies ("AXA"). AXA's registered number is 141 885 and its address is 107 Cheapside, London EC2V 6DU. The policy will provide the borrower with rebuilding insurance up to an amount equal to the actual rebuilding cost. Standard policy conditions apply, which are renegotiated periodically by the seller with the seller arranged insurer. Under seller arranged insurance policies, the seller will assign its rights under those policies to the mortgages trustee. Amounts paid under the insurance policy are generally utilized to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the mortgage loan(s).

     In the administration agreement, the seller, acting in its capacity as servicer, has agreed to deal with claims under the seller arranged insurance policies in accordance with its normal procedures and also has agreed to make and enforce claims and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

Borrower or landlord-arranged buildings insurance policies and the contingency insurance policy

     If a borrower elects not to take up a seller arranged insurance policy, or if a borrower who originally had a seller arranged insurance policy confirms that he or she no longer requires such insurance, that borrower is sent an "alternative insurance requirements" form. The borrower is required to acknowledge that he is responsible for arranging an alternative insurance policy which covers the rebuilding cost of the property and to request joint insured status for the seller.

     Once an alternative insurance requirements form has been dispatched, it is assumed that the borrower is making arrangements in accordance with those requirements. If it transpires that the borrower has not complied with those requirements and if the property is damaged while uninsured or partially insured because of under-insurance, the seller is entitled to make a claim under the contingency insurance policy provided the seller has no prior knowledge of the deficiency. The contingency insurance policy is an insurance policy currently provided to the seller by AXA that insures the seller against loss relating to mortgaged properties where borrowers have failed to make their own property insurance arrangements. The contingency insurance policy provides cover for the mortgages trustee.

     The servicer will make claims in accordance with the contingency insurance policy and hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

     In the case of leasehold properties where the lease requires the landlord to insure the property, provision is made to deal with the insurance in the mortgage conditions or the "General Instructions to Solicitors" or other comparable or successor instructions or guidelines. Again, if it transpires that the property is not insured and is damaged, the seller can claim under the contingency insurance policy.

      If a borrower who originally had seller arranged insurance fails to pay a premium, but does not notify the seller that it wishes to make alternative arrangements, it is assumed that the borrower requires seller arranged insurance to continue and no alternative insurance requirements form is sent to that borrower. The unpaid premium is paid by the seller and the amount of the premium is added to the balance of the relevant mortgage loan.

     It is possible that the seller may not be insured under any insurance policy which is not arranged by the seller and, therefore, it may not have the benefit of any security over such policies. The mortgages trustee, therefore, may not have an interest in policies that were not arranged through the seller. See "Risk factors - The mortgages trustee may not receive the benefit of claims made on the buildings insurance which could adversely affect payments on the notes".

Properties in possession policy

     If the seller takes possession of a property from a borrower in default, the seller has coverage through a "properties in possession policy" from AXA, which provides the seller with rebuilding insurance up to an amount equal to the actual rebuilding cost. The seller will assign its rights under this policy to the mortgages trustee for any mortgage loan which is in the mortgage portfolio and is a property in possession. Amounts paid under the properties in possession policy are generally utilized to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the mortgage loan. This policy is subject to a (pound)50,000 deductible in the aggregate in any one period of insurance.

MIG policies

     A mortgage indemnity guarantee policy ("MIG policy") is an agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage loan which exceeds a specified LTV ratio. Although since January 1, 2003 the seller is no longer required to take out a MIG policy with respect to any mortgage loan originated on or after January 1, 2003, each mortgage loan originated prior to January 1, 2003, that had an LTV ratio in excess of 75% contains a condition that the seller take out mortgage indemnity insurance with NORMIC. However, under the terms of these MIG policies, the MIG coverage for a mortgage loan will be cancelled in the event a further advance is granted with respect to such mortgage loan on or after January 1, 2003.

     This insurance is intended to provide only limited cover in the event of losses being incurred in excess of the relevant LTV ratio following repossession and sale of a mortgaged property from a borrower, and is further limited in that such insurance is subject to certain caps on claims that may be made under the MIG policy by the seller and/or its relevant subsidiary. Firstly, each mortgage loan that is subject to a MIG policy is subject to a cap on claims made in respect of that mortgage loan, regardless of whether or not that mortgage loan is included in the mortgage portfolio. In addition, all mortgage loans that were originated in any one year and that are subject to a MIG policy are also subject to an aggregate cap on claims that can be made in respect of that group of mortgage loans. However, the aggregate cap in respect of mortgage loans originated in any one year is proportioned between mortgage loans that are included in the mortgage portfolio and mortgage loans that are not included in the mortgage portfolio. As each proportionate aggregate cap is applicable either to mortgage loans included in the mortgage portfolio or mortgage loans that are not included in the mortgage portfolio, any losses on mortgage loans outside of the mortgage portfolio will not reduce the amount of MIG coverage remaining on those mortgage loans included in the mortgage portfolio which continue to have MIG coverage. The MIG policy will not cover all losses suffered in relation to the mortgage loans which continue to have MIG coverage and each such mortgage loan is only covered for a ten year period following completion of the mortgage loan or further advance. In addition, the mortgages trustee is not required to maintain a mortgage indemnity policy with the current insurer, and the seller is not required to maintain the same or any level of coverage under the mortgage indemnity insurance policies for mortgage loans that it may originate in the future and assign to the mortgages trustee. See "Risk factors - The mortgages trustee is not required to maintain mortgage indemnity insurance with the current insurer, and the seller is not required to maintain the current level of mortgage indemnity insurance coverage for new mortgage loans that it originates in the future, which may adversely affect the funds available to pay the notes".

     The insured under each MIG policy is the seller and/or its relevant subsidiary. The related borrower has no interest in this policy. The seller will formally assign its interest in each MIG policy to the mortgages trustee to the extent that it relates to the mortgage loans from time to time comprised in the mortgage portfolio. Practically speaking, this will have little effect on the way in which claims are made and paid under the policies as they will continue to be administered by the seller acting in its capacity as servicer. To the extent that claims relate to mortgage loans in the mortgage portfolio, their proceeds will be paid by the seller into the mortgages trustee transaction account and the proceeds of all other claims will be paid into the seller's account.

     NORMIC is a Guernsey limited liability company and a wholly-owned insurance subsidiary of the seller. NORMIC's registered number in Guernsey is 28379, and its address is P.O. Box 384, The Albany, South Esplanade, St. Peter Port, Guernsey, Channel Islands. NORMIC does not have a public credit rating or claims paying ability or financial strength rating by any of Moody's, Standard & Poor's or Fitch. The seller does not guarantee the liabilities of NORMIC and is under no legal obligation to support NORMIC in the discharge of those liabilities. The seller is, however, contingently liable to NORMIC to pay up any unpaid amount in respect of the seller's shareholding in NORMIC. The unpaid share capital is immaterial in relation to NORMIC's overall exposure.

     The seller has warranted in the mortgage sale agreement that each of the mortgage indemnity policies relating to a mortgaged property is in force and all premiums thereon have been paid. The seller also has warranted that, so far as the seller is aware, there has been no breach of any term of the mortgage indemnity policies which would entitle the relevant insurer to avoid the same. Management of the seller believes that financial information relating to NORMIC is not material to an investor's decision to purchase the notes.

Scottish mortgage loans

     A portion of the mortgage loans in the mortgage portfolio are, and in any additional mortgage portfolio may be, secured over properties located in Scotland. Under Scots law, the only means of creating a fixed charge or security over heritable or long leasehold property is the statutorily prescribed standard security. In relation to the Scottish mortgage loans, references in this prospectus to a "mortgage" are to be read as references to such standard security and references to a "mortgagee" are to be read as references to the security holder (under Scots law, termed the "heritable creditor").

     In practice, the seller has advanced and intends to advance mortgage loans on a similar basis both in England and Wales and in Scotland. While there are certain differences in law and procedure in connection with the enforcement and realization of Scottish mortgages, the seller does not consider that these differences make Scottish mortgages significantly different from or less effective than the English mortgages. For further information on Scottish mortgages, see "Material legal aspects of the mortgage loans and the related security - Scottish mortgage loans".

     Certain characteristics of the United Kingdom residential mortgage market

     The housing market in the UK is primarily one of owner-occupier housing. The remaining occupants are in some form of public/private landlord or social ownership.

     Set out in the following tables are certain characteristics of the United Kingdom mortgage market. The prospectus supplement for each issuance of notes will contain information updating such tables together with other information regarding the characteristics of the United Kingdom mortgage market.

CPR rates

     The quarterly constant payment rate ("CPR") data presented below was calculated by dividing the amount of scheduled and unscheduled repayments of mortgage loans in a quarter by the quarterly balance of mortgage loans outstanding. You should note that the CPR data presented below is based upon a percentage of the total UK residential mortgage market, but because the seller's CPR data (which calculates the amount of scheduled and unscheduled repayments on a monthly basis for all mortgage loans originated by the seller (and thus gives an indication of anticipated CPR for the mortgages trust)) includes the effect of further advances and product switches, which results in a higher CPR, the data presented below is on a basis which undercounts CPR relative to the seller's method of calculating CPR.

     The following table sets out the quarterly CPR rates experienced in respect of residential mortgage loans by UK mortgage lenders from March 1999 to (and including) December 2005.

                                Four                                   Four
                  CPR for    quarter                     CPR for    quarter
                      the    rolling                         the    rolling
                  quarter    average                     quarter    average
Date                  (%)        (%)             Date        (%)        (%)
----------------- -------  ---------  ---------------  ---------  ---------
March 1999          13.20         NA        June 1999      17.40         NA
September 1999      19.35         NA    December 1999      17.96      16.98
March 2000          14.68      17.35        June 2000      16.68      17.17
September 2000      17.33      16.66    December 2000      17.01      16.43
March 2001          16.68      16.93        June 2001      20.02      17.76
September 2001      22.33      19.01    December 2001      21.88      20.23
March 2002          20.51      21.18        June 2002      24.06      22.20
September 2002      27.00      23.36    December 2002      26.00      24.39
March 2003          23.35      25.10        June 2003      25.12      25.37
September 2003      27.10      25.39    December 2003      27.74      25.83
March 2004          23.21      25.79        June 2004      25.16      25.80
September 2004      26.24      25.59    December 2004      21.94      24.14
March 2005          18.57      22.98        June 2005      21.66      22.10
September 2005      25.39      21.89    December 2005      25.51      22.78
------------------
     Source of repayment and outstanding mortgage information: Bank of England

     The following table sets out the quarterly CPR rates experienced in respect of residential mortgage loans by building societies from March 1964 to (and including) March 2005.

                                Four                                   Four
                  CPR for    quarter                     CPR for    quarter
                      the    rolling                         the    rolling
                  quarter    average                     quarter    average
Date                  (%)        (%)             Date        (%)        (%)
----------------- -------  ---------  ---------------  ---------  ---------
March 1964          11.29      12.27        June 1964      12.30      12.41
September 1964      12.68      12.41    December 1964      12.82      12.27
March 1965          11.12      12.23        June 1965      10.80      11.86
September 1965      10.66      11.35    December 1965      11.51      11.02
March 1966          10.45      10.85        June 1966      11.39      11.00
September 1966      11.71      11.27    December 1966      10.60      11.04
March 1967           9.49      10.80        June 1967      10.95      10.69
September 1967      11.65      10.67    December 1967      11.51      10.90
March 1968          10.18      11.07        June 1968      10.57      10.98
September 1968      10.91      10.79    December 1968      10.24      10.48
March 1969           9.15      10.22        June 1969      10.23      10.13
September 1969      10.65      10.07    December 1969      10.01      10.01
March 1970           8.92       9.95        June 1970      10.68      10.06
September 1970      11.60      10.30    December 1970      11.46      10.66
March 1971           9.33      10.76        June 1971      11.44      10.96
September 1971      12.17      11.10    December 1971      12.30      11.31
March 1972          10.72      11.66        June 1972      11.81      11.75
September 1972      12.24      11.77    December 1972      11.74      11.63
March 1973          10.11      11.48        June 1973      10.54      11.16
September 1973      11.06      10.86    December 1973      10.55      10.56
March 1974           7.94      10.02        June 1974       7.94       9.37
September 1974       9.58       9.01    December 1974      10.83       9.07
March 1975           9.96       9.58        June 1975      12.23      10.65
September 1975      12.76      11.44    December 1975      12.21      11.79
March 1976          10.10      11.82        June 1976      11.48      11.64
September 1976      11.86      11.41    December 1976      11.70      11.28
March 1977           8.00      10.76        June 1977       9.84      10.35
September 1977      12.13      10.42    December 1977      12.66      10.66
March 1978          11.30      11.48        June 1978      12.19      12.07
September 1978      11.71      11.97    December 1978      11.19      11.60
March 1979           9.33      11.11        June 1979      10.12      10.59
September 1979      11.36      10.50    December 1979      11.07      10.47
March 1980           8.03      10.15        June 1980       8.66       9.78
September 1980       9.87       9.41    December 1980      10.48       9.26
March 1981           9.97       9.74        June 1981      11.78      10.52
September 1981      12.53      11.19    December 1981      11.82      11.53
March 1982           9.63      11.44        June 1982      12.91      11.72
September 1982      13.96      12.08    December 1982      14.20      12.68
March 1983          12.55      13.41        June 1983      12.76      13.37
September 1983      12.48      13.00    December 1983      11.86      12.41
March 1984          10.40      11.88        June 1984      12.13      11.72
September 1984      12.40      11.70    December 1984      11.87      11.70
March 1985          10.02      11.61        June 1985      11.67      11.49
September 1985      13.46      11.76    December 1985      13.68      12.21
March 1986          11.06      12.47        June 1986      15.53      13.43
September 1986      17.52      14.45    December 1986      15.60      14.92

                                Four                                   Four
                  CPR for    quarter                     CPR for    quarter
                      the    rolling                         the    rolling
                  quarter    average                     quarter    average
Date                  (%)        (%)             Date        (%)        (%)
----------------- -------  ---------  ---------------  ---------  ---------

March 1987          10.57      14.80        June 1987      14.89      14.64
September 1987      16.79      14.46    December 1987      16.18      14.61
March 1988          13.55      15.35        June 1988      16.03      15.64
September 1988      18.23      16.00    December 1988      12.60      15.10
March 1989           8.85      13.93        June 1989      13.04      13.18
September 1989      11.53      11.51    December 1989      10.38      10.95
March 1990           8.91      10.96        June 1990       9.37      10.05
September 1990       9.66       9.58    December 1990      10.58       9.63
March 1991           9.07       9.67        June 1991      10.69      10.00
September 1991      11.57      10.48    December 1991      10.24      10.39
March 1992           9.14      10.41        June 1992       9.12      10.02
September 1992       9.75       9.56    December 1992       7.96       8.99
March 1993           8.53       8.84        June 1993       9.97       9.05
September 1993      10.65       9.28    December 1993      10.01       9.79
March 1994           8.97       9.90        June 1994      10.48      10.03
September 1994      11.05      10.13    December 1994      10.68      10.29
March 1995           9.15      10.34        June 1995      10.51      10.35
September 1995      11.76      10.53    December 1995      11.61      10.76
March 1996          10.14      11.00        June 1996      11.32      11.21
September 1996      13.20      11.57    December 1996      12.58      11.81
March 1997           9.75      11.71        June 1997      15.05      12.65
September 1997      12.18      12.39    December 1997      11.17      12.04
March 1998          10.16      12.14        June 1998      12.05      11.39
September 1998      13.79      11.79    December 1998      13.43      12.36
March 1999          11.14      12.60        June 1999      14.27      13.16
September 1999      15.60      13.61    December 1999      14.94      13.99
March 2000          13.82      14.66        June 2000      13.87      14.56
September 2000      14.89      14.38    December 2000      15.55      14.53
March 2001          15.49      14.95        June 2001      17.39      15.83
September 2001      19.17      16.90    December 2001      19.03      17.77
March 2002          18.70      18.57        June 2002      19.91      19.21
September 2002      22.41      20.01    December 2002      22.16      20.80
March 2003          19.52      21.00        June 2003      20.18      21.07
September 2003      21.66      20.88    December 2003      21.33      20.67
March 2004          20.00      20.80        June 2004      21.50      21.13
September 2004      21.49      21.08    December 2004      18.78      20.44
March 2005          17.80      19.89
-----------------
     Source of repayment and outstanding mortgage information: Bank of England


     The prior CPR table presents the historical CPR experience only of building societies in the UK. During the late 1990's, a number of former building societies (including Northern Rock) converted to stock form UK banks, and the CPR experience of these banks is therefore not included in the foregoing building society CPR data.

House price index

     UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "Housing Indices"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

     The housing market has been through three economic cycles since 1976. High year to year increases in the Housing Indices occurred in the late 1970s and late 1980s with greatest decrease in the early 1990s. The Housing Indices have generally increased since 1996.

     The following table sets out the quarterly Housing Indices experienced in respect of residential mortgage loans by building societies between the fourth quarter of 1973 and the fourth quarter of 2005. The prospectus supplement for each issuance of notes will contain information updating the historical quarterly Housing Indices with data available from the first quarter of 2006 to the date of such prospectus supplement.

                        UK Retail        Nationwide House       Halifax House
                       Price Index         Price Index           Price Index
                    -----------------  ------------------   -------------------
                            % annual            % annual            % annual
Time in Quarters    Index  change(1)    Index  change(1)     Index  change(1)
------------------  -----  ----------  ------  ----------   ------  -----------
1973 Q4              24.9        N/A     19.5        N/A      N/A        N/A
1974 Q1              26.0        N/A     19.8        N/A      N/A        N/A
1974 Q2              27.6       15.3     20.0        N/A      N/A        N/A
1974 Q3              28.1       15.8     20.2        N/A      N/A        N/A
1974 Q4              29.6       17.5     20.4        4.4      N/A        N/A
1975 Q1              31.5       19.2     20.7        4.5      N/A        N/A
1975 Q2              34.8       23.2     21.4        6.8      N/A        N/A
1975 Q3              35.6       23.5     21.9        7.9      N/A        N/A
1975 Q4              37.0       22.2     22.5       10.1      N/A        N/A
1976 Q1              38.2       19.2     23.0       10.3      N/A        N/A
1976 Q2              39.5       12.9     23.4        9.0      N/A        N/A
1976 Q3              40.7       13.4     23.9        8.9      N/A        N/A
1976 Q4              42.6       14.0     24.4        7.8      N/A        N/A
1977 Q1              44.6       15.5     24.8        7.4      N/A        N/A
1977 Q2              46.5       16.3     25.3        7.8      N/A        N/A
1977 Q3              47.1       14.5     25.9        7.8      N/A        N/A
1977 Q4              47.8       11.5     26.2        7.4      N/A        N/A
1978 Q1              48.6        8.7     27.6       10.8      N/A        N/A
1978 Q2              50.0        7.2     28.9       13.3      N/A        N/A
1978 Q3              50.8        7.5     31.7       20.4      N/A        N/A
1978 Q4              51.8        8.0     33.6       24.6      N/A        N/A
1979 Q1              53.4        9.3     35.5       25.3      N/A        N/A
1979 Q2              55.7       10.8     38.1       27.5      N/A        N/A
1979 Q3              59.1       15.2     40.9       25.3      N/A        N/A
1979 Q4              60.7       15.9     43.8       26.7      N/A        N/A
1980 Q1              63.9       18.0     45.2       24.3      N/A        N/A
1980 Q2              67.4       19.0     46.6       20.2      N/A        N/A
1980 Q3              68.5       14.7     47.1       14.3      N/A        N/A
1980 Q4              69.9       14.1     46.9        6.7      N/A        N/A
1981 Q1              72.0       11.9     47.3        4.5      N/A        N/A
1981 Q2              75.0       10.7     48.1        3.2      N/A        N/A
1981 Q3              76.3       10.8     48.3        2.3      N/A        N/A
1981 Q4              78.3       11.4     47.5        1.3      N/A        N/A
1982 Q1              79.4        9.8     48.2        1.9      N/A        N/A
1982 Q2              81.9        8.8     49.2        2.4      N/A        N/A
1982 Q3              81.9        7.0     49.8        3.2      N/A        N/A
1982 Q4              82.5        5.3     51.0        7.2      N/A        N/A
1983 Q1              83.1        4.5     52.5        8.4     97.1        N/A
1983 Q2              84.8        3.6     54.6       10.4     99.4        N/A
1983 Q3              86.1        5.0     56.2       12.1    101.5        N/A

                        UK Retail        Nationwide House       Halifax House
                       Price Index         Price Index           Price Index
                    -----------------  ------------------   -------------------
                            % annual            % annual            % annual
Time in Quarters    Index  change(1)    Index  change(1)     Index  change(1)
------------------  -----  ----------  ------  ----------   ------  -----------
1983 Q4              86.9        5.2     57.1       11.2    102.3        N/A
1984 Q1              87.5        5.1     59.2       12.0    104.1        7.0
1984 Q2              89.2        5.0     61.5       11.9    106.0        6.4
1984 Q3              90.1        4.6     62.3       10.4    108.4        6.6
1984 Q4              90.9        4.5     64.9       12.8    111.0        8.2
1985 Q1              92.8        5.9     66.2       11.2    113.5        8.6
1985 Q2              95.4        6.7     68.2       10.3    115.4        8.5
1985 Q3              95.4        5.7     69.2       10.5    116.8        7.5
1985 Q4              96.1        5.5     70.7        8.5    120.6        8.3
1986 Q1              96.7        4.1     71.1        7.1    124.0        8.8
1986 Q2              97.8        2.5     73.8        8.0    128.1       10.4
1986 Q3              98.3        3.0     76.3        9.7    132.2       12.4
1986 Q4              99.6        3.6     79.0       11.1    136.8       12.6
1987 Q1             100.6        3.9     81.6       13.7    142.3       13.8
1987 Q2             101.9        4.1     85.8       15.0    146.7       13.6
1987 Q3             102.4        4.1     88.6       15.0    151.5       13.6
1987 Q4             103.3        3.6     88.5       11.4    158.0       14.4
1988 Q1             104.1        3.4     90.0        9.8    167.0       16.0
1988 Q2             106.6        4.5     97.6       13.0    179.4       20.1
1988 Q3             108.4        5.7    108.4       20.1    197.4       26.5
1988 Q4             110.3        6.6    114.2       25.5    211.8       29.3
1989 Q1             112.3        7.6    118.8       27.8    220.7       27.9
1989 Q2             115.4        7.9    124.2       24.1    226.1       23.1
1989 Q3             116.6        7.3    125.2       14.4    225.5       13.3
1989 Q4             118.8        7.4    122.7        7.2    222.5        4.9
1990 Q1             121.4        7.8    118.9        0.1    223.7        1.4
1990 Q2             126.7        9.3    117.7       -5.4    223.3       -1.2
1990 Q3             129.3       10.3    114.2       -9.2    222.7       -1.2
1990 Q4             129.9        8.9    109.6      -11.3    223.0        0.2
1991 Q1             131.4        7.9    108.8       -8.8    223.1       -0.3
1991 Q2             134.1        5.7    110.6       -6.2    221.9       -0.6
1991 Q3             134.6        4.0    109.5       -4.2    219.5       -1.4
1991 Q4             135.7        4.4    107.0       -2.4    217.7       -2.4
1992 Q1             136.7        4.0    104.1       -4.4    213.2       -4.5
1992 Q2             139.3        3.8    105.1       -5.1    208.8       -6.1
1992 Q3             139.4        3.5    104.2       -5.0    206.9       -5.9
1992 Q4             139.2        2.5    100.1       -6.7    199.5       -8.7
1993 Q1             139.3        1.9    100.0       -4.0    199.6       -6.6
1993 Q2             141.0        1.2    103.6       -1.4    201.7       -3.5
1993 Q3             141.9        1.8    103.2       -1.0    202.6       -2.1
1993 Q4             141.9        1.9    101.8        1.7    203.5        2.0
1994 Q1             142.5        2.3    102.4        2.4    204.6        2.5
1994 Q2             144.7        2.6    102.5       -1.1    202.9        0.6
1994 Q3             145.0        2.2    103.2        0.0    202.7        0.0
1994 Q4             146.0        2.8    104.0        2.1    201.9       -0.8
1995 Q1             147.5        3.4    101.9       -0.5    201.8       -1.4
1995 Q2             149.8        3.5    103.0        0.5    199.3       -1.8
1995 Q3             150.6        3.8    102.4       -0.8    197.8       -2.4
1995 Q4             150.7        3.2    101.6       -2.3    199.2       -1.3
1996 Q1             151.5        2.7    102.5        0.6    202.1        0.1

                        UK Retail        Nationwide House       Halifax House
                       Price Index         Price Index           Price Index
                    -----------------  ------------------   -------------------
                            % annual            % annual            % annual
Time in Quarters    Index  change(1)    Index  change(1)     Index  change(1)
------------------  -----  ----------  ------  ----------   ------  -----------
1996 Q2             153.0         2.1   105.8        2.7    206.7        3.6
1996 Q3             153.8         2.1   107.7        5.1    208.8        5.4
1996 Q4             154.4         2.4   110.1        8.0    213.9        7.1
1997 Q1             155.4         2.5   111.3        8.3    216.7        7.0
1997 Q2             157.5         2.9   116.5        9.6    220.2        6.3
1997 Q3             159.3         3.5   121.2       11.8    222.6        6.4
1997 Q4             160.0         3.6   123.3       11.4    225.4        5.2
1998 Q1             160.8         3.4   125.5       12.0    228.4        5.3
1998 Q2             163.4         3.7   130.1       11.0    232.1        5.3
1998 Q3             164.4         3.2   132.4        8.8    234.8        5.3
1998 Q4             164.4         2.7   132.3        7.0    237.2        5.1
1999 Q1             164.1         2.0   134.6        7.0    238.6        4.4
1999 Q2             165.6         1.3   139.7        7.1    245.5        5.6
1999 Q3             166.2         1.1   144.4        8.6    255.5        8.4
1999 Q4             167.3         1.7   148.9       11.8    264.1       10.7
2000 Q1             168.4         2.6   155.0       14.1    273.1       13.5
2000 Q2             171.1         3.3   162.0       14.8    272.8       10.5
2000 Q3             171.7         3.3   161.5       11.2    275.9        7.7
2000 Q4             172.2         2.9   162.8        9.0    278.6        5.3
2001 Q1             172.2         2.2   167.5        7.8    281.7        3.1
2001 Q2             174.4         1.9   174.8        7.6    293.2        7.2
2001 Q3             174.6         1.7   181.6       11.8    302.4        9.2
2001 Q4             173.4         0.7   184.6       12.5    311.8       11.3
2002 Q1             174.5         1.3   190.2       12.7    327.3       15.0
2002 Q2             176.2         1.0   206.5       16.6    343.7       15.9
2002 Q3             177.6         1.7   221.1       19.7    366.1       19.1
2002 Q4             178.5         2.9   231.3       22.6    392.1       22.9
2003 Q1             179.9         3.0   239.3       22.9    403.8       21.0
2003 Q2             181.3         2.9   250.1       19.2    419.0       19.8
2003 Q3             182.5         2.7   258.9       15.8    434.5       17.1
2003 Q4             183.5         2.8   267.1       14.4    455.3       14.9
2004 Q1             184.6         2.6   279.7       15.6    480.3       17.3
2004 Q2             186.8         3.0   298.7       17.8    508.4       19.3
2004 Q3             188.1         3.0   308.8       17.6    522.0       18.3
2004 Q4             189.9         3.4   306.8       13.8    523.5       14.0
2005 Q1             190.5         3.1   307.4        9.4    527.1        9.3
2005 Q2             192.2         2.8   316.9        5.9    528.0        3.8
2005 Q3             193.1         2.6   317.2        2.7    538.7        3.1
2005 Q4             194.1         2.2   316.7        3.2    549.9        4.9
-------------------
1 The percentage annual change is calculated in accordance with the following formula: In (x/y) where "x" is equal to the current quarter's index value and "y" is equal to the index value of the previous year's corresponding quarter.
Source: Office for National Statistics, Nationwide, Halifax.

                 The servicer and the administration agreement

The servicer

     The mortgages trustee, the seller, Funding and Funding 2 have appointed Northern Rock under the terms of the administration agreement as the initial servicer of the mortgage loans. The servicer performs the day-to-day servicing of the mortgage loans through its retail branches, mortgage service centers and telephone banking and operations centers. The servicer will continue to administer other mortgage loans in addition to those mortgage loans included in the mortgage portfolio. The servicer is a public limited liability company incorporated under the laws of England and Wales and its registered office is Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, United Kingdom.

     The servicer has been servicing UK residential mortgage loans since 1850 and UK commercial mortgage loans since 1990. The servicer administers and services the mortgage loans and their related security in accordance with its administration, arrears and enforcement policies and procedures (collectively referred to in this prospectus as the "administration procedures" or, at any time when the servicer is not also the seller, the term administration procedures shall mean the policies and procedures from time to time which would be adopted by a reasonable, prudent lender). The servicer's administration procedures in respect of the mortgage loans have not been amended in any material respect during the past three years.

     This section describes the servicer's procedures in relation to mortgage loans generally. A description of the servicer's obligations under the administration agreement follows in the next section. The servicer is continually reviewing the way in which it conducts its mortgage loan administration business in order to ensure that it remains up-to-date and cost effective in a competitive market, and the servicer may therefore change its administration processes from time to time.

Administration of mortgage loans

     Administration procedures include monitoring compliance with and administering the mortgage loan features and facilities applicable to the mortgage loans, responding to customer inquiries and management of mortgage loans in arrears. See "- The administration agreement".

     Under the terms and conditions of the mortgage loans, borrowers generally must pay the monthly payment required under the terms and conditions of the mortgage loans on each monthly payment due date. Interest accrues in accordance with the terms and conditions of each mortgage loan and is collected from borrowers monthly.

     In the case of variable rate mortgage loans, the servicer determines the standard variable rate from time to time. In the case of variable rate mortgage loans which are assigned to the mortgages trustee, except in certain limited circumstances, the servicer will continue to determine the standard variable rate applicable to such mortgage loans on behalf of the mortgages trustee, the Funding beneficiaries and/or the Funding security trustees. The servicer will take all necessary steps under the mortgage loans to notify borrowers of any change in the interest rates applicable to the mortgage loans (whether or not due to a change in the standard variable rate).

     Payments of interest and, in the case of repayment mortgage loans, principal, are payable monthly in advance. Where a borrower defaults in the payment of interest and/or principal under a mortgage loan, the servicer will follow the usual arrears procedures described under "- Arrears and default procedures" below.

     Arrears and default procedures The servicer collects all payments due under or in connection with mortgage loans in accordance with its administration procedures in force from time to time, but having regard to the circumstances of the relevant borrower in each case. In accordance with standard market practice in the UK mortgage loan servicing business, the servicer identifies a mortgage loan as being "in arrears" when, on any due date, the overdue amounts which were due on previous due dates equal, in the aggregate, one or more full monthly payments. In making an arrears determination, the servicer calculates as of the date of determination the difference between:

     O the sum of all monthly payments that were due and payable by a borrower on any due date up to that date of determination (less the aggregate amount of all authorized underpayments made by such borrower up to such date of determination); and

     O the sum of all payments actually made by that borrower up to that date of determination.

     The servicer will determine that a mortgage loan is in arrears if the result arrived at by dividing that difference (if any) by the amount of the required monthly payment equals or exceeds 1. A mortgage loan will continue to be in arrears for each calendar month in which the result of the foregoing arrears calculation equals or exceeds 1, which result means that the borrower has missed payments that in the aggregate equal or exceed one monthly payment, and subsequent payments by that borrower (if any) have not reduced the amount of missed payments to less than one monthly payment. As the servicer determines its arrears classification based upon the number of full monthly payments that have been missed by a borrower, a borrower that has missed payments that in the aggregate equal or exceed 2 monthly payments (but for which the aggregate of missed payments is less than 3 monthly payments) would be classified by the servicer as being between 2-3 months in arrears, and so on. For example, suppose a borrower has made four monthly payments (either in consecutive months or throughout any period of time) each in an amount less than the required monthly amount, and the difference, for the purposes of arrears calculation, between the sum of the payments due and payable by that borrower and the sum of the payments actually made by that borrower (that difference then divided by that borrower's required monthly payment) is less than 1. The servicer would not classify that borrower as being in arrears. However, if that borrower makes another payment (for the purposes of our example, on the monthly payment date in January of a particular year) that is less than the required monthly amount and which deficient payment, when aggregated with that borrower's prior deficient payments, results in the foregoing arrears calculation equalling or exceeding 1, that borrower will be classified as being one month in arrears as of February 1 of that same year. Furthermore, if the result of the foregoing arrears calculation continues to equal or exceed 1 (but remains less than 2) until March 1 of that same year, that borrower will continue to be classified as being one month in arrears during that time period. The servicer will not classify the borrower as being two months in arrears until the beginning of the month following the monthly payment date in which the result of the arrears calculation equals or exceeds 2.

     This formula that the servicer uses to determine arrears means that there may be mortgage loans in the mortgage portfolio on which borrowers have paid less than the monthly payment due, but which have not been classified as being in arrears, as the aggregate of the amount of deficient payments does not equal or exceed one monthly payment. This also means that there may be a significant period of time between the due date on which a borrower pays less than the monthly payment due on that due date and the date that the aggregate amount of those deficient payments equals or exceeds one monthly payment, at which time the servicer will classify that mortgage loan as being in arrears. In addition, there may be a significant period of time between the classification of a borrower as being, for example, one month in arrears, and (assuming the borrower continues to make deficient monthly payments) the time at which those deficient payments in the aggregate result in the servicer classifying the borrower as being two months in arrears.

     The arrears are reported at each calendar month end. After the arrears are first reported the borrower is contacted and asked for payment of the arrears. The servicer will continue to contact the borrower asking for payment of the arrears. The servicer classifies a mortgage loan that is in arrears as a "non-performing mortgage loan" if the related borrower has not made any payment within any of the three consecutive calendar months prior to the date of determination.

     In the case of any flexible and non-flexible mortgage loan and subject to the terms and conditions of the mortgage loan, arrears are capitalized upon receipt of three consecutive full monthly payments.

     In seeking to control and manage arrears, the servicer from time to time enters into arrangements with borrowers regarding the arrears, including:

     o arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

     o arrangements to pay only a portion of each monthly payment as it falls due; and/or

     o a deferment for a period of time of all payments, including interest and principal or parts of any of them.

     The servicer may vary any of these arrangements from time to time at its discretion, the primary aim being to rehabilitate the borrower and recover the arrears.

     Legal proceedings do not usually commence until the arrears are equal to at least two times the monthly payment then due. However, in many cases legal proceedings may commence later than this. Once legal proceedings have commenced, the servicer may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears. The servicer may still enter into an arrangement with a borrower at any time prior to a court hearing, or it may request an adjournment of a court hearing. If the servicer (on behalf of the mortgagee) applies to the court for an order for possession following a default of the borrower, the court has discretion as to whether it will grant the order requiring the borrower to vacate the mortgaged property, and discretion as to the terms upon which the order is granted. If, after the possession order has been granted, the borrower does not voluntarily vacate the property, then the servicer will be required to request a warrant for execution by a court officer of the possession order. On average, the equivalent of 12 monthly payments may have been missed prior to the servicer obtaining possession, assuming no prior mortgage or the imposition of defenses. Where a court order for possession is deferred to allow time for payment and the borrower subsequently defaults in making the payment, the servicer may take any action it considers appropriate, including entering into an arrangement with the borrower. In all cases, the servicer has a duty of care to the borrower to act reasonably.

     The servicer has discretion to deviate from these arrears procedures. In particular, the servicer may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

     After the mortgagee has been granted possession, the servicer (on behalf of the mortgagee) may take any action it considers appropriate, subject to any fiduciary duties which the mortgagee may owe to the borrower, including but not limited to:

     o securing, maintaining or protecting the property and putting it into a suitable condition for sale;

     o creating (other than in Scotland) any estate or interest on the property, including a leasehold;

     o disposing of the property (in whole or in parts) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate; and/or

     o    letting the property for any period of time.

     Subject as provided above, the servicer (on behalf of the mortgagee) has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The servicer (on behalf of the mortgagee) may also carry out works on the property as it considers appropriate, including the demolition of the whole or any part of it.

     The period between the servicer (on behalf of the mortgagee) obtaining possession and sale of a mortgaged property is generally between three and nine months.

     However, you should note that the servicer's ability to exercise its power of sale in respect of a mortgaged property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the servicer's control, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the servicer's decision (on behalf of the mortgagee) to exercise the power of sale and final completion of the sale.

     The servicer will apply the net proceeds of sale of the mortgaged property against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees and interest. Where those proceeds are insufficient to cover all amounts owing under the mortgage loan, the servicer will make a claim under the MIG policy, if appropriate. Where the funds arising from application of these procedures are insufficient to pay all amounts owing in respect of a mortgage loan, the funds are applied first in paying principal, and secondly in paying interest and costs.

     At this point the servicer will close the borrower's account. However, the borrower remains liable for any deficit remaining after the mortgaged property is sold but before the proceeds of any MIG insurance are applied. The servicer may pursue the borrower to the extent of any deficiency resulting from the sale if the servicer deems it appropriate to do so.

     These arrears and security enforcement procedures may change over time as a result of a change in the servicer's business practises, legislative or regulatory changes or business codes of practise.

Arrears experience

     Each prospectus supplement relating to the issuance of a series of notes will contain tables summarizing then up-to-date information on the arrears and repossession experience in respect of the relevant cut-off date mortgage portfolio.

     There can be no assurance that the arrears and repossession experience with respect to the mortgage loans included in any cut-off date mortgage portfolio will correspond to the experience of the servicer's overall mortgage portfolio. Moreover, if the property market experiences an overall decline in property values so that the value of the mortgaged properties relating to the mortgage loans included in the trust property falls below the current balances of such mortgage loans, the actual rates of arrears and repossessions could be significantly higher than those previously experienced by the seller. In addition, other adverse economic conditions, whether or not they affect property values, may nonetheless affect the timely payment by borrowers of principal and interest and, accordingly, the rates of arrears, repossessions and losses with respect to the mortgage loans included in the mortgage portfolio.

     Northern Rock's level of mortgage arrears has been on a downward trend since the recession in the UK in the early 1990s. Between June 1996 and December 2000, interest rate increases, and the reduction (and ultimate elimination) of benefits offered by the Mortgage Interest Relief At Source scheme, have contributed to slowing that downward trend.

     House price inflation has indirectly contributed to the improved arrears situation by enabling borrowers to sell at a profit if they encounter financial hardship. Recently, the historical upward trend of house price inflation has moderated. In the period from 1988 to 1990, housing prices rose substantially faster than inflation as housing turnover increased to record levels. At that time, the UK economy grew rapidly, which led to falling unemployment and relatively high rates of real income growth. These fed into higher demand for housing and house prices rose rapidly. Demand was further increased by changes in taxation legislation with regard to tax relief on mortgage payments in 1988. When monetary policy was tightened subsequently (in terms of both "locking in" sterling to the European Exchange Rate Mechanism (being the mechanism by which members of the European Community formerly operated their currency exchange rates) and higher interest rates), the pace of economic activity first slowed and then turned into recession. Rising unemployment combined with high interest rates led to a fall in housing demand and increased default rates and repossessions. The ability of borrowers to refinance was limited as house prices began to fall and many were in a position of negative equity (borrowings greater than the resale value of the property) in relation to their mortgage loans.

     The performance of Northern Rock's new business and the arrears profiles are monitored monthly against various triggers. Whenever arrears rise and a trigger is exceeded, the cause is reviewed and acted upon. In a continuing effort to reduce the level of mortgage arrears and to improve collection performance, Northern Rock has developed behavioural scoring systems to target differing groups of customers in arrears according to risk.

     For statistical information on the levels of arrears experience for the mortgage loans in a given cut-off date mortgage portfolio, see the related prospectus supplement.

The administration agreement

     The following section describes, in summary, the material terms of the administration agreement. The description does not purport to be complete and is subject to the provisions of the administration agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Appointment

     On the initial closing date, each of the mortgages trustee, Funding and the seller appointed Northern Rock under the administration agreement to be their agent to exercise their respective rights, powers and discretions in relation to the mortgage loans and their related security and to perform their respective duties in relation to the mortgage loans and their related security. On the Funding 2 program date, Funding 2 became a party to the administration agreement and appointed Northern Rock to exercise its rights, power and discretions in relation to the mortgage loans and their related security and to perform its duties in relation to the mortgage loans and their related security. The Funding 2 security trustee also became party to the administration agreement on the Funding 2 program date and has consented to the appointment. The servicer will continue to administer mortgage loans which have not been assigned to the mortgages trustee. The servicer has agreed to administer the mortgage loans assigned to the mortgages trustee in the same manner as it administers mortgage loans which have not been assigned to the mortgages trustee but remain on the books of the seller.

     Subject to the provisions of the administration agreement, the mortgage loans, the mortgages and the transaction documents, the servicer has the power to do or cause to be done any and all things which it reasonably considers necessary, convenient or incidental to the administration of the mortgage loans and their related security or the exercise of such rights, powers and discretions.

     Except as otherwise specified in the transaction documents, the servicer has agreed to comply with any reasonable directions, orders and instructions which the mortgages trustee may, from time to time, give to it in accordance with the provisions of the administration agreement.

     The servicer has agreed to administer and service the mortgage loans and their related security in accordance with:

     o    the terms and conditions of the mortgage loans and the mortgages;

     o the servicer's administration procedures. The servicer's administration procedures are the administration, arrears and enforcement policies and procedures, as amended from time to time pursuant to which the servicer administers and enforces mortgage loans and their related security which are beneficially owned by the seller; and

     o    the terms and provisions of the administration agreement.

Undertakings by the servicer

     Under the administration agreement, the servicer has undertaken, among other things:

     (A) to determine and set the interest rates applicable to the mortgage loans which have been assigned to the mortgages trustee including the standard variable rate, except in the limited circumstances set out in the administration agreement when the mortgages trustee, Funding, Funding 2, the security trustee and/or the Funding 2 security trustee will be entitled to do so. The servicer may not at any time, without the prior consent of the mortgages trustee, the Funding beneficiaries and the Funding security trustees set or maintain the standard variable rate and other discretionary rates or margins for mortgage loans which form part of the mortgages trust at rates which are higher than the then prevailing rates for mortgage loans which are beneficially owned by the seller outside the mortgages trust;

     (B) to determine on each monthly payment date, having regard to the aggregate of:

          (1) the income which Funding and Funding 2 would expect to receive during the next succeeding interest period;

          (2) the standard variable rate for mortgage loans included in the mortgage portfolio and the variable mortgage rates in respect of such mortgage loans which the servicer proposes to set under the administration agreement; and

          (3) all other resources available to Funding and Funding 2 including (in the case of Funding 2) the Funding 2 reserve fund, the Funding 2 liquidity reserve fund (if any) and the Funding 2 liquidity facility (if any);

          whether:

          (i) Funding would receive an amount of income during that interest period which is less than the amount which is the aggregate of
               (a) the amount of interest which will be payable by Funding in order to fund (whether by payment to a swap counterparty by a Funding issuing entity or otherwise) the amount of interest payable in respect of the class A notes of the Funding issuing entities and all amounts ranking higher in priority to such amounts on the scheduled payment date falling at the end of that interest period, and (b) all other amounts payable by Funding which rank equally with or in priority to interest due on the intercompany loan in respect of interest which is payable on the class A notes of the Funding issuing entities; and

          (ii) Funding 2 would receive an amount of income during that interest period which is less than the amount which is the aggregate of (a) the amount of interest which will be payable by Funding 2 in respect of the AAA loan tranches and all amounts ranking higher in priority to such amounts on the monthly payment date falling at the end of that interest period, and (b) all other amounts payable by Funding 2 which rank equally with or in priority to interest due in respect of the AAA loan tranches.

          If the servicer determines that there will be a revenue shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, each Funding beneficiary and each Funding security trustee, within one London business day of such determination, of the amount of the revenue shortfall for each Funding beneficiary and recommend the standard variable rate and the other discretionary rates or margins which would, in the servicer's opinion, need to be set in relation to the mortgage loans included in the mortgage portfolio in order for no revenue shortfall (in respect of each Funding beneficiary) to arise, having regard to the obligations of Funding 2 and/or Funding, as applicable. If the mortgages trustee, Funding, and/or the security trustee notify the servicer that, having regard to the obligations of Funding, the standard variable rate and the other discretionary rates or margins for mortgage loans included in the mortgage portfolio should be increased, and/or if the mortgages trustee, Funding 2 and/or the Funding 2 security trustee make the same notification to the servicer with respect to the obligations of Funding 2, the servicer will take all steps which are necessary, including publishing any notice required under the mortgage conditions, to effect such increase in those rates or margins. The mortgages trustee and/or the Funding beneficiaries and the Funding security trustees may terminate the authority of the servicer to set the standard variable rate and the other discretionary rates or margins applicable to mortgage loans included in the mortgage portfolio in certain limited circumstances set out in the administration agreement including upon the occurrence of any servicer termination event (as described below), in which case the mortgages trustee shall set such standard variable rate and the other discretionary rates or margins;

     (C) except as provided in relation to the exercise of a re-fix option by a borrower under a fixed mortgage loan, not to accept an application from, or issue to any borrower an offer for a further advance or a product switch without having received confirmation that the seller will elect to purchase the relevant mortgage loan(s) together with its related security from the mortgages trustee in accordance with the terms of the mortgage sale agreement;

     (D) sixty days prior to the end of the relevant fixed rate period in respect of any fixed rate mortgage loan included in the mortgages trust and on behalf of the mortgages trustee, to offer to re-sell to the seller all fixed rate mortgage loans which become "re-fixed" during the three month period immediately following the end of the then current fixed rate period. Where any "re-fix" takes place this will constitute a product switch as described above and if the seller does not purchase such mortgage loans and their related security, the servicer will take all steps to set the existing borrowers' re-fix rate at the higher of the rate recommended by the servicer (having regard to the obligations of Funding and Funding
          2), the rate notified to it by the mortgages trustee, Funding and Funding 2 and the rates notified to it by the trustee or trustees of any other securitizations of the seller which include fixed rate mortgage loans;

     (E) to take all steps necessary under the mortgage conditions and applicable law to notify borrowers of each change in interest rates, whether due to a change in the standard variable rate (including any such change effected at the request of the mortgages trustee, a Funding beneficiary or a Funding security trustee) or as a consequence of the mortgage conditions. The servicer will also notify the mortgages trustee, each Funding beneficiary and each Funding security trustee of any change in the standard variable rate;

     (F) to maintain such records as are necessary to enforce each mortgage loan and its related security and to keep and maintain, on a loan by loan basis, records and accounts on behalf of the mortgages trustee in relation to the mortgage loans;

     (G) to keep or cause to be kept the mortgage loan files and title deeds (if any) in safe custody and to the order of the mortgages trustee, the Funding beneficiaries and the Funding security trustees and in such a manner that they are readily identifiable and accessible;

     (H) to provide the mortgages trustee, each Funding beneficiary and each Funding security trustee and their agents with access to the title deeds and mortgage loan files at all reasonable times;

     (I) to deliver to the mortgages trustee on or before March 31 of each year, commencing in 2007, a report assessing compliance with the servicing criteria applicable to it as set forth in Item 1122(d) of Regulation AB. The assessment report will include an assessment of the servicer's compliance with the servicing criteria and disclose any material noncompliance. If any of the servicing criteria specified in Item 1122(d) of Regulation AB are inapplicable to the servicer, the servicer will identify such criteria and the basis for their omission. The assessment report will be filed as an exhibit to the issuing entity's annual report on Form 10-K and will cover compliance with the servicing criteria during the related fiscal period of the Form 10-K;

     (J) to assist the cash manager in the preparation of a quarterly report substantially in the form set out in the cash management agreement on, among other things, arrears outstanding. The servicer will regularly give to the mortgages trustee and the beneficiaries written details of mortgage loans that are in arrears;

     (K) to take all reasonable steps to collect and recover payments due under or in respect of the mortgage loans and the related security, including instituting proceedings and enforcing any relevant mortgage loan, mortgage or any other related security in accordance with the seller's administration procedures but having regard to the circumstances of the relevant borrower in each case; and

     (L) not knowingly to fail to comply with any legal requirements in the performance of its obligations under the administration agreement.

Collection of payments

     The servicer has undertaken to ensure that all payments due under the mortgage loans which are included in the mortgage portfolio will be made by the relevant borrower by direct debit or, if such payment is late or borrowers choose not to pay by direct debit, by check or other means into accounts in the name of the servicer held with Barclays Bank PLC ("Barclays"), acting through its City Group Office, Percy Street, Newcastle-upon-Tyne NE99 1JP and Lloyds TSB Bank plc ("Lloyds TSB"), acting through its City Office, Bailey Drive, Gillingham Business Park, Kent ME8 0LS (each a "collection bank") and other accounts (each a "collection account") which the servicer may utilize from time to time in accordance with the collection bank agreement and the administration agreement. All amounts standing to the credit of such accounts will be held on trust by the seller.

     The servicer has agreed to use its reasonable endeavors to credit any monthly payment made by a borrower to the relevant collection account within the following time limits:

     o in the case of direct debit payment, by close of business on the London business day which immediately follows the day on which such amounts are received;

     o in the case of standing order, by close of business on the second London business day following the day on which such amounts are received;

     o in the case of payment by cash, transfer payment from another account of the seller or check where reference to the relevant borrower is provided or payment made by way of paying-in book, by close of business on the London business day which immediately follows the day on which such amounts are received; and

     o in the case of any payment by check where a reference to the relevant borrower is not provided, by close of business on the next London business day after notification from the relevant collection bank of the identity of the borrower, provided, however, that in any event the servicer has agreed to credit monthly payments made by a borrower to the relevant collection account within three London business days of receiving that monthly payment.

     Payments from borrowers under mortgage loans originated by the seller which are not intended to be assigned to the mortgages trustee are also paid into and flow through the collection accounts.

     Amounts paid into the collection accounts are held on trust by the seller for the relevant beneficiaries including the mortgages trustee. The trusts in favor of the mortgages trustee are in respect of all amounts credited to the collection accounts which represent receipts in respect of mortgage loans which have been assigned to the mortgages trustee and included in the mortgage portfolio.

     The collection accounts are operated by the servicer in accordance with the collection bank agreement dated the initial closing date, as amended from time to time, among the mortgages trustee, Funding, Funding 2, the seller, the servicer, the security trustee and the collection banks (the "collection bank agreement"). Under the collection bank agreement, until the collection banks receive notice that, amongst other things, a Funding 2 intercompany loan enforcement notice has been served or that the appointment of the servicer has been terminated, each collection bank has agreed to operate the collection accounts in accordance with the instructions of the servicer. If the short term, unsecured, unguaranteed and unsubordinated debt obligations of Barclays or Lloyds TSB are not rated at least "A-1+" by Standard & Poor's, "P-1" by Moody's and "F1+" by Fitch, the servicer will arrange for the transfer of the credit balance on such accounts to another bank which has the required ratings. The long term and short term, unsecured, unguaranteed and unsubordinated debt obligations of Barclays and Lloyds TSB are currently rated "AA" and "A-1+" and "AA" and "A-1+", respectively, by Standard & Poor's, "Aa1" and "P-1" and "Aaa" and "P-1", respectively, by Moody's and "AA+" and "F1+" and "AA+" and "F1+", respectively, by Fitch. Amounts standing to the credit of the collection accounts that represent amounts collected in respect of mortgage loans that have been assigned to the mortgages trustee are transferred by the servicer to the mortgages trustee transaction account every three London business days.

     Amounts standing to the credit of the mortgages trustee transaction account are transferred (subject to retaining a minimum balance of (pound)1 in such account) on a weekly basis by the cash manager to the mortgages trustee GIC account or, at the cash manager's option, invested in authorized investments, provided that the yield on those authorized investments expressed as an annual percentage rate of return is not less than the interest rate on the mortgages trustee GIC account at the time the investment decision is made. Any amounts invested in authorized investments, including the interest accrued on such amounts, are transferred to the mortgages trustee GIC account on the related distribution date.

     The servicer has agreed in the administration agreement to cause a registered public accounting firm to furnish to the servicer and the mortgages trustee on or before March 31 of each year, commencing in 2007, an attestation report for each servicing criteria assessment, which report will be filed as an exhibit to the issuing entity's annual report on Form 10-K. The attestation examination will be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board. The attestation report will contain the accounting firm's opinion as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express such an opinion.

     In the case of monthly payments which are made by direct debit, the servicer initially credits the applicable collection account with the full amount of the direct debit. If an unpaid direct debit is returned in circumstances where the servicer has credited to the mortgages trustee transaction account the amount of the monthly payment, the servicer is permitted to reclaim from the mortgages trustee transaction account the corresponding amounts previously credited.

     Any amount standing to the credit of the mortgages trustee GIC account accrues interest at a margin below LIBOR for three-month sterling deposits.

Redemption

     Under the administration agreement, the servicer is responsible for handling the procedures connected with the redemption of mortgage and is authorized to release the relevant title deeds (if any) to the person or persons entitled thereto upon redemption.

Fees

     The servicer is entitled to receive a fee for servicing the mortgage loans. On each distribution date the mortgages trustee pays to the servicer an "administration fee" of 0.08% per annum (inclusive of VAT) on the aggregate amount of the Funding share and the Funding 2 share of the trust property as determined on that distribution date in respect of the then current trust calculation period, but only to the extent that the mortgages trustee has sufficient funds to pay such amount in accordance with the mortgages trust allocation of revenue receipts. The unpaid balance (if any) is carried forward until the next succeeding distribution date and, if not paid before such time, is payable on the later of (i) the latest occurring final repayment date of the intercompany loans between Funding and each of the Funding issuing entities (the "Funding intercompany loans"), or on their earlier repayment in full by Funding, or (ii) the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement, or on the earlier repayment of all loan tranches in full by Funding 2. The administration agreement also provides for the servicer to be reimbursed for all reasonable out-of-pocket expenses and charges properly incurred by the servicer in the performance of its services under the administration agreement.

     If a substitute or successor servicer shall be appointed under the administration agreement with respect to any of the mortgage loans, the mortgages trustee has agreed to set the administration fee rate with such substitute or successor servicer at the time such substitute or successor servicer enters into the administration agreement. Any administration fee due to a substitute or successor servicer will be paid on each distribution date out of revenue receipts in accordance with the revenue priority of payments set out in the mortgages trust deed.

Removal or resignation of the servicer

     The appointment of the servicer may be terminated by the mortgages trustee, and/or the Funding beneficiaries and the Funding security trustees immediately upon written notice to the servicer, on the occurrence of certain events (each a "servicer termination event") including:


     o the servicer fails to pay any amount due and payable by it and such failure is not remedied for a period of 5 London business days after the servicer becomes aware of the default;

     o subject as provided further in the transaction documents, the servicer fails to comply with any of its other material obligations under the administration agreement which in the opinion of the Funding 2 security trustee is materially prejudicial to the interests of the holders of the notes issued by the issuing entity, and such failure is not remedied for a period of 20 days after the servicer becomes aware of the default;

     o if at any time required under any UK mortgage regulatory regime the servicer fails to obtain or maintain the necessary license or permission or regulatory approval enabling it to continue administering mortgage loans; or

     o    the occurrence of an insolvency event in relation to the servicer.

     Upon termination of the servicer, the Funding security trustees have agreed to use their reasonable endeavors to appoint a substitute servicer.

      In addition, subject to the fulfilment of certain conditions including, without limitation, that a substitute servicer has been appointed by the mortgages trustee, the Funding beneficiaries and the Funding security trustees (and in the event of failure to agree, by the Funding security trustees) the servicer may voluntarily resign by giving not less than 12 months' notice of termination to the mortgages trustee, each Funding beneficiary and the seller.

     Any such substitute servicer (whether appointed upon a termination of the appointment of, or the resignation of, the servicer) is required to:

     o if possible, to have experience in administering mortgage loans secured on residential properties in England, Wales and Scotland; and

     o enter into an agreement on substantially the same terms as the provisions of the administration agreement.

     In addition, the then current ratings (if any) of the notes, the previous notes or any new notes may not be reduced, withdrawn or qualified as a result of the appointment of the substitute servicer, unless otherwise agreed by an extraordinary resolution of the holders of the relevant class of notes.

     Forthwith upon termination of the appointment of the servicer, the servicer must deliver the title deeds (if any), the mortgage loan files and all books of account and other records maintained by the servicer relating to the mortgage loans and/or the related security to, or at the direction of, the mortgages trustee.

     The administration agreement will terminate automatically upon a termination of the mortgages trust when neither Funding nor Funding 2 has any interest in the trust property.

Delegation by the servicer

     The servicer may, in some circumstances including with the prior written consent of the mortgages trustee, and the Funding beneficiaries and after consultation with the Funding security trustees, delegate or sub-contract the performance of any of its obligations or duties under the administration agreement. Upon the appointment of any such delegate or sub-contractor the servicer will nevertheless remain responsible for the performance of those duties to Funding, Funding 2, the mortgages trustee and the security trustee and the Funding 2 security trustee.

Delegation by the Funding 2 security trustee to an authorized third party

     Subject as provided in the transaction documents, the Funding 2 security trustee is entitled pursuant to the administration agreement to delegate certain of its functions and rights under the transaction documents to one or more authorized third parties whom the rating agencies have previously confirmed in writing to the Funding 2 security trustee and the issuing entity will not result in the ratings on the notes being reduced, qualified or withdrawn.

     In the event of any such appointment, the Funding 2 security trustee is not required to monitor or supervise the third party's performance and is not responsible for any act or omission of such third party or for any loss caused thereby.

Governing law

     The administration agreement is governed by English law.

             Assignment of the mortgage loans and related security

     The following section describes, in summary, the material terms of the mortgage sale agreement. The description does not purport to be complete and is subject to the provisions of the mortgage sale agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

The mortgage sale agreement

     Under the mortgage sale agreement dated the initial closing date entered into between the seller, the mortgages trustee, the security trustee and Funding, the seller assigned the initial mortgage portfolio together with all related security to the mortgages trustee. The mortgage sale agreement has been amended and restated on certain dates subsequent to the initial closing date and the seller has assigned further mortgage portfolios with all related security to the mortgages trustee pursuant to such amended and restated mortgage sale agreement. On the Funding 2 program date, Funding 2 became a party to the amended and restated mortgage sale agreement. In addition to providing for the assignment of the initial mortgage portfolio and the further mortgage portfolios and related security, the mortgage sale agreement also sets out and provides for the following:

     o the representations and warranties given by the seller in relation to the mortgage loans and the related security and the representations and warranties to be given by the seller as of each assignment date in relation to any new mortgage loans and the related security assigned to the mortgages trustee on that assignment date;

     o the assignment of other mortgage loans and their related security to the mortgages trust;

     o (i) the purchase by the seller of mortgage loans together with their related security which are subject to a product switch or in respect of which a further advance is made or where the borrower takes a personal secured loan or (ii) the repurchase of mortgage loans together with their related security where the seller has breached any of its representations and warranties in respect of such mortgage loans or their related security (the repurchase to include all mortgage loans of a borrower included in the mortgage portfolio, including personal secured loans, if such a breach occurs in respect of any mortgage loan of such borrower);

     o the making of re-draws in respect of flexible mortgage loans contained in the trust property; and

     o the circumstances for the transfer of legal title to the mortgage loans and their related security to the mortgages trustee.

     In relation to Scottish mortgage loans, the mortgage sale agreement provides for the transfer and assignment of the beneficial interest in such mortgage loans and their related security to be effected by a declaration of trust by the seller in favor of the mortgages trustee and for the transfer and assignment of the beneficial interest in any other Scottish mortgage loans and their related security to be effected by further declarations of trust (and in relation to Scottish mortgage loans, references in this prospectus to the "assignment" of mortgage loans are to be read as references to the transfer of the beneficial interest therein by the making of such declarations of trust and the terms "assign" and "assigned" shall in that context be construed accordingly) (see "- Transfer of legal title to the mortgages trustee").

Representations and warranties

     The mortgage sale agreement contains representations and warranties given by the seller to the mortgages trustee, Funding, Funding 2, the security trustee and the Funding 2 security trustee in relation to each mortgage loan assigned, or to be assigned, to the mortgages trustee pursuant to that agreement (except as otherwise provided below). None of the mortgages trustee, Funding, Funding 2, the security trustee, the Funding 2 security trustee or the issuing entity has carried out or will carry out any searches, inquiries or independent investigations of the type which a prudent purchaser or mortgagee would normally be expected to carry out. Each is relying entirely on the seller's representations and warranties under the mortgage sale agreement. The seller's material warranties under the mortgage sale agreement include, among others, substantially the following:

     o subject to completion of any registration which may be pending at the Land Registry or the Registers of Scotland, the seller is the absolute legal and beneficial owner of the mortgage loans, the related security and all property to be sold by the seller pursuant to the mortgage sale agreement;

     o each related mortgage secures the repayment of all advances, interest, costs and expenses payable by the relevant borrower to the seller under the relevant mortgage loan in priority to any other charges registered against the relevant property or, in the case of a regulated personal secured loan, subject in priority only to such charges securing mortgage loans other than regulated personal secured loans;

     o subject to completion of any registration which may be pending at the Land Registry (in England and Wales) or the Registers of Scotland (in Scotland), each mortgage (other than a mortgage in respect of a regulated personal secured loan) either constitutes, or will constitute, following registration at the Land Registry or the Registers of Scotland, (in England and Wales) a first ranking charge by way of legal mortgage or (in Scotland) a first ranking standard security over the relevant mortgaged property;

     o each relevant mortgaged property is located in England, Wales or Scotland;

     o prior to making each mortgage loan, the seller instructed or required to be instructed on its behalf solicitors to carry out all investigations, searches and other actions in relation to the relevant mortgaged property that would have been undertaken by the seller acting in accordance with standards consistent with those of a reasonable and prudent mortgage lender, lending to borrowers in England and Wales or Scotland, as applicable, when advancing money in an amount equal to such advance to an individual to be secured on a mortgaged property of the kind permitted under the lending criteria;

     o the seller's lending criteria are consistent with the criteria that would be used by a reasonable and prudent mortgage lender;

     o in relation to each mortgage loan, the borrower has a good and marketable title to the relevant mortgaged property;

     o prior to making a mortgage loan, an independent valuer from the panel of valuers appointed by the seller or an employee valuer of the seller valued the relevant mortgaged property, and the results of such valuation would be acceptable to a reasonable and prudent mortgage lender;

     o prior to making a mortgage loan, the nature and amount of such mortgage loan, the circumstances of the relevant borrower and nature of the relevant mortgaged property satisfied the lending criteria in force at that time in all material respects;

     o no payment of interest (or in the case of repayment mortgage loans, principal and interest) equivalent to an amount in excess of one month's installment at the applicable rate in respect of a mortgage loan was at any time during the 12 months before the relevant closing or assignment date, as the case may be, in arrears;

     o so far as the seller is aware, no borrower is in material breach of its mortgage loan;

     o the first payment due has been paid by the relevant borrower in respect of each mortgage loan and each mortgage loan is fully performing;

     o each insurance contract arranged by the seller in respect of any mortgaged property is in full force and effect and all premiums due on or before the date of the mortgage sale agreement have been paid in full and the seller is not aware of any circumstances giving the insurer under any such insurance contract the right to avoid or terminate such policy in so far as it relates to the mortgaged properties or the mortgage loans;

     o where the lending criteria required that a mortgage loan was covered by a MIG insurance contract with NORMIC, that mortgage loan is covered by such an insurance contract;

     o the seller has procured that full and proper accounts, books and records have been kept showing clearly all material transactions, payments, receipts and proceedings relating to that mortgage loan and its mortgage;

     o each borrower is a natural person, and no borrower is, as of the assignment date, an employee or an officer of the seller;

     o all formal approvals, consents and other steps necessary to permit a legal or an equitable or beneficial transfer or a transfer of the servicing away from the seller of the mortgage loans and their related mortgages to be sold under the mortgage sale agreement have been obtained or taken and there is no requirement in order for such transfer to be effective to notify the borrower before, on or after any such equitable or beneficial transfer or before any transfer of legal title of the mortgage loans and their related mortgages;

     o in relation to any cashback mortgage loan, the seller paid to the relevant borrower the full amount of the cashback payment either upon completion of the relevant mortgage loan or, if subsequent to completion, prior to the assignment of such mortgage loan to the mortgages trustee;

     o    no mortgage loan has a current balance of more than (pound)500,000;

     o in respect of any mortgage loan where the borrower also has a personal secured loan or in respect of any personal secured loan, the combined LTV of the maximum amount of credit provided under such personal secured loan and other mortgage loans secured on the same property is not greater than 95 per cent.; and

     o each mortgage loan was originated by the seller in sterling and is denominated in sterling (or was originated and is denominated in euro at any time if and when the euro has been adopted as the lawful currency of the UK) and is currently repayable in sterling.

     Notwithstanding the foregoing, the above representations and warranties in respect of each mortgage loan will not apply in their entirety to personal secured loans.

Repurchase by the seller

     The seller has agreed in the mortgage sale agreement to repurchase any mortgage loan together with its related security in the circumstances described below.

     If a mortgage loan (including any personal secured loan) or its related security does not materially comply on the date of its assignment with the representations and warranties given by the seller under the mortgage sale agreement and the seller does not remedy such breach within 28 days of receiving written notice of such breach from any of the mortgages trustee, the Funding beneficiaries and the Funding security trustees then, at the direction of the Funding beneficiaries (with the consent of the Funding security trustees) or the Funding security trustees, the seller must repurchase from the mortgages trustee (i) the relevant mortgage loan and its related security and (ii) any other mortgage loans (including any personal secured loans) of the relevant borrower and their related security that are included in the mortgage portfolio.

     For so long as the seller is the servicer, it must notify the mortgages trustee, each Funding beneficiary and each Funding security trustee of any material breach of a warranty as soon as it becomes aware of such breach.

     The repurchase price payable upon the repurchase of any mortgage loan and its related security is an amount (not less than zero) equal to the current balance on such mortgage loan as of the date of completion of such repurchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses payable thereon to the date of repurchase. If the seller fails to pay the consideration due for any repurchase or otherwise fails to complete such repurchase in accordance with the terms of the mortgage sale agreement, then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration. If on any date on which the seller is obliged to repurchase any mortgage loan or mortgage loans pursuant to the mortgage sale agreement, the seller assigns new mortgage loans together with their related security to the mortgages trustee in accordance with the terms of the mortgage sale agreement (as described below), the seller shall be entitled to set-off against the repurchase price payable by it on such repurchase the amount of any initial purchase price payable for any such new mortgage loans and shall pay or be paid a net amount.

Product switches, further advances and personal secured loans

     Except as described below with respect to re-fixed mortgage loans, under the mortgage sale agreement, the servicer may not accept an application from or issue to a borrower an offer for a further advance or a product switch without having received confirmation from the seller that it will elect to purchase the relevant mortgage loan together with its related security in accordance with the terms of the mortgage sale agreement. Upon receipt of such confirmation the servicer on behalf of the seller may then issue an offer for a further advance or a product switch and accept the mortgage documentation duly completed by the borrower. The mortgages trustee may not itself offer or make any product switch (other than in relation to a re-fixed mortgage loan) or further advance.

     A mortgage loan will be subject to a "product switch" if there is any variation of the financial terms and conditions of the mortgage loan other than:

     o a variation in the financial terms and conditions of the mortgage loan involving a permitted product switch (as described below);

     o    a change between interest-only and repayment mortgage loans;

     o    a transfer of equity;

     o a release of a party to a mortgage loan or a release of part of the land subject to the mortgage;

     o any variation agreed with borrowers to control or manage arrears on a mortgage loan;

     o any variation which extends the maturity date of the mortgage loan unless, while any Funding intercompany loan is outstanding, it is extended beyond 2039 and/ or while any loan tranche under the global intercompany loan agreement is outstanding, it is extended beyond January 2052;

     o    any variation imposed by statute; and

     o any variation of the interest rate payable where that rate is offered to the borrowers of more than 10% by aggregate current balance of the mortgage loans in the mortgage portfolio in any interest period.

     A "permitted product switch" is a variation in the financial terms and conditions of a mortgage loan in which a borrower exchanges its then current mortgage loan product for a different mortgage loan product offered by the seller, provided that the related borrower has made at least one monthly payment on its then current mortgage loan product, and provided further that the new mortgage loan for which the prior mortgage loan is to be exchanged is a permitted replacement mortgage loan. A "permitted replacement mortgage loan" is a mortgage loan:

     o    that is subject to a variable rate of interest; and

     o that has a maturity date prior to January 2039 or, following the redemption in full of all notes issued by the Funding issuing entities, January 2052.

      In addition, each of the conditions for the assignment of new mortgage loans and their related security as set forth under "- Assignment of new mortgage loans and their related security" must be satisfied in order for a permitted product switch to occur, provided that conditions (a), (c), (k), (n) and (o) in that section will only be required to have been satisfied on the date of the most recent assignment of mortgage loans to the mortgages trustee. The purchase obligations of the seller set forth under "- Repurchase by the seller" will apply to any permitted replacement mortgage loan.

     A mortgage loan will be subject to a further advance, for the purposes of this prospectus, if an existing borrower requests further monies to be advanced to him or her under a mortgage loan either in circumstances which do not amount to a re-draw under a flexible loan or where such mortgage loan is not a flexible mortgage loan, and in either case such request is granted.

     Except as otherwise provided below with respect to re-fixed mortgage loans, if the servicer and the mortgages trustee are notified or are otherwise aware that a borrower has requested a further advance or a product switch and the mortgages trustee has received confirmation of the seller's intention to elect to purchase the mortgage loan and its related security, the mortgages trustee shall at any time upon notice from the seller assign to the seller and the seller shall purchase such mortgage loan together with its related security in accordance with the mortgage sale agreement at a price not less than the current balance on such mortgage loan as of the date of completion of such purchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses payable on such mortgage loan to the date of purchase.

     In the case of fixed rate mortgage loans, a borrower may have the right, under the terms of such fixed rate mortgage loan, to elect to "re-fix" such fixed rate mortgage loan at the applicable fixed rate then being offered to the seller's existing borrowers for the applicable requested period within three months following the end of the relevant fixed rate period. Sixty days prior to the end of the relevant fixed rate period, the mortgages trustee may offer to re-sell to the seller such fixed rate mortgage loan if that fixed rate mortgage loan becomes "re-fixed" during the three month period immediately following the end of the relevant fixed rate period. The seller may accept this offer by payment to the mortgages trustee on the date on which the relevant mortgage loan becomes a re-fixed mortgage loan of the purchase price payable for that re-fixed mortgage loan as described below.

     If such fixed rate mortgage loan becomes re-fixed during the relevant three month period and the seller pays the purchase price for that re-fixed mortgage loan, the mortgages trustee shall assign to the seller and the seller shall purchase such re-fixed mortgage loan and its related security in accordance with the mortgage sale agreement.

     The price payable on such purchase shall be at least equal to the current balance on the relevant mortgage loan as at the date of completion of the purchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses in respect of such mortgage loan.

     If the seller does not pay to the mortgages trustee the purchase price to purchase any mortgage loan which becomes re-fixed during such three month period, the servicer is required to determine the applicable fixed rate in relation to a borrower's request to re-fix any such mortgage loan if required by the terms of the mortgage. In any event the seller has agreed under the mortgage sale agreement to set the existing borrowers' re-fix rate for the three month period immediately following expiry of the relevant fixed rate period at a rate not less than that notified from time to time to the seller by the mortgages trustee,

Funding, Funding 2 or the servicer as being required by the mortgages trustee, Funding or Funding 2.

     In addition, upon a fixed rate mortgage loan becoming re-fixed as stated above without having been purchased by the seller:

     (1) the notional amount of the Funding 2 basis rate swap will automatically be reduced by the current balance of such re-fixed mortgage loan; and

     (2) Funding 2 will be obliged to enter into a new hedging arrangement in respect of such mortgage loans with either an existing swap provider, in which case such hedging will be fixed at such fixed rate as such swap provider, on the basis of fixed rates being offered in the swap market, determines to be the fixed rate applicable to the relevant fixed rate period of the relevant mortgage loans (which may be different from the fixed rate being offered to the seller's existing borrowers) or at Funding 2's option, another swap provider whose rating will not cause the then current ratings of the notes to be reduced, withdrawn or qualified.

     The seller currently intends to purchase from the mortgages trustee mortgage loans that become subject to further advances. If a borrower takes a personal secured loan after that borrower's existing mortgage loan has been assigned to the mortgages trustee, the seller currently intends to purchase that borrower's existing mortgage loan and any personal secured loan previously assigned to the mortgages trustee. However, in the future these mortgage loans may remain within (and the further advances or such personal secured loans may be assigned to and form part of) the trust property.

Re-draws under flexible mortgage loans

     Only the seller is responsible for funding all future re-draws in respect of flexible mortgage loans contained in the mortgage portfolio. The seller share of the trust property increases by the amount of any re-draw.

Further draws under personal secured loans

     Only the seller is responsible for funding all further draws in respect of personal secured loans contained in the mortgage portfolio. The seller share of the trust property increases by the amount of any further draw.

Assignment of new mortgage loans and their related security

     The seller is entitled under the terms of the mortgage sale agreement to assign new mortgage loans and their related security to the mortgages trustee subject to the fulfillment of certain conditions (which may be varied or waived by the mortgages trustee with the prior approval of the rating agencies or their confirmation that such variation or waiver will not cause the ratings of the outstanding notes of any Funding issuing entity or the issuer to be reduced, withdrawn or qualified) on or as at the relevant assignment date, including the following:

     (a) the aggregate arrears of interest in respect of all the mortgage loans in the mortgage portfolio, as a percentage of the aggregate gross interest due on all mortgage loans during the previous 12 months, does not exceed 2% or such other percentage as is then acceptable to the then current rating agencies at such time ("arrears of interest" for the purpose of this clause, in respect of a mortgage loan on any date, shall mean the aggregate amount overdue on that date, but only where such aggregate amount overdue equals or exceeds an amount equal to the monthly payment then due on the mortgage loan and such amount has been overdue for an entire calendar month);

     (b) the long term, unsecured, unsubordinated and unguaranteed debt obligations of the seller are rated no lower than "A3" by Moody's and "A-" by Fitch (at the time of and immediately following the assignment of the new mortgage loans to the mortgages trustee);

     (c) on the relevant assignment date, the aggregate current balance of the mortgage loans in the mortgage portfolio which are then in arrears for at least 3 months is less than 4% of the aggregate current balance of all mortgage loans in the mortgage portfolio on such date, unless the rating agencies have confirmed that the then current ratings of the notes will not be reduced, withdrawn or qualified;

     (d) the seller originated the new mortgage loans in accordance with its lending criteria in force at the time of origination of the relevant mortgage loan or with material variations from such lending criteria provided that the then current rating agencies have been notified of any such material variation;

     (e) no new mortgage loan has on the relevant assignment date an aggregate amount in arrears which is greater than the amount of the monthly payment then due;

     (f) the rating agencies have not provided written confirmation to the mortgages trustee, the Funding 2 security trustee and the issuing entity that the assignment to the mortgages trustee of new mortgage loans on the assignment date will adversely affect the then current ratings of the existing notes of the issuing entity and any Funding issuing entity (provided that at a time when the issuing entity issues new notes the rating agencies will have provided written confirmation that the then current ratings of the existing notes have not been reduced, withdrawn or qualified);

     (g) the aggregate current balance of new mortgage loans transferred in any one interest period does not exceed 10% of the aggregate current balance of the mortgage loans in the mortgage portfolio as at the beginning of that interest period;

     (h) the issuer reserve fund and the Funding 2 reserve fund are (in aggregate) fully funded on the relevant assignment date up to the programme reserve required amount (or, if the issuer reserve fund and/or the Funding 2 reserve fund is not so fully funded on such relevant assignment date, no payments have been made from the issuer reserve fund or the Funding 2 reserve fund, as applicable);

     (i) no Funding 2 intercompany loan enforcement notice has been served under the global intercompany loan agreement;

     (j) the assignment of new mortgage loans does not result in the product of the weighted average foreclosure frequency ("WAFF") and the weighted average loss severity ("WALS") for the mortgage loans in the mortgage portfolio after such purchase, calculated on such assignment date in the same way as for the initial mortgage portfolio (or as agreed by the servicer, Fitch and Standard & Poor's from time to time), exceeding the product of the WAFF and WALS for the mortgage loans in the mortgage portfolio calculated on the most recent preceding closing date, plus 0.25%;

     (k) the assignment of new mortgage loans does not result in the Moody's portfolio variation test value of the mortgage loans in the mortgages portfolio after such assignment, (calculated by applying the Moody's portfolio variation test to such mortgage loans on such assignment date), exceeding the most recently determined Moody's portfolio variation test threshold value as calculated in relation to the mortgage loans in the mortgage portfolio as at the most recent date on which Moody's performed a full pool analysis on the mortgages portfolio (not to be less frequent than annually) plus 0.30%;

     (l) new mortgage loans may only be assigned to the mortgages trustee if (to the extent necessary), the Funding issuing entities, the issuing entity and Funding 2 have entered into appropriate hedging arrangements in respect of such mortgage loans;

     (m) no event of default under the transaction documents shall have occurred which is continuing at the relevant assignment date;

     (n) the weighted average yield on the mortgage loans in the mortgage portfolio together with the new mortgage loans to be assigned to the mortgages trustee on the relevant assignment date is not less than LIBOR for three-month sterling deposits plus 0.50%, taking into account the weighted average yield on the mortgage loans and the margins on the basis rate swaps as at the relevant assignment date;

     (o) the assignment of new mortgage loans on the relevant assignment date does not result in the weighted average LTV ratio of the mortgage loans and the new mortgage loans, after application of the LTV test on the relevant assignment date, exceeding the LTV ratio (based on the LTV test), as determined in relation to the mortgage loans in the mortgages trust on the most recent preceding closing date, plus 0.25%;

     (p) each new mortgage loan has a maturity date prior to January 2052 and, prior to the redemption in full of all notes issued by the Funding issuing entities, (a) the aggregate current balance of mortgage loans in the mortgage portfolio on the relevant assignment date (and after the assignment of the new mortgage loans on such date) with a final maturity falling prior to January 2039, expressed as a percentage of the aggregate current balance of all mortgage loans in the mortgage portfolio on such assignment date (and after the assignment of the new mortgage loans on such date) is not less than (b) the aggregate principal amount outstanding of all notes issued by the Funding issuing entities or by the Funding 2 issuing entities and outstanding on the relevant assignment date (after taking into account any redemptions of such notes to be made on such date) with a final maturity date (as specified in the terms and conditions of such notes) falling in or prior to December 2044, expressed as a percentage of the aggregate principal amount outstanding of all notes issued by the Funding issuing entities and the Funding 2 issuing entities and outstanding on such assignment date (after taking into account any redemptions of such notes to be made on such date);

     (q) the related borrower under each new mortgage loan has made at least one monthly payment; and

     (r) the rating agencies have provided written confirmation that the then current ratings on the notes would not be reduced, withdrawn or qualified by the assignment to the mortgages trustee of a new mortgage loan in respect of a mortgage loan product having characteristics and/or features that differ materially from the characteristics and/or features of the mortgage loans in the initial mortgage portfolio,

     PROVIDED THAT, if an initial purchase price for the new mortgage loans is payable to the seller by the mortgages trustee on the relevant assignment date, only the conditions set out in paragraphs (e), (f), (i), (l), (m), (n),
(p), (q) and (r) are required to be satisfied to effect an assignment of the new mortgage loans.

     In addition, no assignment of new mortgage loans may occur after the earlier to occur of:

     o a step-up date in respect of the notes of any Funding issuing entity, if the option to redeem such notes on that step-up date pursuant to the terms and conditions of such notes is not exercised; or

     o a step-up date in respect of any series and class of notes of the issuing entity, if the option to redeem any such notes on that step-up date pursuant to the terms and conditions of such notes is not exercised and the aggregate principal amount outstanding of such notes (together with any other notes of the issuing entity in respect of which the step-up date has passed) as at such step-up date exceeds (pound)1,000,000,000; or

     o the date falling 12 months after the occurrence of a step-up date in respect of any series and class of notes of the issuing entity, if the option to redeem such notes by such date pursuant to the terms and conditions of such notes is not exercised.

     Any new mortgage loans and related security so assigned will be held by the mortgages trustee on trust for Funding, Funding 2 and the seller in accordance with the terms of the mortgages trust deed.

     The mortgage sale agreement provides that the seller may not assign new mortgage loans to the mortgages trustee during any trust calculation period prior to the distribution date occurring in that trust calculation period, and that the seller may only make one assignment of new mortgage loans to the mortgages trustee during any trust calculation period.

     To the extent that Funding or Funding 2 makes an initial contribution on an assignment date to increase the Funding share or the Funding 2 share of the trust property, the consideration for the assignment of the new mortgage loans and their related security to the mortgages trustee will consist of:

     o the payment by the mortgages trustee to the seller of the initial purchase price for the assignment to the mortgages trustee of the new mortgage loans. The initial purchase price will be paid by the mortgages trustee out of funds received by the mortgages trustee in respect of the initial contribution of Funding for the Funding share of the new trust property or the initial contribution of Funding 2 for the Funding 2 share of the new trust property, as the case may be, pursuant to the mortgages trust deed, which initial contribution will be funded out of the proceeds of any new loan tranche, made by the issuing entity to Funding 2 (or, in the case of Funding, the proceeds of an intercompany loan from a new Funding issuing entity);

     o the covenant of the mortgages trustee to pay or procure the payment to the seller of amounts of deferred purchase price in accordance with the provisions of the mortgage sale agreement and the mortgages trust deed, which payment also satisfies the obligation of Funding or Funding 2, as the case may be, to make deferred contributions to the mortgages trustee for the Funding share or Funding 2 share of the trust property, as the case may be. Amounts of deferred purchase price will be payable to the seller to the extent of available funds only after paying or providing for prior ranking claims and only out of excess income to which Funding or Funding 2, as applicable, is entitled in accordance with and subject to the priority of payments set out in "The mortgages trust -Mortgages trust allocation of revenue receipts"; and/or

     o the covenant of the mortgages trustee to hold the trust property on trust for Funding (as to the Funding share), Funding 2 (as to the Funding 2 share) and the seller (as to the seller share of the trust property) in accordance with the terms of the mortgages trust deed.

     In the mortgage sale agreement, the seller has undertaken to use reasonable efforts to assign to the mortgages trustee, and the mortgages trustee has undertaken to use reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the monthly payment date falling in July 2010 (or such later date as may be notified by Funding or Funding 2) and the occurrence of a trigger event, sufficient new mortgage loans and their related security so that the overcollateralization test is not breached on three consecutive distribution dates. However, the seller shall not be obliged to assign to the mortgages trustee, and the mortgages trustee shall not be obliged to acquire, new mortgage loans and their related security if, in the opinion of the seller, such assignment would adversely affect the business of the seller. If Funding 2 enters into a new Funding 2 intercompany loan or borrows a new loan tranche under the global intercompany loan agreement or Funding enters into a new Funding intercompany loan, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate current balance of mortgage loans in the mortgages trust at a certain level prior to a trigger event may be extended.

     The overcollateralization test shall be calculated on each distribution date and shall be breached on any distribution date where the aggregate current balance of mortgage loans in the mortgage portfolio on such distribution date is less than an amount equal to the product of 1.05 and the principal amount outstanding of all notes of the Funding issuing entities and the issuing entity on such distribution date provided that (i) where the notes outstanding are controlled amortization notes or scheduled redemption notes, the principal amount outstanding of such notes will be calculated on a straight-line basis by applying the appropriate constant payment rate (being the constant payment rate most recently calculated) applicable to each series of notes on a monthly, rather than quarterly, basis and (ii) where the notes are bullet redemption notes, the amount standing to the credit of the Funding 2 cash accumulation ledger shall be deducted from the aggregate principal amount outstanding of the bullet redemption notes.

Transfer of legal title to the mortgages trustee

     The English mortgage loans in the mortgage portfolio and their related security have been assigned to the mortgages trustee by way of equitable assignment. The transfer by the seller to the mortgages trustee of the beneficial interest in the Scottish mortgage loans in the mortgage portfolio and their related security has been given effect by declarations of trust by the seller. In each case this means that legal title to the mortgage loans and their related security will remain with the seller until such time as certain additional steps have been taken including the giving of notices of the assignment to the borrowers.

     In relation to mortgages of registered land in England and Wales and any land in Scotland, until such time as transfers and assignations of such mortgages in favor of the mortgages trustee have been completed and registered at the Land Registry and the Registers of Scotland (as applicable), the assignment of the mortgages to the mortgages trustee takes effect in equity (in England and Wales only) and transfers beneficial title only (in England, Wales and Scotland). In the case of mortgages of unregistered land in England and Wales, in order for legal title to pass to the mortgages trustee, conveyances of the relevant mortgages would have to be completed in favor of the mortgages trustee.

     Under the mortgage sale agreement none of the seller, the mortgages trustee, Funding, Funding 2, the security trustee or the Funding 2 security trustee will require notification of such assignments to the borrowers or the execution and completion of such transfers, assignations and conveyances in favor of the mortgages trustee or the registration of such transfers in order to effect the transfer of legal title to the mortgage loans and their related security (including, where appropriate, their registration), except in the limited circumstances described below.

     The execution of transfers and assignations of the mortgages to the mortgages trustee and the notifications of assignments of mortgage loans to the borrowers will be required to be completed within 20 business days of receipt of written notice from the mortgages trustee, the Funding beneficiaries, and/or the Funding security trustees upon the occurrence of any of, amongst other things:

     o the valid service of a Funding 2 intercompany loan enforcement notice or (unless the sole reason for service of any issuer enforcement notice is default by an issuer swap provider) an issuer enforcement notice;

     o unless otherwise agreed by the rating agencies, the termination of the seller's role as servicer under the administration agreement and failure of any substitute servicer to assume the duties of the servicer;

     o the seller being required, by an order of a court of competent jurisdiction, or by a change in law occurring after the initial closing date, or by a regulatory authority or organization whose members include mortgage lenders of which the seller is a member or with whose instructions it is customary for the seller to comply, to perfect the transfer of legal title to the mortgage loans and related security in favor of the mortgages trustee;

     o the security under the Funding 2 deed of charge or any material part of such security being in jeopardy and it being necessary to perfect the transfer of legal title to the mortgage loans in favor of the mortgages trustee in order to reduce such jeopardy materially;

     o    the occurrence of an insolvency event in relation to the seller; or

     o notice in writing from the seller to the mortgages trustee and each Funding beneficiary (with a copy to each Funding security trustee) requesting such transfer.

     If the seller ceases to have a long term unsecured, unsubordinated and unguaranteed credit rating by Standard & Poor's of at least "BBB-", by Moody's of at least "Baa3" and by Fitch of at least "BBB-" (unless Standard & Poor's, Moody's and Fitch confirm that the then current ratings of the notes will not be reduced, withdrawn or qualified) the seller will be obliged to give notice only of the transfer of the equitable and beneficial interest in the mortgage loans to the borrowers but will not be required to complete any other steps necessary to perfect legal title to the mortgage loans or the related security in favor of the mortgages trustee.

Title deeds

     To the extent not held at the Land Registry electronically, the title deeds and mortgage loan files relating to the mortgage loans are currently held by or to the order of the seller or by solicitors acting for the seller in connection with the creation of the mortgage loans and their related security. Under the administration agreement the servicer has undertaken that all the title deeds and mortgage loan files at any time in its possession or under its control or held to its order relating to the mortgage loans which are at any time assigned to the mortgages trustee will be held to the order of the mortgages trustee. The servicer will keep, or cause to be kept, the title deeds and mortgage loan files relating to each mortgage loan and each mortgaged property in safe custody and shall not part with possession, custody or control of them except in the limited circumstances specified in the administration agreement.

Governing law

     The mortgage sale agreement is governed by English law (other than certain aspects relating to the Scottish mortgage loans and their related security which are governed by Scots law).

                              The mortgages trust

     The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General legal structure

     The mortgages trust was formed on the initial closing date as a trust under English law with the mortgages trustee as trustee for the benefit of the seller and Funding as beneficiaries (the "mortgages trust"). On the Funding 2 program date, with the consent of all applicable parties, the seller assigned a portion of its beneficial interest in the mortgages trust to Funding 2 for a purchase price of (pound)100. This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding, Funding 2 and the seller.

     Under the terms of the mortgages trust deed, as of the Funding 2 program date, the mortgages trustee has agreed to hold all of the trust property on trust absolutely for Funding, the seller and, as a result of and following its acquisition of a beneficial interest in the trust property (as described above), Funding 2. The "trust property" consists of:

     o the sum of (pound)100 settled by Law Debenture Corporate Services Limited on trust on the date of the mortgages trust deed;

     o the mortgage portfolio, including the mortgage loans and their related security, the rights under any MIG policies and the other seller arranged insurance policies;

     o any new mortgage portfolio that is assigned to the mortgages trustee by the seller after the Funding 2 program date, including the mortgage loans and their related security, the rights under any MIG policies and the other seller arranged insurance policies;

     o any permitted replacement mortgage loan and its related security (including the rights under any related MIG policy and other seller arranged insurance policies) relating to any permitted product switch effected in relation to any mortgage loan and assigned to the mortgages trustee in accordance with the mortgage sale agreement and thereby included in the trust property;

     o any interest and principal paid by borrowers on their mortgage loans on or after the relevant assignment date;

     o any other amounts received under the mortgage loans and related security on or after the relevant assignment date excluding third party amounts;

     o any re-draws under flexible mortgage loans included in the trust property;

     o any further draws under personal secured loans included in the mortgage portfolio;

     o any further advances made by the seller to existing borrowers which are assigned to the mortgages trustee in accordance with the mortgage sale agreement;

     o any contribution paid by Funding, Funding 2 or the seller to the mortgages trustee for application in accordance with the terms of the mortgages trust deed but only up to the time of such application;

     o amounts on deposit (and interest earned on such amounts) in the mortgages trustee transaction account and the mortgages trustee GIC account; and

     o the proceeds of sale of any mortgage loan and its related security pursuant to the mortgage sale agreement or other proceeds of sale of any trust property;

less

     o any actual losses in relation to the mortgage loans and any actual reductions occurring in respect of the mortgage loans as described in paragraph (1) in "-Adjustments to trust property" below; and

     o distributions of principal made from time to time to the beneficiaries of the mortgages trust.

     In the case of Scottish mortgage loans and their related security, the interest of the mortgages trustee therein comprises its beneficial interest under the relevant declaration of trust over such Scottish mortgage loans and their related security, as described under "Assignment of the mortgage loans and related security - The mortgage sale agreement".

     In addition, the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the trust property (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit and Connections Benefit applied to those Together Connections mortgage loans or Connections mortgage loans, respectively, as described under "The mortgage loans - Characteristics of the mortgage loans - Mortgage loan products offered by the seller".

     Funding 2 is not entitled to any interest in particular mortgage loans and their related security separately from Funding and/or the seller. Instead, each of the beneficiaries has an undivided interest in all of the mortgage loans and their related security forming part of the trust property.

     The beneficial interest of Funding, Funding 2 and the seller, referred to as the Funding share, the Funding 2 share and the seller share respectively, represent pro rata interests in the trust property.

Fluctuation of the seller share/Funding share/Funding 2 share of the trust property

     The Funding share, the Funding 2 share and the seller share of the trust property fluctuate depending on a number of factors including:

     o the allocation of principal receipts from the mortgage loans to Funding, Funding 2 and/or the seller on each distribution date;

     o    losses arising on the mortgage loans;

     o the assignment of new mortgage loans and their related security to the mortgages trustee;

     o any of the beneficiaries increasing its beneficial interest in, and hence its share of, the trust property by making contributions (excluding, in the case of Funding and Funding 2 any deferred contribution) to the mortgages trustee in accordance with the mortgages trust deed;

     o    a borrower making a re-draw under a flexible mortgage loan;

     o    a borrower making a further draw under a personal secured loan;

     o    the capitalization of arrears in respect of any mortgage loan;

     o the seller making a further advance to an existing borrower whose mortgage loan is included in the mortgage portfolio. Although the seller does not currently intend either to assign to the mortgages trustee further advances made in respect of a mortgage loan following the assignment of that mortgage loan to the mortgages trustee or to retain mortgage loans subject to such further advances within the mortgages trust, it may do so in the future; and

     o the mortgages trustee making a special distribution to any beneficiary.

     Neither the Funding share nor the Funding 2 share of the trust property may be reduced below zero. The seller will not be entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until both the Funding share and the Funding 2 share of the trust property have been reduced to zero or following the occurrence of an asset trigger event.

     As of the Funding 2 program date, and following its acquisition (by way of assignment) from the seller of a portion of the beneficial interest of the seller in the mortgages trust, the size of the share of Funding 2 in the trust property will be (pound)100. Funding 2 will use the proceeds of loan tranches advanced to it by the issuing entity (less any amount utilized to fund the Funding 2 reserve fund) to make contributions to the mortgages trustee or to refinance an existing loan tranche. Any such contribution made by Funding 2 to the mortgages trustee will fall into one of two categories:

     o an "initial contribution", which is to fund the payment to the seller by the mortgages trustee of (and is equal to) the initial purchase price in respect of any new mortgage portfolio assigned to the mortgages trustee; and

     o a "further contribution" which is consideration payable by Funding 2 to the mortgages trustee to increase the Funding 2 share of the trust property in accordance with the terms of the mortgages trust deed (excluding any initial contribution or deferred contribution) and which will be applied by the mortgages trustee in making a special distribution to the seller (which will reduce the seller share of the trust property) or to Funding (which will reduce the Funding share of the trust property).

     The cash manager will recalculate the Funding share, the Funding 2 share and the seller share:

     o    on each distribution date;

     o on any date on which Funding and/or Funding 2 makes an initial contribution or a further contribution to the mortgages trustee in connection with the purchase of an increased beneficial interest in the trust property by Funding and/or Funding 2, respectively and any date on which the mortgages trustee will pay to the seller an initial purchase price equal to the amount of such initial contribution or pay to the seller and/or Funding a special distribution (where such special distribution is not made on a distribution date) which is funded by a further contribution (each such date, a "contribution date"); and

     o on the date of each assignment of any new mortgage portfolio to the mortgages trustee (each such date, an "assignment date").

     The reason for the recalculation on a contribution date or an assignment date is to determine the percentage shares of each beneficiary in the trust property which will reflect additional contributions to the mortgages trust by Funding or Funding 2 and the assignment of the new mortgage loans to the mortgages trustee.

     When the cash manager recalculates the share and the share percentage of each beneficiary on a distribution date, that recalculation will apply for the then current trust calculation period. However, if during that trust calculation period the seller assigns a new mortgage portfolio to the mortgages trustee and/or if Funding or Funding 2 makes a contribution (excluding any deferred contribution) to the mortgages trustee, the recalculation made by the cash manager on that distribution date will only apply from the beginning of that then current trust calculation period to (but excluding) that assignment date or contribution date, as applicable. The new recalculation made by the cash manager on that relevant assignment date or contribution date will apply from (and including) that assignment date or contribution date (as applicable) to the end of that then current trust calculation period. The portion of a trust calculation period that is less than a full trust calculation period is called an "interim calculation period".

     The percentage shares that each of the beneficiaries have in the trust property will determine their entitlement to interest and principal receipts from the mortgage loans in the mortgage portfolio and also the allocation of losses arising on the mortgage loans for each trust calculation period or interim calculation period, as applicable. The method for determining those new percentage shares is set out in the next three sections.

Funding 2 share of trust property (distribution date recalculation)

     On each distribution date (also referred to in this section as the "relevant distribution date") the interest of Funding 2 in the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

     o The "current Funding 2 share" of the trust property will be an amount equal to:

                                 A - B - C + D

     o The "current Funding 2 share percentage" of the trust property will be an amount equal to:

                                 A - B - C + D
                                 ------------- x 100
                                       H

     expressed as a percentage and rounded upwards to five decimal places, where,

     A = the amount of the Funding 2 share of the trust property as determined on the later of the distribution date, or the assignment date or contribution date (if any), immediately preceding the relevant distribution date;

     B = the amount of any principal receipts on the mortgage loans distributed to Funding 2 on the relevant distribution date (as described under "- Mortgages trust allocation and distribution of mortgages trustee principal receipts prior to the occurrence of a trigger event" and "- Mortgages trust allocation and distribution of mortgages trustee principal receipts on or after the occurrence of a trigger event");

     C = the amount of losses sustained on the mortgage loans during the immediately preceding trust calculation period and the amount of any reductions occurring in respect of the mortgage loans as described in paragraph (1) in "- Adjustments to trust property" below, in each case allocated to Funding 2 in the trust calculation period ending on the relevant distribution date;

     D = the amount of any capitalized arrears which have been allocated to Funding 2 in the immediately preceding trust calculation period; and

     H =  the amount of the mortgages trustee retained principal receipts
          (if any) plus the aggregate current balance of all of the mortgage loans in the trust property as at the last day of the immediately preceding trust calculation period after making the distributions, allocations and additions referred to in "B", "C" and "D" above (or, if applicable, on the relevant assignment date or contribution date) and after taking account of the following (being "trust property calculation adjustments"):

     (i) any distribution of principal receipts to the seller, Funding 2 and Funding,

     (ii) the amount of any losses or capitalized arrears allocated to the seller, Funding 2 and Funding,

    (iii) the adjustments referred to in paragraphs (1) to (5) in "- Adjustments to trust property" below (or, if the seller share is zero, the adjustments referred to in paragraph (1) only),

     (iv) the amount of any other additions to or removals from the trust property (including any additions to the trust property resulting from re-draws and further draws made by borrowers but excluding the addition of mortgage loans on an assignment date and any initial contributions or further contributions made by Funding or Funding
          2), and

     (v) any reduction in the outstanding principal balances of Together Connections mortgage loans and Connections mortgage loans resulting from borrowers being allocated a portion of the related Together Connections Benefit and Connections Benefit, respectively, under such mortgage loans.

Funding 2 share of trust property (assignment date and contribution date recalculation)

     On each assignment date or contribution date (also referred to in this section as the "relevant recalculation date"), the interest of Funding 2 in the trust property will be recalculated for the related interim calculation period, for the sole purposes of calculating the distributions to be made from the trust property and determining the amount of losses to be allocated to Funding 2 on the immediately succeeding distribution date, in accordance with the following formula:

     o The "current Funding 2 share" of the trust property will be an amount equal to:

                                    A + E + F

     o The "current Funding 2 share percentage" of the trust property will be an amount equal to:

                                    A + E + F
                                    --------- x 100
                                        H

     where,

     A = the amount of the Funding 2 share of the trust property as determined on the distribution date immediately preceding the relevant recalculation date;

     E = the amount of any initial contribution paid by Funding 2 to the mortgages trustee on that recalculation date in respect of the Funding 2 share of any new trust property;

     F = the amount of any further contribution paid by Funding 2 to the mortgages trustee on that relevant recalculation date to increase Funding 2's beneficial interest in the trust property; and

     H =  the amount of the mortgages trustee retained principal receipts
          (if any) plus the aggregate current balance of all of the mortgage loans in the trust property as at the immediately preceding distribution date (after making the distributions, allocations and additions on that preceding distribution date) plus the aggregate current balance of the new mortgage loans assigned to the mortgages trustee on that relevant recalculation date and after taking account of trust property calculation adjustments.

Adjustments to trust property

     If any of the following events occurs during a trust calculation period, then the aggregate current balance of the mortgage loans in the mortgage portfolio will be reduced or deemed to be reduced for the purposes of making the trust property calculation adjustments: (1) any borrower exercises a right of set-off so that the amount of principal and interest owing under a mortgage loan is reduced but no corresponding payment is received by the mortgages trustee. In this event, the aggregate current balance of the mortgage loans in the mortgage portfolio will be reduced by an amount equal to the amount of such set-off; and/or

     (2) a mortgage loan or its related security (i) is in breach of the loan warranties contained in the mortgage sale agreement or (ii) is the subject of a product switch, further advance or the subject of an offer by the seller to the borrower of a personal secured loan in respect of which the seller has elected to purchase the relevant mortgage loan or mortgage loans and their related security, and in the case of (i) above the seller fails to repurchase and in the case of (ii) above the seller fails to purchase, the mortgage loan or mortgage loans under the relevant mortgage account and their related security (including any personal secured loans and any further draws made thereunder secured over the same property) as required by the terms of the mortgage sale agreement. In this event, the aggregate current balance of the mortgage loans in the mortgage portfolio will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to the current balance of the relevant mortgage loan or mortgage loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

     (3) the security trustee and/or the Funding 2 security trustee are notified that a flexible mortgage loan or part thereof has been determined by a court judgment on the point or a determination by a relevant regulatory authority (whether or not in relation to an analogous flexible mortgage loan product of another UK mortgage lender):

          (a)  to be unenforceable; and/or

          (b) not to fall within the first ranking charge by way of legal mortgage or first ranking standard security over the relevant mortgaged property,

          in which event, the aggregate current balance of the mortgage loans in the mortgage portfolio will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to that portion of the current balance of the flexible mortgage loan which is so determined to be unenforceable or not to fall within the first ranking charge by way of legal mortgage or first ranking standard security over the relevant mortgaged property; and/or

     (4) (i) in respect of breaches of the loan warranties contained in the mortgage sale agreement, the seller would be required to repurchase a mortgage loan and its related security and (ii) in respect of a mortgage loan subject to a product switch, further advance or in respect of which the seller has offered to the borrower a personal secured loan, the seller elects to purchase the relevant mortgage loan and its related security (including any personal secured loans and any further draws made thereunder secured over the same property), in each case as required by the terms of the mortgage sale agreement, but the mortgage loan is not capable of being repurchased or purchased, as applicable. In this event, the aggregate current balance of the mortgage loans in the mortgage portfolio will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to the current balance of the relevant mortgage loan (together with arrears of interest and accrued interest); and/or

     (5) the seller breaches any other material warranty under the mortgage sale agreement and/or (for so long as the seller is the servicer) the administration agreement, which will also be grounds for terminating the appointment of the servicer. In this event, the aggregate current balance of the mortgage loans in the mortgage portfolio will be deemed to be reduced by an amount equal to the resulting loss incurred by Funding, Funding 2 and the seller.

     The reductions set out in paragraphs (1) to (5) (as well as any resulting loss in respect thereof) and any losses arising in respect of any personal secured loans will be made on the relevant date on which the cash manager makes the relevant trust property calculation adjustments first to the seller's share (including the minimum seller share) of the trust property only, and thereafter but (in respect of paragraph (1) only) will be made to the Funding and Funding 2 shares of the trust property. Any subsequent recoveries on mortgage loans which have been subject to a set-off or in respect of which the seller share of the trust property has otherwise been reduced or deemed reduced pursuant to paragraphs
(1) to (5) above or any recovery in respect of any personal secured loan will constitute a revenue receipt under the relevant mortgage loan. Such revenue receipt will belong to Funding and Funding 2 (but only if and to the extent that the related reductions were applied against Funding's and Funding 2's shares of the trust property) and thereafter will belong to the seller and, to the extent received by the mortgages trustee, will be returned to the seller.

     The trust property (and the seller share of the trust property) will also be adjusted to account for the allocation of any Together Connections Benefit to a Together Connections mortgage loan and any Connections Benefit to a Connections mortgage loan, as described below under "- Additions to, and reductions in, the trust property" and "- Increasing and decreasing the seller share of the trust property".

Funding share of the trust property

     The Funding share of the trust property is calculable and recalculable in a substantially similar manner to that set out above for the Funding 2 share.

Weighted average Funding 2 share percentage and weighted average Funding share percentage

     On any distribution date with respect to which (i) the seller had assigned new mortgage loans to the mortgages trustee during the immediately preceding trust calculation period, or (ii) Funding or Funding 2 had made a contribution (excluding any deferred contribution) to the mortgages trustee in connection with the purchase of an increased beneficial interest in the trust property by Funding or Funding 2 during the immediately preceding trust calculation period, or (iii) Funding or the seller had received a special distribution during the immediately preceding trust calculation period from the mortgages trustee, the cash manager will calculate (for the sole purpose of making the distributions to be made on that distribution date) the weighted average of the current Funding share percentages and Funding 2 share percentages that were calculated previously in respect of each interim calculation period occurring in that immediately preceding trust calculation period. The calculation will be based on the relative lengths of the foregoing interim calculation periods. The "weighted average Funding 2 share percentage" for any such distribution date will be equal to, in respect of the distribution or allocation (as applicable) of each of revenue receipts, principal receipts and losses to be made on that distribution date, the formula set forth below:

                               (A x B) + (C x D)

     where,

     A = the related current Funding 2 share percentage for interim calculation period 1;

     B = the number of days in interim calculation period 1 divided by the number of days in the trust calculation period;

     C = the related current Funding 2 share percentage for interim calculation period 2; and

     D = the number of days in interim calculation period 2 divided by the number of days in the trust calculation period;

     The "weighted average Funding share percentage" for any such distribution date is calculable in an identical manner to that set out above for the weighted average Funding 2 share percentage except that references to Funding 2 are to be read as references to Funding.

Seller share of trust property (distribution date recalculation)

     On each relevant distribution date, the "current seller share" of the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

     o the aggregate amount of the trust property (excluding revenue receipts) as at the relevant distribution date minus the sum of the current Funding share and the current Funding 2 share as calculated on such relevant distribution date.

     On each relevant distribution date, the "current seller share percentage" of the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

     o 100% minus the sum of the current Funding share percentage and the current Funding 2 share percentage as calculated on such relevant distribution date.

     Seller share of trust property (assignment date and contribution date recalculation) On each relevant recalculation date, the "current seller share" of the trust property will be recalculated for the related interim calculation period in accordance with the following formula:

     o the aggregate amount of the trust property (excluding revenue receipts) as at the relevant recalculation date minus the sum of the current Funding share and the current Funding 2 share as calculated on such relevant recalculation date.

     On each relevant recalculation date, the "current seller share percentage" of the trust property will be recalculated for the related interim calculation period in accordance with the following formula:

     o 100% minus the sum of the current Funding share percentage and the current Funding 2 share percentage.

Weighted average seller share percentage

     On any distribution date with respect to which (i) the seller has assigned new mortgage loans to the mortgages trustee during the immediately preceding trust calculation period, or (ii) Funding or Funding 2 have made a further contribution to the mortgages trustee in connection with the purchase of an increased beneficial interest in the trust property by Funding or Funding 2 during the immediately preceding trust calculation period, or (iii) Funding or the seller had received a special distribution during the immediately preceding trust calculation period from the mortgages trustee, the cash manager will calculate (for the sole purpose of making the distributions to be made on that distribution date) the weighted average of the current seller share percentages that were calculated previously in respect of each interim calculation period occurring in that immediately preceding trust calculation period, which will be a percentage equal to, in respect of the distribution of each of revenue receipts, principal receipts and losses to be made on that distribution date, 100% minus the sum of the weighted average Funding share percentage and the weighted average Funding 2 share percentage.

Minimum seller share

     The seller share of the trust property includes an amount known as the "minimum seller share". The amount of the minimum seller share will fluctuate depending on changes to the characteristics of the mortgage loans in the mortgage portfolio. The seller will not be entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until both the Funding share and the Funding 2 share of the trust property have been reduced to zero or following the occurrence of an asset trigger event. The minimum seller share will be the amount determined on each distribution date in accordance with the following formula:

                                 W + X + Y + Z

     where,

     W = 100% of the sum of the average cleared credit balance of all applicable accounts linked to Together Connections mortgage loans and Connections mortgage loans in respect of each calendar month or part of any such calendar month;

     X = 2.0% of the aggregate current balance of mortgage loans in the mortgage portfolio;

     Y =  the product of: p x q x r where:

          p =  8.0%;

          q = the sum of (i) the "flexible cash re-draw capacity", being an amount equal to the difference between (1) the maximum amount of cash re-draws that borrowers may make under flexible mortgage loans included in the mortgage portfolio (whether or not drawn) as at the last day of the immediately preceding trust calculation period and (2) the aggregate current balance of cash re-draws on mortgage loans included in the mortgage portfolio as at the last day of the immediately preceding trust calculation period; and (ii) the "further draw capacity" being an amount equal to the difference between (1) the maximum amount of further draws that borrowers may make under personal secured loans which are flexi-plan loans included in the mortgage portfolio (whether or not drawn) as at the last day of the immediately preceding trust calculation period and (2) the aggregate current balance of personal secured loans which are flexi-plan loans which form part of the mortgage portfolio as at the last day of the immediately preceding trust calculation period; and

          r =  3.0; and

     Z = the aggregate current balance of (1) re-draws and (2) personal secured loans included in the mortgage portfolio as at the last day of the immediately preceding trust calculation period.

     The purpose of "W" is to mitigate the risks relating to borrowers holding deposits in Northern Rock bank accounts that are linked to Together Connections mortgage loans and Connections mortgage loans, and the purpose of "X" is to mitigate the risks relating to borrowers holding deposits in Northern Rock bank accounts that are not linked to Together Connections mortgage loans and Connections mortgage loans (see "Risk factors - There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgage loans and their related security which may adversely affect payments on the notes"). The purpose of the calculation in "Y" is to mitigate the risk of the seller failing to fund a re-draw under a flexible mortgage loan or a further draw under a personal secured loan in the mortgage portfolio. The purpose of "Z" is to mitigate enforceability and priority risks relating to (a) re-draws under the flexible mortgage loans and (b) further draws under personal secured loans in the mortgage portfolio.

Cash management of trust property - revenue receipts

     Under the cash management agreement, the cash manager is responsible for distributing revenue receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the following section. For further information on the role of the cash manager, see "Cash management for the mortgages trustee and Funding 2".

Mortgages trust allocation of revenue receipts

     "Mortgages trustee available revenue receipts" are calculated by the cash manager on each distribution date and are an amount equal to the sum of (in each case in the period prior to the end of the immediately preceding trust calculation period):

     o revenue receipts on the mortgage loans (which shall include, in respect of any non-flexible mortgage loan only, the amount of any overpayment made by the borrower in respect of such mortgage loan as is equal to the amount of any underpayment of interest made by such borrower in respect of such mortgage loan in the immediately preceding trust calculation period provided that such underpayment of interest is made prior to December 31 in the year in which such overpayment is received from the borrower);

     o interest payable to the mortgages trustee on the mortgages trustee transaction account and the mortgages trustee GIC account; and

     o payments made by the seller to the mortgages trustee to fund any non- cash redraw in respect of any flexible mortgage loan included in the mortgage portfolio;

less

     o amounts due to third parties (also known as "third party amounts ") including:

          (1) payments of insurance premiums, if any, due to the seller in respect of any seller arranged insurance policy and/or to the MIG provider to the extent not paid or payable by the seller (or to the extent such insurance premiums have been paid by the seller in respect of any further advance which is not purchased by the seller to reimburse the seller);

          (2) amounts under an unpaid direct debit which are repaid by the servicer to the bank making such payment if such bank is unable to recoup that amount itself from its customer's account;

          (3)  other charges which are due to the seller; and/or

          (4) recoveries in respect of amounts deducted from mortgage loans as described in paragraphs (1) to (5) under "- Adjustments to trust property" above, which will belong to and be paid to Funding, Funding 2 and/or the seller as described therein, which amounts may be paid daily from monies on deposit in the mortgages trustee transaction account or the mortgages trustee GIC account; and

     o amounts distributed on each previous distribution date in accordance with the mortgages trust allocation of revenue receipts.

     On each distribution date, the cash manager will apply mortgages trustee available revenue receipts in the following order of priority (the "mortgages trust allocation of revenue receipts"):

     (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          (1) the mortgages trustee under the provisions of the mortgages trust deed;

          (2) to third parties from the mortgages trustee in respect of the mortgages trust but only if:

               (a) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

               (b)  payment has not already been provided for elsewhere;

     (B) second, in no order of priority between them but in proportion to the respective amounts due (inclusive of VAT) due to the servicer and the cash manager or to become due to the servicer and the cash manager prior to the next following distribution date under the provisions of the administration agreement and the cash management agreement, as the case may be; and

     (C) third, in no order of priority between them but in proportion to the respective amounts due:

          (1) to the seller in an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the seller share percentage of the trust property;

          (2)  to Funding in an amount equal to the lesser of:

               (i) that portion of mortgages trustee available revenue receipts required to be applied by Funding on the next succeeding scheduled payment date(s) applicable to the Funding issuing entities pursuant to the payment priorities in relation to revenue in the Funding deed of charge, prior to the enforcement of the Funding security or, as applicable, following the enforcement of the Funding security (save for certain exclusions set out in the mortgages trust deed); and

               (ii) an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the Funding share percentage of the trust property;

          (3)  to Funding 2 in an amount equal to the lesser of:

               (i) the aggregate of the amounts to be applied on the immediately succeeding monthly payment date as set forth under the Funding 2 pre-enforcement revenue priority of payments or, as the case may be, the Funding 2 post-enforcement priority of payments (but excluding any principal amount due under the global intercompany loan agreement (save that, for the avoidance of doubt, such exclusion shall not apply in respect of any Funding 2 available revenue receipts which are applied by Funding 2 to credit the principal deficiency sub-ledger and thereby reduce the principal payable under the related loan tranche) and any amount of deferred contribution under item (X) of the Funding 2 pre-enforcement revenue priority of payments and/or item (O) of the Funding 2 post-enforcement priority of payments), less all other amounts (not derived from the distribution of mortgages trustee available revenue receipts under the mortgages trust) which will constitute Funding 2 available revenue receipts on the immediately succeeding monthly payment date, such amount not to be less than zero, and

               (ii) an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the Funding 2 share percentage of the trust property; and

          (D) fourth, to allocate the seller an amount equal to YY - ZZ, where "YY" is the amount of the mortgages trustee available revenue receipts and "ZZ" is the amount of such mortgages trustee available revenue receipts applied and/or allocated under items (A) through (C) above; and

               provided that, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding that distribution date, then the cash manager will use (i) the weighted average seller share percentage (instead of the seller share percentage) in determining the amount of mortgages trustee available revenue receipts to distribute to the seller on that distribution date, (ii) the weighted average Funding 2 share percentage (instead of the Funding 2 share percentage) in determining the amount of mortgages trustee available revenue receipts to distribute to Funding 2 on that distribution date and (iii) the weighted average Funding share percentage (as calculated pursuant to the mortgages trust deed) in determining the amount of mortgages trustee available revenue receipts to distribute to Funding on that distribution date.

     Amounts due to the mortgages trustee and the servicer will include VAT, if applicable, payable under United Kingdom tax law. At the date of this prospectus, VAT is calculated at the rate of 17.5% of the amount to be paid. Payment of VAT will reduce the amounts ultimately available to pay interest on the notes.

Cash management of trust property - principal receipts

      Under the cash management agreement, the cash manager is also responsible for distributing principal receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the next two following sections. To understand the basis on which the cash manager will distribute principal receipts on the mortgage loans on each distribution date you need to understand the definitions set out below.

     A "trigger event" means an asset trigger event and/or a non-asset trigger event.

     An "asset trigger event" is the event that occurs when an amount is debited to the principal deficiency sub-ledger in relation to the class A notes of any Funding issuing entity or to the AAA principal deficiency sub-ledger of Funding 2. For more information on the principal deficiency ledger, see "Credit structure".

     A "non-asset trigger event" means any of the following events:

     o    an insolvency event occurs in relation to the seller;

     o the seller's role as servicer is terminated and a new servicer is not appointed within 60 days; or

     o on the distribution date immediately succeeding a seller share event distribution date, the current seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of mortgages trustee principal receipts due on that distribution date on the basis that the cash manager assumes that those mortgages trustee principal receipts are distributed in the manner described under "- Mortgages trustee allocation and distribution of mortgages trustee principal receipts prior to the occurrence of a trigger event ").

     A "seller share event" will occur if, on a distribution date, (i) the result of the calculation of the current seller share on that distribution date would be equal to or less than the minimum seller share for such distribution date (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of mortgages trustee principal receipts due on that distribution date on the basis that the cash manager assumes that those mortgages trustee principal receipts are distributed in the manner described under "- Mortgages trustee allocation and distribution of mortgages trustee principal receipts prior to the occurrence of a trigger event"), and (ii) a seller share event has not occurred on the immediately preceding distribution date).

     A "seller share event distribution date" is a distribution date on which a seller share event occurs.

Mortgages trust allocation and distribution of mortgages trustee principal receipts prior to the occurrence of a trigger event

     Prior to the occurrence of a trigger event (and whether or not there has been any enforcement of the Funding security, the Funding 2 security or the issuer security) the cash manager on behalf of the mortgages trustee will allocate and distribute mortgages trustee principal receipts on each distribution date (or, in respect of any initial purchase price or special distribution, on any contribution date) as follows:

     (A) first, to the seller the amount of any initial purchase price or special distribution which is then allocable and payable to the seller in accordance with the mortgages trust deed;

     (B) second, to Funding the amount of any special distribution which is then allocable and payable to Funding in accordance with the mortgages trust deed;

     (C) third, in no order of priority between them but in proportion to the respective amounts due:

          (1)  to Funding in an amount equal to the lesser of:

               (a) the amount of mortgages trustee principal receipts required to be applied by Funding under the terms of the Funding intercompany loans as determined pursuant to the mortgages trust deed; and

               (b) an amount determined by multiplying the total amount of remaining mortgages trustee principal receipts by the current Funding share percentage of the trust property;

          (2)  to Funding 2 in an amount equal to the lesser of:

               (a) if Funding 2 has a repayment requirement on that distribution date (as to which, see "Cashflows - Funding 2 allocation of mortgages trustee available principal receipts"), the amount of such repayment requirement; and

               (b) an amount determined by multiplying the total amount of remaining mortgages trustee principal receipts by the current Funding 2 share percentage of the trust property;

     (D) fourth, in no order of priority between them but in proportion to the respective amounts due to Funding and to Funding 2, to the extent not already paid pursuant to item (C) above, up to the amounts set forth in item (C)(1)(a) and item (C)(2)(a) above, respectively;

     (E) fifth, if such distribution date is not a seller share event distribution date to allocate to the seller the amount equal to AA - BB, where "AA" is the amount of mortgages trustee principal receipts and "BB" is the amount of such mortgages trustee principal receipts applied and/or allocated under (A) through (D) above;

     provided that, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding that distribution date, then the cash manager will use (i) the weighted average Funding 2 share percentage (instead of the Funding 2 share percentage) in determining the amount of mortgages trustee principal receipts to distribute to Funding 2 on that distribution date and (ii) the weighted average Funding share percentage (as calculated pursuant to the mortgages trust deed) in determining the amount of mortgages trustee principal receipts to distribute to Funding on that distribution date.

     PROVIDED THAT in relation to (A) through (E) above the following rules shall apply:

     (1) If the notes have become immediately due and payable as a result of the service of an issuer enforcement notice or if the loan tranches under the global intercompany loan agreement have become immediately due and payable as a result of the service of a Funding 2 intercompany loan enforcement notice, principal payments in respect of the global intercompany loan may be made in excess of any bullet repayment loan amount, scheduled repayment loan amount or controlled repayment loan amount and paragraph (C)(2)(a) above shall no longer apply and, except following a non-asset trigger event, the amount of principal receipts to be distributed to Funding 2 on that distribution date may not exceed the amount determined under paragraph (C)(2)(b) above.

     (2) If the notes have become immediately due and payable as a result of the service of an issuer enforcement notice or if the loan tranches under the global intercompany loan agreement have become immediately due and payable as a result of the service of a Funding 2 intercompany loan enforcement notice, then for the purpose of calculating the amount under paragraph (C)(2)(b) above, that amount will be reduced to the extent of any remaining amounts standing to the credit of the Funding 2 reserve ledger and/or the Funding 2 liquidity reserve ledger (if any) which are to be utilized on the immediately succeeding monthly payment date to repay principal on the loan tranches, but only to the extent that those amounts would not otherwise be payable on the loan tranches on that monthly payment date.

     (3) The amount of mortgages trustee principal receipts payable to Funding 2 on a distribution date will be reduced in proportion to the aggregate of mortgages trustee available revenue receipts allocable to Funding 2 on such distribution date which are to be applied on the immediately succeeding monthly payment date in reduction of deficiencies recorded on the principal deficiency ledger, but only to the extent that the mortgages trustee available revenue receipts which are to be so applied on that monthly payment date would not otherwise be payable as principal of the relevant loan tranches on that monthly payment date.

     (4) On a seller share event distribution date, the cash manager shall deposit all mortgages trustee principal receipts remaining after (C) above (the "mortgages trustee retained principal receipts") in the mortgages trustee GIC account and make a corresponding credit to the principal ledger.

     (5) Neither the Funding 2 share of the trust property nor the Funding share may be reduced below zero.

     (6) The mortgages trustee will not distribute any overpayment (other than a capital payment) in respect of any non-flexible mortgage loans until the first distribution date following December 31 of the year in which such overpayment is received; provided that if a borrower has made an underpayment of principal on such non-flexible mortgage loan following the overpayment then the mortgages trustee will distribute principal in an amount up to the amount of such underpayment (but not exceeding the amount of the overpayment previously made) on the next occurring distribution date.

Mortgages trust allocation and distribution of mortgages trustee principal receipts on or after the occurrence of a trigger event

      On each distribution date on or after the occurrence of a non-asset trigger event and until the occurrence of an asset trigger event, the cash manager will allocate and distribute all mortgages trustee principal receipts to Funding and to Funding 2, pro rata according to their respective shares of the trust property until the Funding share and the Funding 2 share of the trust property are zero. Following the occurrence of a non-asset trigger event, the notes will be subject to prepayment risk (that is, they may be repaid earlier than expected). See "Risk factors - The occurrence of a non-asset trigger event may accelerate the repayment of certain notes and/or delay the repayment of other notes".

     On each distribution date on or after the occurrence of an asset trigger event, the cash manager will allocate and distribute all mortgages trustee principal receipts as follows:

     (A) if the immediately preceding distribution date was a seller share event distribution date, all of the mortgages trustee retained principal receipts to Funding 2 and Funding pro rata according to their respective shares of the trust property as determined pursuant to the mortgages trust deed; and then

     (B) in no order of priority among them but in proportion to the respective amounts due to Funding, Funding 2 and the seller according to the Funding share percentage of the trust property, the Funding 2 share percentage of the trust property and the seller share percentage of the trust property, respectively, until the Funding share and Funding 2 share of the trust property are zero, even though those payments may reduce the seller share of the trust property to an amount less than the minimum seller share. Notwithstanding the foregoing, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding any such distribution date, the cash manager will apply all mortgages trustee principal receipts remaining after
          (A) above among Funding, Funding 2 and the seller in no order of priority among them but in proportion to the weighted average Funding share percentage, the weighted average Funding 2 share percentage (as calculated pursuant to the mortgage trust deed) and weighted average seller share percentage, each in respect of mortgages trustee principal receipts, for that distribution date until the Funding share and Funding 2 share of the trust property is zero.

     Following the occurrence of an asset trigger event, certain series and classes of notes will be subject to prepayment risk (that is, they may be repaid earlier than expected) and other series and classes of notes will be subject to extension risk (that is, they may be repaid later than expected). See "Risk factors - The occurrence of an asset trigger event or enforcement of the issuer security or the Funding 2 security may accelerate the repayment of certain notes and/or delay the repayment of other notes".

Overpayments

     An overpayment in respect of any non-flexible mortgage loan which does not constitute a capital payment in respect of any mortgage loan will not become available for distribution to the beneficiaries as principal receipts until the first distribution date following December 31 of the year in which such overpayment is received, save to the extent that any such overpayment by a borrower is applied in reduction of an underpayment by such borrower in respect of such mortgage loan prior to such date. Any such overpayment shall be retained in the mortgages trustee GIC account and the cash manager will maintain a separate ledger to record its receipt and subsequent payment from time to time. Where any such overpayment has been made in error the servicer will be authorized to refund the amount of such overpayment to the relevant borrower at any time prior to December 31 of the year in which such overpayment was made.

     An overpayment in respect of any flexible mortgage loan will not be retained by the mortgages trustee but will be distributed to the beneficiaries on the immediately succeeding distribution date as principal receipts.

Losses

     All losses arising on the mortgage loans (other than any personal secured loans) will, save as otherwise provided, be applied in reducing proportionately the Funding share of the trust property, the Funding 2 share of the trust property and the seller share of the trust property. Save as otherwise provided, the Funding 2 share of losses will be determined on any distribution date by multiplying the amount of losses in the immediately preceding trust calculation period by the Funding 2 share percentage (as determined on the immediately preceding distribution date) until the Funding 2 share of the trust property is zero. However, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding a distribution date, then the amount of losses shall be multiplied by the weighted average Funding 2 share percentage (as calculated on that distribution date) in respect of losses rather than the current Funding 2 share percentage. The remainder of the losses shall be allocated to Funding and to the seller.

     Losses arising on any personal secured loans in the mortgage portfolio will be applied first to reduce the seller's share of the trust property (including the minimum seller share) until the seller's share is reduced to zero, and only thereafter to reduce the Funding share and the Funding 2 share of the trust property (on a pro rata basis).

     For a description of how losses on the mortgage loans that have been allocated to Funding 2 on any date will be allocated to the loan tranches of the global intercompany loan, see "Credit structure - Principal deficiency ledger".

Disposal of trust property

     The trust property is held on trust for the benefit of Funding, Funding 2 and the seller. Subject as provided otherwise in the mortgages trust deed and the other transaction documents, the mortgages trustee will not be entitled to dispose of the trust property or create any security interest over the trust property.

     If a Funding 2 intercompany loan event of default occurs and the Funding 2 security trustee enforces the security granted by Funding 2 over its assets under the Funding 2 deed of charge, including its share of the trust property, then the Funding 2 security trustee will be entitled, among other things, to sell Funding 2's rights as a beneficiary under the mortgages trust. For further information on the security granted by Funding 2 over its assets, see "Security for Funding 2's obligations".

Additions to, and reductions in, the trust property

     The trust property may be increased from time to time by the assignment of new mortgage loans and their related security to the mortgages trustee. The mortgages trustee will hold the new mortgage loans and their related security on trust for Funding, Funding 2 and the seller according to the terms of the mortgages trust deed. For further information on the assignment of new mortgage loans and their related security to the mortgages trustee, see "Assignment of the mortgage loans and related security".

     If a borrower makes a re-draw under a flexible mortgage loan included in the mortgages trust, then the seller will be solely responsible for funding that re-draw. As a result, the size of the trust property and the seller share of the trust property will increase by, in the case of a cash re-draw, the principal amount of such cash re-draw and, in the case of a non-cash re-draw, the amount of any further contribution made by the seller to the mortgages trustee of the unpaid interest element in respect of such non-cash re-draw. However, if an insolvency event occurs in respect of the seller, then the seller may continue to make payments to the mortgages trustee in an amount equal to the unpaid interest element in respect of such non-cash re-draw in the same manner and for the same purposes as described above, but it is not obliged to do so.

     If at any time the servicer agrees on behalf of the seller to a further advance being made under a mortgage loan included in the mortgage portfolio, then the seller will be solely responsible for funding that further advance. If at some future date the seller decides to assign such further advance to the mortgages trustee or not purchase the mortgage loan that is subject to such further advance from the mortgages trustee, the trust property and the seller share of the trust property will increase by the principal amount of the further advance made by the seller.

     In addition to the reductions or deemed reductions to the trust property described above under "- Adjustments to trust property", the application of any Together Connections Benefit in relation to Together Connections mortgage loans and any Connections Benefit in relation to Connections mortgage loans included in the mortgages trust will also reduce the trust property (and, as described below under "- Increasing and decreasing the seller share of the trust property", the seller share of the trust property only). This will occur because the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the trust property (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit applied to those Together Connections mortgage loans and any Connections Benefit applied to those Connections mortgage loans, as described under "The mortgage loans -Characteristics of the mortgage loans - Mortgage loan products offered by the seller".

Arrears

     The aggregate current balance of the mortgage loans in the mortgage portfolio will be increased at any time by the amount in which the mortgage loans that have been assigned to the mortgages trustee are in arrears and those arrears have been capitalized. Such increase shall be allocated to Funding, Funding 2 and the seller at any time in proportion to their respective percentage shares in the trust property as determined in respect of the trust calculation period or interim calculation period, as the case may be, in which the arrears occur.

Increasing and decreasing the seller share of the trust property

     If a borrower makes a non-cash re-draw in respect of any flexible mortgage loan under the mortgages trust deed the seller as beneficiary has agreed under the mortgages trust deed to fund such non-cash re-draw by making a further contribution to the mortgages trustee of an amount equal to the unpaid interest element in respect of such non-cash re-draw. Accordingly, the trust property and the seller share of the trust property will increase by an amount equal to the further contribution made by the seller. Any such payment received by the mortgages trustee will be treated as revenue receipts in the mortgages trust and will be distributed on the immediately succeeding distribution date among the beneficiaries in accordance with the mortgages trust allocation of revenue receipts.

     The seller will also fund cash re-draws in respect of flexible mortgage loans and further draws under personal secured loans held in the mortgages trust by payment of the amount of the cash re-draw or further draw to the relevant borrower. Accordingly, the trust property and the seller share of the trust property will automatically increase by the amount of any cash re-draw or further draw so made.

     In addition to the reductions or deemed reductions to the seller share of the trust property described above under "- Adjustments to trust property", the application of any Together Connections Benefit in relation to Together Connections mortgage loans and any Connections Benefit in relation to Connections mortgage loans included in the mortgage portfolio that reduces the trust property will also reduce the seller share of the trust property. This will occur because the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the mortgage portfolio (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit applied to those Together Connections mortgage loans and any Connections Benefit applied to those Connections mortgage loans, as described under "The mortgage loans -Characteristics of the mortgage loans - Mortgage loan products offered by the seller". The amount of any such reduction will be applied against the seller share of the trust property only.

Increasing the Funding 2 share of the trust property

     If Funding 2 borrows a new loan tranche, then it may apply the proceeds of that loan tranche as an initial contribution or a further contribution to the mortgages trust to increase its beneficial interest in, and the Funding 2 share of, the trust property. Funding 2 will be permitted to do this only if it meets certain conditions, including among others:

     o that no Funding 2 intercompany loan enforcement notice has been served under the global intercompany loan agreement;

     o that as at the most recent monthly payment date no deficiency was recorded on the principal deficiency ledger;

     o that no event of default in relation to Funding 2 under the transaction documents shall have occurred which is continuing;

     o that the rating agencies have confirmed in writing to the mortgages trustee, the security trustee, the Funding 2 security trustee and the issuing entity that the proposed increase in the Funding 2 share would not cause the then current ratings by the rating agencies of the existing notes of the issuing entity and of the Funding issuing entities to be reduced, withdrawn or qualified; and

     o that, as of the last day of the immediately preceding trust calculation period, the aggregate current balance of mortgage loans in the mortgage portfolio which were then in arrears for at least 3 months is less than 4% of the aggregate current balance of all mortgage loans in the mortgage portfolio as of such date, unless the rating agencies have confirmed that the then current ratings of the notes of the issuing entity and of the Funding issuing entities will not be reduced, withdrawn or qualified.

     Under the mortgages trust deed, Funding, Funding 2 and the seller have agreed that principal receipts held by the mortgages trustee on any date in respect of any initial contribution or further contribution paid by Funding 2 to the mortgages trustee on that date will be allocated and paid by the mortgages trustee to the seller as initial purchase price or to the seller or Funding as a special distribution from the mortgages trust on such date or on such other date on which it is specified that such special distribution is to be made whether or not (in either case) such date is a distribution date. The payment of any such initial purchase price or special distribution will reduce the seller share or the Funding share of the trust property, as applicable.

Termination of the mortgages trust

     The mortgages trust will terminate on the date on which there is no remaining trust property or, if earlier, such date as may be requested in writing by the seller to the mortgages trustee being on or after the date on which each Funding intercompany loan and all amounts owing under the global intercompany loan agreement have been repaid in full or there is no further claim under each Funding intercompany loan and the global intercompany loan agreement or both the Funding share and the Funding 2 share of the trust property have been reduced to zero, or such other date which may be agreed between the mortgages trustee, Funding, Funding 2 and the seller so long as all amounts due from Funding and Funding 2 to their respective secured creditors have been repaid in full.

Retirement of mortgages trustee

     The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller, Funding and Funding 2 cannot replace the mortgages trustee.

Governing law

     The mortgages trust deed is governed by English law.

The controlling beneficiary deed

     Under the terms of the controlling beneficiary deed dated the Funding 2 program date, as amended from time to time (the "controlling beneficiary deed"), Funding, Funding 2, the security trustee, the Funding 2 security trustee and the seller have agreed as to, amongst other things, arrangements amongst them in respect of certain commercial decisions (relating to authorizations, consents, waivers, instructions or other acts) to be made from time to time in respect of the transaction documents.

     If there is a conflict of interest between the Funding beneficiaries and/or the Funding security trustees in respect of directing the mortgages trustee or the exercising of any rights, powers, discretions or consents under the transaction documents then, pursuant to the terms of the controlling beneficiary deed, the Funding beneficiaries and/or the Funding security trustees agree to act in accordance with the controlling directions. The seller agrees that, where necessary, it shall provide directions to the mortgages trustee that are consistent with the controlling directions.

     For the purposes of the previous paragraph, "controlling directions" means:

     (a) in respect of the Funding beneficiaries, in all cases, the Funding beneficiary representing the issuing entity(ies) with the highest ranking class of notes then outstanding, and if each Funding beneficiary represents issuing entities with the same class as their highest ranking class, the Funding beneficiary representing the issuing entity(ies) with the greatest principal amount outstanding of the highest ranking class of notes; and

     (b) in respect of the Funding security trustees, in all cases, the directions of:

          (i) in relation to the Funding issuing entities, the related note trustee(s) for the holders of the highest ranking class of notes outstanding; and

          (ii) in relation to us, the issuer security trustee,

          and if there is any conflict between the controlling directions due to two or more issuing entities (for the purposes of this paragraph, being any of the Funding issuing entities and us) having notes from the same class as their highest ranking class, the directions from the note trustee(s) (or, in respect of us, the note trustee or, as the case may be, the issuer security trustee) for the holders of the greatest aggregate principal amount outstanding of the highest ranking class of notes will prevail.

     For the purposes of (a) and (b):

     o all denominations of the principal amount outstanding of any note shall be calculated in sterling and where the principal amount outstanding of any note of any Funding issuing entity or us is not denominated in sterling it shall be converted into sterling at the rate specified in the hedging agreements applicable to such note; and

     o the highest ranking class of notes outstanding shall mean the class A notes (for so long as there are class A notes outstanding), the class B notes (so long as there are no class A notes outstanding), the class M notes (so long as there are neither class A notes nor class B notes outstanding), the class C notes (so long as there are neither class A notes, class B notes nor class M notes outstanding) or (in our case only) the class D notes (so long as there are neither class A notes, class B notes, class M notes or class C notes outstanding).

     The controlling beneficiary deed is governed by English law.

                    The global intercompany loan agreement

     The following section describes, the material terms of the global intercompany loan agreement. The description does not purport to be complete and is subject to the provisions of the global intercompany loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

The facility

     Under the terms of the global intercompany loan agreement, the issuing entity will lend to Funding 2, from time to time on the relevant closing date for each series and class of notes an aggregate amount in sterling equal to the proceeds of the issue of such notes. Each such advance of funds will be a separate loan tranche under the global intercompany loan agreement. Each loan tranche will relate to a particular series and class of notes. The loan tranche supplement will set forth the terms of each loan tranche. For this purpose, the proceeds of notes in a specified currency other than sterling will be converted into sterling at the relevant specified currency exchange rate. Funding 2 will then use the proceeds of each loan tranche to:

     o make contributions (excluding deferred contributions) to the mortgages trustee to acquire and/or increase its beneficial interest in the trust property pursuant to the mortgages trust deed;

     o fund the Funding 2 reserve fund or to make a deposit into the Funding 2 GIC account; and/or

     o    make a payment back to us to refinance an existing loan tranche.

     Upon receipt of a contribution from Funding 2 which constitutes an initial contribution, the mortgages trustee will pay such funds to the seller as an initial purchase price. Upon receipt of a contribution from Funding 2 which constitutes a further contribution, the mortgages trustee (as directed by Funding 2) will pay such funds to the seller and/or Funding as a special distribution, which will reduce the seller share and/or the Funding share (as applicable) of the trust property. The global intercompany loan agreement is governed by English law.

Loan tranche ratings assigned to the loan tranches

     The designated loan tranche ratings of the AAA loan tranches reflect the ratings expected to be assigned to any class A notes, by the rating agencies on the relevant closing date except that money market notes will have different short-term ratings. The designated loan tranche ratings of the AA loan tranches reflect the rating expected to be assigned to any class B notes by the rating agencies on the relevant closing date. The designated loan tranche ratings of the A loan tranches reflect the rating expected to be assigned to any class M notes by the rating agencies on the loan tranches on the relevant closing date. The designated ratings of the BBB loan tranches reflect the rating expected to be assigned to any class C notes by the rating agencies on the relevant closing date. The designated loan tranche ratings of the BB tranches reflect the rating expected to be assigned to any class D notes by the rating agencies on the relevant closing date. The foregoing ratings assigned to a loan tranche are collectively referred to as the "loan tranche ratings". If, after any closing date, the rating agencies subsequently change the ratings assigned to a series and class of notes, then this will not affect the loan tranche ratings of the related loan tranche under the global intercompany loan agreement.

Issuance of loan tranches

     We may advance loan tranches to Funding 2 and issue corresponding series and classes of notes from time to time without obtaining the consent of existing noteholders. We will not be obliged to advance loan tranches to Funding 2 unless on the applicable closing date certain conditions have been met, including:

     (a) the related series and class of notes has been issued and the proceeds have been received by us or on our behalf;

     (b) one or more deeds of accession relating to the Funding 2 deed of charge have been executed by the parties to the Funding 2 deed of charge;

     (c) each of the applicable transaction documents has been executed by the relevant parties to those documents; and

     (d) Funding 2 has delivered a solvency certificate to the Funding 2 security trustee in form and substance satisfactory to the Funding 2 security trustee.

Representations, warranties and undertakings

     The global intercompany loan agreement contains representations, warranties and undertakings given by Funding 2 to the issuing entity.

     The undertakings include, among others, the following:

     o it will not create or permit to subsist any security interest over or in respect of any of its assets (unless arising by operation of law) other than as provided for pursuant to the transaction documents;

     o it will not sell, assign, transfer, lease or otherwise dispose of or grant any option over all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit to or in such assets, properties or undertakings other than as provided for pursuant to the transaction documents;

     o it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments other than as contemplated in the transaction documents;

     o except as provided or contemplated under the transaction documents it will not incur any indebtedness or give any guarantee or indemnity in respect of any obligation of any other person;

     o it will not pay any dividend or make any other distribution in respect of any of its shares other than in accordance with the Funding 2 deed of charge, or issue any new shares or alter any rights attaching to its issued shares as at the date of the global intercompany loan agreement;

     o it will not carry on any business or engage in any activity other than as contemplated by the transaction documents or which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding 2 will engage; and save for the issuing entity (and any other Funding 2 issuing entity created in the future), it will not have any subsidiaries or subsidiary undertakings as defined in the Companies Act 1985 (as amended).

Payment of interest

     Payment of interest and fees on each loan tranche made under the global intercompany loan agreement will be made only from and to the extent of distributions by the mortgages trustee of amounts constituted from revenue receipts, to Funding 2 in respect of the Funding 2 share of the trust property. Such payments of interest and fees will be made on loan payment dates in the priorities set forth in "Cashflows -Distribution of Funding 2 available revenue receipts prior to enforcement of the Funding 2 security".

     The interest rates applicable to the loan tranches from time to time will be determined by reference to LIBOR for three-month sterling deposits or, for some loan tranches, such other sterling LIBOR rate as may be specified in the applicable loan tranche supplement (other than, in each case, in respect of the first interest period) plus or minus, in each case, a margin which may differ for each separate loan tranche. Notwithstanding the previous sentence, following the occurrence of any of the events specified in items (2) and (3) under "- Due dates of loan tranches", the interest rate applicable to the relevant loan tranche will be determined by reference to LIBOR for one-month sterling deposits plus or minus the applicable margin. LIBOR for an interest period will be determined on the date(s) specified in the applicable loan tranche supplement.

     Subject as provided above and to the limited recourse provisions described below, in addition, on each loan payment date or as and when required, Funding 2 will pay an additional fee to the issuing entity. This fee will be equal to the amount required by the issuing entity to pay or provide for certain other amounts (but excluding interest and principal due on the notes and tax that can be met out of the issuing entity's profits) if any, falling due on that loan payment date as set forth in the items under "Cashflows -Distribution of issuer available revenue receipts prior to enforcement of the issuer security" or in the relevant items under such other issuer priority of payments as may apply on that loan payment date.

Repayment of the global intercompany loan

     Repayment of principal on each loan tranche made under the global intercompany loan agreement will be made only from and to the extent of distributions by the mortgages trustee, of amounts constituted from principal receipts, to Funding 2 in respect of the Funding 2 share of the trust property. Such principal repayments will be made in respect of each loan tranche on the dates and in the priorities set forth in "Cashflows -Distribution of Funding 2 available principal receipts" and in the applicable prospectus supplement.

Due dates of loan tranches

     The loan tranche supplement for each loan tranche will set forth (i) the bullet repayment dates, (ii) the scheduled repayment dates, (iii) the controlled repayment dates or (iv) the loan payment date on which an original pass-through loan tranche is scheduled to be paid, as applicable. Each such date will be the same as the equivalent dates for the related series and class of notes. A loan tranche (or a part thereof) will become "due" on the earlier to occur of:

     (1) any date specified in relation to the same in the loan tranche supplement;

     (2)  the date upon which a pass-through trigger event occurs; and

     (3) the date upon which a step-up date, if any, occurs in relation to the relevant loan tranche.

     In each case, when a loan tranche becomes due, it shall continue to be due until it is fully repaid. If there are insufficient funds available to repay a loan tranche on a loan payment date upon which that loan tranche has become or remains due, then the shortfall will be repaid on subsequent loan payment dates from Funding 2 available principal receipts until that loan tranche is fully repaid.

     Funding 2 may, as a general matter, make a repayment of principal on a loan tranche if, following such repayment, each tier of loan tranches then outstanding retains its required amount of subordination. This general requirement is expressed in the "repayment tests" set out in part B of Rule
(1) in "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security -Rules for application of Funding 2 available principal receipts" below, which must be satisfied in respect of any repayment of principal on a loan tranche.

Limited recourse

     Funding 2 will only be obliged to pay amounts to the issuing entity in respect of any loan tranche under the global intercompany loan agreement to the extent it has funds to do so after making payments ranking in priority to amounts due on such loan tranches (including amounts due on loan tranches of a more senior ranking).

     If, on the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement, there is a shortfall between the amount of interest and/or principal due on all loan tranches then outstanding and the amount available to Funding 2 to make that payment, then that shortfall shall become immediately due and payable irrespective of whether Funding 2 has the funds to make the payments then due.

     Following enforcement of the Funding 2 security and distribution of all proceeds of such enforcement in accordance with the terms of the Funding 2 deed of charge, all outstanding claims of the issuing entity and the issuer security trustee against Funding 2 will be extinguished.

Funding 2 intercompany loan events of default

     The global intercompany loan agreement will contain events of default (each, a "Funding 2 intercompany loan event of default") including, among others, the following events:

     o Funding 2 does not pay any amount payable under the global intercompany loan agreement for a period of 5 London business days after such amount has become due and payable in accordance with the terms of the global intercompany loan agreement; or

     o Funding 2 does not comply in any material respect with any of its obligations under the transaction documents (except for its payment obligations under the global intercompany loan agreement) and, if capable of remedy, such noncompliance is not remedied within 20 London business days of Funding 2 becoming aware of it or of receiving notice from the Funding 2 security trustee requiring it to be remedied; or

     o a representation or warranty of Funding 2 made or repeated in connection with any of the transaction documents is incorrect in any material respect when made or deemed to be made or repeated; or

     o    an insolvency event occurs in relation to Funding 2; or

     o it is, or becomes, unlawful for Funding 2 to perform its obligations under any of the transaction documents to which it is a party; or

     o the Funding 2 deed of charge is no longer binding or enforceable against Funding 2 or is no longer effective to create the security intended to be created by it.

     If a Funding 2 intercompany loan event of default occurs and is continuing under the global intercompany loan agreement then the Funding 2 security trustee may, by delivery of a Funding 2 intercompany loan enforcement notice to Funding 2, declare all loan tranches outstanding under the global intercompany loan agreement to be immediately due and payable and/or declare all loan tranches outstanding under the global intercompany loan agreement to be due and payable on demand of the Funding 2 security trustee.

     You should be aware that the non-payment by Funding 2 of any amount due under the global intercompany loan agreement in circumstances where Funding 2 does not have sufficient funds available to make the relevant payment to the issuing entity or where the repayment tests are not satisfied will not be a Funding 2 intercompany loan event of default except on the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement. Our ability to repay each series and class of notes will depend, among other things, upon payments received by the issuing entity from Funding 2 under the related loan tranches pursuant to the global intercompany loan agreement. See "Risk factors - Funding 2 is not required to make payments on the global intercompany loan if it does not have enough money to do so, which could adversely affect the payment on the notes".

Other Funding 2 intercompany loan agreements

     Other Funding 2 issuing entities may be established by Funding 2 for the purpose of issuing notes to investors and using the proceeds thereof to make Funding 2 intercompany loans to Funding 2. The issuance of notes by any such other Funding 2 issuing entity and the making of the related Funding 2 intercompany loans will only be permitted if certain conditions precedent are satisfied, including, among others, that the ratings of your notes will not be reduced, withdrawn or qualified at the time of the issuance of such notes (see "Risk factors - If Funding 2 enters into other Funding 2 intercompany loans, such other Funding 2 intercompany loans and accompanying notes may be repaid prior to the global intercompany loan and the notes" and "Risk factors - Other Funding 2 issuing entities may share in the same security granted by Funding 2 to us, and this may ultimately cause a reduction in the payments you receive on the notes").

Funding 2 bank accounts

     Funding 2 currently maintains the "Funding 2 GIC account" in its name with Northern Rock subject to the terms of the Funding 2 guaranteed investment contract, the Funding 2 bank account agreement and the Funding 2 deed of charge. A separate "Funding 2 reserve ledger" is maintained by the cash manager in the name of Funding 2 to record amounts standing to the credit of the Funding 2 reserve fund from time to time and withdrawals from and deposits into the Funding 2 reserve fund. See "Credit Structure - Funding 2 reserve fund".

     On each distribution date the Funding 2 share of each of the mortgages trustee available revenue receipts and mortgages trustee available principal receipts payable to Funding 2 under the mortgages trust will be initially deposited in the Funding 2 GIC account. On each distribution date any balance remaining in the Funding 2 cash accumulation ledger will be initially deposited in the Funding 2 GIC account. On each monthly payment date, amounts required to meet Funding 2's obligations to its various creditors will, with the consent of the Funding 2 security trustee, be transferred from the Funding 2 GIC account to the "Funding 2 transaction account" (held with the account bank in the name of Funding 2 and maintained subject to the terms of the Funding 2 bank account agreement and the Funding 2 deed of charge) and applied by the cash manager in accordance with the relevant Funding 2 priority of payments. Amounts representing Funding 2's profits will be retained in the Funding 2 transaction account. The Funding 2 GIC account and the Funding 2 transaction account, together with any other account (if any) opened in the name of Funding 2, are referred to as the "Funding 2 bank accounts".

     The Funding 2 GIC account referred to above will be maintained with Northern Rock but may be required to be transferred to another bank in certain circumstances, including if the short-term, unguaranteed and unsecured ratings ascribed to Northern Rock fall below "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the aggregate principal amount outstanding of the notes issued by the issuing entity and the Funding issuing entities, then the short-term, unguaranteed and unsecured rating required to be ascribed to Northern Rock by Standard & Poor's shall be at least "A-1".

                                   Cashflows

     Distributions of Funding 2 available revenue receipts prior to the enforcement of the Funding 2 security

Definition of Funding 2 available revenue receipts

     "Funding 2 available revenue receipts" in respect of any monthly payment date will be calculated by the cash manager on the distribution date immediately preceding such monthly payment date and will be an amount equal to the sum of:

     (1) all mortgages trustee available revenue receipts distributed to Funding 2 during the interest period ending on the relevant monthly payment date;

     (2) other net income of Funding 2 including all amounts of interest received on the Funding 2 GIC account and the Funding 2 transaction account, and/or all income from authorized investments, on the distribution date(s) during the interest period ending on such monthly payment date, in each case to be received on or prior to such monthly payment date; and

     (3) amounts received from the Funding 2 basis rate swap provider under the Funding 2 basis rate swap agreement (excluding swap collateral standing to the credit of the Funding 2 swap collateral accounts) and any swap termination payments (other than such swap termination payments applied or to be applied by Funding 2 in the purchase of one or more replacement hedging transactions) recovered by Funding 2 under the Funding 2 basis rate swap agreement);

     (4) (only to the extent required after making the determinations set out in rule (2) of "Rules for application of Funding 2 available revenue receipts") the aggregate of amounts standing to the credit of the Funding 2 principal ledger or the Funding 2 cash accumulation ledger (as applicable) which are to be applied on the relevant monthly payment date to pay items (H), (J), (M), (O), and (Q) of the Funding 2 pre-enforcement revenue priority of payments;

     (5) the amount available to be drawn under the Funding 2 reserve fund, subject to any limits or conditions on the purposes for which the Funding 2 reserve fund may be utilized;

     (6) the amount available to be drawn under the Funding 2 liquidity reserve fund (if any) subject to any limits or conditions on the purposes for which the Funding 2 liquidity reserve fund may be utilized; and

     (7) in so far as is needed, any amount available to be drawn under the Funding 2 liquidity facility (if any) for the payment of interest and expenses.

     The limits and conditions on the utilization of the Funding 2 reserve fund and the Funding 2 liquidity reserve fund, if any, are described under "Credit structure - Funding 2 reserve fund" and "Credit structure - Funding 2 liquidity reserve fund".

     On each distribution date the Funding 2 share of each of the mortgages trustee available revenue receipts and mortgages trustee available principal receipts payable to Funding 2 under the mortgages trust will be initially deposited in the Funding 2 GIC account. On each distribution date any balance remaining in the Funding 2 cash accumulation ledger will be initially deposited in the Funding 2 GIC account. On each monthly payment date, amounts required to meet Funding 2's obligations to its various creditors will be transferred from the Funding 2 GIC account to the Funding 2 transaction account and applied by the cash manager in accordance with the relevant Funding 2 priority of payments. The cash manager directs and monitors the deposits and withdrawals to and from the Funding 2 bank accounts.

Rules for application of Funding 2 available revenue receipts

     The Funding 2 deed of charge sets out certain rules for the application by Funding 2, or the cash manager on its behalf, of Funding 2 available revenue receipts on each monthly payment date. The principal rules are as follows:

     (1) If on any monthly payment date any Funding 2 available revenue receipts are applied by Funding 2 in reducing any deficiency recorded on the principal deficiency sub-ledger of any tier of loan tranches (but only to the extent of any deficiency which has arisen as a result of (i) losses on the mortgage loans allocated by Funding 2 to that principal deficiency sub-ledger and/or (ii) the application of Funding 2 available principal receipts to fund the Funding 2 liquidity reserve fund but not as a result of any other principal deficiency of Funding 2), then the Funding 2 available revenue receipts, so applied shall constitute repayments of principal under the relevant loan tranches and shall reduce the outstanding principal balance of those loan tranches accordingly.

     (2) To the extent that, on any monthly payment date Funding 2 available revenue receipts will be insufficient to pay items (H), (J), (M),
          (O) and (Q) of the Funding 2 pre-enforcement revenue priority of payments, then the cash manager shall provide for that deficit by applying amounts standing to the credit of (a) first, the Funding 2 principal ledger and (b) second, any amounts standing to the credit of the Funding 2 cash accumulation ledger. Funding 2 available principal receipts may not be used to pay interest on any loan tranche if such payment would create or increase a principal deficiency in respect of a higher ranking tier of loan tranches. For the purposes of this rule, the amount of Funding 2 available principal receipts that may be applied to any deficit of Funding 2 available revenue receipts will be reduced by the amount that would be available to be drawn from the issuer reserve fund to cover any deficit in issuer available revenue receipts to pay items (A) through (I) of the issuer pre-enforcement revenue priority of payments, if no Funding 2 available principal receipts were to be applied to such deficit in Funding 2 available revenue receipts.

     (3) The amount of Funding 2 available revenue receipts that may be applied on any monthly payment date to pay items (B), (S), (U) and
          (V) (to the extent such amounts are paid to the issuing entity) of the Funding 2 pre-enforcement revenue priority of payments will be reduced by the amount of interest earned on the issuer GIC account and any and all income from authorized investments made on behalf of the issuing entity, to the extent that such interest and income is available to the issuing entity on such monthly payment date (subject to the relevant issuer priority of payments) to pay the obligations of the issuing entity referred to in items (B), (S), (U) and (V) (to the extent that such amounts are then payable by the issuing entity).

Distribution of Funding 2 available revenue receipts prior to enforcement of the Funding 2 security

     This section sets out the order of priority of payments of Funding 2 available revenue receipts as at the Funding 2 program date.

     On each monthly payment date or, in respect of amounts due to third parties by Funding 2 under item (C), when due, prior to enforcement of the Funding 2 security, the cash manager will, subject to the rules for application of Funding 2 available revenue receipts, apply Funding 2 available revenue receipts, in the following order of priority (the "Funding 2 pre-enforcement revenue priority of payments"):

     (A) first, to pay amounts due to the Funding 2 security trustee (together with interest and (to the extent not already inclusive) VAT on those amounts) and to provide for any amounts due or to become due during the following interest period to the Funding 2 security trustee under the Funding 2 deed of charge or any other transaction document;

     (B) second, to pay amounts due to the issuing entity in respect of the issuing entity's obligations specified in items (A) through (D) of the issuer pre-enforcement revenue priority of payments or, as the case may be, items (A) through (C) of the issuer post-enforcement priority of payments;

     (C) third, to pay amounts due to any third party creditors of Funding 2 (other than those referred to later in this order of priority of payments or in the Funding 2 pre-enforcement principal priority of payments) of which the cash manager has notice prior to the relevant monthly payment date, which amounts have been incurred without breach by Funding 2 of the transaction documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any such amounts expected to become due and payable by Funding 2 during the following interest period and to pay or discharge any liability of Funding 2 for corporation tax on any chargeable income or gain of Funding 2;

     (D) fourth, to pay amounts due to the Funding 2 liquidity facility provider under the Funding 2 liquidity facility agreement, if any (except for amounts drawn thereunder to make Funding 2 liquidity facility principal payments and any Funding 2 liquidity facility subordinated amounts);

     (E) fifth, towards payment of amounts due to the cash manager under the cash management agreement (together with (to the extent not already inclusive) VAT on those amounts);

     (F) sixth, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts, if any, due to
          (i) the account bank under the terms of the Funding 2 bank account agreement and (ii) the corporate services provider under the terms of the corporate services agreement;

     (G) seventh, in no order of priority among them but in proportion to the respective amounts due, towards payment of all amounts (including such part of any swap termination payment) due under the Funding 2 basis rate swaps to the Funding 2 basis rate swap provider but excluding any Funding 2 basis rate swap excluded termination amount;

     (H) eighth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the AAA loan tranches;

     (I) ninth, towards a credit to the AAA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that sub-ledger;

     (J) tenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the AA loan tranches;

     (K) eleventh, after taking account of the replenishment of the Funding 2 liquidity reserve fund on the relevant monthly payment date from Funding 2 available principal receipts, replenishing the Funding 2 liquidity reserve fund, if any, up to the Funding 2 liquidity reserve required amount but only to the extent that there are AAA loan tranches and AA loan tranches outstanding on such monthly payment date;

     (L) twelfth, towards a credit to the AA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that sub-ledger;

     (M) thirteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the A loan tranches;

     (N) fourteenth, towards a credit to the A principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that sub-ledger;

     (O) fifteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the BBB loan tranches;

     (P) sixteenth, towards a credit to the BBB principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that sub-ledger; (Q) seventeenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the BB loan tranches;

     (R) eighteenth, towards a credit to the BB principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that sub-ledger;

     (S) nineteenth, to pay amounts due to the issuing entity in respect of the issuing entity's obligations to make payments under the start-up loan agreement(s) specified in item (J) of the issuer pre-enforcement revenue priority of payments or, as the case may be, item (O) of the issuer post-enforcement priority of payments;

     (T) twentieth, after taking account any replenishment of the Funding 2 reserve fund on the relevant monthly payment date from Funding 2 available principal receipts, to credit the Funding 2 reserve ledger up to an amount no less than the Funding 2 reserve required amount (as defined in "Credit structure -Funding 2 reserve fund") or if an arrears or step-up trigger event has occurred, to credit the Funding 2 reserve ledger with such additional amount as set out in "Credit structure - Funding 2 reserve fund";

     (U) twenty-first, to the issuing entity in respect of its obligations (if any) to make a swap termination payment to any issuer swap provider (but excluding any issuer swap excluded termination amount);

     (V) twenty-second, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due (without double counting) to:

          o the issuing entity in respect of its obligations (if any) to pay any issuer swap excluded termination amount;

          o the Funding 2 liquidity facility provider, if any, any Funding 2 liquidity facility subordinated amounts due under the Funding 2 liquidity facility agreement;

          o the Funding 2 basis rate swap provider in respect of any Funding 2 basis rate swap excluded termination amount.

     (W) twenty-third, towards payment to Funding 2 of an amount equal to 0.01% per annum of the Funding 2 available revenue receipts (excluding, for this purpose, amounts standing to the credit of the Funding 2 reserve ledger), which amount will be retained by Funding 2 as profit less corporation tax in respect of those profits provided for or paid at item (C) above (which amounts may be distributed to the shareholders of Funding 2 by way of dividend);

     (X) twenty-fourth, towards payment of any deferred contribution due to the mortgages trustee pursuant to the terms of the mortgages trust deed; and

     (Y) last, any excess to Funding 2, which may (subject to applicable laws) be distributed by Funding 2 to its shareholders by way of dividend.

Distribution of issuer available revenue receipts prior to enforcement of the issuer security

Definition of issuer available revenue receipts

      "Issuer available revenue receipts", in respect of any monthly payment date, will be calculated by the issuer cash manager on the distribution date immediately preceding that monthly payment date and will be an amount equal to the sum of:

     o interest, fees and any other amount (including the amounts standing to the credit of the issuer expense sub-ledger but excluding principal) paid by Funding 2 on or prior to the relevant monthly payment date in respect of the global intercompany loan;

     o other net income of the issuing entity including all amounts of interest received on the issuer GIC account and the issuer transaction account and/or all income from authorized investments (but excluding swap collateral (if any) standing to the credit of the issuer swap collateral account), in each case to be received on or prior to the relevant monthly payment date; and

     o the amounts available to be drawn under the issuer reserve fund, subject to any limits or conditions on the purposes for which the issuer reserve fund may be utilized (see "Credit structure - Issuer reserve fund").

     On each monthly payment date, all Funding 2 available revenue receipts received by us from Funding 2:

     (i) in respect of items (B), (S), (U) and (V) of the Funding 2 pre-enforcement revenue priority of payments shall be credited to the sub-ledger of the issuer revenue ledger relating to certain expenses of the issuing entity (the "issuer expenses sub-ledger"); and

     (ii) being interest paid on a loan tranche shall be credited to a sub-ledger (in respect of the related series and class of notes) to the ledger on which the issuer cash manager records issuer available revenue receipts received and paid out of the issuing entity (the "issuer revenue ledger").

     On each distribution date the issuer cash manager will calculate whether there will be an excess or a deficit of issuer available revenue receipts to pay items (A) through (N) of the issuer pre-enforcement revenue priority of payments.

Distribution of issuer available revenue receipts prior to enforcement of the issuer security

     The issuer deed of charge sets out the order of priority of distribution by the issuer cash manager, prior to the enforcement of the issuer security, of issuer available revenue receipts on each monthly payment date. The order of priority will be as described in this section as supplemented by the prospectus supplement related to each series of notes.

     On (i) each monthly payment date or (ii) the date when due in respect of amounts due to third parties under paragraph (C) below, the issuer cash manager will apply issuer available revenue receipts in the following order of priority (the "issuer pre-enforcement revenue priority of payments"):

     (A) first, in no order of priority among them but in proportion to the amounts due, to pay amounts due to the note trustee and the issuer security trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee and the issuer security trustee, under the trust deed, the issuer deed of charge or any other transaction document to which the issuing entity is a party;

     (B) second, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the agent bank, the paying agents, the transfer agent and the registrar together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any costs, charges, liabilities and expenses due or to become due during the following interest period to the agent bank, the paying agents, the transfer agent and the registrar, under the paying agent and agent bank agreement;

     (C) third, to pay amounts due to any third party creditors of the issuing entity (other than those referred to later in this order of priority of payments or in the issuer pre-enforcement principal priority of payments), of which the issuer cash manager has notice prior to the relevant monthly payment date, which amounts have been incurred without breach by the issuing entity of the transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any such amounts expected to become due and payable during the following interest period by the issuing entity and to pay or discharge any liability of the issuing entity for corporation tax on any chargeable income or gain of the issuing entity;

     (D) fourth, in no order or priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer cash manager under the issuer cash management agreement, the corporate services provider under the corporate services agreement and the issuer account banks under the issuer bank account agreement together with (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due, or to become due in the immediately succeeding interest period, to the issuer cash manager under the issuer cash management agreement, to the corporate services provider under the corporate services agreement and to the issuer account banks under the issuer bank account agreement;

     (E) fifth, from amounts (excluding principal) received by the issuing entity from Funding 2 in respect of each AAA loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuer swap provider(s) under the issuer swap agreement(s) in respect of the related series and class of notes):

          (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series and class of class A notes (including any swap termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

          (ii) to pay interest due and payable (if any) on the related series and class of class A notes on such monthly payment date;

     (F) sixth, from amounts (excluding principal) received by the issuing entity from Funding 2 in respect of each AA loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuer swap provider(s) under the issuer swap agreement(s) in respect of the related series and class of notes):

          (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series and class of class B notes (including any swap termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

          (ii) to pay interest due and payable (if any) on the related series and class of class B notes on such monthly payment date;

     (G) seventh, from amounts (excluding principal) received by the issuing entity from Funding 2 in respect of each A loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuer swap provider(s) under the issuer swap agreement(s) in respect of the related series and class of notes):

          (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series and class of class M notes (including any swap termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

          (ii) to pay interest due and payable (if any) on the related series and class of class M notes on such monthly payment date;

     (H) eighth, from amounts (excluding principal) received by the issuing entity from Funding 2 in respect of each BBB loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuer swap provider(s) under the issuer swap agreement(s) in respect of the related series and class of notes):

          (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series and class of class C notes (including any swap termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

          (ii) to pay interest due and payable (if any) on the related series and class of class C notes on such monthly payment date;

     (I) ninth, from amounts (excluding principal) received by the issuing entity from Funding 2 in respect of each BB loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuer swap provider(s) under the issuer swap agreement(s) in respect of the related series and class of notes):

          (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series and class of class D notes (including any swap termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

          (ii) to pay interest due and payable (if any) on the related series and class of class D notes on such monthly payment date;

     (J) tenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of:

          (i)  interest amounts due to the start-up loan provider(s); and

          (ii) principal amounts due to the start-up loan provider(s) (to the extent of issuance fees received from Funding 2 under the global intercompany loan agreement); under the start-up loan agreement(s);

     (K) eleventh, after taking account of any replenishment of the issuer reserve fund on the relevant monthly payment date from issuer available principal receipts, to credit the issuer reserve ledger up to an amount no less than the issuer reserve required amount (as defined in "Credit structure - Issuer reserve fund");

     (L) twelfth, on the monthly payment date falling in December of each year, in no order of priority among them but in proportion to the respective amounts due, to pay each issuer account bank an amount equal to the amount of any debit balance in the issuer transaction account as permitted by each such issuer account bank and outstanding at such monthly payment date;

     (M) thirteenth, in no order of priority among them but in proportion to the respective amounts due, to pay to any issuer swap excluded termination payments to the issuer swap providers;

     (N) fourteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of principal amounts due to the start-up loan provider(s) under the start-up loan agreement(s);

     (O) fifteenth, to pay to the issuing entity an amount equal to 0.01% per annum of the interest received under the intercompany loan, which will be retained by the issuing entity as profit (which may, subject to applicable laws, be paid to the shareholders of the issuing entity as a dividend, less corporation tax in respect of those profits provided for or paid at item (C) above; and

     (P) last, to pay amounts due to the issuer GIC provider under the issuer guaranteed investment contract.

     Prior to the enforcement of the issuer security, on each monthly payment date, the amounts standing to the credit of any sub-ledger of the issuer revenue ledger (in respect of a series and class of notes) may only be applied by the issuer cash manager to pay the interest and other amounts due in respect of such series and class of notes under the issuer pre-enforcement revenue priority of payments provided that:

     o to the extent that on any monthly payment date, amounts standing to the credit of the issuer revenue ledger (excluding amounts standing to the credit of the sub-ledgers for each series and class of notes) and the issuer reserve ledger are insufficient to pay items (A) to
          (D) of the issuer pre-enforcement revenue priority of payments, then the issuer cash manager will, in no order of priority among them but in proportion to the amount required, apply amounts standing to the credit of the sub-ledgers of the issuer revenue ledger in respect of the class D notes of each series on such date to meet such shortfall (until the balance of such sub-ledgers is zero), then amounts standing to the credit of the sub-ledgers of the issuer revenue ledger in respect of the class C notes of each series (until the balance of such sub-ledgers is zero), then amounts standing to the credit of the sub-ledgers of the issuer revenue ledger in respect of the class M of notes of each series (until the balance of such sub-ledgers is zero), then amounts standing to the credit of the sub-ledgers of the issuer revenue ledger in respect of the class B notes (until the balance of such sub-ledgers is zero) and then amounts standing to the credit of the sub-ledgers of the issuer revenue ledger in respect of the class A notes (until the balance of such sub-ledgers is zero); and

     o where, on a note payment date for a series and class of notes, an amount standing to the credit of the issuer reserve ledger is applied to pay interest and other amounts due in respect of such notes under the issuer pre-enforcement revenue priority of payments, then to the extent that, on following note payment dates in respect of such notes (and following payment of interest and other amounts due in respect of such notes), there remains an amount credited to the sub-ledger to the issuer revenue ledger in respect of such notes, the issuer cash manager will apply such amount towards the replenishment of the issuer reserve fund in accordance with item (K) of the issuer pre-enforcement revenue priority of payments.

     To the extent that on any note payment date for a series and class of notes, amounts standing to the credit of any sub-ledger of the issuer revenue ledger (in respect of such notes) are insufficient to pay the interest and other amounts due in respect of such series and class of notes under the issuer pre-enforcement revenue priority of payments, then:

     o the issuer cash manager will firstly apply amounts standing to the credit of the issuer expense sub-ledger on such date to meet such shortfall; and

     o if amounts standing to the credit of the issuer expense sub-ledger that are applied in accordance with the previous bullet are insufficient to meet such shortfall on such date, then the issuer cash manager will apply amounts standing to the credit of the issuer reserve ledger on such date to meet such shortfall, in each case, which are not otherwise required to pay the amounts set forth in items (A) to (D) of the issuer pre-enforcement revenue priority of payments or any shortfall in any other sub-ledger of the issuer revenue ledger (in respect of a more senior class of notes) on such date.

     Where a shortfall has arisen on a note payment date in respect of two or more notes of the same class of any series, the amounts referred to above will be applied to meet each shortfall in no order of priority among them but in proportion to the amount required by each series and class of notes.

Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security

Funding 2 allocation of mortgages trustee principal receipts

     Prior to each distribution date, the cash manager will determine whether such distribution date is within a cash accumulation period relating to a bullet repayment loan amount and will ascertain Funding 2's repayment requirement.

     The cash accumulation period will be calculated separately for each bullet repayment loan amount.

     The loan tranche supplement for each bullet loan tranche will set out the bullet repayment date and bullet repayment loan amount in relation to each such bullet loan tranche.

     "cash accumulation period" means the period beginning on the earlier to occur of:

     (a) the date determined after counting back in time from the bullet repayment date of the relevant bullet loan repayment amount, the number of months calculated in respect of the anticipated cash accumulation period relating to the relevant bullet repayment loan amount; and

     (b) in relation to an original bullet loan tranche, six months prior to the bullet repayment date of that original bullet loan tranche; and ending when Funding 2 has fully repaid the relevant bullet repayment loan amount.

     "anticipated cash accumulation period" means, on any trust determination date, the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant bullet repayment loan amount on its bullet repayment date which will be equal to:

                                   J + K - L
                                  -----------
                                  M x (N x O)

     calculated in months and rounded up to the nearest whole number, where:

     J =  the relevant bullet repayment loan amount;

     K = the aggregate principal amount outstanding on that trust determination date of:

          o each other bullet repayment loan amount that was not fully repaid on its bullet repayment date and is still outstanding; and

          o each other bullet repayment loan amount, the bullet repayment date of which falls on or before the bullet repayment date of the relevant bullet repayment loan amount;

     L = the amounts standing to the credit of the Funding 2 cash accumulation ledger at the start of that trust determination date which are available to repay bullet repayment loan amounts;

     M = means the sum of each monthly CPR on the 12 most recent trust determination dates which have occurred prior to that date divided by 12;

     N =  0.85; and

     O = the aggregate outstanding principal balance of the mortgage loans included in the mortgage portfolio on the previous trust determination date.

     "monthly CPR" means, on any trust determination date, the total mortgages trustee principal receipts received by the mortgages trustee during the immediately preceding trust calculation period divided by the aggregate outstanding principal balance of the mortgage loans included in the mortgage portfolio as at the immediately preceding trust determination date.

     "cash accumulation requirement" means on a trust determination date:

     o the principal amount outstanding in relation to each bullet repayment loan amount that is within a cash accumulation period;

     o    plus amounts due on the next following monthly payment date in items
          (A), (B) and (C) of the Funding 2 pre-enforcement principal priority of payments;

     o less the amount standing to the credit of the Funding 2 cash accumulation ledger at the last monthly payment date (which amount was not to be distributed on that monthly payment date to fund the repayment of any bullet loan repayment amount loan tranche).

     The "Funding 2 cash accumulation ledger" means a ledger maintained by the cash manager for Funding 2, which records amounts accumulated by Funding 2 to pay bullet loan repayment amounts.

     "repayment requirement" means, on any trust determination date, the amount, if any, equal to the sum of:

     o    the cash accumulation requirement;

     o    the controlled repayment requirement;

     o    the scheduled repayment requirement; and

     o    the pass-through requirement.

     "controlled repayment requirement" means, on a trust determination date, the amount required by Funding 2 to repay each controlled repayment loan amount which is scheduled to be repaid or is otherwise due on any of the three monthly payment dates immediately following such trust determination date (after taking into account amounts standing to the credit of the Funding 2 principal ledger on such trust determination date which are available therefor).

     "pass-through requirement" means, on any trust determination date, the lesser of:

     o the outstanding principal balance of each pass-through loan tranche (excluding any original bullet loan tranches) which is due on the next following monthly payment date; and

     o    the greater of:

          (a)  the product of:

               (i) the Funding 2 share percentage as at the start of the immediately preceding trust calculation period (provided that if an assignment date or a contribution date has occurred during such trust calculation period then the weighted average Funding 2 share percentage will be used);

               (ii) the aggregate amount of principal receipts received by the mortgages trustee during the immediately preceding trust calculation period; and

              (iii) the aggregate outstanding principal balance, determined as of the most recent monthly payment date, of the pass-through loan tranches (excluding any original bullet loan tranches) which are due (in the case of Rule (2) on the next following monthly payment date), divided by the aggregate outstanding principal balance of the global intercompany loan as at the most recent monthly payment date; and

          (b)  the product of:

               (i) the Funding 2 share percentage as at the start of the immediately preceding trust calculation period (provided that if an assignment date or a contribution date has occurred during such trust calculation period then the weighted average Funding 2 share percentage will be used);

               (ii) the aggregate amount of principal receipts received by the mortgages trustee during the immediately preceding trust calculation period; less

              (iii) the sum of the cash accumulation requirement, the
                    scheduled amortization requirement and the controlled amortization requirement as calculated for such trust determination date as described above.

     "scheduled repayment requirement" means, on a trust determination date, the amount required by Funding 2 to repay:

     o each scheduled repayment loan installment which is scheduled to be repaid on any of the three monthly payment dates immediately following such trust determination date; and

     o the aggregate amount outstanding on that trust determination date of each scheduled repayment loan installment then outstanding that was not fully repaid on its scheduled repayment date,

     after taking into account amounts standing to the credit of the Funding 2 principal ledger on such trust determination date which are available therefor.

     Each of the scheduled repayment requirement, the controlled repayment requirement and the pass-through requirement shall be calculated on the basis there would be no deferral of loan tranches pursuant to Rule 1 under "- Repayment of loan tranches of each tier prior to the occurrence of a trigger event and prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issue of an issuer enforcement notice
- Rules for application of Funding 2 available principal receipts."

     On each distribution date, all mortgages trustee principal receipts received by Funding 2 from the mortgages trustee shall be deposited in the Funding 2 GIC account. The cash manager shall (on behalf of Funding 2) apply such mortgages trustee principal receipts firstly towards the satisfaction of the cash accumulation requirement (and shall credit such amount to the Funding 2 cash accumulation ledger). Any remaining mortgages trustee principal receipts shall be credited by the cash manager (on behalf of Funding 2) to the Funding 2 principal ledger.

Definition of Funding 2 available principal receipts

     "Funding 2 available principal receipts" in respect of a monthly payment date will be calculated by the cash manager or otherwise on behalf of Funding 2 (or, following enforcement of the Funding 2 security, the Funding 2 security trustee) on the distribution date immediately preceding the relevant monthly payment date and will be an amount equal to the sum of:

     o all mortgages trustee principal receipts received by Funding 2 from the mortgages trustee and standing to the credit of the Funding 2 cash accumulation ledger which are to be applied on the relevant monthly payment date to repay a bullet repayment loan amount or to make a payment under items (A), (B) or (C) of the Funding 2 pre-enforcement principal priority of payments and, if such monthly payment date occurs on or after a trigger event or enforcement of the issuer security, the remainder of such receipts standing to the credit of the Funding 2 cash accumulation ledger;

     o all other mortgages trustee principal receipts received by Funding 2 from the mortgages trustee which are to be applied on the relevant monthly payment date to repay a scheduled repayment loan installment, a controlled repayment loan amount or a principal amount repayable in respect of a pass-through loan tranche standing to the credit of the Funding 2 principal ledger;

     o the amounts, if any, credited to the principal deficiency ledger pursuant to items (I), (L), (N), (P) and (R) of the Funding 2 pre-enforcement revenue priority of payments;

     o in so far as needed to make a Funding 2 reserve principal payment (as to which, see "Credit structure - Funding 2 reserve fund"), any amount available to be drawn under the Funding 2 reserve fund less any amounts applied or to be applied on the relevant monthly payment date in payment of interest and expenses under the Funding 2 pre-enforcement revenue priority of payments, plus any amounts to be credited to the Funding 2 reserve ledger on the relevant monthly payment date;

     o in so far as needed to make a Funding 2 liquidity reserve principal payment (as to which, see "Credit structure - Funding 2 liquidity reserve fund"), any amount available to be drawn under the Funding 2 liquidity reserve fund less any amounts applied or to be applied on the relevant monthly payment date in payment of interest and expenses under the Funding 2 pre-enforcement revenue priority of payments, plus any amounts to be credited to the Funding 2 liquidity reserve ledger on the relevant monthly payment date;

     o in so far as needed, any amount available to be drawn under the Funding 2 liquidity facility to make a Funding 2 liquidity facility principal payment;

     less

     o amounts to be applied on the relevant monthly payment date to any items (H), (J), (M), (O) and (Q) of the Funding 2 pre-enforcement revenue priority payments.

     The repayment of any loan tranche prior to the occurrence of a trigger event, enforcement of the issuer security by the issuer security trustee under the issuer deed of charge or enforcement of the Funding 2 security by the Funding 2 security trustee under the Funding 2 deed of charge will be made in accordance with the terms of the global intercompany loan agreement.

     The following sections set out various priorities of payments for Funding available principal receipts under the following circumstances, and are collectively referred to as the "Funding 2 pre-enforcement principal priority of payments":

     o repayment of loan tranches of each tier prior to the occurrence of a trigger event and prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuing entity of an issuer enforcement notice;

     o repayment of loan tranches of each tier following the occurrence of a non-asset trigger event but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuing entity of an issuer enforcement notice;

     o repayment of loan tranches of each tier following the occurrence of an asset trigger event but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuing entity of an issuer enforcement notice; and

     o repayment of loan tranches of each tier following the service on the issuing entity of an issuer enforcement notice but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice.

Repayment of loan tranches of each tier prior to the occurrence of a trigger event and prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuing entity of an issuer enforcement notice

     On each monthly payment date prior to the occurrence of a trigger event or the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuing entity of an issuer enforcement notice, the cash manager shall apply Funding 2 available principal receipts in the following order of priority:

     (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

     (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

     (C) third, if a Funding 2 liquidity reserve rating event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially funded, to the extent that Funding 2 available revenue receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

     (D) fourth, in order of their final repayment dates, beginning with the earliest such date (and if two or more AAA loan tranches have the same final repayment date, in proportion to the respective amounts due) to repay the principal amounts due (if any) on such monthly payment date on the AAA loan tranches;

     (E) fifth, in no order of priority among them but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such monthly payment date on the AA loan tranches;

     (F) sixth, in no order of priority among them but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such monthly payment date on the A loan tranches;

     (G) seventh, in no order of priority among them but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such monthly payment date on the BBB loan tranches;

     (H) eighth, in no order of priority among them but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such monthly payment date on the BB loan tranches;

     (I) ninth, towards a credit to the Funding 2 cash accumulation ledger until the balance is equal to Funding 2's cash accumulation requirement (as calculated after any payments are made at item (D) of this priority of payments); and

     (J) tenth, the remainder to be credited to the Funding 2 principal ledger.

     In the applicable circumstances, the following rules apply in determining the amounts to be paid under items (D), (E), (F), (G) and (H) of the priority of payments set out above and below:

Rules for application of Funding 2 available principal receipts

     The Funding 2 deed of charge sets out certain rules for application by Funding 2, or the cash manager on its behalf, of Funding 2 available principal receipts on each monthly payment date. The principal rules are as follows:

Rule (1) Deferral of repayment of pass-through loan tranches, scheduled repayment loan tranches and/or controlled repayment loan tranches in certain circumstances

     (A)  If on a loan payment date:

          (i) there is a debit balance on the BB principal deficiency sub-ledger, the BBB principal deficiency sub-ledger, the A principal deficiency sub-ledger or the AA principal deficiency sub-ledger after application of the Funding 2 available revenue receipts on that monthly payment date; or

          (ii) the adjusted Funding 2 reserve fund level is less than the Funding 2 reserve fund threshold; or

         (iii) the aggregate outstanding principal balance of mortgage loans included in the mortgage portfolio, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 4 per cent. of the aggregate outstanding principal balance of mortgage loans included in the mortgage portfolio, then until the relevant circumstances as described in sub-paragraphs
          (i), (ii) or (iii) above has been cured or otherwise ceases to exist, if:

          (a) any AAA loan tranche (whether or not such AAA loan tranche is then due) remains outstanding after making the payments under item (D) of the Funding 2 pre-enforcement principal priority of payments, the AA loan tranches will not be entitled to principal repayments under item (E) of the Funding 2 pre-enforcement principal priority of payments;

          (b) any term AAA loan tranche or any AA loan tranche (whether or not such AAA loan tranche or AA loan tranche is then due) remains outstanding after making the payments under items (D) and (E) of the Funding 2 pre-enforcement principal priority of payments, then the A loan tranches will not be entitled to principal repayments under item (F) of the Funding 2 pre-enforcement principal priority of payments;

          (c) any AAA loan tranche, any AA loan tranche, any A loan tranche (whether or not such AAA loan tranche, AA loan tranche or A loan tranche is then due) remains outstanding after making the payments under items (D), (E) and (F) of the Funding 2 pre-enforcement principal priority of payments, then the BBB loan tranches will not be entitled to principal repayments under item (G) of the Funding 2 pre-enforcement principal priority of payments; and/or

          (d) any AAA loan tranche, any AA loan tranche, any A loan tranche or any BBB loan tranche (whether or not such AAA loan tranche, AA loan tranche, A loan tranche or BBB loan tranche is then due) remains outstanding after making the payments under items
               (D), (E), (F) and (G) of the Funding 2 pre-enforcement principal priority of payments, then the BB loan tranches will not be entitled to principal repayments under item (H) of the Funding 2 pre-enforcement principal priority of payments.

     (B) On a loan payment date in respect of which principal in respect of any loan tranche is scheduled to be paid:

          (i) for any AA loan tranche, the amount of principal due (or any part thereof) in respect of the AA loan tranche may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount;

          (ii) for any A loan tranche, the amount of principal due (or any part thereof) in respect of the A loan tranche may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount and the class B available subordinated amount is at least equal to the class B required subordinated amount;

         (iii) for any BBB loan tranche, the amount of principal due (or any part thereof) in respect of the BBB loan tranche may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount, the class B available subordinated amount is at least equal to the class B required subordinated amount and the class M available subordinated amount is at least equal to the class M required subordinated amount; and

          (iv) for any BB loan tranche, the amount of principal due (or any part thereof) in respect of the BB loan tranche may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount, the class B available subordinated amount is at least equal to the class B required subordinated amount, the class M available subordinated amount is at least equal to the class M required subordinated amount and the class C available subordinated amount is at least equal to the class C required subordinated amount, save that, in calculating the class A available subordinated amount, the class B available subordinated amount, the class M available subordinated amount, and the class C available subordinated amount for the purposes of each of paragraph (i), (ii), (iii) and (iv) above, excess spread will be deemed to be zero.

     See "Issuance of notes - Issuance" for a description of the various required subordinated amounts and available subordinated amounts.

      (C) If on any loan payment date:

          (i) one or more bullet repayment loan amounts are within a cash accumulation period at that time; and

          (ii) the quarterly CPR is less than 15 per cent.; then, on or before their step-up dates, the scheduled repayment loan tranches, the controlled repayment loan tranches and the pass-through loan tranches will be entitled to principal repayments under items
               (D), (E), (F), (G) and (H) (as applicable) of the Funding 2 pre-enforcement principal priority of payments only if there is no cash accumulation shortfall at such time.

     In this prospectus:

     "cash accumulation liability" means on any monthly payment date prior to any payment under item (D) of the above priority of payments the aggregate of the bullet repayment loan amounts, each of which is then within a cash accumulation period;

     "cash accumulation shortfall" means at any time that the Funding 2 cash accumulation ledger amount is less than the cash accumulation liability;

     "Funding 2 cash accumulation ledger amount" means at any time the amount standing to the credit of the Funding 2 cash accumulation ledger at that time (immediately prior to any drawing to be applied on any monthly payment date and prior to any payment under item (I) of the above priority of payments);

Rule (2) Repayment of pass-through loan tranches after the occurrence of a step-up date

     Following the occurrence of the step-up date under a loan tranche ("loan tranche A") and provided that the Funding 2 share of the trust property is greater than zero, the aggregate amount repayable on a loan payment date in relation to loan tranche A under items (D), (E), (F), (G) and (H) of the priority of payments set out above shall be limited to an amount calculated as follows:

                                   A x B x C
                                   ---------
                                       D

     where, in respect of any distribution date:

     A = the aggregate amount of mortgages trustee principal receipts received by the mortgages trustee in the relevant trust calculation period (excluding any initial contribution or further contribution);

     B = the Funding 2 share percentage calculated as at the start of the relevant trust calculation period or, as applicable, the weighted average Funding 2 share percentage;

     C =  the outstanding principal balance of loan tranche A; and

     D = the aggregate outstanding principal balance of the global intercompany loan.

Rule (3) Deferral of repayment of subordinated tiers of loan tranches in certain circumstances

        If on any loan payment date the issuer reserve requirement and the issuer arrears test are not satisfied and the class A notes of any series and/or the AAA loan tranches remain outstanding, then:

     (i) the AA loan tranches will not be entitled to principal repayments under item (E) of the above priority of payments;

     (ii) the A loan tranches will not be entitled to principal repayments under item (F) of the above priority of payments;

    (iii) the BBB loan tranches will not be entitled to principal repayments under item (G) of the above priority of payments; and

     (iv) the BB loan tranches will not be entitled to principal repayments under item (H) of the above priority of payments;

     The "issuer arrears test" is satisfied on a loan payment date if the issuing entity or the issuer cash manager on its behalf calculates on the distribution date immediately preceding that loan payment date that, as of the last day of the trust calculation period immediately preceding that distribution date (i) the aggregate current balance of the mortgage loans in the mortgage portfolio which are then in arrears for at least 3 months is less than 4% of the aggregate current balance of all mortgage loans in the mortgage portfolio, unless the rating agencies have confirmed that the then current ratings of the notes will not be reduced, withdrawn or qualified if the issuer arrears test is not met at that time; and (ii) the aggregate interest arrears in respect of all the mortgage loans in the mortgage portfolio as a percentage of the aggregate gross interest due on such mortgage loans during the previous 12 months does not exceed 2%, or such other percentage as is then acceptable to the rating agencies at such time.

     The "issuer reserve requirement" is satisfied on a loan payment date if, after taking account of any payment of Funding 2 available revenue receipts to the credit of the Funding 2 reserve ledger and any payment of issuer available revenue receipts to the issuer reserve ledger, the aggregate amount of funds in the Funding 2 reserve fund and the issuer reserve fund is equal to the programme reserve required amount.

Allocations involving Rule (2)

     Where Rule (2) applies at a level of any priority of payments, the funds available for making payments at that level shall first be allocated without reference to Rule (2). However, if the amount so allocated to one or more loan tranches exceeds the amount permitted under Rule (2) (as applicable) to be paid in respect of those loan tranches (the "capped loan tranches"), the excess shall then be reallocated among any other relevant loan tranches at that level using the method of allocation as applies at that level but without reference to the capped loan tranches in calculating such reallocation. If a further such excess arises as a result of the reallocation process, the reallocation process shall be repeated at that level in relation to each such further excess that arises until no further funds can be allocated at that level following which the remaining excess shall then be applied firstly, between the capped loan tranches in no order of priority among them but in proportion to the amounts due and then at the next level of that priority of payments.

Repayment of loan tranches of each tier following the occurrence of a non-asset trigger event but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuing entity of an issuer enforcement notice

     Following the occurrence of a non-asset trigger event (where no asset trigger event has occurred) under the mortgages trust deed but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuing entity of an issuer enforcement notice, the bullet loan tranches and the scheduled repayment loan tranches and the controlled repayment loan tranches in respect of the global intercompany loan will be deemed to be pass-through loan tranches and on each monthly payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following order of priority:

     (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

     (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

     (C) third, if a Funding 2 liquidity facility reserve rating event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially funded, to the extent that Funding 2 available revenue receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

     (D) fourth, in order of their final repayment date, beginning with the earliest such date (and if two or more AAA loan tranches have the same final repayment date, in proportion to the respective amounts due) to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

     (E) fifth, in no order of priority among them but in proportion to the respective amounts due, to repay the AA loan tranches until the AA loan tranches are fully repaid;

     (F) sixth, in no order of priority among each of them but in proportion to the respective amounts due, to repay the A loan tranches until the A loan tranches are fully repaid;

     (G) seventh, in no order of priority among them but in proportion to the respective amounts due, to repay the BBB loan tranches until the BBB loan tranches are fully repaid; and

     (H) eighth, in no order of priority among them but in proportion to the respective amounts due, to repay the BB loan tranches until the BB loan tranches are fully repaid.

Repayment of loan tranches of each series following the occurrence of an asset trigger event but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuing entity of an issuer enforcement notice

      Following the occurrence of an asset trigger event (whether or not a non-asset trigger event occurs or has occurred) but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuing entity of an issuer enforcement notice, the bullet loan tranches and the scheduled repayment loan tranches and the controlled repayment loan tranches in respect of the global intercompany loan will be deemed to be pass-through loan tranches and on each monthly payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following order of priority:

     (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

     (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

     (C) third, if a Funding 2 liquidity reserve rating event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially funded, to the extent that Funding 2 available revenue receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

     (D) fourth, in no order of priority among them, but in proportion to the respective amounts due, to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

     (E) fifth, in no order of priority among them, but in proportion to the respective amounts due, to repay the AA loan tranches until the AA loan tranches are fully repaid;

     (F) sixth, in no order of priority among them, but in proportion to the respective amounts due, to repay the A loan tranches until the A loan tranches are fully repaid;

     (G) seventh, in no order of priority among them, but in proportion to the respective amounts due, to repay the BBB loan tranches until the BBB are fully repaid; and

     (H) eighth, in no order of priority among them, but in proportion to the respective amounts due, to repay the BB loan tranches until the BB loan tranches are fully repaid.

Repayment of loan tranches of each series following the service on the issuing entity of an issuer enforcement notice but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice

     If an issuer enforcement notice is served on the issuing entity then that will not result in automatic enforcement of the Funding 2 security under the Funding 2 deed of charge. In those circumstances, however, any bullet loan tranches and any scheduled repayment loan tranches and any controlled repayment loan tranches under the global intercompany loan will be deemed to be pass-through loan tranches and on each monthly payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following order of priority:

     (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

     (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

     (C) third, if a Funding 2 liquidity reserve rating event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially funded, to the extent that Funding 2 available revenue receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

     (D) fourth, in no order of priority among them, but in proportion to the respective amounts due, to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

     (E) fifth, in no order of priority among them, but in proportion to the respective amounts due, to repay the AA loan tranches until the AA loan tranches are fully repaid;

     (F) sixth, in no order of priority among them, but in proportion to the respective amounts due, to repay the A loan tranches until the A loan tranches are fully repaid;

     (G) seventh, in no order of priority among them, but in proportion to the respective amounts due, to repay the BBB loan tranches until the BBB loan tranches are fully repaid; and

     (H) eighth, in no order of priority among them, but in proportion to the respective amounts due to repay the BB loan tranches until the BB loan tranches are fully repaid.

Repayment of loan tranches when Funding 2 receives the amount outstanding under the global intercompany loan

     If Funding 2 receives the proceeds of a new loan tranche which is to be used to refinance another loan tranche as described in "The global intercompany loan agreement - Issuance of loan tranches" (such proceeds being a "full repayment amount"), then Funding 2 will not apply the full repayment amount as described above in "Distribution of Funding 2 available principal receipts". Rather, Funding 2 will apply, on the relevant date, the full repayment amount to repay the relevant loan tranche. If at any time only one loan tranche is outstanding, then Funding 2 shall apply the full repayment amount first to repay the Funding 2 liquidity facility provider any amounts outstanding under the Funding 2 liquidity facility, if any, to the extent that such funds were drawn in order to repay the principal amounts of any previous loan tranches and the remainder shall be applied to repay the relevant loan tranche. Pending an application of the full repayment amount as described above, such proceeds shall be credited to the Funding 2 GIC account and shall not be available for any other purpose.

Distribution of issuer available principal receipts

Definition of issuer available principal receipts

     Prior to enforcement of the issuer security, "issuer available principal receipts" for the issuing entity in respect of any monthly payment date in respect of the notes will be calculated by the issuer cash manager on the distribution date immediately preceding that monthly payment date and will be an amount equal to the sum of:

     o all principal amounts to be repaid by Funding 2 to the issuing entity under the global intercompany loan agreement on that monthly payment date; and

     o in so far as needed to make an issuer reserve principal payment (as to which, see "Credit Structure - Issuer reserve fund"), any amount available to be drawn under the issuer reserve fund less any amounts to be applied on the relevant monthly payment date in payment of interest or expenses under the issuer pre-enforcement revenue priority of payments, plus any amounts to be credited to the issuer reserve ledger under the issuer pre-enforcement principal priority of payments on the relevant monthly payment date.

     On each monthly payment date, all Funding 2 available principal receipts received by the issuing entity from Funding 2 constituting principal repayments on a loan tranche, will be credited to a sub-ledger (in respect of the related series and class of notes) to the issuer principal ledger.

Distribution of issuer available principal receipts prior to enforcement of the issuer security

     Prior to enforcement of the issuer security, the issuing entity, or the issuer cash manager on its behalf, will apply issuer available principal receipts on each monthly payment date in the following manner (the "issuer pre-enforcement principal priority of payments"):

     o to the extent that monies have been drawn from the issuer reserve fund to make issuer reserve principal payments, towards the replenishment of the issuer reserve fund up to the issuer reserve required amount, such amount to be debited to the sub-ledger(s) of the series and class(es) of notes in respect of which such issuer reserve principal payments were made;

     o    The class A notes:

          from principal amounts received by the issuing entity from Funding 2 in respect of each AAA loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s) in respect of the related series and class of notes):

          (i) to pay amounts due and payable (in respect of principal) on such monthly payment date to the relevant issuer swap provider(s) in respect of the related series and class of class A notes in accordance with the terms of the relevant issuer swap agreement(s); and

          (ii) to pay amounts due and payable in respect of principal (if any) on such monthly payment date on the related series and class of class A notes;

     o The class B notes: from principal amounts received by the issuing entity from Funding 2 in respect of each AA loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s) in respect of the related series and class of notes):

          (i) to pay amounts due and payable (in respect of principal) on such monthly payment date to the relevant issuer swap provider(s) in respect of the related series and class of class B notes in accordance with the terms of the relevant issuer swap agreement(s); and

          (ii) to pay amounts due and payable in respect of principal (if any) on such monthly payment date on the related series and class of class B notes;

     o    The class M notes:

          from principal amounts received by the issuing entity from Funding 2 in respect of each A loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s) in respect of the related series and class of notes):

          (i) to pay amounts due and payable (in respect of principal) on such monthly payment date to the relevant issuer swap provider(s) in respect of the related series and class of class M notes in accordance with the terms of the relevant issuer swap agreement(s); and

          (ii) to pay amounts due and payable in respect of principal (if any) on such monthly payment date on the related series and class of class M notes;

     o    The class C notes:

          from principal amounts received by the issuing entity from Funding 2 in respect of each BBB loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s) in respect of the related series and class of notes):

          (i) to pay amounts due and payable (in respect of principal) on such monthly payment date to the relevant issuer swap provider(s) in respect of the related series and class of class C notes in accordance with the terms of the relevant issuer swap agreement(s); and

          (ii) to pay amounts due and payable in respect of principal (if any) on such monthly payment date on the related series and class of class C notes;

     o    The class D notes:

          from principal amounts received by the issuing entity from Funding 2 in respect of each BB loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s) in respect of the related series and class of notes):

          (i) to pay amounts due and payable (in respect of principal) on such monthly payment date to the relevant issuer swap provider(s) in respect of the related series and class of class D notes in accordance with the terms of the relevant issuer swap agreement(s); and

          (ii) to pay amounts due and payable in respect of principal (if any) on such monthly payment date on the related series and class of class D notes.

     Generally, on each note payment date, the amounts standing to the credit of any sub-ledger of the issuer principal ledger (in respect of a series and class of notes) may only be applied by the issuer cash manager to pay the principal amounts due (if any) in respect of such series and class of notes under the issuer pre-enforcement principal priority of payments. If, however, on a note payment date, an amount standing to the credit of the issuer reserve ledger is applied to pay principal amounts due in respect of a series and class of notes under the issuer pre-enforcement principal priority of payments, then to the extent that, on a following note payment dates in respect of such series and class of notes, there is an amount credited to the sub-ledger to the issuer principal ledger in respect of such series and class of notes, the issuer cash manager will apply such amount towards the replenishment of the issuer reserve fund in accordance with the issuer pre-enforcement principal priority of payments.

Distribution of Funding 2 available principal receipts and Funding 2 available revenue receipts following enforcement of the Funding 2 security

     The Funding 2 deed of charge sets out the order of priority of distribution by the Funding 2 security trustee, following service of a Funding 2 intercompany loan enforcement notice, of amounts received or recovered by the Funding 2 security trustee or a receiver appointed on its behalf.

     The Funding 2 security trustee (or the cash manager on its behalf) will apply amounts received or recovered (excluding swap collateral (if any) standing to the credit of the Funding 2 swap collateral accounts) following enforcement of the Funding 2 security on each monthly payment date in accordance with the following order of priority (known as the "Funding 2 post-enforcement priority of payments"):

     (A) first, to pay amounts due to the Funding 2 security trustee and any receiver appointed by the Funding 2 security trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due to the Funding 2 security trustee and the receiver in the following interest period under the Funding 2 deed of charge or any other transaction document;

     (B) second, to pay amounts due to the issuing entity in respect of the issuing entity's obligations specified in items (A) through (D) of the issuer pre-enforcement revenue priority of payments or, as the case may be, items (A) through (C) of the issuer post-enforcement priority of payments as described under "- Distribution of issuer available revenue receipts prior to enforcement of the issuer security" and "- Distribution of issuer available principal receipts and issuer available revenue receipts following enforcement of the issuer security";

     (C) third, towards payment of amounts due and payable to the cash manager and any costs, charges, liabilities and expenses then due or to become due and payable to the cash manager under the cash management agreement, together with (to the extent not already inclusive) VAT on those amounts;

     (D) fourth, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts (if any) due to
          (i) the account bank under the terms of the Funding 2 bank account agreement and (ii) the corporate services provider under the terms of the corporate services agreement;

     (E) fifth, towards payment of amounts (if any) due to the Funding 2 liquidity facility provider under the Funding 2 liquidity facility (if any) (except for any Funding 2 liquidity subordinated amounts);

     (F) sixth, in no order of priority among them but in proportion to the respective amounts due towards payment of amounts due under the Funding 2 basis rate swaps to the Funding 2 basis rate swap provider (including any swap termination payment but excluding any Funding 2 basis rate swap excluded termination amount);

     (G) seventh, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the AAA loan tranches;

     (H) eighth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the AA loan tranches;

     (I) ninth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the A loan tranches;

     (J) tenth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the BBB loan tranches;

     (K) eleventh, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the BB loan tranches;

     (L) twelfth, to pay amounts due to the issuing entity in respect of the issuing entity's obligations specified in item (J) of the issuer pre-enforcement revenue priority of payments or, as the case may be, item (O) of the issuer post-enforcement priority of payments;

     (M) thirteenth, to pay amounts due to the issuing entity in respect of its obligations, if any, to make a swap termination payment to any issuer swap provider (but excluding any issuer swap excluded termination amount);

     (N) fourteenth, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts due (without double counting) to:

          (i) the issuing entity in respect of its obligations (if any) to pay any issuer swap excluded termination amount;

          (ii) the Funding 2 liquidity facility provider, if any, any Funding 2 liquidity facility subordinated amounts due under the Funding 2 liquidity facility agreement;

         (iii) the Funding 2 basis rate swap provider in respect of any Funding 2 basis rate swap excluded termination amount;

     (O) fifteenth, towards payment of any deferred contribution due to the mortgages trustee under the mortgages trust deed; and

     (P) last, to pay any amount remaining following the application of principal and revenue set forth in items (A) through (O) above, to Funding 2.

Distribution of issuer available principal receipts and issuer available revenue receipts following enforcement of the issuer security

     The issuer deed of charge sets out the order of priority of distribution by or on behalf of the issuer security trustee, following enforcement of the issuer security, of amounts received or recovered by the issuer security trustee (or a receiver appointed on its behalf) pursuant to the issuer deed of charge. If the Funding 2 security is enforced under the Funding 2 deed of charge, then there will be a note event of default.

     On each monthly payment date the issuer security trustee (or the issuer cash manager on its behalf) will apply amounts received or recovered (excluding swap collateral (if any) standing to the credit of the issuer swap collateral accounts), following enforcement of the issuer security as follows:

     (A) first, in no order of priority among them but in proportion to the amounts due to pay amounts due to the note trustee and the issuer security trustee (and any receiver appointed by the issuer security trustee) together with the interest and VAT on those amounts and to provide for any amounts then due or to become due and payable to the note trustee and the issuer security trustee and the receiver under the provisions of the trust deed, the issuer deed of charge and any other transaction document;

     (B) second, to pay, in no order of priority among them but in proportion to the respective amounts due, the agent bank, the paying agents, the transfer agent and the registrar, together with interest and VAT on those amounts and to provide for any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the paying agent and agent bank agreement;

     (C) third, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts (together with VAT on those amounts) due and payable to the issuer cash manager under the issuer cash management agreement, to the corporate services provider under the corporate services agreement and to the issuer account banks under the issuer bank account agreement;

     (D) fourth, subject to item (E) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class A notes (excluding any swap termination payment);

     (E) fifth, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class A notes and to pay any swap termination payment due to the issuer swap provider for each series of class A notes (but excluding any issuer swap excluded termination amount) provided that if the amounts available for distribution under this item (E) (on the assumption that no amounts are due and payable under item (D) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (E), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the issuing entity to the issuer swap provider in respect of any series of class A notes under paragraph (D) above shall be reduced by the amount of the shortfall applicable to that series of class A notes;

     (F) sixth, subject to item (G) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class B notes (excluding any swap termination payment);

     (G) seventh, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class B notes and to pay any swap termination payment due to the issuer swap provider for each series of class B notes (but excluding any issuer swap excluded termination amount) provided that if the amounts available for distribution under this item (G) (on the assumption that no amounts are due and payable under item (F) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (G), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the issuing entity to the issuer swap provider in respect of any series of class B notes under paragraph (F) above shall be reduced by the amount of the shortfall applicable to that series of class B notes;

     (H) eighth, subject to item (I) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class M notes (excluding any swap termination payment);

     (I) ninth, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class M notes and to pay any swap termination payment due to the issuer swap providers for each series of class M notes (but excluding any issuer swap excluded termination amount) provided that if the amounts available for distribution under this item (I) (on the assumption that no amounts are due and payable under item (H) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (I), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the issuing entity to the issuer swap provider in respect of any series of class M notes under paragraph (H) above shall be reduced by the amount of the shortfall applicable to that series of class M notes;

     (J) tenth, subject to item (K) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class C notes (excluding any swap termination payment);

     (K) eleventh, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class C notes and to pay any swap termination payment due to the issuer swap provider for each series of class C notes (but excluding any issuer swap excluded termination amounts) provided that if the amounts available for distribution under this item (K) (on the assumption that no amounts are due and payable under item (J) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (K), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the issuing entity to the issuer swap provider in respect of any series of class C notes under paragraph (J) above shall be reduced by the amount of the shortfall applicable to that series of class C notes;

     (L) twelfth, subject to item (M) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class D notes (excluding any swap termination payment);

     (M) thirteenth, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class D notes and to pay any swap termination payment due to the issuer swap provider for each series of class D notes (but excluding any issuer swap excluded termination amounts) provided that if the amounts available for distribution under this item (M) (on the assumption that no amounts are due and payable under item (L) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (M), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the issuing entity to the issuer swap provider in respect of any series of class D notes under paragraph (L) above shall be reduced by the amount of the shortfall applicable to that series of class D notes;

     (N) fourteenth, on the monthly payment date falling in December of each year, in no order of priority among them but in proportion to the respective amounts due, to pay to each issuer account bank an amount equal to the amount of any debit balance in the issuer transaction account as permitted by each such issuer account bank and outstanding at such monthly payment date;

     (O) fifteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of: (i) interest amounts due to the start-up loan provider(s); and (ii) principal amounts due to the start-up loan provider(s) (to the extent of issuance fees received from Funding 2 under the global intercompany loan agreement); under the start-up loan agreement(s);

     (P) sixteenth, in no order of priority among them but in proportion to the respective amounts due, to pay any issuer swap excluded termination payments to the issuer swap providers;

     (Q) seventeenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of principal amounts due to the startup loan provider(s) under the start-up loan agreements; and

     (R) last, to pay any amount remaining following the application of principal and revenue set forth in items (A) through (Q) above, to the issuing entity.

     Notwithstanding the above, on the date that the issuer security is enforced, amounts standing to the credit of any sub-ledger to the issuer revenue ledger and/or the issuer principal ledger (in respect of a series and class of notes) may only be applied by the issuer security trustee (or the issuer cash manager on its behalf) to pay the interest, principal and other amounts due in respect of such series and class of notes or any shortfall in the amounts available to pay items (A) to (C) under the issuer post-enforcement priority of payments and may not be applied in payment of interest principal and other amounts due in respect of any other series and class of notes.

                                Credit structure

     The notes will be an obligation of the issuing entity only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are twelve main features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:

     o Funding 2 available revenue receipts are expected to exceed interest and fees payable to the issuing entity under the global intercompany loan agreement and obligations that rank in priority thereto;

     o a revenue shortfall in Funding 2 available revenue receipts may be met from Funding 2 available principal receipts;

     o payments on the class D notes will be subordinated to payments on the class A notes, the class B notes, the class M notes and the class C notes;

     o payments on the class C notes will be subordinated to payments on the class A notes, the class B notes and the class M notes;

     o payments on the class M notes will be subordinated to payments on the class A notes and the class B notes;

     o payments on the class B notes will be subordinated to payments on the class A notes;

     o the mortgages trustee GIC account, the Funding 2 GIC account and the issuer GIC account each earn interest at a specified rate;

     o a reserve fund will be available to the issuing entity to meet revenue shortfalls in fees and interest due on the notes and principal of the original bullet redemption notes that are class A notes;

     o a reserve fund will be available to Funding 2 to meet revenue shortfalls in fees and interest due on all loan tranches outstanding under the global intercompany loan agreement and principal of the original bullet loan tranches that are AAA loan tranches;

     o Funding 2 will be obliged to establish the Funding 2 liquidity reserve fund if the seller ceases to have a long-term unsecured, unsubordinated and unguaranteed credit rating by Moody's of at least "A3" or at least "A-" by Fitch (unless the relevant rating agency confirms that the then current ratings of the notes will not be reduced, withdrawn or qualified by the ratings downgrade of the seller);

     o start-up loans will be provided to the issuing entity from time to time to fund the issuer reserve fund; and

     o Funding 2 may establish a liquidity facility to pay interest and principal on loan tranches.

     Each of these factors is considered more fully in the remainder of this section. The sponsor has no present intention to alter the structure of the enhancement features described above. Any changes to these features in the future will be made in accordance with the provisions of the relevant transaction documents, which would in most cases require consent of the Funding 2 security trustee or the issuer security trustee, as applicable, and the rating agencies.

Credit support for the notes provided by mortgages trustee available revenue receipts

     The interest rates charged on the mortgage loans vary according to product type. It is expected, however, that during the life of the notes issued under the Granite Program, the Funding 2 share of revenue receipts received from borrowers on the mortgage loans will, assuming that all of the mortgage loans are fully performing, be greater than the sum of the interest which Funding 2 is required to pay on the loan tranches outstanding under the global intercompany loan agreement and any other Funding 2 intercompany loan in order to fund (by payment to a swap provider or otherwise) the interest payments due on such notes and the other costs and expenses of the structure.

     The actual amount of any excess will vary during the life of the notes. The key factors determining such variation are as follows:

     o the weighted average interest rate on the mortgage loans included in the mortgage portfolio; and

     o    the level of arrears experienced.

     On any distribution date, any excess will be available to meet the payments referred to in the mortgages trust allocation of revenue receipts and the payment of amounts of deferred contribution to the mortgages trustee which, in turn, will fund the payment of deferred purchase price to the seller. Any deferred contribution so paid to the mortgages trustee cannot subsequently be reclaimed by Funding 2.

Interest rate on the mortgage portfolio

     The weighted average interest rate on the mortgage portfolio will depend on:

     o the standard variable rate or other interest rate payable on, and the aggregate current balance of, the variable rate mortgage loans included in the mortgage portfolio from time to time; and

     o the fixed rates of interest payable on, and the aggregate current balance of, the fixed rate mortgage loans included in the mortgage portfolio from time to time. Funding 2 has entered into the Funding 2 basis rate swap agreement to hedge against the variances on the rates payable on the mortgage loans. See "The swap agreements".

     Scheduled and unscheduled repayments will also affect the weighted average interest rate on the mortgage loans in the mortgage portfolio. For historical data on the level of scheduled and unscheduled repayments in the UK housing market, see "Certain characteristics of the United Kingdom residential mortgage market - CPR rates".

Level of arrears experienced

     If the level of arrears of interest payments made by the borrowers results in Funding 2 experiencing an income deficit on any loan payment date, then the Funding 2 reserve fund and the Funding 2 liquidity reserve fund, if any, established by Funding 2 may be utilized by Funding 2 in making payments of interest (or, in limited circumstances, repayments of principal) to the issuing entity under the global intercompany loan agreement on that loan payment date. If the level of arrears of interest payments made by borrowers results in the issuing entity experiencing an income deficit on any note payment date, then the issuer reserve fund may be utilised by the issuing entity in making payments of interest (or in limited circumstances, payments of principal) to noteholders under the notes on that note payment date.

Issuer reserve fund

     The "issuer reserve fund" has been established in the name of the issuing entity:

     o to help meet any deficit in issuer available revenue receipts available for interest and fees due under the notes;

     o to help meet expenses in connection with the issuance of notes by the issuing entity; and

     o to help meet any deficit in issuer available principal receipts available for:

          (a) prior to the occurrence of a trigger event, repayment of principal due and payable in respect of the original bullet redemption notes (which are class A notes); and

          (b) on or after the occurrence of a trigger event, repayment of principal due and payable in respect of the original bullet redemption notes (which are class A notes) on their respective final maturity dates only,

          (each an "issuer reserve principal payment"),

     in each case, prior to the service of an issuer enforcement notice.

     On each monthly payment date, funds standing to the credit of the issuer reserve fund will be added to certain other funds of the issuing entity in calculating issuer available revenue receipts and issuer available principal receipts.

     The issuer reserve fund will be funded and replenished from:

     o issuer available revenue receipts in accordance with item (K) of the issuer pre-enforcement revenue priority of payments up to and including an amount equal to the issuer reserve required amount;

     o issuer available principal receipts, to the extent applied in making issuer reserve principal payments, in accordance with the issuer pre-enforcement principal priority of payments up to and including an amount equal to such issuer reserve principal payments;

     o all or part of the proceeds of a start-up loan tranche made to the issuing entity by a start-up loan provider under a start-up loan agreement.

     The "issuer reserve required amount", on any date, is the greater of:

     (a)  the issuer reserve minimum amount; and

     (b) the programme reserve required amount less the amount standing to the credit of the Funding 2 reserve fund on such date (after taking account of amounts to be debited from and credited to the Funding 2 reserve fund on such date).

     The "issuer reserve minimum amount", on any date and except as described below, is calculated as the product of (a) one per cent. and (b) the aggregate principal amount outstanding of the notes (including the principal amount outstanding of notes issued on such date).

     We may adjust, at any time, the issuer reserve minimum amount or the method of computing the issuer reserve minimum amount, without the consent of any noteholders, so long as the issuer security trustee and we have an opinion of counsel that for US federal income tax purposes (i) the change will not adversely affect the tax characterization as debt of any outstanding series and class of notes that were characterized as debt for US tax purposes at the time of their issuance and (ii) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes.

     The "programme reserve required percentage", on any date and subject to amendment as described below, is the percentage specified as such in the most recent prospectus supplement. The "programme reserve required amount", on any date, is calculated as the product of (a) the programme reserve required percentage and (b) the aggregate outstanding principal balance of all loan tranches outstanding under the global intercompany loan agreement (including the principal amount outstanding of any loan tranche (or the increase in the principal amount outstanding of any existing loan tranche) that is made on such date).

     We may adjust, at any time, the programme reserve required percentage or the method of computing the programme reserve required amount, at any time without the consent of any noteholders, so long as the issuer security trustee and we obtain confirmation from the rating agencies that such adjustments will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes.

     The monies credited to the issuer reserve fund will be deposited into the issuer GIC account. The issuer cash manager will maintain a separate "issuer reserve ledger" to record the amount credited to the issuer reserve fund from time to time and withdrawals from and deposits into the issuer reserve fund from time to time.

     If, on any monthly payment date prior to the enforcement of the issuer security, the amount in the issuer reserve fund exceeds an amount (not to be less than zero) equal to (a) the programme reserve required amount less (b) the amount standing to the credit of the Funding 2 reserve fund, then we will apply such excess (which will constitute issuer available revenue receipts), in no order of priority but in proportion to the respective outstanding amounts, in repayment of principal under the start-up loans under item (N) of the issuer pre-enforcement revenue priority of payments.

     Following the repayment in full of all notes issued by us, the issuer reserve fund may be utilized by us in payment of any other of our liabilities, subject to and in accordance with the relevant issuer priority of payments.

     Following enforcement of the issuer security, amounts standing to the credit of the issuer reserve ledger may be applied in making payments of principal due under the notes.

Funding 2 reserve fund

     The "Funding 2 reserve fund" has been established in the name of Funding
2:

     o to help meet any deficit in Funding 2 available revenue receipts available for payment of interest and fees due under the global intercompany loan agreement and to help meet any deficit recorded on the Funding 2 principal deficiency ledger; and

     o to help meet any deficit in Funding 2 available principal receipts available for:

          (a) prior to the occurrence of a trigger event, repayment of principal due in respect of the original bullet loan tranches (which are AAA loan tranches); and

          (b) on or after the occurrence of a trigger event, repayment of principal in respect of the original bullet loan tranches (which are AAA loan tranches) on their respective final repayment dates only,

          (each a "Funding 2 reserve principal payment"),

     in each case, prior to the service of a Funding 2 intercompany loan enforcement notice.

     On each monthly payment date funds standing to the credit of the Funding 2 reserve fund will be added to certain other income of Funding 2 in calculating Funding 2 available revenue receipts and Funding 2 available principal receipts.

     Prior to the enforcement of the Funding 2 security, amounts standing to the credit of the Funding 2 reserve fund may be utilized through their inclusion in the calculation of the Funding 2 available revenue receipts to meet, and thereby to satisfy, any deficit on each principal deficiency ledger.

     The Funding 2 reserve fund will be funded and replenished from:

     o Funding 2 available revenue receipts in accordance with item (T) of the Funding 2 pre-enforcement revenue priority of payments up to an amount equal to the Funding 2 reserve required amount;

     o following the occurrence of an arrears or step-up trigger event, any Funding 2 available revenue receipts to be paid in accordance with item (T) of the Funding 2 pre-enforcement revenue priority of payments up to and including an amount equal to the sum of the Funding 2 reserve required amount and:

          (a)  if an arrears or step-up trigger event has occurred under item
               (i) only of the arrears or step-up trigger event definition, the amount specified in relation to such event in the most recent prospectus supplement;

          (b)  if an arrears or step-up trigger event has occurred under item
               (ii) only of the arrears or step-up trigger event definition, the amount specified in relation to such event in the most recent prospectus supplement;

          (c) if an arrears or step-up trigger event has occurred under both items (i) and (ii) of the arrears or step-up trigger event definition, the amount specified in relation to such event in the most recent prospectus supplement; and

     o Funding 2 available principal receipts, to the extent applied in making Funding 2 reserve principal payments, in accordance with the issuer pre-enforcement principal priority of payments up to an amount equal to such Funding 2 reserve principal payments.

     If an arrears or step-up trigger event has occurred under item (i), item
(ii) or items (i) and (ii) of the arrears or step-up trigger event definition and such event(s) have been cured, the Funding 2 reserve fund will be reduced by the applicable amount specified in relation to such event(s) in the most recent prospectus supplement and the amount of such reduction will constitute Funding 2 available revenue receipts; An "arrears or step-up trigger event" occurs when (i) the outstanding principal balance of the mortgage loans in arrears for more than 90 days divided by the outstanding principal balance of all of the mortgage loans in the mortgages trust (expressed as a percentage) exceeds 2% or (ii) if the issuing entity fails to exercise its option to redeem any of its notes on the relevant step-up date pursuant to the terms and conditions of such notes.

     The "Funding 2 reserve required amount" is calculated, on any date, as the amount (if any) by which the target reserve required amount exceeds the issuer reserve minimum amount.

     The "target reserve required amount", as at any date and subject to amendment as described below, will be the amount specified as such in the most recent prospectus supplement.

     Funding 2 may adjust, at any time, the target reserve required amount, the Funding 2 reserve required amount and/or the additional amounts as described above, at any time without the consent of any noteholders, so long as the Funding 2 security trustee and Funding 2 obtain confirmation from the rating agencies that such adjustments will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes.

     The monies credited to the Funding 2 reserve fund will be deposited into the Funding 2 GIC account. The cash manager will maintain a separate Funding 2 reserve ledger to record the balance from time to time of the Funding 2 reserve fund.

     Following the repayment in full of all loan tranches outstanding under the global intercompany loan agreement, the Funding 2 reserve fund may be utilized by Funding 2 in paying any other liability of Funding 2, subject to and in accordance with the relevant Funding 2 priority of payments. Following enforcement of the Funding 2 security, amounts standing to the credit of the Funding 2 reserve ledger may be applied in making payments of principal due under the Funding 2 intercompany loan agreements.

Funding 2 liquidity reserve fund

     Funding 2 will be required to establish a liquidity reserve fund if the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the notes will not be reduced, withdrawn or qualified by the ratings downgrade) (a "Funding 2 liquidity reserve rating event").

     Prior to enforcement of the Funding 2 security, the Funding 2 liquidity reserve fund may be used:

     o to help meet any deficit in Funding 2 available revenue receipts to pay amounts due under the global intercompany loan agreement, but only to the extent that such amounts are necessary to fund the payment by Funding 2 of interest and fees due on the relevant monthly payment date in respect of the AAA loan tranches and the AA loan tranches and to help meet any deficit recorded on the principal deficiency ledger in respect of the AAA loan tranches;

     o (provided that there are no AAA loan tranches and AA loan tranches outstanding) to help meet any deficit in Funding 2 available revenue receipts which are allocated to pay all interest and fees due under the global intercompany loan agreement; and

     o to help meet any deficit in Funding 2 available principal receipts available for:

          (a) prior to the occurrence of a trigger event, repayment of principal due and payable in respect of original bullet loan tranches (which are AAA loan tranches); and

          (b) on or after the occurrence of a trigger event, repayment of principal due and payable in respect of original bullet loan tranches (which are AAA loan tranches) on their respective final repayment dates,

          (each a "Funding 2 liquidity reserve principal payment"),

     in each case, prior to the service of a Funding 2 intercompany loan enforcement notice.

     The Funding 2 liquidity reserve fund, if any, will be funded initially from Funding 2 available principal receipts to be paid in accordance with item
(C) the Funding 2 principal priority of payments. The Funding 2 liquidity reserve fund will be funded up to the "Funding 2 liquidity reserve required amount", being an amount as of any monthly payment date equal to the excess, if any, of 3% of the aggregate outstanding balance of the notes on that monthly payment date over the aggregate of the amounts standing to the credit of the Funding 2 reserve fund and the issuer reserve fund on that monthly payment date.

     The monies credited to the Funding 2 liquidity reserve fund will be deposited into the Funding 2 GIC account. All interest or income accrued on the amount of the Funding 2 liquidity reserve fund while on deposit in the Funding 2 GIC account will belong to Funding 2. The cash manager will maintain a separate Funding 2 liquidity reserve ledger to record the balance from time to time of the Funding 2 liquidity reserve fund.

     On each monthly payment date prior to enforcement of the Funding 2 security, funds standing to the credit of the Funding 2 liquidity reserve fund will be added to certain other funds of Funding 2 in calculating Funding 2 available revenue receipts and Funding 2 available principal receipts to make payments then due under the global intercompany loan agreement.

     Once it has been initially funded, the Funding 2 liquidity reserve fund will be replenished from any Funding 2 available revenue receipts or Funding 2 available principal receipts. Funding 2 available revenue receipts will only be applied to replenish the Funding 2 liquidity reserve fund after paying amounts due on the global intercompany loan to the extent that such amounts will fund the payment of interest due on the AAA loan tranches and the AA loan tranches and the reduction of any deficiency on the principal deficiency sub-ledger for the AAA loan tranches (but not to fund any payment which would reduce any deficiency on the principal deficiency sub-ledgers for the AA loan tranches, the A loan tranches, the BBB loan tranches or the BB loan tranches as described under "Cashflows - Distribution of Funding 2 available revenue receipts prior to enforcement of the Funding 2 security"). Funding 2 available principal receipts will be applied, if necessary, on any monthly payment date to replenish the Funding 2 liquidity reserve fund as described under "Cashflows - Distribution of Funding 2 available principal receipts prior to enforcement of the Funding 2 security".

     Following enforcement of the Funding 2 security, amounts standing to the credit of the Funding 2 liquidity reserve ledger may be applied in making payments of principal then due and payable under the global intercompany loan agreement.

Principal deficiency ledger

     A principal deficiency ledger has been established to record:

     o    any principal losses on the mortgage loans allocated to Funding 2;

     o the application of Funding 2 available principal receipts to meet any deficiency in Funding 2 available revenue receipts as described under "- Use of Funding 2 available principal receipts to pay Funding 2 income deficiency"; and

     o the application of Funding 2 available principal receipts to fund the Funding 2 liquidity reserve fund as described under "Cashflows - Distribution of Funding 2 available principal receipts prior to enforcement of the Funding 2 security".

     The principal deficiency ledger is divided into five sub-ledgers which will correspond to each of the AAA loan tranches, the AA loan tranches, the A loan tranches, the BBB loan tranches, and the BB loan tranches respectively.

     Losses on the mortgage loans or the application of principal receipts to pay interest then due on the loan tranches under the global intercompany loan agreement or the application by Funding 2 of Funding 2 available principal receipts to fund the liquidity reserve fund will be recorded as follows:

     o first, on the BB principal deficiency sub-ledger until the balance of that subledger is equal to the aggregate outstanding balance of all BB loan tranches;

     o second, on the BBB principal deficiency sub-ledger, until the balance of that subledger is equal to the aggregate outstanding balance of all BBB loan tranches;

     o third, on the A principal deficiency sub-ledger, until the balance of that subledger is equal to the aggregate outstanding balance of all A loan tranches;

     o fourth, on the AA principal deficiency sub-ledger, until the balance of that subledger is equal to the aggregate outstanding balance of all AA loan tranches; and

     o last, on the AAA principal deficiency sub-ledger, at which point there will be an asset trigger event.

     As described under "Cashflows - Distribution of Funding 2 available revenue receipts prior to enforcement of the Funding 2 security", Funding 2 available revenue receipts may, on each monthly payment date, be applied as follows:

     o    first, on the AAA principal deficiency sub-ledger;

     o    second, on the AA principal deficiency sub-ledger;

     o    third, on the A principal deficiency sub-ledger;

     o    fourth, on the BBB principal deficiency sub-ledger; and

     o    last, on the BB principal deficiency sub-ledger.

Use of Funding 2 available principal receipts to pay Funding 2 income deficiency

     On the distribution date immediately preceding each monthly payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding 2 available revenue receipts to pay items (A) through (Q) of the Funding 2 pre-enforcement revenue priority of payments.

     If, after the application of the Funding 2 reserve fund and the Funding 2 liquidity reserve fund (if any), there is a deficit in the amount of Funding 2 available revenue receipts to pay items (A) through (H), (J), (M), (O) and (Q) of the Funding 2 pre-enforcement revenue priority of payments, then the cash manager shall pay or provide for that deficit by the application of funds which constitute Funding 2 available principal receipts, if any, and the cash manager shall make a corresponding debit entry in the relevant principal deficiency sub-ledger, as described under "- Principal deficiency ledger" provided that the amount of Funding 2 available principal receipts that may be applied to any deficit of Funding 2 available revenue receipts will be reduced by the amount that would be available to be drawn from the issuer reserve fund to cover any deficit in issuer available revenue receipts to pay items (A) through (I) of the issuer pre-enforcement revenue priority of payments, if no Funding 2 available principal receipts are to be applied to such deficit in Funding 2 available revenue receipts.

     Funding 2 available principal receipts may not be used to pay interest on any loan tranche if and to the extent that would result in a deficiency being recorded, or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking loan tranche, and may not be used to make up any deficit other than in respect of items (A) through (H), (J), (M),
(O) and (Q) of the Funding 2 pre-enforcement revenue priority of payments. Principal therefore may not be used to pay interest on a loan tranche if the balance on the relevant principal deficiency sub-ledger for such loan tranche is equal to the principal amount outstanding on such loan tranche.

     The cash manager shall apply any Funding 2 available revenue receipts to extinguish any balance on the principal deficiency ledger, as described under "- Principal deficiency ledger".

Priority of payments among the class A notes, the class B notes, the class M notes, the class C notes and the class D notes

     The order of payments of interest to be made on the classes of notes will be prioritized so that interest payments due on the class D notes on any note payment date will be subordinated to interest payments on the class C notes, the class M notes, the class B notes and the class A notes due on the same note payment date, interest payments due on the class C notes on any note payment date will be subordinated to interest payments on the class M notes, the class B notes and the class A notes due on the same note payment date, interest payments due on the class M notes on any note payment date will be subordinated to interest payments on the class B notes and the class A notes due on the same note payment date and interest payments due on the class B notes on any note payment date will be subordinated to interest payments on the class A notes due on the same note payment date, in each case in accordance with the issuer priority of payments.

     Any revenue shortfall in payments of interest due on any series of the class B notes, the class M notes, the class C notes or the class D notes on any note payment date in respect of such notes will be deferred until the immediately succeeding note payment date in respect of such notes. On that immediately succeeding note payment date, the amount of interest due on the relevant class of notes will be increased to take account of any deferred interest. If on that note payment date there is still a revenue shortfall, that revenue shortfall will be deferred again. This deferral process will continue until the final maturity date of the notes, at which point if there is insufficient money available to us to pay interest on the class B notes, the class M notes, the class C notes or the class D notes, then you may not receive all interest amounts payable on those classes of notes.

     We are not able to defer payments of interest due on any note payment date in respect of the most senior class of notes then outstanding. The failure to pay interest on such notes will be a note event of default.

     The class A notes, the class B notes, the class M note, the class C notes and the class D notes will be constituted by the trust deed and will share the same security. Upon enforcement of that security or the occurrence of a trigger event, the class A notes of each series will rank in priority to each series of class B notes, each series of class M notes, each series of class C notes and each series of class D notes; the class B notes of each series will rank in priority to each series of class M notes, each series of class C notes and each series of class D notes, each series of class M notes will rank in priority to each series of class C notes and each series of class D notes and each series of class C notes will rank in priority to each series of class D notes.

Mortgages trustee GIC account, Funding 2 GIC account and issuer GIC account

     All amounts held by the mortgages trustee which are not invested in authorized investments will be deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. The mortgages trustee GIC account is subject to a guaranteed investment contract such that the mortgages trustee GIC provider has agreed to pay a variable rate of interest on funds in the mortgages trustee GIC account of 0.15% per annum below LIBOR for three-month sterling deposits.

     The mortgages trustee GIC account is currently maintained with Northern Rock but may be required to be transferred to the stand-by GIC provider or other bank in certain circumstances, including if the short-term, unguaranteed and unsecured ratings ascribed to Northern Rock fall below "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the aggregate principal amount outstanding of the notes issued by the issuing entity and the Funding 2 issuing entities, then the short-term, unguaranteed and unsecured rating required to be ascribed to Northern Rock by Standard & Poor's shall be at least "A-1".

     All amounts held by Funding 2 which are not invested in authorized investments will be deposited in the Funding 2 GIC account. The Funding 2 GIC account is maintained with Northern Rock. The Funding 2 GIC account is subject to a guaranteed investment contract such that the Funding 2 GIC provider has agreed to pay a variable rate of interest on funds in the Funding 2 GIC account of 0.15% per annum below LIBOR for one-month sterling deposits.

     All amounts held by the issuing entity which are not invested in authorized investments will be deposited in the issuer GIC account. The issuer GIC account is maintained with Northern Rock. The issuer GIC account is subject to a guaranteed investment contract such that the issuer GIC provider has agreed to pay a variable rate of interest on funds in the issuer GIC account of 0.15% per annum below LIBOR for one-month sterling deposits.

     Whilst Northern Rock maintains the issuer GIC account, it will be paid a fee on each monthly payment date equal to the amount calculated by the issuer cash manager as the excess of the issuer available revenue receipts on any monthly payment date available to pay or provide for items (A) through (O) of the issuer pre-enforcement revenue priority of payments on such monthly payment date.

Funding 2 liquidity facility

     Funding 2 may, at any time after the Funding 2 program date and with the prior written consent of the Funding 2 security trustee, establish the Funding 2 liquidity facility, which may be available to make interest and/or principal payments on certain loan tranches and/or other senior expenses of Funding 2 (the payment of which ranks in priority to interest due on the loan tranches).

     The consent of noteholders will not be obtained in relation to the establishment of the Funding 2 liquidity facility.

     The terms of the Funding 2 liquidity facility will be agreed with the Funding 2 liquidity facility provider at the time Funding 2 enters into an applicable agreement. It is expected that the terms of such agreement would require the Funding 2 liquidity facility provider to make available to Funding 2, on the satisfaction of certain conditions, but subject to certain restrictions and limitations, a facility to be utilized towards the making of payments of interest and repayments of principal in respect of certain loan tranches.

     The obligation to pay interest or fees on any Funding 2 liquidity facility will be senior to the obligation to pay amounts due to the Funding 2 basis rate swap provider under the applicable Funding 2 pre-enforcement revenue priority of payments and under the Funding 2 post-enforcement priority of payments.

     Repayment of amounts drawn down under any Funding 2 liquidity facility will be made by Funding 2 prior to making payments of interest and/or principal on the loan tranches.

     Any Funding 2 liquidity facility provider will be a secured creditor of Funding 2 pursuant to the Funding 2 deed of charge. All amounts owing to the Funding 2 liquidity facility provider will, on the service of a Funding 2 intercompany loan enforcement notice on Funding 2, rank in priority to all amounts of interest and principal then outstanding from Funding 2 under the global intercompany loan agreement.

Start-up loans

     The following section contains a summary of the material terms of the start-up loan agreement entered into on the Funding 2 program date, as amended from time to time, among the issuing entity, Funding 2 and the issuer security trustee (the "NR start-up loan agreement") relating to the provision of start-up loan tranches to the issuing entity. The summary does not purport to be complete and is subject to the provisions of the NR start-up loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General description

     Pursuant to the NR start-up loan agreement, Northern Rock plc, in its capacity as "start-up loan provider", agreed to make available to us a "start-up loan tranche" on each closing date.

     At any time after the Funding 2 program date, we may, with the prior written consent of the issuer security trustee, enter into a new start-up loan agreement with a new startup loan provider under which such start-up loan provider will also agree to make available to us a start-up loan tranche on each closing date.

     Each start-up loan tranche will be used to fund (in whole or in part) the issuer reserve fund and to meet the costs and expenses incurred by Funding 2 and us in connection with the issuance of notes, the making of a loan tranche and the acquisition by Funding 2 of the additional Funding 2 share of the trust property. The amount of each start-up loan tranche to be made to us will be described in the applicable prospectus supplement.

     Each start-up loan tranche will constitute a separate debt, due from us to the start-up loan provider. The aggregate of the start-up loan tranches, at any time, will constitute the start-up loan.

Interest on start-up loans

     Each start-up loan tranche will bear interest until repaid at a rate which will be described in the applicable prospectus supplement until repaid. Any unpaid interest will not fall due but will instead be due on the next following monthly payment date on which sufficient funds are available to pay such unpaid amount and pending such payment will itself bear interest. Interest is payable by us on each monthly payment date in respect of such start-up loan tranche.

Repayment of start-up loans

     We will be obliged to repay the start-up loan only to the extent that we have Funding 2 available revenue receipts after making payments ranking in priority to payments to the start-up loan provider(s) as described under "Cashflows - Distribution of issuer available revenue receipts prior to enforcement of the issuer security" or "Cashflows - Distribution of issuer available principal receipts and issuer available revenue receipts following enforcement of the issuer security". Amounts due to the start-up loan provider(s) will be payable on any monthly payment date (and in no order of priority among them, but in proportion to the amounts due) after amounts of interest due to the noteholders. We will have no further recourse to the start-up loan provider(s) after it has repaid the start-up loan(s).

Event of default

     It will be an event of default under any start-up loan agreement if we have available funds to pay amounts due to the start-up loan provider(s) and we do not pay them.

Acceleration

     Subject to the issuer deed of charge, the start-up loan will become immediately due and payable upon service of a issuer enforcement notice.

Governing law

     The NR start-up loan agreement will be governed by English law.

                              The swap agreements

     The following section describes, in summary, the material terms of Funding 2 basis rate swap agreement and the issuer swap agreements (together, the "swap agreements"). The description does not purport to be complete and is subject to the provisions of each of the swap agreements, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

The Funding 2 basis rate swaps

     Some of the mortgage loans in the mortgage portfolio pay a variable rate of interest for a period of time, which may be either linked to the seller's standard variable rate or linked to an interest rate other than the seller's standard variable rate, such as a variable rate offered by a basket of UK mortgage lenders or an interest rate that tracks the Bank of England base rate. Other mortgage loans pay a fixed rate of interest for a period of time.

     The amount of revenue receipts that Funding 2 receives on the mortgage portfolio will fluctuate according to the interest rates applicable to the mortgage loans in the mortgages trust. The amount of interest payable by Funding 2 to us under the loan tranches advanced pursuant to the global intercompany loan agreement, from which amount we will fund, among other things, our payment obligations under the issuer swaps and the notes, will generally be calculated by reference to an interest rate based upon three-month LIBOR, but will be payable in monthly instalments. In the light of this, on the Funding 2 program date Funding 2 and Northern Rock, as Funding 2 basis rate swap provider, have entered into the Funding 2 basis rate swaps (which comprise certain hedging arrangements), as amended from time to time (the "Funding 2 basis rate swaps").

     The intention of these arrangements (which are entered into between Funding 2 and the Funding 2 basis swap provider) is to enable Funding 2 to receive from the Funding 2 basis swap provider amounts equal to the interest payments due under the global intercompany loan agreement in return for which Funding 2 will pay to the Funding 2 basis swap provider amounts based on the rates of interest on the mortgage loans in the mortgage portfolio applied to the Funding 2 share of the trust property. In computing the rates of interest on the mortgage loans in the mortgage portfolio, the hedging arrangements will assume that on variable rate mortgage loans, the variable rate payable by the borrowers is determined by reference to the average of the standard variable mortgage rates or their equivalent charged to borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National PLC, Alliance & Leicester plc, Bradford & Bingley plc, HBOS plc, Lloyds TSB Bank plc, National Westminster Bank plc and Woolwich plc (or such other lenders as may replace such lenders in accordance with the terms and conditions of the hedging arrangements).

     If a payment is to be made by the Funding 2 basis rate swap provider under the Funding 2 basis rate swaps, once received by Funding 2 that payment will be included in the Funding 2 available revenue receipts and will be applied on the relevant monthly payment date according to the relevant Funding 2 priority of payments. If a payment is to be made by Funding 2 under the Funding 2 basis rate swaps, it will be made according to the relevant Funding 2 priority of payments.

     In the event that any of the Funding 2 basis rate swaps terminates prior to the service of a Funding 2 intercompany loan enforcement notice or the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement, Funding 2 shall use its best efforts to enter into a replacement swap transaction on terms acceptable to the rating agencies and the Funding 2 security trustee and with a swap provider whom the rating agencies have previously confirmed in writing to Funding 2 and the Funding 2 security trustee will not cause the then current ratings of our notes to be reduced, withdrawn or qualified.

     Under the terms of the Funding 2 basis rate swaps, in the event that the relevant rating of the Funding 2 basis rate swap provider (or any guarantor of the Funding 2 basis rate swap provider) is downgraded by a rating agency below the rating(s) specified in the Funding 2 basis rate swap agreement (in accordance with the requirements of the rating agencies) and, where applicable, the then-current ratings of the notes would or may, as applicable, be adversely affected as a result of the downgrade, the Funding 2 basis rate swap provider will, as a result of the downgrade, be required to take certain remedial measures. Such measures may include providing collateral for its obligations under the Funding 2 basis rate swaps, arranging for its rights and obligations under the Funding 2 basis rate swaps to be transferred to an entity with the ratings required by the relevant rating agency, procuring another entity with the ratings required by the relevant rating agency to become a co-obligor in respect of its obligations under the Funding 2 basis rate swaps or taking such other action as it may agree with the relevant rating agency. A failure to take such steps will allow Funding 2 to terminate the Funding 2 basis rate swaps, provided that in the event that Funding 2 wishes to designate an early termination date (as defined in the Funding 2 basis rate swap agreement) and there is a payment due to the Funding 2 basis rate swap provider, Funding 2 may only designate such an early termination date if it has found a replacement swap provider.

The issuer swaps

     To protect us against certain interest rate and/or currency risks in respect of amounts received by us from Funding 2 under the global intercompany loan agreement and amounts payable by us under each series and class of notes, we will, on the closing date for a series and class of notes (and where it is required to hedge such risks) enter into an issuer swap agreement with an issuer swap provider (each, an "issuer swap agreement" and each transaction thereunder, an "issuer swap").

     Under each issuer swap:

     (a)  we are scheduled to pay to the issuer swap provider:

          (i) on the applicable closing date, where a series and class of notes has been issued in a specified currency other than sterling, an amount in the specified currency equal to the net proceeds of the issue of such notes;

          (ii) where a series and class of notes has been issued in a specified currency other than sterling, on each note payment date in respect of such series and class of notes, an amount in sterling equal to the principal payment (in the specified currency) to be made on such series and class of notes on that note payment date, such amount to be calculated by reference to the relevant specified currency swap rate; and

         (iii) on each monthly payment date, an amount in sterling calculated by applying a three month sterling LIBOR rate (or an interpolated sterling LIBOR rate, as applicable) to the principal amount outstanding of such notes; and

     (b)  the issuer swap provider is scheduled to pay to us:

          (i) on the applicable closing date, where a series and class of notes has been issued in a specified currency other than sterling, an amount in sterling equal to the net proceeds of the issue of such series and class of notes, converted from the specified currency into sterling at the specified currency swap rate;

          (ii) where a series and class of notes has been issued in a specified currency other than sterling, on each note payment date in respect of such series and class of notes, an amount in the specified currency equal to the principal payments to be made on the relevant series and class of notes on that note payment date; and

         (iii) on each note payment date in respect of such series and class notes, an amount in the specified currency equal to the interest to be paid in the specified currency on such series and class of notes on that note payment date.

     On the earlier to occur of a step-up-date in respect of a series and class of notes and a pass-through trigger event, the issuer swap agreement in respect of that series and class of notes will be adjusted to provide for payments under the issuer swap agreement to be due monthly in order to reflect the monthly payments of interest on the applicable series and class of notes.

     In the event that any issuer swap is terminated prior to the service of an issuer enforcement notice or the final maturity date in respect of the applicable series and class of notes (and where such notes have not been repaid in full), we shall use our best efforts to enter into a replacement issuer swap in respect of that series and class of notes. Any replacement issuer swap must be entered into on terms acceptable to the rating agencies and the issuer security trustee and with a replacement issuer swap provider that the rating agencies have confirmed will not cause the then-current ratings of the applicable notes to be reduced, withdrawn or qualified.

     Under the terms of each issuer swap, in the event that the relevant rating of any issuer swap provider (or any guarantor of the issuer swap provider) is downgraded by a rating agency below the rating(s) specified in the relevant issuer swap agreement (in accordance with the requirements of the rating agencies) (a "swap downgrade event") and, where applicable, the then-current ratings of the notes would or may, as applicable, be adversely affected as a result of the downgrade, such issuer swap provider will be required to take certain remedial measures. Such measures may include providing collateral for its rights and obligations under the relevant issuer swap agreement, arranging for its obligations under the relevant issuer swap agreement to be transferred to an entity with the ratings required by the relevant rating agency, procuring another entity with the ratings required by the relevant rating agency to become a co-obligor in respect of, or guarantor of, its obligations under the relevant issuer swap agreement or taking such other action as it may agree with the relevant rating agency. A failure to take such steps will allow us to terminate the relevant issuer swap agreement, provided that in the event that we wish to designate an early termination date (as defined in the relevant issuer swap agreement) and there is a payment due to the relevant issuer swap provider, we may only designate such an early termination date if it has found a replacement swap provider.

Termination of the swap transactions

     A swap transaction could also be terminated in certain other circumstances set out in the relevant swap agreement each referred to as a "swap early termination event" which include, but are not limited to, the following circumstances:

     o at the option of one party to the swap transaction, if there is a failure by the other party to pay any amounts due and payable in accordance with the terms of that swap. Certain amounts may be due but not payable in accordance with the terms of the swap as described below under "- Limited recourse and swap payment obligation";

     o in the case of the issuer swaps, the note trustee serving an issuer enforcement notice and, in the case of the Funding 2 basis rate swaps, the Funding 2 security trustee serving a Funding 2 intercompany loan enforcement notice;

     o if withholding taxes are imposed on a swap provider's payments due to a change in law; or

     o upon the occurrence of certain insolvency events in relation to the parties or its credit support provider, if applicable, or the merger of the relevant swap provider or its credit support provider, if applicable, without an assumption of the obligations under the swap transactions or the relevant credit support document (as the case may be), or changes in law resulting in the obligations of one of the parties or its credit support provider becoming illegal.

     Upon the occurrence of a swap early termination event in relation to the Funding 2 basis rate swap agreement, Funding 2 or the Funding 2 basis rate swap provider may be liable to make a swap termination payment to the other. Upon the occurrence of a swap early termination event in relation to an issuer swap agreement, we or the relevant swap provider may be liable to make a swap termination payment to the other. This swap termination payment will be calculated and made in sterling. The amount of any swap termination payment will be based on the market value of the terminated swap based on market quotations of the cost of entering into a swap with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties (or based upon loss in the event that no market quotation can be obtained). Any such swap termination payment could be substantial.

     If any swap termination payment is due by us to an issuer swap provider, then pursuant to our obligations under the global intercompany loan agreement, Funding 2 shall pay to us the amount required by us to pay the swap termination payment due to the relevant swap provider. Following the termination of an issuer swap, as a result of a swap provider default with respect to the relevant issuer swap provider, any such swap termination payment will be made by us to the issuer swap provider only after paying interest amounts due on the notes, However, if we cause a default to occur that results in a swap termination payment becoming due from us to an issuer swap provider, such payment will be made by us in the same priority as we pay the relevant interest amounts due on that series and class of notes. We shall apply amounts received from Funding 2 under the global intercompany loan agreement in respect of swap termination payments in accordance with the issuer pre-enforcement revenue priority of payments, the issuer pre-enforcement principal priority of payments or, as the case may be, the issuer post-enforcement priority of payments. The application by us of swap termination payments due to a swap provider may affect the funds available to pay amounts due to the noteholders (see "Risk factors - You may be subject to exchange rate and interest rate risks").

     Following termination of a Funding 2 basis rate swap, as a result of a swap provider default with respect to the Funding 2 basis rate swap provider, where a swap termination payment becomes due from Funding 2 to the Funding 2 basis rate swap provider, such payment will be made only after paying interest amounts due on the global intercompany loan and after satisfying any debit balance on the principal deficiency ledger. However, if Funding 2 causes a default to occur that results in a swap termination payment becoming due from Funding 2 to the basis rate swap provider, such payment will be made in priority to the payment of interest amounts due on the global intercompany loan. The application by Funding 2 of swap termination payments due to a Funding 2 basis rate swap provider may affect the funds available to pay amounts due to noteholders (see "Risk factors -Swap termination payments may adversely affect the funds available to make payments on the notes").

     If Funding 2 receives a swap termination payment from the Funding 2 basis rate swap provider, then Funding 2 shall use those funds towards meeting its costs in effecting applicable hedging transactions until a replacement swap transaction is entered into and/or to acquire a replacement swap transaction. We will not receive extra amounts (over and above interest and principal payable under the global intercompany loan agreement) as a result of Funding 2 receiving a swap termination payment.

     If we receive a swap termination payment from an issuer swap provider, then we shall use those funds towards meeting our costs in effecting any applicable hedging transactions until a new issuer swap is entered into and/or to acquire a new issuer swap.

     You will not receive extra amounts (over and above interest and principal payable on the notes) as a result of us receiving a swap termination payment.

Taxation

     Neither we nor Funding 2 are obliged under any of the swap transactions to gross up payments made by them if withholding taxes are imposed on payments made under the swaps.

     A swap provider is always obliged to gross up payments made by it to Funding 2 or us (as applicable) if withholding taxes are imposed on payments made under the swap transactions. If such withholding taxes are imposed due to a change in tax law, a swap provider may have the right to terminate the applicable swap transaction.

Limited recourse and swap payment obligation

     On any scheduled payment date under the Funding 2 basis rate swaps, Funding 2 will only be obliged to pay an amount to the Funding 2 basis rate swap provider to the extent that Funding 2 has received sufficient funds in respect of the Funding 2 share of the trust property to pay that amount to the Funding 2 basis rate swap provider, subject to and in accordance with the relevant Funding 2 priority of payments. On any scheduled payment date under the Funding 2 basis rate swaps, the Funding 2 basis rate swap provider will only be obliged to pay to Funding 2 an amount that is proportionate to the amount of the payment that it has received from Funding 2 on that date.

     Prior to the enforcement of the issuer security, on any scheduled payment date under the issuer swaps, we will only be obliged to pay an amount to an issuer swap provider in respect of an issuer swap agreement relating to a series and class of notes to the extent that we have received from Funding 2 sufficient funds under the loan tranche related to such series and class of notes to pay that amount to that issuer swap provider, subject to and in accordance with the relevant issuer priority of payments. On any scheduled payment date under the issuer swaps, each issuer swap provider will only be obliged to pay to us an amount that is proportionate to the amount of the payment that it has received from us on or prior to that date.

            Cash management for the mortgages trustee and Funding 2

     The material terms of the cash management agreement are summarized in this section. The summary does not purport to be complete and it is subject to the provisions of the cash management agreement. A form of the cash management agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Northern Rock has been appointed by the mortgages trustee, Funding, Funding 2, the security trustee and the Funding 2 security trustee to provide cash management services in relation to the mortgages trustee, Funding and Funding 2.

Cash management services to be provided in relation to the mortgages trust

     The cash manager's duties in relation to the mortgages trust include, but are not limited to:

     (A) determining the current shares and share percentages of Funding, Funding 2 and the seller in the trust property (including the relevant weighted average Funding share percentage, the relevant weighted average Funding 2 share percentage and the relevant weighted average seller share percentage, as applicable) in accordance with the terms of the mortgages trust deed;

     (B) maintaining the following ledgers on behalf of the mortgages trustee:

          o the Funding share/Funding 2 share/seller share ledger, which will record the current Funding share, the current Funding 2 share, the current seller share, the current Funding share percentage, the current Funding 2 share percentage and the current seller share percentage the trust property;

          o the losses ledger, which will record losses on the mortgage loans;

          o the principal ledger, which will record principal receipts on the mortgage loans received by the mortgages trustee, payments of principal from the mortgages trustee GIC account to Funding, Funding 2 and the seller and any mortgages trustee retained principal receipts (the "principal ledger");

          o the "revenue ledger", which will record revenue receipts on the mortgage loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding, Funding 2 and the seller;

          o the "overpayments ledger", which will record each revenue receipt and/or principal receipt paid by a borrower in excess of the amount required under the terms of the relevant mortgage loan (and in the case of any non-flexible mortgage loan by an amount equal to or less than (pound)199.99), and which will be sub-divided into sub-ledgers to record overpayments made on non-flexible mortgage loans and flexible mortgage loans;

          o the non-flexible underpayments ledger, which will record underpayments on non-flexible mortgage loans;

          o the re-draws ledger, which will record re-draws on the flexible mortgage loans and which will be sub-divided into sub-ledgers to record cash redraws and non-cash re-draws;

          o the contributions ledger, which will record the making by Funding, Funding 2 and the seller of contributions to the mortgages trust and the application of such contributions in accordance with the terms of the mortgages trust deed; and

          o the further draw ledger which will record further draws on personal secured loans.

          (C) distributing the mortgages trustee available revenue receipts and the mortgages trustee available principal receipts to Funding, Funding 2 and the seller in accordance with the terms of the mortgages trust deed;

          (D) providing the mortgages trustee, Funding, Funding 2, the security trustee, the Funding 2 security trustee and the rating agencies with a quarterly report in relation to the trust property; and

          (E) providing the mortgages trustee and Funding 2 with quarterly management accounts.

Cash management services to be provided to Funding 2

     The cash manager's duties in relation to Funding 2 include, but are not limited to:

     (A) determining no later than the distribution date immediately preceding the relevant monthly payment date:

          o the amount of Funding 2 available revenue receipts to be applied on that relevant monthly payment date to pay interest and fees then due under the global intercompany loan agreement; and

          o the amount of Funding 2 available principal receipts to be applied on that relevant monthly payment date to repay principal then due under the global intercompany loan agreement;

     (B)  maintaining the following ledgers on behalf of Funding 2:

          o the Funding 2 cash accumulation ledger which will record the principal receipts accumulated by Funding 2 to repay each bullet loan tranche;

          o the Funding 2 principal ledger, which will record the all other principal receipts received by Funding 2 on each distribution date;

          o the Funding 2 revenue ledger, which will record all other amounts received by Funding 2 on each distribution date;

          o the Funding 2 reserve ledger, which will record the amount credited to the Funding 2 reserve fund from time to time, and subsequent withdrawals and deposits in respect of the Funding 2 reserve fund; and

          o the Funding 2 intercompany loan ledger, which will record payments of interest and repayments of principal on each of the loan tranches made under the global intercompany loan agreement;

     (C) investing sums standing to the credit of the Funding 2 GIC account or any other Funding 2 bank account in short-term authorized investments (as defined in the glossary) on behalf of Funding 2 or the Funding 2 security trustee (as the case may be);

     (D) making withdrawals from the Funding 2 reserve account as and when required;

     (E) making any required withdrawals under the Funding 2 liquidity reserve fund(s), if any;

     (F) applying the Funding 2 available revenue receipts and Funding 2 available principal receipts in accordance with the relevant order of priority of payments for Funding 2 contained in the Funding 2 deed of charge;

     (G) providing Funding 2, the issuing entity, the Funding 2 security trustee and the rating agencies with a monthly report in relation to Funding 2;

     (H) making all returns and filings in relation to Funding 2 and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them; and

     (I)  maintaining the Funding 2 principal deficiency ledger.

     For the definitions of Funding 2 available revenue receipts, Funding 2 available principal receipts and the Funding 2 pre-enforcement priorities of payments, see "Cashflows".

Compensation of cash manager

     The cash manager is paid an annual fee of (pound)100,000 for its services which is paid in equal installments monthly in arrear on a monthly payment date. The fee is inclusive of VAT. The fee is subject to adjustment if the applicable rate of VAT changes.

     In addition, the cash manager is entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by the mortgages trustee, Funding 2 and Funding proportionately in accordance with and subject to the terms of the mortgages trust deed, the relevant Funding 2 priority of payments and the Funding priority of payments, prior to amounts due to the issuing entity under the global intercompany loan agreement.

Resignation of cash manager

     The cash manager may resign only on giving 12 months' prior written notice to the each Funding security trustee, each Funding beneficiary and the mortgages trustee provided that the Funding security trustees and the Funding beneficiaries and the mortgages trustee each consent in writing to the cash manager's resignation and provided further that:

     o a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the Funding security trustees, the Funding beneficiaries and the mortgages trustee; and

     o the then current ratings of the issuing entity's notes and the Funding issuing entities' notes would not be reduced, withdrawn or qualified as a result of that replacement.

Termination of appointment of cash manager

     The Funding security trustees, the Funding beneficiaries and/or the mortgages trustee may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately on the occurrence of certain events including:

     o the cash manager defaults in the payment of any amount due and fails to remedy such default for a period of 5 London business days after the earlier of becoming aware of the default and receiving a written notice of such default from the Funding security trustees;

     o the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the Funding 2 security trustee, is materially prejudicial to the interests of the holders of the notes issued by the issuing entity and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving written notice from the Funding security trustees; or

     o    the cash manager suffers an insolvency event.

     Upon termination of the appointment of the cash manager, each Funding security trustee has agreed to use its reasonable endeavors to appoint a substitute cash manager. Any such substitute cash manager will be required to enter into an agreement on substantially the same terms as the provisions of the cash management agreement and any appointment is conditional upon the rating agencies having previously confirmed in writing to the mortgages trustee, each Funding beneficiary and each Funding security trustee that the then current ratings of the issuing entity's notes and the notes of the Funding issuing entities will not be reduced, withdrawn or qualified.

     If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the mortgage loans to or at the direction of the mortgages trustee, the Funding beneficiaries or the Funding security trustees, as the case may be. The cash management agreement will terminate automatically when both Funding and Funding 2 have no further interest in the trust property and all amounts outstanding under the global intercompany loan agreement and each Funding intercompany loan agreement have been repaid or otherwise discharged.

Governing law

     The cash management agreement is governed by English law.

                    Cash management for the issuing entity

     The material terms of the issuer cash management agreement are summarized in this section. The summary does not purport to be complete and it is subject to the terms of the issuer cash management agreement. A form of the issuer cash management agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

     On the Funding 2 program date, we appointed Northern Rock to provide cash management services to us.

Cash management services to be provided to the issuing entity

     The issuer cash manager's duties include, but are not limited to:

     (A) determining no later than the distribution date immediately preceding the relevant monthly payment date:

          o the issuer available revenue receipts to be applied to pay interest on the notes on that relevant monthly payment date to the applicable issuer swap provider or to the noteholders, as applicable, and to pay amounts due to other creditors of the issuing entity;

          o the issuer available principal receipts to be applied to pay the applicable swap provider and to repay principal of the notes on that relevant monthly payment date; and

          o such other amounts as are expressed to be calculations and determinations made by the issuer cash manager under the conditions of the notes;

     (B) applying issuer available revenue receipts and issuer available principal receipts in accordance with the relevant order of priority of payments for the issuing entity set out in the issuer cash management agreement; (C) providing the issuing entity, Funding 2, the note trustee, the issuer security trustee and the rating agencies with quarterly reports in relation to the issuing entity;

     (D) making all returns and filings required of the issuing entity and procuring the provision of company secretarial and administration services to the issuing entity;

     (E) arranging payment of all fees to the London Stock Exchange plc or, as applicable, the Financial Services Authority;

     (F) performing, if necessary, all currency and interest rate conversions free of charge, cost or expense at the relevant exchange rate; and

     (G) calculating required subordinated amounts and determining whether issuance tests and conditions to the repayment of notes have been met.

Issuing entity's bank account

     The issuing entity maintains in its name (i) bank accounts with the issuer account banks (together, the "issuer transaction account") and (ii) a bank account with Northern Rock subject to the terms of the issuer guaranteed investment contract, the issuer bank account agreement and the issuer deed of charge (the "issuer GIC account"). The issuing entity may, with the prior written consent of the issuer security trustee, open additional or replacement bank accounts.

     If the short-term, unguaranteed and unsubordinated ratings of an issuer account bank cease to be rated "A-1+" by Standard & Poor's, "P-1" by Moody's or "F1+" by Fitch, then the bank accounts of the issuing entity held with such issuer account bank will be closed and a new bank account opened with a bank that has the requisite ratings.

Compensation of issuer cash manager

     The issuer cash manager will be paid for its services an annual fee of (pound)200,000 which will be paid in equal installments monthly in arrear on a monthly payment date. The fee is inclusive of VAT. The fees will be subject to adjustment if the applicable rate of VAT changes.

     In addition, the issuer cash manager will be entitled to reimbursement for any expenses or other amounts properly incurred by it in carrying out its duties. The issuer cash manager will be paid by the issuing entity prior to amounts due on the notes.

Resignation of issuer cash manager

     The issuer cash manager may resign only on giving 12 months' prior written notice to the issuer security trustee and us provided that we and the issuer security trustee have consented in writing to the issuer cash manager's resignation and provided further that:

o a substitute issuer cash manager has been appointed and a new issuer cash management agreement is entered into on terms satisfactory to the issuer security trustee and us; and

o that replacement would not cause the then current ratings of the notes to be reduced, withdrawn or qualified.

Termination of appointment of issuer cash manager

     The issuing entity or the issuer security trustee may, upon written notice to the issuer cash manager, terminate the issuer cash manager's rights and obligations immediately if any of the following events occurs:

* the issuer cash manager defaults in the payment of any amount due and fails to remedy such default for a period of 5 London business days after the earlier of becoming aware of the default and receiving written notice of such default from us or the issuer security trustee;

* the issuer cash manager fails to comply with any of its other obligations under the issuer cash management agreement which in the opinion of the issuer security trustee is materially prejudicial to the noteholders and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the issuer security trustee; or

*    the issuer cash manager suffers an insolvency event.

     Upon termination of the appointment of the issuer cash manager, the issuer security trustee will agree to use its reasonable endeavors to appoint a substitute issuer cash manager. Any such substitute issuer cash manager will be required to enter into an agreement on substantially the same terms as the provisions of the issuer cash management agreement and any appointment is conditional upon the rating agencies having previously confirmed in writing to the issuing entity and the issuer security trustee that the then current ratings of the issuing entity's notes will not be reduced, withdrawn or qualified.

     If the appointment of the issuer cash manager is terminated or the issuer cash manager resigns, the issuer cash manager must deliver its books of account relating to the notes to or at the direction of the issuer security trustee. The issuer cash management agreement will terminate automatically when the notes have been fully redeemed.

Governing law

     The issuer cash management agreement will be governed by English law.

                     Security for Funding 2's obligations

      To provide security for its obligations under the global intercompany loan agreement and the other transaction documents, Funding 2 has entered into the Funding 2 deed of charge with the Funding 2 secured creditors. A summary of the material terms of the Funding 2 deed of charge is set out below. The summary does not purport to be complete and is subject to the provisions of the Funding 2 deed of charge. This prospectus forms part of the registration statement and a form of the Funding 2 deed of charge has been filed as an exhibit to that registration statement.

     Subject as provided in the following paragraph, Funding 2 has granted the following security to be held by the Funding 2 security trustee for itself and on trust for the benefit of the Funding 2 secured creditors:

     o an assignment by way of first fixed security of the Funding 2 share of the trust property;

     o an assignment by way of first fixed security of all of Funding 2's right, title, interest and benefit in the transaction documents (including for the avoidance of doubt rights against the mortgages trustee under the mortgages trust deed, but excluding all of Funding 2's right, title, interest and benefit in the Funding 2 deed of charge) to which Funding 2 is a party from time to time;

     o a first fixed charge (which may take effect as a floating charge) of Funding 2's right, title, interest and benefit in the Funding 2 GIC account, the Funding 2 transaction account, any Funding 2 swap collateral account and each other account (if any) of Funding 2 and all amounts standing to the credit of those accounts (including all interest accrued on such amounts);

     o a first fixed charge (which may take effect as a floating charge) of Funding 2's right, title, interest and benefit in all authorized investments made by or on behalf of Funding 2 including all income on such investments; and

     o a first floating charge over all the assets and the undertaking of Funding 2 which are not otherwise effectively subject to a fixed charge or assignment by way of security as described in the preceding paragraphs (and also extending over all Funding 2's Scottish assets whether or not effectively charged or assigned by way of security as aforesaid).

     Security which is expressed to be fixed in nature may take effect as floating security depending on the degree of control which the secured party is given over the relevant assets and the degree to which the secured party actually exercises such control.

Nature of security - fixed charge or floating charge

     For an asset to be regarded as being subject to a fixed charge, as a general rule, Funding 2 should not be permitted to deal with such assets without the consent of the Funding 2 security trustee. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge.

     Unlike fixed charges, a floating charge encumbers a class of assets which may change from time to time. Funding 2 is able to deal with assets which are subject to a floating charge only and to give third parties title to those assets free from the floating charge in the event of sale, discharge or modification, provided that such dealings and transfers of title are in the ordinary course of Funding 2's business. Assets which are acquired by Funding 2 after the Funding 2 program date (including assets acquired upon the disposition of any other asset) and which are not subject to any fixed charge will be subject to the floating charge created by the Funding 2 deed of charge.

     The existence of the floating charge will allow the Funding 2 security trustee to appoint a receiver as an administrative receiver of Funding 2 as long as the capital market exemption is available. The main advantage of the receiver being an administrative receiver is that a person entitled to appoint an administrative receiver can prevent the appointment of an servicer, ensuring that in the event of enforcement proceedings commenced in respect of amounts due and owing by Funding 2, the Funding 2 security trustee will be able to control those proceedings in the best interest of the Funding 2 secured creditors. If an servicer of Funding 2 were appointed this would prevent the appointment of a receiver and freeze the enforcement by the Funding 2 secured creditors and the Funding 2 security trustee of rights and remedies without the consent of the servicer or leave of the court.

     The interest of the Funding 2 secured creditors in property and assets over which there is a floating charge will rank behind the expenses of any liquidation or administration and the claims of certain preferential creditors on enforcement of the Funding 2 security. Section 250 of the Enterprise Act 2002 abolishes Crown Preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge) but a new Section 176A of the Insolvency Act 1986 (as inserted by Section 251 of the Enterprise Act 2002) requires a "prescribed part" (up to a maximum amount of (pound)600,000) of the floating charge realizations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the expenses of any liquidation or administration, the claims of preferential creditors and the beneficiaries of the prescribed part will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to Funding 2 secured creditors. The prescribed part will not be relevant to property subject to a valid fixed security interest or to a situation in which there are no unsecured creditors.

     The floating charge created by the Funding 2 deed of charge may "crystallize" and become a fixed charge over the relevant class of assets owned by Funding 2 at the time of crystallization. Crystallization will occur automatically following the occurrence of specific events set out in the Funding 2 deed of charge, including, among other events, service of a Funding 2 intercompany loan enforcement notice on Funding 2 (except in relation to Scottish assets, in respect of which the floating charge will crystallize only on the appointment of a receiver under it or upon Funding 2 going into liquidation within the meaning of section 247(2) of the Insolvency Act 1986). A crystallized floating charge will continue to rank behind the claims of preferential creditors (as referred to in this section) on enforcement of the Funding 2 security.

     We expect that the appointment of an administrative receiver by the Funding 2 security trustee under the Funding 2 deed of charge will not be prohibited by Section 72A of the Insolvency Act 1986 as the appointment will fall within the exception set out under Section 72B of the Insolvency Act 1986 (First exception: capital market).

Funding 2 pre-enforcement and post-enforcement priority of payments

     The Funding 2 deed of charge sets out the order of priority, as at the Funding 2 program date, for the application by the cash manager, prior to the service of a Funding 2 intercompany loan enforcement notice, of amounts standing to the credit of the Funding 2 transaction account on each monthly payment date. This order of priority is described under "Cashflows - Distribution of Funding 2 available revenue receipts prior to the enforcement of the Funding 2 security" and "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security".

     The Funding 2 deed of charge sets out the order or priority, as at the Funding 2 program date, for the application by the Funding 2 security trustee (or the cash manager on behalf of the Funding 2 security trustee), following service of a Funding 2 intercompany loan enforcement notice, of amounts received or recovered by the Funding 2 security trustee or a receiver appointed on its behalf. This order of priority is described under "Cashflows
- Distribution of monies following enforcement of the Funding 2 security".

     If any other Funding 2 issuing entities are established to issue notes and accordingly to make advances to Funding 2, such Funding 2 issuing entities and other applicable creditors of Funding 2 will enter into deeds of accession or supplemental deeds in relation to the Funding 2 deed of charge which may, depending on the type of notes to be issued, require amendments, amongst other things, to any of the Funding 2 pre-enforcement revenue priority of payments, the Funding 2 pre-enforcement principal priority of payments, and the Funding 2 post-enforcement priority of payments.

Enforcement

     The Funding 2 deed of charge sets out the circumstances upon which and the procedures by which the Funding 2 security trustee may take steps to enforce the Funding 2 security. The Funding 2 security will become enforceable upon the service on Funding 2 by the Funding 2 security trustee of a Funding 2 intercompany loan enforcement notice (see "The global intercompany loan agreement - Funding 2 intercompany loan events of default") provided that, if the Funding 2 security has become enforceable otherwise than by reason of a default in payment of any amount due in respect of the AAA loan tranches, the Funding 2 security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding 2 security unless either:

     o a sufficient amount would be realized to allow a full and immediate discharge of all amounts owing in respect of all AAA loan tranches and all prior ranking amounts due by Funding 2; or

     o the Funding 2 security trustee is of the opinion (which shall be binding on the Funding 2 secured creditors), reached after considering the advice of any financial or professional advisers selected by the Funding 2 security trustee (and if the Funding 2 security trustee is unable to obtain such advice having made reasonable efforts to do this, this condition shall not apply), that the cash flow expected to be received by Funding 2 will not, or that there is a significant risk that it will not, be sufficient (as certified to it by Funding 2), having regard to any other relevant actual, contingent or prospective liabilities of Funding 2 to discharge in full over time all amounts owing in respect of all AAA loan tranches and all prior ranking amounts due by Funding 2.

     The Funding 2 security trustee shall not be bound to make the determinations set out above unless it shall have been indemnified and/or secured to its satisfaction against all liabilities to which it may thereby become liable or which it may incur by so doing.

Conflicts

     The Funding 2 deed of charge provides that, when exercising its discretion and/or when exercising the rights, benefits, powers, trusts, authorities, directions and obligations expressed to be granted by the Funding 2 deed of charge, the Funding 2 security trustee shall act only at the request or direction of the issuer security trustee. The authority of the issuer security trustee to direct the Funding 2 security trustee to act derives from the issuer's assignment to the issuer security trustee of its rights under the Funding 2 deed of charge.

Delegation by the Funding 2 security trustee to an authorized third party

     Subject as provided further in the transaction documents, the Funding 2 security trustee shall be entitled to delegate certain of its functions and rights under the transaction documents pursuant to the administration agreement to one or more authorized third parties whom the rating agencies have previously confirmed in writing to the Funding 2 security trustee and the issuing entity will not result in the ratings on the notes being reduced, qualified or withdrawn. In the event of any such appointment, the Funding 2 security trustee shall not be required to monitor or supervise the third party's performance and shall not be responsible for any act or omission of such third party or for any loss caused thereby.

No enforcement by Funding 2 secured creditors

     Each of the Funding 2 secured creditors (other than the Funding 2 security trustee and any receiver) has agreed under the Funding 2 deed of charge that only the Funding 2 security trustee may enforce the security created by the Funding 2 deed of charge.

Modification and waiver, fees, retirement and responsibilities of the Funding 2 security trustee

Modification and waiver

     Without the consent of any of the Funding 2 secured creditors, the Funding 2 security trustee may:

     o agree to modifications to the transaction documents provided that the Funding 2 security trustee is of the opinion that any such modification would not be materially prejudicial to the interests of the Funding 2 secured creditors or that such modification is of a formal, minor or technical nature or is required by the rating agencies in respect of any other Funding 2 issuing entity or other person which accedes to the Funding 2 deed of charge; and

     o authorize or waive a proposed or actual breach of any provisions of the transaction documents provided that the Funding 2 security trustee is of the opinion that such breach would not be materially prejudicial to the interests of the Funding 2 secured creditors.

     Any such modification, authorization or waiver will be binding on the Funding 2 secured creditors.

     When formulating its opinion and/or when exercising the rights, benefits, trusts, authorities, directions and obligations under the transaction documents to which it is a party, the Funding 2 security trustee shall as a result of the operation of the provisions of the Funding 2 deed of charge and the issuer deed of charge and the assignment by us of our rights under the Funding 2 deed of charge to the issuer security trustee, act only at the request or direction of the issuer security trustee.

Fees, expenses and indemnity

     Funding 2 shall reimburse the Funding 2 security trustee for all its costs and expenses properly incurred in acting as Funding 2 security trustee. In addition, Funding 2 shall pay to the Funding 2 security trustee a fee of such amount and on such dates as will be agreed from time to time by the Funding 2 security trustee and Funding 2. Funding 2 shall indemnify the Funding 2 security trustee from and against all proceedings, claims, demands, losses, costs, charges, expenses and liabilities incurred by it or to which it may become liable in connection with the exercise of its trusts, powers, authorities and discretions, or otherwise in respect of any matter done or not done relating to the transaction documents, except where the same is caused by the fraud, gross negligence, willful default or breach of the terms of the Funding 2 deed of charge by the Funding 2 security trustee or any of its officers or employees.

Retirement and removal

     Subject to the appointment of a successor security trustee, the Funding 2 security trustee may retire after giving three months' notice in writing to Funding 2. If within 60 days of having given notice of its intention to retire, Funding 2 has failed to appoint a replacement security trustee, the outgoing security trustee will be entitled to appoint its successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the Funding 2 deed of charge). Funding 2 may remove the Funding 2 security trustee or appoint a new Funding 2 security trustee at any time provided that it has the approval, which must not be unreasonably withheld or delayed, of the issuer security trustee (who must consult with the Funding 2 secured creditors). In addition, the Funding 2 security trustee may subject to conditions specified in the Funding 2 deed of charge, appoint a co-trustee to act jointly with it.

Additional provisions of the Funding 2 deed of charge

     The Funding 2 deed of charge contains a range of provisions limiting the scope of the Funding 2 security trustee's duties and liabilities. These provisions include, among others, that the Funding 2 security trustee:

     o may rely on instructions or directions given to it by the issuer security trustee as being given in compliance with the issuer deed of charge and on the advice of any lawyer, banker, accountant or other expert;

     o is not responsible for the legality, admissibility in evidence, adequacy or enforceability of the Funding 2 deed of charge or any other transaction document;

     o may rely on documents believed by it to be genuine provided by any of the mortgages trustee, Funding 2 or the cash manager;

     o may assume that no Funding 2 intercompany loan event of default has occurred unless it has received notice from a Funding 2 secured creditor or the issuer security trustee stating that a Funding 2 intercompany loan event of default has occurred and describing that Funding 2 intercompany loan event of default;

     o is not required to monitor or supervise the functions of the account bank or of any other person under any transaction document;

     o has the power to determine all questions arising in relation to the Funding 2 deed of charge or other transaction document and every determination made shall bind all of the Funding 2 secured creditors;

     o each Funding 2 secured creditor must make its own independent appraisal, without reliance on the Funding 2 security trustee, as to the financial condition and affairs of Funding 2;

     o the Funding 2 security trustee will not be liable for any loss, cost, damage or expense which may be caused by anything done or not done by it under the Funding 2 deed of charge or any other transaction document unless caused by the Funding 2 security trustee's fraud, gross negligence, willful default or breach of the terms of the Funding 2 deed of charge;

     o the Funding 2 security trustee may accept such title as Funding 2 has to the Funding 2 charged property and will not be required to investigate or make inquiry into Funding 2's title to such property; and

     o the Funding 2 security trustee will not be responsible for any shortfall which may arise because it is liable to tax in respect of the Funding 2 charged property or the proceeds of the enforcement of such property.

     The Funding 2 security trustee makes no statement or representation in this prospectus, has not authorized or caused the issue of any part of it and takes no responsibility for any part of it. The Funding 2 security trustee does not guarantee the performance of the notes or the payment of principal or interest on the notes.

Governing law

     The Funding 2 deed of charge will be governed by and construed in accordance with English law, except for any terms of the Funding 2 deed of charge which are particular to the law of Scotland, which shall be construed in accordance with Scots law.

                 Security for the issuing entity's obligations

     To provide security for its obligations under the notes and the other transaction documents, the issuing entity has entered into the issuer deed of charge with the issuing entity secured creditors. A summary of the material terms of the issuer deed of charge is set out below. The summary does not purport to be complete and is subject to the provisions of the issuer deed of charge. This prospectus is a part of the registration statement, and a form of the issuer deed of charge has been filed as an exhibit to that registration statement.

Issuer security

     The issuing entity has granted the following security to be held by the issuer security trustee for itself and on trust for the benefit of the issuer secured creditors (which definition includes the noteholders):

     o an assignment by way of first fixed security of the issuing entity's rights and claims in respect of all security and other rights held on trust by the Funding 2 security trustee pursuant to the Funding 2 deed of charge;

     o an assignment by way of first fixed security of the issuing entity's right, title, interest and benefit in the transaction documents to which it is a party, including the global intercompany loan agreement, the Funding 2 deed of charge, each issuer swap agreement, the paying agent and agent bank agreement, the programme agreement, each subscription agreement, each underwriting agreement, the corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the trust deed;

     o a first fixed charge (which may take effect as a floating charge) of the issuing entity's right, title, interest and benefit in the issuer transaction account, the issuer GIC account, any issuer swap collateral account and each other account (if any) of the issuing entity, and all amounts or securities standing to the credit of those accounts (including all interest or other income or distributions earned on such amounts or securities);

     o a first fixed charge (which may take effect as a floating charge) of the issuing entity's right, title, interest and benefit in all authorized investments made by or on behalf of the issuing entity, including all monies and income payable under those investments; and

     o a first floating charge over all the assets and undertaking of the issuing entity which are not otherwise effectively subject to a fixed charge or assignment by way of security as described in the preceding paragraphs.

     Security which is expressed to be fixed in nature may take effect as floating security depending on the degree of control which the secured party is given over the relevant assets and the degree to which such secured party exercises such control.

Nature of security - fixed charge or floating charge

     For a description of the nature and certain consequences of taking fixed charges and floating charges see "Security for Funding 2's obligations - Nature of security - fixed charge or floating charge". We expect that an appointment of an administrative receiver by the issuer security trustee under the issuer deed of charge will not be prohibited by Section 72A of the Insolvency Act 1986 as the appointment will fall within the exception set out under Section 72B of the Insolvency Act 1986 (First exception: Capital Market).

     The security interests created by the issuing entity under the issuer deed of charge are binding on the creditors of the issuing entity and neither a liquidator, an administrator nor any creditor of the issuing entity has or will have (save as a result of a preferential claim or lien or priority rights arising by operation of law) any right or claim against the issuing entity which ranks in priority to or pari passu with the rights and claims of the issuer security trustee (as trustee for the issuer secured creditors under the issuer deed of charge) secured by the issuer deed of charge.

     In a liquidation or administration of the issuing entity, neither the issuing entity nor a liquidator or administrator or creditor of the issuing entity would be able to contest successfully or avoid or have set aside:

     (a) the validity of the security interests created by the issuing entity pursuant to the issuer deed of charge; or

     (b) the application by the issuer security trustee of monies received or recovered by it or by a receiver appointed by it after the security under the issuer deed of charge becomes enforceable, in accordance with the issuer post-enforcement priority of payments.

     The issuer security trustee's interest may, however, be or become subject to prior third party rights, claims or interests.

Issuer pre-enforcement and post-enforcement priority of payments

     The issuer deed of charge sets out the order of priority for the application of cash by the issuer cash manager prior to the service of an issuer enforcement notice. This payment order of priority is described under "Cashflows".

     The issuer deed of charge sets out the order of priority for the application by the issuer security trustee (or the issuer cash manager on its behalf), following service of an issuer enforcement notice, of amounts received or recovered by the issuer security trustee or a receiver appointed on its behalf. This order of priority is described under "Cashflows".

     On the issuance of any series and class of notes, any new issuer swap providers or start-up loan providers will enter into deeds of accession or supplemental deeds in relation to the issuer deed of charge which may, depending on the type of notes to be issued, require amendments, amongst other things, to any of the issuer pre-enforcement revenue priority of payments, the issuer pre-enforcement principal priority of payments, and the issuer post-enforcement priority of payments.

Enforcement

     The issuer security will become enforceable upon the service on the issuing entity of an issuer enforcement notice.

Conflicts

     The issuer deed of charge contains provisions which require the issuer security trustee, whilst the notes are outstanding, to act only at the direction of the note trustee. If, in the sole opinion of the note trustee, there may be a conflict as among noteholders, the note trustee will have regard to the interests of the class of noteholders with the highest-ranking notes only. If there is a conflict between the interests of the class A noteholders of one series and the class A noteholders of another series or group of series, or conflict between the class B noteholders of one series and the class B noteholders of another series or group of series, or conflict between the class M noteholders of one series and the class M noteholders of another series or group of series, or conflict between the class C noteholders of one series and the class C noteholders of another series or group of series or conflict between the class D noteholders of one series and the class D noteholders of another series or group of series, then a resolution directing the note trustee to take any action shall be deemed to have been duly passed only if passed at separate meetings of the holders of each series of the class A notes or, as applicable, each series of the class B notes, each series of the class M notes, each series of the class C notes or each series of the class D notes subject to the conflict. In all cases, the issuer security trustee will only be obliged to act if it is indemnified to its satisfaction. For more information on how conflicts between noteholders are resolved, see "Description of the US notes - 11. Meetings of noteholders, modifications and waiver".

No enforcement by issuer secured creditors

     Each of the issuer secured creditors (other than the issuer security trustee and the note trustee acting on behalf of the noteholders) agrees under the issuer deed of charge that only the issuer security trustee may enforce the security created by the issuer deed of charge and it will not take steps directly against the issuing entity to recover amounts owing to it by the issuing entity unless the issuer security trustee has become bound to enforce the issuer security but has failed to do so within 30 days of becoming so bound.

Modification and waiver, fees, retirement and responsibilities of the issuer security trustee

Modification and waiver

     Without the consent of any of the noteholders or any of the other issuer secured creditors, the issuer security trustee may:

     o agree to modifications to the transaction documents provided that the issuer security trustee is of the opinion that such modification will not be materially prejudicial to the interests of the issuer secured creditors or that such modification is of a formal, minor or technical nature; and

     o authorize or waive a proposed or actual breach of any provisions of the notes or of any other transaction documents provided that the issuer security trustee is of the opinion that such breach will not be materially prejudicial to the interests of the issuer secured creditors.

Any such modification, authorization or waiver will be binding on the issuer secured creditors.

As a result of the operation of the provisions of the issuer deed of charge, when formulating its opinion and/or when exercising the rights, benefits, trusts, authorities, directions and obligations under the transaction documents to which it is a party, the issuer security trustee shall, whilst any of the notes are outstanding, act only at the request or direction of the note trustee.

Fees, expenses and indemnity

     The issuing entity will reimburse the issuer security trustee for all costs and expenses properly incurred in acting as issuer security trustee. In addition, the issuing entity shall pay to the issuer security trustee a fee of such amount and on such dates as will be agreed from time to time by the issuer security trustee and the issuer. The issuing entity shall indemnify the issuer security trustee from and against all proceedings, claims, demands, losses, costs, charges, expenses and liabilities incurred by it or to which it may become liable in connection with the exercise of its trusts, powers, authorities and discretions, or otherwise in respect of any matter done or not done relating to the transaction documents, except where the same is caused by the fraud, gross negligence, willful default or breach of the terms of the issuer deed of charge by the issuer security trustee or any of its officers or employees.

Retirement and removal

     Subject to the appointment of a successor issuer security trustee, the issuer security trustee may retire after giving three months' notice in writing to the issuing entity. If within 60 days of having given notice of its intention to retire, the issuing entity has failed to appoint a replacement issuer security trustee, the outgoing issuer security trustee will be entitled to appoint a successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the issuer deed of charge). The issuing entity may remove the issuer security trustee or appoint a new issuer security trustee at any time provided that it has the approval, which must not be unreasonably withheld or delayed, of the issuer secured creditors. In addition, the issuer security trustee may, subject to the conditions specified in the issuer deed of charge, appoint a co-trustee to act jointly with it.

Additional provisions of the issuer deed of charge

     The issuer deed of charge will contain a range of provisions regulating the scope of the issuer security trustee's duties and liabilities. These include the following:

     o the issuer security trustee is not responsible for the legality, admissibility in evidence, adequacy or enforceability of the issuer deed of charge or any other transaction document;

     o the issuer security trustee may assume that no note event of default has occurred unless the issuer security trustee has received express notice from an issuer secured creditor stating that a note event of default has occurred and describing that note event of default;

     o the issuer security trustee is not required to monitor or supervise the functions of each issuer account bank or of any other person under any transaction document;

     o the issuer security trustee has the power to determine all questions arising in relation to the issuer deed of charge or other transaction document entered into by the issuing entity and every determination made shall bind the noteholders and all of the other issuer secured creditors;

     o each noteholder and each other issuer secured creditor must make its own independent appraisal, without reliance on the issuer security trustee, as to the financial condition and affairs of the issuing entity;

     o the issuer security trustee will not be liable for any loss, cost, damage or expense which may be caused by anything done or not done by it under the issuer deed of charge or any other transaction document unless caused by the issuer security trustee's fraud, gross negligence, willful default or breach of the terms of the issuer deed of charge;

     o the issuer security trustee may accept such title as the issuing entity has to the issuer charged property and will not be required to investigate or make inquiry into the issuing entity's title to such property;

     o the issuer security trustee will not be responsible for any shortfall which may arise because it is liable to tax in respect of the issuer charged property or the proceeds of such property; and

     o the issuer security trustee is not required to take steps or action in connection with the transaction documents (including enforcing the issuer security) unless (1) whilst the notes are outstanding it has been directed or instructed to do so the noteholders in accordance with Conditions 10 and 11 (see "Description of the US notes") or (2) following the redemption of the notes, by any other issuer secured creditor provided that, in each case, it has been indemnified and/or secured to its satisfaction against all costs, liabilities and claims which it may incur or in respect of which it may become liable.

     The issuer security trustee makes no statement or representation in this prospectus, has not authorized or caused the issue of any part of it and takes no responsibility for any part of it. The issuer security trustee does not guarantee the performance of the notes or the payment of principal or interest on the notes.

Governing law

     The issuer deed of charge is governed by English law.

                         Description of the trust deed

     The principal agreement governing the notes is the trust deed dated on or about the Funding 2 program date and made between the issuing entity and the note trustee. A summary of the material terms of the trust deed is set out below. The summary does not purport to be complete and it is subject to the provisions of the trust deed. A form of the trust deed has been filed as an exhibit to the registration statement and this prospectus forms part of the registration statement.

     The trust deed sets out the forms of the global note certificates and the individual note certificates. It also sets out the conditions for the issue of individual note certificates and/or the cancellation of any notes. The paying agent and agent bank agreement contains detailed provisions regulating the appointments of the paying agents and other agents.

     The trust deed also contains covenants made by the issuing entity in favor of the note trustee and the noteholders. The main covenants are that the issuing entity will pay interest on, and repay the principal of, each of the notes when due. Some of the covenants also appear in the terms and conditions of the notes (see "Description of the US notes").

     The issuing entity also covenants that it will do all things necessary to maintain the listing on the official list and to maintain trading of the notes on the Market and to keep in place a common depository, paying agents and an agent bank, and further covenants with the note trustee that it will comply with and perform and observe all its obligations in the trust deed. The trust deed provides for delivery to the note trustee of an annual statement signed by two directors of the issuing entity to the effect that no note event of default exists or has existed since the date of the previous annual statement and that the issuing entity has complied with all its obligations under the issuer transaction documents (to which it is a party) throughout the preceding financial year, except as specified in such statement.

     The trust deed provides that the class A noteholders' interests take precedence for so long as class A notes of any series are outstanding and thereafter the interests of class B noteholders take precedence for so long as the class B notes of any series are outstanding and thereafter the interests of class M noteholders take precedence for so long as the class M notes of any series are outstanding and thereafter the interests of the class C noteholders take precedence for so long as the class C notes of any series are outstanding and thereafter the interests of the class D notes take precedence for so long as the class D notes of any series are outstanding. Certain basic terms of each class of notes may not be amended without the consent of the majority of the holders of that class of note and the consent of the majority of the holders of the other classes of affected notes outstanding (see "Description of the US notes").

     The trust deed sets out the terms under which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the trust deed. The trust deed sets out the circumstances in which the note trustee may resign or retire.

     The trust deed includes certain provisions required by the US Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). These provisions include, but are not limited to:

     (a)  maintenance of a noteholder list by the note trustee;

     (b) provision of annual reports and other information by the issuing entity to the note trustee;

     (c) ability of noteholders to waive certain past defaults of the issuing entity;

     (d) duty of the note trustee (following a note event of default) to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

     (e) duty of the note trustee to notify all noteholders of any note event of default of which it has actual knowledge; and

     (f) right of the note trustee to resign at any time by notifying the issuing entity in writing, and the ability of the issuing entity to remove the note trustee under certain circumstances.

     Further, the trust deed provides that notwithstanding any other provision therein, in compliance with Section 315(d) of the Trust Indenture Act, none of the provisions therein shall, in any case in which the note trustee has failed to show the degree of care and diligence required of it as trustee under the trust deed (including any requirement under the Trust Indenture Act), having regard to the provisions of the trust deed conferring on the note trustee any powers, authorities or any discretion, relieve the note trustee from or indemnify the note trustee against any liabilities which by virtue of any rule of law (including any provision of the Trust Indenture Act) would otherwise attach to it in respect of any gross negligence, wilful default, breach of duty or breach of trust of which it may be guilty in relation to its duties under the trust deed.

     Finally, the trust deed provides that until the notes have been paid in full, they shall be entitled to the benefit of and be bound by the terms and conditions of the trust deed. The trust deed will be discharged with respect to the collateral securing the notes upon the delivery to the note trustee for cancellation of all the notes or, with certain limitations, upon deposit with the note trustee of funds sufficient for the payment in full of all the notes.

Trust Indenture Act prevails

     The trust deed contains a stipulation that, if any provision of the trust deed limits, qualifies or conflicts with another provision which is required to be included in the trust deed by, and is not subject to a contractual waiver under, the Trust Indenture Act, the required provision of that Act shall be deemed to be incorporated into the trust deed and shall prevail.

Governing law

     The trust deed will be governed by English law.

                                   The notes

     Each issuance of notes will be authorized by a resolution of the board of directors of the issuing entity prior to the relevant closing date. Each issue of notes will be constituted by a deed or deeds supplemental to the trust deed between the issuing entity and the note trustee, as trustee for, among others, the holders for the time being of the notes. The trust deed includes provisions which enable it to be modified or supplemented and any reference to the trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

     The material terms of the notes are described in this prospectus. However, the statements set out in this section with regard to the notes and the global note certificates representing the notes are subject to the detailed provisions of the trust deed. The trust deed will include the forms of the global note certificates and the forms of the individual note certificates. A paying agent and agent bank agreement between the issuing entity, the note trustee, Citibank, N.A. in London as "principal paying agent", the other paying agents (together with the principal paying agent, called the "paying agents"), the transfer agent, the registrar and the agent bank, regulates how payments will be made on the notes and how determinations and notifications will be made. The parties to the paying agent and agent bank agreement will include, on an ongoing basis, any successor party appointed in accordance with its terms.

     Each class of each series of notes will be represented initially by a global note certificate in registered form without interest coupons attached. The US notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the SEC. The Reg S notes, which are not being offered by this prospectus, will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the Securities Act. The global note certificates representing the US notes offered by this prospectus and the related prospectus supplement (the "US global note certificates") will be deposited with Citibank, N.A., as the custodian for, and registered in the name of Cede & Co., as nominee of DTC. On confirmation from the custodian that it holds the US global note certificates, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant US global note certificates.

     The amount of notes represented by each global note certificate is evidenced by the register maintained for that purpose by the registrar. Together, the notes represented by the global note certificates and any outstanding individual note certificates will equal the aggregate principal amount of the notes outstanding at any time. However, except as described under "- Individual note certificates", individual note certificates shall not be issued.

     Beneficial owners may hold their interests in the global note certificates only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organizations that are participants in any of those systems. Ownership of these beneficial interests in a global note certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of persons other than their participants). By contrast, ownership of direct interests in a global note certificate will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of the notes, beneficial owners of notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those notes. The issuing entity expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of notes only at the direction of one or more participants to whose account the interests in a global note certificate is credited and only in respect of that portion of the aggregate principal amount of notes as to which that participant or those participants has or have given that direction.

     Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the trust deed and the paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, The Bank of New York, London Branch and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the Listing Rules made by the UK Listing Authority, the issuing entity will maintain a paying agent in the United Kingdom until the date on which the listed notes are finally redeemed.

Payment

     Principal and interest payments on the US notes will be made via the paying agents to DTC or its nominee, as the registered holder of the US global note certificates. DTC's practice is to credit its participants' accounts on the applicable note payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that note payment date.

     Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in "street name". These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuing entity. None of the issuing entity, the note trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to or payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global note certificates or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.

Clearance and settlement

The clearing systems

     DTC has advised us and the underwriters that it intends to follow the following procedures:

     DTC will act as securities depository for the US global note certificates. The US notes represented by the US global note certificates will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

     DTC has advised us that it is a:

     *    limited-purpose trust company organized under New York Banking Law;

     *    "banking organization" within the meaning of New York Banking Law;

     *    member of the Federal Reserve System;

     * "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     * "clearing agency" registered under the provisions of Section 17A of the United States Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Transfers between participants on the DTC system will occur under DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants in the Euroclear system will occur under their rules and operating procedures.

     Purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the US notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in notes unless use of the book-entry system for the notes described in this section is discontinued.

     To facilitate subsequent transfers, all offered global note certificates deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these offered global note certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

     Redemption notices for the US notes represented by the offered global note certificates will be sent to DTC. If less than all of those notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those notes to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the US notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

     The issuing entity understands that under existing industry practices, when the issuing entity requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the trust deed, DTC generally will give or take that action, or authorize the relevant participants to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the issuing entity believes to be reliable, but the issuing entity takes no responsibility for the accuracy thereof.

     Clearstream, Luxembourg and Euroclear each hold securities for their participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities.

Clearstream, Luxembourg and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships.

     Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars and euro. Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the "Euroclear operator"). All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.

     Euroclear participants include banks - including central banks - securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     As the holders of book-entry interests, beneficial owners will not have the right under the trust deed to act on solicitations by the issuing entity for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the trust deed.

     No beneficial owner of an interest in a note represented by a global note certificate will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in a note represented by a global note certificate. See "Risk Factors - You will not receive physical notes, which may cause delays in distributions and hamper your ability to pledge or resell the notes".

Clearance and settlement

Initial settlement

     The offered global note certificates for each series and class of notes will be delivered on the relevant closing date to Citibank, N.A., as custodian for DTC. Customary settlement procedures will be followed for participants of each system on that closing date. Notes will be credited to investors' securities accounts on the relevant closing date against payment in same-day funds.

Secondary trading

     Secondary market sales of book-entry interests in US notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuing entity, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described in this prospectus.

Individual note certificates

     Beneficial owners of US notes will only be entitled to receive individual note certificates under the following limited circumstances:

     o as a result of any amendment to, or change in, the laws or regulations of the United Kingdom (or any political subdivision thereof) or of any authority therein or thereof having power to tax or in the interpretation or administration of such laws or regulations which becomes effective on or after the relevant closing date, the issuing entity or any paying agent is or will be required to make any deduction or withholding from any payment on the notes that would not be required if the notes were represented by individual note certificates; or

     o DTC notifies the issuing entity that it is unwilling or unable to hold the offered global note certificates or is unwilling or unable to continue as, or has ceased to be, a clearing agency registered under the Exchange Act and, in each case, the issuing entity cannot appoint a successor within 90 days of such notification.

     In no event will individual note certificates in bearer form be issued. Any individual note certificate will be issued in registered form in minimum denominations as specified in the related prospectus supplement. Any individual note certificates will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuing entity, the note trustee and any paying agent shall be entitled to treat the person in whose names any individual note certificate is registered as the absolute owner thereof. The paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the notes and other provisions customary for a registered debt security.

     Any person receiving individual note certificates will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuing entity. No service charge will be made for any registration of transfer or exchange of any individual note certificates.

                          Description of the US notes

     The following is a summary of the material terms and conditions of the US notes offered pursuant to this prospectus and the related prospectus supplement, numbered 1 to 16. This summary does not need to be read with the actual terms and conditions of the US notes in order to learn all the material terms and conditions of the US notes. The complete terms and conditions of the US notes are set out in the trust deed, a form of which has been filed as an exhibit to the registration statement, and in the event of a conflict, the terms and conditions of the notes set out in the trust deed will prevail.

     References in this section to the "notes" mean collectively the class A notes, the class B notes, the class M notes, the class C notes and the class D notes of each series. Furthermore, this section, as elsewhere in this prospectus, provides information on the Reg S notes that are not being offered to the public in the United States by this prospectus. This information is provided only to enhance your understanding of the US notes. Each series and class of notes will be the subject of the following documents:

     o a trust deed dated the Funding 2 program date between the note trustee and us and a deed or deeds supplemental to the trust deed entered into between the note trustee and us from time to time;

     o a paying agent and agent bank agreement dated the Funding 2 program date between the principal paying agent, the agent bank, the other paying agents, the transfer agent, the registrar, the note trustee and us;

     o an issuer deed of charge dated the Funding 2 program date between issuer security trustee, the note trustee, the issuer swap providers, certain other parties and us; and

     o if applicable to a series and class of notes, an issuer swap agreement dated the closing date in respect of such series and class of notes, between the issuer swap provider and us.

     When we refer to the parties to these documents, the reference includes any successor to that party validly appointed.

     Initially the parties will be as follows:

     o    Granite Master Issuer plc, as issuing entity;

     o Citibank, N.A., as principal paying agent, US paying agent, agent bank, transfer agent and registrar; and

     o The Bank of New York, as Funding 2 security trustee, issuer security trustee and note trustee.

     Noteholders can view drafts of the trust deed (including each deed supplemental thereto), the paying agent and agent bank agreement, the issuer deed of charge, the Funding 2 deed of charge and the issuer swap agreements at our registered office and the specified office of any of the paying agents after the Funding 2 program date.

     There is no English law that prohibits US residents from holding notes solely because of their residence outside the UK.

     There are no UK governmental laws or regulations other than in relation to withholding tax, as described under "Material United Kingdom tax consequences -Withholding tax", that restrict payments made to non-UK resident noteholders.

1.   Form, denomination, register, title and transfers

     The US notes are being offered and sold to the public in the United States and to institutional investors outside the United States.

     The US notes are in global registered form, without coupons attached.

     Transfers and exchanges of beneficial interests in notes represented by global note certificates are made in accordance with the rules and procedures of DTC, Euroclear and/ or Clearstream, Luxembourg, as applicable.

     Global note certificates will be exchanged for individual note certificates in definitive registered form only under certain limited circumstances. If individual note certificates are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global note certificates and in registered form only.

     The registrar will maintain a register in respect of the US notes in accordance with the provisions of the paying agent and agent bank agreement. References in this section to a "holder" of a US note means the person in whose name such US note is for the time being registered in the register (or, in the case of a joint holding, the first named thereof) and "noteholder" shall be construed accordingly. A "note certificate" will be issued to each noteholder in respect of its registered holding. Each note certificate will be numbered serially with an identifying number that will be recorded in the register.

     The holder of each US note shall (except as otherwise required by law) be treated as the absolute owner of such US note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the note certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such note certificate) and no person shall be liable for so treating such holder.

     Subject to the provisions below, a US note may be transferred upon surrender of the relevant note certificate, with the endorsed form of transfer duly completed, at the specified offices of the registrar or any transfer agent specified in the paying agent and agent bank agreement, together with such evidence as the registrar or (as the case may be) such transfer agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a US note may only be transferred in the minimum denominations specified in the applicable prospectus supplement. Where not all the US notes represented by the surrendered note certificate are the subject of the transfer, a new note certificate in respect of the balance of the US notes will be issued to the transferor.

     Within five commercial business days of such surrender of a note certificate, the registrar will register the transfer in question and deliver a new note certificate of a like principal amount to the US notes transferred to each relevant holder at its specified office or (as the case may be) the specified office of any transfer agent or (at the request and risk of any such relevant holder) by uninsured first class mail (and by airmail if the holder is overseas) to the address specified for the purpose by such relevant holder. In this paragraph, "commercial business day" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city where the registrar or (as the case may be) the relevant transfer agent has its specified office.

     The transfer of a US note will be effected without charge by or on behalf of us, the registrar or any transfer agent but against such indemnity as the registrar or (as the case may be) such transfer agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

     Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the US notes.

     All transfers of US notes and entries on the register are subject to the detailed regulations concerning the transfer of US notes scheduled to the paying agent and agent bank agreement. We may change the regulations with the prior written approval of the note trustee and the registrar. A copy of the current regulations will be mailed (free of charge) by the registrar to any noteholder who requests in writing a copy of such regulations.

2.   Status, security and priority

     The notes of each series and class are our direct, secured and unconditional obligations and will at all times rank equally, without preference or priority amongst themselves.

     Subject to the provisions of Conditions 4 and 5 and subject to the conditions and priorities set out under "Cashflows":

     o the class A notes of each series will rank without preference or priority between themselves but in priority to the class B notes, the class M notes, the class C notes and the class D notes of any series;

     o the class B notes of each series will rank without preference or priority between themselves but in priority to the class M notes, the class C notes and the class D notes of any series;

     o the class M notes of each series will rank without any preference or priority between themselves but in priority to the class C notes and the class D notes of any series; and

     o the class C notes of each series will rank without any preference or priority between themselves but in priority to the class D notes of any series; and

     o the Class D notes of each series will rank without preference or priority between themselves.

     The note trustee is required to have regard to the interests of all classes of noteholders equally. However, except where the transaction documents expressly provide otherwise, if there are any class A notes outstanding (of any series) and if there is or may be a conflict between the interests of the class A noteholders and the interests of the class B noteholders and/or the class M noteholders and/or the class C noteholders and/or the class D noteholders (of that series or any other series), then the note trustee will have regard to the interests of the class A noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding and there are any class B notes outstanding (of any series), and if there is or may be a conflict between the interests of the class B noteholders and the interests of the class M noteholders and/or the class C noteholders and/or the class D noteholders (of that series or any other series), then the note trustee will have regard to the interests of the class B noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding and no class B notes outstanding and there are any class M notes outstanding (of any series), and if there is or may be a conflict between the interests of the class M noteholders and the interests of the class C noteholders and/or the class D noteholders (of that series or any other series), then the note trustee will have regard to the interests of the class M noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding, no class B notes outstanding and no class M notes outstanding and there are class C notes outstanding (of any series), and if there is or may be a conflict between the interests of the class C noteholders and the interests of the class D noteholders (of that series or any other series), then the note trustee will have regard to the interests of the class C noteholders only.

     Except in certain limited circumstances described in Condition 11, there is no limitation on the power of class A noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders. As described in Condition 11 there are provisions limiting the power of the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class A noteholders. Likewise, except in the limited circumstances described in Condition 11, there is no limitation on the power of class B noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class M noteholders, the class C noteholders and the class D noteholders.

As described in Condition 11 there are provisions limiting the power of the class M noteholders, the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class B noteholders. Likewise, except in the limited circumstances described in Condition 11, there is no limitation on the power of class M noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class C noteholders and the class D noteholders. As described in Condition 11 there are provisions limiting the power of the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class M noteholders. Likewise, except in the limited circumstances described in Condition 11, there is no limitation on the power of class C noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class D noteholders. As described in Condition 11 there are provisions limiting the power of the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class C noteholders.

     The note trustee, in determining whether any exercise by it of any power, discretion or duty under the transaction documents will not be materially prejudicial to the interests of the noteholders (or any series and/or class of noteholders), will have regard to confirmations (if issued) from each of the rating agencies that the then current ratings of the relevant notes will not be reduced, withdrawn or qualified by that exercise and any other confirmation which it considers, in its sole and absolute discretion, is appropriate. The rating agencies will not be obliged to provide such confirmations if so requested by the note trustee.

     The security for the payment of amounts due under the notes is created by the issuer deed of charge. We have created the security in favor of the issuer security trustee who will hold it for itself and on behalf of the issuer secured creditors (which definition includes the note trustee and the noteholders).

3.   Covenants

     If any note is outstanding, we will not, unless it is provided in or permitted by the terms and conditions of the notes or the terms of the transaction documents to which we are a party or by the written consent of the note trustee:

     o create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest on the whole or any part of its present or future assets or undertakings;

     o sell, assign, transfer, lease or otherwise dispose of or grant any option or right to acquire over, all or any of its assets, properties or undertakings or any interest or benefit in its assets or undertakings;

     o permit any other person other than itself and the issuer security trustee (as to itself and on behalf of the issuer secured creditors) to have any equitable or beneficial interest in any of its assets or undertakings;

     o have an interest in any bank account other than our bank accounts maintained pursuant to the transaction documents;


     o carry on any business other than as described in this prospectus (as revised supplemented and/or amended from time to time) or as contemplated in the transaction documents relating to the issue of the notes;

     o incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness or obligation of any person;

     o consolidate with or merge with any person or transfer substantially all of its properties or assets to any person;

     o waive or consent to the modification or waiver of any of the obligations relating to the issuer security;

     o    have any employees, premises or subsidiaries;

     o pay any dividend or make any other distributions to its shareholders or issue any further shares or alter any rights attaching to its shares as at the date of the issuer deed of charge;

     o    purchase or otherwise acquire any notes; or

     o engage in any activities in the United States (directly or through agents), or derive any income from United States sources as determined under United States income tax principles, or hold any property if doing so would cause it to be engaged in a trade or business within the United States as determined under United States income tax principles.

4.   Interest

(A)  Interest on fixed rate notes

     Each fixed rate note bears interest on its principal amount outstanding from (and including) the interest commencement date at the rate(s) per annum equal to the rate(s) of interest payable, subject as provided in the terms and conditions, in arrear on the note payment date(s) in each year specified for such note in the applicable prospectus supplement up to (and including) the final maturity date.

     If interest is required to be calculated in respect of any fixed rate note for a period other than an interest period, such interest shall be calculated by applying the rate of interest specified for such note in the applicable prospectus supplement to the principal amount outstanding on such note, multiplying such sum by the applicable day count fraction, and rounding the resultant figure to the nearest sub-unit of the relevant specified currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

     "day count fraction" means, in respect of the calculation of an amount of interest in respect of a fixed rate note:

     (i) if "Actual/Actual (ISMA)" is specified for such note in the applicable prospectus supplement:

          (a) in the case of notes where the number of days in the relevant period from (and including) the most recent note payment date for such notes (or, if none, the interest commencement date) to (but excluding) the relevant note payment date (the "accrual period") is equal to or shorter than the determination period during which the accrual period ends, the number of days in such accrual period divided by; the product of:

               (1)  the number of days in such determination period and

               (2) the number of determination dates (as specified in the applicable prospectus supplement) that would occur in one calendar year; or

          (b) in the case of notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

               (1) the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination dates that would occur in one calendar year; and

               (2) the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of determination dates that would occur in one calendar year; and

     (ii) if "30/360" is specified for such note in the applicable prospectus supplement, the number of days in the period from (and including) the most recent note payment date for such note (or, if none, the interest commencement date) to

          (but excluding) the relevant note payment date (such number of days being calculated on the basis of a year of 360 days with twelve 30-day months) divided by 360.

(B)  Interest on floating rate notes

     (i)  Note payment dates

          Each floating rate note bears interest on its principal amount outstanding from (and including) the interest commencement date and such interest will be payable in arrear on the note payment date(s) in each year specified for such note in the applicable prospectus supplement. Such interest will be payable in respect of each interest period.

          If a business day convention is specified for a floating rate note in the applicable prospectus supplement and (x) if there is no numerically corresponding day in the calendar month in which a note payment date should occur or (y) if any note payment date would otherwise fall on a day that is not a business day, then, if the business day convention specified is:

          (a) in any case where specified periods are specified in accordance with paragraph (i)(b) above, the "floating rate convention", the note payment date for such note (i) in the case of (x) above, shall be the last day that is a business day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a business day unless it would thereby fall into the next calendar month, in which event
               (A) such note payment date shall be brought forward to the immediately preceding business day and (B) each subsequent note payment date shall be the last business day in the month which falls the specified period after the preceding applicable note payment date occurred; or

          (b) the "following business day convention", the note payment date for such note shall be postponed to the next day which is a business day; or

          (c) the "modified following business day convention", the note payment date for such note shall be postponed to the next day which is a business day unless it would thereby fall into the next calendar month, in which event such note payment date shall be brought forward to the immediately preceding business day; or

          (d) the "preceding business day convention", the note payment date for such note shall be brought forward to the immediately preceding business day.

     (ii) Rate of interest

          The rate of interest payable from time to time in respect of a floating rate note will be determined in the manner specified in the applicable prospectus supplement.

          (a)  ISDA Determination for floating rate notes

               Where "ISDA Determination" is specified for such note in the applicable prospectus supplement as the manner in which the rate of interest is to be determined, the rate of interest for each interest period will be the relevant ISDA rate plus or minus (as indicated for such note in the applicable prospectus supplement) the margin (if any). For the purposes of this subparagraph (a), "ISDA rate" for an interest period means a rate equal to the floating rate that would be determined by the principal paying agent or other person specified in the applicable prospectus supplement under an interest rate swap transaction if the principal paying agent or that other person were acting as calculation agent for that swap transaction under the terms of an agreement incorporating the ISDA definitions and under which:

               (1) the floating rate option is as specified for such note in the applicable prospectus supplement;

               (2)  the designated maturity is the period specified for such note in the applicable prospectus supplement; and

               (3) the relevant reset date is either (i) if the applicable floating rate option is based on LIBOR or EURIBOR for a currency, the first day of that interest period, or (ii) in any other case, as specified for such note in the applicable prospectus supplement.

               For the purposes of this sub-paragraph (a), "floating rate", "calculation agent", "floating rate option", "designated maturity" and "reset date" have the meanings given to those terms in the ISDA definitions.

          (b)  Screen rate determination for floating rate notes

               Where "Screen Rate Determination" is specified for a floating rate note in the applicable prospectus supplement as the manner in which the rate of interest for such note is to be determined, the rate of interest for each interest period will, subject as provided below, be either:

               (1) the offered quotation (if there is only one quotation on the relevant screen page); or

               (2) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

               (expressed as a percentage rate per annum) for the reference rate which appears or appear, as the case may be, on the relevant screen page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the interest determination date in question plus or minus the margin (if any), all as determined by the agent bank. If five or more of such offered quotations are available on the relevant screen page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the agent bank for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

          If the reference rate from time to time in respect of a floating rate note is specified for such note in the applicable prospectus supplement as being other than LIBOR or EURIBOR, the rate of interest in respect of such note will be determined as provided for such note in the applicable prospectus supplement.

    (iii) Minimum rate of interest and/or maximum rate of interest

          If the applicable prospectus supplement specifies a minimum rate of interest for a floating rate note for any interest period, then, in the event that the rate of interest for such note in respect of such interest period determined in accordance with the provisions of paragraph (ii) above is less than such minimum rate of interest, the rate of interest for such note for such interest period shall be such minimum rate of interest.

          If the applicable prospectus supplement specifies a maximum rate of interest for such note for any interest period, then, in the event that the rate of interest for such note in respect of such interest period determined in accordance with the provisions of paragraph
          (ii) above is greater than such maximum rate of interest, the rate of interest for such note for such interest period shall be such maximum rate of interest.

     (iv) Determination of rate of interest and calculation of interest amounts

          The agent bank will at or as soon as practicable after each time at which the rate of interest is to be determined, determine the rate of interest for the relevant interest period.

          The agent bank will calculate the amount of interest payable on the floating rate notes in respect of each specified denomination (each an "interest amount") for the relevant interest period. Each interest amount shall be calculated by applying the rate of interest to the principal amount outstanding of each note, multiplying such sum by the applicable day count fraction, and rounding the resultant figure to the nearest sub-unit of the relevant specified currency, half of any such subunit being rounded upwards or otherwise in accordance with applicable market convention.

          "day count fraction" means, in respect of the calculation of an amount of interest for a floating rate note in accordance with this paragraph (iv) for any interest period:

          (a)  if "Actual/365" or "Actual/Actual (ISDA)" is specified for such note in the applicable prospectus supplement, the actual number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (a) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (b) the actual number of days in that portion of the interest period falling in a non-leap year divided by 365);

          (b) if "Actual/365 (Fixed)" is specified for such note in the applicable prospectus supplement, the actual number of days in the interest period divided by 365;

          (c) if "Actual/365 (Sterling)" is specified for such note in the applicable prospectus supplement, the actual number of days in the interest period divided by 365 or, in the case of a note payment date falling in a leap year, 366;

          (d) if "Actual/360" is specified for such note in the applicable prospectus supplement, the actual number of days in the interest period divided by 360;

          (e)  if "30/360", "360/360" or "Bond Basis" is specified for such note in the applicable prospectus supplement, the number of days in the interest period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months (unless (a) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

          (f) if "30E/360" or "Eurobond Basis" is specified for such note in the applicable prospectus supplement, the number of days in the interest period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months, without regard to the date of the first day or last day of the interest period unless, in the case of the final interest period, the final maturity date (or, as the case may be, extended due for note payment date) is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

     (v)  Notification of rate of interest and interest amounts

          The agent bank will cause the rate of interest and each interest amount for each interest period and the relevant note payment date to be notified to the note trustee, the issuer security trustee, the issuer cash manager, the paying agents, the registrar and to any stock exchange or other relevant competent authority or quotation system on which the relevant floating rate notes are for the time being listed, quoted and/or traded or by which they have been admitted to listing and to be published in accordance with condition 14 as soon as possible after their determination but in no event later than the fourth business day thereafter. Each interest amount and note payment date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the interest period. Any such amendment or alternative arrangements will be promptly notified to the note trustee and each stock exchange or other relevant authority on which the relevant floating rate notes are for the time being listed or by which they have been admitted to listing and to noteholders in accordance with Condition 14.

     (vi) Determination or calculation by note trustee

          If for any reason at any relevant time after the closing date, the agent bank or, as the case may be, the calculation agent defaults in its obligation to determine the rate of interest for a floating rate note or the agent bank defaults in its obligation to calculate any interest amount for such note in accordance with sub-paragraph
          (ii)(a) or (b) above or as otherwise specified in the applicable note supplement, as the case may be, and in each case in accordance with paragraph (iv) above, the note trustee shall determine the rate of interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this condition, but subject always to any minimum rate of interest or maximum rate of interest specified for such note in the applicable note supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the note trustee shall calculate the interest amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the agent bank or the calculation agent, as the case may be.

    (vii) Certificates to be final

          All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions set out in this Condition 4(b), whether by the agent bank or the calculation agent or the note trustee shall (in the absence of willful default, bad faith or manifest error) be binding on the us, the issuer cash manager, the principal paying agent, the calculation agent, the other paying agents, the note trustee and all noteholders and (in the absence of willful default or bad faith) no liability to us or the noteholders shall attach to the agent bank or the calculation agent or the note trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(C)  Accrual of interest

     Interest (if any) will cease to accrue on each note (or in the case of the redemption of part only of a note, that part only of such note) on the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused in which event, interest will continue to accrue as provided in the trust deed.

(D)  Deferred interest

     To the extent that the funds available to us, subject to and in accordance with the relevant issuer priority of payments, to pay interest on any series and class of notes

(other than the most senior class of notes of any series then outstanding) on a note payment date (after discharging our liabilities of a higher priority) are insufficient to pay the full amount of such interest, payment of the shortfall attributable to such series and class of notes ("deferred interest"), will not then fall due but will instead be deferred until the first note payment date for such notes thereafter on which sufficient funds are available (after allowing for our liabilities of a higher priority and subject to and in accordance with the relevant issuer priority of payments) to fund the payment of such deferred interest to the extent of such available funds.

     Such deferred interest will accrue interest ("additional interest") at the rate of interest applicable from time to time to the applicable series and class of notes and payment of any additional interest will also be deferred until the first note payment date for such notes thereafter on which funds are available (after allowing for our liabilities of a higher priority subject to and in accordance with the relevant issuer priority of payments) to us to pay such additional interest to the extent of such available funds.

     Amounts of deferred interest and additional interest shall not be deferred beyond the final maturity date of the applicable series and class of notes, when such amounts will become due and payable.

     Payments of interest due on a note payment date in respect of the most senior class of notes of any series then outstanding will not be deferred. In the event of the delivery of an issuer enforcement notice (as described in Condition 9), the amount of interest in respect of such notes that was due but not paid on such note payment date will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

5.   Redemption, purchase and cancellation

(A)  Final redemption

     If the US notes have not previously been redeemed in full as described in this Condition 5, we will redeem each series and class of notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of such series and class of notes.

(B)  Mandatory redemption of the notes in part

     On each note payment date, other than a note payment date on which a series and class of notes are to be redeemed under Conditions 5(A), (D), (E) or (F), we shall repay principal in respect of such notes in an amount equal to:

     (i) (a) prior to the earlier to occur of the step-up date (if any) in respect of such notes and a pass-through trigger event (and subject to the terms of the issuer deed of charge regarding the funding, replenishment and application of the issuer reserve fund) the lower of:

               (1) the amount due to be paid on such note payment date as specified for such notes in the applicable prospectus supplement; and

               (2) the amount (if any) repaid on the corresponding loan payment date in respect of the related loan tranche and pursuant to the global intercompany loan agreement (and which is available, under the terms of the issuer deed of charge and the issuer cash management agreement to repay principal in respect of such notes) converted, where the specified currency for such notes is not sterling, into the specified currency at the specified currency exchange rate for such notes;

          provided that, in the case of any series and class of pass-through notes, the amount of principal to be repaid by us in respect of such notes on the applicable note payment date shall be calculated in accordance with sub-paragraph (2) above; or

          (b) following the earlier to occur of the step-up date (if any) in respect of such notes and a pass-through trigger event (whereupon each following monthly payment date shall constitute a note payment date) and subject to the terms of the issuer deed of charge regarding the funding, replenishment and application of the issuer reserve fund, the amount (if any) repaid on the corresponding loan payment date in respect of the related loan tranche and pursuant to the global intercompany loan agreement converted, where the specified currency for such notes is not sterling, into the specified currency at the specified currency exchange rate; and

     (ii) the amount standing to the credit of the issuer reserve fund which is available (subject to the terms of the issuer deed of charge) to repay principal in respect of such notes converted where the specified currency for such notes is not sterling, into sterling at the specified currency exchange rate for such notes.

     To the extent that there are insufficient funds available to us to repay the amount due to be paid on such note payment date, we will be required to repay the shortfall, to the extent that we receive funds therefor (and subject to the terms of the issuer deed of charge and the issuer cash management agreement) on subsequent note payment dates in respect of such notes.

(C)  Note principal payments and principal amount outstanding

     On the distribution date immediately preceding each note payment date (the "note determination date"), the issuer cash manager or we will determine the following:

     o the amount of each principal payment payable on each US note of each series and class, called the "note principal payment";

     o the principal amount outstanding of each US note of that series and class on the note determination date which is the specified denomination of each US note of that series and class as at the applicable closing date less the aggregate of all note principal payments that have been paid in respect of that note; and

     o the fraction, or pool factor, obtained by dividing the principal amount outstanding of each US note by the specified denomination of each note of that series and class as at the applicable closing date.

     We will notify the amounts and dates determined to the agent bank, paying agents, note trustee, the issuer security trustee, the registrar and each stock exchange on which the notes are listed and we shall also publish such amounts and dates in accordance with Condition 14 by no later than the business day after the relevant note payment date.

     If we or the issuer cash manager fails to make a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding and pool factor as described in this paragraph
(C) in the manner the note trustee in its discretion considers fair and reasonable in the circumstances, having regard to paragraph (C) above, and each of these determinations or calculations will be deemed to have been made by us. If this happens, the issuer cash manager and the noteholders and we will be bound by the determinations made.

(D)  Optional Redemption in Full

     We may, by giving not less than 30 and not more than 60 days prior notice to the note trustee and the noteholders, redeem a series and class of notes at the then redemption amount together with any accrued interest on the following dates:

     o the date specified as the "step-up date" for such notes in the applicable prospectus supplement and on any payment date for such notes thereafter. This gives us the option to redeem a series and class of notes on or after the step-up date for interest for that series and class of notes; and

     o any such note payment date for such notes on which the aggregate principal amount outstanding of such notes and all other classes of notes of the same series is less than 10% of the aggregate principal amount outstanding of such series of notes as at the closing date on which such notes were issued.

     We may only redeem the notes as described above if we have prior to the date of such notice provided to the note trustee a certificate to the effect that (1) we will have funds available to make the required payment of principal and interest due in respect of the notes on the relevant note payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer deed of charge and the cash management agreement and (2) the repayment tests will be satisfied following the making of such redemptions.

(E)  Optional redemption for tax and other reasons

     If we satisfy the note trustee that on the next note payment date for a series and class of notes either:

     (i) we would be required to withhold or deduct from amounts due on a series and class of notes, any amount on account of any present or future taxes or duties or governmental charges; or


     (ii) Funding 2 would be required to withhold or deduct from amounts due in respect of the loan tranche under the global intercompany loan agreement which was funded by such notes, any amount on account of any present or future taxes or duties or governmental charges; and

    (iii) such obligation of us or Funding 2, as the case may be, cannot be avoided by us or Funding 2, as the case may be, taking reasonable measures available to us or it,

then we will use reasonable endeavors to arrange the substitution of a company incorporated in another jurisdiction and approved by the note trustee in order to avoid such a situation, provided that we will not be required to do so if that would require registration of any new security under US securities laws or would materially increase the disclosure requirements under US law or the costs of issuance.

     If we are unable to arrange a substitution as described above, then we may, by giving not less than thirty and not more than sixty days' prior notice to the note trustee and the noteholders, redeem all (but not some only) of such notes at their redemption amount together with any accrued interest on the next following note payment date in respect of such notes, provided that, prior to giving any such notice, we shall deliver to the note trustee (1) a certificate signed by two of our directors stating that the circumstances referred to in (i) or (ii) and (iii) above prevail and setting out details of such circumstances, and (2) an opinion in form and substance satisfactory to the note trustee of independent legal advisers of recognized standing to the effect that we have or will become obliged to pay such additional amounts as a result of such change or amendment. The note trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstance set out in (i) or (ii) and (iii) above, in which event they shall be conclusive and binding on the noteholders. We may only redeem the notes as described above if we have prior to the date of such notice provided to the note trustee a certificate to the effect (1) that we will have funds available to make the required payment of principal and interest due in respect of the notes on the relevant note payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer deed of charge and the issuer cash management agreement and (2) the repayment tests will be satisfied following the making of such redemptions.

     In addition to the foregoing, if at any time it becomes unlawful for us to make, fund or allow to remain outstanding under the global intercompany loan agreement, then we may require Funding 2 upon giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior written notice to us, the issuer security trustee and the note trustee (whereupon we will notify you in accordance with Condition 14), to prepay the global intercompany loan on any loan payment date subject to and in accordance with the provisions of the global intercompany loan agreement to the extent necessary to cure such illegality. Such monies received by us shall be used to prepay the notes in full, together with any accrued interest, on the equivalent note payment date.

(F) Optional Redemption for Implementation of Recast Banking Consolidation Directive

     If Northern Rock informs us that the implementation of the Recast Banking Consolidation Directive in the United Kingdom has, in Northern Rock's sole opinion, had an adverse effect on Northern Rock's regulatory capital position, then on the note payment date for a series and class of notes specified in the applicable prospectus supplement (if any) and any note payment date for such notes thereafter, we may, by giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior notice to the note trustee and the noteholders, redeem all (but not some only) of such series and class of notes at their redemption amount together with any accrued interest on the next following note payment date for such notes, provided that (i) an issuer enforcement notice has not been served; and (ii) no such note payment date shall fall after December 31, 2010. We may only redeem the notes as described above if we have prior to the date of such notice provided to note trustee a certificate to the effect that (1) we will have the funds available to make the required payment of principal and interest due in respect of the notes on the relevant note payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer deed of charge and the cash management agreement, and (2) the repayment tests will be satisfied following the making of such redemptions.

(G)  Redemption amounts

     For the purposes of this Condition 5, "redemption amount" means, in respect of any series and class of notes, the amount specified in relation to such notes in the applicable prospectus supplement or, if not specified:

     (i) in respect of each note (other than a zero coupon note), the principal amount outstanding of such note; and

     (ii) in respect of each zero coupon note, an amount calculated in accordance with the following formula:

          redemption amount = RP x (1 + AYy)

          where:

          RP = the reference price (as specified in the applicable prospectus supplement);

          AY = the accrual yield expressed as a decimal (as specified in the applicable prospectus supplement); and

          y = a fraction, the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the first closing date of the applicable series and class of notes to (but excluding) the date fixed for redemption or, as the case may be, the date upon which such note becomes due and payable and the denominator of which is 360.

     If the amount payable in respect of any zero coupon note upon redemption of such zero coupon note pursuant to Condition 5(A), (B), (D), (E) or (F) above or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such note shall be the amount calculated as provided in paragraph (b) above as though the reference therein to the date fixed for the redemption or, as the case may be, the date upon which such note becomes due and payable were replaced by reference to the date which is the earlier of:

     (i) the date on which all amounts due in respect of such note have been paid; and

     (ii) the date on which the full amount of the moneys payable in respect of such note has been received by the principal paying agent or the note trustee or the registrar and notice to that effect has been given to the noteholders in accordance with Condition 14.

6.   Payments

     Payments of principal and interest in respect of the notes will be made to the persons in whose names the global note certificates are registered on the register at the opening of business in the place of the registrar's specified office on the fifteenth day before the due date for such payment. Such date is called the "record date". Payments shall be made by wire transfer of immediately available funds, if such registered holder shall have provided wiring instructions no less than five business days prior to the record date, or otherwise by check mailed to the address of such registered holder as it appears in the register at the opening of business on the record date. In the case of the final redemption, and provided that payment is made in full, payment will only be made against surrender of those global note certificates to the registrar.

     All payments on the US notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

     If the due date for payment of any amount on the US notes is not a payment business day, noteholders will not be entitled to payment of the amount due in that place until the next payment business day and noteholders shall not be entitled to any further interest or other payment as a result of that delay.

     If a paying agent makes a partial payment on a US note, the registrar will endorse on that US global note certificate a statement indicating the amount and date of that payment.

     If payment of principal of a US note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with the usual procedures.

     We can, at any time, vary or terminate the appointment of any paying agent and can appoint successor or additional paying agents, registrar or transfer agent. If we do this, we must ensure that we maintain a paying agent in London, a paying agent in New York and a registrar. We will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with Condition 14.

     Subject as described earlier in relation to the deferral of interest, if payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

7.   Prescription

     Claims against us for payment of interest and principal on redemption will become void if the relevant note certificates are not surrendered for payment within the time limit for payment. That time limit is ten years from the due date of such notes. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with Condition 14, that it has received the relevant payment.

8.   Taxation

     Payments of interest and principal will be made without making any withholding or deduction for or on account of any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for or on account of tax is made, the relevant paying agent or we will account to the relevant authority for the amount so withheld or deducted. Neither we nor any paying agent are required to make any additional payments to noteholders for such withholding or deduction.

9.   Events of default

     An event of default under the provisions of the notes will constitute a "note event of default" as described below.

(A)  Class A Noteholders

     The note trustee in its absolute discretion may give notice to us of a class A note event of default (as defined below) in respect of the class A notes, and shall give such notice if it is indemnified to its satisfaction and it is:

     o requested to do so in writing by the holders of at least one quarter of the aggregate principal amount outstanding of the class A notes (which for this purpose and the purpose of any extraordinary resolution referred to in this Condition 9(A) means the class A notes of all series instituted by the trust deed); or

     o directed to do so by an extraordinary resolution passed at a meeting of the noteholders of the class A notes.

     If any of the following events occurs and is continuing it is called a "class A note event of default":

     o we fail to pay for a period of seven business days any amount of principal of the class A notes of any series when such payment ought to have been paid in accordance with the conditions or we fail to pay for a period of fifteen business days any amount of interest on the class A notes of any series when such payment ought to have been paid in accordance with the conditions; or

     o we fail to perform or observe any of its other obligations under the class A notes of any series, the trust deed, the issuer deed of charge or any other transaction document, and (except where the note trustee certifies that, in its opinion, such failure is incapable of remedy, in which case no notice will be required) it remains unremedied for 30 days after the note trustee has given notice of it to us requiring the same to be remedied; and the note trustee has certified that the failure to perform or observe is materially prejudicial to the interests of the holders of the class A notes of such series; or

     o except for the purposes of an amalgamation or restructuring as described in the point immediately following, we cease or threaten to cease carrying on all or a substantial part of our business or we are deemed unable to pay our debts within the meaning of section 123(1)(a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or become unable to pay our debts within the meaning of section 123(2) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted); or

     o an order is made or an effective resolution is passed for our winding up except for the purposes of or pursuant to an amalgamation, restructuring or merger previously approved by the note trustee in writing or by an extraordinary resolution (as defined in the trust deed) of the holders of the class A notes; or

     o proceedings are otherwise initiated against us under any applicable liquidation, insolvency, composition, reorganization or other similar laws (including, but not limited to, presentation of a petition or the making of an application for administration or the filing of documents with the court for an administration) and (except in the case of presentation of a petition for an administration order) such proceedings are not, in the opinion of the note trustee, being disputed in good faith with a reasonable prospect of success, a formal notice is given of intention to appoint an servicer in relation to us or an administration order being granted or an administrative receiver or other receiver, liquidator or other similar official being appointed in relation to us or in relation to the whole or any substantial part of the undertaking or assets of us, or an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of us, or a distress, execution, diligence or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of us and such possession or process (as the case may be) not being discharged or not otherwise ceasing to apply within 30 days, or we initiating or consenting to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganization or other similar laws or making a conveyance or assignment for the benefit of our creditors generally or a composition or similar arrangement with the creditors or takes steps with a view to obtaining a moratorium in respect of our indebtedness, including without limitation, the filing of documents with the court; or

     o if a Funding 2 intercompany loan enforcement notice is served in respect of any Funding 2 intercompany loan agreement while the class A notes of any series are outstanding.

(B)  Class B Noteholders

     The terms described in this Condition 9(B) will have no effect so long as any class A notes of any series are outstanding. Subject thereto, for so long as any class B notes are outstanding, the note trustee may, in its absolute discretion, give notice of a class B note event of default (as defined below) in respect of the class B notes, and shall give such notice if it is indemnified to its satisfaction and it is:

     o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding the class B Notes (which for this purpose and the purpose of any extraordinary resolution referred to in this Condition 9(B) means the class B notes of all series constituted by the trust deed); or

     o directed to do so by an extraordinary resolution passed at a meeting of the holders of the class B notes.

     If any of the following events occurs and is continuing it is called a "class B note event of default":

     o we fail to pay a period of seven business days any amount of principal of the class B notes of any series when such payment ought to have been paid in accordance with the conditions or we fail to pay for a period of fifteen business days any amount of interest on the class B notes of any series when such payment ought to have been paid in accordance with the conditions; or

     o the occurrence of any of the events in Condition 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class B notes and class B noteholders.

(C)  Class M Noteholders

     The terms described in this Condition 9(C) will have no effect so long as any class A notes or class B notes of any series are outstanding. Subject thereto, for so long as any class M notes are outstanding, the note trustee may, in its absolute discretion, give notice of a class M note event of default (as defined below) in respect of the class M notes, and shall give such notice if it is indemnified to its satisfaction and it is:

     o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding of the class M Notes, (which for this purpose and the purposes of any extraordinary resolution referred to in this Condition 9(C) means the class M note, of all series constituted by the trust deed); or

     o directed to do so by an extraordinary resolution passed at a meeting of the holders of the class M notes.

     If any of the following events occurs and is continuing it is called a "class M note event of default":

     o we fail to pay a period of seven business days any amount of principal of the class M notes of any series when such payment ought to have been paid in accordance with the conditions or we fail to pay for a period of fifteen business days any amount of interest on the class M notes of any series when such payment ought to have been paid in accordance with the conditions; or

     o the occurrence of any of the events in Condition 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class M notes and class M noteholders.

(D)  Class C Noteholders

     The terms described in this Condition 9(D) will have no effect so long as any class A notes, class B notes or class M notes of any series are outstanding. Subject thereto, for so long as any class C notes are outstanding, the note trustee may, in its absolute discretion, give notice of a class C note event of default (as defined below) in respect of the class C notes, and shall give such notice if it is indemnified to its satisfaction and it is:

     o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding of the class C notes (which for this purpose and the purpose of any extraordinary resolution referred to in this Condition 9(D) means the class C notes of all series constituted by the trust deed); or

     o directed to do so by an extraordinary resolution passed at a meeting of the holders of the class C notes.

     If any of the following events occurs and is continuing it is called a "class C note event of default":

     o we fail to pay a period of seven business days any amount of principal of the class C notes of any series when such payment ought to have been paid in accordance with the conditions or we fail to pay for a period of fifteen business days any amount of interest on the class C notes of any series when such payment ought to have been paid in accordance with the conditions; or

     o the occurrence of any of the events in Condition 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class C notes and class C noteholders.

(E)  Class D Noteholders

     The terms described in this Condition 9(E) will have no effect so long as any class A notes, class B notes, class M notes or class C notes of any series are outstanding. Subject thereto, for so long as any class D notes are outstanding, the note trustee may, in its absolute discretion, give notice of a class D note event of default (as defined below) in respect of the class D notes, and shall give such notice if it is indemnified to its satisfaction and it is:

     o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding of the class D notes (which for this purpose and the purpose of any extraordinary resolution referred to in this Condition 9(E) means the class D notes of all series constituted by the trust deed); or

     o directed to do so by an extraordinary resolution passed at a meeting of the holders of the class D notes.

     If any of the following events occurs and is continuing it is called a "class D note event of default":

     o we fail to pay a period of seven business days any amount of principal of the class D notes of any series when such payment ought to have been paid in accordance with the conditions or we fail to pay for a period of fifteen business days any amount of interest on the class D notes of any series when such payment ought to have been paid in accordance with the conditions; or

     o the occurrence of any of the events in Condition 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class D notes and class D noteholders.

     An issuer enforcement notice is a written notice from the note trustee to the issuer security trustee, the Funding 2 security trustee and to us declaring the notes to be immediately due. When it is given, the notes of all series and classes will become immediately due at their principal amount outstanding together with accrued and unpaid interest (or, in the case of a zero coupon note, at its redemption amount calculated in accordance with Condition 5(G)) without further action or formality.

10.  Enforcement of notes

     The note trustee may, at its discretion and without notice at any time and from time to time, take such steps and institute such proceedings against us or any other person as it may think fit to enforce the provisions of the notes or the trust deed (including the terms and conditions of the notes) or any of the other transaction documents to which it is a party and may, at its discretion and without notice, at any time after the issuer security has become enforceable (including after the service of an issuer enforcement notice in accordance with Condition 9), instruct the issuer security trustee to take such steps as it may think fit to enforce the issuer security. The note trustee shall not be bound to take steps or institute such proceedings unless:

     o (subject in all cases to restrictions contained in the trust deed to protect the interests of any higher ranking class of noteholders) it shall have been so directed by an extraordinary resolution (as described in Condition 11) of the class A noteholders, the class B noteholders, the class M noteholders, the class C noteholders or the class D noteholders or so requested in writing by the holders of at least one quarter in principal amount outstanding of the class A notes, the class B notes, the class M notes, the class C notes or the class D notes (as the case may be); and

     o    it shall have been indemnified and/or secured to its satisfaction.

     The issuer security trustee shall not be bound to take such steps or take any such other action unless it is so directed by the note trustee and indemnified and/or secured to its satisfaction.

     Amounts available for distribution after enforcement of the issuer security shall be distributed in accordance with the terms of the issuer deed of charge.

     No noteholder may institute any proceedings against us to enforce its rights under or in respect of the notes, the trust deed or the issuer deed of charge unless (1) the note trustee or the issuer security trustee, as applicable, has become bound to institute proceedings and has failed to do so within 30 days of becoming so bound and (2) such failure is continuing; provided that, notwithstanding the foregoing and notwithstanding any other provision of the trust deed, the right of any noteholder to receive payment of principal of and interest on its notes on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of that noteholder. In addition, no class B noteholder, class M noteholder, class C noteholder or class D noteholder will be entitled to commence proceedings for the winding up or administration of us unless there are no outstanding notes of a class with higher priority, or if notes of a class with higher priority are outstanding, there is consent of noteholders of at least one quarter of the aggregate principal amount of the class or classes of notes outstanding (as defined in the trust deed) with higher priority.

     In the event that:

     o the issuer security is enforced and the issuer security determines that (a) the proceeds of such enforcement, after distribution of such proceeds to the persons entitled thereto ranking in priority to the notes under the issuer deed of charge and to the noteholders (to the extent entitled thereto) are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the notes and any claims ranking equally with such claims (b) such proceeds of enforcement have been so distributed in accordance with the terms of the issuer deed of charge and (c) there are no further assets available to pay principal and interest and other amounts whatsoever due in respect of the notes; or

     o within 20 days following the final maturity date of the latest maturing note the issuer security trustee certifies that there is no further amount outstanding under the global intercompany loan agreement, then all interests in each global note certificate will be automatically exchanged for equivalent interests in an equivalent amount of notes in an equivalent principal amount outstanding in individual note certificates and each such global note certificate will be cancelled on the date of such exchange.

     The note trustee is required to transfer or (as the case may be) procure transfer of all (but not some only) of the notes, for the consideration of one penny per note, to the post enforcement call option holder pursuant to the option granted to it by the note trustee (as agent for the noteholders). The option is granted to acquire all of the notes plus accrued interest on the notes. This is called the post enforcement call option. Immediately upon such transfer, no such former noteholder shall have any further interest in the notes. Each of the noteholders acknowledges that the note trustee has the authority and the power to bind the noteholders in accordance with the terms and conditions set out in the issuer post-enforcement call option agreement and each noteholder, by subscribing for or purchasing notes, agrees to be so bound.

11.  Meetings of noteholders, modifications and waiver

(1)  Meetings of Noteholders

     The trust deed contains provisions for convening meetings of noteholders to consider any matter affecting their interests, including the sanctioning by extraordinary resolution of a modification of any provision of the terms and conditions of the notes or the provisions of any of the transaction documents.

     In respect of the class A notes, the trust deed provides that:

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class A notes of one series only shall be deemed to have been duly passed if passed at a meeting of the holders of the class A notes of that series;

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class A notes of any two or more series but does not give rise to a conflict of interest between the holders of such two or more series of class A notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of class A notes;

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class A notes of any two or more series and gives or may give rise to a conflict of interest between the holders of such two or more series of class A notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more series of class A notes, it shall be passed at separate meetings of the holders of such two or more series of class A notes.

     In respect of the class B notes, the trust deed provides that:

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class B notes of one series only shall be deemed to have been duly passed if passed at a meeting of the holders of the class B notes of that series;

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class B notes of any two or more series but does not give rise to a conflict of interest between the holders of such two or more series of class B notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of class B notes;

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class B notes of any two or more series and gives or may give rise to a conflict of interest between the holders of such two or more series of class B notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more series of class B notes, it shall be passed at separate meetings of the holders of such two or more series of class B notes.

     In respect of the class M notes, the trust deed provides that:

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class M notes of one series only shall be deemed to have been duly passed if passed at a meeting of the holders of the class M notes of that series;

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class M notes of any two or more series but does not give rise to a conflict of interest between the holders of such two or more series of class M notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of class M notes;

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class M notes of any two or more series and gives or may give rise to a conflict of interest between the holders of such two or more series of class M notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more series of class M notes, it shall be passed at separate meetings of the holders of such two or more series of class M notes.

     In respect of the class C notes, the trust deed provides that:

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class C notes of one series only shall be deemed to have been duly passed if passed at a meeting of the holders of the class C notes of that series;

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class C notes of any two or more series but does not give rise to a conflict of interest between the holders of such two or more series of class C notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of class C notes;

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class C notes of any two or more series and gives or may give rise to a conflict of interest between the holders of such two or more series of class C notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more series of class C notes, it shall be passed at separate meetings of the holders of such two or more series of class C notes.

     In respect of the class D notes, the trust deed provides that:

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class D notes of one series only shall be deemed to have been duly passed if passed at a meeting of the holders of the class D notes of that series;

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class D notes of any two or more series but does not give rise to a conflict of interest between the holders of such two or more series of class D notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of class D notes;

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class D notes of any two or more series and gives or may give rise to a conflict of interest between the holders of such two or more series of class D notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more series of class D notes, it shall be passed at separate meetings of the holders of such two or more series of class D notes.

     In respect of a class of notes of any series constituting two or more sub-classes, the trust deed provides that:

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of notes of one sub-class only of such class, shall be deemed to have been duly passed if passed at a meeting of the holders of the notes of such sub-class;

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of more than one sub-class of notes of such class but does not give rise to a conflict of interest between the holders of such sub-classes of notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of all such sub-classes of notes; and

     o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of more than one sub-class of notes of such class and gives or may give rise to a conflict of interest between the holders of such sub-classes of notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such sub-classes of notes, it shall be passed at separate meetings of the holders of such sub-classes of notes.

     The quorum for any meeting of the noteholders of any series and class of notes or any one or more series of notes of the same class convened to consider a resolution (except for the purpose of passing an extraordinary resolution or a programme resolution) will be one or more persons holding or representing not less than one-twentieth of the aggregate principal amount outstanding of such series and class of notes or such one or more series of notes of the same class or, at any adjourned meeting, one or more persons being or representing noteholders of such series and class of notes or such one or more series of notes of the same class, whatever the total principal amount of the outstanding notes so represented. A "resolution" means a resolution (excluding an extraordinary resolution or a programme resolution) passed at a meeting duly convened and held in accordance with the provisions of the trust deed by a simple majority of the persons voting thereat upon a show of hands or if a poll is duly demanded by a simple majority of the votes cast on such poll.

     Subject as provided in the following paragraph, the quorum for a meeting of the noteholders of any series and class of notes or any one or more series of notes of the same class convened to consider an extraordinary resolution will be one or more persons holding or representing not less than half of the aggregate principal amount outstanding of such series and class of notes or such one or more series of notes of the same class or, at any adjourned meeting, one or more persons being or representing noteholders of such series and class of notes or such one or more series of notes of the same class, whatever the total principal amount of the outstanding notes so represented.

     Certain terms including the alteration of the amount, rate or timing of payments on a series and class of notes, the currency of payment, the issuer priority of payments or the quorum or majority required in relation to these terms, require a quorum for passing an extraordinary resolution of one or more persons holding or representing in total not less than three quarters of the aggregate principal amount outstanding of the relevant series and class of notes or of the relevant one or more series of notes of the same class or, at any adjourned meeting, at least one quarter of the aggregate principal amount outstanding of such series and class of notes or such one or more series of notes of the same class.

     An "extraordinary resolution" means (a) a resolution passed at a meeting duly convened and held in accordance with the provisions of the trust deed by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll or
(b) a resolution in writing signed by or on behalf of all the noteholders of a particular class of notes which resolution may be contained in one document or several documents in like form each signed by or on behalf of one or more of the relevant noteholders.

     A resolution signed by or on behalf of all the noteholders of the relevant series and class or of the relevant one or more series of notes of the same class who for the time being are entitled to receive notice of a meeting under the trust deed shall for all purposes be as valid and effective as an extraordinary resolution passed at a meeting of such series and class of noteholders.

     Subject as provided in Condition 11(3):

     o no extraordinary resolution of the class B noteholders of any series shall take effect while the class A notes (of that series or of any other series) remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders of each series.

     o no extraordinary resolution of the class M noteholders of any series shall take effect while the class A notes or class B notes (in each case, of that series or of any other series) remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders and an extraordinary resolution of the class B noteholders, in each case of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the respective interests of the class A noteholders and/or the class B noteholders of each series (as applicable).

     o no extraordinary resolution of the class C noteholders of any series shall take effect while the class A notes, class B notes or class M notes (in each case, of that series or of any other series) remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, an extraordinary resolution of the class B noteholders and an extraordinary resolution of the class M noteholders, in each case of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the respective interests of the class A noteholders, the class B noteholders and the class M noteholders of each series (as applicable).

     o no extraordinary resolution of the class D noteholders of any series shall take effect while the class A notes, class B notes, class M notes or class C notes (in each case, of that series or of any other series) remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, an extraordinary resolution of the class B noteholders, an extraordinary resolution of the class M noteholders and an extraordinary resolution of the class C noteholders, in each case of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the respective interests of the class A noteholders, the class B noteholders, the class M noteholders and/or the class C noteholders of each series (as applicable).

(2)  Programme resolution

     Notwithstanding the provisions set out in Condition 11(1), any extraordinary resolution of the noteholders of any class of notes to direct the note trustee to take any enforcement action pursuant set out in Conditions 9 and 10 (a "programme resolution") shall only be capable of being passed at a single meeting of the noteholders of all series of such class of notes. The quorum at any such meeting for passing a programme resolution shall be two or more persons holding or representing more than half of the aggregate principal amount outstanding of the notes of such class or, at any adjourned and reconvened meeting, two or more persons being or representing noteholders of such class of notes, whatever the aggregate principal amount outstanding of such class of notes so held or represented by them.

(3)  Approval of modifications and waivers by Noteholders

     No extraordinary resolution of the noteholders of any one or more series of class A notes to sanction a modification of, or any waiver or authorization of any breach, or proposed breach of, any of the provisions of the issuer transaction documents or the terms and conditions of such notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class B noteholders, an extraordinary resolution of the class M noteholders, an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the respective interests of the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders of each series.

     After the class A notes have been fully redeemed, no extraordinary resolution of the noteholders of any one or more series of class B notes to sanction a modification of, or any waiver or authorization of any breach, or proposed breach of, any of the provisions of the issuer transaction documents or the terms and conditions of such notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class M noteholders, an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the respective interests of the class M noteholders, the class C noteholders and the class D noteholders of each series.

     After the class A notes and class B notes have been fully redeemed, no extraordinary resolution of the noteholders of any one or more series of class M notes to sanction a modification of, or any waiver or authorization of any breach, or proposed breach of, any of the provisions of the issuer transaction documents or the terms and conditions of such notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the respective interests of the class C noteholders and the class D noteholders of each series.

     After the class A notes, class B notes and class M notes have been fully redeemed, no extraordinary resolution of the noteholders of any one or more series of class C notes to sanction a modification of, or any waiver or authorization of any breach, or proposed breach of, any of the provisions of the issuer transaction documents or the terms and conditions of such notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the interests of the class D noteholders of each series.

(4)  Modifications and waivers by the note trustee

     The note trustee, may, without the consent of the noteholders, (1) agree to any modification of, or to the waiver or authorization of any breach or proposed breach of, the terms and conditions of any series and class of notes or any of the transaction documents which is not, in the opinion of the note trustee, materially prejudicial to the interests of the noteholders of such series and class of notes or any other series and class of notes or (2) determine that any note event of default in respect of a series and class of notes shall not be treated as such, provided that, in any such case, it is not in the opinion of the note trustee materially prejudicial to the interest of the noteholders of such series and class of notes or of any other series and class of notes or (3) agree to any modification of any of the terms and conditions or any of the transaction documents which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest error, or an error established as such to the satisfaction of the note trustee.

     For the avoidance of doubt (in the context of deciding material prejudice in respect of the above provisions), if the note trustee or, as the case may be, the issuer security trustee, considers in its sole opinion that the noteholders of the same class of one or more series to which the modification or waiver relates are materially prejudiced, the note trustee will not be able to sanction such modification or waiver itself, and will instead require an extraordinary resolution of the noteholders of the notes of such class outstanding to be passed by means of a meeting. In accordance with the general provisions contained herein, such extraordinary resolution must also be ratified by the noteholders of the notes of the higher class or classes in order for the extraordinary resolution that seeks approval of the modification or waiver to be valid and effective.

     Any of these modifications, authorizations or waivers will be binding on the noteholders and, unless the note trustee or, as the case may be, the issuer security trustee, agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with Condition 14 as soon as practicable thereafter.

     Where the note trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of a class, series or series and class thereof it shall have regard to the interests of such noteholders as a class. In particular, the note trustee shall not have regard to, or be liable for, the consequences of such exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, the note trustee shall not be entitled to require, and no noteholder shall be entitled to claim, from us or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.

12.  Indemnification of the note trustee and the issuer security trustee

     The note trustee and the issuer security trustee are entitled to be indemnified and relieved from responsibility in certain circumstances, including provisions, among others, relieving them from taking enforcement proceedings unless indemnified to their satisfaction. The note trustee and the issuer security trustee are also entitled to be paid their costs and expenses in priority to any interest payments to noteholders.

     The note trustee and the issuer security trustee and their related companies are entitled to enter into business transactions with us, Northern Rock plc or related companies of either of them and to act as note trustee or as security trustee for the holders of any new notes and for any person who is a party to any transaction document or whose obligations are comprised in the issuer security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

     The note trustee and the issuer security trustee will not be responsible for any loss or liability suffered as a result of any assets in the issuer security being uninsured or inadequately insured or being held by clearing operations or their operators or by intermediaries on behalf of the note trustee or the issuer security trustee, as applicable.

     Furthermore, the note trustee and the issuer security trustee will be relieved of liability for making searches or other inquiries in relation to the assets comprising the issuer security. The note trustee and the issuer security trustee do not have any responsibility in relation to the legality and the enforceability of the trust arrangements and the related issuer security. Neither the note trustee nor the issuer security trustee will be obliged to take any action that might result in its incurring personal liabilities. Neither the note trustee nor the issuer security trustee is obliged to monitor or investigate the performance of any other person under the issuing entity related documents or the documents relating to the global intercompany loan and the mortgages trust and is entitled to assume, until it has actual knowledge to the contrary, that all such persons are properly performing their duties, unless it receives express notice to the contrary.

     Neither the note trustee nor the issuer security trustee will be responsible for any deficiency that may arise because it is liable to tax in respect of the proceeds of any security.

     Similar provisions in respect of the indemnification of the Funding 2 security trustee are set out in the transaction documents.

13.  Replacement of notes

     If individual note certificates are lost, stolen, mutilated, defaced or destroyed, the noteholder can replace them at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the registrar's, the paying agent's and our reasonable requests for evidence and indemnity. The noteholder must surrender any defaced or mutilated note certificates before replacements will be issued.

     If a global note certificate is lost, stolen, mutilated, defaced or destroyed, we will deliver a replacement global note certificate to the registered holder upon satisfactory evidence and surrender of any defaced or mutilated global note certificate. A replacement will only be made upon payment of the expenses for a replacement and compliance with the registrar's, the paying agents' and our reasonable requests as to evidence and indemnity.

14.  Notice to noteholders

     Any notice to noteholders shall be validly given if such notice is:

     (i) sent to them by first class mail (or its equivalent) or (if posted to a non-UK address) by airmail at the respective addresses on the register; and

     (ii) published in The Financial Times; and

    (iii) for so long as amounts are outstanding on the US notes, in a daily newspaper of general circulation in New York (which is expected to be The New York Times);

     or, if any of such newspapers set out above shall cease to be published or timely publication therein shall not be practicable, in a leading English language daily newspaper having general circulation in the United Kingdom or the United States (as applicable) provided that if, at any time, we procure that the information concerned in such notice shall be published on the relevant screen, publication in the newspapers set out above or such other newspaper or newspapers shall not be required with respect to such information.

     Any notices so published shall be deemed to have been given on the fourth day after the date of posting, or as the case may be, on the date of such publication or, if published more than once on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which (or on the relevant screen on which) publication is required.

     While the Notes are represented by global note certificates, any notice to noteholders will be validly given if such notice is provided in accordance with the previous paragraphs of this Condition 14 or (at our option) if delivered to DTC (in the case of the US notes) or Euroclear and/or Clearstream, Luxembourg (in the case of the Reg S notes). Any notice delivered to the DTC and/or Euroclear and/or Clearstream, Luxembourg will be deemed to be given on the day of delivery.

     The note trustee shall be at liberty to sanction some other method of giving notice to noteholders or any series or class or category of them if, in its opinion, such other method is reasonable having regard to market practice then prevailing and to the requirements of the stock exchanges on which the notes are then listed and provided that notice of such other method is given to the noteholders in such manner as the note trustee shall require.

15.  Further issues

     We shall be at liberty from time to time, without the consent of the noteholders, to create and issue further notes of a certain class having terms and conditions the same as the notes of any series of the same class or the same in all respects save for the amount and date of the first payment of interest thereon, issue date and/or purchase price and so that the same shall be consolidated and form a single series and class with the outstanding notes of such series and class.

16.  Governing law

     The transaction documents and the notes will be governed by English law, unless specifically stated to the contrary. Certain provisions in the transaction documents relating to property situated in Scotland are governed by Scots law. Unless specifically stated to the contrary (i) the courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the transaction documents and the notes and (ii) the parties to the transaction documents irrevocably submit to the nonexclusive jurisdiction of the courts of England.

     Material legal aspects of the mortgage loans and the related security

     The following discussion describes, in summary, the material legal aspects in respect of the assignment of the mortgage loans and related security and of English and Scottish residential property and mortgages. It is a brief summary and not an exhaustive analysis of the relevant law.

English mortgage loans

General

     The parties to a mortgage are the mortgagor, who is homeowner and who grants the mortgage over his property, and the mortgagee, who is the lender. Each mortgage loan is secured by a mortgage on the property (the mortgaged property). Since the most common form of creating a mortgage on residential property, namely, by means of a legal charge by deed, means that a mortgagor does not cease to be the owner of the property, generally a mortgagor will be free to create further mortgages on the mortgaged property (subject to any restrictions imposed by the mortgagee in the mortgage deed). Each mortgage loan to be assigned to the mortgages trustee will be secured by a mortgage which has a first ranking priority (except in the case of a regulated personal secured loan) over all other mortgages secured on the mortgaged property and over all unsecured creditors of the borrower, except in respect of certain statutory rights, which are granted statutory priority. There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold estates.

Registered title

     Title to registered land is registered at the Land Registry. The registrar allocates a unique title number. Consequently if there are freehold and leasehold registered interests in the same property, then there will be more than one register of title and a separate title number is allocated to each interest in such property. Each individual register consists of three parts: the property register, the proprietorship register and the charges register.

     The property register describes the land and the type of estate, freehold or leasehold that is the subject of that title number. In some instances it may also refer to third party rights that burden the property although these may also be mentioned in the charges register as prior to the Land Registration Act 2002, practice varied between the various District Land Registries around the country.

     The proprietorship register details the following:

     o The class of registered title. There are three classes of registered title for freehold and four classes for leasehold. The most common title (and the best grade of title available) is absolute title. A person registered with absolute title owns the specified estate in the land free from all interests other than those entered on the register, those classified as notice, caution, unregistered interests which override registered disposition (referred to below) and (in the case of leasehold land) all express and implied covenants, obligations and liabilities imposed by the lease or incidental to the land.

     o Restrictions on the ability of the registered proprietor to deal with the property e.g. a restriction imposed by a mortgagee prohibiting registration of subsequent mortgagees.

     The charges register details security interests and encumbrances registered against the property.

     The property is also identified by a plan retained at the Land Registry indicating the location of the related land (the "filed plan"). However, the filed plan is not conclusive as to matters such as the location of boundaries.

      The Land Registration Act 2002 provides that some interests in land will bind the land even though they are not capable of registration at the Land Registry. These fall into two categories:

     o    Overriding interests; and

     o    adverse rights affecting the title to the estate or charge.

     Title to registered land is established and evidenced by the entries on the register and the title plan recorded at the Land Registry containing official copies of the entries on the register relating to that land.

Unregistered title

     All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events. The most common trigger event is a sale of the land, but since April 1998 the triggers have also included the creation of a first priority legal mortgage over unregistered land. However, an increasingly small but still significant proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights or interests, including a legal mortgage where the mortgagee has taken possession of the title deeds, can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other interests, including equitable charges, must be registered at the Land Charges Registry in order to be effective against a subsequent purchaser or mortgagee of the land.

Taking security over land

     A legal charge of registered land may only be effected once the charge has been registered with the Land Registry. Prior to registration, it will take effect only as an equitable mortgage or charge. A registered legal charge is subject to pre-existing registered legal charges but has priority over pre-existing mortgages which are not registered and legal charges registered subsequent to it. Where land is registered therefore, a mortgagee must register its legal charge at the Land Registry in order to secure priority over any subsequent holder of a legal charge. Priority of mortgages (whether legal, including legal charges, or equitable) over registered land is generally governed by the date of registration of the mortgage rather than the date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register its legal charge. If the mortgagee submits a proper application for registration during this period, its interest will take priority over any application for registration of any interest which is received by the Land Registry during this priority period.

     In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the mortgaged property. Without the title deeds to the mortgaged property, the borrower is unable to establish the necessary chain of ownership, and is therefore prevented from dealing with his land without the consent of the mortgagee. Priority of mortgages over unregistered land depends on a number of factors including, whether the mortgagee has taken possession of the title deeds, whether the interest is registerable and whether it has been registered at the Land Charges Registry and the date of creation of the mortgage/legal charge. Generally speaking where all else is equal between two competing mortgages, the priority will be determined by the date of creation of the mortgage/legal charge.

The seller as mortgagee

     The sale to the mortgages trustee of the mortgage loans together with their related security will take effect in equity only and the mortgages trustee will not apply to the Land Registry or the Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in the section "Risk factors - There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgage loans and their related security which may adversely affect payments on the notes".

Enforcement of mortgages

      If a borrower breaches the mortgage conditions of its mortgage loan, the mortgage loan generally provides that all monies under the mortgage loan will become immediately due and payable. The mortgagee would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained expressly or impliedly in the mortgage conditions to pay or repay those amounts. In addition, the mortgagee would then be entitled to enforce its mortgage in relation to the defaulted mortgage loan. Enforcement may occur in a number of ways, including the following:

     o The mortgagee may enter into possession of the mortgaged property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the mortgaged property and to third parties as occupier of the mortgaged property.

     o    The mortgagee may lease the mortgaged property to third parties.

     o The mortgagee may appoint a receiver to deal with income from the mortgaged property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters into possession of the mortgaged property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the mortgaged property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it. Similar duties of care will apply to a sale by a receiver as set out below in relation to a sale by a mortgagee.

     o The mortgagee may sell the mortgaged property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a mortgaged property sold pursuant to a mortgagee's power of sale becomes the owner of the mortgaged property.

     o The mortgagee may foreclose on the mortgaged property. Under foreclosure procedures, the mortgagor's title to the mortgaged property is extinguished so that the mortgagee becomes the owner of the mortgaged property. The remedy is, because of procedural constraints, rarely used.

     Notwithstanding the above, in order to enforce a power of sale in respect of a mortgaged property, the mortgagee must generally obtain possession of the mortgaged property (to sell the mortgaged property with vacant possession) either voluntarily or by a court order. Actions for possession are regulated by statute and the courts have certain powers to adjourn possession proceedings, to stay any possession order or postpone the date for delivery of possession. The court will exercise such powers in favor of a borrower broadly where it appears to the court that the borrower is likely to be able, within a reasonable time period, to pay any sums due under the mortgage loan or to remedy any other breach of obligation under the mortgage loan or its related security. If a possession order in favor of the mortgagee is granted it may be suspended to allow the borrower more time to pay. Once possession is obtained the mortgagee has a duty to the borrower to take reasonable care to obtain a proper price for the mortgaged property. Failure to do so will put the mortgagee at risk of an action by the borrower for breach of such duty, although it is for the borrower to prove breach of such duty. There is also a risk that a borrower may also take court action to force the relevant mortgagee to sell the property within a reasonable time.

Scottish mortgage loans

General

     A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the "1970 Act"). There are two parties to a standard security. The first party is the grantor, who is the borrower and homeowner. The grantor grants the standard security over the property (the "secured property") and is generally the only party to execute the standard security. The second party, who is the lender, is termed the heritable creditor. As the grantor of a standard security remains the owner of the secured property, generally the grantor will be free to grant further standard securities over the secured property (subject to any restriction imposed by the heritable creditor in the standard security). Each Scottish mortgage loan (other than any regulated personal secured loan) in the mortgage portfolio will be secured by a standard security which has a first ranking priority over all other standard securities granted over the secured property and which will also rank in priority to all unsecured creditors of the borrower.

     The 1970 Act automatically imports a statutory set of "Standard Conditions" into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to enforcement, and in particular the notice and other procedures required as a preliminary to the exercise of the heritable creditor's rights on a default by the borrower.

Nature of property as security

     While title to all land in Scotland is registered there are currently two possible forms of registration namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.

Land Register

     This system of registration was established by the Land Registration (Scotland) Act 1979. Since that time it has been introduced on a county by county basis, and with effect from 1 April 2003 has applied to the whole of Scotland. Once a county has been designated as falling within the system, the first sale of any parcel of land (including a long leasehold) therein or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) triggers its registration in the Land Register, when it is given a unique title number. Title to the land is established by a land certificate containing official copies of the entries on the Land Register relating to that land. Similarly, the holder of any standard security over the land in question receives a charge certificate containing official copies of the entries relating to that security. A person registered in the Land Register owns the land free from all interests other than those entered on the Land Register, those classified as overriding interests and any other interests implied by law.

     The land certificate will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests and certain interests implied by law) affecting the land. The land certificate will also contain a plan indicating the location of the land. While this plan is not in all circumstances conclusive as to the location of the boundaries of the land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless this indemnity has been expressly excluded in the land certificate itself.

Sasine Register

     Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register falls to be recorded in the General Register of Sasines. Title to such land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights (including standard securities) would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.

Taking security over land

     A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to perfect its security and to secure priority over any subsequent standard security. Until such registration occurs, a standard security will not be effective against a subsequent purchaser or the heritable creditor under another standard security over the secured property. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by the date of registration (being the date of creation) rather than the date of execution. There is no equivalent in Scotland to the priority period system which operates in relation to registered land in England and Wales.

The seller as heritable creditor

     The sale of the Scottish mortgage loans by the seller to the mortgages trustee will be given effect by a declaration of trust by the seller (and any sale of Scottish mortgage loans in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgage loans will be transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land or Sasine Registers. The consequences of this are explained in the section "Risk Factors - There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgage loans and their related security which may adversely affect payments on the notes".

Enforcement of mortgages

     If a borrower defaults under a mortgage loan, the Scottish mortgage conditions provide that all monies under the mortgage loan will become immediately due and payable. The seller would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller as heritable creditor may enforce its standard security in relation to the defaulted mortgage loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970
Act):

     (i) the heritable creditor may enter into possession of the secured property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the secured property and to third parties as occupier of the secured property;

     (ii) the heritable creditor may lease the secured property to third parties;

    (iii) the heritable creditor may sell the secured property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property; and

     (iv) the heritable creditor may, in the event that a sale cannot be achieved, foreclose on the secured property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. This remedy is however rarely used.

     In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.

     Notwithstanding the above, in order to enforce its security in respect of a secured property, the heritable creditor must generally obtain possession of the secured property

(for example, in order to sell the secured property with vacant possession) either voluntarily or by a court order. Actions for possession are regulated by statute (in particular the 1970 Act and the Mortgage Rights (Scotland) Act 2001 (the "2001 Act")) and, since the coming into effect of the 2001 Act on December 3, 2001, the courts have certain powers to suspend the enforcement of the security. The court will exercise such powers in favor of a borrower broadly where it appears to the court that the borrower is likely to be able, within a reasonable time period, to pay any sums due under the mortgage loan or to remedy any other breach of obligation under the mortgage loan or its related security, or to permit the borrower time to find alternative accommodation. Once possession is obtained the heritable creditor has a duty to the borrower to obtain the best price that can reasonably be obtained for the secured property. Failure to do so will put the heritable creditor at risk of an action by the borrower for breach of such duty, although it is for the borrower to prove breach of such duty. There is also a risk that a borrower may also take court action to force the relevant heritable creditor to sell the secured property within a reasonable time.

Borrower's right of redemption

     Under Section 11 of the Land Tenure Reform (Scotland) Act 1974 the grantor of any standard security has an absolute right, on giving appropriate notice, to redeem that standard security once it has subsisted for a period of 20 years subject only to the payment of certain sums specified in Section 11 of that Act. These specified sums consist essentially of the principal monies advanced by the lender, interest thereon and expenses incurred by the lender in relation to that standard security.

                   Material United Kingdom tax consequences

     The following, which applies only to persons who are the absolute beneficial owners of notes, is a discussion of our understanding of current UK tax law and HM Revenue & Customs practice as at the date of this prospectus relating to certain aspects of the UK taxation of the notes. Sidley Austin
(UK) LLP, UK tax advisers to Northern Rock plc, has prepared and reviewed the discussion below of material United Kingdom tax consequences and confirmed to us that this discussion represents its opinion. The discussion assumes that the final documentation conforms with the description in the prospectus. The discussion also assumes that all payments made pursuant to the final documentation are calculated on arms' length terms. The discussion is not a comprehensive analysis of the tax consequences arising in respect of the notes and some aspects of the discussion do not apply to certain classes of taxpayer (such as dealers). If you are in any doubt about your tax position or if you may be subject to tax in a jurisdiction other than the UK you should seek your own professional advice.

Withholding tax

     Where interest is payable on notes which have a maturity of less than one year (and which are not issued under arrangements the effect of which is to render such notes part of a borrowing with a total term of a year or more), the interest will not be "yearly interest" for the purposes of the Income and Corporation Taxes Act 1988 (the "Taxes Act") and accordingly payments of interest on such notes may be made without deduction or withholding for or on account of UK income tax.

     In respect of all other notes, interest bearing notes will constitute "quoted Eurobonds" within the meaning of section 349 of the Taxes Act while the notes are listed on a "recognized stock exchange" within the meaning of section 841 of the Taxes Act. The London Stock Exchange is such a recognized stock exchange. Under HM Revenue & Customs published practice, securities will be treated as listed on the London Stock Exchange while they are admitted to the official list and admitted to trading by the London Stock Exchange. Payments of interest on such notes as fall outside the scope of the preceding paragraph, but which are quoted Eurobonds, may be made without deduction or withholding for or on account of UK income tax irrespective of whether the notes are in global form or in definitive form. In other cases, UK income tax may have to be withheld at the lower rate (currently 20 per cent.) from payments of interest on the notes, subject to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty or to the interest being paid to the persons (including companies within the charge to UK corporation tax) and in the circumstances specified in sections 349A to 349D of the Taxes Act.

     Where notes are to be, or may be redeemed at, a premium, any such element of premium may constitute a payment of interest. Payments of interest are subject to deduction or withholding for or on account of UK income tax as outlined above.

     Any discount element associated with zero coupon notes will not be subject to deduction or withholding for or on account of UK income tax.

     Payments of interest and principal with respect to the notes will be subject to any applicable withholding taxes and the issuing entity will not be obliged to pay additional amounts in relation thereto.

Direct assessment of non-UK resident holders of the notes to UK tax on interest

     Interest on the notes constitutes UK source income and, as such, may be subject to income tax by direct assessment even where paid without deduction or withholding for or on account of UK tax, subject to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty.

     However, interest with a UK source received without deduction or withholding for or on account of UK income tax will not be chargeable to UK tax in the hands of a noteholder (other than certain trustees) who is not resident for tax purposes in the UK unless that noteholder carries on a trade, profession or vocation through a branch or agency (or, in the case of a noteholder which is a company, which carries on a trade through a permanent establishment) in the UK in connection with which the interest is received or to which the notes are attributable. There are exemptions for interest received by certain categories of agent (such as some brokers and investment managers).

     Where interest has been paid under deduction or withholding for or on account of UK income tax, noteholders who are not resident in the UK may be able to recover all or part of the tax deducted or withheld if there is an appropriate provision under an applicable double taxation treaty.

Taxation of returns: companies within the charge to UK corporation tax

     In general, noteholders which are within the charge to UK corporation tax in respect of notes will be charged to UK corporation tax and obtain relief as income on all returns (including interest), profits or gains arising on, and fluctuations in value of such notes (whether attributable to currency fluctuations or otherwise) broadly in accordance with their statutory accounting treatment.

Taxation of returns: other noteholders

     Noteholders who are not within the charge to UK corporation tax and who are resident or ordinarily resident in the UK for tax purposes or who carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest on the notes is received or to which the notes are attributable will generally be liable to UK income tax on the amount of any interest received in respect of such notes.

     The Notes will not be regarded by HM Revenue & Customs as constituting "qualifying corporate bonds" within the meaning of Section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of Notes may give rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains.

     There are provisions to prevent any particular gain (or loss) from being charged (or relieved) at the same time under these provisions and also under the provisions of the "accrued income scheme" described below.

     On a disposal of notes by a noteholder, any interest which has accrued since the last note payment date may be chargeable to tax as income under the rules of the "accrued income scheme" if that noteholder is resident or ordinarily resident in the UK or carries on a trade in the UK through a branch or agency to which such notes are attributable. For notes which constitute variable rate securities, taxation in respect of such a disposal will be computed on the basis that such amount as HM Revenue & Customs considers to be just and reasonable will be treated as accrued income. However, the transferee of a variable rate security will not be entitled to any relief on such amount. Notes which have a step-up date for interest will constitute variable rate securities for this purpose.

     Noteholders who are individuals may wish to note that HM Revenue & Customs has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays interest to or receives interest for the benefit of an individual, or who either pays amounts payable on the redemption of Notes to or receives such amounts for the benefit of an individual. Information so obtained may, in certain circumstances, be exchanged by HM Revenue & Customs with the tax authorities of the jurisdiction in which the noteholder is resident for tax purposes.

Stamp duty and stamp duty reserve tax

     No UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the notes, whether such notes are in global or definitive form.

The EU Savings Directive (2003/48/EC)

     Under the EU Savings Directive EU Member States are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

                    Material United States tax consequences

General

     The following section is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the US notes that may be relevant to a holder of US notes that is a United States person (as defined later in this section) or that otherwise is subject to US federal income taxation on a net income basis in respect of a US note (any such United States person or holder, a "US holder"), subject to the qualifications set forth in the applicable prospectus supplement.

     In general, the discussion assumes that a holder acquires a US note at original issuance at its issue price (generally the first price at which a substantial amount of substantially similar notes are sold for money, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and holds such note as a capital asset. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the US notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including dealers in stocks, securities or notional principal contracts; traders in securities electing to mark to market; insurance companies; tax-exempt organizations; banks, savings and loan associations and similar financial institutions; taxpayers whose functional currency is other than the US dollar; taxpayers that hold a US note as part of a hedge or straddle or synthetic security or a conversion transaction, within the meaning of section 1258 of the US Internal Revenue Code of 1986, as amended (the "Code"); and subsequent purchasers of US notes. In addition, this discussion does not describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government. In addition, please consult the applicable prospectus supplement in the event the US notes are denominated in a currency other than US dollars.

     This discussion is based on the US federal income tax laws, regulations, rulings and decisions in effect or available as of the date of this prospectus. All of the foregoing are subject to change, and any change may apply retroactively and could affect the continued validity of this discussion. Further, the following discussion assumes that the issuing entity, Funding 2 and the mortgages trustee, in its capacity as trustee for the mortgage trust, will conduct their affairs as described in this prospectus and in accordance with assumptions made by, and representations made to, counsel.

     Sidley Austin LLP, US federal income tax counsel to Northern Rock ("US federal income tax counsel"), has prepared and reviewed the statements under the heading "Material United States tax consequences". As described under "- Tax status of the issuing entity, Funding 2, mortgages trustee and mortgages trust", US federal income tax counsel is of the opinion that the mortgages trustee, acting as trustee of the mortgages trust, Funding 2 and the issuing entity will not be subject to US federal income tax as a result of their contemplated activities. As described further under "Characterization of the US notes", US federal income tax counsel is also of the opinion that, although there is no authority on the treatment of instruments substantially similar to the US notes, the class A, class B and class M US notes will be treated as debt for US federal income tax purposes and the class C US notes should be treated as debt for US federal income tax purposes.

     An opinion of US federal income tax counsel is not binding on the Internal Revenue Service (the "IRS") or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section. As a result, the IRS or a court may disagree with all or part of the discussion herein. Accordingly, the issuing entity encourages persons considering the purchase of US notes to consult their own tax advisors as to the personal US tax consequences of the purchase, ownership and disposition of the US notes, including the possible application of state, local, non-US or other tax laws, and other US federal income tax issues affecting the transaction.

     As used in this section the term "United States person" means (a) an individual who is a citizen or resident of the United States, (b) an entity treated as a corporation or partnership for United States federal income tax purposes that is organized or created under the law of the United States, a State thereof, or the District of Columbia, (c) any estate the income of which is subject to taxation in the United States regardless of source, and (d) any trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust, or the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a United States person despite not meeting those requirements.

     If an entity that is treated as a partnership for US federal income tax purposes holds US notes, the US federal income tax treatment generally will depend upon the activities of the partnership and the status of the partners.

Tax status of the issuing entity, Funding 2, mortgages trustee and mortgages trust

     Under the transaction documents, each of the issuing entity, Funding 2, and the mortgages trustee, acting in its capacity as trustee of the mortgages trust, covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any mortgaged property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US federal income tax counsel is of the opinion that, assuming compliance with the transaction documents, none of the issuing entity, Funding 2 or the mortgages trustee, acting in its capacity as trustee of the mortgages trust, will be subject to US federal income tax. No elections will be made to treat the issuing entity, Funding 2, or the mortgage trust or any of their assets as a REMIC (a type of securitization vehicle having a special tax status under the Code).

Characterization of the US notes

     Although there is no authority regarding the treatment of instruments that are substantially similar to the US notes, it is the opinion of US federal income tax counsel that the class A, class B and class M US notes will be treated as debt for US federal income tax purposes and that the class C US notes should be treated as debt for US federal income tax purposes. See "- Alternative Characterization of the US notes". The issuing entity intends to treat the US notes as debt of the issuing entity for all purposes, including US federal income tax purposes. In general, the characterization of an instrument for US federal income tax purposes as debt or equity by its issuing entity as of the time of issuance is binding on a holder (but not the IRS), unless the holder takes an inconsistent position and discloses such position on its US federal income tax return.

     The US notes will not be qualifying real property mortgage loans in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)(19)(C), 856(c) or 860G(a)(3) of the Code, respectively.

Taxation of US holders of the US notes

     Qualified Stated Interest and Original Issue Discount ("OID"). For purposes of this discussion, it is assumed that the US notes will accrue interest at a rate equal to LIBOR plus a margin (or other qualified floating rate within the meaning of Treas. Reg. ss. 1.1275-5), and, hence the US notes should be treated as "variable rate debt instruments" for US federal income tax purposes. Please consult the applicable prospectus supplement in the event the US notes accrue interest at a rate other than a qualified floating rate.

     With respect to US notes that have a stated maturity of more than one year (i.e., other than short-term obligations, discussed below), the issuing entity intends to treat interest on the US notes as "qualified stated interest" under United States Treasury regulations relating to original issue discount (hereafter, the "OID regulations"). As a consequence, assuming that such interest is treated as qualified stated interest, discount on such US notes arising from an issuance at less than par will only be required to be accrued under the OID regulations if such discount exceeds a statutorily defined de minimis amount. Qualified stated interest, which generally must be unconditionally payable at least annually, is taxed under a holder's normal method of accounting. De minimis OID is included in income on a pro rata basis as principal payments are made on such US notes. It is possible that interest on certain US notes could be treated as OID because such interest is subject to deferral in certain limited circumstances (as described under "Description of the US Notes - 4(D) Deferred Interest").

     A US holder of a US note issued with OID must include OID in income over the term of such US note under a constant yield method that takes into account the compounding of interest. Under the Code, OID is calculated and accrued using prepayment assumptions where payments on a debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Moreover, the legislative history to the provisions provides that the same prepayment assumptions used to price a debt instrument be used to calculate OID, as well as to accrue market discount and amortize premium. Here, prepayment of the mortgage loans is not expected to alter the scheduled principal payments on the US notes and accordingly, the issuing entity intends to assume that the US notes will have their principal repaid according to the schedule for purposes of accruing any OID. No representation is made that the mortgage loans will pay on the basis of such prepayment assumption or in accordance with any other prepayment scenario.

     With respect to US notes that have a stated maturity of not greater than one year ("short-term obligations"), US holders that report income for US federal income tax purposes under the accrual method are required to accrue OID on short-term obligations on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding). A US holder who is an individual or other cash method holder is not required to accrue OID on a short-term obligation unless such holder elects to do so. If such an election is not made, any gain recognized by such holder on the sale, exchange or maturity of such short-term obligation will be ordinary income to the extent of the holder's ratable share of OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of the sale, exchange or maturity.

     As an alternative to the above treatments, US holders may elect to include in gross income all interest with respect to the US notes, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

     Sales and Retirement. In general, a US holder of a US note will have a basis in such note equal to the cost of the note to such holder, and reduced by any payments thereon other than payments of qualified stated interest. Upon a sale or exchange of the note, a US holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest, which would be taxable as such) and the holder's tax basis in the note. Such gain or loss will be long-term capital gain or loss if the US holder has held the note for more than one year at the time of disposition. In certain circumstances, US holders that are individuals may be entitled to preferential treatment for net long-term capital gains. The ability of US holders to offset capital losses against ordinary income is limited.

Alternative characterization of the US notes

     The proper characterization of the arrangement involving the issuing entity and the holders of the US notes is not clear because there is no authority on transactions comparable to that contemplated herein. Prospective investors are encouraged to consult their own tax advisors regarding the personal tax consequences with respect to the potential impact of an alternative characterization of the US notes for US federal income tax purposes. One possible alternative characterization is that the IRS could assert that the lowest subordinated class of notes or any other class of notes should be treated as equity in the issuing entity for US federal income tax purposes because the issuing entity may not have substantial equity. If any class of US notes were treated as equity, US holders of such notes would be treated as owning equity in a passive foreign investment company ("PFIC") which, depending on the level of ownership of such US holder and certain other factors, might also constitute an interest in a controlled foreign corporation ("CFC") for such US holder.

     A US note that is treated as an equity interest in a PFIC or CFC rather than a debt instrument for US federal income tax purposes would have certain timing and character consequences to a US holder and could require certain elections and disclosures that would need to be made shortly after acquisition to avoid potentially adverse US federal income tax consequences. If the issuing entity was treated as a PFIC in which a US holder owns an equity interest, unless a United States person makes a "QEF election" or "mark to market election", such person will be subject to a special tax regime (i) in respect of gains realized on the sale or other disposition of its US notes, and (ii) in respect of distributions on its US notes held for more than one taxable year to the extent those distributions constitute "excess distributions". Although not free from doubt, the PFIC rules should not apply to gain realized in respect of any US notes disposed of during the same taxable year in which such US notes are acquired. An excess distribution generally includes dividends or other distributions received from a PFIC in any taxable year to the extent the amount of such distributions exceeds 125% of the average distributions for the three preceding years (or, if shorter, the investor's holding period). Because the US notes pay interest at a floating rate, it is possible that a United States person will receive excess distributions as a result of fluctuations in the rate of three-month US dollar LIBOR over the term of the US notes. In general, under the PFIC rules, a United States person will be required to allocate such excess distributions and any gain realized on a sale of its US notes to each day during such person's holding period for the US notes, and will be taxable at the highest rate of taxation applicable to the US notes for the year to which the excess distribution or gain is allocable (without regard to such person's other items of income and loss for such taxable year) (the "deferred tax"). The deferred tax (other than the tax on amounts allocable to the year of disposition or receipt of the distribution) will then be increased by an interest charge computed by reference to the rate generally applicable to underpayments of tax (which interest charge generally will be non-deductible interest expense for individual taxpayers). The issuing entity does not intend to provide information that would enable a holder of a US note to make a QEF election and the mark to market election will only be available during any period in which the US notes are traded on a qualifying exchange or market. The issuing entity encourages persons considering the purchase or ownership of 10 per cent. or more of any class of US notes (or combination of classes) that is treated as equity for US federal income tax purposes to consult their own tax advisors regarding the personal US tax consequences resulting from such an acquisition under the special rules applicable to CFCs under the Code.

Backup withholding

     Backup withholding of US federal income tax may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the US notes to a United States person must be reported to the IRS, unless such person is an exempt recipient or establishes an exemption. With respect to non-United States persons investing in the US notes, to ensure they qualify for an exemption, the paying agent will require such beneficial holder to provide a statement from the individual or corporation that:

     o is signed under penalties of perjury by the beneficial owner of the note,

     o    certifies that such owner is not a United States person, and

     o    provides the beneficial owner's name and address.

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. The noteholder must inform the paying agent within 30 days of such change and furnish a new W-8BEN. A noteholder that is not an individual or an entity treated as a corporation for US federal income tax purposes or that is not holding the notes on its own behalf may have substantially increased reporting requirements. For example, a non-US partnership or non-US trust generally must provide the certification from each of its partners or beneficiaries along with certain additional information. Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the paying agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless
(i) the broker determines that the seller is a corporation or other exempt recipient, (ii) the seller certifies (as described above) that such seller is a non-United States person and certain other conditions are met or (iii) the broker has the taxpayer identification number of the recipient properly certified as correct. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's US federal income tax provided the required information is furnished to the IRS.

     Prospective investors considering purchasing US notes are encouraged to consult their own tax advisors as to the personal US tax consequences of the foregoing withholding tax requirements.

             Material Jersey (Channel Islands) tax considerations

Tax status of the mortgages trustee and the mortgages trust

     It is the opinion of Jersey (Channel Islands) tax counsel that the mortgages trustee will be resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20% in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust.

                             ERISA considerations

     The US notes are eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the provisions of Section 4975 of the Code and by governmental plans that are subject to state, local or other federal law of the United States that is substantially similar to ERISA or Section 4975 of the Code, subject to consideration of the issues described in this section. ERISA imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "Risk factors" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the notes.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The seller, the issuing entity, the servicer, the mortgages trustee, Funding 2 or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the US notes is acquired or held by a Plan with respect to which the issuing entity, the servicer, the mortgages trustee, Funding 2 or any other party to such transactions, is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). In addition, newly enacted legislation which became effective on August 17, 2006 (the Pension Protection Act of 2006) provides a new statutory exemption for prohibited transactions between a plan and a person that is a party in interest (other than a fiduciary or an affiliate that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the plan, provided that there is adequate consideration for the transaction. Prospective investors should consult with their advisors regarding the Pension Protection Act of 2006 and this statutory exemption. There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

     Each purchaser and subsequent transferee of any US note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (A) it is not an ERISA Plan or other Plan, an entity whose underlying assets include the assets of any such ERISA Plan or other Plan, or a governmental plan which is subject to any federal, state or local law of the United States that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code or (B) its purchase, holding and disposition of such note will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law of the United States) for which an exemption is not available.

     In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in debt form may be considered an "equity interest" if it has "substantial equity features". If the issuing entity were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the US notes, such plan assets would include an undivided interest in the assets held by the issuing entity and transactions by the issuing entity would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Investors should note that concerns in respect of the foregoing may be magnified here, particularly in the case of the lowest subordinated class of notes. In addition, in analyzing these issues with their own counsel, prospective purchasers of notes should consider, among other things, that, although special tax counsel has concluded that the class A, class B and class M US notes will, and the class C US notes should, be treated as debt for federal income tax purposes, see "Material United States tax consequences", it is not clear whether the debt would be treated for tax purposes as issued by the issuing entity. If the underlying assets of the issuing entity are deemed to be Plan assets, the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of parties in interest and disqualified persons, under parts 1 and 4 of subtitle B of title I of ERISA and section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). In addition, various providers of fiduciary or other services to the issuing entity, and any other parties with authority or control with respect to the issuing entity, could be deemed to be Plan fiduciaries or otherwise parties in interest or disqualified persons by virtue of their provision of such services.

     Any insurance company proposing to purchase any of the US notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (July 12, 1995), the enactment of
Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the regulations thereunder.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the US notes should determine whether, under the documents and instruments governing the Plan, an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment mortgage portfolio. Any Plan proposing to invest in such notes (including any governmental plan) should consult with its counsel to confirm, among other things, that such investment will not result in a non-exempt prohibited transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental plan, any substantially similar state, local or other federal law).

     The sale of any notes to a Plan is in no respect a representation by the seller, the issuing entity, the servicer, the mortgages trustee, Funding 2 or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

             Enforcement of foreign judgments in England and Wales

     The issuing entity is a UK public company incorporated with limited liability in England and Wales.

     Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by England or Wales in respect of an obligation of the issuing entity in respect of the notes for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuing entity in the courts of England and Wales without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court.

     This will be the case unless the following occurs:

     o the proceedings in the New York State or the United States Federal Court in which the judgment was obtained were contrary to the principles of natural or substantive justice;

     o enforcement of the judgment is contrary to the public policy of England or Wales;

     o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     o the judgment is of a public nature (for example, a penal or revenue judgment);

     o there has been a prior judgment in another court concerning the same issues between the same parties as are dealt with in the judgment of the New York State or the United States Federal Court;

     o the enforcement would contravene section 5 of the Protection of Trading Interests Act 1980; or

     o the enforcement proceedings are not instituted within six years after the date of the judgment.

     The issuing entity expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering. A judgment by a court may be given in some cases only in sterling.

     All of the directors of the issuing entity reside outside the United States. Substantially all of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for the noteholders to effect service of process within the United States upon such persons with respect to matters arising under the federal securities laws of the United States or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of such laws.

     The issuing entity has been advised by Sidley Austin (UK) LLP, English counsel to Northern Rock, that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States based on the restrictions referred to above.

                 United States legal investment considerations

     None of the notes is a "mortgage related security" under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

     The appropriate characterization of the notes under various legal investment restrictions and, consequently, the ability of investors subject to these restrictions to purchase such notes, is subject to significant interpretative uncertainties. These uncertainties may adversely affect the liquidity of, and the creation of any secondary market for, the notes. Accordingly, investors should consult their own legal advisors in determining whether and the extent to which the notes constitute legal investments or are subject to investment, capital or other restrictions.

                                 Legal matters

     Certain matters of English law and United States law regarding the notes, including matters relating to the validity of the issuance of the notes, will be passed upon for Northern Rock by Sidley Austin (UK) LLP. Certain matters of United States law regarding matters of United States federal income tax law with respect to the US notes will be passed upon for Northern Rock by Sidley Austin LLP, New York. Certain matters of English law and United States law will be passed upon for the underwriters by Allen & Overy LLP, London.

     Certain matters of Jersey (Channel Islands) law regarding the mortgages trustee will be passed upon for the mortgages trustee by Mourant du Feu & Jeune, London.

                                 Underwriting

United States

     A prospectus supplement will be prepared for each series of US notes which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which each class or sub-class of such series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to us, or the method by which the price at which the underwriters will sell those US notes will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between any underwriter and us and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the US notes so offered. US notes may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     The seller and we will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     The underwriters or their affiliates may engage in over-allotment transactions (also known as short sales), stabilizing transactions, syndicate covering transactions and penalty bids for the US notes under Regulation M under the Exchange Act.

     o Over-allotment transactions involve sales by an underwriter in excess of the total offering size, which creates what is known as a naked short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

     o Stabilizing transactions permit bids to purchase the US notes so long as the stabilizing bids do not exceed a specified maximum.

     o Short covering transactions involve purchases of the US notes in the open market after the distribution has been completed in order to cover naked short positions.

     o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

     Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the US notes or preventing or retarding a decline in the market price of the US notes. As a result, these transactions may cause the prices of the US notes to be higher than they would otherwise be in the absence of those transactions. Neither we nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

     The US notes will be registered under the Securities Act. Any underwriters of the US notes that are not US registered broker dealers will agree that they will offer and sell the US notes within the United States through US registered broker-dealers.

     The US notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus and related prospectus supplement via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus and related prospectus supplement in that format.

United Kingdom

     Each underwriter will represent and agree that:

     o in relation to any US notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any US notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the US notes would otherwise constitute a contravention of
          Section 19 of the FSMA by the issuing entity;

     o it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any US notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

     o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the US notes in, from or otherwise involving the United Kingdom.

General

     The underwriters will represent and agree that they have complied and will comply with all applicable securities laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver US notes or possess them or distribute the prospectus or any other offering material and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of US notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuing entity shall have no responsibility for them. Furthermore, the underwriters will represent and agree that they have not and will not directly or indirectly offer, sell or deliver any notes or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of US notes by it will be made on the same terms.

     Neither the issuing entity nor the underwriters represent that US notes may at any time lawfully be sold in compliance with any application, registration or other requirements in any jurisdiction (other than as described above), or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

     The underwriters will agree that they will, unless prohibited by applicable law, furnish to each person to whom they offer or sell notes a copy of the prospectus and a related prospectus supplement, in each case as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorized to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of notes to which the prospectus relates.

                            Reports to noteholders

     The servicer will prepare annual and monthly reports that will contain information about the issuing entity, the notes and the mortgage portfolio. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. Annual and monthly reports prepared by the servicer will be sent by the servicer on behalf of the issuing entity to Cede & Co. and Citivic, as applicable, as the registered holder of the notes, unless and until individual note certificates are issued. Reports will not be sent to beneficial owners of the notes by the servicer. Cede & Co. and Citivic, as applicable, may make such reports available to beneficial owners upon request in accordance with their rules.

     The registrants will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K.

                        Listing and general information

Authorization

     The issue of each series of notes from time to time has been authorized by resolution of the board of directors of the issuing entity passed on January 18, 2005.

Listing of notes

     Application will be made to the FSA in its capacity as competent authority for the purposes of Part VI of the FSMA for the notes issued during the period of 12 months from the date of this prospectus to be admitted to the official list. Application will also be made to the London Stock Exchange for each class of the notes to be admitted to trading on the Gilt Edged and Fixed Income Market of the London Stock Exchange.

     It is expected that each series and class of notes which is to be admitted to the official list and to trading on the Gilt Edged and Fixed Income Market of the London Stock Exchange will be admitted separately, as and when issued, subject only to the issue of a global note certificate or individual note certificates representing the notes of each series and class and to making the final terms relating to the notes available to the public in accordance with the Prospectus Directive and associated UK and EU implementing legislation.

     This prospectus has been prepared in compliance with the Prospectus Rules Instrument, 2005, made pursuant to the FSMA.

     The issuing entity and the directors of the issuing entity accept responsibility for the information contained in this prospectus. To the best of the knowledge and belief of the issuing entity and the directors of the issuing entity (who have taken all reasonable care to ensure that such is the case), the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information. The issuing entity and the directors of the issuing entity accept responsibility accordingly.

Clearing and settlement

     Transactions in respect of the US notes will normally be effected for settlement in US dollars and for delivery on the third working day after the date of the transaction. Prior to listing, however, dealings will be permitted by the London Stock Exchange plc in accordance with its rules.

     The US notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear. The appropriate CUSIP numbers, common codes and ISINs for each series and class of notes will be specified in the applicable prospectus supplement.

Litigation

     Currently, none of the issuing entity, Funding 2, Holdings, the post-enforcement call option holder, the mortgages trustee or Northern Rock is or has been involved in the preceding 12 calendar months in any governmental, legal or arbitration proceedings or enforcement proceedings which may have or have had in the recent past a significant effect upon the financial position or profitability of the issuing entity, Funding 2, Holdings, the post-enforcement call option holder, the mortgages trustee or Northern Rock nor, so far as the issuing entity, Funding 2, Holdings, the post-enforcement call option holder, the mortgages trustee or Northern Rock, respectively, is aware, are any such governmental legal or arbitration proceedings or enforcement proceedings pending or threatened.

Accounts

     So long as the notes are listed on the official list and are traded on the Gilt Edged and Fixed Income Market of the London Stock Exchange, the most recently published audited annual accounts of the issuing entity from time to time shall be available at the specified office of the UK principal paying agent in London. The issuing entity does not publish interim accounts.

     Since the date of its incorporation, the issuing entity has not entered into any contracts or arrangements not being in the ordinary course of business.

Material Adverse Change

     Since the date of the issuing entity's last accounts (December 31, 2005), the date of Funding 2's last accounts (December 31, 2005), the date of incorporation of Holdings (December 14, 2000), the date of incorporation of the mortgages trustee (February 14, 2001), and the date of incorporation of the post-enforcement call option holder (December 15, 2000), there has been no material adverse change in the financial position or prospects of the issuing entity, Funding 2, Holdings, the post-enforcement call option holder or the mortgages trustee, respectively.

Documents available

     From the date of this prospectus and for so long as any series and class of notes issued by the issuing entity may be admitted to the Official List, copies of the following documents may, when published, be inspected at the registered office of the issuing entity and from the specified office of the principal paying agent during usual business hours, on any weekday (public holidays excepted):

     (A) the Memorandum and Articles of Association of each of the issuing entity, Funding 2, Holdings, the mortgages trustee and the post-enforcement call option holder;

     (B)  a copy of the prospectus and the related prospectus supplement;

     (C) any future offering circulars, prospectuses, prospectus supplements, information memoranda and supplement including prospectus supplements (as applicable) (save that a prospectus supplement relating to an unlisted series and class of notes will be available for inspection only by the underwriters or dealers, as applicable, as specified in the prospectus supplement or, upon proof satisfactory to the principal paying agent or the registrar, as the case may be, as to the identity of the holder of any note to which the prospectus supplement relates) to the prospectus and any other documents incorporated therein or therein by reference.

     (D) all other reports, letters, statements prepared by an expert and included in the prospectus;

     (E)  each of the following documents: o the programme agreement;

          o    each subscription agreement;

          o    each underwriting agreement;

          o    the global intercompany loan agreement;

          o    the mortgages trust deed;

          o    the controlling beneficiary deed;

          o    the mortgage sale agreement;

          o    the issuer deed of charge;

          o    each deed of accession to the issuer deed of charge;

          o    the Funding 2 deed of charge;

          o    each deed of accession to the Funding 2 deed of charge;

          o    the Funding 2 basis rate swap agreement;

          o    each issuer swap agreement;

          o    the trust deed;

          o    the paying agent and agent bank agreement;

          o    the administration agreement;

          o    the cash management agreement;

          o    the issuer cash management agreement;

          o    the issuer guaranteed investment contract;

          o    the Funding 2 guaranteed investment contract;

          o    the mortgages trustee guaranteed investment contract;

          o    the post-enforcement call option agreement;

          o    the bank account agreement;

          o    the Funding 2 bank account agreement;

          o    the issuer bank account agreement;

          o    the collection bank agreement;

          o    the master definitions schedule;

          o    each start-up loan agreement;

          o    the corporate services agreement;

          o any other deeds of accession or supplemental deeds relating to any such documents.

                                           Glossary

Set forth below in this glossary are definitions of certain defined terms used and not defined elsewhere in this prospectus.

"AAA loan tranches"                        The loan tranches made by the issuing entity to Funding 2
                                           under the global intercompany loan agreement from the proceeds of issue of any series of class A notes

"AA loan tranches"                         The loan tranches made by the issuing entity to Funding 2
                                           under the global intercompany loan agreement from the proceeds of issue of any series of class B notes

"A loan tranches"                          The loan tranches made by the issuing entity to Funding 2
                                           under the global intercompany loan agreement from the
                                           proceeds of issue of any series of class M notes

"AAA principal deficiency                  One of five sub-ledgers on the principal deficiency ledger
sub-ledger"                                which records any principal deficiency in respect of any AAA loan tranches

"AA principal deficiency                   One of five sub-ledgers on the principal deficiency ledger
sub-ledger"                                which records any principal deficiency in respect of any AA loan tranches

"A principal deficiency                    One of five sub-ledgers on the principal deficiency ledger
subledger"                                 which records any principal deficiency in respect of any A loan tranches

"additional mortgage loan"                 Any mortgage loan (being an English mortgage loan or a
                                           Scottish mortgage loan, as applicable) which the seller
                                           anticipated assigning to the mortgages trustee on an
                                           assignment date under the terms of the mortgage sale
                                           agreement and referenced by its mortgage loan identifier
                                           number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies
                                           (including all further advances) due or owing with respect to that mortgage loan under the relevant mortgage conditions
                                           by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

"adjusted Funding 2                        The sum of:
reserve fund level"

                                           (a) the aggregate amount standing to the credit of the issuer reserve ledger and the Funding 2 reserve ledger; and

                                           (b) the amount (if any) then to be credited to the issuer
                                               reserve ledger in accordance with to the issuer
                                               pre-enforcement principal priority of payments and the
                                               amount (if any) then to be credited to the Funding 2
                                               reserve ledger in accordance with to the Funding 2
                                               pre-enforcement principal priority of payments

"arrears of interest"                      As at any date and for any mortgage loan, interest (other than capitalized interest or accrued interest) on that mortgage loan which is currently due and payable on that date

                                     272


"authorized investments"                   (a) sterling gilt-edged securities; and

                                           (b) sterling demand or time deposits,
                                               certificates of deposit and short-term debt obligations
                                               (including commercial paper) (which may include deposits into any account which earns a rate of interest related to LIBOR)
                                               provided that in all cases these investments have a maturity date of 90 days or less and mature on or before the next
                                               following note payment date or loan payment date (as
                                               applicable) or, in relation to any mortgages trustee bank
                                               account, the next following distribution date and the
                                               short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or the
                                               entity with which the demand or time deposits are made (being an authorized institution under the FSMA) are rated at least equal to "A-1+" by Standard & Poor's, "P-1" by Moody's and
                                               "F1+" by Fitch or which are otherwise acceptable to the rating agencies (if they are notified in advance) to maintain the then current rating of the notes

 "bank account agreement"                  The agreement dated the initial closing date, as amended from time to time, among the account bank, the cash manager, the mortgages trustee, Funding, Funding 2, the security trustee and the Funding 2 Security Trustee which governs the operation of the mortgages trustee bank accounts and the Funding 2 bank accounts

"Bank of England base rate"                The Bank of England's official dealing rate (the repo as rate"
                                           set by the UK Monetary Policy Committee, and in the event that this rate ceases to exist or becomes inappropriate as an index for the base rate pledge, such alternative rate or index,
                                           which is not controlled by the seller, that the seller
                                           considers to be the most appropriate in the circumstances

"basis rate swaps"                         The Funding 2 basis rate swaps and the swap agreements entered into by each of the Funding issuing entities with Northern
                                           Rock plc as swap provider to hedge exposure to interest rates on the mortgage loans and the interest rates on the notes
                                           issued by such Funding issuing entities

"BBB loan tranches"                        The loan tranches made by the issuing entity to Funding 2
                                           under the global intercompany loan agreement from the proceeds of issue of any series of class C notes

"BB loan tranche"                          The loan tranches made by the issuing entity to Funding 2
                                           under the global intercompany loan agreement from the proceeds of the issue of any series of class D notes

"BBB principal deficiency sub-ledger"      One of five sub-ledgers or the principal deficiency ledger which records any principal deficiency in respect of any BBB loan tranches

 "BB principal deficiency sub-ledger"      One of five sub-ledgers or the principal deficiency ledger which records any principal deficiency in respect of any BB loan tranches

"borrower"                                 For each mortgage loan, the person or persons who is or are named and defined as such in the relevant mortgage deed, or the other person or persons (other than a guarantor) who shall become legally obligated to comply with the borrower's
                                           obligations under the related mortgage


                                                   273

 "bullet loan tranche"                     Any loan tranche which is scheduled to be repaid in full on one loan payment date. Bullet loan tranches will be deemed to be pass-through loan tranches if:

                                           (a) a date specified in relation to the same in the applicable loan tranche supplement occurs;

                                           (b) a pass-through trigger event occurs; or

                                           (c) the step-up date (if any) in relation to such loan tranche occurs

"bullet redemption date"                   The bullet redemption date for any series and class of bullet redemption notes will be the monthly payment date specified as such for such series and class of notes in the applicable
                                           prospectus supplement

"bullet redemption notes"                  Any series and class of notes which is scheduled to be repaid in full on one note payment date. Bullet redemption notes will be deemed to be pass-through notes if:

                                           (a) a date specified in relation to the same in the prospectus supplement occurs

                                           (b) pass-through trigger event occurs; or

                                           (c) the step-up date (if any) in relation to such notes occurs

"bullet repayment date"                    The bullet repayment date for any bullet loan tranche will be the monthly payment date specified as such for such loan
                                           tranche in the applicable loan tranche supplement

"bullet repayment loan amount"             The amount required to be repaid on the bullet repayment date in respect of a bullet loan tranche in order to repay such loan tranche in full

"calendar year"                            A year from the beginning of January 1 to the end of December
                                           31

"capital balance"                          For any mortgage loan at any date, the principal balance of that mortgage loan to which the seller applies the relevant interest rate at which interest on that mortgage loan accrues

"capitalized"                              In respect of a fee, an interest amount or any other amount, means that amount which is added to the capital balance of a mortgage loan

"capitalized arrears"                      For any mortgage loan at any date, interest or other amounts which are overdue in respect of that mortgage loan and which as at that date have been added to the capital balance of that mortgage loan either in accordance with the mortgage
                                           conditions or otherwise by arrangement with the relevant
                                           borrower

"capitalized interest"                     For any mortgage loan at any date, interest which is overdue in respect of that mortgage loan and which as at that date has been added to the capital balance of that mortgage loan in accordance with the mortgage conditions or otherwise by
                                           arrangement with the relevant borrower (excluding for the
                                           avoidance of doubt any arrears of interest which have not been so capitalized on that date)

"class A noteholders"                      The holders of the class A notes

"class A notes"                            The notes of any series designated as such in the applicable prospectus supplement

"class B noteholders"                      The holders of the class B notes

                                                   274

"class B notes"                            The notes of any series designated as such in the applicable prospectus supplement

"class C noteholders"                      The holders of the class C notes

"class C notes"                            The notes of any series designated as such in the applicable prospectus supplement

"class D noteholders"                      The holders of the class D notes

"class D notes"                            The notes of any series designated as such in the applicable prospectus supplement

"class M noteholders"                      The holders of the class M notes

"class M notes"                            The notes of any series designated as such in the applicable prospectus supplement

"contribution"                             The consideration in the form of cash provided to the
                                           mortgages trustee by any beneficiary in respect of the share of that beneficiary in the trust property under the mortgages trust deed, being any of an initial contribution, a further contribution or a deferred contribution

"controlled amortization                   On any controlled redemption date before the occurrence of
installment"                               a trigger event or the enforcement of the issuer security for any note or series and class of notes which are controlled amortization notes, the maximum aggregate principal amount which may be repaid by the issuing entity to the relevant
                                           noteholder or noteholders of such series and class on that controlled redemption date in accordance with the terms and conditions of the relevant notes

"controlled amortization                   Any series and class of notes the conditions of which impose
note"                                      a limit on the amount of principal which may be repaid on
                                           such notes on each controlled redemption date for such notes.
                                           Controlled amortization notes will be deemed to be
                                           pass-through notes if:

                                           (a) a date specified in relation to the same in the
                                               prospective supplement occurs;

                                           (b) a pass-through trigger event occurs; or

                                           (c) the step-up date (if any) in relation to such notes occurs

"controlled redemption                     The controlled redemption dates for any series and class of
dates"                                     controlled amortization notes will be the monthly payment
                                           dates specified as such for such series and class of notes in the applicable prospectus supplement

"controlled repayment                      The controlled repayment dates for any controlled repayment
dates"                                     loan tranche will be the monthly payment dates specified as such for such loan tranche in the applicable loan tranche
                                           supplement

"controlled repayment loan                 On any controlled repayment date before the occurrence of a
amount"                                    trigger event or the enforcement of the Funding 2 security, for any controlled repayment loan tranche, the maximum aggregate principal amount which may be repaid by Funding 2 to the
                                           issuing entity on that controlled repayment date

                                                   275

"controlled repayment loan                 Any loan tranche which by its terms imposes a limit on the
tranche"                                   amount of principal which may be repaid on such loan
                                           tranche on any controlled repayment date for such loan
                                           tranche. Controlled repayment loan tranches will be deemed to be pass-through loan tranche if:

                                           (a) date specified in relation to the same in the applicable loan tranche supplement occurs;

                                           (b) a pass-through trigger event occurs; or

                                           (c) the step-up date (if any) in relation to such loan tranche occurs

"corporate services                        With respect to (1) the issuing entity and Funding 2, the
agreement"                                 corporate services agreement, as amended from time to time, entered into on or before the Funding 2 program date among, inter alios, the corporate services provider, Holdings, the post enforcement call option holder, Funding 2 and the issuing entity and (2) the mortgages trustee, the corporate services agreement entered into on the initial closing date, as amended from time to time, among, inter alios, the corporate services provider, Funding and the mortgages trustee

"corporate services                        With respect to (1) the issuing entity and Funding 2, Law
provider"                                  Debenture Corporate Services Limited and (2) the
                                           mortgages trustee, Mourant & Co. Limited, or any other
                                           person or persons for the time being acting as corporate
                                           services provider under the corporate services agreement

"credit support annex"                     The 1995 Credit Support Annex (Bilateral Form - Transfer)
                                           published by the International Swaps and Derivatives
                                           Association, Inc., entered into or to be entered into by
                                           Funding 2 or the issuing entity and a swap provider

"current balance"                          For any mortgage loan as at any given date, the aggregate
                                           (but avoiding double counting) of:

                                           (1)  the original principal amount advanced to the relevant borrower and any further amount advanced on or before the
                                                given date to the relevant borrower secured or intended
                                                to be secured by the related mortgage; and

                                           (2)  the amount of any re-draw under any flexible mortgage loan or any further draw under any personal secured loan
                                                secured or intended to be secured by the related
                                                mortgage; and

                                           (3)  any interest, disbursement, legal expense, fee,
                                                charge, rent, service charge, premium or payment which
                                                has been properly capitalized in accordance with the
                                                relevant mortgage conditions or with the relevant
                                                borrower's consent and added to the amounts secured or
                                                intended to be secured by that mortgage loan (including
                                                interest capitalized on any re-draw under a flexible
                                                mortgage loan); and

                                           (4)  any other amount (other than unpaid interest) which
                                                is due or accrued (whether or not due) and which has not
                                                been paid by the relevant borrower and has not been
                                                capitalized in accordance with the relevant mortgage



                                                   276

                                                conditions or with the relevant borrower's consent but
                                                which is secured or intended to be secured by that
                                                mortgage loan

                                                as at the end of the London business day immediately
                                                preceding that given date less any repayment or payment
                                                of any of the foregoing made on or before the end of the
                                                London business day immediately preceding that given date
                                                and excluding any retentions made but not released and
                                                any further advances committed to be made but not made by
                                                the end of the London business day immediately preceding
                                                that given date

"cut-off date"                             The cut-off date in relation to the issuance of any series of notes, which will be specified in the prospectus supplement for such notes

"deferred contribution"                    The consideration in the form of cash payable by Funding 2 to the mortgages trustee from time to time in respect of the
                                           Funding 2 share of the trust property pursuant to and in
                                           accordance with the mortgages trust deed and/or the Funding 2 deed of charge, which contribution will fund the payment by the mortgages trustee to the seller of the deferred purchase price payable by the mortgages trustee to the seller from time to time pursuant to and in accordance with the mortgage sale agreement

"deferred purchase price"                  That portion of the purchase price for the initial mortgage portfolio and of the purchase price (if any) of any other
                                           mortgage portfolio assigned to the mortgages trustee which was not paid to the seller on the initial closing date or (in the case of any other mortgage portfolio) the relevant assignment date and which is to be paid by the mortgages trustee from time to time to the seller from deferred contributions
                                           received by the mortgages trustee from Funding 2 and otherwise in accordance with the mortgage sale agreement

"determination period"                     Each period from (and including) a determination date to (but excluding) the next determination date (including, where
                                           either the interest commencement date or the applicable final note payment date is not a determination date, the period
                                           commencing on the first determination date prior to, and
                                           ending on the first determination date falling after, such date)

"distribution                              date" The date on which the mortgages trust terminates and the
                                           London business day determined by the cash manager falling no later than 6 business days after each trust determination date


"EURIBOR"                                  The Euro-zone inter-bank offered rate, as determined by the agent bank in accordance with the paying agent and agent bank agreement "event of default" as the context requires, any of the following:

                                           (a)  for any notes, an event of default under the terms and condition of those notes; or

                                           (b)  for the global intercompany loan, the occurrence of an event of default under the terms and conditions of the
                                                global intercompany loan agreement



                                                   277



"existing borrowers' re-fix                At any date, the fixed rate then being offered to those of the
rate"                                      seller's existing borrowers who at that date are seeking to fix the rate of interest payable under their existing fixed rate mortgage loans

"final maturity date"                      In respect of any series and class of notes, the date
                                           specified as such for such series and class of notes in the related prospectus supplement

"final repayment date"                     In relation to any loan tranche the date specified as such for such loan tranche in the related loan tranche supplement

"fixed rate note"                          A note, the interest basis of which is specified in the
                                           applicable prospectus supplement as being fixed rate

"fixed rate period"                        For any fixed rate mortgage loan or other mortgage loan
                                           offered with a fixed rate, the period agreed between the
                                           borrower and the seller as set out under the mortgage
                                           conditions, during which the interest rate applicable to that mortgage loan will remain fixed and after which the borrower may be entitled to apply for a new fixed rate of interest

"fixed security"                           A form of security which means that the chargor is not allowed to deal with the assets subject to the charge without the
                                           consent of the chargee

"floating rate note"                       A note, the interest basis of which is specified in the
                                           applicable prospectus supplement as being floating rate

"floating security"                        A form of security which is not attached to specific assets but which  "floats"  over a class of them and which allows the chargor to deal with those assets in the every day course of its business, up until the point that the floating security is enforced if other specified events occur (most often a
                                           default), at which point it crystallizes into a fixed security

"Funding GIC Account"                      An account in the name of Funding held at Northern Rock and maintained pursuant to the terms of a guaranteed investment contract

"Funding (issuing entity)                  A reserve fund established in the name of Funding for the
reserve fund"                              benefit of a Funding issuing entity

"Funding issuing entities"                 The several note issuing entities, each of which is a
                                           subsidiary of Funding and has lent the proceeds of notes
                                           issued by it to Funding pursuant to a separate intercompany loan, the repayment of which is secured by Funding's
                                           beneficial interest in the mortgages trust

"Funding priority of                       As the context requires, any of the Funding pre-enforcement
payments"                                  revenue priority of payments, the Funding pre-enforcement
                                           principal priority of payments and/or the Funding post-
                                           enforcement priority of payments

"Funding reserve fund"                     A reserve fund established in the name of Funding

"Funding security"                         The mortgages, charges, assignments, pledges and/or other
                                           security created by Funding under or pursuant to deeds of
                                           charge in favor of the security trustee for the benefit of the secured creditors or Funding.

"Funding security trustees"                The security trustee and the Funding 2 security trustee



                                                   278

"Funding 2 bank account                    The agreement entered into on or about the Funding 2 program
agreement"                                 date, as amended from time to time, among the account bank, the cash manager, Funding 2 and the Funding 2 security trustee which governs the operation of the Funding 2 bank accounts

"Funding 2 basis rate swap                 The ISDA master agreement, the schedule thereto and the
agreement"                                 confirmations thereunder to be entered into on or before the
                                           Funding 2 program date, and any credit support annex entered into at any time, as amended from time to time, among Funding
                                           2 and the Funding 2 basis rate swap provider, which includes any additional and/or replacement swap agreement entered into by Funding 2 from time to time in connection with the global intercompany loan

"Funding 2 basis rate swap                 In relation to the Funding 2 basis rate swap agreement, an
excluded termination                       amount equal to:
amount"
                                           (a)  the amount of any swap termination payment due and
                                                payable to the Funding 2 basis rate swap provider as a
                                                result of a swap provider default in respect of the
                                                Funding 2 basis rate swap provider; less

                                           (b)  the swap replacement premium (if any) received by
                                                Funding 2 upon entry by Funding 2 into an agreement to
                                                replace such swap agreement which has terminated as a
                                                result of such swap provider default

"Funding 2 charged                         The property, assets and undertaking of Funding 2 which
property"                                  from time to time are or are expressed to be mortgaged,
                                           charged, assigned, pledged or otherwise encumbered to, or
                                           in favor of the Funding 2 security trustee for itself and
                                           for the Funding 2 secured creditors under the Funding 2
                                           deed of charge

"Funding 2 deed of charge"                 The deed of charge entered into on the Funding 2 program date, as amended and restated from time to time, among Funding 2, the Funding 2 security trustee, and the Funding 2 secured
                                           creditors as at the Funding 2 program date including any deeds of accession or supplements thereto

"Funding 2 GIC provider"                   Northern Rock or any other person or persons as are for the time being the Funding 2 GIC provider under the applicable
                                           Funding 2 guaranteed investment contract

"Funding 2 guaranteed                      The guaranteed investment contract entered into on the Funding
investment contract"                       2 program date, as amended, restated, supplemented or
                                           otherwise modified from time to time, among Funding 2, the
                                           Funding 2 GIC provider and others, in each case under which or the Funding 2 GIC provider, agrees to pay Funding 2 a
                                           guaranteed rate of interest on the balance from time to time of the Funding 2 GIC account

"Funding 2 intercompany                    A loan (or the aggregate of a number of separate loans) of the
loan"                                      net proceeds of any issue (or all issues) of notes by a
                                           Funding 2 issuing entity, such loan(s) being advanced to
                                           Funding 2 by such Funding 2 issuing entity pursuant to the terms of a Funding 2 intercompany loan agreement;

                                                   279

"Funding 2 intercompany                    means a loan agreement entered into between Funding 2 the a
loan agreement"                            Funding 2 issuing entity in relation to a Funding 2
                                           intercompany loan;

"Funding 2 intercompany                    An enforcement notice served by the Funding 2 security
loan enforcement notice"                   trustee on Funding 2 for the enforcement of the Funding
                                           2 security following the occurrence of Funding 2
                                           intercompany loan event of default

"Funding 2 intercompany                    An event of default under the global intercompany loan
loan event of default"                     agreement and/or under any other Funding 2 intercompany loan agreement "Funding 2 issuing entity" A wholly-owned subsidiary of Funding 2, which is established to issue notes and to make a Funding 2 intercompany loan to Funding 2

"Funding 2 liquidity facility"             A liquidity facility entered into at any time after the Funding
                                           2 program date

"Funding 2 liquidity facility              The provider of the Funding 2 liquidity facility
provider"

"Funding 2 liquidity facility              The amounts specified as such in the Funding 2 liquidity
subordinated amounts"                      facility agreement (if any)

"Funding 2 liquidity facility              The payments specified as such in the Funding 2 liquidity
principal payment"                         facility agreement (if any)

"Funding 2 liquidity reserve               The liquidity reserve fund in Funding 2's name which Funding 2
fund"                                      will be required to establish if the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch
                                           (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the notes will not be adversely
                                           affected). The Funding 2 liquidity reserve fund, if any, will be funded up to the Funding 2 liquidity reserve required
                                           amount

"Funding 2 liquidity                       A ledger maintained by the cash manager to record the balance
ledger"                                    from time to time of the Funding 2 liquidity reserve fund, if any and, if the context so requires

"Funding 2 principal                       The ledger maintained by the Funding 2 cash manager which will
deficiency ledger"                         be established on the Funding 2 program date and will be
                                           sub-divided into sub-ledgers corresponding to the loan
                                           tranches made under the global intercompany loan agreement in order to record losses allocated to the global intercompany loan which are to be applied to the notes or the application of Funding 2 available principal receipts in paying interest on the loan tranches and certain amounts ranking in priority thereto in accordance with the Funding 2 pre- enforcement
                                           revenue priority of payments

"Funding 2 principal                       The ledger on which receipts and payments of Funding 2
ledger"                                    available principal receipts (other than amounts recorded on the Funding 2 cash accumulation ledger) will be recorded by the cash manager

"Funding 2 priority of                     As the context requires, any of the Funding 2 pre-
payments"                                  enforcement revenue priority of payments, the Funding 2
                                           pre-enforcement principal priority of payments and/or the
                                           Funding 2 post-enforcement priority of payments

"Funding 2 reserve fund                    On any date, the lesser of:
threshold"


                                                   280


                                           (a)  the target reserve required amount; or

                                           (b)  the highest amount which the adjusted Funding 2 reserve fund level has been since the first loan payment date
                                                upon which interest is due and payable in respect of loan
                                                tranches advanced or the closing date relating to the
                                                then most recent issue of notes

 "Funding 2 security"                      The mortgages, charges, assignments, pledges and/or any other security created by Funding 2 under or pursuant to the Funding
                                           2 deed of charge in favor of the Funding 2 security trustee for the benefit of the Funding 2 secured creditors

"Funding 2 swap collateral                 The accounts, if any, opened in the name of Funding 2 purpose
for the accounts"                          of holding swap collateral delivered to Funding 2 and
                                           maintained in accordance with the terms of the cash management agreement

"Funding 2 transaction                     Each of the following documents:
documents"

                                           (a)  the mortgages trust deed;

                                           (b)  the mortgage sale agreement;

                                           (c)  the administration agreement;

                                           (d)  the Funding 2 deed of charge;

                                           (e)  the corporate services agreement;

                                           (f)  the bank account agreement;

                                           (g)  the Funding 2 bank account agreement;

                                           (h)  the Funding 2 guaranteed investment contract;

                                           (i)  the cash management agreement;

                                           (j)  the collection bank agreement;

                                           (k)  the global intercompany loan agreement;

                                           (l)  the controlling beneficiary deed;

                                           (m)  each other transaction document to which Funding 2 is a party; and

                                           (n)  each other deed, document, agreement, instrument
                                                or certificate entered into or to be entered into by
                                                Funding 2 under or in connection with any of the
                                                documents set out in paragraphs (a) through (m) above or
                                                the transactions contemplated in them


"further mortgage loan"                    Any mortgage loan which was assigned by the seller to the
                                           mortgages trustee after the initial closing date under the terms of the mortgage sale agreement and referenced by its mortgage loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that mortgage loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same



                                                   281

"initial purchase price"                   That portion of the purchase price paid by the mortgages
                                           trustee to the seller on the initial closing date in
                                           consideration for the assignment to the mortgages trustee of the initial mortgage portfolio or that portion of the purchase price (if any) payable by the mortgages trustee to the seller on the relevant assignment date in consideration for the
                                           assignment to the mortgages trustee of the further mortgage portfolios or any new mortgage portfolio, in each case in
                                           accordance with the provisions of the mortgage sale agreement

"initial trust property"                   The sum of (pound)100 that the corporate services provider settled on trust and held on trust absolutely as to both
                                           capital and income by the mortgages trustee for the benefit of the beneficiaries

"insolvency event"                         For the seller, the servicer, the cash manager or the issuer cash manager (each, for the purposes of this definition, a
                                           "relevant entity"):

                                           (a)  an order is made or an effective resolution passed
                                                for the winding up of the relevant entity or the
                                                appointment of an servicer over the relevant entity
                                                (except, in any such case, a winding-up or dissolution
                                                for the purpose of a reconstruction or amalgamation the
                                                terms of which have been previously approved by the
                                                security trustee);

                                           (b)  the relevant entity ceases or threatens to cease to
                                                carry on its business or stops payment or threatens to
                                                stop payment of its debts or is deemed unable to pay its
                                                debts within the meaning of section 123(a), (b), (c) or
                                                (d) of the Insolvency Act 1986 (as amended, modified or
                                                re- enacted) or becomes unable to pay its debts as they
                                                fall due or the value of its assets falls to less than
                                                the amounts of its liabilities (taking into account, for
                                                both these purposes, contingent and prospective
                                                liabilities) or otherwise becomes insolvent;

                                           (c)   (i)   proceedings are initiated against the
                                                       relevant entity under any applicable liquidation,
                                                       insolvency, composition, reorganization (other
                                                       than a reorganization where the relevant entity is
                                                       solvent) or other similar laws (including, but not
                                                       limited to, application or pending application for
                                                       an administration order or presentation of a
                                                       petition for a winding up order), except where
                                                       these proceedings are being contested in good
                                                       faith; or

                                                 (ii)  an administration order being granted or, an
                                                       administrative or other receiver, servicer,
                                                       liquidator or other similar official is appointed
                                                       in relation to the whole or any substantial part
                                                       of the undertaking or assets of the relevant
                                                       entity; or

                                                 (iii) a distress, execution, diligence or other
                                                       process is enforced upon the whole or any
                                                       substantial part of the undertaking or assets of
                                                       the relevant entity and in any of the foregoing
                                                       cases it is not discharged within 30 London
                                                       business days; or

                                                   282


                                                (iv)   if the relevant entity initiates or consents
                                                       to judicial proceedings relating to itself under
                                                       any applicable liquidation, administration,
                                                       insolvency, reorganization or other similar laws
                                                       or makes a conveyance or assignment for the
                                                       benefit of its creditors generally; and

                                           in respect of Funding 2 or the issuing entity (each, for the purposes of this definition, a"relevant entity") means:

                                           (a)  except for the purposes of an amalgamation or
                                                restructuring as described under the point immediately
                                                following, the relevant entity ceases or threatens to
                                                cease to carry on all or a substantial part of its
                                                business or the relevant entity is deemed unable to pay
                                                its debts within the meaning of section 123(1)(a), (b),
                                                (c) or (d) of the Insolvency Act 1986 (as that section
                                                may be amended, modified or re-enacted) or becomes unable
                                                to pay its debts within the meaning of section 123(2) of
                                                the Insolvency Act 1986 (as that section may be amended,
                                                modified or re-enacted); or

                                           (b)  an order is made or an effective resolution is passed for the winding up of the relevant entity or the
                                                appointment of an servicer over the relevant entity
                                                (except for the purposes of or pursuant to an
                                                amalgamation, restructuring or merger previously approved
                                                by the note trustee or the issuer security trustee, as
                                                the case may be, or as approved in writing by an
                                                extraordinary resolution (as defined in the trust deed)
                                                of the class A noteholders); or

                                           (c)   (i)   proceedings are otherwise initiated
                                                       against the relevant entity under any applicable
                                                       liquidation, insolvency, composition,
                                                       reorganization or other similar laws (including,
                                                       but not limited to, application or pending
                                                       application for an administration order or
                                                       presentation of a petition for a winding up order)
                                                       and (except in the case of presentation of
                                                       application or pending application a petition for
                                                       an administration order) such proceedings are not,
                                                       in the opinion of the note trustee or the issuer
                                                       security trustee (as the case may be), being
                                                       disputed in good faith with a reasonable prospect
                                                       of success; or

                                                 (ii)  an administration order being granted or an
                                                       administrative receiver or other receiver,
                                                       servicer, liquidator or other similar official
                                                       being appointed in relation to the relevant entity
                                                       or in relation to the whole or any substantial
                                                       part of the undertaking or assets of the relevant
                                                       entity; or

                                                 (iii) an encumbrancer taking possession of the
                                                       whole or any substantial part of the undertaking
                                                       or assets of the relevant entity, or a distress,
                                                       execution, diligence or other process being levied
                                                       or enforced upon or sued out against the whole or
                                                       any substantial part of the undertaking or assets
                                                       of the

                                                   283

                                                       relevant entity and such possession or process (as
                                                       the case may be) not being discharged or not
                                                       otherwise ceasing to apply within 30 days; or

                                                 (iv)  relevant entity initiating or consenting to
                                                       judicial proceedings relating to itself under
                                                       applicable liquidation, administration,
                                                       insolvency, composition, reorganization or other
                                                       similar laws or making a conveyance or assignment
                                                       for the benefit of its creditors generally

"interest commencement                     (a)  In respect of any series and class of notes, the
date"                                           closing date of such notes or such other date as may be
                                                specified as such in the applicable prospectus
                                                supplement; and

                                           less

                                           (b)  In respect of any loan tranche, the closing date of the related series and class of notes or such other date as
                                                may be specified as such in the applicable loan tranche
                                                supplement

"interest determination                    In respect of any series and class of notes, the date(s)
date"                                      specified as such (if any) in the applicable prospectus
                                           supplement

 "interest period"                         (a)  In respect of any series and class of notes, (i) with respect to the first note payment date for such notes,
                                                the period from (and including) the applicable interest
                                                commencement date to (but excluding) such first note
                                                payment date, and (ii) thereafter, with respect to each
                                                note payment date for such notes, the period from and
                                                including the preceding note payment date to but
                                                excluding such current note payment date; and

                                           (b)  In respect of any loan tranche, (i) with respect to the first loan payment date for such loan tranche, the period
                                                from (and including) the applicable interest commencement
                                                date to (but excluding) such first loan payment date, and
                                                (ii) thereafter, with respect to each loan payment date
                                                for such loan tranche, the period from (and including)
                                                the preceding loan payment date to (but excluding) such
                                                current loan payment date

"investment plan"                          For an interest-only loan, a repayment mechanism selected by the borrower and intended to provide sufficient funds to
                                           redeem the full principal of a mortgage loan at maturity

"ISDA definitions"                         The 2000 ISDA Definitions, as published by the International
                                           Swaps and Derivatives Association, Inc. and as amended and updated as at the closing date of the first series of notes

"issuance fees"                            The fees payable by Funding 2 to the issuing entity under the global intercompany loan agreement being an amount equal to the expenses incurred by the issuing entity and Funding 2 (and paid by the issuing entity under the global intercompany loan agreement) in connection with the issuance of notes, the
                                           making of loan tranches and the acquisition by Funding 2 of an additional share of the trust property

"issuer bank account                       The bank account agreement entered into on or about the
agreement"                                 Funding 2 program date, as amended from time to time, among the issuing entity, the issuer cash manager, the issuer
                                           account banks and the issuer security trustee


                                                   284



"issuer cash management                    The issuer cash management agreement entered into on or about
agreement"                                 the Funding 2 program date, as amended from time to time,
                                           among the issuer cash manager, the issuing entity and the
                                           issuer security trustee, as described further in "Cash
                                           management for the issuing entity"

"issuer deed of charge"                    The deed of charge entered into on the Funding 2 program date, as amended from time to time, between, the issuing entity, the issuer security trustee and the issuer secured creditors as at the Funding 2 program date including any deeds of accession or supplements thereto, under which the issuing entity charges the issuer security in favor of the issuer secured creditors, as described further under "Security for the issuing entity's obligations"

"Issuer enforcement notice"                A notice served by the note trustee for the acceleration of the amounts outstanding in respect of the notes and the
                                           enforcement of the issuer security following a note event of default

"issuer GIC provider"                      Northern Rock or any other person or persons as are for the time being the issuer GIC provider under the applicable issuer guaranteed investment contract

"issuer guaranteed                         The guaranteed investment contract entered into on the Funding
investment contract"                       2 program date, as amended, restated supplemented or otherwise modified from time to time, among the issuing entity, the
                                           issuer GIC provider and others, under which the issuer GIC provider, agrees to pay the issuing entity a guaranteed rate of interest on the balance from time to time of the issuer GIC account

"issuer principal ledger"                  The ledger on which the issuer cash manager records issuer available principal receipts received and paid out by the
                                           issuing entity

"issuer priority of                        An issuer pre-enforcement revenue priority of payments, the
payments"                                  issuer pre-enforcement principal priority of payments and the issuer post-enforcement priority of payments

"issuer secured creditors"                 The issuer security trustee (and any receiver appointed under the issuer deed of charge), the note trustee, the issuer swap providers, any start-up loan provider the corporate services provider in respect of the issuing entity, the issuer account banks, the issuer cash manager, the paying agents, the agent bank, the transfer agent, the registrar and the noteholders and any new issuer secured creditor who accedes to the issuer deed of charge from time to time under a deed of accession or a supplemental deed

"issuer security"                          The mortgages, charges, assignments, pledges and/or any other security created by the issuing entity under the issuer deed of charge in favor of the issuer security trustee for the
                                           benefit of the issuer secured creditors

"issuer swap agreements"                   The ISDA master agreements, schedules thereto and
                                           confirmations thereunder relating to the issuer swaps to be entered into on or about each closing date, and any credit support annexes or other credit support documents entered into at any time, as amended from time to time, among the issuing entity and the applicable issuer swap provider and/or

                                                   285

                                           any credit support provider and includes any additional and/
                                           or replacement issuer swap agreement entered into by the
                                           issuing entity from time to time in connection with the notes

"issuer swap collateral                    The accounts, if any, opened in the name of the issuing entity
accounts"                                  for the purpose of holding swap collateral delivered to the issuing entity and maintained in accordance with the terms of the issuer cash management agreement

"issuer swap excluded                      In relation to an issuer swap agreement an amount equal to:
termination amount"
                                           (a)  the amount of any swap termination payment due and
                                                payable to the relevant swap provider as a result of a
                                                swap provider default in relation to such issuer swap
                                                provider

                                           less

                                           (b)  the swap replacement premium (if any) received by the issuing entity upon entry by the issuing entity into an
                                                agreement to replace such swap agreement which has
                                                terminated as a result of such swap provider default

"issuer swap providers"                    The institutions identified in respect of each issuer swap in the prospectus supplement related to the relevant series and class of notes

"LIBOR"                                    The London Interbank Offered Rate for deposits in the relevant currency, as determined by the agent bank in accordance with the paying agent and agent bank agreement

"loan payment date"                        In respect of a loan tranche, the monthly payment date(s)
                                           specified in the loan tranche supplement for the payment of interest and/or principal, subject to the terms of the global intercompany loan agreement

"loan tranche supplement"                  In relation to any loan tranche, the document between, amongst others, Funding 2 and the issuing entity recording the
                                           principal terms of such loan tranche

"London business day"                      A day (other than a Saturday, Sunday or public holiday) on which banks are generally open for business in London

"LTV ratio" or "loan to                    In respect of (1) any mortgage loan assigned to the mortgages
value ratio"                               trust, the ratio of the outstanding balance of such mortgage loan to the value of the mortgaged property securing such
                                           mortgage loan and (2) the seller's decision as to whether to make a mortgage loan to a prospective borrower and for
                                           purposes of determining whether a MIG policy is necessary in connection with a mortgage loan, the ratio of the outstanding balance of such mortgage loan to the lower of the purchase price or valuation of the mortgaged property securing such mortgage loan as determined by the relevant valuation by the seller

"LTV tests"                                Two tests which assign a credit enhancement value (i) to each mortgage loan in the mortgage portfolio based on its current
                                           LTV ratio and the amount of mortgage indemnity cover on that mortgage loan, and (ii) calculated to include any related
                                           unsecured portion of a mortgage loan in respect of the
                                           Together product based on its current LTV ratio and

                                                   286

                                           the amount of mortgage indemnity cover on that mortgage loan.
                                           The weighted average credit enhancement value for the mortgage portfolio is then determined

"master definitions                        Together, the master definitions schedule dated January 19,
schedule"                                  2005, as amended from time to time, and the issuer master
                                           definitions schedule dated January 19, 2005, as amended from time to time, which are schedules of definitions used in the transaction documents

"maximum rate of interest"                 In respect of any series and class of notes, the rate of
                                           interest specified as such in the applicable prospectus
                                           supplement

"minimum rate of interest"                 In respect of any series and class of notes, the rate of
                                           interest specified as such in the applicable prospectus
                                           supplement

"monthly payment date"                     (a)  In respect of any mortgage loan, the date in each
                                                month on which the relevant borrower is required to make
                                                a payment of interest and, if applicable, principal, for
                                                that mortgage loan, as required by the applicable
                                                mortgage conditions

                                           (b)  in respect of the issuing entity (and each series of
                                                class of notes) and Funding 2 (and each loan tranche),
                                                the date falling on the 20th day of each calendar month
                                                subject to the appropriate business day convention (if
                                                any) specified (in relation to a series and class of
                                                notes) in the applicable prospectus supplement or (in
                                                relation to a loan tranche) in the applicable loan
                                                tranche supplement

"Moody's portfolio variation               A certain percentage resulting from the application
of the test value"                         Moody's portfolio variation test

"Moody's portfolio variation               The calculation methodology provided by Moody's to the
test"                                      servicer from time to time for the purpose of calculating the
                                           Moody's portfolio variation test value


"mortgage conditions"                      For any mortgage loan, the terms and conditions applicable to that mortgage loan and its related security as set out in the seller's relevant "mortgage conditions" booklet and the
                                           seller's relevant general conditions, and in relation to each as from time to time varied by the relevant mortgage loan
                                           agreement and the relevant mortgage deed

"mortgage deed"                            In respect of any mortgage, the deed creating that mortgage including, unless the context otherwise requires, the mortgage conditions applicable to that mortgage "mortgage loan" Any mortgage loan (including, for the avoidance of doubt, any
                                           personal secured loan) and any permitted replacement mortgage loan which is assigned by the seller to the mortgages trustee from time to time under the terms of the mortgage sale
                                           agreement and referenced by its mortgage loan identifier
                                           number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that
                                           mortgage loan (or permitted replacement mortgage loan, as
                                           applicable) under the relevant mortgage conditions by a
                                           borrower on the security of a mortgage from time to time
                                           outstanding or, as the context may require, the borrower's obligations in respect of the same

                                                   287


"mortgage loan files"                      For each mortgage loan, the file or files (including files kept in microfiche format or similar electronic data retrieval system) containing correspondence between the borrower and the seller and including the mortgage documentation applicable to that mortgage loan, each letter of offer for that mortgage loan and other relevant documents

"mortgage related security"                As defined in the United States Secondary Mortgage Markets
                                           Enhancement Act 1984, as amended

"mortgage sale agreement"                  The mortgage sale agreement entered into on the initial
                                           closing date, as amended from time to time, among the seller, the mortgages trustee, Funding, Funding 2, the security
                                           trustee and the Funding 2 security trustee regarding the
                                           assignment of the mortgage portfolio to the mortgages trustee including any documents ancillary thereto, and as further
                                           described under "Assignment of the mortgage loans and their related security"

"mortgaged property"                       For any mortgage loan, the freehold or leasehold property in
                                           England and Wales or (as applicable) the heritable or long leasehold property in Scotland and (in each case) all rights and security attached or appurtenant or related thereto and all buildings and fixtures on the property which are subject to the mortgage securing repayment of that mortgage loan

"mortgages trustee GIC                     Northern Rock or any other person or persons as are for
the provider"                              time being the mortgages trustee GIC provider under the
                                           applicable mortgages trustee guaranteed investment
                                           contract

"mortgages trustee                         The guaranteed investment contract entered into on May 26,
guaranteed investment                      2004, as amended, restated, supplemented or otherwise modified
contract"                                  from time to time, among Funding, Funding 2, the Funding 2 GIC provider and others, in each case under which the previous mortgages trustee GIC provider or the mortgages trustee GIC provider, as applicable, has agreed to pay the mortgages
                                           trustee a guaranteed rate of interest on the balance of the mortgages trustee GIC account

"mortgages trustee                         On any distribution date, any mortgages trustee retained
principal receipts"                        principal receipts plus the principal receipts received by the mortgages trustee in the immediately preceding trust
                                           calculation period which may be distributed by the mortgages trustee

"mortgages trustee                         The account in the name of the mortgages trustee held at the
transaction account"                       account bank and maintained subject to the terms of the bank account agreement or any additional or replacement bank
                                           account of the mortgages trustee as may for the time being be in place with the prior consent of the security trustee

"new mortgage loans"                       Mortgage loans, other than the mortgage loans assigned on or before the Funding 2 program date, which the seller may
                                           assign, from time to time, to the mortgages trustee under the terms of the mortgage sale agreement

"new mortgage portfolio"                   Any portfolio of new mortgage loans, the mortgages and new related security, any accrued interest and any other amounts, proceeds, powers, rights, benefits and interests derived from the new mortgage loans and/or the new related security, in each case which are to be assigned by the seller to the

                                                   288

                                           mortgages trustee after the Funding 2 program date under the mortgage sale agreement but excluding any mortgage loan and its related security which has been redeemed in full on or before the relevant assignment date

"new related security"                     The security for the new mortgage loans (including the
                                           mortgages) which the seller may assign to the mortgages
                                           trustee under the mortgage sale agreement

"new trust property"                       As at any assignment date after the Funding 2 program date, any and all new mortgage portfolios assigned by the seller to the mortgages trustee on an assignment date, or as at any
                                           distribution date, any and all new mortgage portfolios
                                           assigned by the seller to the mortgages trustee during the immediately preceding trust calculation period

"note payment date"                        In respect of a series and class of notes, the monthly payment date(s) specified in the prospectus supplement for the payment of interest and/or principal subject to the terms and
                                           conditions of the notes

"noteholders"                              The holders of the class A notes, the class B notes, the class
                                           M notes, the class C notes and the class D notes of any series

"original bullet loan                      A loan tranche which has, at any time, been a bullet loan
tranche"                                   tranche, whether or not the step-up date in respect of such loan tranche has occurred

"original bullet redemption                A note which has, at any time, been a bullet redemption note,
note"                                      whether or not the step-up date in respect of such note has occurred

"original pass-through loan                A loan tranche which, at the time it was advanced, was a
tranche"                                   pass-through loan tranche

"pass-through loan                         A loan tranche which has no specified repayment dates other
tranche"                                   than the final repayment date. On the occurrence of a date specified for a bullet loan tranche, a scheduled repayment loan tranche or a controlled repayment loan tranche in the applicable loan tranche supplement or if a step-up date in relation to such loan tranche occurs or if a pass-through
                                           trigger event occurs, then such loan tranche will be deemed to be a pass-through loan tranche

"pass-through notes"                       Any series and class of notes which has no specified
                                           redemption dates other than a final maturity date. On the
                                           occurrence of a date specified for a series and class of
                                           bullet redemption notes, scheduled redemption notes or a
                                           controlled amortization notes in the applicable prospectus supplement or if a step-up date in relation to such series and class of notes occurs or if a pass-through trigger event
                                           occurs then such notes will be deemed to be pass-through notes

"paying agent and agent                    The paying agent and agent bank agreement entered into on or
on bank agreement"                         about the Funding 2 program date, as amended from time to
                                           time, among the issuing entity, the note trustee, the issuer security trustee, the principal paying agent, the paying
                                           agents, the transfer agent, the registrar and the agent bank


                                                   289

"payment business day"                     A day which is:

                                           (i)   a day on which a day on which commercial banks and
                                                 foreign exchange markets settle payments and are open for
                                                 general business (including dealing in foreign exchange
                                                 and foreign currency deposits) in:

                                                 (a) the relevant place of presentation;

                                                 (b) London

                                                 (c) any additional financial centre specified in
                                                     the applicable prospectus supplement; and

                                           (ii)  either (1) in relation to any sum payable in a
                                                 specified currency other than euro, a day on which
                                                 commercial banks and foreign exchange markets settle
                                                 payments and are open for general business (including
                                                 dealing in foreign exchange and foreign currency
                                                 deposits) in the principal financial centre of the
                                                 country of the relevant specified currency (if other than
                                                 London and any additional business centre) and which if
                                                 the specified currency is Australian dollars or New
                                                 Zealand dollars shall be Sydney and Auckland,
                                                 respectively or (2) in relation to any Notes denominated
                                                 or payable in euro, a day on which the Trans-European
                                                 Automated RealTime Gross Settlement Express Transfer
                                                 (TARGET) System is open; and

                                           (iii) in the case of any payment in respect of a global
                                                 note denominated in a specified currency other than US
                                                 dollars and registered in the name of DTC or its nominee
                                                 and in respect of which an accountholder of DTC (with an
                                                 interest in such global note) has elected to receive any
                                                 part of such payment in US dollars, a day on which
                                                 commercial banks are not authorized or required by law
                                                 or regulation to be closed in New York


"permitted redemption date"                As applicable, a bullet redemption date, a scheduled
                                           redemption date, a controlled redemption date or the date on or after which principal repayments of pass-through notes may be made


"previous mortgages trustee                Lloyds TSB Bank plc acting through its office at Markets
Financial GIC Provider"                    Division, 25 Monument Street, London EC3R 8BQ as the mortgages trustee GIC provider under the applicable mortgages trustee guaranteed investment contract

"principal amount                          For each series and class of notes and as of any date of
outstanding"                               determination, the initial principal amount of such series and class of notes less (in each case) the aggregate amount of all principal payments in respect of such series and notes that have been paid since the closing date for such series and
                                           class notes and on or prior to that determination date


"principal receipts"                       Any payment in respect of principal received in respect of any mortgage loan, whether as all or part of a monthly payment, on redemption (including partial redemption), on enforcement or on the disposal of that mortgage loan or otherwise (including payments pursuant to any insurance policy) and which may
                                           include the amount of any


                                                   290

                                           overpayment in respect of any non-flexible mortgage loan, but only to the extent permitted by the mortgages trust deed, and which may also include the amount of any further contribution made by Funding, Funding 2 from time to time

"programme agreement"                      The agreement entered into on or around the Funding 2 program date, as amended from time to time, between, amongst others, the issuing entity, Funding 2 and the dealers named therein
                                           (or deemed named therein)

"prospectus"                               This prospectus dated January [o], 2007 relating to the issue of US notes, together with the prospectus supplement relating to each series and class of notes

"prospectus rules"                         The rules contained in the Prospectus Rules Instrument 2005, made pursuant to the Financial Services and Market Act 2000

"prospectus supplement"                    Each prospectus supplement relating to one or more series and classes of notes issued on a single closing date

"rate of interest"  and  "rates            In respect of any series and class of notes, the rate or rates
of interest"                               (expressed as a percentage per annum) on interest payable in respect of such notes specified in the applicable prospectus supplement or calculated and determined in accordance with the applicable prospectus supplement

"rating agencies"                          Moody's, Standard & Poor's and Fitch

"receiver"                                 A receiver appointed by the issuer security trustee under the issuer deed of charge and/or the Funding 2 security trustee under the Funding 2 deed of charge

"re-fixed mortgage loan"                   As at any given date, a mortgage loan which on or before that date had been a fixed rate mortgage loan but the fixed period had come to an end, but as at or before that given date, the interest charged under that mortgage loan was again fixed for another fixed period by the seller or the servicer, as the case may be (following an election by the borrower) in
                                           accordance with the original terms of the fixed rate mortgage loan

"Reg S notes"                              The notes (other than US notes) admitted to the official list and admitted to trading on the London Stock Exchange's Gilt
                                           Edged and Fixed Interest Market for listed securities

"registered land"                          Land in England and Wales, title to which is registered at the
                                           Land Registry

"reinstatement"                            For a mortgaged property that has been damaged, repairing or rebuilding that mortgaged property to the condition that it was in before the occurrence of the damage

"related security"                         The security for the repayment of a mortgage loan including the relevant mortgage and all other matters applicable to the mortgage loan, acquired as part of the mortgage portfolio
                                           assigned to the mortgages trustee


"relevant deposit amount"                  The sum of the following:

                                           (a)  either:

                                                (i)    prior to the step-up date in respect of any
                                                       notes (pursuant to the terms and conditions
                                                       thereof) or if the step-up date has occurred in
                                                       respect of any notes (pursuant to the terms and
                                                       conditions

                                                   291


                                                       thereof) and the option to redeem any notes has
                                                       been exercised by the issuing entity, an amount
                                                       equal to the aggregate of:

                                                       the Funding share of the trust property (as most
                                                       recently calculated)/the Funding share of the
                                                       trust property on the relevant closing date x the
                                                       outstanding balance in the Funding reserve fund
                                                       plus the outstanding balance in the Funding
                                                       (issuing entity) reserve fund (as most recently
                                                       calculated); and


                                                       the Funding 2 share of the trust property (as most
                                                       recently calculated)/the Funding 2 share of the
                                                       trust property on the relevant closing date x the
                                                       outstanding balance in the Funding 2 reserve fund
                                                       plus the outstanding balance in the issuing entity
                                                       reserve fund (as most recently calculated); or


                                                (ii)   if the issuing entity does not exercise its
                                                       option to redeem its notes on the relevant step-up
                                                       date pursuant to the terms and conditions thereof,
                                                       an amount equal to the aggregate of

                                                       the Funding share of the trust property (as most
                                                       recently calculated)/the Funding share of the
                                                       trust property on the relevant closing date x the
                                                       outstanding balance in the Funding reserve fund
                                                       plus the outstanding balance in the Funding
                                                       (issuing entity) reserve fund (as most recently
                                                       calculated) x 2; and the Funding 2 share of the
                                                       trust property (as most recently calculated)/the
                                                       Funding 2 share of the trust property on the
                                                       relevant closing date x the outstanding balance in
                                                       the Funding 2 reserve fund plus the outstanding
                                                       balance in the issuer reserve fund (as most
                                                       recently calculated) x 2;

                                           (b)  any amounts standing to the credit of the Funding GIC
                                                Account and the Funding 2 GIC account which will be
                                                applied on the next following date on which amounts are
                                                due under any Funding intercompany loan or any Funding 2
                                                intercompany loan which in turn will result in any notes
                                                having ratings of "AAA ", "AA" or "A-1+" from Standard &
                                                Poor's to be redeemed in whole or in part;

                                           (c)  any amounts standing to the credit of the mortgages
                                                trustee GIC account which will be distributed to Funding
                                                and/or Funding 2 on the next following distribution date
                                                and which will be applied by Funding and/or Funding 2 on
                                                the next following date on which amounts are due under
                                                any Funding intercompany loan or any Funding 2
                                                intercompany loan which in turn will result in any notes
                                                having ratings of "AAA ", "AA" or "A-1+" from Standard &
                                                Poor's to be redeemed in whole or in part; and


                                                   292


                                           (d)  any other amounts standing to the credit of accounts
                                                maintained by the mortgages trustee, Funding, Funding 2
                                                or the issuing entity with a bank and which would
                                                otherwise be required by Standard & Poor's to be rated
                                                "A-1+";

                                                less any amounts invested in authorized investments or
                                                maintained in accounts at a bank rated at least "A-1+" by
                                                Standard & Poor's

"relevant screen page"                     In respect of any series and class of notes, the screen page specified as such in the applicable prospectus supplement

"revenue receipts"                         Any payment received in respect of any mortgage loan, whether as all or part of a monthly payment, on redemption (including partial redemption), on enforcement or on the disposal of that mortgage loan or otherwise (including payments pursuant to any insurance policy) which in any such case is not a principal receipt

"revenue shortfall"                        The deficiency of Funding 2 available revenue receipts on a monthly payment date over the amounts due by Funding 2 under the Funding 2 pre-enforcement revenue priority of payments, and the deficiency of issuer available revenue receipts on a monthly payment date over the amounts due by the issuing
                                           entity under the issuer pre-enforcement revenue priority of payments, as the context requires

"scheduled redemption                      The scheduled redemption dates for any series and class of dates" scheduled redemption notes will be the monthly payment dates set out in the prospectus supplement related to such series and class of notes.

"scheduled redemption                      Any series and class of notes scheduled to be repaid in full
notes"                                     in two or more installments on scheduled redemption dates.
                                           Scheduled redemption notes will be deemed to be pass- through notes if:

                                           (a)  a date specified in relation to the same in the
                                                prospective supplement occurs;

                                           (b) a pass-through trigger event occurs; or

                                           (c)  the step-up date (if any) in relation to such notes
                                                occurs

"scheduled amortization                    On any scheduled redemption date before the occurrence
installment"                               of a trigger event or the enforcement of the issuer security for any note or series and class of notes which are scheduled redemption notes, the maximum aggregate principal amount which may be repaid by the issuing entity to the relevant noteholder or noteholders of such series and class on that scheduled
                                           redemption date in accordance with the terms and conditions of the relevant notes

"scheduled repayment                       The scheduled repayment dates for any scheduled repayment loan
dates"                                     tranche will be the monthly payment dates specified as such for such loan tranche set out in the applicable loan tranche supplement

"scheduled repayment loan                  That part of a scheduled repayment loan tranche which is
installment"                               payable on a scheduled repayment date for that loan tranche


                                                   293


"scheduled repayment loan                  Any loan tranche scheduled to be repaid in full in two or
tranche"                                   more installments on scheduled repayment dates. Scheduled
                                           repayment loan tranches will be deemed to be pass-through loan tranches if:

                                           (a)  a date specified in relation to the same in the
                                                applicable loan tranche supplement occurs

                                           (b)  a pass-through trigger event occurs; or

                                           (c)  the step-up date (if any) in relation to such loan
                                                tranche occurs

"Scottish assets"                          Any asset, property, right or benefit situated in or the
                                           rights of which are governed by the laws of Scotland

"security trustee"                         The Bank of New York, acting through its London branch at 40th floor, One Canada Square, London E14 5AL or such other person for the time being acting as security trustee under the
                                           Funding security

"seller's policy"                          The originating, lending and underwriting, administration, arrears and enforcement policies and procedures which are
                                           applied from time to time by the seller to mortgage loans and the security for their repayment which are beneficially owned solely by the seller and which may be amended by the seller from time to time

"specified currency                        In relation to a series and class of notes, the exchange
rate exchange rate"                        specified in the issuer swap agreement relating to such series and class of notes or, if the issuer swap agreement has been terminated, the applicable spot rate

"special distribution"                     A payment made by the mortgages trustee:

                                           (a)  to the seller (excluding any payment of initial
                                                purchase price) which is funded by a further contribution
                                                made to the mortgages trustee by Funding or by Funding 2;
                                                or

                                           (b)  to Funding which is funded by a further contribution
                                                made to the mortgages trustee by Funding 2

"specified denomination"                   In respect of any series and class of notes, the denomination specified as such in the applicable prospectus supplement and in respect of listed notes, shall be no less than euro 50,000
                                           (or its equivalent in any other currency as at the date of issue of such notes).

"stand-by GIC provider"                    In respect of the mortgages trustee GIC account, Lloyds TSB
                                           Bank plc acting through its office at Financial Markets
                                           Division, 25 Monument Street, London EC2R 8BQ

"step-up date"                             In respect of any loan tranche or any series and class of
                                           notes, the monthly payment date on which the interest rate on that loan tranche, or those notes, as applicable, increases by a predetermined amount following the payment made by Funding 2 or the issuing entity, as applicable, on such monthly payment date, which date for any loan tranche series and class of
                                           notes, will be specified in the 300 applicable loan tranche supplement and, for any series and class of notes, will be specified in the applicable prospectus supplement


                                                   294

"sterling equivalent"                      In relation to a note which is denominated in (a) currency other than sterling, the sterling equivalent of such amount ascertained using the specified currency exchange rates and
                                           (b) sterling, the applicable amount in sterling

"sub-class"                                Any sub-class of a series and class of notes

"subscription agreement"                   An agreement supplemental to the programme agreement
                                           in or substantially in the form set out in the programme
                                           agreement or in such other form as may be agreed between
                                           the issuing entity and the dealers

"subsidiary"                               A subsidiary within the meaning of Section 736 of the United
                                           Kingdom Companies Act 1985, and unless the context otherwise requires, a subsidiary undertaking within the meaning of
                                           section 258 of the United Kingdom Companies Act 1985

"swap collateral"                          At any time, any asset (including, without limitation, cash and/or securities) which is paid or transferred by a swap
                                           provider to, or held by, the issuing entity or to Funding 2, as applicable, as collateral to support the performance by such swap provider of its obligations under the relevant swap
                                           agreement together with any income or distributions
                                           received in respect of such asset (if the issuing entity or
                                           Funding 2, as applicable, is entitled to retain the same)

"swap collateral account"                  An account opened in the name of the issuing entity and/or
                                           Funding 2, as applicable for the purpose of holding swap
                                           collateral and maintained in accordance with the issuer cash management agreement or the cash management agreement, as
                                           applicable

"swap collateral ancillary                 In relation to (1) the issuing entity, any document
document"                                  (including, without limitation, any custodial agreement or bank account agreement but excluding the swap agreements, the issuer cash management agreement and the issuer deed of
                                           charge) as may be entered into by the issuing entity from time to time in connection with the swap collateral and (2) Funding
                                           2, any document (including, without limitation, any custodial agreement or bank account agreement but excluding the swap agreements, the cash management agreement and the Funding 2 deed of charge) as may be entered into by Funding 2 from time to time in connection with the swap collateral

"swap provider default"                    (i)  The occurrence of:

                                                (a)    an event of default (as defined in the
                                                       relevant swap agreement) where the relevant swap
                                                       provider is the defaulting party (as defined in
                                                       the relevant swap agreement); or

                                                (b)    an additional termination event (as defined in
                                                       the relevant swap agreement) as a result of the
                                                       failure by the relevant swap provider to remedy a
                                                       swap downgrade event in accordance with the
                                                       relevant swap agreement where the relevant swap
                                                       provider is the sole affected party (as defined in
                                                       the relevant swap agreement); or


                                                   295

                                                (c)    the additional tax representation (as defined
                                                       in the relevant swap agreement) proves to be
                                                       incorrect or misleading in any material respect as
                                                       a result of any action and/or any omission to take
                                                       action by the relevant swap provider which could
                                                       have prevented such breach of representation

"swap providers"                           Each of the Funding 2 basis rate swap provider and the issuer swap providers, or any one of them as the context requires

"swap replacement                          Any payment received from a replacement swap provider in
premium"                                   order to enter into a replacement swap agreement with such replacement swap provider replacing a swap agreement


"swap termination payment"                 The amount payable because of a swap early termination
                                           event

"swap transactions"                        The Funding 2 basis rate swaps and the issuer swaps, or
                                           any of them, and individually each a  "swap transaction"

"tier"                                     All the loan tranches having the same designated credit
                                           rating

"title deeds"                              For each mortgage loan and its related security and the
                                           mortgaged property relating to it, all conveyancing deeds and documents which make up the title to the mortgaged property and the security for the mortgage loan and all searches and inquiries undertaken in connection with the grant by the
                                           borrower of the related mortgage

"transaction documents"                    The documents listed in  "Listing and general
                                           information"  and any swap collateral ancillary document

"transfer of equity"                       A transfer of the equitable or beneficial and legal title by coowners to one of the proprietors of a mortgaged property where the transferee remains a party to the original mortgage or enters into a new mortgage over the relevant mortgaged
                                           property in favor of the seller

"trust calculation period"                 The period from (and including) the first day of each calendar month to (and including) the last day of the same calendar month

"trust deed"                               The trust deed entered into on or about the Funding 2 program date, as amended from time to time, between the issuing entity and the note trustee constituting the notes, as further
                                           described under "Description of the trust deed"

"trust determination date"                 The first day (or, if not a London business day, the next
                                           succeeding London business day) of each calendar month

"UK Listing Authority"                     The Financial Services Authority in its capacity as competent authority under Part VI of the Financial Services and Markets
                                           Act 2000

"underpayment"                             A situation where a borrower makes a monthly payment on its mortgage loan which is less than the required monthly payment for that month

                                                   296

"underwriters"                             The underwriters for the US notes specified in the prospectus supplement relating to any series and class of notes offered thereunder

"underwriting agreement"                   The underwriting agreement relating to the sale of a series or class of US notes among the issuing entity and the
                                           underwriters designated therein

"United Kingdom"                           The United Kingdom of Great Britain and Northern Ireland

"unpaid interest"                          For any non-cash re-draw of any flexible mortgage loan, the interest which would, but for that non-cash re-draw, have been payable in respect of that mortgage loan on the relevant
                                           monthly payment date for that mortgage loan

"unregistered land"                        Land in England or Wales, title to which is not registered at the Land Registry

"variable mortgage rate"                   The rate of interest which determines the amount of interest payable each month on a variable rate mortgage loan

"variable rate mortgage                    A mortgage loan where the interest rate payable by the
loan"                                      borrower varies in accordance with a specified variable rate which at any time may be varied in accordance with the
                                           relevant mortgage conditions (and shall, for the avoidance of doubt, exclude fixed rate mortgage loans and flexible mortgage loans)


                                                   297

                                         Index of principal terms


$ .................................................................................................          62
(euro) ............................................................................................          62
(pound) ...........................................................................................          62
1970 Act ..........................................................................................         248
2001 Act ..........................................................................................         250
A loan tranches ...................................................................................         272
A principal deficiency subledger ..................................................................         272
AA ................................................................................................         144
AA loan tranches ..................................................................................         272
AA principal deficiency sub-ledger ................................................................         272
AAA loan tranches .................................................................................         272
AAA principal deficiency sub-ledger ...............................................................         272
account bank ......................................................................................          14
accrual period ....................................................................................         223
accrued income scheme .............................................................................         252
additional interest ...............................................................................         228
additional mortgage loan ..........................................................................         272
additional mortgage portfolio .....................................................................          80
adjusted Funding 2 reserve fund level .............................................................         272
administration fee ................................................................................         119
administration procedures .........................................................................         110
agent bank ........................................................................................          14
alternative insurance requirements ................................................................         101
anticipated cash accumulation period ..............................................................         164
anticipates .......................................................................................           2
arrears of interest ...............................................................................    126, 272
arrears or step-up trigger event ..................................................................         185
asset trigger event ...............................................................................     22, 143
assign ............................................................................................         121
assigned ..........................................................................................         121
assignment ........................................................................................         121
assignment date ...................................................................................         134
authorized investments ............................................................................         273
authorized underpayment ...........................................................................          90
AXA ...............................................................................................         101
bank account agreement ............................................................................         273
Bank of England base rate .........................................................................         273
banking organization ..............................................................................         215
Barclays ..........................................................................................         117
base rate pledge ..................................................................................          88
Basel II ..........................................................................................          23
basis rate swaps ..................................................................................         273
BB ................................................................................................         144
BB loan tranche ...................................................................................         273
BB principal deficiency sub-ledger ................................................................         273
BBB loan tranches .................................................................................         273
BBB principal deficiency sub-ledger ...............................................................         273
believes ..........................................................................................           2
beneficiaries .....................................................................................          13
borrower ..........................................................................................     62, 273
bullet loan tranche ...............................................................................         274
bullet redemption date ............................................................................         274



                                                   298

bullet redemption notes ...........................................................................         274
bullet repayment date .............................................................................         274
bullet repayment loan amount ......................................................................         274
calculation agent .................................................................................         225
calendar year .....................................................................................         274
capital balance ...................................................................................         274
capital payment ...................................................................................          86
capitalized .......................................................................................         274
capitalized arrears ...............................................................................         274
capitalized interest ..............................................................................         274
capped loan tranches ..............................................................................         171
capped rate mortgage loans ........................................................................          83
cash accumulation liability .......................................................................         170
cash accumulation period ..........................................................................         164
cash accumulation requirement .....................................................................         165
cash accumulation shortfall .......................................................................         170
Cash management for the issuing entity ............................................................     66, 285
Cash management for the mortgages trustee and Funding 2 ...........................................     66, 140
cash manager ......................................................................................          14
cashback mortgage loans ...........................................................................          84
CAT standard mortgage loans .......................................................................          83
CCA ...............................................................................................          50
Certain characteristics of the United Kingdom residential mortgage market .........................          80
Certain characteristics of the United Kingdom residential mortgage market -
CPR rates .........................................................................................         182
CFC ...............................................................................................         257
Characteristics of the United Kingdom residential mortgage market .................................          38
class .............................................................................................          62
class A available subordinated amount .............................................................          76
class A note event of default .....................................................................         233
class A noteholders ...............................................................................         274
class A notes .....................................................................................         274
class A required subordinated amount ..............................................................          76
class B available subordinated amount .............................................................          76
class B note event of default .....................................................................         234
class B noteholders ...............................................................................         274
class B notes .....................................................................................         275
class B required subordinated amount ..............................................................          76
class C available subordinated amount .............................................................          78
class C note event of default .....................................................................         235
class C noteholders ...............................................................................         275
class C notes .....................................................................................         275
class C required subordinated amount ..............................................................          77
class D note event of default .....................................................................         236
class D noteholders ...............................................................................         275
class D notes .....................................................................................         275
class M available subordinated amount .............................................................          77
class M note event of default .....................................................................         235
class M noteholders ...............................................................................         275
class M notes .....................................................................................         275
class M required subordinated amount ..............................................................          77
clearing agency ...................................................................................         215
clearing corporation ..............................................................................         215
Clearstream, Luxembourg ...........................................................................          59
closing date ......................................................................................          15
CML ...............................................................................................          53



                                                   299

CML Code ..........................................................................................          53
Code ..............................................................................................         254
collection account ................................................................................         117
collection bank ...................................................................................         117
collection bank agreement .........................................................................         118
combination mortgage loan .........................................................................          48
combination repayment and interest-only ...........................................................          85
combined credit balance ...........................................................................          82
combined debit balance ............................................................................          82
commercial business day ...........................................................................         220
Connections Benefit ...............................................................................          83
Connections combined credit balance ...............................................................          83
Connections debit balance .........................................................................          83
Connections Interest ..............................................................................          83
Connections mortgage loans ........................................................................          83
contribution ......................................................................................         275
contribution date .................................................................................         134
controlled amortization installment ...............................................................         275
controlled amortization note ......................................................................         275
controlled redemption dates .......................................................................         275
controlled repayment dates ........................................................................         275
controlled repayment loan amount ..................................................................         275
controlled repayment loan tranche .................................................................         276
controlled repayment requirement ..................................................................         165
controlling beneficiary deed ......................................................................         149
controlling directions ............................................................................         150
core terms ........................................................................................          56
corporate services agreement ......................................................................         276
corporate services provider .......................................................................         276
CPR ...............................................................................................         104
credit support annex ..............................................................................         276
current balance ...................................................................................         276
current Funding 2 share ...........................................................................    135, 136
current Funding 2 share percentage ................................................................    135, 136
current seller share ..............................................................................         139
current seller share percentage ...................................................................         139
cut-off date ......................................................................................         277
cut-off date mortgage portfolio ...................................................................          80
day count fraction ................................................................................    223, 226
deferred contribution .............................................................................         277
deferred interest .................................................................................         228
deferred purchase price ...........................................................................         277
deferred tax ......................................................................................         257
designated maturity ...............................................................................         225
determination period ..............................................................................         277
Diagram of ownership structure ....................................................................          72
direct debit ......................................................................................          84
discount rate mortgage loans ......................................................................          84
disqualified persons ..............................................................................         260
distribution date .................................................................................         277
Distribution of Funding 2 available principal receipts ............................................         174
DM Regulations ....................................................................................          54
dollars ...........................................................................................          62
DTC ...............................................................................................          59
employee benefit plans ............................................................................         260
endowment .........................................................................................          85



                                                   300

English mortgage ..................................................................................          81
English mortgage loan .............................................................................          81
equity interest ...................................................................................         261
ERISA .............................................................................................         260
ERISA considerations ..............................................................................          29
ERISA Plans .......................................................................................         260
EURIBOR ...........................................................................................         277
euro ..............................................................................................          62
Euroclear .........................................................................................          59
Euroclear operator ................................................................................         217
event of default ..................................................................................         277
excess distributions ..............................................................................         257
Excess spread .....................................................................................          78
Exchange Act ......................................................................................         215
existing borrowers' re-fix rate ...................................................................         278
expects ...........................................................................................           2
extraordinary resolution ..........................................................................         240
filed plan ........................................................................................         245
final maturity date ...............................................................................         278
final repayment date ..............................................................................         278
Fitch .............................................................................................          16
fixed rate mortgage loans .........................................................................          81
fixed rate note ...................................................................................         278
fixed rate period .................................................................................         278
fixed security ....................................................................................         278
flexi plan loan ...................................................................................          94
flexible capped rate mortgage loans ...............................................................          83
flexible cash re-draw capacity ....................................................................         140
flexible discount rate mortgage loans .............................................................          83
flexible fixed rate mortgage loans ................................................................          83
flexible mortgage loans ...........................................................................          89
flexible tracker rate mortgage loans ..............................................................          84
floating rate .....................................................................................         225
floating rate note ................................................................................         278
floating rate option ..............................................................................         225
floating security .................................................................................         278
FSMA ..............................................................................................          51
full repayment amount .............................................................................         174
Funding ...........................................................................................           2
Funding (issuing entity) reserve fund .............................................................         278
Funding 2 .........................................................................................   2, 13, 63
Funding 2 available principal receipts ............................................................         166
Funding 2 available revenue receipts ..............................................................         156
Funding 2 bank account agreement ..................................................................         279
Funding 2 bank accounts ...........................................................................         155
Funding 2 basis rate swap agreement ...............................................................         279
Funding 2 basis rate swap excluded termination amount .............................................         279
Funding 2 basis rate swap provider ................................................................          15
Funding 2 basis rate swaps ........................................................................         192
Funding 2 cash accumulation ledger ................................................................         165
Funding 2 cash accumulation ledger amount .........................................................         170
Funding 2 charged property ........................................................................         279
Funding 2 deed of charge ..........................................................................         279
Funding 2 GIC account .............................................................................         155
Funding 2 GIC provider ............................................................................         279
Funding 2 guaranteed investment contract ..........................................................         279



                                                   301

Funding 2 intercompany loan .......................................................................         279
Funding 2 intercompany loan agreement .............................................................         280
Funding 2 intercompany loan enforcement notice ....................................................         280
Funding 2 intercompany loan event of default ......................................................    154, 280
Funding 2 liquidity facility ......................................................................         280
Funding 2 liquidity facility principal payment ....................................................         280
Funding 2 liquidity facility provider .............................................................         280
Funding 2 liquidity facility subordinated amounts .................................................         280
Funding 2 liquidity reserve fund ..................................................................         280
Funding 2 liquidity reserve ledger ................................................................         280
Funding 2 liquidity reserve principal payment .....................................................         186
Funding 2 liquidity reserve rating event ..........................................................         185
Funding 2 liquidity reserve required amount .......................................................         186
Funding 2 post-enforcement priority of payments ...................................................         176
Funding 2 pre-enforcement principal priority of payments ..........................................         167
Funding 2 pre-enforcement revenue priority of payments ............................................         157
Funding 2 principal deficiency ledger .............................................................         280
Funding 2 principal ledger ........................................................................         280
Funding 2 priority of payments ....................................................................         280
Funding 2 program date ............................................................................          23
Funding 2 reserve fund ............................................................................         184
Funding 2 reserve fund threshold ..................................................................         280
Funding 2 reserve ledger ..........................................................................         155
Funding 2 reserve principal payment ...............................................................         184
Funding 2 reserve required amount .................................................................         185
Funding 2 security ................................................................................         281
Funding 2 security trustee ........................................................................          14
Funding 2 swap collateral accounts ................................................................         281
Funding 2 transaction account .....................................................................         155
Funding 2 transaction documents ...................................................................         281
Funding beneficiaries .............................................................................          33
Funding GIC Account ...............................................................................         278
Funding intercompany loans ........................................................................         119
Funding issuing entities ..........................................................................         278
Funding priority of payments ......................................................................         278
Funding reserve fund ..............................................................................         278
Funding security ..................................................................................         278
Funding security trustees .........................................................................         278
further advance ...................................................................................          91
further contribution ..............................................................................         134
further draw capacity .............................................................................         140
further draws .....................................................................................          84
further mortgage loan .............................................................................         281
further mortgage portfolio ........................................................................          80
global note certificates ..........................................................................          59
Glossary ..........................................................................................          62
GPCH Limited - Post-enforcement call option .......................................................          23
Granite Program ...................................................................................          23
heritable creditor ................................................................................         103
holder ............................................................................................         220
Holdings ..........................................................................................          10
Housing Indices ...................................................................................         106
IFRS ..............................................................................................          60
in arrears ........................................................................................         110
individual note certificates ......................................................................          59
individual savings accounts .......................................................................          85



                                                   302

initial closing date ..............................................................................           6
initial contribution ..............................................................................         134
initial mortgage portfolio ........................................................................          80
initial purchase price ............................................................................         282
initial trust property ............................................................................         282
insolvency event ..................................................................................         282
intends ...........................................................................................           2
interest amount ...................................................................................         226
interest commencement date ........................................................................         284
interest determination date .......................................................................         284
interest period ...................................................................................         284
interest-only .....................................................................................      84, 85
interim calculation period ........................................................................         134
investment plan ...................................................................................         284
IRS ...............................................................................................     61, 254
ISAs ..............................................................................................          85
ISDA definitions ..................................................................................         284
ISDA rate .........................................................................................         224
issuance fees .....................................................................................         284
Issuance of notes .................................................................................  43, 44, 72
Issuance of notes - issuance ......................................................................     15, 170
issuance tests ....................................................................................          75
issuer account bank ...............................................................................          14
issuer arrears test ...............................................................................         171
issuer available principal receipts ...............................................................         174
Issuer available revenue receipts .................................................................         159
issuer bank account agreement .....................................................................         284
issuer cash management agreement ..................................................................         285
issuer cash manager ...............................................................................          14
issuer deed of charge .............................................................................         285
Issuer enforcement notice .........................................................................         285
issuer expenses sub-ledger ........................................................................         160
issuer GIC account ................................................................................         201
issuer GIC provider ...............................................................................         285
issuer guaranteed investment contract .............................................................         285
issuer pre-enforcement principal priority of payments .............................................         175
issuer pre-enforcement revenue priority of payments ...............................................         160
issuer principal ledger ...........................................................................         285
issuer priority of payments .......................................................................         285
issuer reserve fund ...............................................................................         182
issuer reserve ledger .............................................................................         183
issuer reserve minimum amount .....................................................................         183
issuer reserve principal payment ..................................................................         183
issuer reserve required amount ....................................................................         183
issuer reserve requirement ........................................................................         171
issuer revenue ledger .............................................................................         160
issuer secured creditors ..........................................................................         285
issuer security ...................................................................................         285
issuer security trustee ...........................................................................          14
issuer swap .......................................................................................         193
issuer swap agreement .............................................................................         193
issuer swap agreements ............................................................................         285
issuer swap collateral accounts ...................................................................         286
issuer swap excluded termination amount ...........................................................         286
issuer swap providers .............................................................................         286
issuer transaction account ........................................................................         201



                                                   303

issuing entity ....................................................................................      13, 62
lender ............................................................................................          89
lending criteria ..................................................................................          13
LIBOR .............................................................................................         286
Listing and general information ...................................................................         296
Lloyds TSB ........................................................................................         117
loan payment date .................................................................................         286
loan to value ratio ...............................................................................         286
loan tranche ......................................................................................           6
loan tranche A ....................................................................................         170
loan tranche ratings ..............................................................................         151
loan tranche supplement ...........................................................................         286
loan tranches .....................................................................................           6
London business day ...............................................................................         286
London Stock Exchange .............................................................................          16
losses ............................................................................................          28
low-start flexible fixed rate mortgage loans ......................................................          83
LTV ratio .........................................................................................         286
Mandate holders ...................................................................................          96
mark to market election ...........................................................................         257
Market ............................................................................................          16
master definitions schedule .......................................................................         287
maximum rate of interest ..........................................................................         287
may ...............................................................................................           2
MCoB ..............................................................................................          53
MIG policy ........................................................................................         102
minimum rate of interest ..........................................................................         287
minimum seller share ..............................................................................         139
Money market notes ................................................................................          21
monthly CPR .......................................................................................         165
monthly payment date ..............................................................................     38, 287
Moody's ...........................................................................................          16
Moody's portfolio variation test ..................................................................         287
Moody's portfolio variation test value ............................................................         287
mortgage ..........................................................................................     81, 103
mortgage account ..................................................................................          81
mortgage conditions ...............................................................................         287
mortgage deed .....................................................................................         287
mortgage loan .....................................................................................         287
mortgage loan files ...............................................................................         288
mortgage portfolio ................................................................................          80
mortgage related security .........................................................................    264, 288
mortgage sale agreement ...........................................................................         288
mortgaged property ................................................................................         288
mortgagee .........................................................................................         103
mortgages trust ...................................................................................     27, 132
mortgages trust allocation of revenue receipts ....................................................         141
mortgages trust deed ..............................................................................           6
mortgages trustee .................................................................................          13
Mortgages trustee available revenue receipts ......................................................         140
mortgages trustee bank accounts ...................................................................          27
mortgages trustee GIC account .....................................................................          27
mortgages trustee GIC provider ....................................................................         288
mortgages trustee guaranteed investment contract ..................................................         288
mortgages trustee principal receipts ..............................................................         288
mortgages trustee retained principal receipts .....................................................         145



                                                   304

mortgages trustee transaction account .............................................................         288
N(m) ..............................................................................................          52
new mortgage loans ................................................................................         288
new mortgage portfolio ............................................................................         288
new related security ..............................................................................         289
new trust property ................................................................................         289
new UK GAAP .......................................................................................          60
non-asset trigger event ...........................................................................     22, 143
non-cash re-draw ..................................................................................      90, 91
non-cash re-draws .................................................................................          83
non-performing mortgage loan ......................................................................         112
NORMIC ............................................................................................          67
Northern Rock .....................................................................................          13
note certificate ..................................................................................         220
note certificates .................................................................................          59
note determination date ...........................................................................         229
note event of default .............................................................................         233
note payment date .................................................................................         289
note principal payment ............................................................................         229
note trustee ......................................................................................          14
noteholder ........................................................................................         220
noteholders .......................................................................................         289
notes ............................................................................................. 15, 62, 219
NR start-up loan agreement ........................................................................         190
NRG ...............................................................................................          67
official list .....................................................................................          16
OFT ...............................................................................................          54
OID ...............................................................................................         255
OID regulations ...................................................................................         255
Ombudsman .........................................................................................          58
original bullet loan tranche ......................................................................         289
original bullet redemption note ...................................................................         289
original pass-through loan tranche ................................................................         289
overpayments ledger ...............................................................................         197
parties in interest ...............................................................................         260
pass-through loan tranche .........................................................................         289
pass-through notes ................................................................................         289
pass-through requirement ..........................................................................         165
pass-through trigger event ........................................................................          40
paying agent and agent bank agreement .............................................................         289
paying agents .....................................................................................     14, 214
payment business day ..............................................................................         290
pension policy ....................................................................................          85
PEPs ..............................................................................................          85
permitted product switch ..........................................................................         124
permitted redemption date .........................................................................         290
permitted replacement mortgage loan ...............................................................         125
personal equity plans .............................................................................          85
personal secured loans ............................................................................          84
PFIC ..............................................................................................         257
Plan Asset Regulation .............................................................................         261
Plans .............................................................................................         260
post-enforcement call option agreement ............................................................          71
post-enforcement call option holder ...............................................................      23, 71
pounds sterling ...................................................................................          62
previous mortgages trustee GIC Provider ...........................................................         290



                                                   305

principal amount outstanding ......................................................................         290
principal ledger ..................................................................................         197
principal paying agent ............................................................................     14, 214
principal receipts ................................................................................         290
product switch ....................................................................................          95
programme agreement ...............................................................................         291
programme reserve required amount .................................................................         183
programme reserve required percentage .............................................................         183
programme resolution ..............................................................................         241
properties in possession policy ...................................................................         102
prospectus ........................................................................................         291
prospectus rules ..................................................................................         291
prospectus supplement .............................................................................         291
PTCE ..............................................................................................         260
publicly-offered security .........................................................................         261
QEF election ......................................................................................         257
qualified professional asset manager ..............................................................         260
qualified stated interest .........................................................................         255
qualifying corporate bonds ........................................................................         252
rate of interest ..................................................................................         291
rates of interest .................................................................................         291
rating agencies ...................................................................................         291
re-draws ..........................................................................................          27
re-fix ............................................................................................          95
re-fixed mortgage loan ............................................................................         291
Recast Banking Consolidation Directive ............................................................          23
receiver ..........................................................................................         291
recognized stock exchange .........................................................................         251
record date .......................................................................................         232
redemption amount .................................................................................         231
Reg S notes .......................................................................................         291
registered land ...................................................................................         291
registrants .......................................................................................           3
registrar and transfer agent ......................................................................          14
regulated mortgage contract .......................................................................          52
regulated personal secured loan ...................................................................          84
reinstatement .....................................................................................         291
related security ..................................................................................         291
relevant deposit amount ...........................................................................         291
relevant distribution date ........................................................................         135
relevant entity ...................................................................................    282, 283
relevant recalculation date .......................................................................         136
relevant screen page ..............................................................................         293
repayment .........................................................................................          84
repayment mortgage loan ...........................................................................          48
repayment requirement .............................................................................         165
reset date ........................................................................................         225
resolution ........................................................................................         239
revenue ledger ....................................................................................         197
revenue receipts ..................................................................................         293
revenue shortfall .................................................................................         293
Rules for application of Funding 2 available revenue receipts .....................................         156
scheduled amortization installment ................................................................         293
scheduled redemption dates ........................................................................         293
scheduled redemption notes ........................................................................         293
scheduled repayment dates .........................................................................         293



                                                   306

scheduled repayment loan installment ..............................................................         293
scheduled repayment loan tranche ..................................................................         294
scheduled repayment requirement ...................................................................         166
Scottish assets ...................................................................................         294
Scottish mortgage .................................................................................          81
Scottish mortgage loan ............................................................................          81
SEC ...............................................................................................           3
secured property ..................................................................................         248
Securities Act ....................................................................................          15
Security for Funding 2's obligations .............................................................. 47, 73, 147
Security for Funding 2's obligations - Nature of security - fixed charge or
floating charge ...................................................................................         208
Security for the issuing entity's obligations .....................................................     73, 285
security trustee ..................................................................................         294
seller ............................................................................................          13
seller arranged insurer ...........................................................................         100
seller share event ................................................................................         143
seller share event distribution date ..............................................................         143
seller's policy ...................................................................................         294
seller's standard variable rate ...................................................................          88
series ............................................................................................          62
series and class ..................................................................................          62
servicer ..........................................................................................          13
servicer termination event ........................................................................         119
short-term obligations ............................................................................         256
should ............................................................................................           2
special distribution ..............................................................................         294
specified currency exchange rate ..................................................................         294
specified denomination ............................................................................         294
sponsor ...........................................................................................          13
stand-by GIC provider .............................................................................         294
Standard & Poor's .................................................................................          16
standard variable rate mortgage loans .............................................................          81
start-up loan provider ............................................................................         190
start-up loan tranche .............................................................................         190
step-up date ......................................................................................    229, 294
sterling ..........................................................................................          62
sterling equivalent ...............................................................................         295
Structural diagram of the securitisation transaction ..............................................          72
Structural diagram of the securitization transaction ..............................................           6
sub-class .........................................................................................         295
subscription agreement ............................................................................         295
subsidiary ........................................................................................         295
substantial equity features .......................................................................         261
Summary of prospectus .............................................................................       7, 72
swap agreements ...................................................................................         192
swap collateral ...................................................................................         295
swap collateral account ...........................................................................         295
swap collateral ancillary document ................................................................         295
swap downgrade event ..............................................................................         194
swap early termination event ......................................................................         194
swap provider default .............................................................................         295
swap providers ....................................................................................         296
swap replacement premium ..........................................................................         296
swap termination payment ..........................................................................         296
swap transactions .................................................................................         296



                                                   307

target reserve required amount ....................................................................         185
Taxes Act .........................................................................................         251
The cut-off date mortgage portfolio ...............................................................          36
The issuing entity ................................................................................          61
The notes .........................................................................................          75
third party amounts ...............................................................................         141
tier ..............................................................................................         296
title deeds .......................................................................................         296
Together Connections ..............................................................................          93
Together Connections Benefit ......................................................................          82
Together Connections fixed ........................................................................          93
Together Connections Interest .....................................................................          82
Together Connections mortgage loans ...............................................................          82
Together Connections variable .....................................................................          93
Together discount tracker .........................................................................          92
Together fixed ....................................................................................          92
Together fixed for life ...........................................................................          92
Together flexible .................................................................................          92
Together mortgage loans ...........................................................................      81, 92
Together stepped tracker ..........................................................................          93
Together variable .................................................................................          92
tracker rate mortgage loans .......................................................................          84
transaction documents .............................................................................         296
transfer of equity ................................................................................         296
trigger event .....................................................................................     22, 143
trust calculation period ..........................................................................         296
trust deed ........................................................................................         296
trust determination date ..........................................................................         296
Trust Indenture Act ...............................................................................         212
trust property ....................................................................................         132
trust property calculation adjustments ............................................................         135
UK Listing Authority ..............................................................................         296
unauthorized underpayment .........................................................................          90
underpayment ......................................................................................     86, 296
underwriters ......................................................................................         297
Underwriting ......................................................................................          17
underwriting agreement ............................................................................         297
unit trusts .......................................................................................          85
United Kingdom ....................................................................................         297
United States person ..............................................................................         255
unpaid interest ...................................................................................         297
unregistered land .................................................................................         297
unregulated personal secured loan .................................................................          84
us ................................................................................................      13, 62
US dollars ........................................................................................          62
US federal income tax counsel .....................................................................         254
US global note certificates .......................................................................         214
US holder .........................................................................................         254
US notes ..........................................................................................          16
US paying agent ...................................................................................          14
US$ ...............................................................................................          62
USD ...............................................................................................          62
UTCCR .............................................................................................          56
variable mortgage rate ............................................................................         297
variable rate mortgage loan .......................................................................         297
VAT ...............................................................................................          30



                                                   308

W .................................................................................................         140
W-8BEN ............................................................................................         258
WAFF ..............................................................................................         127
WALS ..............................................................................................         127
we ................................................................................................      13, 62
weighted average Funding 2 share percentage .......................................................         138
weighted average Funding share percentage .........................................................         138
x .................................................................................................    109, 140
y .................................................................................................    109, 140
you ...............................................................................................          13
Z .................................................................................................         140
zero coupon notes .................................................................................          20

                                                   309

                    REGISTERED OFFICE OF THE ISSUING ENTITY
                           Granite Master Issuer plc
                                  Fifth Floor
                                100 Wood Street
                                London EC2V 7EX

                   SPONSOR, ORIGINATOR, SELLER AND SERVICER
                               Northern Rock plc
                              Northern Rock House
                                   Gosforth
                              Newcastle upon Tyne
                                   NE3 4PL

            NOTE TRUSTEE AND                   PRINCIPAL PAYING AGENT, COMMON
            SECURITY TRUSTEE                       DEPOSITARY AND REGISTRAR
          The Bank of New York                  Citibank, N.A., London Branch
              40th Floor                       Citigroup Centre, Canada Square
           One Canada Square                             Canary Wharf
             London E14 5AL                             London E14 5LB

            US PAYING AGENT
     Citibank, N.A., London Branch                        AGENT BANK
               14th Floor                         Citibank, N.A., London Branch
          388 Greenwich Street                   Citigroup Centre, Canada Square
        New York, New York 10013                         Canary Wharf
                                                        London E14 5LB

         LEGAL ADVISERS TO NORTHERN ROCK PLC IN ITS VARIOUS CAPACITIES

            as to English and US law                     as to Scots Law
             Sidley Austin (UK) LLP                      Tods Murray LLP
               Woolgate Exchange                         Edinburgh Quay,
             25 Basinghall Street                      133 Fountainbridge,
                London EC2V 5HA                         Edinburgh EH3 9AG

      LEGAL ADVISERS TO THE UNDERWRITERS, THE DEALERS, THE NOTE TRUSTEE,
        THE ISSUER SECURITY TRUSTEE AND THE FUNDING 2 SECURITY TRUSTEE

             as to English and US law                   as to Scots Law
                 Allen & Overy LLP                      Dundas & Wilson
                One Bishops Square                       Saltire Court
                  London E1 6AO                        20 Castle Terrace
                                                       Edinburgh EH1 2EN

                    LEGAL ADVISERS TO THE MORTGAGES TRUSTEE
                               as to Jersey law
                            Mourant du Feu & Jeune
                              4 Royal Mint Court
                               London EC3N 4HJ

                               ARRANGERS
  Barclays Bank PLC      Citigroup Global Markets    Merrill Lynch International
5 The North Colonnade           Limited                  2 King Edward Street
   Canary Wharf             Citigroup Centre               London EC1A 1HQ
  London E14 4BB             Canary Wharf
                            London E14 5LB



                               imprima -- C95518

Through and including [o], 2007, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                           Granite Master Issuer plc


                  $[o] series 2007-1 callable class 1A1 notes

                  $[o] series 2007-1 callable class 2A1 notes

                  $[o] series 2007-1 callable class 3A1 notes

                  $[o] series 2007-1 callable class 4A1 notes

                  $[o] series 2007-1 callable class 1B1 notes

                  $[o] series 2007-1 callable class 2B1 notes

                  $[o] series 2007-1 callable class 1M1 notes

                  $[o] series 2007-1 callable class 2M1 notes

                  $[o] series 2007-1 callable class 1C1 notes

                  $[o] series 2007-1 callable class 2C1 notes





             ----------------------------------------------------

                                  PROSPECTUS
                                  SUPPLEMENT

             ----------------------------------------------------






                               Lead Underwriters

         Citigroup               Deutsche Bank              Morgan Stanley


                                 Underwriters

      Barclays Capital             JPMorgan                 Lehman Brothers
       Merrill Lynch                                      UBS Investment Bank













                               January [o], 2007